UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

(Amendment No. 1)

________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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SPORTS VENTURES ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED MAY 9, 2022

PROXY STATEMENT FOR
EXTRAORDINARY GENERAL MEETING OF
SPORTS VENTURES ACQUISITION CORP.
(A CAYMAN ISLANDS EXEMPTED COMPANY)

The board of directors of Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“SVAC”), has unanimously approved (i) the business combination of SVAC and Prime Focus World N.V., a public limited liability company incorporated in The Netherlands (“DNEG”), pursuant to the terms of the Business Combination Agreement dated January 25, 2022 (as it may be amended from time to time, the “Business Combination Agreement”) by and among SVAC, DNEG, PF Overseas Limited, a limited liability company incorporated in Mauritius (“PF Overseas”), Prime Focus 3D Cooperatief U.A., a Dutch cooperative association (“Dutch Co-op”) and AKICV LLC, a Delaware limited liability company (“Sponsor”), as more fully described elsewhere in this proxy statement (the “Business Combination”); and (ii) the other transactions contemplated by the Business Combination Agreement and documents related thereto.

As a result of and upon the effective time of the Business Combination, among other things, (i) SVAC and the stockholders of DNEG (the “DNEG Stockholders”) shall consummate the “Company Exchange,” pursuant to which SVAC shall acquire from the DNEG Stockholders, and the DNEG Stockholders shall transfer to SVAC, all of the DNEG Capital Stock outstanding as of immediately prior to such company exchange, and each DNEG Stockholder shall receive, in consideration for such transfer of each share of DNEG Capital Stock, a number of Class A ordinary shares of SVAC, par value $0.0001 per share (“SVAC Class A Ordinary Shares”), equal to such DNEG Stockholder’s portion of the consideration to which such DNEG Stockholder is entitled in accordance with the Business Combination Agreement and as set forth in the allocation statement to be delivered pursuant thereto (together, the “Company Exchange” and the time at which the Company Exchange actually occurs the, “Company Exchange Effective Time”).

Effective as of the Company Exchange Effective Time, each option (a “DNEG Option”) to purchase ordinary shares I of DNEG (“DNEG Ordinary Shares I”) or ordinary shares II of DNEG (“DNEG Ordinary Shares II”) that is outstanding and not exercised as of immediately prior to the Company Exchange Effective Time, whether or not vested or exercisable, shall automatically be converted into an option to acquire SVAC Class A Ordinary Shares (a “Converted SVAC Option”). Each such Converted SVAC Option shall (i) cover a number of SVAC Class A Ordinary Shares determined by multiplying (A) the number of DNEG Ordinary Shares subject to the underlying DNEG Option immediately prior to the Company Exchange Effective Time by (B) the Exchange Ratio (as defined in the Business Combination Agreement), which product shall be rounded down to the nearest whole number of shares, and (ii) have an exercise price per share in U.S. Dollars determined by dividing the exercise price per share of the underlying DNEG Option immediately prior to the Company Exchange Effective Time by the Exchange Ratio, which quotient shall be rounded up to the nearest whole cent. As of the Company Exchange Effective Time, all DNEG Options shall cease to be outstanding and each option holder of DNEG shall cease to have any rights with respect to such DNEG Options, except with respect to the resulting Converted SVAC Options.

The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the stockholders of SVAC and of DNEG, (ii) expiration or termination of any waiting period under applicable regulatory laws, (iii) the absence of any law or order enjoining or prohibiting the Business Combination, (iv) the absence of any event or circumstance having a material adverse effect, as defined in the Business Combination Agreement, (v) that SVAC have at least $5,000,001 of net tangible assets upon Closing (as hereinafter defined), (vii) receipt of approval for listing on Nasdaq the SVAC Class A Ordinary Shares to be issued in connection with the Business Combination, and (vii) the bring down of representations, warranties and covenants of the other party, subject to certain materiality qualifiers.

Other conditions to DNEG’s obligations to consummate the Business Combination include, among others, that as of the closing of the Business Combination (the “Closing”), (i) SVAC shall have available cash equal to or greater than to $350 million and (ii) any transactions required by the Backstop Agreement, dated January 25, 2022, among SVAC, DNEG and Sponsor (the “Backstop Agreement”) shall have been consummated pursuant to its terms.

The units of SVAC issued in connection with its initial public offering (the “IPO”), which units are comprised of one share of SVAC Class A Ordinary Shares and one-third of one SVAC Warrant (the “SVAC Warrants”) to acquire one SVAC Class A Ordinary Share (the “SVAC Units”), and the outstanding SVAC Class A Ordinary Shares are registered pursuant to Section 12(b) of the Securities Exchange Act and are listed for trading on Nasdaq under the symbols “AKICU” (with respect to the SVAC Units), “AKIC” (with respect to the SVAC Class A Ordinary Shares) and “AKICW” (with respect to the SVAC Warrants).

This proxy statement provides shareholders of SVAC with detailed information about the proposed Business Combination and other matters to be considered at the extraordinary general meeting of SVAC. We encourage you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in the section entitled “Risk Factors” beginning on page 35 of this proxy statement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement is dated             , 2022, and is first being mailed to SVAC’s shareholders on or about             , 2022.

SUBJECT TO COMPLETION, DATED MAY 9, 2022

SPORTS VENTURES ACQUISITION CORP.

A Cayman Islands Exempted Company
(Company Number 366462)
9705 Collins Ave 1901N
Bal Harbour, FL 33154

Dear Sports Ventures Acquisition Corp. Shareholders:

You are cordially invited to attend the extraordinary general meeting (the “extraordinary general meeting”) of Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“SVAC”), at             , Eastern Time, on             , 2022, at the offices of              located at              and virtually or telephonically via live webcast at             , or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. While as a matter of Cayman Islands law we are required to have a physical location for the meeting, we are pleased to utilize virtual or telephonic shareholder meeting technology to (i) provide ready access and cost savings for holders of SVAC ordinary shares (“SVAC Shareholders”) and SVAC, and (ii) to promote social distancing pursuant to guidance provided by the CDC and the SEC due to COVID-19. The virtual meeting format allows attendance from any location in the world at the time and date designated above.

At the extraordinary general meeting, SVAC Shareholders will be asked to consider and vote upon a proposal to approve and adopt the Business Combination Agreement dated January 25, 2022 (as it may be amended from time to time, the “Business Combination Agreement”) by and among SVAC, DNEG, PF Overseas, Dutch Co-op and Sponsor, a copy of which is attached to this proxy statement as Annex A. The Business Combination provides for, among other things, the business combination of SVAC and DNEG, in accordance with the terms and subject to the conditions of the Business Combination as more fully described elsewhere in this proxy statement (the “BCA Proposal”). The equity value of DNEG in the Business Combination is approximately $1.321 billion. In connection with the consummation of the Business Combination, SVAC will change its name to “DNEG, Inc.” (referred to herein as “New DNEG”). New DNEG will be a controlled company within the meaning of the corporate governance standards of Nasdaq and will not be subject to certain Nasdaq corporate governance standards, including the requirement of a majority of independent directors. For at least some period following the Business Combination, New DNEG may utilize these exemptions since the SVAC Board has not yet made a determination with respect to the independence of any directors.

Regardless of how many shares you own, your vote is very important. Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the extraordinary general meeting.

You will also be asked to consider and vote upon (1) a proposal to approve material amendments to SVAC’s Amended and Restated Memorandum and Articles of Association, a copy of which is attached to this proxy statement as Annex B (as amended in connection with the Business Combination the “Proposed Organizational Documents”), (2) a proposal to appoint              directors who, upon consummation of the Business Combination, will be the directors of New DNEG (the “Director Appointment Proposal”), (3) a proposal to approve for purposes of complying with the applicable provisions of NASDAQ Listing Rule 5635, the issuance of New DNEG common stock to (a) the DNEG Stockholders pursuant to the Business Combination Agreement, (b) the PIPE Investors (as hereinafter defined), including Sponsor Related PIPE Investors (as hereinafter defined), pursuant to the PIPE Subscription Agreements and (c) Sponsor pursuant to the Backstop Agreement (the “Share Issuance Proposal”) (4) a proposal to approve and adopt the 2022 Stock Option and Incentive Plan (as hereinafter defined) (the “Incentive Plan Proposal”), and (5) a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”). The Business Combination will be consummated only if the BCA Proposal, the Organizational Documents Proposal, the Director Appointment Proposal, the Share Issuance Proposal and the Incentive Plan Proposal (collectively, the “Condition Precedent Proposals”) are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement, which each shareholder is encouraged to read carefully and in its entirety.

In connection with the Business Combination, certain related agreements have been or will be entered into in connection with the Closing of the Business Combination (the “Closing Date”), including (i) the Sponsor Support Agreement, dated as of January 25, 2022, a copy of which is attached to this proxy statement as Annex C (the “Sponsor Support Agreement”), (ii) the Stockholder Support Agreements (as hereinafter defined), (iii) the Backstop Agreement, pursuant to which Sponsor has agreed to purchase additional SVAC Class A Ordinary Shares to fund a shortfall in the Minimum Cash Condition (as hereinafter defined), (iv) the Amended and Restated Registration Rights Agreement (as hereinafter defined) and (v) the PIPE Subscription Agreements.

As a result of and upon the effective time of the Business Combination, among other things, SVAC and the DNEG Stockholders shall consummate the “Company Exchange,” pursuant to which SVAC shall acquire from the DNEG Stockholders, and the DNEG Stockholders shall transfer to SVAC, all of the ordinary and preferred shares of DNEG (the “DNEG Shares”) outstanding as of immediately prior to the Company Exchange, and each DNEG Stockholder shall receive, in consideration for such transfer of each DNEG Share, a number of SVAC Class A Ordinary Shares equal to such DNEG Stockholder’s portion of the consideration to which such DNEG Stockholder is entitled in accordance with the Business Combination Agreement and as set forth in the allocation statement to be delivered pursuant thereto (together, the “Company Exchange” and the time at which the Company Exchange actually occurs the, “Company Exchange Effective Time”). The Exchange Ratio (as hereinafter defined) is expected to equal approximately 22.8882 SVAC Class A Ordinary shares for each DNEG share. Upon the Closing, the DNEG Stockholders will hold approximately 72% of New DNEG.

Pursuant to SVAC’s memorandum and articles of association, a holder of SVAC’s public shares (a “public SVAC shareholder”) may request that SVAC redeem all or a portion of its public shares for cash in connection with the completion of the Business Combination. Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company (“Continental”), SVAC’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. To the extent a holder of SVAC Units elects to separate such SVAC Units into underlying SVAC Class A Ordinary Shares and SVAC Warrants prior to exercising redemption rights with respect to such SVAC Class A Ordinary Shares, such holder’s redemption rights would apply in respect of the underlying SVAC Class A Ordinary Shares. Public SVAC shareholders may elect to redeem their public shares even if they vote “for” the BCA Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public SVAC shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, SVAC will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the SVAC’s Trust Account set up in connection with the IPO (the “Trust Account”) as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to SVAC. For illustrative purposes, as of December 31, 2021, based on funds in the Trust Account of approximately $230 million, this would have amounted to approximately $10.00 per outstanding public share. If a public SVAC shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. There are currently no owed but unpaid income taxes on the funds in the Trust Account. However, the proceeds deposited in the Trust Account could become subject to the claims of SVAC’s creditors, if any, which would have priority over the claims of SVAC Shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to SVAC shareholders electing to redeem their shares shall be distributed promptly after the consummation of the Business Combination.

Sponsor and each director and officer of SVAC have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby, and to waive their redemption rights (without any consideration provided in exchange for such waiver) in connection with the consummation of the Business Combination with respect to any SVAC Ordinary Shares (as defined below) held by them, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement. Sponsor owns approximately 19.6% of SVAC’s outstanding ordinary shares, consisting of 5,750,000 Class B ordinary shares of SVAC, par value $0.0001 per share (the “SVAC Class B Ordinary Shares” and together with the SVAC Class A Ordinary Shares, the “SVAC Ordinary Shares”). In addition, certain affiliates of Sponsor hold an additional 660,000 SVAC Class A Ordinary Shares, in the aggregate, representing an additional approximately 2.2% of the outstanding SVAC Ordinary Shares. Such affiliates intend to vote all of such shares, along with any other SVAC Ordinary Shares that they may subsequently acquire, in favor of the Business Combination and the other proposals set forth in this proxy statement. The SVAC Ordinary Shares held by Sponsor and its affiliates will be excluded from the pro rata calculation used to determine the per share redemption price.

Notwithstanding the foregoing, a public SVAC shareholder, together with any affiliate of such public SVAC shareholder or any other person with whom such public SVAC shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public SVAC shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Each redemption of SVAC Class A Ordinary Shares by public SVAC shareholders will decrease the amount in the Trust Account, which held total assets of approximately $230 million as of December 31, 2021, which SVAC intends to use for the purposes of consummating the Business Combination within the time period described in this proxy statement and to pay approximately $8.1 million in deferred underwriting commissions to the underwriters of the IPO. SVAC will not consummate the Business Combination if the redemption of SVAC’s public shares would result in SVAC’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) of less than $5,000,001.

The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in this proxy statement (including the approval of the Business Combination Agreement and the transactions contemplated thereby, by the affirmative vote or written consent of the holders of at least a majority of the voting power of the outstanding SVAC Ordinary Shares voting as a single class and on an as-converted basis). There can be no assurance that the parties to the Business Combination Agreement would waive any such condition, to the extent waivable.

Concurrent with entering the Business Combination Agreement, SVAC entered into PIPE Subscription Agreements with the PIPE Investors which, if completed, are expected to yield $168 million in gross proceeds for SVAC.

SVAC is providing this proxy statement and accompanying proxy card to SVAC’s shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments of the extraordinary general meeting. Information about the extraordinary general meeting, the Business Combination and other related business to be considered by SVAC’s shareholders at the extraordinary general meeting is included in this proxy statement. Whether or not you plan to attend the extraordinary general meeting, all of SVAC’s shareholders are urged to read this proxy statement, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 35 of this proxy statement.

After careful consideration, the board of directors of SVAC has unanimously approved the Business Combination and unanimously recommends that shareholders vote “FOR” adoption of the Business Combination Agreement, and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to SVAC’s shareholders in this proxy statement. When you consider the recommendation of these proposals by the board of directors of SVAC, you should keep in mind that SVAC’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder.

The approval of the Organizational Documents Proposal requires the affirmative vote of holders of at least two-thirds of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The BCA Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of a majority of the SVAC Ordinary Shares present and entitled to vote at the extraordinary general meeting, who vote at the extraordinary meeting. The Director Appointment Proposal requires the affirmative vote of a majority of the outstanding SVAC Class B Ordinary Shares cast by holders of SVAC’s Class B Ordinary Shares who are present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Holders of SVAC Class A Ordinary Shares have no right to vote on the election, removal or replacement of any director.

Regardless of how many shares you own, your vote is very important.    Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the extraordinary general meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting. If you are a shareholder of record and you attend the extraordinary general meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORMS TO SVAC’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORMS BY EITHER DELIVERING YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORMS TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of SVAC’s board of directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

Alan Kestenbaum Chief Executive Officer and Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement is dated             , 2022 and is first being mailed to shareholders on or about             , 2022.

SUBJECT TO COMPLETION, DATED MAY 9, 2022

SPORTS VENTURES ACQUISITION CORP.

A Cayman Islands Exempted Company
(Company Number 366462)
9705 Collins Ave 1901N
Bal Harbour, FL 33154

NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON             , 2022

TO THE SHAREHOLDERS OF SPORTS VENTURES ACQUISTITION CORP.

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “extraordinary general meeting”) of Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“SVAC”), at             , Eastern Time, on             , 2022, at the offices of              located at             , and virtually via live webcast at            , or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. You are cordially invited to attend the extraordinary general meeting, which will be held for the following purposes:

•        Proposal No. 1 — The BCA Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Business Combination Agreement, dated as of January 25, 2022, (as it may be amended from time to time, the “Business Combination Agreement”), by and among SVAC, DNEG, PF Overseas, Dutch Co-op and Sponsor, a copy of which is attached to this proxy statement as Annex A. The Business Combination Agreement provides for, among other things, the business combination of SVAC and DNEG (the “Business Combination”), in accordance with the terms and subject to the conditions of the Business Combination Agreement as more fully described elsewhere in this proxy statement (the “BCA Proposal”);

•        Proposal No. 2 — Organizational Documents Proposal — to consider and vote upon the following proposals (the “Organizational Documents Proposal”) to approve by special resolution, the following material differences in SVAC’s amendment and restatement of its Memorandum and Articles of Association (the “Existing Organizational Documents”), in connection with the adoption of an amendment and restatement of the Existing Organizational Document (as amended in connection with the Business Combination, the “Proposed Organizational Documents”), which will be renamed “DNEG, Inc.” in connection with the Business Combination (SVAC after the Business Combination, is referred to herein as “New DNEG”): to authorize all other changes in connection with the amendment and restatement of the Memorandum and Articles of Association (a copy of which are attached to this proxy statement as Annex B), including (1) changing the corporate name from “Sports Ventures Acquisition Corp.” to “New DNEG” (2) making certain changes related to the governance of SVAC, and (3) removing certain provisions related to SVAC’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which SVAC’s board of directors believes is necessary to adequately address the needs of New DNEG after the Business Combination;

•        Proposal No. 3 — The Director Appointment Proposal — to consider and vote upon a proposal, assuming the BCA Proposal and the Organizational Documents Proposal are approved, to appoint              directors who, upon consummation of the Business Combination, will be the directors of New DNEG (the “Director Appointment Proposal”), provided that approval of the Director Appointment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the outstanding SVAC Class B Ordinary Shares cast by holders of SVAC’s Class B Ordinary Shares represented in person or by proxy and entitled to vote thereon, provided, further, that holders of SVAC Class A Ordinary Share have no right to vote on the appointment, removal or replacement of any director;

•        Proposal No. 4 — The Share Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of New DNEG Ordinary Shares to (a) the DNEG Stockholders pursuant to the Business Combination Agreement, (b) the PIPE Investors, including Sponsor Related PIPE Investors, pursuant to the PIPE Subscription Agreements, and (c) Sponsor pursuant to the Backstop Agreement (the “Share Issuance Proposal”);

•        Proposal No. 5 — The Incentive Plan Proposal — to consider and vote upon a proposal (the “Incentive Plan Proposal”) to approve by ordinary resolution, the 2022 Stock Option and Incentive Plan (the “2022 Plan”); and

•        Proposal No. 6 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”).

Each of Proposals No. 1 through 5 is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement.

These items of business are described in this proxy statement, which we encourage you to read carefully and in its entirety before voting.

Only holders of record of SVAC Ordinary Shares at the close of business on             , 2022 are entitled to notice of and to vote and have their votes counted at the extraordinary general meeting and any adjournment of the extraordinary general meeting.

This proxy statement and accompanying proxy card is being provided to SVAC’s shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournment of the extraordinary general meeting. Whether or not you plan to attend the extraordinary general meeting, all of SVAC’s shareholders are urged to read this proxy statement, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 35 of this proxy statement.

After careful consideration, the board of directors of SVAC has unanimously approved the Business Combination and unanimously recommends that shareholders vote “FOR” adoption of the Business Combination Agreement, and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to SVAC’s shareholders in this proxy statement. When you consider the recommendation of these proposals by the board of directors of SVAC, you should keep in mind that SVAC’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No.1 — The BCA Proposal — Interests of SVAC’s Directors and Executive Officers in the Business Combination” in this proxy statement for a further discussion of these considerations.

Pursuant to SVAC’s memorandum and articles of association, a public SVAC shareholder may request that SVAC redeem all or a portion of its SVAC Ordinary Shares for cash if the Business Combination is consummated. As a holder of SVAC Ordinary Shares, you will be entitled to receive cash for any SVAC Ordinary Shares to be redeemed only if you:

(i)     (a) hold SVAC Ordinary Shares, or (b) if you hold SVAC Ordinary Shares through SVAC Units, elect to separate your SVAC Units into the underlying SVAC Class A Ordinary Shares and SVAC Warrants prior to exercising your redemption rights with respect to SVAC Ordinary Shares;

(ii)    submit a written request to Continental Stock Transfer & Trust Company (“Continental”), SVAC’s transfer agent, in which you (a) request that SVAC redeem all or a portion of your SVAC Ordinary Shares for cash, and (b) identify yourself as the beneficial holder of the SVAC Ordinary Shares and provide your legal name, phone number and address; and

(iii)   deliver share certificates (if any) and other redemption forms (as applicable) to Continental, SVAC’s transfer agent, physically or electronically through The Depository Trust Company.

Holders of SVAC Ordinary Shares must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 PM, Eastern time, on             , 2022 (two business days before the extraordinary general meeting) in order for their SVAC Ordinary Shares to be redeemed.

Holders of SVAC Units must elect to separate their SVAC Units into the underlying SVAC Class A Ordinary Shares and SVAC Warrants prior to exercising redemption rights with respect to the SVAC Ordinary Shares. If holders hold their SVAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the SVAC Units into the underlying shares and warrants, or if a holder holds SVAC Units registered in its own name, the holder must contact Continental, SVAC’s transfer agent, directly and instruct them to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares.

To the extent a holder of SVAC Units elects to separate such SVAC Units into underlying SVAC Class A Ordinary Shares and SVAC Warrants prior to exercising redemption rights with respect to such SVAC Ordinary Shares, such holder’s redemption rights would apply in respect of the underlying SVAC Ordinary Shares. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public SVAC shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, SVAC will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to SVAC.

For illustrative purposes, as of December 31, 2021, based on funds in the Trust Account of approximately $230 million, this would have amounted to approximately $10.00 per issued and outstanding public share. If a public SVAC shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. There are currently no owed but unpaid income taxes on the funds in the Trust Account. However, the proceeds deposited in the Trust Account could become subject to the claims of SVAC’s creditors, if any, which would have priority over the claims of SVAC Shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to SVAC Shareholders electing to redeem their shares shall be distributed promptly after the consummation of the Business Combination.

Sponsor and each director and officer of SVAC have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby, and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any SVAC Ordinary Shares held by them, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement. Sponsor owns approximately 19.6% of SVAC’s issued and outstanding ordinary shares, consisting of 5,750,000 SVAC Class B Ordinary Shares. In addition, certain affiliates of Sponsor hold an additional 660,000 SVAC Class A Ordinary Shares, in the aggregate, representing an additional approximately 2.2% of the issued and outstanding SVAC Ordinary Shares. Such affiliates intend to vote all of such shares, along with any other shares that they may subsequently acquire, in favor of the Business Combination and the other proposals set forth in this proxy statement. The SVAC Ordinary Shares held by Sponsor and its affiliates will be excluded from the pro rata calculation used to determine the per share redemption price.

A holder of SVAC Ordinary Shares, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), may not seek to have more than 15% of the aggregate shares redeemed without the consent of SVAC. Under SVAC’s memorandum and articles of association, the Business Combination may not be consummated if SVAC has net tangible assets of less than $5,000,001 either immediately prior to or upon consummation of the Business Combination after taking into account the redemption for cash of all public shares properly demanded to be redeemed by holders of SVAC Ordinary Shares.

Any request for redemption, once made by a holder of shares, may not be withdrawn once submitted to SVAC unless the Board of Directors of SVAC determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part).

Any corrected or changed written exercise of redemption rights must be received by Continental, SVAC’s transfer agent, prior to the vote taken on the BCA Proposal at the extraordinary general meeting. No request for redemption shall be honored unless the holder’s share certificates (if any) and other redemption forms (as applicable) have been delivered (either physically or electronically) to Continental, at least two business days prior to the vote at the extraordinary general meeting.

If you exercise your redemption rights, then you shall be exchanging your SVAC Ordinary Shares share certificates (if any) for cash and you will not hold such Class A Ordinary Shares upon consummation of the Business Combination.

If you are a holder of SVAC Ordinary Shares and you exercise your redemption rights, such exercise shall not result in the loss of any SVAC Warrants that you may hold.

Each redemption of SVAC Class A Ordinary Shares by public SVAC shareholders will decrease the amount in the Trust Account, which held total assets of approximately $230 million as of December 31, 2021, which SVAC intends to use for the purposes of consummating the Business Combination within the time period described in this proxy statement and to pay approximately $8.1 million in deferred underwriting commissions to the underwriters of SVAC’s IPO. SVAC will not consummate the Business Combination if the redemption of SVAC’s public shares would result in SVAC’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) of less than $5,000,001.

The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the stockholders of SVAC and of DNEG, (ii) expiration or termination of any waiting period under applicable regulatory laws, (iii) the absence of any law or order enjoining or prohibiting the Business Combination, (iv) the absence of any event or circumstance having a material adverse effect, as defined in the Business Combination Agreement, (v) that SVAC have at least $5,000,001 of net tangible assets upon Closing (as hereinafter defined), (vii) receipt of approval for listing on Nasdaq the SVAC Class A Ordinary Shares to be issued in connection with the Business Combination, and (vii) the bring down of representations, warranties and covenants of the other party, subject to certain materiality qualifiers.

Other conditions to DNEG’s obligations to consummate the Business Combination include, among others, that as of the closing of the Business Combination (the “Closing”), (i) SVAC shall have available cash equal to or greater than $350 million and (ii) any transactions required by the Backstop Agreement (as hereinafter defined) shall have been consummated pursuant to its terms.

The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in this proxy statement. There can be no assurance that the parties to the Business Combination Agreement would waive any condition, to the extent waivable.

New DNEG will be a controlled company within the meaning of the corporate governance standards of Nasdaq and will not be subject to certain Nasdaq corporate governance standards, including the requirement of a majority of independent directors. For at least some period following the Business Combination, New DNEG may utilize these exemptions since the SVAC Board has not yet made a determination with respect to the independence of any directors. For a description of the exemptions from Nasdaq’s corporate governance standards that are available to controlled companies, please see the section entitled “New DNEG Management After the Business Combination — Controlled Company Exemption.”

The approval of the Organizational Documents Proposal requires the affirmative vote of holders of at least two-thirds of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The BCA Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Director Appointment Proposal requires the affirmative vote of a majority of the outstanding SVAC Class B Ordinary Shares cast by holders of SVAC’s Class B Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting; holders of SVAC Class A Ordinary Shares have no right to vote on the appointment, removal or replacement of any director.

Regardless of how many shares you own, your vote is very important.    Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the extraordinary general meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting. If you are a shareholder of record and you attend the extraordinary general meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Your attention is directed to the remainder of the proxy statement following this notice (including the Annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. You are encouraged to read this proxy statement carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your ordinary shares, please contact             , our proxy solicitor, by calling              or banks and brokers can call collect at             , or by emailing             .

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors of Sports Ventures Acquisition Corp.,
, 2022

Alan Kestenbaum
Chief Executive Officer and Chairman of the Board of Directors

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORMS TO SVAC’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORMS BY EITHER DELIVERING YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORMS TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

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REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information that is not included in or delivered with this proxy statement. This information is available for you to review through the SEC’s website at www.sec.gov.

You may request copies of this proxy statement and any of the documents incorporated by reference into this proxy statement or other publicly available information concerning SVAC, without charge, by written request to Secretary at Sports Ventures Acquisition Corp., 9705 Collins Ave 1901N, Bal Harbour, FL 33154, or by telephone request at (786) 650-0074; or             , SVAC’s proxy solicitor, by calling              or banks and brokers can call collect at             , or by emailing             , or from the SEC through the SEC website at the address provided above.

In order for SVAC’s shareholders to receive timely delivery of the documents in advance of the extraordinary general meeting of SVAC to be held on             , 2022, you must request the information no later than             , 2022, five business days prior to the date of the extraordinary general meeting.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this proxy statement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. SVAC does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

SELECTED DEFINITIONS

Unless otherwise stated in this proxy statement or the context otherwise requires, references to:

“2022 Plan” means the DNEG, Inc. 2022 Stock Option and Incentive Plan.

“A2R” means A2R Holdings Limited, a Mauritius company beneficially owned by Namit Malhotra.

“A2R A&R Deed” means the Amendment and Restatement Deed dated July 19, 2021 by and between A2R, as borrower, Namit Malhotra, as guarantor, and Novator, as lender.

“Amended and Restated Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement to be entered into at Closing among New DNEG, Sponsor and certain shareholders of DNEG, which amends and restates the Registration Rights Agreement.

“Backstop Agreement” means that certain Backstop Agreement, dated January 25, 2022, among SVAC, DNEG and Sponsor.

“Business Combination” the business combination of DNEG and SVAC pursuant to the terms of the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement dated January 25, 2022, as may be amended from time to time, by and among SVAC, DNEG, PF Overseas, Dutch Co-op and Sponsor.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Exchange” means such event where SVAC shall acquire from the DNEG Stockholders, and the DNEG Stockholders shall transfer, convey and deliver to SVAC, all of the DNEG Capital Stock issued and outstanding as of immediately prior to such company exchange, and each DNEG Stockholder shall receive, in consideration for such transfer, conveyance and delivery of each share of DNEG Capital Stock, a number of SVAC Class A Ordinary Shares equal to such DNEG Stockholder’s portion of the consideration to which such DNEG Stockholder is entitled in accordance with the Business Combination Agreement and as set forth in the allocation statement to be delivered pursuant thereto.

“Company Exchange Effective Time” means, the time at which the Company Exchange actually occurs.

“Credit Facilities” means the Term Loan B and the Revolving Credit Facility.

“DNEG” means, Prime Focus World N.V., a public limited liability company incorporated in The Netherlands, its wholly owned subsidiaries and joint venture for which DNEG is the primary beneficiary and other production services business contributed by its parent.

“DNEG Capital Stock” means, collectively, the DNEG Ordinary Shares and DNEG Preferred Shares.

“DNEG Equity Compensation Plan” means the Prime Focus World N.V. Equity Compensation Plan dated May 21, 2013, as amended.

“DNEG Option” means each option to purchase DNEG Ordinary Shares granted under the DNEG Equity Compensation Plan or otherwise.

“DNEG Ordinary Shares” means the DNEG Ordinary Shares I and the DNEG Ordinary Shares II.

“DNEG Ordinary Shares I” means the ordinary shares I of DNEG.

“DNEG Ordinary Shares II” means the ordinary shares II of DNEG.

“DNEG Shareholder” means the holders of DNEG Capital Stock.

“Dutch Co-op” means Prime Focus 3D Cooperatief U.A., a Dutch cooperative association

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the quotient obtained by dividing (a) the Per Share Consideration Value (as defined in the Business Combination Agreement) by (b) $10.00.

“Existing Organizational Documents” means SVAC’s Amended and Restated Memorandum and Articles of Organization effective January 5, 2021.

“Founder Shares” means the SVAC Class B Ordinary Shares initially purchased by Sponsor in a private placement prior to the IPO.

“IRS” means to the U.S. Internal Revenue Service;

“IPO” refers to SVAC’s initial public offering which occurred on January 5, 2021.

“JOBS Act” means the Jumpstart Our Business Start Ups Act.

“Minimum Cash” means $350 million.

“Minimum Cash Condition” means the condition to the Business Combination Agreement that SVAC must have the Minimum Cash immediately prior to the Closing, including (i) the funds remaining in the Trust Account and (ii) the net proceeds actually received by SVAC in the PIPE Investments.

“Nasdaq” means The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market.

“New Credit Agreement” means the new senior secured credit agreement between New DNEG and the lenders identified therein to be entered into as of the Closing governing (a) a senior secured Term Loan B in an aggregate principal amount of up to $325.0 million and (b) a senior secured multicurrency revolving credit facility, or the Revolving Credit Facility, in an aggregate principal amount up to $125.0 million.

“New DNEG” means, SVAC after the Closing of the Business Combination.

“New DNEG Ordinary Shares” means the SVAC Ordinary Shares after the Closing of the Business Combination.

“New DNEG Stockholders” means the holders of New DNEG Ordinary Shares after the Closing of the Business Combination.

“Novator” means Novator Capital Limited, a company incorporated under the laws of Guernsey.

“Novator Debt” means the outstanding debt pursuant to the PF World Limited A&R Deed.

“parent” means Prime Focus Limited.

“PFL Agreement” means that certain PFL Agreement, dated as of January 25, 2022, by and between DNEG and Prime Focus Limited.

“PF Overseas” means Prime Focus PF Overseas Limited a limited liability company incorporated in Mauritius.

“PF World Limited A&R Deed” means the Amendment and Restatement Deed dated July 19, 2021 by and between PF World Limited, as borrower, PF World Limited, PF Overseas, Dutch Co-op, PF Investments Limited, and Prime Focus Luxembourg S.A.R.L., as guarantors, and Novator, as lender.

“PIPE Investment” means the PIPE Investors collective purchase of an aggregate of 16,800,000 SVAC Class A Ordinary Shares at a purchase price of $10.00 per share.

“PIPE Investors” means certain institutional and private investors who have entered into the PIPE Subscription Agreements with SVAC for the purchase of SVAC Class A Ordinary Shares.

“PIPE Subscription Agreements” means those certain Subscription Agreements, dated as of January 25, 2022, by and between SVAC and the PIPE Investors.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 5, 2021 (as it may be amended or modified from time to time), by and among SVAC, Sponsor and the other parties thereto.

“Related Agreements” means those certain related agreements have been or will be entered into in connection with the Closing of the Business Combination, including (i) the Sponsor Support Agreement, (ii) the Stockholder Support Agreements, (iii) the Backstop Agreement, (iv) the Amended and Restated Registration Rights Agreement, (v) the PFL Agreement and (vi) the PIPE Subscription Agreements.

“Revolving Credit Facility” means a new senior secured multicurrency revolving credit facility in an aggregate principal amount up to $125.0 million (subject to certain conditions) pursuant to the New Credit Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sponsor” means AKICV LLC, a Delaware limited liability company.

“Sponsor Support Agreement” means that certain Sponsor Support Agreement, dated as of January 25, 2022, among SVAC, DNEG and Sponsor, a copy of which is attached to this proxy statement as Annex C.

“Stockholder Support Agreements” means those certain Support Agreements, each dated as of January 25, 2022, among SVAC, DNEG and with each of Novator, A2R and Prime Focus Limited.

“SVAC” means Sports Ventures Acquisition Corp., a Cayman Islands exempted company.

“SVAC Board” means the board of directors of SVAC.

“SVAC Class A Ordinary Shares” means the Class A ordinary shares of SVAC, par value $0.0001 per share.

“SVAC Class B Ordinary Shares” means the Class B ordinary shares of SVAC, par value $0.0001 per share.

“SVAC Ordinary Shares” means SVAC Class A Ordinary Shares and SVAC Class B Ordinary Shares as they are presently held or as they may be later converted into a single class of SVAC Ordinary Shares connection with the Closing.

“SVAC Parties” means Sponsor and SVAC.

“SVAC Share Redemptions” means any redemptions of SVAC Class A Ordinary Shares in accordance with the procedures set forth in this proxy statement.

“SVAC Shareholder” means a holder of SVAC Ordinary Shares.

“SVAC Units” means the units of SVAC issued in connection with the IPO, which such units are comprised of one share of SVAC Class A Ordinary Shares and one-third of one SVAC Warrant.

“SVAC Warrants” means rights to acquire SVAC Class A Ordinary Shares that were included in the SVAC Units sold as part of the IPO or sold to Sponsor in a private placement in connection with the IPO.

“Term Loan B” means a senior secured term loan facility in an aggregate principal amount of up to $325.0 million pursuant to the New Credit Agreement.

“Trust Account” means SVAC’s Trust Account set up in connection with the IPO.

“Trust Agreement” means the Investment Management Trust Agreement, dated January 5, 2021, by and between SVAC and Continental Stock Transfer & Trust Company.

“U.S. GAAP” means United States generally accepted accounting principles, consistently applied.

“VFX” means computer-generated visual special effects and animation.

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CERTAIN ASSUMPTIONS

Unless otherwise specified, the voting and economic interests of shareholders of New DNEG set forth in this proxy statement assumes that DNEG Shareholders will hold 117,100,000 New DNEG Ordinary Shares, consisting of (i) 132,100,000 New DNEG Ordinary Shares issued to DNEG Shareholders, less (ii) 15,000,000 New DNEG Ordinary Shares, which immediately after completion of the Business Combination, New DNEG has the right to purchase from Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of SVAC, including as they relate to the potential Business Combination. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement, words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strive”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When SVAC discusses its strategies or plans, including as they relate to the potential Business Combination, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, SVAC’s management.

Forward-looking statements in this proxy statement and in any document incorporated by reference in this proxy statement may include, for example, statements about:

•        SVAC’s ability to complete the Business Combination or, if SVAC does not consummate such Business Combination, any other initial business combination;

•        satisfaction or waiver (if applicable) of the conditions to the Business Combination, including, among other things:

•        the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the stockholders of SVAC and of DNEG, (ii) the filing of a proxy statement by SVAC in connection with the Business Combination, (iii) expiration or termination of any waiting period under applicable regulatory laws, (iv) the absence of any law or order enjoining or prohibiting the Business Combination, (v) the absence of any event or circumstance having a material adverse effect, as defined in the Business Combination Agreement, (vi) that SVAC have at least $5,000,001 of net tangible assets upon Closing (as hereinafter defined), (vii) receipt of approval for listing on Nasdaq the SVAC Class A Ordinary Shares to be issued in connection with the Business Combination, and (viii) the bring down of representations, warranties and covenants of the other party, subject to certain materiality qualifiers.; and

•        that SVAC shall have available cash equal to or greater than $350 million and (ii) any transactions required by the Backstop Agreement (as hereinafter defined) shall have been consummated pursuant to its terms;

•        the occurrence of any other event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•        the ability to recognize the anticipated benefits of the Business Combination;

•        unexpected costs related to the proposed Business Combination;

•        the amount of any redemptions by public SVAC shareholders being greater than expected;

•        the projected financial information, anticipated growth rate, and market opportunity of DNEG;

•        the ability to maintain the listing of SVAC Units, SVAC Warrants and SVAC Class A Ordinary Shares on Nasdaq following the Business Combination;

•        SVAC’s public securities’ potential liquidity and trading;

•        SVAC’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination;

•        SVAC’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with SVAC’s business or in approving the Business Combination;

•        factors relating to the business, operations and financial performance of DNEG and its subsidiaries, including:

•        the effect of uncertainties related to the global COVID-19 pandemic on its business, results of operations, and financial condition;

•        its ability to achieve and maintain profitability in the future;

•        the impact of the regulatory environment and complexities with compliance related to such environment on DNEG;

•        New DNEG’s ability to obtain the financing anticipated in connection with the Business Combination;

•        the lack of a market for the SVAC Ordinary Shares;

•        the use of proceeds not held in the Trust Account or available to us from interest income on the Trust Account balance;

•        SVAC’s receipt of the proceeds upon the Closing of the private subscription commitments that have been made to it;

•        the outcome of any legal proceedings that may be instituted against SVAC, DNEG and others following announcement of the Business Combination Agreement and transactions contemplated therein;

•        SVAC’s financial performance; and

•        other factors detailed under the section entitled “Risk Factors”.

The forward-looking statements contained in this proxy statement and in any document incorporated by reference in this proxy statement are based on current expectations and beliefs concerning future developments and their potential effects on SVAC or DNEG. There can be no assurance that future developments affecting SVAC or DNEG will be those that SVAC or DNEG have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of SVAC or DNEG, either respectively or collectively) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section entitled “Risk Factors” beginning on page 35 of this proxy statement. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. SVAC and DNEG undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before any SVAC Shareholder grants its proxy or instructs how its vote should be cast or votes on the proposals to be put to the extraordinary general meeting, each such SVAC Shareholder should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect SVAC or DNEG.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for Shareholders of Sports Ventures Acquisition Corp.” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the extraordinary general meeting of SVAC Shareholders.

•        SVAC is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “initial business combination”). There are currently 23,000,000 SVAC Class A Ordinary Shares, 5,750,000 SVAC Class B Ordinary Shares and 660,000 SVAC Units issued and outstanding. For more information about SVAC, please see the section entitled “Information About SVAC.”

•        DNEG is a leading independent provider of VFX services and other production services. DNEG provides discrete VFX services focused on photoreal image generation, two dimension (“2D”) to three dimension (“3D”) content conversion and animation services, for visual content used in film, television, over-the-top (“OTT”), augmented reality (“AR”) and virtual reality (“VR” and, together with AR, “AR/VR”) and location-based and experiential entertainment and plans to pursue video games, metaverse, adjacent verticals and other emerging content media. DNEG has operations in the United Kingdom, Canada, India, Bulgaria and the United States, and its customers include some of the world’s leading content creators including Disney (20th Century Studios, Marvel Studios, Disney+), Warner Media (HBO, HBO Max), Sony Pictures, Universal (Peacock), Paramount (Paramount+), Legendary, Netflix, Hulu, Amazon Studios and AppleTV+, among others. For more information about DNEG, please see the section entitled “Information About DNEG.”

•        On January 25, 2022, SVAC entered into the Business Combination Agreement, pursuant to which, among other things, SVAC and the DNEG Stockholders shall consummate the Company Exchange. For more information about the Business Combination Agreement, please see the section entitled “Proposal No. 1 — The BCA Proposal — The Business Combination Agreement.”

•        Under the terms and conditions of the Business Combination Agreement, on the Closing Date, (i) SVAC will deliver to [Continental] (the “Exchange Agent”) a schedule of the SVAC Class A Ordinary Shares held in book entry and written instructions sufficient to deliver the consideration to which the DNEG Stockholders are entitled to in accordance with the Business Combination Agreement and as set forth in the allocation statement to be delivered pursuant thereto; (ii) SVAC will deposit with DNEG an amount equal to DNEG’s determination of the amount of Available SVAC Cash (defined below); (iii) SVAC will cause the Exchange Agent to make all payments of fees, expenses and disbursements incurred by or on behalf of DNEG and the SVAC Parties in connection with the preparation, negotiation and execution of the Business Combination Agreement, the Related Agreements and the consummation of the transactions contemplated by the Business Combination Agreement and the Related Agreements; and (iv) immediately after completion of the Business Combination, New DNEG may purchase for cash up to 15.0 million shares of New DNEG Ordinary Shares held by Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million. For more information about the Business Combination Agreement, please see the section entitled “Proposal No. 1 — The BCA Proposal — The Business Combination Agreement.”

•        In the Business Combination, New DNEG will issue (i) 132,100,000 New DNEG Ordinary Shares to equity holders of DNEG and (ii) 16,800,000 New DNEG Ordinary Shares to PIPE Investors pursuant to the Subscription Agreements. For details of the anticipated ownership after the Business Combination in various scenarios, see “Summary of the Proxy Statement — Ownership of New DNEG following Business Combination.”

•        The members of the SVAC Board considered various factors in determining whether to approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, which factors included, among others, (i) the differentiated DNEG value proposition that drives its strong market position, (ii) DNEG’s services are screen agnostic, (iii) DNEG’s recurring revenue with strong visibility and diversified across geographies and end-markets, (iv) DNEG’s track record of strong financial performance, (v) DNEG’s visionary, creative and entrepreneurial management team with a history of success, (v) that this deal was a good opportunity (vi) the continued ownership by the SVAC Shareholders, (vii) investments by third-parties, (viii) existing business relationships, (ix) availability of existing third-party credit and (x) results of due diligence. For more information about the SVAC Board’s considerations please see the section entitled “SVAC Board of Directors’ Reasons for the Business Combination.”

•        Pursuant to the Business Combination Agreement, SVAC has also entered into, or will enter into in connection with Closing, the following Related Agreements:

•        Amended and Restated Registration Rights Agreement. For more information about the Registration Rights Agreement, please see the section entitled “Proposal No. 1 — BCA Proposal — Related Agreements — Registration Rights Agreement.”

•        Sponsor Support Agreement. For more information about the Sponsor Support Agreement, please see the section entitled “Proposal No. 1 — BCA Proposal — Related Agreements — Sponsor Support Agreement.”

•        Stockholder Support Agreements. For more information about the Stockholder Support Agreements, please see the section entitled “Proposal No. 1 — BCA Proposal — Related Agreements — Stockholder Support Agreements.”

•        Backstop Agreement. For more information about the Backstop Agreement, please see the section entitled “Proposal No. 1 — BCA Proposal — Related Agreements — Backstop Agreement.”

•        PFL Agreement. For more information about the Registration Rights Agreement, please see the section entitled “Proposal No. 1 — BCA Proposal — Related Agreements — PFL Agreement.”

•        PIPE Subscription Agreements. For more information about the PIPE Subscription Agreements, please see the section entitled “Proposal No. 1 — BCA Proposal — Related Agreements — PIPE Subscription Agreements.”

•        Pursuant to the Existing Organizational Documents, a public SVAC shareholder may request of SVAC that SVAC redeem all or a portion of its public shares for cash if the Business Combination is consummated pursuant to certain terms and conditions. More information about SVAC Share Redemptions, please see the section entitled “Extraordinary General Meeting of SVAC — Redemption Rights.”

•        At the extraordinary general meeting, SVAC Shareholders will be asked to consider and vote upon the BCA Proposal, the Organizational Documents Proposal, the Director Appointment Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and, to the extent necessary, the Adjournment Proposal. Approval of the Director Appointment Proposal requires the affirmative vote of a majority of the outstanding SVAC Class B Ordinary Shares cast by holders of SVAC’s Class B Ordinary Shares represented in person or by proxy and entitled to vote thereon. Holders of SVAC Class A Ordinary Shares have no right to vote on the appointment, removal or replacement of any director. Please see the sections entitled “Proposal No. 1 — The BCA Proposal,” “Proposal No. 2 — The Organizational Documents Proposal,” “Proposal No. 3 — Director Appointment Proposal,” “Proposal No. 4 — “The Share Issuance Proposal,” “Proposal No. 5 — The Incentive Plan Proposal” and “Proposal No. 6 — The Adjournment Proposal.” The Business Combination is conditioned on, among other things, the approval of the BCA Proposal, the Organizational Documents Proposal, the Director Appointment Proposal, the Share Issuance Proposal and the Incentive Plan Proposal at the extraordinary general meeting.

•        Unless waived by SVAC and/or DNEG, as applicable, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement, including, among others, (a) the accuracy of the representations and warranties of each party (subject to specified materiality standards), (b) satisfaction of the Minimum Cash Condition and (c) SVAC Shareholder approval. For more information about the closing conditions to the Business Combination pursuant to the Business Combination Agreement, please see the section entitled “Proposal No. 1 — BCA Proposal — The Business Combination Agreement.”

x

•        The Business Combination Agreement also provides for certain termination rights for both SVAC and DNEG including if the Business Combination is not consummated on or before August 31, 2022. For more information about the termination rights under the Business Combination Agreement, please see the section entitled “Proposal No. 1 — the BCA Proposal — The Business Combination Agreement.”

•        New DNEG will be a controlled company within the meaning of the corporate governance standards of Nasdaq and will not be subject to certain Nasdaq corporate governance standards, including the requirement of a majority of independent directors. For at least some period following the Business Combination, New DNEG may utilize these exemptions since the SVAC Board has not yet made a determination with respect to the independence of any directors. For a description of the exemptions from Nasdaq’s corporate governance standards that are available to controlled companies, please see the section entitled “New DNEG Management After the Business Combination — Controlled Company Exemption.”

•        The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

QUESTIONS AND ANSWERS FOR SHAREHOLDERS OF
SPORTS VENTURES ACQUISITION CORP.

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to SVAC’s shareholders. SVAC urges shareholders to read this proxy statement, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the extraordinary general meeting, which will be held at             ,              Time, on               , at the offices of          located at         , and virtually via live webcast at         . You may register for the meeting as early as        p.m.,            Time, on           . If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in this proxy statement.

Q:     Why am I receiving this proxy statement?

A:     SVAC Shareholders are being asked to consider and vote upon, among other proposals, a proposal to approve and adopt the Business Combination Agreement and approve the Business Combination, among other proposals. The Business Combination Agreement provides for the business combination of SVAC with DNEG, with SVAC (which will be renamed DNEG, Inc.), as the surviving public company, in accordance with the terms and subject to the conditions of the Business Combination Agreement, the material terms of which are described in the section entitled “BCA Proposal”.

A copy of the Business Combination Agreement is attached to this proxy statement as Annex A, and you are encouraged to read it in its entirety.

THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF SVAC AND DNEG IN ITS ENTIRETY.

Q:     What proposals are shareholders of SVAC being asked to vote upon?

A:     At the extraordinary general meeting, SVAC is asking holders of SVAC Ordinary Shares to consider and vote upon the following proposals:

Proposal No. 1 — The BCA Proposal — to approve by ordinary resolution and adopt the Business Combination Agreement (the “BCA Proposal”);

Proposal No. 2 — Organizational Documents Proposal — to authorize by special resolution all changes to the Existing Organizational Documents in connection with the adoption of the Proposed Organizational Documents (a copy of which is attached to this proxy statement as Annex B), including (1) changing SVAC’s corporate name from “Sports Ventures Acquisition Corp.” to “DNEG, Inc.”, (2) making certain changes related to the governance of SVAC, and (3) removing certain provisions related to SVAC’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the SVAC Board believes is necessary to adequately address the needs of SVAC after the Business Combination (“Organizational Documents Proposal”);

Proposal No. 3 — The Director Appointment Proposal — assuming the BCA Proposal and the Organizational Documents Proposal are approved, to appoint              directors who, upon consummation of the Business Combination, will be the directors of New DNEG (the “Director Appointment Proposal”). Approval of the Director Appointment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the outstanding SVAC Class B Ordinary Shares cast by holders of SVAC’s Class B Ordinary Shares represented in person or by proxy and entitled to vote thereon. Holders of SVAC Class A Ordinary Share have no right to vote on the appointment, removal or replacement of any director;

Proposal No. 4 — The Share Issuance Proposal — to approve by ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of SVAC Ordinary Shares to (a) the DNEG Stockholders pursuant to the Business Combination Agreement, (b)              the PIPE Investors pursuant to the PIPE Subscription Agreements and (c) Sponsor pursuant to the Backstop Agreement (the “Share Issuance Proposal”);

Proposal No. 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the 2022 Plan (the “Incentive Plan Proposal”); and

Proposal No. 6 — The Adjournment Proposal — to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal” and together with the BCA Proposal, the Organizational Documents Proposal, the Director Appointment Proposal, the Share Issuance Proposal and the Incentive Plan Proposal, the “Proposals”).

If SVAC’s shareholders do not approve each of the Proposals, other than the Adjournment Proposal, then unless certain conditions in the Business Combination Agreement are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could terminate, and the Business Combination may not be consummated. See “BCA Proposal”, “Organizational Documents Proposal”, “Director Appointment Proposal”, “Share Issuance Proposal”, “Incentive Plan Proposal” and “Adjournment Proposal”.

SVAC will hold the extraordinary general meeting to consider and vote upon the Proposals. This proxy statement contains important information about the Business Combination and the other matters to be acted upon at the extraordinary general meeting and should be reviewed by the SVAC Shareholders carefully.

After careful consideration, the members of the SVAC Board have determined that the BCA Proposal, the Organizational Documents Proposal, the Director Appointment Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal are in the best interests of SVAC and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

Q:     Do any of SVAC’s directors or officers or Sponsor have interests that may conflict with the interests of SVAC’s shareholders with respect to the Business Combination?

A:     Yes. The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. The Sponsor does not hold any ownership interests in DNEG. See the section entitled “Proposal No. 1 — The BCA Proposal — Interests of SVAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q:     Are the proposals conditioned on one another?

A:     Yes. The Business Combination is conditioned on the approval of each of the Proposals at the extraordinary general meeting. Each of the Proposals, other than the Adjournment Proposal, is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Q:     Why is SVAC proposing the Business Combination?

A:     SVAC was organized to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more businesses or entities. DNEG was founded in 1998 and is one of the world’s leading providers of VFX services to support the creation of feature film, television, and multiplatform content. DNEG employed over 7,000 people as of December 31, 2021, with worldwide offices and studios across North America (Los Angeles, Montréal, Toronto and Vancouver), Europe (London, Sofia) and Asia (Bangalore, Chandigarh, Chennai and Mumbai).

DNEG’s critically acclaimed work has earned the company six Academy Awards® for Best Visual Effects and numerous BAFTA and Primetime EMMY® Awards for its high-quality VFX work. Further, DNEG has worked on several marquee OTT projects such as Foundation (Apple TV+), Shadow and Bone (Netflix) and The Wheel of Time (Amazon Prime). DNEG has also worked on several of Warner Bros. Entertainment’s largest 2021 releases (all released simultaneously on HBO Max and in theaters), including Dune, The Matrix Resurrections, and Godzilla vs. Kong. Currently, DNEG is working on many of the largest Netflix originals announced as part of its 2022 slate, including Knives Out 2, The School for Good and Evil, The Adam Project and Slumberland and on Amazon’s highly anticipated The Lord of the Rings series.

Based on its due diligence investigations of DNEG and the industry in which it operates, including the financial and other information provided by DNEG in the course of SVAC’s due diligence investigations, the SVAC board of directors believes that the Business Combination with DNEG is in the best interests of SVAC and its shareholders and presents an opportunity to increase shareholder value. However, there is no assurance of this. See “Proposal No. 1 — The BCA Proposal — SVAC’s Board of Directors’ Reasons for the Business Combination” for additional information.

Although SVAC’s board of directors believes that the Business Combination with DNEG presents a unique business combination opportunity and is in the best interests of SVAC and its shareholders, the board of directors did consider the following potentially material negative factors in arriving at that conclusion:

•        SVAC Shareholders would be subject to the execution risks associated with DNEG if they retained their public shares following the Closing, which were different from the risks related to holding public shares of SVAC prior to the Closing;

•        risks associated with successful implementation of DNEG’s long-term business plan and strategy;

•        risks associated with DNEG realizing the anticipated benefits of the Business Combination on the timeline expected or at all, including due to factors outside of the parties’ control such as the growth and strength of the underlying entertainment industry’s need for DNEG’s services; and

•        the potential negative impact of the COVID-19 pandemic and related macroeconomic uncertainty.

These factors are discussed in greater detail in the section entitled “Proposal No. 1 — The BCA Proposal — SVAC’s Board of Directors’ Reasons for the Business Combination”, as well as in the section entitled “Risk Factors”.

Q:     What will DNEG Stockholders receive from SVAC in connection with the closing of the Business Combination?

A:     At the Company Exchange Effective Time, in fulfillment of the Business Combination, SVAC shall acquire from the DNEG Stockholders, and the DNEG Stockholders shall transfer to SVAC, all of the DNEG Capital Stock outstanding as of immediately prior to such Company Exchange, and each DNEG Stockholder shall receive, in consideration for such transfer of each share of DNEG Capital Stock, a number of SVAC Class A Ordinary Shares equal to such DNEG Stockholder’s portion of the consideration to which such DNEG Stockholder is entitled in accordance with the Business Combination Agreement and as set forth in the allocation statement to be delivered pursuant thereto.

For further details, see “Proposal No. 1 — The BCA Proposal — The Business Combination Agreement — Payments”.

Q:     What equity stake will current SVAC Shareholders and DNEG Stockholders hold in DNEG immediately after the consummation of the Business Combination?

A:     As of the date of this proxy statement, there are 23,660,000 SVAC Class A Ordinary Shares issued and outstanding and 5,750,000 SVAC Class B Ordinary Shares issued. As of the date of this proxy statement, Alan Kestenbaum holds 330,000 SVAC Class A Ordinary Shares, Robert Tilliss GST Exempt 2020 Trust holds 165,000 SVAC Class A Ordinary Shares, and Sponsor holds 5,750,00 SVAC Class B Ordinary Shares. Additionally, as of the date of this proxy statement there are 7,886,667 SVAC Warrants outstanding, which include the 220,000 private placement warrants held by affiliates of Sponsor and 7,666,667 public warrants. Each whole warrant entitles the holder thereof to purchase one SVAC Class A Ordinary Share. Therefore, as of the date of this proxy statement (without giving effect to the Business Combination), the SVAC fully diluted share capital would be 27,320,000 SVAC Ordinary Shares.

In the Business Combination, New DNEG will issue (i) 132,100,000 New DNEG Ordinary Shares to equity holders of DNEG and (ii) 16,800,000 New DNEG Ordinary Shares to PIPE Investors pursuant to the Subscription Agreements. For details of the anticipated ownership after the Business Combination in various scenarios, see “Summary of the Proxy Statement — Ownership of New DNEG following Business Combination.”

For further details, see “BCA Proposal — The Business Combination Agreement — Payments”.

Q:     What are the possible sources and the extent of dilution that the SVAC Shareholders that elect not to redeem their shares of SVAC Ordinary Shares will experience in connection with the Business Combination?

A:     Upon the consummation of the Business Combination, SVAC Shareholders will own a significantly smaller percentage of the combined company than they currently own of SVAC. Consequently, the SVAC Shareholders, as a group, will have reduced ownership and voting power in the combined company compared to their ownership and voting power in SVAC; each individual SVAC Shareholder’s percentage interest will be proportionate to each other SVAC Shareholder’s dilution.

	Share Ownership of New DNEG
	Minimum Redemption		Middle Redemption		Maximum Redemption
	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
DNEG Stockholders(1)(2)	117,100,000	68.4%	117,100,000	69.3%	117,100,000	70.4%
Public SVAC Shareholders	23,000,000	13.4%	20,700,000	12.2%	—	—
Sponsor and related parties(3)	6,410,000	3.7%	6,410,000	3.8%	24,610,000	14.8%
PIPE Investors	16,800,000	9.8%	16,800,000	9.9%	16,800,000	10.1%
Exercised Warrant Shares(4)	7,886,667	4.6%	7,886,667	4.7%	7,886,667	4.7%
Total	171,196,667	100%	168,896,667	100%	166,369,667	100%

____________

(1)      The number of shares held by DNEG Stockholders is calculated as (i) the Aggregate Closing Consideration of $1.321 billion divided by (ii) $10.00 per share, less (iii) 15.0 million New DNEG Ordinary Shares, which immediately after completion of the Business Combination, New DNEG has the right to purchase from Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million.

(2)      Does not include 973,285 DNEG Options. Pursuant to the Business Combination Agreement, DNEG has the option and the right, in consultation with Sponsor, to convert 597,780 outstanding and unexercised DNEG Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations to be paid in cash and/or equity. If DNEG makes such an election, such DNEG Options shall be converted on a net shares basis taking into account the applicable exercise price, shall not be deemed to be outstanding under the DNEG Equity Compensation Plan and shall not be taken into account for purposes of determining the Company TSM Shares (as defined in the Business Combination Agreement) pursuant to the Business Combination Agreement. If all such DNEG Options were settled in cash assuming a fair market value of the New DNEG Ordinary Shares of $10.00 per share, DNEG would make aggregate cash payments of approximately $93.3 million. In connection with the Business Combination and prior to the Closing, SVAC and DNEG have agreed that Namit Malhotra shall have the right to transfer 375,505 DNEG Options to A2R. A2R has the right to exercise such DNEG Options to convert them into a corresponding number of DNEG Ordinary Shares. A2R may transfer approximately 262,227 DNEG Ordinary Shares to Novator in satisfaction of debt it owes to Novator.

(3)      Consists of 660,000 SVAC Class A Ordinary Shares and 5,750,000 SVAC Class B Ordinary Shares, which will automatically convert into New DNEG Ordinary Shares at Closing. Related parties include Alan Kestenbaum, Robert Tilliss GST Exempt 2020 Trust and Steven Horowitz. The Maximum Redemption scenario assumes that, pursuant to the Backstop Agreement, the Sponsor will purchase 18,200,000 New DNEG Ordinary Shares. This would be in addition to the 5,500,000 New DNEG Ordinary Shares that Sponsor agreed to purchase pursuant to a PIPE Subscription Agreement.

(4)      Represents the exercise of all outstanding Warrants.

In addition to the changes in percentage ownership depicted above resulting from redemptions by public SVAC shareholders, increasing levels of warrant exercises will increase the dilutive effects of the issuances resulting from the Business Combination to non-redeeming SVAC Shareholders.

The following table shows the dilutive effect and the effect on the per share value of New DNEG Ordinary Shares held by non-redeeming SVAC Shareholders under a range of redemption scenarios and SVAC Warrant exercise scenarios:

	Share Ownership of New DNEG
	Minimum Redemption		Middle Redemption		Maximum Redemption
	Number of Shares	Value per Shares(1)	Number of Shares	Value per Shares(2)	Number of Shares	Value per Shares(3)
Base Scenario(4)	163,310,000	$11.50	161,010,000	$11.50	158,510,000	$11.50
Assuming all SVAC public warrants are exercised(5)	170,976,667	$10.98	168,676,667	$10.98	166,176,667	$10.97
Assuming all SVAC private placement warrants are exercised(6)	163,530,000	$11.48	161,230,000	$11.48	158,730,000	$11.48
Assuming all SVAC Warrants are exercised(7)	171,196,667	$10.97	168,896,667	$10.96	166,369,667	$10.96

____________

(1)      Based on a post-transaction equity value of New DNEG of $1.878 billion.

(2)      Based on a post-transaction equity value of New DNEG of $1.851 billion.

(3)      Based on a post-transaction equity value of New DNEG of $1.822 billion.

(4)      Represents (i) a No Redemption Scenario, (ii) a Middle Redemption Scenario, and (iii) Maximum Redemption Scenario of (a) the 117,100,000 New DNEG Ordinary Shares in aggregate to be issued to the DNEG Shareholders (excluding 15,000,000 New DNEG Ordinary Shares, which immediately after completion of the Business Combination, New DNEG has the right to purchase from Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million); (b) the 23,000,000 New DNEG Ordinary Shares to be issued to the SVAC Shareholders; (c) the 6,410,000 New DNEG Ordinary Shares to be issued to the Sponsor and related parties; and (d) the 16,800,000 New DNEG Ordinary Shares to be issued to the PIPE Investors, less any redemption described above. The minimum warrant exercise price is $11.50.

(5)      Represents the Base Scenario plus the full exercise of the SVAC public warrants on a 1:1 basis for cash.

(6)      Represents the Base Scenario plus the full exercise of the SVAC private placement warrants on a 1:1 basis for cash.

(7)      Represents the Base Scenario plus the full exercise of the SVAC public warrants and the SVAC private placement warrants on a 1:1 basis cash.

Q:     What is the maximum number of shares that may be redeemed in order for SVAC to satisfy the Minimum Cash Condition?

A:     Assuming the PIPE Investment with receipts of $168 million is completed, the Minimum Cash Condition will be met if no more than [        ] SVAC Class A Ordinary Shares are redeemed, based on a per share price of $10.00; provided however, it should be noted, there is a Backstop Agreement pursuant to which Sponsor has agreed to purchase additional SVAC Class A Ordinary Shares to fund the difference between any cash shortfall in the Minimum Cash Condition.

For a more in-depth discussion of the Backstop Agreement, see “Proposal No. 1 — The BCA Proposal — Related Agreements — the Backstop Agreement”.

Q:     How has the announcement of the Business Combination affected the trading price of the SVAC Ordinary Shares?

A:     The price of a SVAC Class A Ordinary Share (AKIC trading symbol) on close of trading January 24, 2022 and January 25, 2022, respectively were $9.71 and $9.84. The price a SVAC Class A Ordinary Share on close of trading [  ], 2022 was $[  ].

Q:     Will the Company obtain new financing in connection with the Business Combination?

A:     Yes. The PIPE Investors have agreed to purchase in the aggregate approximately 16,800,000 shares of DNEG, Inc. Ordinary Shares for approximately $168 million of gross proceeds, in the PIPE Investment, $50.0 million of which is expected to be funded by Sponsor Related PIPE Investors. The PIPE Investment is contingent upon, among other things, the closing of the Business Combination. See “Proposal No. 1 — The BCA Proposal — Related Agreements — PIPE Subscription Agreements”.

In addition, New DNEG expects to borrow $325.0 million under the Term Loan B at Closing and has commitments for a Revolving Credit Facility allowing for borrowings of up to $125.0 million (subject to certain conditions) that will be undrawn at Closing.

Q:     What amendments will be made to the current constitutional documents of SVAC?

A:     In order to complete the Business Combination, SVAC will need to amend and restate its current memorandum of association (the “Existing Memorandum”) and its current articles of association (the “Existing Articles” and, together with the Existing Memorandum, the “Existing Organizational Documents”), in each case, under Cayman Islands law, with the Proposed Organizational Documents of New DNEG.

SVAC’s shareholders are asked to consider and vote upon and to approve by special resolution a proposal (the “Organizational Documents Proposal”) in connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents. The Organizational Documents Proposal is conditioned on the approval of the BCA Proposal. Therefore, if the BCA Proposal is not approved, the Organizational Documents Proposal will have no effect, even if approved by holders of ordinary shares.

Below is a short summary of the key amendments of the Proposed Organizational Documents:

Name Change:    The name of the company will be changed from Sports Ventures Acquisition Corp. to DNEG, Inc.

Class B Ordinary Share Conversion:    The Proposed Organizational Documents removes any reference to the conversion of SVAC Class B Ordinary Shares to SVAC Class A Ordinary Shares, because all SVAC Class B Ordinary Shares will have been converted.

Voting Members Required in General Meetings:    The Proposed Organizational Documents will provide members with a right to demand that directors convene an extraordinary general meeting of New DNEG. The Existing Organizational Documents do not provide such a right. In order for this demand from members to be effective, the Proposed Organizational Documents provide that it must come from members holding not less than 25% in par value of the issued New DNEG Ordinary Shares that carry the right to vote at general meetings of New DNEG, as of the date of the demand.

Notice of General Meetings:    The Proposed Organizational Documents will require that three, instead of five, clear days’ notice be given before any general meeting.

Removal of Directors:    The Proposed Organizational Documents will now provide procedures for the removal of directors for cause.

The Proposed Organizational Documents differs materially from the Existing Organizational Documents. For a more complete discussion of the Proposed Organizational Documents, see the “Organizational Documents Proposal.”

Q:     Do I have redemption rights?

A:     If you are a holder of public shares, you have the right to request that we redeem all or a portion of your public shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement. Public SVAC shareholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the BCA Proposal. If you wish to exercise your redemption rights, please see the answer to the next question: “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a public SVAC shareholder, together with any affiliate of such public SVAC shareholder or any other person with whom such public SVAC shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public SVAC shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Sponsor owns approximately 19.6% of SVAC’s issued and outstanding ordinary shares, consisting of 5,750,000 SVAC Class B Ordinary Shares. In addition, certain affiliates of Sponsor hold an additional 660,000 SVAC Class A Ordinary Shares, in the aggregate, representing an additional approximately 2.2% of the issued and outstanding SVAC Ordinary Shares. Such affiliates intend to vote all of such shares, along with any other shares that they may subsequently acquire, in favor of the Business Combination and the other proposals set forth in this proxy statement. The SVAC Ordinary Shares held by Sponsor and its affiliates will be excluded from the pro rata calculation used to determine the per share redemption price.

Q:     How do I exercise my redemption rights?

A:     If you are a public SVAC shareholder and wish to exercise your right to redeem the public shares, you must:

(i)     (a) hold public shares, or (b) if you hold public shares through units, you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

(ii)    submit a written request to Continental Stock Transfer & Trust, SVAC’s transfer agent (“Continental”), that SVAC redeem all or a portion of your public shares for cash; and

(iii)   deliver your share certificates (if any) and any other redemption forms to Continental, SVAC’s transfer agent, physically or electronically through The Depository Trust Company (“DTC”). Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to            p.m.,        Time, on                (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

The address of Continental, SVAC’s transfer agent, is listed under the question “Who can help answer my questions?” below.

Holders of units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact Continental, SVAC’s transfer agent, directly and instruct them to do so.

Public SVAC shareholders will be entitled to request that their public shares be redeemed for a pro rata portion of the amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to us (net of taxes payable). For illustrative purposes, as of December 31, 2021, this would have amounted to approximately $10.00 per issued and outstanding public share. However, the proceeds deposited in the Trust Account could become subject to the claims of SVAC’s creditors, if any, which could have priority over the claims of the public SVAC shareholders, regardless of whether such public SVAC shareholder votes or, if they do vote, irrespective of if they vote for or against the BCA Proposal. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote irrespective of how you vote, on any proposal, including the BCA Proposal, will have no impact on the amount you will receive upon exercise of your redemption rights. It is expected that the funds to be distributed to public SVAC shareholders electing to redeem their public shares will be distributed promptly after the consummation of the Business Combination.

Any request for redemption, once made by a holder of shares, may be not withdrawn once submitted to SVAC unless the SVAC Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part).

Any corrected or changed written exercise of redemption rights must be received by Continental, SVAC’s transfer agent, prior to the vote taken on the BCA Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s share certificates (if any) and any other redemption forms (either physically or electronically) to Continental, SVAC’s agent, at least two business days prior to the vote at the extraordinary general meeting.

If a holder of public shares properly makes a request for redemption and the share certificates (if any) and any other redemption forms as described above, then, if the Business Combination is consummated, SVAC will redeem the public shares for a pro rata portion of funds deposited in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. The redemption will take place following the consummation of the Business Combination.

If you are a holder of public shares and you exercise your redemption rights, such exercise will not result in the loss of any warrants that you may hold.

Q:     If I am a holder of units, can I exercise redemption rights with respect to my units?

A:     No. Holders of issued and outstanding units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the units into the underlying public shares and public warrants, or if you hold units registered in your own name, you must contact Continental, SVAC’s transfer agent, directly and instruct them to do so. You are requested to cause your public shares to be separated and delivered to Continental, SVAC’s transfer agent, by                p.m.,                Time, on                (two business days before the extraordinary general meeting) in order to exercise your redemption rights with respect to your public shares.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     It is expected that a U.S. Holder (as defined in “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations”) that exercises its redemption rights to receive cash from the Trust Account in exchange for its SVAC Ordinary Shares will generally be treated as selling such SVAC Ordinary Shares resulting in the recognition of capital gain or capital loss. There may be certain circumstances, however, in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of SVAC Ordinary Shares that such U.S. Holder owns or is deemed to own (including through the ownership of warrants). For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations — Tax Consequences for U.S. Holders Exercising Redemption Rights”.

All holders considering exercising redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws.

Q:     What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:     Following the closing of the IPO, an amount equal to $230 million ($10.00 per unit) of the net proceeds from the IPO and the sale of the private placement warrants was placed in the Trust Account. As of December 31, 2021, funds in the Trust Account totaled $230 million and were comprised entirely of U.S. government treasury obligations with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations. These funds will remain in the Trust Account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the Closing), (2) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Proposed Organizational Documents to modify the substance or timing of SVAC’s obligation to redeem 100% of the public shares if it does not complete a business combination by January 8, 2023 and (3) the redemption of all of the public shares if SVAC is unable to complete a business combination by January 8, 2023 (or if such date is further extended at a duly called extraordinary general meeting, such later date), subject to applicable law.

Upon consummation of the Business Combination, the funds deposited in the Trust Account will be released to pay holders of SVAC public shares who properly exercise their redemption rights; to pay transaction fees and expenses associated with the Business Combination; and for working capital and general corporate purposes of New DNEG following the Business Combination. See “Summary of the Proxy Statement — Sources and Uses of Funds for the Business Combination”.

Q:     What happens if a substantial number of the public SVAC shareholders vote in favor of the BCA Proposal and exercise their redemption rights?

A:     Our public SVAC shareholders are not required to vote in respect of the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public SVAC shareholders are reduced as a result of redemptions by public SVAC shareholders.

The Business Combination Agreement provides that the obligations of DNEG to consummate the Business Combination are conditioned on, among other things, that as of the Closing, the Trust Amount plus the PIPE Investment is at least equal to the Minimum Available Cash Amount. If such conditions are not met, and such conditions are not or cannot be waived under the terms of the Business Combination Agreement, then the Business Combination Agreement could terminate and the proposed Business Combination may not be consummated. Each redemption of SVAC Class A Ordinary Shares by public SVAC shareholders will decrease the amount in the Trust Account, which held total assets of approximately $230 million as of December 31, 2021, which SVAC intends to use for the purposes of consummating the Business Combination within the time period described in this proxy statement and to pay approximately $8.1 million in deferred underwriting commissions to the underwriters of the IPO. SVAC will not consummate the Business Combination if the redemption of SVAC’s public shares would result in SVAC’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) of less than $5,000,001.

Q:     What conditions must be satisfied to complete the Business Combination?

A:     The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the stockholders of SVAC, (ii) expiration or termination of any waiting period under applicable regulatory laws, (iii) the absence of any law or order enjoining or prohibiting the Business Combination, (iv) the absence of any event or circumstance having a material adverse effect, as defined in the Business Combination Agreement, (v) that SVAC have at least $5,000,001 of net tangible assets upon Closing (as hereinafter defined), (vii) receipt of approval for listing on Nasdaq the SVAC Class A Ordinary Shares to be issued in connection with the Business Combination, and (vii) the bring down of representations, warranties and covenants of the other party, subject to certain materiality qualifiers.

Other conditions to DNEG’s obligations to consummate the Business Combination include, among others, that as of the Closing, (i) SVAC shall have available cash equal or greater to $350 million and (ii) any transactions required by the Backstop Agreement shall have been consummated pursuant to its terms.

For more information about conditions to the consummation of the Business Combination, see “Proposal No. 1 — The BCA Proposal — The Business Combination Agreement”.

Q:     When do you expect the Business Combination to be completed?

A:     It is currently expected that the Business Combination will be consummated on or before August 31, 2022. This date depends, among other things, on the approval of the proposals to be put to SVAC Shareholders at the extraordinary general meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted by SVAC’s shareholders at the extraordinary general meeting and SVAC elects to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting. For a description of the conditions for the completion of the Business Combination, see “Proposal No. 1 — The BCA Proposal — The Business Combination Agreement”.

Q:     What happens if the Business Combination is not consummated?

A:     If SVAC is not able to complete the Business Combination with DNEG by January 8, 2023 and is not able to complete another business combination by such date, in each case, as such date may be extended pursuant to the Proposed Organizational Documents, SVAC will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public SVAC shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Q:     Do I have appraisal rights in connection with the proposed Business Combination?

A:     As the Business Combination does not involve a merger of SVAC with and/or into another entity, SVAC’s shareholders do not have dissenters’ rights under Cayman Islands law. SVAC’s warrant holders do not have appraisal rights in connection with the Business Combination under New York law.

Q:     What do I need to do now?

A:     SVAC urges you to read this proxy statement, including the Annexes and the documents referred to herein, carefully and in their entirety and to consider how the Business Combination will affect you as a shareholder or warrant holder. SVAC’s shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q:     How do I vote?

A:     If you are a holder of record of ordinary shares on the record date for the extraordinary general meeting, you may vote in person at the extraordinary general meeting or by submitting a proxy for the extraordinary general meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage-paid envelope. If you hold your shares in “street name”, which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote in person, obtain a valid proxy from your broker, bank or nominee.

Q:     If my shares are held in “street name”, will my broker, bank or nominee automatically vote my shares for me?

A:     No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name”. If this is the case, this proxy statement may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent, and you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or nominee as to how to vote your shares. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non- discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares and you should instruct your broker to vote your shares in accordance with directions you provide. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote”. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal.

Q:     When and where will the extraordinary general meeting be held?

A:     The extraordinary general meeting will be held at        P.M.,            Time, on           , at the offices of            located at           , and virtually via live webcast at           , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Q:     Who is entitled to vote at the extraordinary general meeting?

A:     SVAC has fixed            as the record date for the extraordinary general meeting. If you were a shareholder of SVAC at the close of business on the record date, you are entitled to vote on matters that come before the extraordinary general meeting. However, a shareholder may only vote his or her shares if he or she is present in person or is represented by proxy at the extraordinary general meeting.

Q:     How many votes do I have?

A:     SVAC Shareholders are entitled to one vote at the extraordinary general meeting for each SVAC Ordinary Share held of record as of the record date. As of the close of business on the record date for the extraordinary general meeting, there were 29,410,000 SVAC Ordinary Shares issued and outstanding, consisting of 23,660,000 SVAC Class A Ordinary Shares and 5,750,000 SVAC Class B Ordinary Shares.

Q:     What constitutes a quorum?

A:     A quorum of SVAC Shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if the holders of a majority of the issued and outstanding ordinary shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. As of the record date for the extraordinary general meeting, 14,705,001 SVAC Ordinary Shares would be required to achieve a quorum.

Q:     What vote is required to approve each proposal at the extraordinary general meeting?

A:     The following votes are required for each proposal at the extraordinary general meeting:

Proposal No. 1 — The BCA Proposal — The approval of the BCA Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

Proposal No. 2 — Organizational Documents Proposal — The separate approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares represented who, being present and entitled to vote thereon at the extraordinary general meeting, vote at the extraordinary general meeting.

Proposal No. 3 — The Director Appointment Proposal — The approval of the Director Appointment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the outstanding SVAC Class B Ordinary Shares cast by holders of SVAC’s Class B Ordinary Shares who, being present and entitled to vote thereon at the extraordinary meeting, vote at the extraordinary general meeting. Holders of SVAC Class A Ordinary Shares have no right to vote on the appointment, removal or replacement of any director.

Proposal No. 4 — The Share Issuance Proposal — The approval of the Share Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote thereon at the extraordinary general meeting, vote at the extraordinary general meeting.

Proposal No. 5 — The Incentive Plan Proposal — The approval of the Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote thereon at the extraordinary general meeting, vote at the extraordinary general meeting.

Proposal No. 6 — The Adjournment Proposal — The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote thereon at the extraordinary general meeting, vote at the extraordinary general meeting.

Q:     What are the recommendations of the SVAC Board?

A:     The SVAC Board believes that the Proposals are in the best interest of the SVAC Shareholders and unanimously recommends that the SVAC Shareholders vote “FOR” each of the BCA Proposal, the Organizational Documents Proposal, the Director Appointment Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, and the Adjournment Proposal, in each case, if presented to the extraordinary general meeting.

The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The BCA Proposal — Interests of SVAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q:     How does Sponsor intend to vote its shares?

A:     Unlike some other blank check companies in which the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by the public SVAC shareholders in connection with an initial business combination, Sponsor has agreed to vote all its Founder Shares and any other public shares it may hold in favor of all the proposals being presented at the extraordinary general meeting. As of the date of this proxy statement, Sponsor (including SVAC’s independent directors) owns 19.6% of the issued and outstanding SVAC Ordinary Shares, consisting of 5,750,000 SVAC Class B Ordinary Shares. In addition, certain affiliates of Sponsor hold an additional 660,000 SVAC Class A Ordinary Shares, in the aggregate, representing an additional approximately 2.2% of the issued and outstanding SVAC Ordinary Shares. Such affiliates intend to vote all of such shares, along with any other shares that they may subsequently acquire, in favor of the Business Combination and the other proposals set forth in this proxy statement.

At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), Sponsor, the existing DNEG Stockholders and their respective directors, officers, advisors or affiliates may (i) purchase, at a price no higher than the redemption price, public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (ii) execute agreements to purchase such shares from such investors in the future, at a price no higher than the redemption price, or (iii) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of SVAC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Sponsor, the existing DNEG Stockholders or their respective directors, officers, advisors, or affiliates purchase shares in privately negotiated transactions from public SVAC shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (1) satisfaction of the requirement that holders of a majority of the SVAC Ordinary Shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the BCA Proposal, the Director Appointment Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal, (2) satisfaction of the requirement that holders of at least two-thirds of the SVAC Ordinary Shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the and the Organizational Documents Proposal, (3) satisfaction of the Minimum Cash Condition, (4) otherwise limiting the number of public shares electing to redeem and (5) SVAC’s net tangible assets being at least $5,000,001. Sponsor, directors, officers, advisors and their affiliates have waived any redemption rights in connection with any such share purchases. Any such shares purchased would not be voted in favor of approving the Business Combination.

Entering into any such arrangements may have a depressive effect on the SVAC Ordinary Shares (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved. SVAC will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the extraordinary general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The BCA Proposal — Interests of SVAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q:     What happens if I sell my SVAC Ordinary Shares before the extraordinary general meeting?

A:     The record date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting and the date that the Business Combination is expected to be completed. If you transfer your public shares after the applicable record date, but before the extraordinary general meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such general meeting but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. Shareholders may send a later-dated, signed proxy card to SVAC’s secretary at SVAC’s address set forth below so that it is received by SVAC’s secretary prior to the vote at the extraordinary general meeting (which is scheduled to take place on             ) or attend the extraordinary general meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to SVAC’s secretary, which must be received by SVAC’s secretary prior to the vote at the extraordinary general meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:     What happens if I fail to take any action with respect to the extraordinary general meeting?

A:     If you fail to take any action with respect to the extraordinary general meeting and the Business Combination is approved by the SVAC Shareholders and the Business Combination is consummated, you will become a stockholder or warrant holder of New DNEG. If you fail to take any action with respect to the extraordinary general meeting and the Business Combination is not approved, you will remain a shareholder or warrant holder of SVAC. However, if you fail to vote with respect to the extraordinary general meeting, you will nonetheless be able to elect to redeem your public shares in connection with the Business Combination (if time permits).

Q:     What should I do if I receive more than one set of voting materials?

A:     Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your SVAC Ordinary Shares.

[Q:    Who will solicit and pay the cost of soliciting proxies for the extraordinary general meeting?

A:     SVAC will pay the cost of soliciting proxies for the extraordinary general meeting. SVAC has engaged                (“              ”) to assist in the solicitation of proxies for the extraordinary general meeting. SVAC has agreed to pay [______] a fee of $              , plus disbursements (to be paid with non- Trust Account funds). SVAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of SVAC Class A Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of SVAC Class A Ordinary Shares and in obtaining voting instructions from those owners. SVAC’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.]

Q:     Where can I find the voting results of the extraordinary general meeting?

A:     The preliminary voting results will be expected to be announced at the extraordinary general meeting. SVAC will publish final voting results of the extraordinary general meeting in a Current Report on Form 8-K within four business days after the extraordinary general meeting.

[Q:    Who can help answer my questions?

A:     If you have questions about the Business Combination or if you need additional copies of the proxy statement, any document incorporated by reference in this proxy statement or the enclosed proxy card, you should contact:

You also may obtain additional information about SVAC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information; Incorporation by Reference”. If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your share certificates (if any) and any other redemption forms to Continental, SVAC’s transfer agent, at the address below prior to the extraordinary general meeting. Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to            p.m.,      Time, on            (two business days before the extraordinary general meeting) in order for their shares to be redeemed. If you have questions regarding the certification of your position or delivery of your share certificate (if any) and any other redemption forms, please contact:

Continental Stock Transfer & Trust

1 State Street, 30th Floor

New York, New York 10004

Or SVAC

9705 Collins Ave 1901N

Bal Harbour, FL

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the extraordinary general meeting, including the Business Combination, you should read this proxy statement, including the Annexes and other documents referred to herein, carefully and in their entirety. The Business Combination Agreement is the primary legal document that governs the Business Combination and the other transactions that will be undertaken in connection with the Business Combination. The Business Combination Agreement is also described in detail in this proxy statement in the section entitled “BCA Proposal — The Business Combination Agreement”.

Unless otherwise specified, all share calculations (i) assume no exercise of redemption rights by the public SVAC shareholders in connection with the Business Combination and (ii) do not include any shares issuable upon the exercise of the warrants.

The Parties to the Business Combination

SVAC

SVAC is a blank check company incorporated on September 24, 2020 as a Cayman Islands exempted company for the purpose of effecting an initial business combination. To date, SVAC’s efforts have been limited to organizational activities as well as activities related to the IPO.

Although SVAC may pursue acquisitions in any sector or industry, since the IPO, SVAC has focused its search for opportunities to create value in the sectors where it has leading edge expertise, specifically in the sports, media and entertainment sectors, including traditional and emerging sports as well as film and television production and infrastructure.

On January 8, 2021, SVAC consummated the IPO of 23,000,000 public units. Each unit consists of one Class A Ordinary Share, and one-third Warrant, with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per whole share. The public units were sold at a price of $10.00 per unit, generating gross proceeds to our company of $230,000,000.

The units, each consisting of one Class A Ordinary Share and one-third of a one Warrant, trade on the Nasdaq Stock Market under the symbol AKICU; the Class A Ordinary Shares trade on the Nasdaq Stock Market under the symbol AKIC; and the Warrants trade on the Nasdaq Stock Market under the symbol AKICW.

Simultaneously with the closing of the IPO, SVAC completed the private sale of 660,000 placement units to its Sponsor at a purchase price of $10.00 per placement unit, generating $6,600,000.

A total of $230,000,000, comprised of $225,400,000 of the proceeds from the IPO and $4,600,000 of the proceeds of the sale of the placement units was placed in the Trust Account maintained by Continental, acting as trustee.

It is the job of SVAC’s Sponsor and management team to complete SVAC’s initial business combination. SVAC must complete its initial business combination by January 8, 2023. If SVAC’s initial business combination is not consummated by January 8, 2023, then SVAC’s existence will terminate, and SVAC will distribute all amounts in the Trust Account.

SVAC’s principal executive office is located at 9705 Collins Ave., 1901N, Bal Harbour, FL 33154. Its telephone number is (786)-650-0074. SVAC’s corporate website is www.sportsventuresacq.com. SVAC’s website and information contained on, or that can be accessed through the website, is not deemed to be incorporated by reference in, and is not considered part of this proxy statement.

DNEG

DNEG was founded in 1998 and is one of the world’s leading providers of VFX services to support the creation of feature film, television, and multiplatform VFX content. DNEG provides discrete VFX services focused on photoreal image generation, 2D to 3D content conversion and animation services, for visual content used in film, television, OTT, AR/VR and location-based and experiential entertainment. DNEG has operations in the United Kingdom, Canada, India, Bulgaria and the United States, and its customers include some of the world’s leading content creators including Disney (20th Century Studios, Marvel Studios, Disney+), Warner Media (HBO, HBO Max), Sony Pictures, Universal (Peacock), Paramount (Paramount+), Legendary, Netflix, Hulu, Amazon Studios and AppleTV+, among others.

For the nine months ended December 31, 2021, DNEG generated revenue of $276.8 million, net income of $20.5 million, resulting in a net income margin of 7.4%, and Adjusted EBITDA of $58.4 million, resulting in an Adjusted EBITDA margin of 21.1%. For the fiscal year ended March 31, 2021, DNEG generated total revenue of $306.6 million, net income of $12.5 million, resulting in a net income margin of 4.1%, and Adjusted EBITDA of $82.2 million, resulting in an Adjusted EBITDA margin of 26.8%.

Over the years, demand for VFX services has increased as content producers have continued to develop more premium and original content across various platforms, from traditional cinema to OTT, and allocated more of their growing production budgets specifically to VFX services. Each of the top 100 global box office films in the past ten years involved a significant VFX component, and DNEG provided VFX services for approximately half of such films. OTT platforms also require substantial amounts of new, original, premium, cinema-quality content to drive the new subscriber growth critical to their business models. The production budgets of this new OTT content rival those of major theatrical film releases and include significant VFX components. As the content creation market continues to grow, producers are increasingly relying on independent VFX services providers like DNEG who possess the track record, scale, capacity, expertise and reputation for quality to address their growing needs. Moreover, most Hollywood studios and substantially all other content producers do not have their own or sufficient internal VFX services capabilities, and therefore must rely extensively on third-party providers.

DNEG has provided VFX services for films that have achieved significant industry recognition. DNEG has provided VFX services for films that received eleven Academy Award nominations for Best Visual Effects and eighteen British Academy of Film and Television Arts (“BAFTA”) nominations for Best Special Visual Effects and has won six Academy Awards for Best Visual Effects, including five out of the last seven such awards (Tenet (2021), First Man (2019), Blade Runner 2049 (2018), Ex Machina (2016), Interstellar (2015), as well as Inception (2011)), and seven BAFTA awards for Best Special Visual Effects (Dune (2022), Tenet (2021), Blade Runner 2049 (2018), Interstellar (2015), Harry Potter and the Deathly Hallows Part 2 (2012) and Inception (2011)). Furthermore, in addition to critical acclaim for DNEG VFX services for films, DNEG won its first BAFTA TV Craft award for Best Special, Visual and Graphic Effects for its work on Black Mirror in 2018 and has received three Primetime Emmy Awards for its work on Star Trek: Discovery Season 3 (2021), Chernobyl (2019), and Dreamkeeper (2004). In addition, DNEG was also named “Media Company of the Year” at the Evening Standard Business Awards 2019.

DNEG’s principal executive office is located at 160 Great Portland St Fitzrovia, London W1W 5QA. Its telephone number is +44 207 268 5000.

Proposals to be Put to the Shareholders of SVAC at the Extraordinary General Meeting

The following is a summary of the proposals to be put to the extraordinary general meeting of SVAC and certain transactions contemplated by the Business Combination Agreement. Each of the proposals below, except the Adjournment Proposal, is cross-conditioned on the approval of each other. The transactions contemplated by the Business Combination Agreement will be consummated only if the Proposals are approved at the extraordinary general meeting.

BCA Proposal

As discussed in this proxy statement, SVAC is asking its shareholders to approve by ordinary resolution and adopt the Business Combination, dated as of January 25, 2022 by and among SVAC, DNEG, Prime Focus PF Overseas Limited, Prime Focus 3D Cooperatief. U.A and AKICV LLC, a copy of which is attached hereto as Annex A. The Business Combination Agreement provides for, among other things, the Business Combination of DNEG and SVAC pursuant to which the shareholders of DNEG will exchange their shares for shares of SVAC and SVAC will receive all the outstanding shares of DNEG, all in accordance with the terms and subject to the conditions of the Business Combination Agreement as more fully described elsewhere in this proxy statement. After consideration of the factors identified and discussed in the section entitled “Proposal No. 1 — The BCA Proposal — SVAC’s Board of Directors’ Reasons for the Business Combination,” SVAC’s board of directors concluded that the Business Combination met all of the requirements disclosed in the prospectus for SVAC’s IPO, including that the business of DNEG and its subsidiaries had a fair market value equal to at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust). For more information about the transactions contemplated by the Business Combination Agreement, see “Proposal No. 1 — The BCA Proposal.”

Company Exchange

The Business Combination Agreement provides that, upon the terms and subject to the conditions thereof, the following transactions will occur as part of the Business Combination: (i) SVAC and the stockholders DNEG will consummate the Company Exchange, pursuant to which SVAC will acquire from the stockholders of DNEG, and the stockholders of DNEG will transfer to SVAC, all of the ordinary and preferred shares of DNEG outstanding as of the time immediately prior to the Company Exchange, and each DNEG stockholder shall receive, in consideration for such transfer of each DNEG share, a number of Class A Ordinary Shares equal to such DNEG stockholder’s portion of the consideration to which such DNEG stockholder is entitled in accordance with the Business Combination Agreement and (ii) effective as of the time of the Company Exchange, any outstanding options to purchase DNEG shares shall be exchanged for options to purchase Class A Ordinary Shares, as further described in the Business Combination Agreement or redeemed to the extent that SVAC has sufficient available cash following for such redemptions consistent with the terms of the Business Combination Agreement. For further details, see “Proposal No. 1 — The BCA Proposal — Company Exchange.”

Closing Conditions

The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the SVAC shareholders and the stockholders of DNEG, (ii) expiration or termination of any waiting period under applicable regulatory laws, (iii) the absence of any law or order enjoining or prohibiting the Business Combination, (v) the absence of any event or circumstance having a material adverse effect, as defined in the Business Combination Agreement, (vi) that SVAC has at least $5,000,001 of net tangible assets upon Closing of the Business Combination, (vii) receipt of approval for listing on Nasdaq the shares of Class A Ordinary Shares to be issued in connection with the Business Combination, and (viii) the satisfaction and bring down of representations, warranties and covenants of the parties, subject to certain materiality qualifiers.

Other conditions to DNEG’s obligations to consummate the Business Combination include, among others, that as of the closing of the Business Combination, (i) SVAC shall have available cash equal or greater to $350,000,000 and (ii) any transactions required by the Backstop Agreement shall have been consummated pursuant to its terms.

For further details, see “Proposal No. 1 — The BCA Proposal — The Business Combination Agreement.”

Organizational Documents Proposal

If the BCA Proposal is approved, SVAC will ask its shareholders to approve by special resolution changes to the Existing Organizational Documents in connection with the adoption of the Proposed Organizational Documents (a copy of which is attached to this proxy statement as Annex B), including (1) changing SVAC’s corporate name from “Sports Ventures Acquisition Corp.” to “DNEG, Inc.”, (2) making certain changes related to the governance of SVAC, and (3) removing certain provisions related to SVAC’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the SVAC Board believes is necessary to adequately address the needs of SVAC after the Business Combination.

For additional information, see “Proposal No. 2 — Organizational Documents Proposal.”

Director Appointment Proposal

SVAC’s Class B Ordinary Shareholders are being asked to approve by ordinary resolution the Director Appointment Proposal. Upon the consummation of the Business Combination, the size of the board of directors of New DNEG will be set at [        ] directors, including the [        ] director nominees to be considered and voted on pursuant to the Director Appointment Proposal, as further described elsewhere in this proxy statement.

For additional information, see “Proposal No. 3 — Director Appointment Proposal”.

Share Issuance Proposal

SVAC’s shareholders are also being asked to approve by ordinary resolution the Share Issuance Proposal for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of SVAC Ordinary Shares to (a) the DNEG Stockholders pursuant to the Business Combination Agreement, (b) the PIPE Investors pursuant to the PIPE Subscription Agreements, and (c) Sponsor pursuant to the Backstop Agreement

For additional information, see “Proposal No. 4 — Share Issuance Proposal”.

Incentive Plan Proposal

SVAC’s shareholders are also being asked to approve by ordinary resolution the 2022 Plan.

For additional information, see “Proposal No. 5 — Incentive Plan Proposal”.

Adjournment Proposal

SVAC’s shareholders are being asked to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.

For additional information, see “Proposal No. 6 — The Adjournment Proposal”.

SVAC’s Board of Directors’ Reasons for the Business Combination

On January 21, 2022, The SVAC Board (i) approved the transaction agreements and the transactions contemplated thereby, (ii) determined that the Business Combination is in the best interests of SVAC and its shareholders, and (iii) recommended that SVAC’s shareholders approve and adopt the Business Combination. In evaluating the Business Combination and making these determinations and this recommendation, The SVAC Board consulted with SVAC’s management and considered a number of factors.

The SVAC Board and management considered the general criteria and guidelines that SVAC believed would be important in evaluating prospective target businesses as described in the prospectus for the IPO. The SVAC Board also considered that they could enter into a business combination with a target business that does not meet those criteria and guidelines. In the prospectus for the IPO, SVAC stated that it intended to focus primarily on acquiring one or more businesses in the sports, media or entertainment sectors. Within the entertainment sector, SVAC looked for entertainment studios and production services companies, including film studios and venues, agencies and other entertainment related companies with the following criteria and guidelines:

•        Opportunities in content creation, including the development and production of film and television assets;

•        Rising consumer consumption, underpinning a surge in overall content spend fueling the unprecedented production demand;

•        Massive influx in revenue, leading to current and further anticipated revenue growth;

•        A defensible market position;

•        Unrecognized value; and

•        Set to benefit from being a public company with broader access to capital.

In considering the Business Combination, the SVAC Board determined that the Business Combination with DNEG was an attractive business opportunity that met the vast majority of the entertainment industry criteria and guidelines above, although not weighted or in any specific order of significance.

The SVAC Board considered a wide variety of factors in connection with their evaluation of the Business Combination. In view of the complexity of those factors, the SVAC Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching their decision. Individual members of the SVAC Board may have given different weight to different factors. This description of SVAC’s reasons for the SVAC Board’ approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

DNEG and the Business Combination.

DNEG operates an integrated flexible global operations model that allows it to leverage its scale and global workforce to complete projects on time, on budget, and while efficiently maintaining consistently high standards of quality. DNEG’s highly-skilled creative and technical personnel located throughout the world undergo continuous training and gain experience working on some of the largest and most complex VFX projects to ensure they are capable of meeting its customers’ creative and quality expectations. DNEG has established strong relationships with traditional film and TV production studios, including all of the major Hollywood studios, as well as the leading OTT platforms, such as AppleTV+, Amazon, Disney+, HBO Max, Hulu, Netflix, Paramount Plus and Peacock, and producers, directors and technical professionals. DNEG is embracing client desire for new technologies that integrate visual effects work into physical production by building out its virtual production capabilities and working with clients to develop new virtual production tools and technologies. DNEG’s global scale allows it to serve as one of the largest independent providers of VFX services to visual content producers around the world.

DNEG’s services are screen agnostic.

DNEG works with the world’s leading content creators to entertain global audiences across all screen types. The content DNEG helps create is viewed on screens in theaters, televisions, computers, tablets, phones, watches and every screen size in between.

Recurring revenue with strong visibility and diversified across geographies and end-markets.

DNEG believes that its industry-leading position within the content creation services industry, combined with its longstanding relationships with content production companies and key creative talent, provides it with significant revenue visibility. DNEG’s relationships with Disney, Warner Brothers, Sony, Universal, Paramount, Legendary, Netflix and others go back over 20 years in some cases and are underscored by work on marquee projects. DNEG also actively seeks opportunities to expand its addressable market and diversify its revenue. DNEG has also invested resources in developing its animation services alongside IP creators and filmmakers to create high-end content for both feature and episodic animations.

Track record of strong financial performance.

DNEG’s historical financial performance has benefitted from secular tailwinds in content creation with top-line revenue growth on the back of large-scale VFX work and the launch and quick traction of the ReDefine brand. ReDefine is focused on offering VFX services in China and India, among other emerging markets. For the fiscal year ended March 31, 2021, ReDefine accounted for approximately 12% of DNEG’s revenue. DNEG has also generated strong Adjusted EBITDA and robust margins driven by its global workflow model, which provides top-flight execution by lower-cost regions.

Visionary, creative and entrepreneurial management team with a history of success.

DNEG’s highly experienced management team complements its creative and technical workforce by combining managerial, creative and technical know-how with deep industry experience. DNEG has supplemented its management team with creative and technical talent globally, including experienced professionals who have been recognized for their creative and technical skills and achievements. As a result, DNEG has a top-down commitment to creativity and technological innovation that further enhances its reputation and market-leading position as one of the top VFX services providers in the world.

Good Opportunity.

The SVAC Board determined, after a thorough review of other business combination opportunities reasonably available to SVAC, that the proposed Business Combination represents the best potential business combination for SVAC based upon the process utilized to evaluate and assess other potential acquisition targets, and the SVAC Board’s belief that such processes had not and may not in the near future present a better alternative.

Continued Ownership by Sellers.

The SVAC Board considered that DNEG’s existing equity holders would be receiving a significant amount of SVAC Ordinary Shares as its consideration and that the existing equity holders of DNEG are “rolling over” their existing equity interests into equity interests in SVAC which would represent approximately 72% of the ownership of the combined company after Closing (assuming that no public SVAC shareholders exercise their redemption rights in connection with the Business Combination and excluding the impact of 7.9 million public and private placement warrants struck at $11.50).

Further, most of the proceeds to be delivered to the combined company in connection with the Business Combination (including from the Trust Account and from the PIPE Investment) are expected to remain on the balance sheet of the combined company after Closing.

Investment by Third-Parties.

The SVAC Board considered that certain third parties, including top-tier institutional investors, are also investing an additional $168 million in the combined company pursuant to their participation in the PIPE Investment. The SVAC Board considered this a strong sign of confidence in DNEG following the Business Combination and the benefits to be realized as a result of the Business Combination.

Existing Business Relationships.

The SVAC Board considered the high-profile and substantial regard that DNEG holds within the VFX and entertainment industries. DNEG’s relationships with Disney, Warner Brothers, Sony, Universal, Paramount, Legendary, Netflix and others go back over 20 years in some cases and are underscored by work on marquee projects such as Dune, The Matrix Resurrections, F9: The Fast Saga, Tenet, Wonder Woman 1984, No Time to Die, Venom: Let There Be Carnage, Ron’s Gone Wrong, Avengers: Endgame and Blade Runner 2049. Generally, DNEG’s compensation is not tied to the box office success of any particular title.

Further, the PFL Agreement provides that parent and its affiliates would not be able to compete with DNEG or SVAC for four years following the Closing, which would help to ensure the continuation of these beneficial relationships.

In addition, on June 2, 2020, DNEG entered into a Resource Partnership and Volume Discount Agreement (as amended and supplemented, the “Netflix agreement”) with Netflix Worldwide Entertainment, LLC and Netflix US, LLC, who we refer to collectively as “Netflix.” Under the Netflix agreement, it is anticipated that DNEG will provide VFX and other creative services work to Netflix and companies working with Netflix to produce content. Subject to the terms and conditions of the agreement, Netflix has agreed to assign projects to DNEG for a minimum of $350.0 million of its services during the Initial Term, which may be increased if certain project award milestones are achieved. See the section entitled “Information About DNEG — Customers — Netflix Agreement” for more information.

Availability of Existing Third-Party Credit.

In connection with the execution of the Business Combination Agreement, pursuant to the New Credit Agreement, DNEG has obtained certain commitments from reputable financial institutions to refinance and increase its available credit in connection with the Closing. New DNEG expects to borrow $325.0 million under the New Credit Agreement at Closing to refinance existing indebtedness and will have capacity to borrow up to an additional $125.0 million pursuant to such agreement. This will provide significant levels of capital to fund DNEG’s existing operations and support new and existing growth initiatives.

Results of Due Diligence.

The SVAC Board considered the scope of the due diligence investigation conducted by SVAC’s management and certain of SVAC’s outside advisors and evaluated the results thereof and information available to it related to DNEG, including:

(1) extensive meetings and calls with DNEG’s management team regarding its operations and projections and the proposed transaction; and

(2) review of materials related to DNEG and its business made available by DNEG, including financial statements, key metrics and performance indicators, material contracts, real estate assets, intellectual property matters, information technology, privacy and personal data, employee compensation and benefit plans, litigation information, insurance coverages, and other regulatory and compliance matters and other legal and business diligence.

Terms of the Business Combination Agreement.

The SVAC Board reviewed and considered the terms of the Business Combination Agreement and the related agreements including the parties’ conditions to their respective obligations to complete the transactions contemplated therein and their ability to terminate such agreements under the circumstances described therein. See “Proposal No. 1 — The BCA Proposal — Related Agreements” for detailed discussions of the terms and conditions of these agreements. The SVAC Board ultimately recommended that the parties execute and deliver the Business Combination Agreement and recommend its adoption to the SVAC Shareholders.

The Role of the Independent Directors.

In connection with the Business Combination, SVAC independent directors, Mr. Jeff Bradley, Mr. Kevin Hyman and Mr. Joseph Ragan, evaluated the proposed terms of the Business Combination, including the Business Combination Agreement and the related agreements, and unanimously approved, as members of the SVAC Board, the Business Combination Agreement, the Related Agreements and the transactions contemplated thereby, including the Business Combination.

The SVAC Board also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:

Potential Inability to Complete the Business Combination.

The SVAC Board considered the possibility that the Business Combination may not be completed and the potential adverse consequences to SVAC if the Business Combination is not completed, in particular the expenditure of time and resources in pursuit of the Business Combination and the loss of the opportunity to participate in a different transaction. They considered the uncertainty related to the Closing, including due to closing conditions primarily outside of the control of the parties to the transaction (such as the need for both SVAC’s and DNEG’s shareholder approvals and the potential one or more conditions precedent to the Closing may not occur or be waived). The Business Combination Agreement and the Sponsor Support Agreement each also include exclusivity provisions that prohibit SVAC, Sponsor and certain of their respective affiliates from soliciting other business combination proposals on behalf of SVAC, which restricts SVAC’s ability to consider other potential business combinations until the earlier of the termination of the Business Combination Agreement or the consummation of the Business Combination.

In addition, the SVAC Board considered the risk that the current public SVAC shareholders would redeem their public shares for cash in connection with consummation of the Business Combination, thereby reducing the amount of cash available to DNEG following the consummation of the Business Combination and potentially requiring DNEG to waive those conditions under the Business Combination Agreement requiring a certain minimum level of available cash in order for the Business Combination to be consummated. The consummation of the Business Combination is conditioned upon satisfaction of the Minimum Cash Condition, which is for the sole benefit of DNEG. As of December 31, 2021, without giving effect to any future redemptions that may occur, the Trust Account had approximately $230 million in cash, which is presently invested in U.S. government securities. While cognizant of these matters, the SVAC Board considered the risk that current public SVAC shareholders would exercise their redemption rights is mitigated because DNEG will be acquired at an attractive purchase price and the Business Combination, when consummated would create substantial value for the existing SVAC Shareholders.

DNEG’s Business Risks.

The SVAC Board considered that SVAC Shareholders would be subject to the execution risks associated with DNEG if they retained their public shares following the Closing, which were different from the risks related to holding public shares of SVAC prior to the Closing. In this regard, the SVAC Board considered that there were risks associated with successful implementation of DNEG’s long-term business plan and strategy and DNEG realizing the anticipated benefits of the Business Combination on the timeline expected or at all, including due to factors outside of the parties’ control such as the potential negative impact of the COVID-19 pandemic and related macroeconomic uncertainty. The

SVAC Board considered that the failure of any of these activities to be completed successfully may decrease the actual benefits of the Business Combination and that SVAC Shareholders may not fully realize these benefits to the extent that they expected to retain the public shares following the completion of the Business Combination. For additional description of these risks, please see the section entitled “Risk Factors.”

Leverage.

The SVAC Board considered that at Closing, New DNEG expects to borrow $325.0 million under the New Credit Agreement to replace its existing credit facility, and following the Business Combination will have capacity to borrow up to an additional $125.0 million pursuant to such agreement. In this regard, the SVAC Board considered the likely benefits that such additional credit could provide to New DNEG, and the leverage against New DNEG would constitute only a modest increase as compared with DNEG’s existing financing, under which it has operated for several years.

Post-Business Combination Corporate Governance.

The SVAC Board considered the corporate governance provisions of the Business Combination Agreement and the Proposed Organizational Documents and the effect of those provisions on the governance of the Company following the Closing. In particular, they considered that the Business Combination Agreement includes an agreement regarding the composition of the board of directors of SVAC after the Closing.

Given that the existing equity holders of DNEG will collectively control shares representing a majority of SVAC’s total outstanding SVAC Ordinary Shares upon completion of the Business Combination, the existing equity holders of DNEG may be able to elect future directors and make other decisions (including approving certain transactions involving DNEG and other corporate actions) without the consent or approval of any of SVAC’s current shareholders, directors or management team. See “Organizational Documents Proposal” for detailed discussions of the terms and conditions of the Proposed Organizational Documents.

Limitations of Review.

The SVAC Board considered that they were not obtaining an opinion from any independent investment banking or accounting firm that the value SVAC is providing to the DNEG Stockholders in exchange for their DNEG shares is fair to SVAC or its shareholders from a financial point of view. In addition, the SVAC management reviewed only certain materials in connection with its due diligence review of DNEG related to its underlying market value. Accordingly, the SVAC Board considered that SVAC may be offering consideration for the DNEG shares that is in excess of its actual market value.

No Survival of Remedies for Breach of Representations, Warranties or Covenants of Parent or DNEG.

The SVAC Board considered that the terms of the Business Combination Agreement provide that SVAC will not have any surviving remedies against DNEG or its equity holders after the Closing to recover for losses as a result of any inaccuracies or breaches of the DNEG or parent representations, warranties or covenants set forth in the Business Combination Agreement. As a result, SVAC Shareholders could be adversely affected by, among other things, the discovery of any inaccurate or incomplete representations or warranties made by DNEG or parent in the Business Combination Agreement prior to the Closing, whether determined before or after the Closing, without any ability to reduce the number of shares to be issued in the Business Combination or recover for the amount of any damages. The SVAC Board determined that this structure was appropriate and customary in light of the fact that several similar transactions include similar terms and the current equity holders of DNEG will be, collectively, the majority equity holders in SVAC. Litigation.

The SVAC Board considered the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could enjoin consummation of the Business Combination.

Transaction Costs and Fees and Expenses.

The SVAC Board considered the fees and expenses associated with completing the Business Combination, including both those expended in connection with entering into the Business Combination Agreement and those that would be incurred in preparation for and in connection with the Closing.

In addition to considering the factors described above, The SVAC Board also considered that:

Interests of SVAC’s Directors and Executive Officers in the Business Combination.

SVAC’s directors and officers may have interests in the Business Combination as individuals that are in addition to, and may be different from, the interests of SVAC’s shareholders, as described in the section entitled “BCA Proposal — Interests of SVAC’s Directors and Officers in the Business Combination.” However, the SVAC Board, considered any potentially divergent interests of its directors and concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for the IPO and are included in this proxy statement and (ii) these disparate interests would exist with respect to a business combination by SVAC with any other target business or businesses. In addition, SVAC’s independent directors reviewed and considered these interests during their evaluation of the Business Combination and in unanimously approving, as members of the SVAC Board, the Business Combination Agreement and the Related Agreements and the transactions contemplated thereby, including the Business Combination. Additionally, with respect to those specific Related Agreements that directly involved or affected any of the directors, those interested directors fully disclosed to the other directors their interests in such matters and recused themselves from the votes on such matters. In each instance, the SVAC Board’s directors unanimously approved all measures and resolutions with respect to which another director had a potentially divergent interest.

Based on its review of the foregoing considerations, The SVAC Board concluded that the potentially negative factors associated with the Business Combination were outweighed by the potential benefits that it expects SVAC Shareholders will receive as a result of the Business Combination. The SVAC Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.

The preceding discussion of the information and factors considered by the SVAC Board is not intended to be exhaustive but includes the material factors considered by the SVAC Board. The SVAC Board considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.

This explanation of SVAC Board’ reasons for its approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

For a more complete description of the SVAC board of directors’ reasons for approving the Business Combination, including other factors and risks considered by the SVAC board of directors, see the section entitled “Proposal No. 1 — The BCA Proposal — SVAC Board of Directors’ Reasons for the Business Combination.”

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement. For additional information, see “BCA Proposal — Related Agreements.”

Amended and Restated Registration Rights Agreement

The Business Combination Agreement contemplates that, at the Closing, SVAC and the holders set forth on Exhibit A thereto will enter into the Amended and Restated Registration Rights Agreement, pursuant to which SVAC will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain SVAC Class A Ordinary Shares and other equity securities of SVAC that are held by the parties thereto from time to time. Additionally, the Amended and Restated Registration Rights Agreement will (a) modify the up-to-one year lock-up previously set forth in the side letter dated January 5, 2021 between SVAC and Sponsor to provide that 3,004,375 SVAC Class A Ordinary Shares issuable upon the conversion of the Founder Shares shall be released at the Company Exchange Effective Time, (b) provide for a lock-up of the SVAC Class A Ordinary Shares issuable to certain principal Company Stockholders in the Company Exchange ending on the earlier of (i) six months from the Closing Date, (ii) the first date that the closing price of the SVAC Class A Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-trading-day period commencing at least 90 days after the Closing Date and (iii) the date on which SVAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction, provided, that half of the shares issued to one principal DNEG Stockholder will be released at the Company Exchange Effective Time and (c) provide for a lock-up of the SVAC Class A Ordinary Shares issuable to certain parties affiliated with DNEG ending on the earlier of (i) with respect to 25% of the SVAC Class A Ordinary Shares held by such parties, six months from the Closing Date, (ii) with respect to the remaining 75% of the SVAC Class A Ordinary Shares held by such parties, two years from the Closing Date and (iii) the date on which SVAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction.

For additional information, see “BCA Proposal — Related Agreements — Amended and Restated Registration Rights Agreement”.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, SVAC, DNEG and Sponsor entered into the Sponsor Support Agreement, pursuant to which, among other things, Sponsor agreed to (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) retain and not redeem its holdings in SVAC prior to the Closing, (iii) waive its anti-dilution rights, and (iv) execute and deliver the Amended and Restated Registration Rights Agreement in the form agreed upon by the parties in connection with the Closing, but conditioned upon Closing, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

For additional information, see “Proposal No. 1 — The BCA Proposal — Related Agreements — Sponsor Support Agreement”.

Stockholder Support Agreements

As contemplated by the Business Combination Agreement, SVAC and DNEG entered into three Stockholder Support Agreements with each of the DNEG Key Stockholders, all of which are stockholders of DNEG. Pursuant to the Stockholder Support Agreements, among other things, the DNEG Key Stockholders have agreed (i) not to transfer their holdings in DNEG prior to the Closing, (ii) vote their holdings in favor of the transactions contemplated by the Business Combination Agreement, (iii) execute and deliver the Amended and Restated Registration Rights Agreement in the form agreed upon by the parties in connection with the Closing and (iv) to effectuate the transactions contemplated by the Business Combination Agreement, conditioned upon Closing on the terms and subject to the conditions set forth in its Stockholder Support Agreement.

The Stockholder Support Agreements will terminate in their entirety, and be of no further force or effect, upon the earliest to occur of (i) the Company Exchange Effective Time; (ii) such date as the Business Combination Agreement shall be validly terminated in accordance with Article IX thereof; and (iii) the effective date of a written agreement of the parties thereto terminating such Stockholder Support Agreement; provided, however, that the termination of any Stockholder Support Agreement will not relieve any party thereto from liability arising in respect of any willful material breach of such Stockholder Support Agreement or fraud prior to such termination.

For additional information, see “BCA Proposal — Related Agreements — Stockholder Support Agreement”.

Backstop Agreement

In connection with the execution of the Business Combination Agreement, SVAC, DNEG and Sponsor entered into the Backstop Agreement, pursuant to which, among other things, Sponsor has committed to utilize Sponsor’s reasonable commercial efforts to consummate the PIPE Investment and committed to purchase SVAC Class A Ordinary Shares in the backstop subscription at $10.00 per share solely for purposes of consummating the transactions contemplated hereby in an aggregate equal to $350,000,000 less the amounts paid in from the Trust Account and less the commitments received from PIPE Investors, but conditioned upon Closing on the terms and subject to the conditions set forth in the Backstop Agreement.

For additional information, see “BCA Proposal — Related Agreements — Backstop Agreement”.

PFL Agreement

As contemplated by the Business Combination Agreement, DNEG and Prime Focus Limited entered into the PFL Agreement, pursuant to which, among other things, provides for four-year non-competition and non-solicitation restrictions on Prime Focus Limited and certain affiliates with respect to DNEG following the Closing.

For additional information, see “BCA Proposal — Related Agreements — PFL Agreement”.

PIPE Subscription Agreements

On January 25, 2022, concurrently with the execution of the Business Combination Agreement, SVAC entered into the PIPE Subscription Agreements with the PIPE Investors, pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed at a purchase price of $10.00 per share and $168,000,000 million in the aggregate for 16,800,000 SVAC Class A Ordinary Shares. In addition, SVAC is continuing discussions with certain other potential private investors with whom such discussions were initiated prior to January 25, 2022. The PIPE Investment will be consummated substantially concurrently with the Closing.

The PIPE Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, SVAC is required to file a re-sale registration statement no later than 30 calendar days following the Closing. Additionally, SVAC is required to use its commercially reasonable efforts to have the registration statement declared effective as of the 90th calendar day following the Closing after the filing thereof, but no later than the earlier of (i) the 135th calendar day following the Closing if the SEC notifies SVAC that it will “review” the registration statement and (ii) the 10th business day after the date SVAC is notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. SVAC must use commercially reasonable efforts to keep the registration statement effective until the earliest of: (i) the date that such PIPE Investor ceases to hold any Registrable Securities (as defined in the PIPE Subscription Agreements), (ii) the date all Registrable Securities held by such PIPE Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for SVAC to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) the date that all Registrable Securities held by such PIPE Investor may be sold pursuant to another exemption from registration and (iv) two years from the effective date of the registration statement.

The PIPE Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (ii) the mutual written agreement of the parties to such PIPE Subscription Agreements and DNEG, and (iii) at PIPE Investor’s election, on August 31, 2022, if the Closing has not occurred on or before such date.

For additional information, see “BCA Proposal — Related Agreements — PIPE Subscription Agreements”.

Ownership of New DNEG following Business Combination

As of the date of this proxy statement, there are 23,660,000 SVAC Class A Ordinary Shares issued and outstanding and 5,750,000 SVAC Class B Ordinary Shares issued. As of the date of this proxy statement, Alan Kestenbaum holds 330,000 SVAC Class A Ordinary Shares, Robert Tilliss GST Exempt 2020 Trust holds 165,000 SVAC Class A Ordinary Shares, and Sponsor holds 5,750,00 SVAC Class B Ordinary Shares. Additionally, as of the date of this proxy statement there are 7,886,667 SVAC Warrants outstanding, which include the 220,000 private placement warrants held by affiliates of Sponsor and 7,666,667 public warrants. Each whole warrant entitles the holder thereof to purchase one SVAC Class A Ordinary Share. Therefore, as of the date of this proxy statement (without giving effect to the Business Combination), the SVAC fully diluted share capital would be 27,320,000 SVAC Ordinary Shares. Assuming the exercise and conversion of all of the SVAC securities held by Sponsor and its affiliates and without taking into account the transactions contemplated by the Backstop Agreement, Sponsor and its affiliates will hold a total of 6,630,000 New DNEG Ordinary Shares (equal to an ownership interest of approximately 3.6%).

The following table illustrates varying ownership levels in New DNEG immediately following the consummation of the Business Combination in three different scenarios. The minimum redemption scenario assumes none of the public SVAC shareholders exercise their redemption rights (the “Minimum Redemption”). If more than 20% of the public SVAC shareholders exercise their redemption rights, Sponsor would be obligated to purchase additional SVAC Class A Ordinary Shares pursuant to the Backstop Agreement, Therefore, as a result a middle redemption scenario assumes 10% of the public SVAC shareholders exercise their redemption rights, which is approximately the midpoint between the impact of the no redemption scenario and a 20% redemption level (the “Middle Redemption”). The maximum redemption scenario assumes 100% of the public SVAC shareholders exercise their redemption rights (the “Maximum Redemption”) and as a result Sponsor would be obligated to purchase additional SVAC Class A Ordinary Shares pursuant to the Backstop Agreement.

	Share Ownership of New DNEG
	Minimum Redemption		Middle Redemption		Maximum Redemption
	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
DNEG Stockholders(1)(2)	117,100,000	71.7%	117,100,000	72.7%	117,100,000	73.9%
Public SVAC Shareholders	23,000,000	14.1%	20,700,000	12.9%	—	—
Sponsor and related parties(3)	6,410,000	3.9%	6,410,000	4.0%	24,610,000	15.5%
PIPE Investors	16,800,000	10.3%	16,800,000	10.4%	16,800,000	10.6%
Total	163,310,000	100%	161,010,000	100%	158,510,000	100%
Warrants	7,886,667	—	7,886,667	—	7,886,667	—

____________

(1)      The number of shares held by DNEG Stockholders is calculated as (i) the Aggregate Closing Consideration of $1.321 billion divided by (ii) $10.00 per share, less (iii) 15.0 million New DNEG Ordinary Shares, which immediately after completion of the Business Combination, New DNEG has the right to purchase from Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million.

(2)      Does not include 973,285 DNEG Options. Pursuant to the Business Combination Agreement, DNEG has the option and the right, in consultation with Sponsor, to convert 597,780 outstanding and unexercised DNEG Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations to be paid in cash and/or equity. If DNEG makes such an election, such DNEG Options shall be converted on a net shares basis taking into account the applicable exercise price, shall not be deemed to be outstanding under the DNEG Equity Compensation Plan and shall not be taken into account for purposes of determining the Company TSM Shares (as defined in the Business Combination Agreement) pursuant to the Business Combination Agreement. If all such DNEG Options were settled in cash assuming a fair market value of the New DNEG Ordinary Shares of $10.00 per share, DNEG would make aggregate cash payments of approximately $93.3 million. In connection with the Business Combination and prior to the Closing, SVAC and DNEG have agreed that Namit Malhotra shall have the right to transfer 375,505 DNEG Options to A2R. A2R has the right to exercise such DNEG Options to convert them into a corresponding number of DNEG Ordinary Shares. A2R may transfer approximately 262,227 DNEG Ordinary Shares to Novator in satisfaction of debt it owes to Novator.

(3)      Consists of 660,000 SVAC Class A Ordinary Shares and 5,750,000 SVAC Class B Ordinary Shares, which will automatically convert into New DNEG Ordinary Shares at Closing. Related parties include Alan Kestenbaum, Robert Tilliss GST Exempt 2020 Trust and Steven Horowitz. The Maximum Redemption scenario assumes that, pursuant to the Backstop Agreement, the Sponsor will purchase 18,200,000 New DNEG Ordinary Shares. This would be in addition to the 5,500,000 New DNEG Ordinary Shares that Sponsor agreed to purchase pursuant to a PIPE Subscription Agreement.

Organizational Structure

The following diagram depicts the organizational structure of New DNEG following the Business Combination assuming the Middle Redemption.

(1)     Does not include potential purchase of up to $50.0 million of equity or equity awards from any employee of DNEG or any of its subsidiaries or the conversion of outstanding DNEG Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations to be paid in cash and/or equity, in each case as permitted by the Business Combination Agreement.

(2)    Novator has loans outstanding to affiliates of parent (including Prime Focus Limited and A2R) in the aggregate amount of approximately $             . Pursuant to the Business Combination Agreement, immediately after the completion of the Business Combination, New DNEG has the right to purchase up to 15.0 million shares of New DNEG Ordinary Shares held by Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million. In addition, the debt by A2R to Novator may be settled through the transfer of shares of approximately 262,227 DNEG Ordinary Shares held by A2R. Following such share purchase and transfer, assuming New DNEG purchases 15.0 million shares of New DNEG Ordinary Shares from Novator, Novator could own up to approximately 27,900,000 New DNEG Ordinary Shares, representing approximately 17.3% of the outstanding New DNEG Ordinary Shares (including 4,900,000 SVAC Class A Ordinary Shares Novator subscribed for pursuant to its PIPE Subscription Agreement).

The above diagram excludes certain consolidated and deconsolidated direct and indirect subsidiaries of New DNEG, including consolidated and deconsolidated securitization variable interest entities.

Date, Time and Place of Extraordinary General Meeting of SVAC’s Shareholders

The extraordinary general meeting of the shareholders of SVAC will be held at             , Eastern Time, on             , at the offices of              located at             , or virtually via live webcast at             , or at such other time, on such other date and at such other place to be which the meeting may be adjourned, to consider and vote upon the proposals to be put to the extraordinary general meeting, including if necessary, the Adjournment Proposal, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, each of the Condition Precedent Proposals have not been approved.

Voting Power; Record Date

SVAC shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned ordinary shares at the close of business on             , 2022, which is the “record date” for the extraordinary general meeting. Shareholders will have one vote for each SVAC Ordinary Share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. SVAC warrants do not have voting rights. As of the close of business on the record date, there were 23,660,000 Class A Ordinary Shares and 5,750,000 Class B Ordinary Shares issued and outstanding, of which 23,000,000 were issued and outstanding public shares.

Quorum and Vote of SVAC Shareholders

A quorum of SVAC Shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if the holders of a majority of the issued and outstanding ordinary shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. As of the record date for the extraordinary general meeting, 14,705,001 SVAC Ordinary Shares would be required to achieve a quorum.

Sponsor has agreed to vote all of its ordinary shares in favor of the proposals being presented at the extraordinary general meeting. As of the date of this proxy statement, Sponsor holds 5,750,000 of SVAC’s Class B ordinary shares, representing approximately 19.6% of the issued and outstanding ordinary shares.

The proposals presented at the extraordinary general meeting require the following votes:

•        Proposal No. 1 — The BCA Proposal — The approval of the BCA Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

•        Proposal No. 2 — Organizational Documents Proposal — The separate approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares represented who, being present and entitled to vote thereon at the extraordinary general meeting, vote at the extraordinary general meeting.

•        Proposal No. 3 — The Director Appointment Proposal — The approval of the Director Appointment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the outstanding SVAC Class B Ordinary Shares cast by holders of SVAC’s Class B Ordinary Shares who, being present and entitled to vote thereon at the extraordinary meeting, vote at the extraordinary general meeting, provided, however, that holders of SVAC Class A Ordinary Shares have no right to vote on the appointment, removal or replacement of any director.

•        Proposal No. 4 — The Share Issuance Proposal — The approval of the Share Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote thereon at the extraordinary general meeting, vote at the extraordinary general meeting.

•        Proposal No. 5 — The Incentive Plan Proposal — The approval of the Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote thereon at the extraordinary general meeting, vote at the extraordinary general meeting.

•        Proposal No. 6 — The Adjournment Proposal — The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote thereon at the extraordinary general meeting, vote at the extraordinary general meeting.

Redemption Rights

Pursuant to the Existing Organizational Documents, a public SVAC shareholder may request of SVAC that SVAC redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

•        (a) hold public shares, or (b) if you hold public shares through units, you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

•        submit a written request to Continental, SVAC’s transfer agent, that SVAC redeem all or a portion of your public shares for cash; and

•        deliver any redemption forms to Continental Stock Transfer & Trust Company, SVAC’s transfer agent, electronically through DTC.

Public SVAC shareholders must complete the procedures for electing to redeem their public shares in the manner described above prior to              p.m.,              Time, on              (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

For the purposes of Article 8 of the Existing Organizational Documents and the Cayman Islands Companies Act, the exercise of redemption rights will be treated as an election to have such public shares repurchased for cash and references in this proxy statement to “redemption” or “redeeming” will be interpreted accordingly. Immediately following the consummation of the Business Combination, SVAC will satisfy the exercise of redemption rights by redeeming the corresponding public shares issued to the public SVAC shareholders that validly exercised their redemption rights.

Holders of SVAC Units must elect to separate the SVAC Units into the underlying SVAC Class A Ordinary Shares and SVAC Warrants prior to exercising redemption rights with respect to the public shares. If holders hold their SVAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the SVAC Units into the underlying SVAC Class A Ordinary Shares and SVAC Warrants, or if a holder holds SVAC Units registered in its own name, the holder must contact Continental, SVAC’s transfer agent, directly and instruct them to do so. Public SVAC shareholders may elect to redeem all or a portion of the public shares held by them, regardless of if or how they vote in respect of the BCA Proposal.

If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public SVAC shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms to Continental, SVAC’s transfer agent, SVAC will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of December 31, 2022, this would have amounted to approximately $10.00 per issued and outstanding public share. If a public SVAC shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares.

If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public SVAC shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through [Continental Stock Transfer & Trust Company’s] DWAC (deposit withdrawal at custodian) system. The transfer agent will typically charge the tendering broker $[__] and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated, this may result in an additional cost to shareholders for the return of their shares.

Any request for redemption, once made by a holder of public shares, may not be withdrawn once submitted to SVAC unless the SVAC Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). If you deliver your share certificates (if any) and other redemption forms for redemption to Continental, SVAC’s transfer agent, and later decide prior to the extraordinary general meeting not to elect redemption, you may request that SVAC’s transfer agent return the shares (electronically) to you. You may make such request by contacting Continental, SVAC’s transfer agent, at the phone number or address listed at the end of this section.

Any corrected or changed written exercise of redemption rights must be received by Continental, SVAC’s transfer agent, prior to the vote taken on the BCA Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s public share certificates (if any) and other redemption forms have been delivered (electronically) to Continental, SVAC’s transfer agent, at least two business days prior to the vote at the extraordinary general meeting.

Notwithstanding the foregoing, a public SVAC shareholder, together with any affiliate of such public SVAC shareholder or any other person with whom such public SVAC shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public SVAC shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Sponsor and each director and officer of SVAC have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby, and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any SVAC Ordinary Shares held by them. Sponsor owns approximately 19.6% of SVAC’s issued and outstanding ordinary shares, consisting of 5,750,000 Class B Ordinary Shares, and SVAC’s interested directors beneficially own approximately 21.2% of SVAC’s Ordinary Shares, consisting of 495,000 Class A Ordinary Shares and a beneficial interest in Sponsor’s 5,750,000 Class B Ordinary Shares. In addition, certain affiliates of Sponsor hold an additional 660,000 SVAC Class A Ordinary Shares, in the aggregate, representing an additional approximately 2.2% of the issued and outstanding SVAC Ordinary Shares. Such affiliates intend to vote all of such shares, along with any other shares that they may subsequently acquire, in favor of the Business Combination and the other proposals set forth in this proxy statement. The SVAC Ordinary Shares held by Sponsor and its affiliates will be excluded from the pro rata calculation used to determine the per share redemption price.

Holders of the SVAC Warrants will not have redemption rights with respect to the SVAC Warrants.

The closing price of public shares on [__], 2022, the most recent practicable date prior to the date of this proxy statement, was $[__]. As of December 31, 2021, funds in the Trust Account totaled $230 million and were comprised entirely of U.S. government treasury obligations with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, or approximately $10.00 per issued and outstanding public share.

Prior to exercising redemption rights, public SVAC shareholders should verify the market price of the public shares as they may receive higher proceeds from the sale of their public shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. SVAC cannot assure its shareholders that they will be able to sell their public shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

The amount of dilution incurred by SVAC Shareholders who do not elect to have their shares redeemed for cash will depend on the number of shares that are redeemed, the future exercise of outstanding warrants during the applicable warrant exercise period, and the Company Valuation. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for a table that summaries the number of New DNEG Ordinary Shares outstanding under three (3) redemption scenarios — a scenario assuming no redemptions, a scenario assuming that ten percent (10%) of the public SVAC shareholders exercise their redemption rights and a scenario assuming one hundred percent (100%) of the public SVAC shareholders exercise their redemption rights. The tables include descriptions of the dilution as a result of warrants retained by the SVAC Shareholders that elect to have their shares redeemed. Please see the subsection entitled “Questions and Answers For Shareholders of Sports Ventures Acquisition Corp. — What are the possible sources and the extent of dilution that the SVAC Shareholders that elect not to redeem their shares of SVAC Ordinary Shares will experience in connection with the Business Combination?” for further information.

Appraisal Rights

Neither the SVAC Shareholders nor holders of SVAC Warrants have appraisal rights in connection with the Business Combination under the Cayman Islands Companies Act and New York law.

Proxy Solicitation

Proxies may be solicited by telephone, by facsimile, by mail, on the Internet or in person. SVAC has engaged              to assist in the solicitation of proxies.

Shareholders may send a later-dated, signed proxy card to SVAC’s secretary at SVAC’s address so that it is received by SVAC’s secretary prior to the vote at the extraordinary general meeting (which is scheduled to take place on             ) or attend the extraordinary general meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to SVAC’s secretary, which must be received by SVAC’s secretary prior to the vote at the extraordinary general meeting. However, if such shareholder’s shares are held in “street name” by such shareholder’s broker, bank or another nominee, the shareholder must contact its broker, bank or other nominee to change its vote as described in the section entitled “Extraordinary General Meeting of SVAC — Revoking Your Proxy”.

Interests of SVAC’s Directors and Executive Officers in the Business Combination

Executive officers of SVAC and DNEG negotiated the terms of the Business Combination Agreement, and the respective boards of directors of SVAC and DNEG determined that entering into the Business Combination Agreement was in the best interests of SVAC and DNEG, respectively, and their respective shareholders, declared the Business Combination Agreement advisable and recommended that SVAC Shareholders approve the proposals required to effect the Business Combination. In considering these facts and the other information contained in this proxy statement, you should be aware that SVAC’s and DNEG’s respective executive officers and directors may have financial interests in the Business Combination that may be different from, or in addition to, the interests of public SVAC shareholders. The boards of directors of SVAC and DNEG were aware of and considered these interests, among other matters, in reaching the determination to approve the terms of the Business Combination and, with respect to the SVAC Board, in recommending to SVAC’s shareholders that they vote to approve the Business Combination.

In addition, when considering the SVAC Board’s recommendation that SVAC Shareholders vote in favor of the approval of the BCA Proposal and the other Proposals described in this proxy statement, SVAC’s shareholders should be aware that Sponsor has interests in the Business Combination that may be different from, in addition to, or conflict with the interests of SVAC’s shareholders in general.

Sponsor, of which SVAC Chief Executive Officer and director Alan Kestenbaum and SVAC Chief Financial Officer and director Robert Tilliss are managing members, holds 5,750,000 SVAC Class B Ordinary Shares and has committed to purchase 5,500,000 Class A Ordinary Shares pursuant to a PIPE Subscription Agreement. Sponsor purchased its SVAC Class B Ordinary Shares for an aggregate purchase price of $25,000 (or approximately, $0.004 per share). Upon the completion of a business combination, Sponsor’s 5,750,000 SVAC Class B Ordinary Shares (which would then become 5,750,000 New DNEG Ordinary Shares) would be worth substantially more than the price at which Sponsor purchased such shares. Pursuant to the PIPE Subscription Agreements and Backstop Agreement, shares of New DNEG Ordinary Shares are currently being sold at a price of $10.00 per share, which would put the value of Sponsor’s SVAC Class B Ordinary Shares at $57.5 million, As a result, Sponsor and its affiliates can earn a positive rate of return on their investment even if other SVAC Shareholders experience a negative rate of return in New DNEG. Additionally, while Sponsor may incur out of pocket expenses in connection with SVAC, such out of pocket expenses are repaid periodically by SVAC and are not contingent on the closing of a business combination. Sponsor additionally may provide a working capital loan to SVAC with repayment contingent upon the closing of a business combination.

The personal and financial interests of Sponsor, SVAC’s directors and officers, and DNEG’s directors and officers may have influenced their motivation in selecting DNEG as a business combination target, completing a business combination with DNEG, and operating the business of New DNEG thereafter. In considering the recommendation of the SVAC Board in favor of the Business Combination, SVAC Shareholders should consider these interests including that Sponsor will benefit from the completion of a business combination and may have an incentive to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate SVAC. Sponsor does not hold any ownership interests in DNEG.

An additional potential conflict of interest between the SVAC Shareholders and its officers is that the Existing Constitutional Documents waive the corporate opportunities doctrine which would allow the officers of SVAC to pursue opportunities that may have been suitable for SVAC. While the corporate opportunities doctrine has been waived in the Existing Constitutional Documents, neither the principals of Sponsor nor any SVAC officers has taken an opportunity that could have been pursued by SVAC since the formation of SVAC and the waiver did not have an impact on SVAC’s search for a potential business combination target. For a further discussion of the interests of Sponsor, SVAC’s directors and officers, and DNEG’s directors and officers in the Business Combination, see “Certain Relationships and Related Person Transactions.”

Unlike some other blank check companies in which the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by the public SVAC shareholders in connection with an initial business combination, Sponsor has agreed to vote all its founder shares and any other public shares it may hold in favor of all the proposals being presented at the extraordinary general meeting. As of the date of this proxy statement, Sponsor (including SVAC’s affiliates) owns 19.6% of the issued and outstanding SVAC Ordinary Shares.

At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), Sponsor, the existing DNEG Stockholders and their respective directors, officers, advisors or affiliates may (i) purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (ii) execute agreements to purchase such shares from such investors in the future, or (iii) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of SVAC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Sponsor, the existing DNEG Stockholders or their respective directors, officers, advisors, or affiliates purchase shares in privately negotiated transactions from public SVAC shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (1) satisfaction of the requirement that holders of a majority of the SVAC Ordinary Shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the BCA Proposal, the Director Appointment Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal, (2) satisfaction of the requirement that holders of at least two-thirds of the SVAC Ordinary Shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the and the Organizational Documents Proposal, (3) satisfaction of the Minimum Cash Condition, (4) otherwise limiting the number of public shares electing to redeem and (5) SVAC’s net tangible assets being at least $5,000,001.

Entering into any such arrangements may have a depressive effect on the SVAC Ordinary Shares (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved. SVAC will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the extraordinary general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder.

Interests of DNEG’s Directors and Officers in the Business Combination

When you consider the recommendation of SVAC’s board of directors in favor of approval of the BCA Proposal, you should keep in mind that DNEG’s directors and executive officers may have interests in such proposal that are different from, or in addition to, those of SVAC Shareholders and warrant holders generally. These interests include, among other things, the interests listed below:

•        Treatment of DNEG Options in the Business Combination.    At the Company Exchange Effective Time, all DNEG Options outstanding and not exercised as of immediately prior to the Company Exchange Effective Time, whether or not vested or exercisable, shall automatically be converted into a Converted SVAC Option. Subject to the terms of the Business Combination Agreement, each Converted SVAC Option shall (i) cover a number of SVAC Class A Ordinary Shares determined by multiplying (A) the number of DNEG Ordinary Shares subject to the underlying DNEG Option immediately prior to the Company Exchange Effective Time by (B) the Exchange Ratio (as defined in the Business Combination Agreement), which product shall be rounded down to the nearest whole number of shares, and (ii) have an exercise price per share in U.S. Dollars determined by dividing the exercise price per share of the underlying DNEG Option immediately prior to the Company Exchange Effective Time by the Exchange Ratio, which quotient shall be rounded up to the nearest whole cent. As of the Company Exchange Effective Time, all DNEG Options shall cease to be outstanding and each option holder of DNEG shall cease to have any rights with respect to such DNEG Options, except with respect to the resulting Converted SVAC Options. Pursuant to the Business Combination Agreement, DNEG has the option and the right, in consultation with Sponsor, to convert 597,780 outstanding and unexercised DNEG Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations to be paid in cash and/or equity. If DNEG makes such an election, such DNEG Options shall be converted on a net shares basis taking into account the applicable exercise price, shall not be deemed to be outstanding under the DNEG Equity Compensation Plan and shall not be taken into account for purposes of determining the Company TSM Shares (as defined in the Business Combination Agreement) pursuant to the Business Combination Agreement. See the section entitled “BCA Proposal — The Business Combination Agreement — Treatment of DNEG Options” for more information.

The amounts listed in the table below represent the number of stock options to be held by each executive officer and director of DNEG immediately following consummation of the Business Combination assuming DNEG does not purchase them for cash or elect to convert them into cash settled securities. Stock options are stated as total outstanding stock options with the estimated intrinsic value of each executive officer’s and director’s stock options calculated as to the total outstanding stock options for each individual award multiplied by the difference between (i) the $10 fair value of DNEG Capital Stock under the Business Combination Agreement and (ii) the stock option exercise price.

Name(1)	Options	Intrinsic Value
Namit Malhotra(2)		$
Vikas Rathee
Simon Morgan
Paul Salvini
Christopher Pflug

____________

(1)      This table does not include the warrants and common shares disclosed in the beneficial ownership table, which securities will receive no extra or special benefit not shared on a pro rata basis by all other holders of the same class of securities. For further information, see the section entitled “Beneficial Ownership of Securities” below.

•         Director Compensation.    Following the Business Combination, the New DNEG board of directors intends to adopt a non-employee director compensation practice (“Director Compensation Practice”). At the time of the filing of this proxy statement, no amounts of compensation in any form have been determined for directors in connection with the Director Compensation Practice. We intend that the Director Compensation Practice will provide for compensation in the form of cash, equity or a combination of both. At the time of the filing of this proxy statement, no amounts of compensation in any form have been determined for directors in connection with the Director Compensation Practice. For more information on the Director Compensation Practice we intend to adopt, see the section entitled “Executive Compensation — Director Compensation” below.

•         2022 Plan.    Effective upon the completion of the Business Combination and in connection with the implementation of the 2022 Plan, we intend to grant awards to certain executive officers representing             % of our outstanding capital stock following the Business Combination on an as converted basis. All future awards to executive officers, employees and consultants under the 2022 Plan are discretionary and cannot be determined at this time.

(2)      In connection with the Business Combination and prior to the Closing, SVAC and DNEG have agreed that Namit Malhotra shall have the right to transfer 375,505 DNEG Options to A2R.

For more information relating to our 2022 Plan, see “Incentive Plan Proposal” discussed below.

Recommendation to Shareholders of SVAC

SVAC’s board of directors believes that the BCA Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of SVAC’s shareholders and unanimously recommends that its shareholders vote “FOR” the BCA Proposal, “FOR” the separate Organizational Documents Proposal, “FOR” the Director Appointment Proposal, “FOR” the Share Issuance Proposal, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting.

The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “BCA Proposal — Interests of SVAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination in the Minimum Redemption, Middle Redemption and Maximum Redemption scenarios. If the actual facts are different from these assumptions, the below figures will be different.

Minimum Redemption:

Sources		Uses
($ in millions)
Cash and investments held in Trust Account(1)	$230	Cash on hand(4)	$285
PIPE Investments(2)	$168	Payment of existing credit facilities	$228
Borrowings under Term Loan B(3)	$325	Payment of amounts related to Novator Debt(5)	$150
		Settlement of related party balances(6)	$16
		Transaction fees and expenses(7)	$45
Total Sources	$723	Total Uses	$723

____________

(1)      Calculated as of December 31, 2021.

(2)      Shares issued in the PIPE Investment are at a purchase price of $10.00 per share.

(3)      On January 7, 2022, DNEG entered into a $75.0 million term facility B of which, after deducting an amount of $14.4 million to reduce foreign currency revolvers as required under the refinancing and $0.75 million towards fees, the balance was deposited into DNEG’s bank account amounting to $59.8 million. On January 25, 2022, DNEG obtained commitments for a new senior secured Credit Facilities, consisting of a Term Loan B of $325.0 million that will be fully drawn at Closing and a committed undrawn Revolving Credit Facility allowing for borrowings of up to $125.0 million (subject to certain conditions). Anticipated use of proceeds for the Term Loan B at Closing include payment of existing credit facilities (including the term facility B), settlement of related party balances and certain transaction fees and expenses.

(4)      Does not include potential purchase of up to $50.0 million of equity or equity awards from any employee of DNEG or any of its subsidiaries or the conversion of outstanding DNEG Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations to be paid in cash and/or equity, in each case as permitted by the Business Combination Agreement.

(5)      Immediately after completion of the Business Combination, New DNEG has the right to purchase up to 15.0 million New DNEG Ordinary Shares held by Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million pursuant to the Business Combination Agreement.

(6)      Reflects the settlement of related party balances to affiliates of parent.

(7)      Includes deferred underwriting commission of $8.1 million and estimated transaction expenses.

Middle Redemption:

Sources		Uses
($ in millions)
Cash and investments held in Trust Account(1)	$207	Cash on hand(4)	$262
PIPE Investments(2)	$168	Payment of existing credit facilities	$228
Borrowings under Term Loan B(3)	$325	Payment of amounts related to Novator Debt(5)	$150
		Settlement of related party balances(6)	$16
		Transaction fees and expenses(7)	$45
Total Sources	$700	Total Uses	$700

____________

(1)      Calculated as of December 31, 2021.

(2)      Shares issued in the PIPE Investment are at a purchase price of $10.00 per share.

(3)      On January 7, 2022, DNEG entered in to a $75.0 million term facility B of which, after deducting an amount of $14.4 million to reduce foreign currency revolvers as required under the refinancing and $0.75 million towards fees, the balance was deposited into DNEG’s bank account amounting to $59.8 million. On January 25, 2022, DNEG obtained commitments for a new senior secured Credit Facilities, consisting of a Term Loan B of $325.0 million that will be fully drawn at Closing and a committed undrawn Revolving Credit Facility allowing for borrowings of up to $125.0 million (subject to certain conditions). Anticipated use of proceeds for the Term Loan B at Closing include payment of existing credit facilities (including the term facility B), settlement of related party balances and certain transaction fees and expenses.

(4)      Does not include potential purchase of up to $50.0 million of equity or equity awards from any employee of DNEG or any of its subsidiaries or the conversion of outstanding DNEG Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations to be paid in cash and/or equity, in each case as permitted by the Business Combination Agreement.

(5)      Immediately after completion of the Business Combination, New DNEG has the right to purchase up to 15.0 million New DNEG Ordinary Shares held by Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million pursuant to the Business Combination Agreement.

(6)      Reflects the settlement of related party balances to affiliates of parent.

(7)      Includes deferred underwriting commission of $8.1 million and estimated transaction expenses.

Maximum Redemption:

Sources		Uses
($ in millions)
Cash and investments held in Trust Account(1)	—	Cash on hand(4)	$237
Backstop	$182	Payment of existing credit facilities	$228
PIPE Investments(2)	$168	Payment of amounts related to Novator Debt(5)	$150
Borrowings under Term Loan B(3)	$325	Settlement of related party balances(6)	$16
		Transaction fees and expenses(7)	$45
Total Sources	$675	Total Uses	$675

____________

(1)      Calculated as of December 31, 2021.

(2)      Shares issued in the PIPE Investment are at a purchase price of $10.00 per share.

(3)      On January 7, 2022, DNEG entered in to a $75 million term facility B of which, after deducting an amount of $14.4 million to reduce foreign currency revolvers as required under the refinancing and $0.75 million towards fees, the balance was deposited into DNEG’s bank account amounting to $59.8 million. On January 25, 2022, DNEG obtained commitments for a new senior secured Credit Facilities, consisting of a Term Loan B of $325.0 million that will be fully drawn at Closing and a committed undrawn Revolving Credit Facility allowing for borrowings of up to $125.0 million (subject to certain conditions). Anticipated use of proceeds for the Term Loan B at Closing include payment of existing credit facilities (including the term facility B), settlement of related party balances and certain transaction fees and expenses.

(4)      Does not include potential purchase of up to $50.0 million of equity or equity awards from any employee of DNEG or any of its subsidiaries or the conversion of outstanding DNEG Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations to be paid in cash and/or equity, in each case as permitted by the Business Combination Agreement.

(5)      Immediately after completion of the Business Combination, New DNEG has the right to purchase up to 15.0 million New DNEG Ordinary Shares held by Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million pursuant to the Business Combination Agreement.

(6)      Reflects the settlement of related party balances to affiliates of parent.

(7)      Includes deferred underwriting commission of $8.1 million and estimated transaction expenses.

U.S. Federal Income Tax Considerations

For a discussion summarizing the U.S. federal income tax considerations of the exercise of redemption rights, see “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations”.

Expected Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP in all redemption scenarios. Under this method of accounting, SVAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of DNEG issuing stock for the net assets of SVAC, accompanied by a recapitalization. The net assets of SVAC will be stated at historical cost, with no goodwill or other intangible assets recorded. DNEG has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        DNEG’s existing shareholders will have a majority of the voting power in the post-Business Combination company (under all redemption scenarios)

•        DNEG’s existing stockholders will be able to appoint a majority of the directors in the Board of Directors of the post-Business Combination company

•        DNEG’s management team will be the management team of the post-Business Combination company

•        DNEG’s prior operations will comprise the ongoing operations of the post-Business Combination company

•        DNEG is the larger entity based on historical revenues and business operations

•        the post-Business Combination company will assume the “DNEG” operating name and DNEG’s headquarters.

As the Business Combination is an in-substance capital transaction, costs that are direct and incremental to consummation of the transaction will be recognized against additional paid-in capital, rather than being expensed.

Emerging Growth Company

SVAC is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in SVAC’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. SVAC has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, SVAC, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of SVAC’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the first fiscal year following the fifth anniversary of SVAC’s IPO, (ii) the first fiscal year after New DNEG’s annual gross revenue are $1.07 billion or more, (iii) the date on which New DNEG has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) as of the end of any fiscal year in which the market value of New DNEG’s ordinary shares held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

Risk Factors Summary

In evaluating the proposals to be presented at the SVAC extraordinary general meeting, shareholders should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors”. In particular, such risks include, but are not limited to, the following:

•        The sustained outbreak of the COVID-19 pandemic has disrupted DNEG’s business and operations and may continue to have a material adverse effect on DNEG’s business.

•        If content producers reduce the amount of VFX content they produce and release, DNEG’s revenue would likely decline.

•        DNEG depends upon its relationships with the major motion picture studios and other content producers, including key executive and creative talent, and any deterioration in these relationships could materially and adversely affect its business.

•        DNEG operates in the constantly evolving entertainment market, which is subject to rapidly changing consumer behavior and tastes, and depends on audience acceptance of content for which DNEG provides VFX services and the long-term popularity of the content that DNEG’s customers produce based on their brands and franchises.

•        DNEG’s order book and order pipeline are not necessarily indicative of its future revenue or other results of operations and DNEG may not fully realize the revenue value reported in its order book and order pipeline.

•        Content producers may delay, suspend or terminate DNEG’s contracts, which could negatively affect its revenue and harm its reputation and prospects.

•        Competition from other providers of services or new technologies to the visual entertainment industry could adversely affect DNEG’s business.

•        If DNEG is unable to develop and maintain technologies to support customers’ evolving needs in response to changes in consumer demand, or fails to maintain the quality of its services and its reputation with customers, its business and prospects could suffer.

•        DNEG is dependent on proprietary technology licensed from others. If DNEG loses its licenses, it may not be able to continue servicing its customers or developing its work product.

•        If incentives for content production in the jurisdictions in which DNEG operates are altered, challenged or revoked or similar incentives are introduced in other jurisdictions, content producers may shift their productions to jurisdictions in which DNEG currently has no presence or may reduce their level of production in general.

•        From time to time studios have sought to defer all or part of DNEG’s compensation for services until after a film is released, to tie DNEG’s fees or their collectability to box office success of the projects on which DNEG works or to have it invest in projects on which it works.

•        Future acquisitions or investments may not achieve their intended benefits or may disrupt DNEG’s plans and operations.

•        The international nature of DNEG’s business exposes it to risks, such as currency fluctuations and unexpected changes in the regulatory requirements of multiple jurisdictions.

•        New DNEG’s operating results may fluctuate substantially from period to period or be different from expectations, which may adversely affect the price of New DNEG’s ordinary shares.

•        DNEG has a substantial amount of indebtedness, which could adversely impact its financial position and which subjects DNEG to additional financial and operating restrictions.

•        Sponsor, SVAC’s directors and officers and DNEG’s directors and officers may each have interests in the Business Combination different from the interests of public SVAC shareholders.

•        The SVAC board of directors has not obtained a third-party valuation in determining whether or not to pursue the Business Combination.

•        The consummation of the Business Combination is subject to a number of conditions and the Business Combination may not be completed.

•        The parties to the Business Combination Agreement may amend the terms of the Business Combination Agreement or waive one or more of the conditions to the Business Combination.

•        SVAC does not have a specified maximum redemption threshold. Redemptions by public SVAC shareholders may make it more difficult to complete the Business Combination, or make it more difficult for New DNEG to operate successfully following completion.

•        The Backstop Agreement with Sponsor may not be adequate to ensure satisfaction of the Minimum Cash Condition.

•        Sponsor may elect to purchase shares or warrants from public SVAC shareholders prior to the consummation of the Business Combination, which may influence the vote on the Business Combination and reduce the public “float” of our securities.

•        Registration of the New DNEG ordinary shares issuable upon exercise of the warrants under the Securities Act and any state securities laws may not be in place when an investor desires to exercise warrants and causing such warrants to expire worthless.

•        If third parties bring claims against SVAC, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share, the offering price per unit in our IPO.

•        If, after we distribute the proceeds in the Trust Account to public SVAC shareholders, we enter a bankruptcy or insolvency proceeding, a court may seek to recover such proceeds.

•        If, before distributing the proceeds in the Trust Account to public SVAC shareholders, we enter a bankruptcy or insolvency proceeding, the claims of creditors in such proceeding may have priority over the claims of our shareholders.

•        Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

•        Provisions in New DNEG’s amended and restated memorandum and articles of association may inhibit a takeover of New DNEG, which could limit the price investors might be willing to pay in the future for our ordinary shares.

•        Public SVAC shareholders will experience immediate dilution as a consequence of the issuance of New DNEG ordinary shares as consideration in the Business Combination and the PIPE Investment and due to future issuances pursuant to the New DNEG equity plan and will hold a minority share position in New DNEG.

•        Warrants will become exercisable for New DNEG ordinary shares, which would increase the number of shares eligible for future resale in the public market and result in further dilution to our shareholders.

•        We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

•        Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

•        New DNEG does not intend to pay cash dividends for the foreseeable future.

•        The unaudited pro forma condensed combined financial information included in this proxy statement is preliminary and New DNEG’s actual financial condition and results of operations after the Business Combination may differ materially.

•        SVAC has previously identified a material weakness in its internal control over financial reporting and determined that it was required to restate certain historical financial statements, and there can be no assurance that New DNEG will not be required to restate its financial statements in the future.

•        SVAC has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is substantial doubt that SVAC will be able to continue as a going concern if it does not consummate an initial business combination by January 8, 2023. If SVAC is unable to effect an initial business combination by January 8, 2023, it would be required to liquidate and its warrants would expire worthless.

•        DNEG has identified material weaknesses in its internal control over financial reporting and there can be no assurance that New DNEG will be able to report its financial results accurately, prevent fraud or file its periodic reports as a public company in a timely manner.

•        New DNEG will be obligated to develop and maintain a system of effective internal controls over financial reporting. These internal controls may be determined to be not effective, which may adversely affect investor confidence and, as a result, the value of New DNEG’s ordinary shares.

•        New DNEG is expected to qualify a “foreign private issuer” under the rules and regulations of the SEC, which would permit New DNEG to file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and to follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

Controlled Company Exemption

Namit Malhotra will effectively control a majority of the voting power of all outstanding New DNEG Ordinary Shares. As a result, New DNEG will be a “controlled company” within the meaning of the Nasdaq Listing Rules. Under the Nasdaq Listing Rules, a company of which more than fifty percent (50%) of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (i) a majority of its board of directors consist of independent directors, (ii) subject to the exception pursuant to Nasdaq Listing Rule 5605(d)(2)(B), its board of directors have a compensation committee that is composed of at least two (2) members, each of whom is an independent director, with a written charter addressing the committee’s purpose and responsibilities and (iii) director nominees must either be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. For at least some period following the Business Combination, New DNEG may utilize these exemptions since the SVAC Board has not yet made a determination with respect to the independence of any directors. Pending such determination, you may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If New DNEG ceases to be a “controlled company” and its shares continue to be listed on Nasdaq, New DNEG will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, New DNEG may be required to add additional directors to its board in order to achieve such compliance within the applicable transition period.

Summary Selected Historical Financial Information of SVAC

The selected balance sheet data as of December 31, 2021 and the summary selected historical statement of operations data of SVAC for the year ended December 31, 2021 and the period from September 24, 2020 (date of inception) to December 31, 2020, are derived from SVAC’s audited financial statements included elsewhere in this proxy statement. In SVAC’s management’s opinion, the audited financial statements include all adjustments necessary to state fairly SVAC’s financial position as of December 31, 2021 and 2020 and the results of operations for the year ended December 31, 2021 and the period from September 24, 2020 (date of inception) to December 31, 2020.

SVAC’s historical results are not necessarily indicative of the results that may be expected in the future and SVAC’s results for the year ended December 31, 2021 and the period from September 24, 2020 (date of inception) to December 31, 2020 are not necessarily indicative of the results that may be expected for any other period. The information below is only a summary and should be read in conjunction with the sections entitled “SVAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About SVAC” and the financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

SVAC is providing the following summary selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

BALANCE SHEET DATA
SPORTS VENTURES ACQUISITION CORP.
BALANCE SHEETS

($ in thousands, except share and per share data)	December 31, 2021
ASSETS
Cash	$440
Prepaid expenses and other current assets	377
Total current assets	817
Other assets	6
Investments held in Trust Account	230,027
TOTAL ASSETS	$230,850
LIABILITIES, COMMITMENTS AND CONTINGENCIES, AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable and offering costs	$654
Due to related parties	117
Total current liabilities	771
Derivative warrant liability	4,812
Deferred underwriting discount	8,050
TOTAL LIABILITIES	13,633

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 23,000,000 shares issued and outstanding at redemption value of $10.00 per share	230,000

Shareholders’ (Deficit) Equity
Class A ordinary shares, 500,000,000 shares authorized, 660,000 shares issued and outstanding (excluding the 23,000,000 shares subject to possible redemption)	0
Class B ordinary shares, 50,000,000 shares authorized; 5,750,000 shares issued and outstanding	1
Accumulated deficit	(12,784)
Total Shareholders’ (Deficit) Equity	(12,783)
TOTAL LIABILITIES, COMMITMENTS AND CONTINGENCIES, AND SHAREHOLDERS’ (DEFICIT) EQUITY	$230,850

STATEMENT OF OPERATIONS DATA
SPORTS VENTURES ACQUISITION CORP.
STATEMENTS OF OPERATIONS

($ in thousands, except share and per share data)	For the year ended December 31, 2021
Operating costs	$1,532
Loss from operations	(1,532)
Other income (expense):
Interest earned on cash and investments held in Trust Account	27
Offering costs allocated to derivative warrant liabilities	(658)
Change in fair value of derivative warrant liabilities	7,099
Total other income, net	6,468
Net income (loss)	$4,936

Basic and diluted weighted average shares outstanding of redeemable and non-redeemable Class A ordinary shares subject to possible redemption	23,206,247
Basic and diluted net income per share, redeemable and non-redeemable Class A ordinary shares subject to possible redemption	$0.17
Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,750,000
Basic and diluted net income (loss) per share, Class B ordinary shares	$0.17

Summary Selected Historical Financial and Other Information of DNEG

The summary selected combined statements of operations data for each of the years ended March 31, 2021, 2020 and 2019, and summary balance sheet information as of March 31, 2021 were derived from DNEG’s audited combined financial statements included elsewhere in this proxy statement. The summary selected combined statements of operations data for the nine months ended December 31, 2021 and 2020 and the summary selected combined balance sheet data as of December 31, 2021 were derived from DNEG’s unaudited condensed combined financial statements included elsewhere in this proxy statement. In the opinion of management, the summary selected historical financial information reflects all adjustments, which are of a normal recurring nature, necessary for a fair statement of the financial information set forth in these statements. DNEG’s historical results are not necessarily indicative of the results that may be expected for any future period.

The information below should be read in conjunction with DNEG’s combined financial statements and accompanying footnotes included elsewhere in this proxy statement, as well as “Risk Factors — Business, Financial and Operational Risks” and “DNEG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

	For the Nine Months Ended December 31,		For the Year Ended March 31,
($ in thousands)	2021	2020	2021	2020	2019
Combined Statements of Operations Data:
Revenue	$276,844	$204,033	$306,603	$368,840	$320,143
Operating Expenses
Employee benefits expense, net	(170,469)	(130,545)	(179,303)	(248,140)	(198,339)
Depreciation and amortization expense	(19,203)	(21,850)	(30,062)	(30,093)	(32,595)
Other operating expenses, net	(47,431)	(45,975)	(57,707)	(66,691)	(46,640)
Related party other operating expenses, net	(1,728)	(1,537)	(2,385)	(1,972)	(2,348)
Operating Income	38,013	4,126	37,146	21,944	40,221
Other income (expense)
Interest income	163	126	190	141	193
Interest expense	(9,266)	(11,129)	(13,577)	(12,998)	(15,877)
Income (loss) before income taxes	28,910	(6,877)	23,759	9,087	24,537
Income tax benefit (expense)	(8,403)	(426)	(11,277)	(7,278)	1,004
Net income (loss)	20,507	(7,303)	12,482	1,809	25,541
Add: Net income (loss) attributable to non-controlling interests	(175)	—	612	—	—
Net income (loss) attributable to parent	$20,332	$(7,303)	$13,094	$1,809	$25,541
($ in thousands)	As of December 31, 2021	As of March 31, 2021
Combined Balance Sheet Data:
Cash and cash equivalents	$4,782	$41,172
Property and equipment, net	$40,131	$43,169
Total assets	$453,203	$451,091
Current portion of long-term debt and other	$63,605	$49,306
Debt, net of financing cost (non-current)	$205,794	$227,792

	For the Nine Months Ended December 31,		For the Year Ended March 31,
($ in millions)	2021	2020	2021	2020	2019
Other Data:
Order book and order pipeline (as of period end)(1)(2)(3)	$398	n/a	$310	$300	$344
Net income (loss)	$20.5	$(7.3)	$12.5	$1.8	$25.5
Net income (loss) margin	$7.4%	(3.6)%	4.1%	0.5%	8.0%
Adjusted EBITDA(4)	$58.4	$39.0	$82.2	$78.9	$75.9
Adjusted EBITDA margin(4)	21.1%	19.1%	26.8%	21.4%	23.7%
Employee benefits expense as a percentage of revenue	61.6%	64.0%	58.5%	67.3%	62.0%
Adjusted Employee Benefits Expense as a percentage of revenue(4)	61.3%	63.3%	57.9%	62.6%	61.7%

____________

(1)      With respect to the nine months ended December 31, 2021, refers to the revenue DNEG expected to recognize from its order book and order pipeline in the fiscal year ending March 31, 2022 (including revenue recognized during the nine months ended December 31, 2021). With respect to the years ended March 31, 2021, 2020 and 2019, refers to the revenue DNEG expected to recognize from its order book and order pipeline in the fiscal years ended March 31, 2022, 2021 and 2020, respectively.

(2)      DNEG’s order book and order pipeline as of March 31, 2021 and all prior dates do not include projects from its other production services segment as we did not actively analyze that business before the business combination. DNEG’s order book and order pipeline as of December 31, 2021 includes projects from its other production services segment.

(3)      The total order book and order pipeline as of December 31, 2021 for the current and future fiscal years is approximately $865 million (including revenue recognized during the nine months ended December 31, 2021).

(4)      For definitions of these metrics, reconciliations of these metrics to the most directly comparable U.S. GAAP financial measure and a statement of why our management believes the presentation of these metrics provides useful information to investors and any additional purposes for which management uses these metrics, see “DNEG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations —  Non-GAAP Financial Measures.”

Summary Selected Unaudited Pro Forma Condensed Combined Financial Information

The following summary selected unaudited pro forma condensed combined financial information has been derived from the unaudited pro forma condensed combined balance sheet as of December 31, 2021, the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021, included in “Unaudited Pro Forma Condensed Combined Financial Statements”.

The summary selected unaudited pro forma condensed combined financial information should be read in conjunction with the unaudited pro forma condensed combined balance sheet, the unaudited pro forma condensed combined statement of operations and the accompanying notes. In addition, the unaudited condensed combined pro forma financial information was based on and should be read in conjunction with the historical financial statements of SVAC and DNEG, including the accompanying notes, which are included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial information has been prepared assuming three alternative levels of redemption into cash of SVAC Class A Ordinary Shares:

•        Assuming No Redemptions:    This presentation assumes that no SVAC Class A Ordinary Shares available for redemption are redeemed.

•        Assuming 10% Redemptions:    This presentation assumes a 10% redemption rate, or 2,300,000 SVAC Class A Ordinary Shares are redeemed, such that the remaining funds held in the Trust Account after the payment of the redeeming shares’ pro-rata allocation equal $375.0 million of cash, which results in fewer shares outstanding than the no redemption scenario but more shares outstanding than the maximum redemption scenario or any other redemption scenario that would result in the Backstop being exercised to meet the Minimum Available Cash Condition of $350.0 million.

•        Assuming Maximum Redemptions:    This presentation assumes that all redeemable SVAC Class A Ordinary Shares are redeemed. Under this scenario, the Sponsor fulfills the Backstop for $182.0 million, which collectively with the PIPE Investment of $168.0 million satisfies the Minimum Available Cash Condition of $350.0 million. Any further redemption scenarios between the 10% and Maximum Redemption scenarios are not expected to materially affect the pro forma financial information due to the Backstop.

Sports Ventures Acquisition Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2021
(in thousands, except share and per share data)

	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming 10% Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
ASSETS
Current assets:
Cash and cash equivalents	$289,798	$266,798	$241,798
Trade and other receivables	165,561	165,561	165,561
Prepaid expenses and other current assets	8,551	8,551	8,551
Other short-term assets	792	792	792
Total current assets	464,702	441,702	416,702
Non-current assets:
Property and equipment, net	40,131	40,131	40,131
Operating lease right-of-use assets	79,044	79,044	79,044
Content investments and revenue participation rights	5,007	5,007	5,007
Trade and other receivables	12,339	12,339	12,339
Income tax receivables	3,708	3,708	3,708
Intangible assets, net	25,656	25,656	25,656
Goodwill	73,501	73,501	73,501
Deferred tax asset net	26,420	26,420	26,420
Other long-term assets	8,948	8,948	8,948
Total non-current assets	274,754	274,754	274,754
TOTAL ASSETS	$739,456	$716,456	$691,456

Accounts payable	$32,859	$32,859	$32,859
Accrued liabilities	19,535	19,535	19,535
Income taxes payable	5,728	5,728	5,728
Current portion of operating lease liabilities	14,248	14,248	14,248
Deferred revenue	26,381	26,381	26,381
Current portion of term loan payable, net of debt issuance costs	38,709	38,709	38,709
Other current liabilities	7,378	7,378	7,378
Total current liabilities	144,838	144,838	144,838
Non-current liabilities:
Deferred tax liabilities	4,095	4,095	4,095
Warrant Liability	4,811	4,811	4,811
Long-term portion of capital lease obligations	86,719	86,719	86,719
Long-term portion of term loan payable, net of debt issuance costs	321,530	321,530	321,530
Deferred underwriting commissions	—	—	—
Other long-term liabilities	3,856	3,856	3,856
Total non-current liabilities	421,011	421,011	421,011
TOTAL LIABILITIES	$565,849	$565,849	$565,849

Sports Ventures Acquisition Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet — (Continued)
As of December 31, 2021
(in thousands, except share and per share data)

	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming 10% Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
COMMITMENTS AND CONTINGENCIES
Common stock subject to possible redemption	$—	$—	$—
Convertible redeemable preferred shares
Class B convertible redeemable preferred shares	—	—	—
Stockholders’ equity (deficit):
Class A Common Stock	16	16	16
Additional paid-in capital	214,704	191,704	166,704
Accumulated other comprehensive income (loss)	(41,127)	(41,127)	(41,127)
Retained earnings (deficit)	(1,099)	(1,099)	(1,099)
Non controlling interest	1,113	1,113	1,113
Total stockholders’ equity (deficit)	173,607	150,607	125,607
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$739,456	$716,456	$691,456

Sports Ventures Acquisition Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended December 31, 2021
(in thousands, except share and per share data)

	For the Nine Months Ended December 31, 2021
	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming 10% redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Revenue	$276,844	$276,844	$276,844

Operating expenses
Employee benefits expense, net	170,469	170,469	170,469
Selling, general and administrative – related party	—	—	—
Depreciation and amortization	19,203	19,203	19,203
Other operating expenses, net	48,701	48,701	48,701
Related party other operating expenses, net	1,728	1,728	1,728
Total operating expenses	240,101	240,101	240,101
Operating profit(loss)	36,743	36,743	36,743

Other income (expense)
Interest expense, including amortization of debt issuance	(14,198)	(14,198)	(14,198)
Interest Income	163	163	163
Change in fair value of warrant liabilities	2,367	2,367	2,367
Investment income from Trust Account	—	—	—
Income/(loss) before income taxes	25,075	25,075	25,075
Income tax (expense)/benefit	(7,189)	(7,189)	(7,189)
Net income/(loss)	17,886	17,886	17,886
Less: Net income attributable to non-controlling interests	(175)	(175)	(175)
Net income/(loss) attributable to parent	$17,711	$17,711	$17,711

Basic and diluted weighted average shares outstanding of Class A ordinary shares	163,310,000	161,010,000	158,510,000
Diluted weighted average shares outstanding of Class A ordinary shares	181,770,999	179,470,999	176,970,999
Basic net income per share, Class A ordinary shares	$0.11	$0.11	$0.11
Diluted net income per share, Class A ordinary shares	$0.10	$0.10	$0.10

Sports Ventures Acquisition Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended March 31, 2021
(in thousands, except share and per share data)

	For the Year Ended March 31, 2021
	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming 10% redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Revenue	$306,603	$306,603	$306,603

Operating expenses
Employee benefits expense, net	179,303	179,303	179,303
Selling, general and administrative – related party	—	—	—
Depreciation and amortization	30,062	30,062	30,062
Other operating expenses, net	57,858	57,858	57,858
Related party other operating expenses, net	2,385	2,385	2,385
Total operating expenses	269,608	269,608	269,608
Operating profit(loss)	36,995	36,995	36,995

Other income (expense)
Interest expense, including amortization of debt issuance	(19,336)	(19,336)	(19,336)
Loss on extinguishment of debt	(879)	(879)	(879)
Interest Income	190	190	190
Change in fair value of warrant liabilities	4,732	4,732	4,732
Transaction cost	(658)	(658)	(658)
Investment income from Trust Account	—	—	—
Income/(loss) before income taxes	21,044	21,044	21,044
Income tax (expense)/benefit	(9,623)	(9,623)	(9,623)
Net income/(loss)	11,421	11,421	11,421
Add: Net loss attributable to non-controlling interests	612	612	612
Net income/(loss) attributable to parent	$12,033	$12,033	$12,033

Basic weighted average shares outstanding of Class A ordinary shares	163,310,000	161,010,000	158,510,000
Diluted weighted average shares outstanding of Class A ordinary shares	181,770,999	179,470,999	176,970,999
Basic net income per share, Class A ordinary shares	$0.07	$0.07	$0.08
Diluted net income per share, Class A ordinary shares	$0.07	$0.07	$0.07

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the extraordinary general meeting. The following risk factors apply to the business and operations of DNEG and its consolidated subsidiaries and will also apply to the business and operations of the post-combination company following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to DNEG

Risks Related to DNEG’s Business

The sustained outbreak of the COVID-19 pandemic has disrupted DNEG’s business and operations and may continue to have a material adverse effect on DNEG’s business, financial condition, results of operations, cash flows and liquidity and DNEG’s ability to service its indebtedness.

The COVID-19 pandemic has had an unprecedented impact on the world, DNEG’s industry and operations. Governmental authorities around the world, including those governing the jurisdictions in which DNEG operates, have implemented numerous and varying orders, policies and initiatives to try to reduce the transmission of COVID-19, such as travel bans and restrictions, quarantines, shelter in place orders and business shutdowns. The difficult macroeconomic environment, which has included increased and prolonged unemployment and a decline in consumer confidence, as a result of the COVID-19 pandemic, and any resulting recession or prolonged declines in economic growth, as well as changes in consumer behavior in response to the COVID-19 pandemic, has had, and may continue to have, a negative impact on DNEG’s business, financial condition, results of operations, cash flows and liquidity and DNEG’s ability to service its indebtedness, and any such impact will be determined by the severity and duration of the continuing pandemic.

As an independent provider of VFX services, DNEG’s business has been, and continues to be, impacted by the COVID-19 pandemic and governmental restrictions intended to reduce the transmission of COVID-19. DNEG is significantly reliant on the physical production of films, television and OTT programming, which had been disrupted due to the temporary suspension of physical production since the initial outbreak of the COVID-19 pandemic. This resulted in delays in deliveries and overall less new visual content production during the pandemic. At the same time, many theater operators temporarily closed their theaters to comply with the governmental restrictions intended to reduce the transmission of COVID-19. While majority of the theater operators have reopened most of their theaters, there is uncertainty with respect to continuing governmental restrictions, including as a result of the spread of new variants, and the lack of new film content from the film production studios.

Significant impacts on DNEG’s business caused by the COVID-19 pandemic have in some instances included and may include, among others:

•        additional or sustained disruption in physical production of visual content that result in further delays in deliveries, overall less new visual content (particularly new visual content requiring VFX services) and/or smaller budgets allocated for VFX services as well as a drop in revenue for the other production services business;

•        further extension of projects in DNEG’s order book and order pipeline over longer periods and/or further postponement of such projects into future periods, slowing the conversion of those projects into revenue while causing DNEG to incur unrecoverable production costs;

•        slowing of the conversion of, or cancelling, projects in DNEG’s order pipeline into confirmed orders as customers delay the finalization of their production plans and schedules;

•        cancellation of projects in DNEG’s order book or order pipeline or a reduction in scope of work on such projects;

•        increase in the time required to collect receivables and in bad debt expense related to amounts that are uncollectable from customers;

•        decreased chance of success of films in theaters since theaters have reopened, including due to governmental restrictions on theater operation or capacity, safety and health concerns, a change in consumer behavior in favor of alternative forms of entertainment, or depressed consumer sentiment;

•        unavailability of employees and/or their inability or unwillingness to work under work environment protocols or due to illness;

•        increased risks related to employee matters, including increased employment litigation and claims relating to terminations or furloughs;

•        delays in new film content production due to potential back-log of films sitting with distributors;

•        reductions and delays associated with planned operating and capital expenditures;

•        content producers requesting to delay some or all of DNEG’s payment schedules for its services due to a change in the release date of the related content, which may be substantially delayed;

•        non-availability or non-qualification for potential governmental relief programs or subsidies during a potential pandemic event;

•        inability to generate significant cash flow from operations if its operations are at significantly lower than historical levels, which could negatively impact its ability to comply with the financial covenants, if applicable, in its debt agreements;

•        inability to access lending, capital markets and other sources of liquidity, if needed, on reasonable terms, or at all, or obtain amendments, extensions and waivers;

•        long-term reduction in the demand for 2D to 3D content conversion services, as most content requiring 3D conversion services are released in theaters and not by TV and OTT content providers due to temporary theater closings, a change in consumer behavior in favor of alternative forms of entertainment, or depressed consumer sentiment;

•        inability to effectively meet its short- and long-term obligations; and

•        inability to service its indebtedness.

The ongoing impact of the COVID-19 outbreak is highly uncertain and cannot be predicted. The extent of the impact will depend on future developments, including actions taken to contain COVID-19 and if these impacts persist. A sustained or prolonged COVID-19 pandemic or a resurgence, as a result of a new variant or otherwise, could exacerbate the impacts described above and affect DNEG’s business, financial condition, results of operations, cash flows or liquidity or DNEG’s ability to service its indebtedness. To the extent the COVID-19 pandemic adversely affects DNEG’s business, financial condition, results of operations, cash flows or liquidity or DNEG’s ability to service its indebtedness, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section of this proxy statement.

If content producers reduce the amount of VFX content they produce and release, DNEG’s revenue would likely decline.

DNEG derives substantially all of its revenue from the provision of VFX services. DNEG does not develop any of its own content and relies on content producers producing and releasing content and using DNEG to provide VFX services. DNEG cannot assure you that content producers will continue to produce and release projects with significant VFX content. Content producers may refrain from producing and releasing VFX content for any number of reasons, including the COVID-19 pandemic or their lack of commercial success. In addition, the move to virtual production may result in a decline in revenues as new virtual production systems and technologies may be more efficient in providing VFX services leading to reduced demand for DNEG’s services.

Commercial success of VFX content may depend on, among other things, national and international consumer preferences and consumption patterns, which may change over time and shift away from VFX content. If consumers’ interest in VFX content fails to grow, or if it declines for any reason, content producers may reduce the amount of VFX content they produce and release, which would likely reduce the demand for DNEG’s services and therefore have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

Additionally, the increase in content producers, including OTT content producers, has significantly increased the overall amount of visual entertainment content, which has driven increased demand for VFX services. DNEG may face inherent risks associated with the OTT business, such as competition for revenue paying customers, licensing and sub-licensing arrangements for content and technology, geographic limitations and platform capabilities, which could impact demand for DNEG’s services and, in turn, negatively affect its results of operations.

DNEG depends upon its relationships with the major motion picture studios and other content producers, including key executive and creative talent, and any deterioration in these relationships could materially and adversely affect its business.

DNEG has established strong relationships with all of the major motion picture studios including Disney, Warner Brothers, Sony, Universal, Paramount and Legendary, among others, as well as other top studios and other content producers, including OTT providers, such as AppleTV+, Amazon, Disney+, HBO Max, Hulu, Netflix, Paramount Plus and Peacock, key creative talent, including directors, and other content producers and distributors, such as the BBC, ITV, Sky and TNT. The percentage of revenue for the applicable year coming from customers from which revenue was generated in the prior year (“recurring customers”) was 93.9%, 95.8% and 96.9% for fiscal years ending March 31, 2019, March 31, 2020 and March 31, 2021, respectively.

Which of the major motion picture studios or OTT providers will be DNEG’s largest customer in any particular fiscal year may vary. DNEG’s largest customer for the fiscal year ended March 31, 2021 accounted for 21% of DNEG’s revenue for that fiscal year and DNEG’s largest customer for the fiscal year ended March 31, 2020 accounted for 24% of DNEG’s revenue for that fiscal year. DNEG’s second and third largest customers for the fiscal year ended March 31, 2021 accounted for a total of 28% of DNEG’s revenue for that fiscal year and DNEG’s second and third largest customers for the fiscal year ended March 31, 2020 accounted for a total of 33% of DNEG’s revenue for that fiscal year. For the nine months ended December 31, 2021, DNEG’s largest customer accounted for 17% of DNEG’s revenue for such period and DNEG’s second and third largest customers accounted for a total of 29% of DNEG’s revenue for such period. Although DNEG maintains relationships with multiple points of contact at each of these studios, and typically no one person at a studio is solely responsible for VFX services hiring, to the extent that DNEG’s relationship with any of these companies, or their and/or DNEG’s key executives or key creative talent, deteriorates, or any of these customers stops making VFX content or ceases using DNEG’s services, its business could be adversely affected, which could have a material adverse effect on its financial condition, cash flow and results of operations.

DNEG operates in the constantly evolving entertainment market, which is subject to rapidly changing consumer behavior and tastes, and depends on audience acceptance of content for which DNEG provides VFX services and the long-term popularity of the content that DNEG’s customers produce based on their brands and franchises.

Operating in the entertainment industry involves a substantial degree of risk for DNEG, including rapidly evolving changes in technology, digital content platforms and consumer tastes. DNEG’s business requires it to quickly react to changing technologies, market dynamics and consumer behavior and preference. In particular, the convergence of high-definition portable devices, high-speed wireless internet and complementary digital content services, all of which are becoming widely available and more affordable, has created a market in which consumers can watch their favorite shows when, how and where they want. As a result, the industry has seen high demand for OTT content, which has resulted in increased opportunities for VFX services providers. DNEG’s success at winning opportunities to provide VFX services for content producers depends on its ability to effectively adapt its services to the changes content producers develop in response to evolving consumer preferences including following the COVID-19 pandemic. If DNEG fails to keep pace with its customers’ needs or fails to respond to changes in technology, DNEG may be unable to compete effectively which could have a material adverse effect on its business, financial condition, cash flow and results of operations.

Audience acceptance of entertainment content is determined by a number of factors, which are inherently unpredictable, constantly changing and beyond DNEG’s control. Such factors include: audience reactions to a production’s artistic components, critical reviews, how heavily the project is promoted, the quality and acceptance of competing content released at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and public tastes generally. The lack of public acceptance of a film, TV show or other content for which DNEG provides VFX services, especially content that forms part of a major franchise, could have a material adverse effect on its business, financial condition, cash flow and results of operations. In addition, successful exploitation of a customer’s rights to brands and franchises and the associated licensing and merchandising is dependent on the continuing popularity of the brands or franchise. A decrease in popularity of such brands or franchise could limit DNEG’s opportunities to provide VFX services as its customers may choose to not create additional content for such brand or franchise. Such developments could negatively affect DNEG’s future revenue and have a material adverse effect on its business, financial condition, cash flow and results of operations.

Furthermore, DNEG anticipates that its customers will expand their product offerings to include interactive entertainment offerings, specifically, adopting a metaverse. Such expansion may distract DNEG’s customers from their more traditional product offerings, and any decrease in such traditional product offerings could have a material adverse effect on DNEG’s business and revenue opportunities. In addition, although DNEG anticipates providing its VFX services to its customers in connection with their expansion into metaverse, if this market shrinks or grows more slowly than anticipated or if the metaverse does not gain widespread adoption, DNEG’s customers may cancel or delay their contracts with DNEG, which could have a material adverse effect on DNEG’s business and revenue opportunities.

DNEG has and may in the future experience security breaches and cyber threats.

DNEG, in addition to its customers and suppliers, regularly face attempts by third parties to gain unauthorized access through the internet or attempt to introduce malicious software to its data centers and IT systems. The secure processing and maintenance of this information is critical to DNEG’s business operations. These attempts seek to damage, disrupt or gain access to DNEG’s networks, services, data, supporting infrastructure, intellectual property and other assets, particularly with regard to sought-after content from forthcoming motion pictures and other content. Security vulnerabilities may exist with respect to DNEG’s processors as well as the operating systems and workloads running on them. Mitigation techniques designed to address these security vulnerabilities, including software and firmware updates or other preventative measures, may not operate as intended or effectively resolve these vulnerabilities and DNEG cannot guarantee that third parties will not be able to gain unauthorized access to its IT systems and proprietary technology, and the confidential information of DNEG and its customers.

DNEG and many of its customers have incurred substantial costs to implement, maintain and regularly review and update systems and processes to guard against cyber risks and to help protect its data and systems and that of its customers. However, the techniques that may be used to obtain unauthorized access or disable, degrade, exploit or sabotage DNEG’s data, services and IT systems change frequently and may not be detected. In addition to its own integrated technology and infrastructure (including DNEG’s in-house data centers), DNEG also relies on technological infrastructure provided by third parties, including data centers to support its operations. These providers are also subject to cyber risks and threats. DNEG’s systems and processes, and the systems and processes of DNEG’s business partners, may not be adequate to protect against such risks and threats. Though cyber incidents are included in DNEG’s liability policy and cybersecurity policy, it is possible that a cybersecurity breach could cause damage in excess of its policy limits.

Any failure to prevent or mitigate security breaches or cyber risks, respond adequately to a security breach or cyber risk, or any unauthorized access to its IT systems and proprietary technology could result in interruptions to DNEG’s services, cause DNEG’s customers to lose confidence in DNEG’s ability to safeguard its confidential and proprietary work product and to cease doing business with DNEG, divert the efforts and attention of DNEG’s management and technical personnel away from DNEG’s business, as well as cause significant legal and financial exposure. In addition any such failure may have significant adverse reputational consequences and could have an adverse effect on DNEG’s financial condition and results of operations, DNEG’s business and reputation, disrupt DNEG’s relationships with its customers and diminish DNEG’s competitive position.

DNEG regularly encounters attempts to intrude or gain unauthorized access to its network, content or infrastructure. Third parties may attempt to compromise DNEG’s employees and its privileged access into its internal systems to gain access to internal information. Additionally, employee misuse, whether intentional or inadvertent, of DNEG’s network or infrastructure could result in increased operating costs and damage to DNEG’s network, hardware or systems, or the theft, loss or dissemination of customer content. On one occasion in fiscal year 2018, past employee misuse of DNEG’s systems led to the public dissemination of unreleased content and caused DNEG to incur certain costs to investigate and remediate the leak. In addition, DNEG has terminated employees who have misused its systems for non-business purposes even though no work product was released or compromised. Future employee misuse or third-party intrusions or unauthorized access to DNEG’s systems could result in DNEG incurring significant costs related to, for example, rebuilding internal systems, implementing additional threat protection measures, modifying its products and services, defending against litigation, responding to regulatory inquiries or actions, providing customers with incentives to maintain the business relationship, or taking other remedial steps with respect to third parties. Further, there is an increased risk of leak and misuse of content as employees continue to work remotely as a result of the COVID-19 pandemic and beyond. In addition, these threats are constantly evolving, thereby increasing the difficulty of successfully defending against them or implementing adequate preventative measures. DNEG engages third parties to conduct outside audits to test its firewall. DNEG also has a dedicated in-house security team which seeks to detect and investigate all unauthorized attempts and attacks against its network, content and infrastructure, and to prevent their recurrence where practicable through changes to its internal processes and tools or updates to its products and services. However, DNEG cannot guarantee that these efforts will be successful and remains vulnerable to additional known or unknown threats.

DNEG is also subject to security audits by its customers who have stringent requirements that must be met in order for DNEG to continue to do business with them. If DNEG were to fail any such audit, it could damage its relationship with the auditing customer or other customers and harm its reputation and brand, which could have a material adverse effect on its business, financial condition, cash flow and results of operations.

DNEG may also be subject to theft, loss or misuse of personal data about its employees, customers or other third parties, which could increase its expenses, damage its reputation or result in legal or regulatory proceedings. The theft, loss or misuse of personal data created, collected, used, stored or transferred by DNEG to run its business could result in increased business and security costs, regulatory penalties or costs related to defending legal claims, any of which could have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

DNEG’s order book and order pipeline are not necessarily indicative of its future revenue or other results of operations and DNEG may not fully realize the revenue value reported in its order book and order pipeline.

DNEG has several metrics for tracking its current and future projects and uses an order book and order pipeline to track its current and future projects over any twelve month period in order to assess the operating performance and capacity of the business, as well as expected revenue and costs based on management’s assumptions of the work DNEG can accomplish during such twelve month period compared to the overall anticipated length of the project. DNEG’s “order book” is comprised of (i) projects for which DNEG has received a written contract, either executed or awaiting execution, and (ii) projects for which DNEG has received written or verbal confirmation that it has been awarded a particular project and for which commercial terms are either agreed or generally known due to its course of dealing with a particular customer. DNEG’s order book may also include, as of any date of estimation, change orders for any project that have been confirmed, either in writing or verbally, or formally contracted. In addition, DNEG may enter into minimum guarantee agreements, whereby a customer guarantees a minimum dollar amount of work over a certain period of time. Such minimum amounts are not included in DNEG’s order book. DNEG’s order book has been calculated in a consistent manner across all periods. Additionally, prior to categorizing a project as part of the order book, DNEG maintains a running list of projects that are in an advanced stage of active bidding and discussion, including potential change orders for current projects, but for which the customer has not yet confirmed the commercial terms, the value of the contract and/or the scope of DNEG’s work. These projects are tracked in an “order pipeline” that DNEG utilizes for project planning and budgeting of the business. Once the terms of these projects are further progressed in line with DNEG’s order book criteria, they are moved from its order pipeline into its order book. Although DNEG believes that its order book and order pipeline serve as a useful indicator to assess its performance and the metric provides useful trend information and visibility on its future financial results, DNEG’s order book and order pipeline are based on a number of assumptions and estimates, which may not reflect its financial performance in the future. For example, as result of the COVID-19 pandemic, a number of projects in DNEG’s order book and order pipeline were extended over longer periods and/or postponed to future periods. This slowed the conversion of certain projects in DNEG’s pipeline into confirmed orders as customers delayed the finalization of their production plans and schedules, particularly during the initial outbreak of the COVID-19 pandemic. Further extension of projects in DNEG’s order book or order pipeline over longer periods and/or further postponement of such projects into future periods may slow the conversion of those projects into revenue and cause DNEG’s future order book and order pipeline conversion percentage to deviate significantly from historical trends.

DNEG may not realize the revenue it currently expects from its order book and order pipeline, or, if realized, such revenue may not result in expected profits. For example, if a project reflected in DNEG’s order book, including any minimum guarantee agreement, or order pipeline is cancelled or reduced in scope or if such project is delayed, suspended or disrupted, DNEG’s order book and order pipeline may be reduced, and DNEG may experience a delay in the realization of its estimated revenue and/or may experience unrecoverable cost overruns or inefficiencies in the utilization of its workforce, which could materially reduce the revenues and profits realized in any particular period. If a customer cancels a project, DNEG may be reimbursed for certain costs incurred thereon (such as revenue for shots completed and costs incurred for work in progress), but DNEG typically has no contractual right to the total revenues reflected in its order book or order pipeline. Significant cancellations or delays of, or unrecoverable cost overruns on, or workforce inefficiencies with respect to, projects in DNEG’s order book and order pipeline could have a material adverse effect on its business, future revenues, financial condition, profitability, cash flow and results of operations.

Content producers may delay, suspend or terminate DNEG’s contracts, which could negatively affect its revenue and harm its reputation and prospects.

Under the vast majority of DNEG’s contracts with content producers for VFX services, the content producers reserve the right to delay, suspend or terminate all or part of DNEG’s engagement and payment of production fees for any reason, including if DNEG is unable to deliver services for reasons within its control or beyond its control, including due to commercial or other decisions by the content producers. For example, in 2018 a major studio cancelled an animation project at its own election for reasons unrelated to DNEG after DNEG had performed a significant amount of work. Although DNEG was compensated for its work through the time of cancellation, DNEG’s anticipated work load and overall compensation from this project unexpectedly changed and DNEG was unable to showcase its work product. Further, if in future DNEG experiences similar cancellations of projects, it may not be compensated to the same extent or at all. As DNEG’s customers may delay, suspend or terminate their contracts, DNEG is subject to their changing schedules, production deadlines and strategic decisions about what services they require and at what time they require them. If DNEG’s customers delay, suspend or terminate all or part of its engagement, DNEG’s cash flow and results of operations could be adversely affected. In addition, any such terminations resulting from DNEG’s failure to deliver services ultimately could harm DNEG’s brand and reputation and weaken its relationships with its customers, particularly if DNEG’s failure to deliver services was within its control.

Competition from other providers of services or new technologies to the visual entertainment industry could adversely affect DNEG’s business.

The global visual entertainment industry is highly competitive and fragmented, particularly among providers of VFX services. DNEG competes with many other companies that specialize in all of the various VFX services DNEG offers. DNEG currently competes with studio-owned VFX providers, such as Disney’s Industrial Light and Magic and Sony Pictures’ Imageworks, other large and mid-sized VFX companies, including Framestore, MPC (an affiliate of Technicolor) and Weta Digital, as well as numerous smaller VFX companies, including Animal Logic, Cinesite, Digital Domain, Method and Pixomondo. DNEG believes that its primary competitor for 2D to 3D content conversion is Stereo D. DNEG’s primary competitors for animation services include animation divisions of major studios, such as Disney’s Lucasfilm Animation and Sony’s Imageworks, in addition to independent animation companies, such as Animal Logic, Cinesite, Illumination, Mikros (an affiliate of Technicolor) and PIXAR. In addition, other market participants, including DNEG’s customers and other content producers, may develop their own VFX services or improve filming technologies or 2D to 3D content conversion in the future. Customers may also perceive the quality of VFX services delivered by some of DNEG’s competitors to be equivalent or superior to DNEG’s services. Furthermore, some of DNEG’s current or future competitors may have significantly greater financial, technical, marketing and other resources than DNEG does, or may have more experience, relationships or advantages in the markets in which DNEG competes that will allow them to offer lower prices or higher quality technologies, products or services. If DNEG does not successfully compete with these providers or technologies, it could lose market share and its prospects could suffer, which could have a material adverse effect on its business, financial condition, cash flow and results of operations.

In addition, DNEG’s customers frequently use multiple VFX service-providers on a given project for various reasons, including in order to spread the risk of non-performance or late delivery of projects. If content producers were to further fragment their VFX projects among DNEG’s existing or future competitors, DNEG’s growth opportunities, revenues and results of operations could be adversely affected. Because of the rapid growth of the global visual entertainment industry, including the growing gaming industry, and the decreasing barriers to entry, DNEG expects additional competition from other established and emerging companies. For example, Unity recently acquired Weta

Digital and announced that it plans to provide Weta Digital’s visual effects tools on a subscription basis, which could decrease demand for DNEG’s services. Additionally, as DNEG’s customers become more experienced or successful, they may look to develop their own proprietary solutions or may look more aggressively at competing platforms. Additionally, DNEG’s competitors could combine or merge to become more formidable competitors or may adapt more quickly than DNEG can to new technologies, evolving industry trends and changing customer requirements. If DNEG fails to compete effectively, DNEG could be compelled to reduce prices in order to be competitive, which could reduce margins, or DNEG would lose market share, any of which could materially adversely affect its strategy, business, results of operations and financial condition.

If DNEG’s competitors are able to replicate elements of its business model, DNEG’s business and results of operations could suffer.

DNEG’s organizational structure and method for performing its services, combined with its proprietary technological advancements, including its global service delivery model, provide DNEG with a number of competitive advantages. Although DNEG believes that it would be difficult for a competitor to replicate these features, there can be no assurance that a competitor will be unable to do so. Furthermore, certain of DNEG’s proprietary systems cannot be or have not been patented and DNEG relies on confidentiality policies and access restrictions to protect this proprietary information. Breaches of these agreements or protocols may result in DNEG’s valuable information becoming public and, in such event, DNEG would be unable to prevent its competitors from using such information. In addition, although DNEG requires its employees and independent contractors to sign confidentiality agreements that prohibit such individuals from sharing proprietary information with competitors, such agreements may not be enforceable. If a competitor were to effectively replicate its proprietary technological advancements, it could impact DNEG’s competitive position and have a material adverse effect on its business, financial condition, cash flow and results of operations.

Acquisitions among content providers, such as major Hollywood studios, may reduce the breadth of DNEG’s customer base, and could result in a narrower market for DNEG’s services, increase competition and reduce negotiating leverage.

Acquisitions among content producers, including among major Hollywood studios who have in the past and may in the future acquire other customers (Comcast’s acquisition of Sky and Disney’s acquisition of certain assets of 21st Century Fox) or other providers of VFX services, may reduce the breadth of DNEG’s customer base. Although DNEG competes with other VFX service providers for new market entrants, including OTT content provider studios, such as AppleTV+, Amazon, Disney+, HBO Max, Hulu, Netflix, Paramount Plus and Peacock, it derives a substantial amount of revenue from services provided to major Hollywood studios.

DNEG’s largest customer for the fiscal year ended March 31, 2021 accounted for 21% of DNEG’s revenue for that fiscal year and DNEG’s largest customer for the fiscal year ended March 31, 2020 accounted for 24% of DNEG’s revenue for that fiscal year. DNEG’s second and third largest customers for the fiscal year ended March 31, 2021 accounted for a total of 28% of DNEG’s revenue for that fiscal year and DNEG’s second and third largest customers for the fiscal year ended March 31, 2020 accounted for a total of 33% of DNEG’s revenue for that fiscal year. For the nine months ended December 31, 2021, DNEG’s largest customer accounted for 17% of DNEG’s revenue for such period and DNEG’s second and third largest customers accounted for a total of 29% of DNEG’s revenue for such period. Therefore, such studio consolidation could result in individual studios comprising a greater percentage of DNEG’s overall revenue and make it more likely that an adverse effect on a consolidated studio would have a corresponding material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

In addition, such consolidated studios may (i) choose not to continue to use DNEG’s services or, if they do use DNEG’s services, they may not use its services as frequently as they did in the past; (ii) delay their decision making for hiring VFX service providers during the process of consolidation or subsequent integration; or (iii) delay the timing of release of their content so as not to conflict with other releases being made by the combined studio. In addition, such studios may in the future acquire one or more of DNEG’s competitors in the VFX services space, enabling such studios to create their VFX in-house, which could reduce the demand for DNEG’s services. Furthermore, the increased size of content producers, including consolidated film studios and OTT content provider studios, may reduce DNEG’s negotiating leverage resulting in less favorable service terms. Similarly, consolidation within the VFX services market could result in DNEG facing competition from larger combined entities, which may benefit from greater resources and economies of scale, which may reduce DNEG’s ability to compete effectively. As a result, any of the above factors could have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

If DNEG is unable to develop and maintain technologies to support customers’ evolving needs in response to changes in consumer demand, or fails to maintain the quality of its services and its reputation with customers, its business and prospects could suffer.

The entertainment industry experiences frequent change driven by technological development, including developments with respect to the formats through which VFX content is delivered to consumers. With rapid technological changes and dramatically expanded digital content offerings, the scale and scope of these changes have accelerated in recent years. For example, consumers are increasingly accessing television and film content through OTT digital video service providers, such as AppleTV+, Amazon, Disney+, HBO Max, Hulu, Netflix, Paramount Plus and Peacock, which has caused significant disruption to the retail distribution of more traditional films and TV programming.

DNEG’s business and prospects depend on maintaining and strengthening its reputation for providing VFX services that meet and exceed its customer’s quality, timing and budgeting expectations across various content delivery platforms, from film and OTT to location-based and experiential entertainment, and DNEG’s final work product is an important indicator of its ability to provide certain types of VFX services. If problems or delays with DNEG’s services or technologies cause content producers or other customers to experience operational disruption or failure or delays in the delivery of DNEG’s products and services to its consumers or customers, or if DNEG’s final work product fails to meet its customer’s or the ultimate consumer’s expectations, its brand and reputation could be diminished.

Maintaining and strengthening its brand and reputation may be particularly challenging as DNEG expands its operations and enters markets in which it has limited experience, such as the metaverse, gaming, AR, VR and location-based and experiential entertainment, including theme parks. DNEG must continually invest in and maintain its computer hardware, and DNEG has invested and may in the future invest time and resources into developing new services and technologies as its customers continue to explore these markets. The process of developing new services and technologies is complex, costly and uncertain, and DNEG’s failure to accurately anticipate or respond to customers’ changing needs and emerging technological trends could have a material adverse effect on its business, financial condition, cash flow and results of operations. DNEG could also incur substantial development expenses in respect of new services and technologies before its earns associated revenue, which, if not realized, could have similar effects. For example, DNEG had research and development costs of $4.7 million and $6.6 million for the nine months ended December 31, 2021 and the fiscal year ended March 31, 2021, respectively (of which $4.2 million and $5.3 million, respectively, was incurred in relation to research activities and was expensed, and $0.6 million and $1.3 million, respectively, was incurred in relation to development activities and was capitalized). In addition, the emergence of technologies that utilize artificial intelligence to automate the creation of digital effects for the visual entertainment industry or the development of superior technology by a competitor or a competitor’s ability to anticipate such needs and trends, could similarly have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

If DNEG fails to maintain the quality of its services or fails to promote its brand and reputation successfully, or if DNEG fails to respond to customers’ changing needs in response to technological developments and the effects of such technological developments on consumer demand, its business, financial condition, cash flow and results of operations may be adversely affected.

DNEG’s performance depends on its management, creative and technical teams, and DNEG may be unable to attract and retain key officers, managers, creative and technical personnel.

Attracting, training, retaining and motivating managerial, creative and technical personnel is a critical component of the future success of DNEG’s business. Competition for qualified managerial, creative and technical personnel is intense and is likely to remain so for the foreseeable future. Many of the geographic areas in which DNEG has operations are also home to prominent multinational technology and entertainment companies that also have high demand for qualified personnel. As a result, those companies compete directly with DNEG for a limited pool of individuals with the expertise that it seeks. In addition, if DNEG must pay higher salaries to retain qualified persons, its results of operations may be adversely impacted. Furthermore, in light of the COVID-19 pandemic and the governmental restrictions intended to prevent the transmission of COVID-19 across borders, it has become increasingly difficult to relocate global talent across the various jurisdictions in which DNEG operates. Some of DNEG’s key officers and managers are also subject to immigration controls and work permits in the United Kingdom, Canada, India, Bulgaria and the United States. If DNEG is unable to attract or retain personnel with the necessary skills and experience, continued growth may cause a significant strain on its existing managerial, creative and technical teams, as well as its operational, financial and information systems resources.

The departure of any of DNEG’s executive officers or core members of its managerial, creative and technical teams or its failure to attract and retain other qualified and experienced personnel on acceptable terms or at all could have a negative impact on its ability to provide and maintain the quality and service standards its customers expect. DNEG relies on qualified managerial, creative and technical personnel to execute its business and growth strategies successfully and attract new customers, and the departure of any of DNEG’s executive officers or key members of its managerial, creative and technical teams could have a material adverse effect on its business, financial condition, cash flow and results of operations.

Interruption or failure of DNEG’s information technology or data backup systems could impair its ability to provide services effectively and in a timely manner, and could result in loss of work product, customer files or other valuable data.

DNEG’s business is significantly dependent on its ability to provide services that consistently meet its customer’s delivery schedules. DNEG relies on its software applications, hardware and other information technology and communications systems for the development and provision of its services. DNEG’s systems are vulnerable to damage or interruption from earthquakes, hurricanes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses or other attempts to harm its systems and similar events. One of DNEG’s facilities is located in an area with a high risk of major earthquakes and all of its facilities are also subject to break-ins, sabotage and intentional acts of vandalism. Some of DNEG’s systems are not fully redundant, and its disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster or other unanticipated problems at any of its facilities or any facility that it outsources work to could result in lengthy interruptions in DNEG’s projects and its ability to deliver services. An error or defect in the software or a failure in the hardware could delay DNEG’s delivery of its services and could result in significantly increased production costs (including contractual penalties for late deliveries), hinder DNEG’s ability to retain and attract customers and damage its brand and reputation. These risks are further magnified as a result of remote working circumstances where employees are reliant on the internet and other infrastructure, which may not be as advanced or secure as the infrastructure provided at DNEG’s facilities for the provision of services. Given DNEG’s reliance on its industry relationships, any delay, cost increase or loss of data could harm its brand and reputation and could have a material adverse effect it business, financial condition, cash flow and results of operations.

DNEG may be subject to claims of infringement of third-party intellectual property rights that are costly to defend, result in the diversion of management’s time and efforts, require the payment of damages and limit DNEG’s ability to use particular technologies in the future.

Third parties have in the past and could in the future assert claims against DNEG for alleged infringement of patent, copyright, trademark or other intellectual property rights in relation to technologies that are important to DNEG’s business. In addition, DNEG may not be aware of whether its products or services do or will infringe existing or future patents or the intellectual property rights of others. In addition, there can be no assurance that one or more of DNEG’s competitors who have developed competing technologies or its other competitors will not be granted patents for their technology and allege that DNEG has infringed on such patents.

Moreover, DNEG uses software licensed to the general public under open-source software licenses. Some open-source software licenses require users who distribute open-source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open-source code on unfavorable terms or at no cost. DNEG may face ownership claims of third parties over, or seeking to enforce the license terms applicable to, such open-source software, including by demanding the release of the open-source software, derivative works or DNEG’s proprietary source code that was developed using such software. These claims could also result in litigation, require DNEG to purchase a costly license or require DNEG to devote additional research and development resources to change its software, any of which would have a negative effect on its business and results of operations. In addition, if the license terms for the open source code change, DNEG may be forced to re-engineer its software or incur additional costs.

Any claims that DNEG’s services or processes infringe the intellectual property rights of others, regardless of the merit or resolution of such claims, could entail significant costs in responding to, defending and resolving such claims and may divert the efforts and attention of DNEG’s management and technical personnel away from its business. The party claiming infringement might have greater resources than DNEG to pursue its claims, and DNEG could be forced to incur substantial costs and devote significant management resources to defend against such litigation, even if DNEG ultimately prevails. DNEG could also be required to pay substantial damages. An adverse determination in any intellectual property claim could require DNEG to pay damages, pay licensing fees to continue to use such technology and/or stop using its technologies, trademarks, copyrighted works and other material found to be in violation of another party’s rights and could prevent DNEG from licensing its technologies to others. In addition, such claims may result in negative publicity about DNEG, which could harm its reputation.

Any successful infringement or other intellectual property claim made against DNEG or DNEG’s failure to develop non-infringing technology or obtain a license to the rights to the intellectual property of others on commercially reasonable terms could have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

DNEG is dependent on proprietary technology licensed from others. If DNEG loses its licenses, it may not be able to continue servicing its customers or developing its work product.

DNEG has obtained licenses that give it rights to third-party intellectual property that is necessary or useful to its business. These license agreements covering DNEG’s work product impose various royalty and other obligations on it. One or more of DNEG’s licensors may allege that DNEG has breached its license agreement with them, and accordingly seek to terminate DNEG’s license. If DNEG materially breaches the obligations in its license agreements, the licensor typically has the right to terminate the license and DNEG may not be able to market the work product that was covered by the license, which could adversely affect its competitive business position and harm its business prospects. In addition, any claims brought against DNEG by its licensors could be costly and time-consuming and would divert the attention of DNEG’s management and key personnel from its business operations.

Any potentially negative publicity relating to Prime Focus Limited or any of its affiliates could harm DNEG’s business, brand and reputation.

Though DNEG rebranded its business under the “DNEG” trade name, its customers, investors and others may continue to be influenced by matters relating to Prime Focus Limited or any of its affiliates based on DNEG’s current and historical relationships with those companies. Prime Focus Limited will remain DNEG’s largest shareholder and DNEG’s CEO will remain as a member of the board of directors of Prime Focus Limited in a non-executive capacity and Prime Focus Limited’s largest shareholder. Because news stories often fail to distinguish between entities previously sharing similar names or brands, DNEG’s customers and investors have, and may in the future, incorrectly associate DNEG with the actions of Prime Focus Limited or any of its directors, officers or affiliated entities, such as Prime Focus Technologies Limited, including with respect to business and financial matters, potentially harming DNEG’s brand and reputation. For example, in 2017, an employee of Prime Focus Technologies Limited leaked certain confidential information to the public. While this breach was limited to Prime Focus Technologies Limited and did not involve DNEG, DNEG’s customers could have mistakenly viewed this breach as DNEG’s lack of security, which could have damaged its brand and reputation vis-à-vis its customers. If DNEG’s brand and reputation are diminished, its business, financial condition, cash flow and results of operations may be adversely affected.

If incentives for content production in the jurisdictions in which DNEG operates are altered, challenged or revoked or similar incentives are introduced in other jurisdictions, content producers may shift their productions to jurisdictions in which DNEG currently has no presence or may reduce their level of production in general.

Production incentives for the production of visual entertainment content are widely used throughout the industry and are important in helping to offset production costs. Many countries, including the United Kingdom and individual provinces of Canada and states within the United States have programs designed to attract production. Incentives are used to reduce production costs and such incentives take different forms, including direct government rebates or grants, sale and leaseback transactions and transferable tax credits. DNEG has designed its geographic footprint to facilitate its customers’ abilities to utilize these incentives. If content producers are unable to access any of these incentives because they are challenged, modified or eliminated, content producers may not be able to offset production costs and may reduce their budgets for VFX services or release fewer films overall or shift their productions to jurisdictions in which DNEG currently has no presence, any of which could adversely impact the demand for our services.

The laws and procedures governing these production incentives are subject to change. For example, tax authorities in certain jurisdictions, such as the province of British Columbia in Canada, have altered the applicability of certain production tax incentives to service providers like DNEG. Although DNEG has successfully challenged such changes previously, if future challenges are unsuccessful, or if other tax authorities attempt to recoup incentives previously paid to DNEG, it could reduce or eliminate tax incentives already accounted for in DNEG’s past financial results or contemplated by DNEG’s existing order book and order pipeline.

Moreover, if these tax incentives are introduced in other jurisdictions, content producers may choose to locate their productions and facilities in markets in which DNEG currently has no presence. These moves may adversely impact DNEG’s ability to secure work on the productions and DNEG may have to expand its services to such locations which, as a result, could have a material adverse effect on its business, financial condition, cash flow and results of operations.

The tools that DNEG relies upon to prepare and submit a bid for a project may prove to be inaccurate, and DNEG may not achieve anticipated levels of revenue and profits.

DNEG use internally developed, multi-step processes to formulate its bids on a project. At the time DNEG submit a bid, however, it is likely to have imperfect information about the timing, breadth and nature of competing bids and its customer’s ultimate production expectations. Therefore, its bids could be inaccurate. In addition, its historical information about the cost of production for a certain type of project may not be indicative of the characteristics of a similarly situated project due to changes in business practices or customer expectations and its internal resources may not be as extensive as needed to anticipate such changes. Furthermore, while DNEG review each project and its team of creative and technical professionals will determine the level of work required to execute the various components of its process for each sequence on which DNEG are asked to bid in detail prior to submitting a bid, there can be no assurances that DNEG will be able to appropriately identify and address all assumed underlying costs DNEG might incur, which could result in recognition of less profits, thus affecting its ability to operate profitably.

Some states, provinces or countries like the United Kingdom and Canada have developed incentive programs for film, television or advertising productions. These production incentive programs offer eligible companies financial incentives, such as tax credits or tax rebates, based on the qualified production costs incurred in the production location. As a result, DNEG has located its facilities in certain locations attractive to its customers. In addition to estimating the cost of production for a certain type of project, DNEG also often includes in its bids an estimated amount of incentive a customer may be eligible for in connection with using its services based on its allocation of work at these locations. Any material change to the incentive programs available in such locations or any change to the global work allocations made by its production team over the course of the project could significantly impact its estimate included in its bid and could result in DNEG absorbing the extra cost incurred by the customer if its estimate proves incorrect. While DNEG has been effective in working with its customers to maximize the tax incentives available to them in the past, DNEG could be adversely affected by changes in location-based production incentives or its failure on a project or series of projects to monetize the estimated amount of tax incentives included in its bid for eligible customers.

In addition, if DNEG submits a bid for a project for which it has limited similar experience or for customers with which DNEG has no prior dealings, its ability to properly price and perform its work on such a project may be adversely affected. The use of inaccurate assumptions, or the lack of a course of dealing, can lead to mispricing its anticipated costs of labor and other related expenses, which may have an adverse effect on the revenue recognized from such a project or could lead DNEG to overbid on and lose bids for projects. Any of the foregoing factors could have a material adverse effect on its business, financial condition, cash flow and results of operations.

Future acquisitions or investments may not achieve their intended benefits or may disrupt DNEG’s plans and operations.

DNEG has a history of growth through acquisitions, and it may in the future pursue additional acquisitions and investments that it believes would be complementary to its services, business model and objectives. Although DNEG has successfully integrated its prior acquisitions, such as its acquisition of Double Negative Holdings Limited in 2014 and Gener8 Media Corp Limited, a leader in 2D to 3D conversion technology headquartered in Canada, in

2015, DNEG may not be able to successfully integrate future acquisitions with its business or otherwise realize the expected benefits of such acquisitions. DNEG’s ability to realize the anticipated benefits of acquisitions will depend, to a large extent, on its ability to integrate them with its business. Integrating acquired businesses can be a complex, costly and time-consuming process and its business may be negatively impacted following any acquisition if DNEG is unable to effectively manage its expanded operations. The integration process may require significant time and focus from its management team and may divert attention from the day-to-day operations of its existing business. Additionally, consummation of acquisitions and the integration of acquired businesses could disrupt its current plans and operations, which could delay the achievement of its other strategic objectives. In addition, to the extent DNEG pursues investments in complementary product offerings, the success of such investment will depend on many factors, many of which may beyond DNEG’s control.

Any expected synergies and operating efficiencies of acquisitions or investments may not be fully realized. In addition, the overall integration of any acquisition may result in material unanticipated obstacles, expenses, liabilities, competitive responses, damage to or loss of customer relationships and diversion of management’s attention, among other potential adverse consequences, many of which may be outside of its control. Accordingly, if DNEG is unable to successfully integrate future acquisitions, or successfully identify investment opportunities, its business, financial condition, cash flow and results of operations could be adversely affected.

DNEG may be unable to effectively manage its growth or achieve anticipated growth, which could place significant strain on DNEG’s management personnel, systems and resources.

Continued growth and expansion may increase the challenges DNEG faces in recruiting, training and retaining sufficiently skilled professionals and management personnel, maintaining effective oversight of personnel and technology, developing financial and management controls, coordinating effectively across geographies and business units, and preserving its culture and values. Failure to manage growth effectively could have a material adverse effect on the quality of the execution of DNEG’s business strategy, its ability to attract and retain professionals, as well as its business, financial condition and results of operations.

In addition, as DNEG increases the size and complexity of projects that it undertakes with customers, introduces new services or enters into new markets, DNEG may face new market, technological, operational, compliance and administrative risks and challenges, including risks and challenges unfamiliar to DNEG. DNEG may not be able to mitigate these risks and challenges to achieve its anticipated growth or successfully execute large and complex projects, which could materially adversely affect DNEG’s business, prospects, financial condition and results of operations.

DNEG’s management team may use DNEG’s available capital in ways with which investors may not agree or in ways that do not enhance shareholder value.

After the Business Combination, DNEG may use its sources of available capital (including cash and borrowings under its Revolving Credit Facility) to acquire other complementary businesses, products, services or technologies. DNEG’s management has considerable discretion in the deployment of DNEG’s available capital and investors will not have the opportunity to assess whether such capital is being used in a manner that would enhance shareholder value. DNEG may use its available capital for corporate purposes or investments that do not enhance shareholder value or generate losses.

From time to time studios have sought to defer all or part of DNEG’s compensation for services until after a film is released, to tie DNEG’s fees or their collectability to box office success of the projects on which DNEG works or to have it invest in projects on which it works.

On a few occasions, content producers have asked that DNEG defer some or all of its compensation for services provided until the release of the film, including requesting to delay some of DNEG’s payment schedules for its services due to a change in the release date of the related content during the initial outbreak of the COVID-19 pandemic. Generally, DNEG’s compensation is not tied to the box office success of a film; however, studios have on occasion asked DNEG, or DNEG has on occasion offered in connection with negotiating a project, to tie its fees or condition its ability to collect them to the box office performance of a film or to invest in the film or project itself. DNEG occasionally accommodates such requests when DNEG believes that it is in its best interests to do so. When DNEG does so, it bears the risk that the related film or project will not be as successful as anticipated or that DNEG’s perceived benefits of such arrangement will not be realized, in which case, DNEG’s cash flow and results of operations could be adversely affected. In addition, any such arrangement could lead to DNEG’s loss of pricing power and its ability to obtain engagements that do not have these arrangements.

Global market, economic and geopolitical conditions may adversely affect DNEG’s business, results of operations, liquidity and financial condition and those of its customers.

DNEG’s business may be adversely affected by global market, economic and geopolitical conditions, including the current conflict between Russia and Ukraine and measures taken in response thereto, as well as general global economic and political uncertainty and dislocations in the capital markets. If these conditions become more volatile or worsen, DNEG’s and its customers’ respective business, results of operations, liquidity and financial condition may be adversely affected as a result of the following consequences, among others:

•        the financial condition of DNEG’s customers may be adversely affected, which may make it difficult for content producers to maintain prior levels of production activity or could otherwise cause a customer to cancel or reduce in scope or delay, suspend or change a project; and

•        DNEG’s ability to obtain financing on terms and conditions that it finds acceptable, or at all, may be limited, which could reduce DNEG’s ability to continue to grow its business and increase its future interest expense.

Further, a decrease in discretionary consumer spending due to such adverse global market, economic and geopolitical conditions could adversely affect the commercial performance of motion pictures and other content, which could result in a reduction in the number (or delay in the timing) of motion picture releases with significant VFX content, 2D to 3D motion picture conversions or animation projects. Such reduction or delay could decrease or delay demand for DNEG’s services, which could have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations. For further details in connection with the COVID-19 pandemic, see discussion under “Risk Factors — The sustained outbreak of the COVID-19 pandemic has disrupted DNEG’s business and operations and may continue to have a material adverse effect on DNEG’s business, financial condition, results of operations, cash flows and liquidity and DNEG’s ability to service its indebtedness.”

Strikes by writers, actors or other participants in the visual entertainment industry could negatively affect DNEG’s revenues.

The major Hollywood content producers that DNEG relies on for a large portion of DNEG’s business are subject to collective bargaining agreements with unions that represent essential film production personnel, including the Screen Actors Guild, the Writers Guild of America and the International Alliance of Theatrical Stage Employees, Moving Picture Technicians, Artists and Allied Crafts of the United States, its Territories and Canada, and in the future content producers may become subject to additional collective bargaining agreements. For example, the writers’ strike in Hollywood in early 2009 led to an overall decline in the number of motion pictures and other visual entertainment being produced. A strike by one or more unions or any other halt or delay in the production process could result in a reduction in the number, or delay in the timing, of projects available to DNEG, which could have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

DNEG may be subject to litigation or other proceedings which, if determined unfavorably to DNEG, could have a material adverse effect on DNEG’s business, results of operations or financial condition.

DNEG is and may be subject to various litigations, regulatory actions and other proceedings that arise in the ordinary course of business. DNEG cannot predict the outcome of these matters with certainty, and an adverse outcome in connection with one or more of these matters could have a material adverse effect on DNEG’s business, results of operations or financial condition in any given quarter or annual period. In addition, regardless of monetary costs, these matters could have a material adverse effect on DNEG’s reputation, cause harm to its customer or employee relationships, or divert personnel and management resources.

While DNEG currently has insurance coverage for some of these potential liabilities, other potential liabilities may not be covered by insurance, insurers may dispute coverage or the amount of DNEG’s insurance may not be enough to cover the damages awarded. In addition, some types of damages may not be covered by insurance, and insurance coverage for all or some forms of liability may become unavailable or prohibitively expensive in the future.

Risks Related to DNEG’s Global Operations

The international nature of DNEG’s business exposes it to several risks, such as significant currency fluctuations and unexpected changes in the regulatory requirements of multiple jurisdictions.

DNEG’s operations spans multiple jurisdictions, including the United Kingdom, Canada, India, The Netherlands, Bulgaria and the United States. As a result, DNEG is exposed to risks typically associated with conducting business internationally, many of which are beyond DNEG’s control. These risks include:

•        difficulties and costs associated with staffing and managing DNEG’s highly diverse global operations, such as navigating high cost of moving employees across offices as well as legal restrictions on their mobility on account of immigration rules in each location;

•        significant currency fluctuations between the U.S. dollar and currencies in other jurisdictions in which DNEG does business, such as the pound sterling, Canadian dollar and Indian rupee, especially given that DNEG does not use hedging contracts to mitigate the impact of currency exchange rate risks;

•        inflation;

•        legal uncertainty owing to the overlap of different legal regimes, and problems in enforcing contractual or other rights across international borders for DNEG with various contracts with multiple parties across jurisdictions for DNEG’s operations;

•        potentially adverse tax consequences, such as scrutiny of transfer pricing arrangements by authorities in the countries in which DNEG operates, and the possibility that there may be changes in relevant tax treaties between countries in which DNEG operates or a determination by a tax authority that DNEG (or its subsidiaries) is not eligible for the benefits of a tax treaty or incentive (service tax, interest and penalties for non-withholding of taxes may also apply);

•        changes in certain tax credit or incentive regimes. For example, any adverse change in the Canadian tax regime may directly impact DNEG’s operations in Canada and elsewhere;

•        anti-corruption laws and regulations such as the Foreign Corrupt Practices Act and U.K. Bribery Act that impose strict requirements on how DNEG conducts its global operations and changes in these laws and regulations;

•        potential tariffs and other trade barriers;

•        unexpected changes in regulatory requirements, including restrictions on content. For example, any adverse changes in the Indian regulatory framework could impact DNEG’s ability to harness low cost of production;

•        differing degrees of protection for intellectual property, including varying standards between India, United Kingdom, Bulgaria and Canada;

•        the need to adapt DNEG’s business model to local requirements;

•        the instability of foreign economies and governments;

•        the burden and expense of complying with the laws and regulations of various jurisdictions; and

•        terrorist attacks and other acts of violence or war.

Further, content producers may refrain from producing and releasing VFX content for various reasons, including as a result of changes in regulation. For example, the Chinese government sets a quota on the number of foreign films that may be released each year, subject to certain exemptions, including an exemption for 3D films. Any reduction of the quota or elimination or alteration of the 3D film exemption could severely restrict access to the large and growing Chinese market for visual entertainment content and cause content producers to refrain from producing and releasing VFX content.

Events or developments related to these and other risks associated with international business could have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

Exchange rate fluctuations could adversely affect DNEG’s results of operations.

We operate internationally and, as a result, are exposed to changes in various foreign currency exchange rates. Although our reporting currency is the U.S. dollar, we generated 33.4%, 14.8%, 48.8% and 3.0% of our revenue in U.S. dollars, Pound sterling, Canadian dollars and Indian rupees, respectively, and incurred 4.8%, 40.8%, 31.0% and 23.5% of our costs in the United States, the United Kingdom, Canada and India, respectively, for the fiscal year ended March 31, 2021. Our costs are predominantly denominated in the local currencies of the countries where we operate. For the nine months ended December 31, 2021, we generated 32.0%, 19.5%, 44.7% and 3.8% of our revenue in U.S. dollars, Pound sterling, Canadian dollars and Indian rupees, respectively, and incurred 4.9%, 35.5%, 35.1% and 24.5% of our costs in the United States, the United Kingdom, Canada and India, respectively, for the fiscal year ended March 31, 2021. DNEG translates such revenues and expenses into U.S. dollars at prevailing exchange rates for inclusion in its combined financial statements. Exchange rates can fluctuate substantially, which could have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

DNEG’s operations are subject to currency transaction risks when sales are denominated in a currency other than that in which the related costs of sales were incurred. If the currency in which significant revenue is generated decreases in value relative to DNEG’s reporting currency, DNEG’s revenue will be lower than would otherwise be the case. Similarly, if the currency in which the expenses are incurred increases in value relative to the currency in which revenue is received, DNEG’s operating margins will be decreased or eliminated, or it may incur net losses. Currently, with the exception of certain significant revenue contracts, DNEG does not use hedging contracts to mitigate the impact of currency exchange rate risks. Accordingly, fluctuations in exchange rates could have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

If the transfer pricing arrangements DNEG has among its affiliates are determined to be inappropriate, DNEG’s tax liability may increase.

The transfer pricing rules of countries in which DNEG operates require that transactions between associated enterprises be at an arm’s-length price. DNEG considers the transactions among its affiliates and DNEG to be on arm’s-length pricing terms. If, however, an income tax, tax credit or incentive authority determines that the prices DNEG has applied to intercompany transactions are not on arm’s-length pricing terms or otherwise appropriate, DNEG may incur increased tax liabilities, including accrued interest and penalties. Further, if the tax authority in one country makes a transfer pricing adjustment regarding cross-border transactions that is not accepted by the tax authority in the other relevant country (or countries), DNEG may be subject to double taxation, which would cause our tax expense to increase, possibly materially, thereby reducing its profitability and cash flow.

DNEG’s business depends heavily upon global communications networks operated by third-party providers as well as the internet, the disruption of which could negatively affect its business.

DNEG’s ability to deliver projects efficiently and on time relies heavily on dedicated high bandwidth links provided by global communications networks in addition to the internet that are subject to government regulation and are often operated and maintained by third parties. For example, under DNEG’s global service delivery model, employees in one location can service customer requirements and pass on unfulfilled requests to employees in another location in another time zone seamlessly because of the dedicated global communications networks and the internet. This empowers DNEG to scale its workforce efficiently through various cost-advantaged locations and collaboration of its global workforce is dependent on these networks. In the event that any of these communication services were inoperable for a period of time, or DNEG’s ability to share information between its operating locations is compromised or if changes in government regulation were to increase expenses or difficulty of facilitating the transfer of data between its operating locations or if the high bandwidth links are not available as a result of employees working remotely as a result of the COVID-19 pandemic, DNEG may be unable to fulfil its requirements to its customers which may result in contractual penalties, concessions or termination. In addition, disruption or failure of global communications may result in important data being lost or otherwise damaged, which could result in additional costs and delays and have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

DNEG is exposed to risks related to the United Kingdom’s exit from the European Union.

On January 31, 2020, the United Kingdom formally withdrew from the European Union, an event commonly referred to as “Brexit.” The transition period, during which the pre-Brexit rights and obligations on trade, travel and business for the United Kingdom and the European Union continued to apply, ended on December 31, 2020. As of January 1, 2021, the relationship between the United Kingdom and the European Union is governed by the EU-UK Trade and Cooperation Agreement (“TCA”). This agreement covers the general objectives and framework of the relationship between the United Kingdom and the European Union, including as it related to trade, transport, visas, judicial, law enforcement and security matters, and provides for continued participation in community programs and mechanisms for dispute resolution. Notably, under the trade and cooperation agreement, UK service suppliers no longer benefit from automatic access to the entire EU single market, UK goods no longer benefit from the free movement of goods and there is no longer the free movement of people between the United Kingdom and the European Union.

Although the long-term impact of the TCA on our business is currently unclear, Brexit could lead to potentially divergent national laws and regulations in the United Kingdom and the European Union, thus potentially requiring DNEG to comply with regulatory requirements in the United Kingdom that are in addition to, or inconsistent with, the regulatory requirements of the European Union. However, due to the size and importance of the United Kingdom’s economy, the uncertainty and unpredictability concerning the United Kingdom’s ongoing legal, political and economic relationship with Europe may continue to be a source of instability in the international markets, create significant currency fluctuations, or otherwise adversely affect trading agreements or similar cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise) for the foreseeable future. The uncertainty resulting from Brexit could also have a negative impact on the growth of the United Kingdom economy and cause greater volatility in the pound sterling. Uncertainty in the economy can also affect DNEG’s customers directly.

DNEG also has principal operations in the United Kingdom. As such, DNEG derives a significant amount of revenue from its operations in the United Kingdom, so any negative impact on DNEG’s ability to continue its operations in the United Kingdom and the terms on which DNEG makes contracts with third parties for its services, could have a significant adverse impact on its revenue and profitability.

It is also possible that other European Union Member States may consider leaving the European Union, which could be an additional source of instability in the international markets. There are likely to be changes in the legal rights and obligations of commercial parties across all industries following the end of the transition period and could have a material adverse effect on DNEG’s business, financial condition, cash flow and results of operations.

DNEG depends on assets and operations in India, which are subject to regulatory, economic, social and political uncertainties.

DNEG has significant operations in India and produce substantial portions of our projects in India. As of December 31, 2021, 71.6% of DNEG’s employees were located in India. Additionally, DNEG’s largest shareholder, Prime Focus Limited, is an Indian company. Consequently, DNEG’s performance may be affected by changes in laws and government policies, taxation, social instability and civil unrest, political conditions and negative economic developments in India, such as rising fiscal or trade deficits. Economic slowdown and an increase in inflation in India, coupled with high volatility and uncertainty as to the future global economic landscape, can have an adverse effect on consumers’ disposable income and discretionary consumer spending affecting the entertainment sector that DNEG serves. As a result, demand for DNEG’s services may be adversely affected by an economic downturn in the Indian economy which could have an adverse effect on its business, financial condition, cash flow and results of operations.

The Indian Government has traditionally exercised, and continues to exercise, a significant influence over many aspects of the economy. Government policies could adversely affect business and economic conditions in India, as well as DNEG’s future financial performance and ability to implement its strategy. While the current government has announced that its general intention is to continue India’s economic liberalization and deregulation policies, there can be no assurance that such policies will be continued and the rate of economic liberalization could change affecting foreign investments and foreign exchange controls among others. DNEG’s business is also impacted by regulations and conditions in the various states in India where DNEG operates. For example, the government of India may decide to introduce a reservation policy, which would require all companies operating in the private sector in India, including DNEG’s affiliates in India, to reserve a percentage of jobs for the economically underprivileged population in the relevant state where such companies are incorporated. If this policy is introduced, DNEG’s ability to hire employees of its choice would be restricted.

India has witnessed natural disasters, including cyclones, floods, fires, earthquakes and tsunamis and other disasters such as fires, explosions, outbreaks of epidemics or communicable diseases, civil unrest and terrorist attacks in the past. In addition, any deterioration in international relations, especially between India and its neighboring countries, may result in or create concern of regional instability, which could have an adverse effect on DNEG’s business, financial condition, cash flow and results of operations. Any disturbance in the future could result in disruptions in transportation or communication networks, as well as have adverse implications for general economic conditions in India. These events or other political tensions could similarly create a perception that there is a risk of disruption of services provided by companies doing business in India. Because of DNEG’s operations in India, its business, financial condition, cash flow and results of operations may be adversely affected by changes in inflation, exchange rates and controls, interest rates, taxation and other government of India policies, social stability or other political, economic or diplomatic developments affecting India in the future.

Increases in operational costs, including wage increases, may prevent DNEG from sustaining its competitive advantage and may reduce its profit margin.

DNEG’s international operations are subject to numerous risks, including general economic conditions such as changes in existing and expected rates of inflation, which may vary across the jurisdictions in which DNEG does business. If DNEG’s expenses related to salaries or wages payable to its employees or any other expenses increase due to continued high rates of inflation, DNEG may not be able to pass on any such additional expenses to its customers and its results of operations may be adversely affected. Accordingly, high rates of inflation could have an adverse effect on DNEG’s profitability and, if significant, on its financial condition. If DNEG increases levels of employee compensation to remain competitive in attracting the quantity and quality of employees that the business requires, the cost of producing portions of DNEG’s projects will likely increase. These cost increases may reduce DNEG’s profit margins and have a material adverse effect on its business, financial condition, cash flow and results of operations. Further, as DNEG’s competitors expand their work-from-home policies, such competitors may also seek to hire more employees in jurisdictions with lower wage costs, permitting such competitors to provide similar services at lower costs to customers than DNEG, which, in turn, may cause DNEG may be unable to compete effectively.

In particular, DNEG has key operations in India where it produces substantial portions of its projects. Operational and wage costs in India have historically been significantly lower than wage costs in the United States, Canada and Europe for comparably skilled professionals. This cost differential has been one of DNEG’s competitive advantages because DNEG can offer services to customers for lower cost due to its operations in India. However, because of rapid economic growth in India, inflation and demand for skilled employees in India, wages for comparably skilled employees in India are increasing at a faster rate than in the United States, Canada and Europe, which may reduce this competitive advantage. Although recently the exchange rate for converting U.S. dollars to Indian rupees have been near all-time highs, if the U.S. dollar or other currencies in which DNEG earns revenue, such as the pound sterling, decline in value against the Indian rupee, wages in the United Kingdom, Canada or the United States will decrease relative to wages in India, which may further reduce DNEG’s competitive advantage. Further, the exchange rate between the Indian Rupee and these other currencies has fluctuated substantially in recent years and may continue to fluctuate substantially in the future.

In addition, labor in India has historically been more readily available at relatively lower costs as compared to labor costs in the United Kingdom and North America. However, DNEG’s business could be adversely affected by any change in laws or interpretation of existing laws, or promulgation of new laws, rules and regulations applicable to DNEG. For example, changes to India labor laws or regulations or unionization of DNEG’s employees could increase its costs in India and decrease its profitability, which could have a material adverse effect on DNEG’s business, financial condition and results of operations.

DNEG may be required to pay additional taxes in connection with audits by the tax authorities in the jurisdictions where it conducts business.

From time to time, DNEG and its affiliates have received inquiries and orders of assessment from the tax authorities in the jurisdictions where DNEG conducts or have conducted business assessing additional taxable income on DNEG and/or its subsidiaries in connection with their review of DNEG’s tax returns. DNEG cannot assure you that it will not receive similar or additional inquiries or orders of assessment in the future. DNEG may be required to deposit with the tax authorities all or a portion of the disputed amount pending final resolution of the matters which it seeks to challenge. No assurance can be given that DNEG will prevail in our tax disputes. If DNEG does not prevail, payment of additional taxes, interest and penalties may materially and adversely affect its results of operations, financial condition and cash flow.

Restrictions on entry visas may affect DNEG’s ability to compete for and provide services to customers in certain countries, which could have a material adverse effect on future revenue.

Some of DNEG’s senior managers and employees are nationals of countries other than the one in which they work. The ability of some of DNEG’s executives to work with and meet DNEG’s European and North American customers and DNEG’s customers from other countries depends on the ability of its senior managers and employees to obtain the necessary visas and entry permits. In response to terrorist attacks, global unrest and pandemics, U.S. and European immigration authorities have increased the level of scrutiny in granting visas, and certain countries have suspended or restricted visas for all non-essential travels. Immigration laws in those jurisdictions may also require DNEG to meet other legal requirements as a condition to obtaining or maintaining entry visas. These restrictions have significantly lengthened the time requirements to obtain visas for DNEG’s personnel, which has in the past resulted, and may continue to result, in delays in the ability of DNEG’s personnel to meet with DNEG’s customers. In addition, immigration laws are subject to legislative change and varying standards of application and enforcement due to political forces, economic conditions or other events, including terrorist attacks. DNEG cannot predict the political or economic events or the conditions surrounding the COVID-19 pandemic that could affect immigration laws, or any restrictive impact those events could have on obtaining or monitoring entry visas for its personnel. If DNEG is unable to obtain the necessary visas for personnel who need to visit DNEG’s customers’ sites, or if visas are delayed, DNEG may not be able to provide services to its customers or to continue to provide services on a timely basis, which could have a material adverse effect on its business, financial condition, cash flow and results of operations.

If a United States person is treated as owning at least 10% of New DNEG’s stock by vote or value, such holder may be subject to adverse U.S. federal income tax consequences.

Because the PFW Group includes one or more U.S. subsidiaries, certain of New DNEG’s non-U.S. subsidiaries could be treated as controlled foreign corporations (“CFCs”), regardless of whether or not New DNEG is treated as a CFC. If a United States person (as defined in the Code) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of New DNEG’s stock, such person may be treated as a “United States shareholder” with respect to each CFC in the PFW Group, which may subject such person to adverse U.S. federal income tax consequences. Specifically, a United States shareholder of a CFC may be required to annually report and include in its U.S. taxable income its pro rata share of such CFC’s “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property, whether or not New DNEG makes any distributions of profits or income of such CFC to such United States shareholder. If you are treated as a United States shareholder of a CFC, failure to comply with these reporting obligations may subject you to significant monetary penalties and may extend the statute of limitations with respect to your U.S. federal income tax return for the year for which reporting was due. Additionally, a United States shareholder of a CFC that is an individual would generally be denied certain tax deductions or foreign tax credits in respect of its income that may otherwise be allowable to a United States shareholder that is a U.S. corporation. There can be no assurances that New DNEG will assist you in determining whether New DNEG or any of New DNEG’s non-U.S. subsidiaries are treated as CFCs or whether you are treated as a United States shareholder with respect to any such CFC, nor does New DNEG expect to furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. The IRS has provided limited guidance regarding the circumstances in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to foreign-controlled CFCs. You should consult your advisors regarding the potential application of these rules to your particular circumstances.

SVAC or New DNEG may be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes and adverse tax consequences could apply to U.S. investors.

If SVAC or New DNEG is a PFIC for any taxable year (or portion thereof) that is included in the holding period of an investor that is a U.S. Holder (as defined in “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations”) of SVAC Ordinary Shares or SVAC Warrants (or, after the Business Combination, New DNEG Ordinary Shares or New DNEG warrants), the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. A non-U.S. corporation generally will be classified as a PFIC in any taxable year in which either (1) at least 75% of its gross income is passive income, or (2) at least 50% of the value of the assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income generally includes, among other things, dividends, interest, rents, royalties, gains from the disposition of passive assets (other than gains from the disposition of property that is inventory) and gains from commodities and securities transactions. In addition, if the non-U.S. corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it held directly its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. The determination as to whether a non-U.S. corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, the composition of the income and assets of the non-U.S. corporation from time to time and the nature of the activities performed by such non-U.S. corporation. Based on the composition of SVAC’s income and assets in taxable years 2020 and 2021 and the nature of SVAC’s business, we believe that SVAC was likely treated as a PFIC for taxable years 2020 and 2021. In addition, based on current estimates of New DNEG’s gross income and assets, the nature of New DNEG’s business, market capitalization and current business plans (all of which are subject to change), and taking into account the Business Combination, we do not expect New DNEG to be treated as a PFIC for taxable year 2022. However, the determination of whether a non-U.S. corporation is a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. As a result, SVAC and New DNEG’s actual PFIC status for any taxable year will not be determinable until after the end of such year. Therefore, there can be no assurance with respect to SVAC or New DNEG’s status as a PFIC for the 2022 taxable year or any future taxable year. U.S. Holders should consult their tax advisors regarding the possible application of the PFIC rules. For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see “Material Tax Considerations — Certain Material U.S. Federal Income Tax Considerations — New DNEG Ordinary Shares and New DNEG warrants — Passive foreign investment company considerations.”

Risk Relating to DNEG’s Finances

New DNEG’s operating results may fluctuate substantially from reporting period to reporting period, which may be different from expectations and adversely affect the price of New DNEG’s ordinary shares.

New DNEG’s operating results may fluctuate from reporting period to reporting period. Factors that have affected DNEG’s operating results in the past, and are likely to affect New DNEG’s operating results in the future, include, among other things:

•        timing of when all or a portion of a project is turned over to DNEG by their customers and, therefore, the timing of New DNEG’s VFX work on the project;

•        timing of when DNEG’s work on a project is approved by their customers, and therefore, the effect on estimate to complete a project being updated from one financial period to another;

•        timing of expenses: DNEG has incurred in the past, and New DNEG may incur in the future, significant expenses, such as equipping and opening new facilities, in fiscal quarters when it does not experience a similar growth in revenue;

•        seasonal fluctuations in our results of operations due to changes in the ultimate release dates of our projects and the number of projects on which we work; and

•        recognition of revenue: in the past, DNEG has not met all of its revenue recognition criteria for a given fiscal quarter and thus DNEG was not able to recognize revenue in that fiscal quarter, but incurred the related expenses in such fiscal quarter and recognized an unusually large amount of revenue in a later fiscal quarter. For example, a substantial majority of DNEG’s employees take vacation during the second half of August and the second half of December each year, which generally results in a reduction in the number of labor days of work performed during these months and fiscal quarters. Because DNEG’s revenue recognition policy is based on the estimated percentage of completion at a point in time, which is calculated in part based on the number of labor days of work performed as a percentage of the estimated total number of labor days to complete a project, DNEG generally converts less of its order pipeline into revenue during August and December, which is reflected in its second and third fiscal quarters results of operations.

In addition, the stock market in general, and the market for media and technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may affect the market price of our common stock, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for New DNEG’s ordinary shares.

DNEG’s accounting is becoming more complex, and relies upon estimates or judgments relating to its critical accounting policies. If DNEG’s accounting is erroneous or based on assumptions that change or prove to be incorrect, DNEG’s operating results could fall below the expectations of securities analysts and investors, resulting in a decline in the price of New DNEG’s ordinary shares.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements, and also to comply with many complex requirements and standards. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates and any such differences may be material. DNEG devotes substantial resources to compliance with accounting requirements, and DNEG bases its estimates on its best judgment, historical experience, information derived from third parties, and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. However, various factors are causing our accounting to become complex. Ongoing evolution of DNEG’s business, and the COVID-19 pandemic and resulting uncertainty have, and any future acquisitions may, compound these complexities. DNEG’s operating results may be adversely affected if DNEG makes accounting errors or its judgments prove to be wrong, assumptions change or actual circumstances differ from those in its assumptions, which could cause DNEG’s operating results to fall below the expectations of securities analysts and investors or guidance DNEG may have provided, resulting in a decline in New DNEG’s stock price and potential legal claims. Significant judgments, assumptions and estimates used in preparing our combined financial statements include those related to revenue recognition, stock-based compensation, business combinations, and income taxes.

DNEG has a substantial amount of indebtedness, which could adversely impact its financial position and which subjects DNEG to additional financial and operating restrictions.

Upon Closing of the Business Combination, New DNEG is expected to have approximately $325.0 million of indebtedness outstanding under the Term Loan B, approximately $16.0 million of indebtedness outstanding under Indian financing facilities, approximately $25.0 million of finance leases and an undrawn Revolving Credit Facility allowing for borrowings of up to $125.0 million (subject to certain conditions). Subject to the limitations in DNEG’s Term Loan B and Revolving Credit Facility, DNEG may also incur significant additional indebtedness in the future. DNEG’s substantial indebtedness may:

•        make it difficult for DNEG to satisfy its financial obligations, including making scheduled principal and interest payments on its indebtedness;

•        increase DNEG’s vulnerability to adverse economic, regulatory and industry conditions;

•        limit DNEG’s ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general business purposes;

•        limit DNEG’s ability to use its cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general business purposes;

•        require DNEG to use a substantial portion of its cash flow from operations to make debt service payments, thereby reducing funds available for operations and other purposes;

•        limit DNEG’s flexibility to plan for, or react to, changes in its business and industry;

•        make DNEG more vulnerable to increases in interest rates; and

•        place DNEG at a competitive disadvantage compared to its less leveraged competitors.

Further, borrowings under DNEG’s Credit Facilities are at variable rates of interest and expose DNEG to interest rate risk. If interest rates increase, DNEG’s debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and DNEG’s net income would decrease.

Any of the foregoing could have a material adverse effect on DNEG’s business, financial condition, cash flows or results of operations.

DNEG may not be able to generate sufficient cash to service its debt obligations.

DNEG’s ability to make payments on and to refinance its indebtedness will depend on its financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond DNEG’s control. DNEG may be unable to maintain a level of cash flows from operating activities sufficient to permit it to pay the principal, premium, if any, and interest on its indebtedness.

If DNEG’s cash flows and capital resources are insufficient to fund its debt service obligations, DNEG may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance its indebtedness. These alternative measures may not be successful and may not permit DNEG to meet its scheduled debt service obligations. In the absence of such operating results and resources, DNEG could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations. DNEG’s Credit Facilities restrict its ability to dispose of assets and to use the proceeds from any disposition of assets to refinance certain of its indebtedness. DNEG may not be able to consummate those dispositions or to obtain the proceeds that it could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Despite DNEG’s current level of indebtedness, DNEG may still be able to incur substantially more indebtedness. This could exacerbate the risks associated with DNEG’s substantial indebtedness.

DNEG and its subsidiaries may be able to incur substantial additional indebtedness in the future. DNEG’s Credit Facilities restrict, but do not prohibit, DNEG or its subsidiaries from incurring additional indebtedness, including secured indebtedness. Upon Closing of the Business Combination, approximately $125.0 million will be available for future borrowings under DNEG’s undrawn Revolving Credit Facility (subject to certain conditions). In addition, the terms of DNEG’s Credit Facilities permit DNEG in certain circumstances to incur additional indebtedness, including secured indebtedness. If new indebtedness or other liabilities are added to DNEG’s current debt levels, the related risks that DNEG and its subsidiaries now face could intensify.

Covenants in DNEG’s debt agreements restrict its business in many ways.

DNEG’s Credit Facilities contain various covenants that limit DNEG’s and its subsidiaries’ ability to, among other things:

•        incur or assume liens or additional debt or provide guarantees in respect of obligations of other persons;

•        pay dividends or distributions or redeem or repurchase capital stock;

•        prepay, redeem or repurchase debt;

•        make loans and investments;

•        enter into agreements that restrict distributions from DNEG’s subsidiaries;

•        sell assets and capital stock of DNEG’s subsidiaries;

•        enter into certain transactions with affiliates; and

•        consolidate or merge with or into another person.

Moreover, DNEG’s Credit Facilities contain restrictive covenants and requires DNEG to maintain on a quarterly basis and subject to certain stepdowns over time, a specified consolidated total leverage ratio. DNEG’s ability to meet the financial leverage ratio can be affected by events beyond its control, and DNEG may be unable to meet such test. A breach of any of these covenants could result in a default under the Term Loan B and/or Revolving Credit

Facility. Upon the occurrence of an event of default under such facility, the lenders could elect to declare all amounts outstanding under the Term Loan B and Revolving Credit Facility, as applicable, to be immediately due and payable and terminate all commitments to extend further credit. If DNEG were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. DNEG has pledged a significant portion of its and its subsidiaries’ assets as collateral under its Term Loan B and Revolving Credit Facility. If the lenders under such facility accelerate the repayment of borrowings, DNEG may not have sufficient assets to repay such facility, and DNEG’s other indebtedness. DNEG’s borrowings under its Credit Facilities are at variable rates of interest, which exposes DNEG to interest rate risk. If interest rates increase, DNEG’s debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and DNEG’s net income would decrease.

DNEG may not be able to secure additional financing on favorable terms, or at all, to meet its future capital needs.

In the future, DNEG may require additional capital to respond to business opportunities, challenges, acquisitions or unforeseen circumstances and may determine to engage in equity or debt financings or enter into credit facilities for other reasons. DNEG may require additional capital to respond to uncertainty arising from a sustained outbreak of the COVID-19 pandemic and DNEG may not be able to timely secure additional debt or equity financing on favorable terms or at all. Any debt financing obtained by DNEG in the future could subject it to restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for DNEG to obtain additional capital and to pursue business opportunities, including potential acquisitions. If DNEG raises additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, New DNEG’s shareholders could suffer significant dilution, and any new equity securities it issues could have rights, preferences and privileges senior to those of holders of our ordinary shares. If DNEG is unable to obtain adequate financing or financing on terms satisfactory to it, when DNEG requires it, DNEG’s ability to continue to grow or support its business and to respond to business challenges could be limited.

Risks related to SVAC and the Business Combination

Sponsor, SVAC’s directors and officers and DNEG’s directors and officers may each have interests in the Business Combination different from the interests of public SVAC shareholders.

Executive officers of SVAC and DNEG negotiated the terms of the Business Combination Agreement, and the respective boards of directors of SVAC and DNEG determined that entering into the Business Combination Agreement was in the best interests of SVAC and DNEG, respectively, and their respective shareholders, declared the Business Combination Agreement advisable and recommended that SVAC shareholders approve the proposals required to effect the Business Combination. In considering these facts and the other information contained in this proxy statement, you should be aware that SVAC’s and DNEG’s respective executive officers and directors may have financial interests in the Business Combination that may be different from, or in addition to, the interests of public SVAC shareholders. The boards of directors of SVAC and DNEG were aware of and considered these interests, among other matters, in reaching the determination to approve the terms of the Business Combination and, with respect to the SVAC Board, in recommending to SVAC’s shareholders that they vote to approve the Business Combination.

In addition, when considering the SVAC Board’s recommendation that SVAC shareholders vote in favor of the approval of the BCA Proposal and the other Proposals described in this proxy statement, SVAC’s shareholders should be aware that Sponsor has interests in the Business Combination that may be different from, in addition to, or conflict with the interests of SVAC’s shareholders in general.

The personal and financial interests of Sponsor, SVAC’s directors and officers, and DNEG’s directors and officers may have influenced their motivation in selecting DNEG as a business combination target, completing a business combination with DNEG, and operating the business of New DNEG thereafter. In considering the recommendation of the SVAC Board in favor of the Business Combination, SVAC shareholders should consider these interests. For a further discussion of the interests of Sponsor, SVAC’s directors and officers, and DNEG’s directors and officers in the Business Combination, see “Certain Relationships and Related Person Transactions.”

The SVAC board of directors has not obtained a third-party valuation in determining whether or not to pursue the Business Combination.

Neither the SVAC board of directors nor any committee thereof is required to obtain an opinion that the valuation placed on DNEG in the Business Combination is fair to SVAC or its public SVAC shareholders from a financial point of view, and SVAC has not obtained any third-party valuation in connection with the Business Combination. Accordingly, investors will be relying solely on the judgment of the SVAC board of directors and management in valuing DNEG, and the SVAC board of directors and management may not have properly valued such business. The lack of a third-party valuation may also lead an increased number of shareholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination.

Sponsor has agreed to vote in favor of the Business Combination, regardless of how public SVAC shareholders vote.

Sponsor has agreed to, among other things, vote its SVAC ordinary shares in favor of the Business Combination Agreement and the other proposals set forth in this proxy statement, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement. Accordingly, Sponsor will not follow the practice of certain other blank check companies where the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by the public SVAC shareholders in connection with an initial business combination. As of the date of this proxy statement, Sponsor holds 5,750,000 of SVAC’s Class B ordinary shares, representing approximately 19.6% of the issued and outstanding ordinary shares.

Furthermore, certain affiliates of Sponsor hold an additional 660,000 of SVAC’s Class A ordinary shares, in the aggregate, representing an additional approximately 2.2% of the issued and outstanding ordinary shares. Such affiliates intend to vote all of such shares, along with any other shares that they may subsequently acquire, in favor of the Business Combination and the other proposals set forth in this proxy statement.

The Business Combination Agreement contains provisions that prohibit SVAC from seeking an alternative business combination.

The Business Combination Agreement contains provisions that prohibit SVAC and Sponsor from seeking alternative business combinations during the pendency of the Business Combination. These provisions include a general prohibition on SVAC and Sponsor from soliciting or entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions. This restriction may prevent SVAC from pursuing an alternative transaction that would potentially offer greater value to SVAC’s shareholders than the Business Combination.

The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

The Business Combination Agreement is subject to a number of conditions which must be fulfilled in order to complete the Business Combination. Those conditions include, among others: approval of the Business Combination and related agreements and transactions by shareholders of SVAC, expiration or termination of any waiting period under applicable regulatory laws, the absence of any law or order enjoining or prohibiting the Business Combination, SVAC having satisfied its obligations to SVAC Shareholders that exercise their rights to redeem their SVAC Ordinary Shares in accordance with the Business Combination Agreement, the Common Equity Financing having been consummated in accordance with the Subscription Agreements, DNEG having obtained sufficient debt financing (or there being no event of default under its existing financing), the absence of any event or circumstance having a material adverse effect, as defined in the Business Combination Agreement, that SVAC have at least $5,000,001 of net tangible assets upon Closing, receipt of approval for listing on Nasdaq the SVAC ordinary shares to be issued in connection with the Business Combination, the accuracy of the representations and warranties made by both parties (subject to the materiality standards set forth in the Business Combination Agreement) and the performance by both parties of their covenants and agreements. Furthermore, additional conditions to DNEG’s obligations to consummate the Business Combination include, among others, that as of the Closing, (i) SVAC shall have available cash equal to or greater than $350 million and (ii) any transactions required by Backstop Agreement shall have been consummated pursuant to its terms. Additional conditions to SVAC’s obligations to consummate the Business Combination include, among others, that the Stockholder Support Agreements, the PFL Agreement and the Restrictive Covenant Agreements shall have been executed and delivered.

The parties to the Business Combination Agreement may amend the terms of the Business Combination Agreement or waive one or more of the conditions to the Business Combination, and the exercise of discretion by SVAC’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes or waivers are in the best interests of our shareholders.

In the period leading up to the Closing, other events may occur that, pursuant to the Business Combination Agreement, may cause SVAC to agree to amend the Business Combination Agreement, to consent to actions or to waive closing conditions or other rights that SVAC is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of DNEG’s business, a request by DNEG to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on DNEG’s business. In any of such circumstances, it would be in SVAC’s discretion, acting through the SVAC board of directors, to grant SVAC’s consent or waive SVAC’s rights. The existence of the financial and personal interests of the directors and officers described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors or officers between what he may believe is best for SVAC’s shareholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action.

As of the date of this proxy statement, we do not believe there will be any material changes or waivers that our directors and officers would be likely to make after shareholder approval of the Business Combination has been obtained. While changes could be made without further shareholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the shareholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our shareholders with respect to the BCA Proposal.

Termination of the Business Combination Agreement could negatively impact SVAC.

If the Business Combination is not completed for any reason, including as a result of the SVAC shareholders declining to approve the proposals required to effect the Business Combination, the businesses and prospects of SVAC may be adversely impacted and, without realizing any of the anticipated benefits of completing the Business Combination, SVAC would be subject to a number of risks, including the following:

•        SVAC may experience negative reactions from the financial markets, including negative impacts on its stock price (including to the extent that the current market price reflects a market assumption that the Business Combination will be completed);

•        SVAC may not be able to find another acquisition target that would constitute a suitable business combination, or such other business combination may not be completed by January 8, 2023, the date by which SVAC must consummate its initial business combination;

•        SVAC will have incurred substantial expenses and will be required to pay costs relating to the Business Combination, whether or not the Business Combination is completed; and

•        since the Business Combination Agreement restricts the conduct of SVAC’s business prior to completion of the Business Combination, SVAC may not have been able to take actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available.

We will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees, partners and customers may have an adverse effect on DNEG and consequently on SVAC. These uncertainties may impair DNEG’s ability to attract, retain and motivate key personnel until the Business Combination is completed and could cause partners and others that deal with DNEG to seek to change existing business relationships with DNEG. Retention of employees may be challenging during the pendency of the Business Combination as employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, our business following the Business Combination could be negatively impacted. In addition, the Business Combination Agreement restricts DNEG from taking specified actions without the consent of SVAC until the Business Combination occurs. These restrictions may prevent DNEG from pursuing attractive business opportunities that may arise prior to the completion of the Business Combination.

SVAC does not have a specified maximum redemption threshold. Redemptions by public SVAC shareholders may make it more difficult for us to complete the Business Combination as contemplated, or make it more difficult for New DNEG to operate successfully following completion.

The Business Combination Agreement provides that DNEG’s obligation to consummate the Business Combination is conditioned on, among other things, that as of the Closing, the amount of cash available (i) in the Trust Account into which substantially all of the proceeds of the IPO and private placements of warrants have been deposited (the “Trust Account”), after deducting the amount required to satisfy SVAC’s obligations to SVAC shareholders that exercise their rights to redeem their SVAC ordinary shares (the “Trust Amount”), plus (ii) the net proceeds of the PIPE Investment, is at least equal to or greater than $350 million (the “Minimum Cash Condition”).

If the Available SVAC Cash is equal to or greater than $350 million, then the Minimum Cash Condition will be deemed to have been satisfied. This condition is for the sole benefit of DNEG. If such condition is not met, and such condition is not or cannot be waived under the terms of the Business Combination Agreement, then the Business Combination Agreement could terminate and the proposed Business Combination may not be consummated. In addition, the closing conditions in the Business Combination Agreement require that SVAC shall not have redeemed public shares in an amount that would cause SVAC to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001.

There can be no assurance that DNEG could and would waive the Minimum Cash Condition. Furthermore, as provided in SVAC’s constitutional documents, in no event will SVAC redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. If such conditions are not met, and such conditions are not or cannot be waived under the terms of the Business Combination Agreement, then the Business Combination Agreement could terminate and the proposed Business Combination may not be consummated.

On the other hand, if the Minimum Cash Condition is waived and the Business Combination is consummated with less than $350 million of available cash from SVAC, the cash held by New DNEG after the Closing may not be sufficient to allow New DNEG to operate as contemplated and meet its financial obligations as they become due. The exercise of redemption rights with respect to a large number of our public shares may make us unable to take such actions as may be desirable in order to optimize the capital structure of New DNEG after consummation of the Business Combination and we may not be able to raise additional debt or equity financing from unaffiliated parties necessary to fund our expenses and liabilities after the Closing.

Because New DNEG will be a “controlled company” within the meaning of the Nasdaq rules, our shareholders may not have certain corporate governance protections that are available to shareholders of companies that are not controlled companies.

So long as more than fifty percent (50%) of the voting power for the election of directors of New DNEG is held by an individual, a group or another company, New DNEG will qualify as a “controlled company” within the meaning of the Nasdaq corporate governance standards. Namit Malhotra will control over fifty percent (50%) of the voting power of our outstanding capital stock. As a result, New DNEG will be a “controlled company” within the meaning of the Nasdaq corporate governance standards and will not be subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

Because New DNEG will be a “controlled company” and may not have independent directors sitting on its nominating, audit or compensation committees, there is a potential for conflict of interest in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Namit Malhotra may have his interest in New DNEG diluted due to future equity issuances or his own actions in selling shares of New DNEG, in each case, which could result in a loss of the “controlled company” exemptions under the Nasdaq listing rules. New DNEG would then be required to comply with those provisions of the Nasdaq listing requirements.

The Backstop Agreement with Sponsor may not be adequate to ensure satisfaction of the Minimum Cash Condition.

In order to increase the likelihood that the Minimum Cash Condition would be satisfied as of the Closing, DNEG, SVAC and Sponsor entered into the Backstop Agreement, pursuant to which, among other things, Sponsor committed to utilize its reasonable commercial efforts to consummate the financing under the PIPE Investment, and committed to purchase New DNEG Ordinary Shares at the Closing, at a price of $10.00 per share (or the then-current market price, if less), solely for purposes of consummating the Business Combination, in an aggregate amount up to $350 million, less the commitments received from PIPE Investors as of the date of the Business Combination Agreement or thereafter.

The purpose of the Backstop Agreement is to better enable SVAC to meet the Minimum Cash Condition as of the Closing, in the event that the Trust Amount is reduced more than anticipated as a result of redemptions by public SVAC shareholders, or market acceptance of the PIPE Investment offering proves to be lower than anticipated. However, there can be no assurance that Sponsor’s commitment under the Backstop Agreement will be adequate to satisfy any shortfall in the Minimum Cash Condition. Sponsor’s potential $350 million commitment under the Backstop Agreement is reduced by the aggregate commitments of PIPE Investors (i) who had executed subscription agreements for the PIPE Investment as of the date of the Business Combination Agreement, which commitments totaled an aggregate of $168 million, plus (ii) any subscriptions for additional PIPE Investments received subsequent to such date. This reduction in Sponsor’s commitment under the Backstop Agreement is based on the written subscriptions of potential PIPE Investors, regardless of whether they ultimately fund such subscriptions at the Closing.

Further, Sponsor is a limited liability company formed by the founders of SVAC, and has no operating business or assets, other than the 5,750,000 SVAC Class B ordinary shares that Sponsor has held since the IPO. In the event that Sponsor is called upon to purchase New DNEG ordinary shares under the Backstop Agreement at the closing of the Business Combination, Sponsor would not have adequate liquid resources to effectuate such purchase, unless Sponsor’s members contribute additional funds to Sponsor. Because Sponsor’s members have no binding obligation to contribute additional funds to Sponsor, there can be no assurance that Sponsor will be able to meet its obligations under the Backstop Agreement.

The price of the SVAC Class A Ordinary Shares to be purchased by Sponsor in the Sponsor PIPE Subscription and pursuant to the Backstop Agreement will be $10.00 per share, which is the same price per share that SVAC Shareholders paid for SVAC Class A Ordinary Shares in connection with the IPO. There is no discount contemplated in connection with the Sponsor PIPE Subscription or the transactions contemplated by the Backstop Agreement.

Sponsor may elect to purchase shares or warrants from public SVAC shareholders prior to the consummation of the Business Combination, which may influence the vote on the Business Combination and reduce the public “float” of our securities.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding SVAC or DNEG, Sponsor, DNEG or their respective directors, officers, advisors or affiliates may purchase public shares or warrants, at a price no higher than the redemption price, from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination, or execute agreements to purchase such shares or warrants from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or warrants or vote their public shares in favor of the Business Combination. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of SVAC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Sponsor, DNEG or their directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public SVAC shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (i) satisfaction of the requirement that holders of a majority of the ordinary shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the Business Combination, (ii) satisfaction of the Minimum Cash Condition, (iii) otherwise limiting the number of public shares to be redeemed, and (iv) SVAC’s net tangible assets (as determined in accordance with Rule 3a51-(g)(1) of the Exchange Act) being at least $5,000,001. The purpose of such purchases of public warrants would be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval. Sponsor has agreed to participate in the PIPE Investment and has committed to purchase $55 million worth of SVAC Ordinary Shares pursuant to a PIPE Subscription Agreement (the “Sponsor PIPE Subscription”). Sponsor, directors, officers, advisors and their affiliates have waived any redemption rights in connection with any such share purchases. Any such shares purchased would not be voted in favor of approving the Business Combination. No directors and officers of SVAC are participating in the PIPE Investment directly, however Alan Kestenbaum and Robert Tilliss are participating indirectly through their capacity as managing members of Sponsor.

Entering into any such arrangements may have a depressive effect on the market value of the ordinary shares (e.g., by giving an investor or holder the ability to effectively purchase shares or warrants at a price lower than market, such investor or holder may therefore become more likely to sell the shares such person owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares or warrants by the persons described above would allow them to exert more influence over the approval of the proposals set forth in this proxy statement and would likely increase the chances that such proposals would be approved. In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

We are not registering the New DNEG Ordinary Shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the New DNEG Ordinary Shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the Warrant Agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance of such shares, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to such ordinary shares until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, we will be required to permit holders to exercise their warrants on a cashless basis, in which case the New DNEG Ordinary Shares that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 New DNEG Ordinary Shares per warrant (subject to adjustment). However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if the New DNEG Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable state securities laws to the extent an exemption is not available. Exercising the warrants on a cashless basis could have the effect of reducing the potential “upside” of a holder’s investment because the warrant holder would hold a smaller number of New DNEG Ordinary Shares upon a cashless exercise. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the New DNEG Ordinary Shares included in the units.

There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants. In such an instance, Sponsor and its permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the ordinary shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying ordinary shares. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying New DNEG Ordinary Shares for sale under all applicable state securities laws. As a result, we may redeem the warrants as discussed below even if the holders are otherwise unable to exercise their warrants.

If third parties bring claims against SVAC, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share, the offering price per unit in the IPO.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we seek to have all vendors, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management may review the alternatives available to it and may enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we have not completed our business combination within the required time period, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per share redemption amount received by public SVAC shareholders could be less than the $10.00 per public share initially held in the Trust Account, due to claims of such creditors.

Sponsor has agreed that it will be liable to SVAC if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Sponsor will not be responsible to the extent of any liability for such third-party claims. Sponsor is not expected to have sufficient liquidity to satisfy its indemnity obligations, and currently Sponsor’s only assets are 5,750,000 SVAC Class B ordinary shares. Sponsor may not have sufficient funds available to satisfy those obligations. Sponsor has not reserved for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our business combination, and holders would receive such lesser amount per share in connection with any redemption of their public shares. None of our directors or officers is obligated to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If, after we distribute the proceeds in the Trust Account to our public SVAC shareholders, we file a winding-up, insolvency or bankruptcy petition or an involuntary winding-up, insolvency or bankruptcy petition is filed against us that is not dismissed, a court may seek to recover such proceeds, and we and our board of directors may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public SVAC shareholders, we file a winding-up, insolvency or bankruptcy petition or an involuntary winding-up, insolvency or bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as voidable. As a result, a liquidator could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors or having acted in bad faith, thereby exposing it and us to claims of punitive damages, by paying public SVAC shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If, before distributing the proceeds in the Trust Account to our public SVAC shareholders, we file a winding-up, insolvency or bankruptcy petition or an involuntary winding-up, insolvency or bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public SVAC shareholders, we file a winding-up, insolvency or bankruptcy petition or an involuntary winding-up, insolvency or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable insolvency law, and may be included in our liquidation estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation claims deplete the Trust Account, the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors or may have acted in bad faith, thereby exposing themselves and us to claims, by paying public SVAC shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought for these reasons.

Provisions in New DNEG’s amended and restated memorandum and articles of association may inhibit a takeover of New DNEG, which could limit the price investors might be willing to pay in the future for our ordinary shares.

As discussed in connection with the Organizational Documents Proposal above, our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interest. These provisions include the ability of the New DNEG board of directors to designate the terms of and issue new series of preference shares, which may be utilized to discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

In the event of an equality of votes among directors in a proceeding of New DNEG’s directors, provisions in New DNEG’s amended and restated memorandum and articles of association do not allow the chairman of the meeting to cast a tie-breaking vote, which may result in deadlock.

If the Business Combination is consummated, New DNEG’s amended and restated memorandum and articles of association contain provisions that prevent the chairman of a proceeding of New DNEG directors from casting a tie-breaking vote (or a second vote) in the event of deadlock among New DNEG’s directors. Though New DNEG plans to increase the number of directors on its board from four to seven in connection with the Business Combination, one or more directors may be unable to participate in a future proceeding of New DNEG’s directors. At such a proceeding, it is possible that a vote of New DNEG’s directors will be deadlocked, and the chairman of the proceeding will be unable to cast a vote (or a second vote) to break the deadlock. New DNEG and its directors will need to identify alternative methods for resolving such a deadlock, which could be costly, time-consuming, or both.

Past performance by Mr. Kestenbaum, SVAC or our management team may not be indicative of future performance of an investment in New DNEG.

Past performance by Alan Kestenbaum, SVAC’s Chief Executive Officer, or SVAC, and by our management team, including with respect to any of his or their prior business ventures, is not a guarantee of success with respect to the Business Combination. You should not rely on the historical record of Mr. Kestenbaum, SVAC or our management team as indicative of the future performance of an investment in New DNEG or the returns New DNEG may generate going forward.

The public SVAC shareholders will experience immediate dilution as a consequence of the issuance of New DNEG Ordinary Shares as consideration in the Business Combination and the PIPE Investment and due to future issuances pursuant to the New DNEG equity plan. Having a minority share position may reduce the influence that our current shareholders have on the management of New DNEG.

In the Business Combination, New DNEG will issue (i) 132,100,000 New DNEG Ordinary Shares to equity holders of DNEG and (ii) 16,800,000 New DNEG Ordinary Shares to PIPE Investors pursuant to the Subscription Agreements. Assuming no public SVAC shareholders exercise their redemption rights in connection with the Business Combination, public SVAC shareholders will own approximately 14.1% of New DNEG. Assuming 10% of public SVAC shareholders exercise their redemption rights in connection with the Business Combination, public SVAC shareholders will own approximately 12.9% of New DNEG. If the actual facts are different from these assumptions, the percentage ownership retained by SVAC’s existing shareholders in the combined company will be different. For details of the anticipated ownership after the Business Combination in various scenarios, see “Summary of the Proxy Statement — Ownership of New DNEG following Business Combination.”

In addition, DNEG employees and other service providers hold, and after the Business Combination, are expected to be granted, equity awards under the New DNEG incentive plan. You will experience additional dilution when those equity awards become vested and settled or exercisable, as applicable, for New DNEG Ordinary Shares.

The issuance of additional ordinary shares will significantly dilute the equity interests of existing holders of SVAC securities and may adversely affect prevailing market prices for our securities.

Warrants will become exercisable for New DNEG Ordinary Shares, which would increase the number of shares eligible for future resale in the public market and result in further dilution to our shareholders.

Outstanding warrants to purchase an aggregate of 7,886,667 New DNEG Ordinary Shares will become exercisable in accordance with the terms of the Warrant Agreement governing those securities. These warrants will become exercisable at any time commencing 30 days after the completion of the Business Combination. The exercise price of these warrants will be $11.50 per share. To the extent such warrants are exercised, additional New DNEG Ordinary Shares will be issued, which will result in further dilution to the holders of New DNEG Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of New DNEG Ordinary Shares. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

Even if the Business Combination is consummated, the public warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment.

The warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and SVAC. The Warrant Agreement provides that (a) the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the IPO prospectus, or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants under the warrant agreement, and (b) all other modifications or amendments require the vote or written consent of at least 65% of the then outstanding public warrants; provided that any amendment that solely affects the terms of the private placement warrants or any provision of the warrant agreement solely with respect to the private placement warrants will also require at least 65% of the then outstanding private placement warrants.

Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant if, among other things, the reference value equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants as described above could force you to: (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us (subject to limited exceptions) so long as they are held by Sponsor or its permitted transferees.

In addition, we have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the last reported sale price of our ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). In such a case, the holders will be able to exercise their warrants prior to redemption for a number of ordinary shares determined based on the redemption date and the fair market value of our ordinary shares. The value received upon exercise of the warrants (i) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.361 ordinary shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

The warrants are not currently redeemable as the last reported sale price of the ordinary shares has not exceeded $10.00 per share and the share price has never, and may never, equal or exceed $18.00 per share. We have no obligation to notify registered holders when the warrants are exercisable or redeemable. If we elect to redeem the warrants, we will fix a date for the redemption and notify the registered holders by mailing a notice of redemption by first class mail, postage prepaid, not less than thirty (30) days prior to the redemption date.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. As a result of the SEC Statement, we are required to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, SVAC’s consolidated balance sheet as of December 31, 2021 contained elsewhere in this proxy statement includes derivative liabilities related to embedded features contained within our warrants. Accounting Standards Codification 815, Derivatives and Hedging, provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. Given the current and historical value of the SVAC Ordinary Shares, the SVAC warrants presently have only nominal value, and are not expected to have any material value until the value of the SVAC Ordinary Shares exceeds $11.50, the warrants’ minimum exercise price. As a result of the recurring fair value measurement, New DNEG’s combined financial statements and results of operations may fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material. See “Questions And Answers For Shareholders Of Sports Ventures Acquisition

Corp. — What equity stake will current SVAC Shareholders and DNEG Stockholders hold in DNEG immediately after the consummation of the Business Combination?” for additional information regarding the effect of a change in the value of our warrants.

Business, Financial and Market Risks Following the Business Combination

The Business Combination will result in changes to the board of directors that may affect our strategy.

If the parties complete the Business Combination and the Director Appointment Proposal is approved, the composition of New DNEG’s board of directors will change from the current boards of directors of SVAC and DNEG. The New DNEG directors have not all served together as a board prior to the Business Combination. The composition of the New DNEG board of directors may affect our business strategy and operating decisions following the completion of the Business Combination.

The market price of New DNEG’s ordinary shares may be affected by factors different from those currently affecting the prices of SVAC’s ordinary shares.

Upon completion of the Business Combination, holders of DNEG’s ordinary shares and preferred shares will become holders of New DNEG’s ordinary shares. Prior to the Business Combination, SVAC has had limited operations. Upon completion of the Business Combination, New DNEG’s results of operations will depend upon the performance of DNEG’s business, which is affected by factors that are different from those currently affecting the results of operations of SVAC.

The market price of New DNEG’s ordinary shares may be volatile.

Upon consummation of the Business Combination, the market price of New DNEG’s ordinary shares may fluctuate due to a variety of factors, including:

•        the success or failure of New DNEG’s business and operations, including as a result of the investment considerations discussed above under “Risks Related to DNEG”;

•        variations in New DNEG’s operating performance and the performance of its competitors and the industry in general;

•        fluctuations in New DNEG’s quarterly or annual operating results;

•        publication of research reports by securities analysts about New DNEG, its competitors or its industry;

•        the public’s reaction to New DNEG’s press releases, its other public announcements and its filings with the SEC;

•        actions by stockholders, including the sale by the PIPE investors of any of their ordinary shares;

•        additions and departures of key personnel;

•        commencement of, or involvement in, litigation;

•        changes in capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of New DNEG Ordinary Shares available for public sale; and

•        general economic and political conditions, such as the effects of the pandemic or other public health crises, recessions, interest rates, local and national elections, rising costs, international currency fluctuations, corruption, political instability and acts of war or terrorism.

These factors may materially reduce the market price of the ordinary shares regardless of the operating performance of New DNEG.

New DNEG does not intend to pay cash dividends for the foreseeable future.

Following the Business Combination, New DNEG currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of New DNEG’s board of directors and will depend on its financial condition, results of operations, capital requirements, restrictions contained in credit agreements and financing instruments, business prospects and such other factors as its board of directors deems relevant.

New DNEG may be subject to securities litigation, which is expensive and could divert management’s attention.

As discussed above, the market price of New DNEG’s ordinary shares may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. New DNEG may be the target of this type of litigation in the future. Securities litigation against New DNEG could result in substantial costs and divert management’s attention from other business concerns.

Future resales of New DNEG’s ordinary shares after the consummation of the Business Combination may cause the market price of the ordinary shares to drop significantly, even if New DNEG’s business is successful.

The Business Combination Agreement contemplates that, at the Closing, New DNEG, Sponsor, and certain shareholders and other affiliates of DNEG will enter into an Amended and Restated Registration Rights Agreement that will amend and restate the registration rights agreement dated January 5, 2021 among SVAC, Sponsor and the other parties thereto (as so amended and restated, the “Registration Rights Agreement”). Under the Registration Rights Agreement, New DNEG will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain ordinary shares and other equity securities of New DNEG that are held by the parties thereto from time to time.

Additionally, the Registration Rights Agreement will: (a) modify the existing up-to-one year lock-up previously set forth in a side letter dated January 5, 2021 between SVAC and Sponsor, to provide that 3,004,375 New DNEG Ordinary Shares held by Sponsor shall be released from the lock-up as of the closing of the Business Combination; (b) provide for a lock-up of the New DNEG Ordinary Shares issuable to certain principal DNEG Stockholders (as specified in the Registration Rights Agreement) in the Business Combination, ending on the earlier of (i) six months from the closing date of the Business Combination, (ii) the first date that the closing price of New DNEG Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-trading-day period commencing at least 90 days after the closing date of the Business Combination, and (iii) the date on which New DNEG completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction (except that half of the shares issued to one principal DNEG shareholder, Novator, will be released at the Closing); and (c) provide for a lock-up of the ordinary shares issuable to certain parties affiliated with DNEG ending on the earlier of (i) with respect to 25% of such shares, six months from the closing date of the Business Combination, (ii) with respect to the remaining 75% of such shares, two years from the closing date of the Business Combination, and (iii) the date on which New DNEG completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction. The lock-up arrangements under the Registration Rights Agreement as described herein do not apply to any New DNEG Ordinary Shares acquired by any of such parties as a result of the PIPE Investment, pursuant to the Backstop Agreement, or through open market or private purchases from public SVAC shareholders.

Following the expiration of the respective lockups described above, Sponsor and the other New DNEG shareholders referenced above will not be restricted from selling New DNEG ordinary shares held by them, other than by applicable securities laws. Additionally, the PIPE Investors will not be restricted from selling any of the New DNEG ordinary shares acquired in the PIPE Investment following the closing of the Business Combination, other than by applicable securities laws. As such, sales of a substantial number of New DNEG ordinary shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New DNEG ordinary shares. Upon completion of the Business Combination, Sponsor and the other New DNEG shareholders party to the Registration Rights Agreement (not including the New DNEG ordinary shares issued in the PIPE Investment pursuant to the terms of the Subscription Agreements, but including shares reserved in respect of DNEG equity awards outstanding as of immediately prior to the Closing that will be converted into awards based on New DNEG ordinary shares) will collectively own approximately 75.6% of the outstanding New DNEG ordinary shares, assuming that no public SVAC shareholders redeem their public shares in connection with the Business Combination. Assuming all public shares are redeemed in connection with the Business Combination, in the aggregate, the ownership of such holders would rise to 89.4% of the outstanding shares.

Accordingly, as restrictions on resale end and registration statements under the Securities Act (filed under the Registration Rights Agreement after the Closing to provide for the resale of New DNEG Ordinary Shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in New DNEG’s share price or the market price could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

If the Business Combination’s benefits do not meet the expectations of the investment community, the market price of New DNEG’s ordinary shares may decline.

The market price of New DNEG’s ordinary shares may decline as a result of the Business Combination if we do not achieve the perceived benefits of the Business Combination as rapidly, or to the extent anticipated by, financial analysts or other members of the investment community, or the effect of the Business Combination on our financial results is not consistent with the expectations of financial analysts or other members of the investment community. Accordingly, holders of New DNEG’s ordinary shares following the consummation of the Business Combination may experience a loss as a result of a decline in the market price of such ordinary shares. In addition, a decline in the market price of New DNEG’s ordinary shares following the consummation of the Business Combination could adversely affect our ability to issue additional securities and to obtain additional financing in the future.

A market for New DNEG’s ordinary shares may not develop or continue, which would adversely affect the liquidity and price of the shares.

Following the Business Combination, the price of New DNEG’s ordinary shares may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for New DNEG’s ordinary shares following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of New DNEG’s ordinary shares after the Business Combination may vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports. Additionally, if New DNEG’s ordinary shares are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our ordinary shares may be more limited than if New DNEG were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your ordinary shares unless a market can be established or sustained.

There can be no assurance that New DNEG’s ordinary shares will be approved for continued listing on Nasdaq or that New DNEG will be able to comply with the continued listing standards of Nasdaq.

In connection with the closing of the Business Combination, we intend to list New DNEG’s ordinary shares on the Nasdaq Stock Market under the symbol “DNGG.” If, after the Business Combination, Nasdaq delists New DNEG’s shares from trading on its exchange for failure to meet the listing standards, New DNEG and its shareholders could face significant material adverse consequences including:

•        a limited availability of market quotations for New DNEG’s ordinary shares;

•        reduced liquidity for New DNEG’s ordinary shares;

•        a determination that New DNEG’s ordinary shares are a “penny stock” which will require brokers trading in New DNEG’s ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for New DNEG’s ordinary shares;

•        a limited amount of analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The unaudited pro forma condensed combined financial information included in this proxy statement is preliminary and New DNEG’s actual financial condition and results of operations after the Business Combination may differ materially.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. However, management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this proxy statement and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers the basis of presentation to be reasonable under the circumstances. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination or related transactions had taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described in the notes accompanying the unaudited pro forma condensed combined financial statements.

Financial projections with respect to DNEG may not prove to be reflective of New DNEG’s actual financial results.

In connection with the Business Combination, SVAC’s board of directors considered, among other things, internal financial projections prepared by, or at the direction of, the management of DNEG, the key elements of which are set forth in the section entitled “Proposal No. 1 — The BCA Proposal — Reasons for Approving the Business Combination.” DNEG does not, as a matter of general practice, publicly disclose long-term projections of its future performance, revenue, financial condition or other results. None of these projections were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, U.S. GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The projected financial information appearing elsewhere in this proxy statement has been prepared by DNEG’s management and reflects current estimates of future performance. In addition, the projections by their nature become less predictive with each successive year, and any assumptions and projections that are not realized in early periods could have a compounding effect on the projections shown for later periods, and any failure of an assumption or forecasts to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. If any of these assumptions turns out to be inaccurate in any significant respect, actual results will differ, potentially materially, from the projected results set forth in the projections. The assumptions underlying such projected information require the exercise of judgement and may not occur, and the projections are subject to uncertainty due to the effects of technical, economic, business, competitive, regulatory, legislative, and political or other changes. As a result, there can be no assurance that New DNEG’s financial condition, including its cash flows or results of operations, will be consistent with those set forth in such projections, which could have an adverse impact on the market price of New DNEG’s ordinary shares or the business, financial condition and results of operations of New DNEG following the closing of the Business Combination.

SVAC has previously identified a material weakness in its internal control over financial reporting and determined that it was required to restate certain historical financial statements, and there can be no assurance that New DNEG will not be required to restate its financial statements in the future, which may adversely affect its financial results and may reduce investor confidence in New DNEG.

On February 3, 2022, SVAC filed an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, originally filed with the SEC on November 15, 2021, to amend and restate certain items incorrectly reported in its previously-filed historical financial statements. SVAC’s management determined that, following the closing of SVAC’s IPO, SVAC had improperly classified its Class A ordinary shares subject to possible redemption, based on the applicable accounting standards. SVAC had previously determined the Class A ordinary shares subject to possible redemption to be equal to the redemption value, while also taking into consideration that a redemption cannot result in net tangible assets being less than $5,000,001. Pursuant to this revaluation, SVAC’s management determined that the public shares include certain provisions that require classification of all the public shares as temporary equity regardless of the net tangible assets redemption limitation. Management determined that the public shares can be redeemed or become redeemable subject to the occurrence of future events considered outside SVAC’s control. Therefore, management concluded that the redemption value should include all Class A ordinary shares subject to possible redemption, resulting in the Class A ordinary shares subject to possible redemption being equal to their redemption value. As a result, management noted a reclassification adjustment related to temporary equity and permanent equity as of SVAC’s IPO date and all subsequent reporting periods.

In addition, in connection with the change in presentation for the public shares, SVAC determined it should restate its earnings per share calculation to allocate income and losses shared pro rata between the two classes of ordinary shares. This presentation contemplates a business combination as the most likely outcome, in which case, both classes of ordinary shares share pro rata in SVAC’s income and losses.

As a result, SVAC’s management, together with the audit committee of the board of directors, after consultation with SVAC’s independent registered public accounting firm, determined that SVAC’s financial statements and other financial data as of and for the three months ended March 31, 2021 and as of and for the three and six months ended June 30, 2021 should be restated in the September 30, 2021 Quarterly Report as a result of this error. These restatements resulted in a change in the initial carrying value of the Class A ordinary shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A ordinary shares. There was no impact to the reported amounts for total assets, total liabilities, cash flows, or net income (loss) but earnings per share was impacted due to a change in presentation relating to the restatements.

As a result of and in connection with the restatements, management re-evaluated the effectiveness of SVAC’s disclosure controls and procedures and internal control over financial reporting as of September 30, 2021. Management concluded that, in light of the errors described above, and the filing of the original Quarterly Report, a material weakness existed in SVAC’s internal control over financial reporting and that SVAC’s disclosure controls and procedures were not effective, and that SVAC should enhance the system of evaluating and implementing the accounting standards that apply to its financial statements, including enhanced training of personnel and increased communication among such personnel and third-party professionals with whom they consult regarding application of complex financial instruments.

There can be no assurance that SVAC or New DNEG will not experience similar events in future periods, or conclude that its internal controls are deficient, leading to potential reduced investor confidence and additional financial statement restatements in future periods, as discussed below under “Additional Risks Related to Operating as a Public Company.”

SVAC has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is substantial doubt that SVAC will be able to continue as a going concern if it does not consummate an initial business combination by January 8, 2023. If SVAC is unable to effect an initial business combination by January 8, 2023, it would be required to liquidate and its warrants would expire worthless.

SVAC is a blank check company, and it has no operating history. Because it is subject to a mandatory liquidation and subsequent dissolution requirement, there is substantial doubt that it will be able to continue as a going concern if it does not consummate an initial business combination by January 8, 2023. Unless SVAC amends its Existing Organizational Documents (which would require a special resolution and approval of two thirds of the holders of SVAC Ordinary Shares voting on such proposal) and certain other agreements into which SVAC has entered, if SVAC does not complete an initial business combination by January 8, 2023, it will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the SVAC Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to SVAC to fund its working capital requirements and taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding SVAC Public Shares, which redemption will completely extinguish SVAC Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the SVAC Board, dissolve and liquidate, subject in each case to our obligations under applicable Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the IPO price per SVAC Public Unit in the IPO. In addition, if SVAC fails to complete an initial business combination by January 8, 2023, there will be no redemption rights or liquidating distributions with respect to SVAC Public Warrants or the SVAC Private Warrants, which will expire worthless. SVAC expects to consummate the Business Combination and does not intend to take any action to extend its life beyond January 8, 2023 if it is unable to effect an initial business combination by that date.

DNEG has identified material weaknesses in its internal control over financial reporting. If New DNEG is unable to remediate the material weaknesses, or if other material weaknesses are identified, New DNEG may not be able to report its financial results accurately, prevent fraud or file its periodic reports as a public company in a timely manner, which may adversely affect investor confidence in us, and as a result, the value of New DNEG Ordinary Shares.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of DNEG’s annual or interim financial statements will not be prevented or detected on a timely basis. Accordingly, a material weakness increases the risk that the financial information DNEG reports contains material errors. In connection with the preparation of DNEG’s consolidated financial statements for the fiscal year ended March 31, 2021, material weaknesses in DNEG’s internal control over financial reporting were identified relating to the insufficiency of accounting resources, deficiency in controls over segregation of duties related to the preparation and review of journal entries, deficiencies in controls over tax uncertainties and deficiencies in review over accounting analysis. These material weaknesses resulted in corrections of misstatements mainly to tax credit receivables, unbilled receivables, revenue and accounts payable and certain disclosure requirements, which were recorded prior to the issuance of the consolidated financial statements as of and for the fiscal year then ended March 31, 2021. Additionally, these material weaknesses could result in further misstatements of other accounts or disclosures that could result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. DNEG’s remediation plan consists primarily of the following:

•        Hiring additional qualified accounting personnel with the appropriate level of technical experience and training in the application of technical accounting guidance, including those with U.S. public reporting expertise, and engaging third-party advisors when appropriate.

•        Upgrading DNEG’s enterprise resource planning software and implementing governance, risk and compliance protocols.

•        Designing and implementing a policy of enhanced review and approval of relevant and sufficient data to support DNEG’s assumptions and judgments relating to tax uncertainties and documenting that review and approval.

•        Engaging a third-party expert to assist DNEG in its overall remediation efforts and preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The material weaknesses will not be considered remediated until management completes the design and implementation of the measures described above and the controls operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. DNEG is working to remediate the material weaknesses as efficiently and effectively as possible and expect full remediation could potentially go beyond March 31, 2022. At this time, DNEG cannot provide an estimate of costs expected to be incurred in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in incurring significant costs and will place significant demands on DNEG’s financial and operational resources.

While DNEG believes that these efforts will improve its internal control over financial reporting, the implementation of these procedures is ongoing and will require testing of the design and operating effectiveness of internal control over financial reporting over a sustained period of financial reporting cycles. DNEG cannot be certain that these measures will successfully remediate the material weaknesses or that other material weaknesses will not be discovered in the future. If DNEG’s efforts are not successful or other material weaknesses are identified in the future, New DNEG may be unable to report its financial results accurately on a timely basis or prevent and detect fraud or errors that may be material, which could cause New DNEG’s reported financial results to be materially misstated, which may adversely affect investor confidence in New DNEG, and as a result, the value of New DNEG Ordinary Shares.

Following the consummation of the Business Combination, New DNEG may be exposed to unknown, undiscovered or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges, with no indemnification rights or other remedy.

There can be no assurance that the due diligence conducted by SVAC in relation to DNEG has identified all material issues or risks associated with DNEG, its business or the industry in which it competes. Furthermore, we cannot assure you that factors outside of SVAC’s and DNEG’s control will not later arise. As a result of these factors, we may be exposed to liabilities and incur additional costs and expenses and we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if SVAC’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on New DNEG’s financial condition or results of operations or the market price of the ordinary shares. Additionally, under the structure of the Business Combination Agreement, all of the consideration to DNEG’s existing shareholders will be delivered at the Closing, and SVAC and its shareholders have no indemnification rights against DNEG’s shareholders under the Business Combination Agreement or otherwise.

Accordingly, any SVAC shareholders who choose to remain New DNEG Stockholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders would be unlikely to have a remedy for such reduction in value.

DNEG and SVAC will incur significant transaction costs in connection with the Business Combination.

Each of DNEG and SVAC has incurred and expects that it will incur significant, non-recurring costs in connection with consummating the Business Combination. DNEG and SVAC may also incur additional costs to retain key employees. DNEG and SVAC will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the Business Combination. DNEG and SVAC estimate that, combined, they will incur approximately $45.0 million in aggregate transaction costs, inclusive of approximately $8.1 million in deferred underwriting fees from SVAC’s IPO (the “Deferred Underwriting Fee”). Some of these costs are payable regardless of whether the Business Combination is completed, however the payment of SVAC of the Deferred Underwriting Fee is contingent upon the completion of a business combination by January 8, 2023 and the directors shall be authorized to distribute an amount equal to the Deferred Underwriting Fee, which is currently being held in the Trust Account, to the SVAC Public Shareholders if a business combination does not occur by such date. Additionally, the fees to be paid to the underwriters remain constant and are not adjusted based on the level of redemptions that occur prior to the Business Combination. If no redemptions occur, the effective deferred underwriting fee would be approximately 3.5% for the value of unredeemed SVAC Class A Ordinary Shares. If the 10% redemption scenario occurs, the effective deferred underwriting fee would be approximately 3.9% for the value of unredeemed SVAC Class A Ordinary Shares. In the event that the 100% redemption scenario occurs, the effective deferred underwriting fee for the value of SVAC Class A Ordinary Shares held by public SVAC shareholders would be impossible to calculate.

The consummation of the Business Combination, and the operations of New DNEG following the Business Combination, may be materially adversely affected by the COVID-19 pandemic.

The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and are likely to continue to adversely affect, the business, financial condition, liquidity, capital and results of operations of DNEG. If the effects of the COVID-19 pandemic, including any resurgences due to the emergence of new variants, cause continued or extended decline in the economic environment and the financial results or the operations of DNEG, efforts to complete the Business Combination may also be delayed and adversely affected. Additional time may be required to obtain the requisite regulatory approvals, and regulatory authorities may impose additional requirements on SVAC or DNEG that must be satisfied prior to consummation of the Business Combination, which could delay and adversely affect the consummation of the Business Combination.

Additionally, a continuation of the COVID-19 pandemic may have material adverse effects on the business, financial condition, results of operations, cash flows and liquidity and ability to service indebtedness of New DNEG. For further discussion of such adverse effects see “Risk Factors — The sustained outbreak of the COVID-19 pandemic has disrupted DNEG’s business and operations and may continue to have a material adverse effect on DNEG’s business, financial condition, results of operations, cash flows and liquidity and DNEG’s ability to service its indebtedness.”

Additional Risks Related to Operating as a Public Company

The requirements of being a public company may strain New DNEG’s resources, increase its expenses, divert management’s attention and affect its ability to attract and retain senior management and qualified board members.

As a public company, New DNEG will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the securities exchange on which New DNEG’s ordinary shares will be traded and other applicable securities rules and regulations. Compliance with these rules and regulations will increase New DNEG’s legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on New DNEG’s systems and resources, particularly after New DNEG is no longer an “emerging growth company.” The Exchange Act requires, among other things, that New DNEG file annual, quarterly, and current reports with respect to our business and results of operations. The Sarbanes-Oxley Act requires, among other things, that New DNEG maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve DNEG’s disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm New DNEG’s business and results of operations. New DNEG also may need to hire more employees in the future or engage outside consultants, which will increase its costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. New DNEG intends to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. New DNEG’s failure to comply with these laws, regulations and standards could materially and adversely affect its business and results of operations.

However, for as long as New DNEG remains an “emerging growth company” as defined in the Jumpstart Our Business Startups (“JOBS”) Act, New DNEG will take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, exemption from the requirement to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. New DNEG intends to take advantage of these reporting exemptions until we are no longer an “emerging growth company” under the JOBS Act. New DNEG will cease to be an “emerging growth company” upon the earliest of (i) the first fiscal year following the fifth anniversary of the IPO (meaning the fiscal year commencing April 1, 2026), (ii) the first fiscal year after New DNEG’s annual gross revenues are $1.07 billion or more, (iii) the date on which New DNEG has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) as of the end of any fiscal year in which the market value of New DNEG’s ordinary shares held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

DNEG also expects that being a public company will make it more expensive for it to obtain director and officer liability insurance, and New DNEG may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for New DNEG to attract and retain qualified members of our board of directors, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this proxy statement and in filings required of a public company, DNEG’s business and financial condition will become more visible, which it believes may result in more litigation, including by competitors and other third parties. If such claims are successful, New DNEG’s business and results of operations could be materially and adversely affected, even if the claims do not result in litigation or are resolved in its favor. These claims, and the time and resources necessary to resolve them, could divert the resources of New DNEG’s management and materially and adversely affect our business and results of operations.

New DNEG will be obligated to develop and maintain a system of effective internal controls over financial reporting. These internal controls may be determined to be not effective, which may adversely affect investor confidence and, as a result, the value of New DNEG’s ordinary shares.

DNEG is not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and, therefore, DNEG is not required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose. Upon becoming a public company, New DNEG will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in its quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting.

Effective internal controls are necessary to provide reliable financial reports and to assist in the effective prevention of fraud. Any inability to provide reliable financial reports or prevent fraud could harm our business. Any system of internal controls, however well designed and operated, is based in part on assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met.

If New DNEG fails to remediate any identified material weaknesses, determines that its internal controls over financial reporting are not effective, discovers areas that need improvement in the future or discovers new material weaknesses, its business and results of operations may be adversely impacted, and the trading price of New DNEG’s ordinary shares may decline. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Accordingly, a material weakness increases the risk that the financial information New DNEG reports contains material errors. As discussed above, SVAC has previously identified a material weakness in its internal controls and restated certain of its historical financial statements as a result.

If New DNEG cannot conclude that it has effective internal control over its financial reporting, investors could lose confidence in the reliability of its financial statements, which could lead to a decline in the value of New DNEG’s ordinary shares. Failure to comply with reporting requirements could also subject New DNEG to sanctions and/or investigations by the SEC, its stock exchange or other regulatory authorities. If New DNEG fails to remedy any deficiencies or maintain the adequacy of our internal controls, it could be subject to regulatory scrutiny, civil or criminal penalties or shareholder litigation. In addition, failure to maintain adequate internal controls could result in financial statements that do not accurately reflect our operating results or financial condition.

As of September 30, 2022, New DNEG is expected to qualify a “foreign private issuer” under the rules and regulations of the SEC. Should New DNEG elect to be treated as a “foreign private issuer,” it would be permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and would follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

Commencing September 30, 2022, New DNEG is expected to qualify as a “foreign private issuer” under the Exchange Act. Should New DNEG elect to be treated as a “foreign private issuer,” it would therefore be exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, New DNEG would not be required to file periodic reports and financial statements with the SEC as frequently or within the same timeframes or including the same disclosure as U.S. companies with securities registered under the Exchange Act. Although New DNEG currently prepares its financial statements in accordance with U.S. GAAP, it would not be required to do so, or to reconcile to U.S. GAAP, if it instead elects to prepare its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. New DNEG would not be required to comply with Regulation Fair Disclosure, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, New DNEG’s officers, directors and principal shareholders would be exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and certain rules under the Exchange Act with respect to their purchases and sales of New DNEG’s securities. Accordingly, after the Business Combination, New DNEG Stockholders may receive less or different information about New DNEG than they currently receive about SVAC or that they would receive about a U.S. domestic public company.

In addition, as a “foreign private issuer” whose shares are intended to be listed on the Nasdaq Stock Market, New DNEG would be permitted, subject to certain exceptions, to follow certain home country rules in lieu of certain Nasdaq listing requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply, followed by a description of its applicable home country practice. Should it elect to be treated as a “foreign private issuer,” New DNEG would have the option to rely on available exemptions under the Nasdaq listing rules that would allow it to follow its home country practice, including, among other things, the ability to opt out of (i) the requirement that the New DNEG Board be comprised of a majority independent directors, (ii) the requirement that New DNEG’s independent directors meet regularly in executive sessions and (iii) the requirement that New DNEG obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions, private placements of securities, or the establishment or amendment of certain stock option, purchase or other compensation plans. New DNEG expects that the New DNEG Board will be comprised of a majority independent directors, but has not yet made final determinations on other possible exemptions from the Nasdaq listing rules. See “Management of New DNEG After the Business Combination” for additional information.

New DNEG could fail to qualify, or, once qualified, lose its status, as a “foreign private issuer” under current SEC rules and regulations if more than 50% of New DNEG’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of New DNEG’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of New DNEG’s assets are located in the United States; or (iii) New DNEG’s business is administered principally in the United States. If New DNEG loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, New DNEG would likely incur substantial costs in fulfilling these additional regulatory requirements and members of New DNEG’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

DNEG’s management has limited experience in operating a public company, and New DNEG will incur significantly increased expenses and administrative burdens as a public company.

DNEG’s executive officers have limited experience in the management of a publicly traded company. DNEG’s management team may not successfully or effectively manage the transition to managing New DNEG as a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the post-combination company. DNEG may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. Delays in processing upgrades to DNEG’s finance and accounting systems to an enterprise system suitable for a public company could impact its ability or prevent New DNEG from timely reporting its operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act. The development and implementation of the standards and controls necessary for New DNEG to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that New DNEG will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

Investors may not have the same benefits as an investor in an underwritten public offering.

New DNEG will become a publicly listed company upon the completion of the Business Combination. The Business Combination is not an underwritten initial public offering of New DNEG’s securities and differ from an underwritten initial public offering in several significant ways.

Section 11 of the Securities Act (“Section 11”) imposes liability on parties, including underwriters, involved in a securities offering if the registration statement contains a material misstatement or omission. To effectively establish a due diligence defense against a cause of action brought pursuant to Section 11, a defendant, including an underwriter, carries the burden of proof to demonstrate that he or she, after reasonable investigation, believed that the statements in the registration statement were true and free of material misstatements or omissions. In order to meet this burden of proof, underwriters in a registered offering typically conduct extensive due diligence of the registrant and vet the registrant’s disclosure. Such due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. In making their investment decision, investors have the benefit of such diligence in underwritten public offerings.

Because New DNEG will become publicly traded through the Business Combination with SVAC, a special purpose acquisition company, rather through an underwritten offering of its ordinary shares, no underwriter is involved in the transaction. As a result, no underwriter has conducted diligence on DNEG or SVAC in order to establish a due diligence defense with respect to the disclosure presented in this proxy statement. Investors must rely on the information in this proxy statement and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. If such investigation had occurred, certain information in this proxy statement may have been presented in a different manner or additional information may have been presented at the request of such underwriter.

While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering and, therefore, there could be a heightened risk of an incorrect valuation of DNEG’s business or material misstatements or omissions in this proxy statement.

In addition, because there are no underwriters engaged in connection with the Business Combination, prior to the opening of trading on the trading day immediately following the closing of New DNEG’s securities, there will be no traditional “roadshow” or book building process, and no price at which underwriters initially sold securities to the public to help inform efficient and sufficient price discovery with respect to the initial post-closing securities. Therefore, buy and sell orders submitted prior to and at the opening of initial post-closing trading of New DNEG securities will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of New DNEG securities or helping to stabilize, maintain or affect the public price of New DNEG securities following the closing. Moreover, New DNEG will not engage in, and have not and will not, directly or indirectly, request financial advisors to engage in, any special selling efforts or stabilization or price support activities in connection with the New DNEG securities that will be outstanding immediately following the closing. In addition, since New DNEG will become public through the Business Combination, securities analysts of major brokerage firms may not provide coverage of New DNEG since there is no incentive to brokerage firms to recommend the purchase of its common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on New DNEG’s behalf. All of these differences from an underwritten public offering of New DNEG’s securities could result in a more volatile price for the New DNEG’s securities.

In addition, the Sponsor, certain members of SVAC’s board of directors and its officers, as well as their respective affiliates and permitted transferees, have interests in the Business Combination that are different from or are in addition to those of holders of New DNEG’s securities following completion of the Business Combination, and that would not be present in an underwritten public offering of New DNEG’s securities. Such interests may have influenced the board of directors of SVAC in making their recommendation that SVAC shareholders vote in favor of the approval of the Business Combination Proposal and the other proposals described in this proxy statement.

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if New DNEG became a publicly listed company through an underwritten initial public offering instead of upon completion of the Business Combination.

EXTRAORDINARY GENERAL MEETING OF SVAC

General

SVAC is furnishing this proxy statement to our shareholders as part of the solicitation of proxies by the SVAC Board for use at the extraordinary general meeting of SVAC to be held on             , 2022 and at any adjournment thereof. This proxy statement is first being furnished to our shareholders on or about             , 2022 in connection with the vote on the proposals described in this proxy statement. This proxy statement provides our shareholders with information they need to know to be able to vote or instruct their vote to be cast at the extraordinary general meeting.

Date, Time and Place

The extraordinary general meeting will be held on             , 2022, at              P.M.,             , at the offices of              located at             , and virtually via live webcast at             , or such other date, time and place to which such meeting may be adjourned or virtually postponed, to consider and vote upon the proposals.

Purpose of the SVAC Extraordinary General Meeting

At the extraordinary general meeting, SVAC is asking holders of SVAC Ordinary Shares to:

Proposal No. 1 — The BCA Proposal — to approve by ordinary resolution and adopt the Business Combination Agreement;

Proposal No. 2 — Organizational Documents Proposal — to authorize all changes to the Existing Organizational Documents in connection with the adoption of the Proposed Organizational Document, (a copy of which is attached to this proxy statement as Annex B), including (1) changing SVAC’s corporate name from “Sports Ventures Acquisition Corp.” to “DNEG, Inc.”, (2) making certain changes related to the governance of SVAC, and (3) removing certain provisions related to SVAC’s status as a blank check company that will no longer be applicable upon the consummation of the Business Combination, all of which the SVAC Board believes is necessary to adequately address the needs of SVAC after the Business Combination;

Proposal No. 3 — The Director Appointment Proposal — assuming the BCA Proposal and the Organizational Documents Proposal are approved, to appoint by ordinary resolution of the holders of Class B Ordinary Shares of SVAC              directors who, upon consummation of the Business Combination, will be the directors of New DNEG;

Proposal No. 4 — The Share Issuance Proposal — to approve by ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a), the issuance of SVAC Ordinary Shares to (a) the DNEG Stockholders pursuant to the Business Combination Agreement, (b) the PIPE Investors pursuant to the PIPE Subscription Agreements and (c) Sponsor pursuant to the Backstop Agreement;

Proposal No. 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution the 2022 Plan; and

Proposal No. 6 — The Adjournment Proposal — to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.

Recommendation of the SVAC Board

The members of the SVAC Board believe that the BCA Proposal and the other aforementioned proposals to be presented at the extraordinary general meeting are in the best interest of SVAC’s shareholders and unanimously recommends that the SVAC Shareholders vote ““FOR” the BCA Proposal, “FOR” the Organizational Documents Proposal, “FOR” the Director Appointment Proposal, “FOR” the Share Issuance Proposal, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the SVAC Shareholders at the extraordinary general meeting.

The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The BCA Proposal — Interests of SVAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Record Date; Who is Entitled to Vote

SVAC Shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned SVAC Ordinary Shares at the close of business on [            ], 2022, which is the “record date” for the extraordinary general meeting. SVAC Shareholders will have one vote for each SVAC Ordinary Share held by such shareholder at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. SVAC Warrants do not have voting rights. As of the close of business on the record date, there were 23,660,000 Class A Ordinary Shares and 5,750,000 Class B Ordinary Shares issued and outstanding, of which [            ] were issued and outstanding public shares.

Sponsor and each director of SVAC have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement, and waive their redemption rights in connection with the consummation of the Business Combination with respect to any ordinary shares held by them (without any consideration provided in exchange for such waiver). Sponsor owns approximately 19.6% of SVAC’s issued and outstanding ordinary shares, consisting of 5,750,000 SVAC Class B Ordinary Shares. In addition, certain affiliates of Sponsor hold an additional 660,000 SVAC Class A Ordinary Shares, in the aggregate, representing an additional approximately 2.2% of the issued and outstanding SVAC Ordinary Shares. Such affiliates intend to vote all of such shares, along with any other shares that they may subsequently acquire, in favor of the Business Combination and the other proposals set forth in this proxy statement.

Quorum

A quorum of SVAC Shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if the holders of a majority of the issued and outstanding SVAC Ordinary Shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. As of the record date for the extraordinary general meeting, [            ] SVAC Ordinary Shares would be required to achieve a quorum.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to SVAC but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. All the proposals presented to the SVAC Shareholders at the extraordinary general meeting will be considered non-discretionary, and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction.

Votes Required for Approval

Proposal No. 1 — The BCA Proposal — The approval of the BCA Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary meeting, vote at the extraordinary general meeting.

Proposal No. 2 — Organizational Documents Proposal — The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary meeting, vote at the extraordinary general meeting.

Proposal No. 3 — The Director Appointment Proposal — The approval of the Director Appointment Proposal requires an ordinary resolution of the holders of Class B Ordinary Shares of SVAC under Cayman Islands law, being the affirmative vote of the holders a majority of the SVAC Class B Ordinary Shares who, being present and entitled to vote at the extraordinary meeting, vote at the extraordinary general meeting.

Proposal No. 4. — The Share Issuance Proposal — The approval of the Share Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary meeting, vote at the extraordinary general meeting.

Proposal No. 5 — The Incentive Plan Proposal — The approval of the Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary meeting, vote at the extraordinary general meeting.

Proposal No. 6 — The Adjournment Proposal — The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary meeting, vote at the extraordinary general meeting.

The BCA Proposal is conditioned on the approval of each of the Proposals at the extraordinary general meeting. Each of the Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Therefore, even if only one Proposal, other than the Adjournment Proposal, fails to be approved, all the Proposals and the BCA Proposal will not be approved.

Voting Your Shares

Each SVAC Ordinary Share that you own in your name entitles you to one vote. Your proxy card shows the number of SVAC Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your ordinary shares at the extraordinary general meeting:

•        You can vote by signing and returning the enclosed proxy card. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. If you vote by proxy card, your “proxy”, whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by SVAC’s board “FOR” the BCA Proposal, “FOR” the Organizational Documents Proposal, “FOR” the Director Appointment Proposal, “FOR” the Share Issuance Proposal, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the extraordinary general meeting. Votes received after a matter has been voted upon at the extraordinary general meeting will not be counted.

•        You can attend the extraordinary general meeting and vote in person. You will receive a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must obtain a valid legal proxy from the broker, bank or other nominee prior to voting on the proposals. That is the only way SVAC can be sure that you broker, bank, or other nominee has not already voted your shares.

Revoking Your Proxy

If you are a SVAC Shareholder and you give a proxy, you may revoke it at any time before it is exercised by taking any of the following actions:

•        you may send another proxy card with a later date;

•        you may notify SVAC’s secretary in writing before the extraordinary general meeting that you have revoked your proxy; or

•        you may attend the extraordinary general meeting, revoke your proxy, and vote online, as indicated above.

[Who Can Answer Your Questions About Voting Your Shares

If you are a SVAC Shareholder and have any questions about how to vote or direct a vote in respect of your SVAC Ordinary Shares, you may contact [            ], SVAC’s proxy solicitor, by phone at [            ] or by email at [            ].

Redemption Rights

Pursuant to the Existing Organizational Documents, a public SVAC shareholder may request of SVAC that SVAC redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

•        (a) hold public shares, or (b) if you hold public shares through units, you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

•        submit a written request to Continental Stock Transfer & Trust Company (“Continental”), SVAC’s transfer agent, that SVAC redeem all or a portion of your public shares for cash; and

•        deliver any redemption forms to Continental Stock Transfer & Trust Company, SVAC’s transfer agent, electronically through DTC.

Public SVAC shareholders must complete the procedures for electing to redeem their public shares in the manner described above prior to              p.m.,              Time, on              (two business days before the extraordinary general meeting) in order for their shares to be redeemed.

For the purposes of Article 8 of the Existing Organizational Documents, the exercise of redemption rights will be treated as an election to have such public shares repurchased for cash and references in this proxy statement to “redemption” or “redeeming” will be interpreted accordingly. Immediately following the consummation of the Business Combination, SVAC will satisfy the exercise of redemption rights by redeeming the corresponding public shares issued to the public SVAC shareholders that validly exercised their redemption rights.

Holders of SVAC Units must elect to separate the SVAC Units into the underlying SVAC Class A Ordinary Shares and SVAC Warrants prior to exercising redemption rights with respect to the public shares. If holders hold their SVAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the SVAC Units into the underlying SVAC Class A Ordinary Shares and SVAC Warrants, or if a holder holds SVAC Units registered in its own name, the holder must contact Continental, SVAC’s transfer agent, directly and instruct them to do so. public SVAC shareholders may elect to redeem all or a portion of the public shares held by them, regardless of if or how they vote in respect of the BCA Proposal.

If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public SVAC shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms to Continental, SVAC’s transfer agent, SVAC will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of December 31, 2022, this would have amounted to approximately $10.00 per issued and outstanding public share. If a public SVAC shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares.

If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. SVAC public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through [Continental Stock Transfer & Trust Company’s] DWAC (deposit withdrawal at custodian) system. The transfer agent will typically charge the tendering broker $[__] and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated, this may result in an additional cost to shareholders for the return of their shares.

Any request for redemption, once made by a holder of shares, may not be withdrawn once submitted to SVAC unless the SVAC Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part).

If you deliver your shares for redemption to Continental, SVAC’s transfer agent, and later decide prior to the extraordinary general meeting not to elect redemption, you may request that SVAC’s transfer agent return the shares (electronically) to you. You may make such request by contacting Continental, SVAC’s transfer agent, at the phone number or address listed at the end of this section.

Any corrected or changed written exercise of redemption rights must be received by Continental, SVAC’s transfer agent, prior to the vote taken on the BCA Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s public share certificates (if any) and other redemption forms have been delivered (electronically) to Continental, SVAC’s transfer agent, at least two business days prior to the vote at the extraordinary general meeting.

Notwithstanding the foregoing, a public SVAC shareholder, together with any affiliate of such public SVAC shareholder or any other person with whom such public SVAC shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public SVAC shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Sponsor and each director and officer of SVAC have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby, and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any SVAC Ordinary Shares held by them. Sponsor owns approximately 19.6% of SVAC’s issued and outstanding ordinary shares, consisting of 5,750,000 Class B Ordinary Shares. In addition, certain affiliates of Sponsor hold an additional 660,000 SVAC Class A Ordinary Shares, in the aggregate, representing an additional approximately 2.2% of the issued and outstanding SVAC Ordinary Shares. Such affiliates intend to vote all of such shares, along with any other shares that they may subsequently acquire, in favor of the Business Combination and the other proposals set forth in this proxy statement. The SVAC Ordinary Shares held by Sponsor and its affiliates will be excluded from the pro rata calculation used to determine the per share redemption price.

Holders of the SVAC Warrants will not have redemption rights with respect to the SVAC Warrants.

The closing price of public shares on [__], 2022, the most recent practicable date prior to the date of this proxy statement, was $[__]. As of December 31, 2021, funds in the Trust Account totaled $230 million and were comprised entirely of U.S. government treasury obligations with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, or approximately $[__] per issued and outstanding public share.

Prior to exercising redemption rights, public SVAC shareholders should verify the market price of the public shares as they may receive higher proceeds from the sale of their public shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. SVAC cannot assure its shareholders that they will be able to sell their public shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

The amount of dilution incurred by SVAC Shareholders who do not elect to have their shares redeemed for cash will depend on the number of shares that are redeemed, the future exercise of outstanding warrants during the applicable warrant exercise period, and the Company Valuation. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for a table that summaries the number of New DNEG Ordinary Shares outstanding under three (3) redemption scenarios — a scenario assuming no redemptions, a scenario assuming that ten percent (10%) of the public SVAC shareholders exercise their redemption rights and a scenario assuming one hundred percent (100%) of the public SVAC shareholders exercise their redemption rights. The tables include descriptions of the dilution as a result of warrants retained by the SVAC Shareholders that elect to have their shares redeemed. Please see the subsection entitled “Questions and Answers For Shareholders of Sports Ventures Acquisition Corp. — What are the possible sources and the extent of dilution that the SVAC Shareholders that elect not to redeem their shares of SVAC Ordinary Shares will experience in connection with the Business Combination?” for further information.

Appraisal Rights

As the Business Combination does not involve a merger of SVAC with and/or into another entity, SVAC’s shareholders do not have dissenters’ rights under Cayman Islands law. SVAC’s warrant holders do not have appraisal rights in connection with the Business Combination under New York law.

Proxy Solicitation Costs

SVAC is soliciting proxies on behalf of the SVAC Board. This solicitation is being made by mail but also may be made by telephone or in person. SVAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. SVAC will bear the cost of the solicitation.

[SVAC has hired              to assist in the proxy solicitation process. SVAC will pay that firm a fee of $             plus disbursements. Such fee will be paid with non-Trust Account funds.]

SVAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. SVAC will reimburse them for their reasonable expenses.

SVAC Initial Shareholders

As of the date of this proxy statement, there are 23,660,000 Class A SVAC Ordinary Shares and 5,750,000 Class B Ordinary Shares issued and outstanding, which includes the 660,000 Founder Shares held by Sponsor and related parties and 23,000,000 public shares. As of the date of this proxy statement, there is outstanding an aggregate of 7,886,667 SVAC Warrants, which includes the 220,000 private placement warrants held by Sponsor and 7,666,667 public SVAC Warrants.

At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), Sponsor, the existing shareholders of SVAC or their respective directors, officers, advisors or respective affiliates may (i) purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (ii) execute agreements to purchase such shares from such investors in the future, or (ii) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of SVAC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Sponsor, the existing shareholders of SVAC or their respective directors, officers, advisors, or respective affiliates purchase shares in privately negotiated transactions from public SVAC shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (1) satisfaction of the requirement that holders of a majority of the ordinary shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the BCA Proposal, the Director Appointment Proposal, the Share Issuance Proposal, Incentive Plan Proposal, and the Adjournment Proposal, (2) satisfaction of the requirement that holders of at least two-thirds of the SVAC Ordinary Shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the Organizational Documents Proposal, (3) satisfaction of the Minimum Cash Condition, (4) otherwise limiting the number of public shares electing to redeem and (5) SVAC’s net tangible assets (as determined in accordance with Rule 3a51(g)(1) of the Exchange Act) being at least $5,000,001. Entering into any such arrangements may have a depressive effect on the ordinary shares (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the Business Combination).

If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved. We will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the extraordinary general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

PROPOSAL NO. 1 — THE BCA PROPOSAL

SVAC is asking its shareholders to approve and adopt the Business Combination Agreement by ordinary resolution. SVAC Shareholders should carefully read this proxy statement in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Business Combination Agreement” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to carefully read the Business Combination Agreement in its entirety before voting on this proposal.

Because SVAC is holding a shareholder vote on the Business Combination Agreement, SVAC may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of ordinary shares that are voted at the extraordinary general meeting.

The Business Combination Agreement

This subsection of the proxy statement only describes the material provisions of the Business Combination Agreement. It does not describe all of the terms of the Business Combination Agreement. The following summary is qualified by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules (the “disclosure schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about SVAC, DNEG or any other matter.

Structure of the Business Combination

On January 25, 2022, SVAC entered into the Business Combination Agreement with DNEG, PF Overseas, Dutch Co-op, and Sponsor, pursuant to which, among other things, SVAC and the DNEG Stockholders will consummate the Company Exchange; SVAC will adopt certain amendments to the Existing Organizational Documents; and SVAC will enter into the Amended and Restated Registration Rights Agreement. Concurrently with the execution and delivery of the Business Combination Agreement, SVAC and Sponsor entered into the Sponsor Support Agreement; DNEG, SVAC and Sponsor entered into the Backstop Agreement; SVAC entered into the PIPE Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors have agreed make the PIPE Investment for an aggregate purchase price of $168 million, such purchases to be consummated substantially concurrently with the Closing. Upon the Closing, pursuant to the Existing Organizational Document, the SVAC Class B Ordinary Shares held by Sponsor will automatically convert into SVAC Class A Ordinary Shares on a one-for-one basis. Pursuant to the Existing Organizational Documents, SVAC will provide an opportunity to the holders of SVAC’s Class A Ordinary Shares to have their Class A Ordinary Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in the Existing Organizational Documents, the Trust Agreement, and this proxy statement in conjunction with obtaining approval from the SVAC Shareholders of the Business Combination Agreement and the transactions contemplated thereby. Also concurrent with the Closing, SVAC will change its name to “DNEG, Inc.”.

Organizational Structure

The following diagram depicts the organizational structure of New DNEG following the Business Combination assuming the Middle Redemption.

____________

(1)      Does not include potential purchase of up to $50.0 million of equity or equity awards from any employee of DNEG or any of its subsidiaries or the settlement of any DNEG Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations to be paid in cash and/or equity, in each case as permitted by the Business Combination Agreement.

(2)      Novator has loans outstanding to affiliates of parent in the aggregate amount of approximately $         million. Pursuant to the Business Combination Agreement, immediately after the completion of the Business Combination, New DNEG has the right to purchase up to 15 million New DNEG Ordinary Shares held by Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million. In addition, the debt by A2R to Novator may be settled through the transfer of 262,227 shares of DNEG held by A2R. Following such share purchase and transfer, and assuming New DNEG purchases 15.0 million New DNEG Ordinary Shares from Novator, Novator could own up to approximately 27,900,000 New DNEG Ordinary Shares, representing approximately 17.3% of the outstanding New DNEG Ordinary Shares (including 4,900,000 SVAC Class A Ordinary Shares Novator subscribed for pursuant to its PIPE Subscription Agreement).

Payments

On the Closing Date, (i) SVAC will deliver to the Exchange Agent a schedule of the SVAC Class A Ordinary Shares held in book entry and written instructions sufficient to deliver the consideration to which the DNEG Stockholders are entitled to in accordance with the Business Combination Agreement and as set forth in the allocation statement to be delivered pursuant thereto; (ii) SVAC will deposit with DNEG an amount equal to DNEG’s determination of the amount of Available SVAC Cash (defined below); (iii) SVAC will cause the Exchange Agent to make all payments of fees, expenses and disbursements incurred by or on behalf of DNEG and the SVAC Parties in connection with the preparation, negotiation and execution of the Business Combination Agreement, the Related Agreements and the consummation of the transactions contemplated by the Business Combination Agreement and the Related Agreements; and (iv) immediately after completion of the Business Combination, New DNEG may purchase for cash up to 15.0 million New DNEG Ordinary Shares held by Novator at a purchase price of $10.00 per share for an aggregate purchase price of up to $150.0 million. In addition, in the event that DNEG will have more than $50.0 million in Available Cash Consideration (as defined in the Business Combination Agreement), after giving effect to the Closing, then DNEG may, subject to approval of the board of directors of DNEG following the Closing at its sole discretion, use excess proceeds in an amount not to exceed $50.0 million, for direct secondary purchases of equity or equity awards from any employee of DNEG or any of its subsidiaries. However, DNEG has made no determination as to whether it will make such secondary purchases if the Available Cash Consideration is sufficient.

Company Exchange

On the Closing Date, SVAC will acquire from the DNEG Stockholders, and the DNEG Stockholders will transfer, convey and deliver to SVAC by means of the execution of a notarial deed of contribution and transfer in favor of SVAC of all of the capital stock of DNEG as of immediately prior to the Company Exchange Effective Time, free and clear of all liens, and each DNEG Stockholder will receive, in consideration for such transfer, conveyance and delivery of each DNEG Share, a number of SVAC Class A Ordinary Shares equal to such DNEG Stockholder’s portion of the consideration to which such DNEG Stockholder is entitled to in accordance with the Business Combination Agreement and as set forth in the allocation statement to be delivered pursuant thereto. Immediately after the Company Exchange Effective Time, the share register of SVAC will be updated to reflect the SVAC Class A Ordinary Shares issued to the DNEG Stockholders.

Treatment of DNEG Options

At the Company Exchange Effective Time, all DNEG Options outstanding and not exercised as of immediately prior to the Company Exchange Effective Time, whether or not vested or exercisable, shall automatically be converted into a Converted SVAC Option.

Subject to the terms of the Business Combination Agreement, each Converted SVAC Option shall (i) cover a number of SVAC Class A Ordinary Shares determined by multiplying (A) the number of DNEG Ordinary Shares subject to the underlying DNEG Option immediately prior to the Company Exchange Effective Time by (B) the Exchange Ratio (as defined in the Business Combination Agreement), which product shall be rounded down to the nearest whole number of shares, and (ii) have an exercise price per share in U.S. dollars determined by dividing the exercise price per share of the underlying DNEG Option immediately prior to the Company Exchange Effective Time by the Exchange Ratio, which quotient shall be rounded up to the nearest whole cent.

Prior to the Closing, DNEG shall take all necessary actions to effect the treatment of any equity granted pursuant to the Prime Focus World N.V. Equity Compensation Plan, dated May 21, 2013, as amended (the “DNEG Equity Compensation Plan”), the award agreements, and terminate the DNEG Equity Compensation Plan and the shares reserved thereunder as of the Company Exchange Effective Time and to ensure no new awards are granted thereunder from and following the Company Exchange Effective Time.

Additionally, pursuant to the Business Combination Agreement, DNEG has the option and the right, in consultation with Sponsor, to convert 597,780 outstanding and unexercised DNEG Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations to be paid in cash and/or equity. If DNEG makes such an election, such DNEG Options shall be converted on a net shares basis taking into account the applicable exercise price, shall not be deemed to be outstanding under the DNEG Equity Compensation Plan and shall not be taken into account for purposes of determining the Company TSM Shares (as defined in the Business Combination Agreement) pursuant to the Business Combination Agreement. If all such DNEG Options were settled in cash assuming a fair market value of the New DNEG Ordinary Shares of $10.00 per share, DNEG would make aggregate cash payments of approximately $93.3 million.

Treatment of Novator Debt

Prior to Closing, pursuant to the A2R A&R Deed, A2R will transfer 262,227 DNEG Ordinary shares to Novator in satisfaction of debt it owes to Novator.

Immediately prior to the Company Exchange Effective Time, pursuant to the PF World Limited A&R Deed, PF World Limited will transfer 1,398,015 DNEG Ordinary Shares to Novator in satisfaction of the Novator Debt.

In addition, immediately after completion of the Business Combination, New DNEG may purchase for cash up to 15.0 million New DNEG Ordinary Shares held by Novator at a purchase price of $10.00 per share for an aggregate purchase price of up to $150.0 million.

Potential Secondary Equity Purchases

In addition, in the event that DNEG will have more than $50.0 million in Available Cash Consideration (as defined in the Business Combination Agreement), after giving effect to the Closing, then DNEG may, subject to approval of the board of directors of DNEG following the Closing at its sole discretion, use excess proceeds in an amount not to exceed $50.0 million, for direct secondary purchases of equity or equity awards from any employee of DNEG or any of its subsidiaries. However, DNEG has made no determination as to whether it will make such secondary purchases if the Available Cash Consideration is sufficient.

Closing

In accordance with the terms and subject to the conditions of the Business Combination Agreement, the Closing will take place three (3) business days after the satisfaction or waiver of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is mutually agreed to in writing by the parties.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of SVAC, Sponsor, and DNEG, certain of which are subject to materiality and material adverse effect (as defined below) qualifiers and may be further modified and limited by the disclosure schedules. See “— Material Adverse Effect” below. The representations and warranties of SVAC are also qualified by information included in SVAC’s public filings, filed or submitted to the SEC on or prior to the date of the Business Combination Agreement (subject to certain exceptions contemplated by the Business Combination Agreement).

Representations and Warranties of DNEG

DNEG has made representations and warranties relating to, among other things, corporate organization, subsidiaries, due authorization, no conflict, governmental authorization, capitalization of DNEG and its subsidiaries, financial statements, absences of changes, undisclosed liabilities, litigation and proceedings, compliance with laws, contracts and no defaults, real property and assets, environmental matters, intellectual property, data privacy and security, employee benefit plans, labor matters, taxes, brokers’ fees, anti-corruption compliance, sanctions and international trade compliance, insurance, permits, this proxy statement, independent investigation and no additional representations or warranties.

Representations and Warranties of SVAC and Sponsor

SVAC and Sponsor have made representations and warranties relating to, among other things, corporate organization, due authorization, no conflict, governmental authorization, capitalization, SEC filings and the Sarbanes-Oxley Act, financial statements, absence of changes, undisclosed liabilities, litigation and proceedings, compliance with laws, contracts and no defaults, title to property, business activities, employee benefit plans, taxes, financial authority and Trust Account, brokers’ fees, this proxy statement, Nasdaq stock market quotation, the Sponsor Support Agreement, the PIPE Investment, the Backstop Agreement, independent investigation and no additional representations and warranties.

No Survival of Representations and Warranties

Except in the case of claims against a person in respect of such person’s actual and intentional common law fraud, the representations and warranties of the respective parties to the Business Combination Agreement will not survive the Closing.

Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of DNEG and the SVAC Parties are qualified in whole or in part by a material adverse effect standard on the ability of DNEG and the SVAC Parties, respectively, to enter into and perform its obligations under the Business Combination Agreement and for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the Business Combination Agreement, a material adverse effect with respect to DNEG (“DNEG Material Adverse Effect”) means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, results of operations or financial condition of DNEG and its subsidiaries, taken as a whole or (ii) the ability of DNEG and its subsidiaries to consummate the Business Combination.

However, the following will not be deemed to constitute, or be taken into account in determining whether there has been or will be, a “DNEG Material Adverse Effect”:

a)      any COVID-19 actions taken by any member of DNEG or its subsidiaries;

b)      any change in applicable laws, or regulatory policies or interpretations thereof or in accounting or reporting standards or principles or interpretations thereof following the date of the Business Combination Agreement;

c)      any change in interest rates or economic, financial, market or political conditions generally;

d)      any change generally affecting any of the industries or markets in which DNEG and its subsidiaries operate;

e)      any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of God, any epidemic or pandemic (including the COVID-19 pandemic) and any other force majeure event;

f)      the announcement of the execution of the Business Combination Agreement, the pendency or consummation of the Company Exchange or the performance of the Business Combination Agreement, except as set forth in the Business Combination Agreement;

g)      the compliance with the express terms of the Business Combination Agreement, except as set forth in the Business Combination Agreement; or

h)      the failure of DNEG and its subsidiaries, taken as a whole, to meet any projections, forecasts or budgets or estimates of revenues, earnings or other financial metrics for any period beginning on or after the date of the Business Combination Agreement.

Any Event referred to in clauses (a), (b), (c), (d), or (e) above may be taken into account in determining if a DNEG Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on DNEG and its subsidiaries, taken as a whole, relative to the adverse effect on other companies operating in the digital effects industry; provided, further, that clause (h) may be used by SVAC in asserting any facts or occurrences giving rise to or contributing to such effects that are not otherwise excluded from the definition of DNEG Material Adverse Effect.

Covenants and Agreements

DNEG has made covenants relating to, among other things, DNEG’s conduct of business, the Stockholder Support Agreements, the PFL Agreement and Restrictive Covenant Agreements (as hereinafter defined), no SVAC Ordinary Shares transactions, no claim against the Trust Account, employee secondary sales, related party balances, and the sale, transfer or divestiture of DNEG’s interests in Prime Focus International Service Ltd.

The SVAC Parties have made covenants relating to, among other things, the SVAC Parties’ conduct of business, the PIPE Investment, the approval of the Proposals by the SVAC Shareholders will have been obtained (the “SVAC Shareholder Approval”), and a representations and warranties insurance policy.

Conduct of Business by DNEG

DNEG has agreed that from the date of the Business Combination Agreement until the earlier of the Closing or the termination of the Business Combination Agreement (the “Interim Period”), as required by applicable law or with the prior written consent of SVAC (which consent will not be unreasonably withheld, conditioned, or delayed), it will, and will cause each other member of DNEG and its subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course and use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees; provided that the members of the Company may take any reasonable action either in light of COVID-19 adopted after the date of the Business Combination Agreement or otherwise reasonably necessary to protect the health and safety of their employees.

During the Interim Period, DNEG has also agreed not to, and to cause its subsidiaries not to, except as set forth in the DNEG disclosure schedules, as required by applicable law or any governmental authority, as contemplated by the Business Combination Agreement, or with the prior written consent of SVAC (which consent shall not be unreasonably withheld, conditioned or delayed):

•        change or amend the governing documents of DNEG or any subsidiary of DNEG;

•        fail to maintain DNEG’s existence, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•        split, combine, reclassify or otherwise amend any terms of any shares of DNEG or any of DNEG subsidiaries’ capital stock or equity interests (other than transactions (i) solely among DNEG and one or more of its wholly-owned subsidiaries or (ii) solely among DNEG’s wholly-owned subsidiaries);

•        declare, set aside or pay any dividend or other distribution in respect of DNEG or any of DNEG’s subsidiaries’ capital stock or equity interests or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or equity interest of DNEG or any subsidiaries of DNEG, other than dividends or distributions by any of its wholly-owned subsidiaries;

•        A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any capital stock or other voting securities or ownership interests of any member of DNEG or its subsidiaries or any derivative securities of any member of DNEG or its subsidiaries, other than the issuance of (x) any shares of DNEG Capital Stock upon the exercise of DNEG Options; (y) any DNEG subsidiary securities to any member of the DNEG Parties and (z) the DNEG Options reflected on Section 5.01(a)(v) of the DNEG disclosure schedules or (B) amend any term of any DNEG Option or any DNEG subsidiary security;

•        acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses or enter into any strategic joint ventures, partnerships or alliances with any other person, other than pursuant to the DNEG disclosure schedules or content and program investments in the ordinary course of business;

•        sell, assign, license, abandon, cancel, let lapse, dispose, convey, lease or otherwise transfer DNEG or its subsidiaries’ material assets, properties, interests or businesses, other than in the ordinary course of business;

•        disclose any material trade secrets constituting company intellectual property to any person (other than pursuant to a written agreement sufficient to protect the confidentiality thereof) or subject any material software constituting company intellectual property to be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works or (iii) redistributable at no charge;

•        other than in connection with actions permitted by the Business Combination Agreement make any material loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business;

•        incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness of over $10.0 million in the aggregate, other than (w) indebtedness of up to $30.0 million in the aggregate in connection with and related to DNEG’s proposed expansion in Australia, (x) any indebtedness incurred in the ordinary course of business, (y) incurred between DNEG and any of its wholly-owned subsidiaries or between any of such wholly-owned subsidiaries or (z) any debt financing arrangements and the refinancing of any indebtedness of DNEG and its subsidiaries in connection therewith;

•        except as required by the terms of any existing contract, benefit plan or collective bargaining agreement or similar labor union or employee representative organization contract as in effect on the date hereof, (i) hire any service provider whose target annual cash compensation exceeds $500,000 individually, provided that DNEG shall be permitted to hire up to five (5) service providers whose target annual cash and equity compensation exceeds $1 million individually, so long as the annual cash and equity compensation of all service providers whose target annual cash compensation exceeds $500,000 individually does not exceed $5 million in the aggregate (each individual whose compensation exceeds $500,000 individually, whether hired prior to or following the date hereof a “Key Employee”); (ii) hire or terminate (other than for cause) any Key Employee, (iii) grant or increase (or promise to grant or increase) any bonuses, option or other incentive equity, change in control payments, retention, severance or termination pay, except for (w) closing bonuses not to exceed $10.0 million in the aggregate in connection with the consummation of the transactions contemplated by the Business Combination Agreement and the Related Agreements; (x) employee bonuses in connection with COVID-19 pay reduction relief; (y) annual bonuses in the ordinary course of business and (z) DNEG Options as reflected on the DNEG disclosure schedules, (iv) enter into any employment, consulting, deferred compensation or other similar agreement (or materially amend any such existing agreement) with a Key Employee, other than (i) in connection with actions permitted by the Business Combination Agreement or reflected in the DNEG disclosure schedules; (v) increase the amount of compensation or benefits (other than general defined contribution retirement, health or welfare benefits) payable or to become payable to any Key Employee, (vi) amend or waive any restrictive covenant applicable to any Key Employee or any former DNEG employee, except in compliance with the Business Combination Act; (vii) materially amend or waive any performance or vesting criteria, or take any action to accelerate the timing of any material payments or benefits, or the funding of any material payments or benefits payable or to become payable to any current or former service provider; (viii) establish, adopt, enter into, or materially amend any benefit plan except the amendments to the DNEG Options and the DNEG Equity Compensation Plan contemplated under the Business Combination Agreement; and (ix) pledge any shares of DNEG Capital Stock or any securities convertible into or exercisable (directly or indirectly) for DNEG Ordinary Shares in connection with an entry into a credit facility or any other bona fide borrowing or similar lending arrangement, which shall include margin loans, except for the Chief Executive Officer of DNEG;

•        (i) except as required by the terms of any existing contract, benefit plan or collective bargaining agreement or similar labor union or employee representative organization contract as in effect on the date hereof, negotiate, modify, extend, or enter into any collective bargaining agreement or similar labor union or employee representative organization contract or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any DNEG employee;

•        change DNEG’s methods of accounting, except as required by concurrent changes in U.S. GAAP or in Regulation S-X of the Exchange Act or in connection with the transactions contemplated by the Business Combination Agreement and the Related Agreements, as agreed to by its independent public accountants;

•        enter into, renew or amend in any material respect, any contract between any member of DNEG or its subsidiaries, one the one hand, and any affiliate of any member of DNEG or is subsidiaries, the officers and managers of any member of DNEG or its subsidiaries, any employee of any member of DNEG or its subsidiaries, or a member of the immediate family of the foregoing persons, on the other hand (each, a “DNEG Affiliate Agreement”) (or any contract, that if existing on the date hereof, would have constituted a DNEG Affiliate Agreement) other than (i) as required by law, (ii) as set forth in the DNEG disclosure schedules, or (iii) DNEG Affiliate Agreements on terms that are no less favorable to DNEG or such subsidiary than those that would have been obtained in a comparable transaction entered into with an unaffiliated third party on an arm’s-length basis;

•        make, revoke or change any material tax election except in a manner consistent with the past practices of DNEG and its subsidiaries that will not have any adverse and material impact on DNEG and/or its subsidiaries, adopt or change any material tax accounting method or period, file any amendment to a material tax return, enter into any agreement with a governmental authority (including a “closing agreement” as defined in Section 7121 of the Internal Revenue Code, as amended, or any corresponding provision of law) with respect to a material amount of taxes or settle or compromise any examination, audit, claim or other action with a governmental authority of or relating to any material taxes, enter into any material tax sharing or similar arrangement outside the ordinary course of business, surrender any right to claim a material refund or credit of taxes, fail to pay any material tax as such tax becomes due and payable by DNEG and/or its subsidiaries, or consent to the extension of the statute of limitations applicable to any material tax claim or assessment;

•        waive, release, settle, compromise or otherwise resolve any investigation, claim, action, litigation or other legal proceedings, except in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $5.0 million in the aggregate;

•        make or commit to make capital expenditures other than in an amount not in excess of the amount set forth in the DNEG disclosure schedules, in the aggregate;

•        (i) limit the right of DNEG or any of its subsidiaries to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any person or (ii) grant any exclusive or similar rights to any person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of DNEG or its subsidiaries, taken as a whole;

•        terminate without replacement or amend in a manner materially detrimental to DNEG and its subsidiaries, taken as a whole, any material insurance policy insuring the business of DNEG or any of its subsidiaries;

•        enter into, modify in any material respect or terminate (other than expiration in accordance with its terms) any material contract, in each case, other than in the ordinary course of business or as required by law; or

•        agree, resolve or commit to do any of the foregoing.

Conduct of Business of the SVAC Parties

The SVAC Parties has agreed that during the Interim Period, it will use commercially reasonable efforts to conduct its business in the ordinary course and use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees.

During the Interim Period, except as set forth in SVAC’s disclosure letter, as required by applicable law or any governmental authority, as expressly contemplated by the Business Combination Agreement or with the prior written consent of DNEG in writing (which consent will not be unreasonably withheld, conditioned, or delayed), the SVAC Parties have also agreed not to:

•        change or amend the Trust Agreement, or the Existing Organizational Documents, except as contemplated by the proposals reasonably necessary or appropriate to consummate the transactions contemplated by the Business Combination Agreement and the Related Agreements;

•        fail to maintain its existence, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except as contemplated by the transactions contemplated by the Business Combination Agreement and the Related Agreements;

•        split, combine or reclassify any shares of its capital stock;

•        declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock of SVAC, other than the SVAC Share Redemptions;

•        (A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any capital stock or other voting securities or ownership interests of any of the SVAC Parties or any derivative securities of any of the SVAC Parties, other than (x) the issuance of any SVAC Class A Ordinary Shares upon the exercise of any SVAC Warrants, (y) the issuance of the consideration to which the DNEG Stockholders are entitled to in accordance with the Business Combination Agreement and as set forth in the allocation statement to be delivered pursuant thereto or (z) pursuant to the PIPE Subscription Agreements or the Backstop Agreement; or (B) amend any term of any SVAC Warrants, other than pursuant to the Sponsor Support Agreement;

•        acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses or enter into any strategic joint ventures, partnerships or alliances with any other person other than pursuant to existing contracts or commitments, as set forth in SVAC’s disclosure schedules;

•        sell, lease or otherwise transfer a material amount of its assets, properties, interests or businesses, other than (x) pursuant to existing contracts or commitments or (y) in the ordinary course of business;

•        other than in connection with actions permitted by the Business Combination Agreement, make any material loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business, or agree to, enter into or amend any insurance policies, other than in the ordinary course of business (which shall be deemed to include renewals) or in connection with an representations and warranties policy procured and premiums paid by the SVAC Parties prior to the Closing;

•        incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness, other than (x) fees and expenses for professional services incurred in support of the transactions contemplated by the Business Combination Agreement and the Related Agreements or (y) any indebtedness incurred in the ordinary course of business;

•        (i) other than actions taken in furtherance of the adoption and/or implementation of the 2022 Plan, enter into any compensatory arrangement, collective bargaining agreement or retirement, deferred compensation, benefit, or equity plan or arrangement or (ii) hire any employees or engage any independent contractors (other than for professional services incurred in support of the transactions contemplated by the Business Combination Agreement and the Related Agreements);

•        change SVAC’s methods of accounting, except as required by concurrent changes in U.S. GAAP or in Regulation S-X of the Exchange Act or in connection with the transactions, as agreed to by its independent public accountants;

•        settle, or offer or propose to settle, (i) any material litigation, investigation, arbitration, proceeding or other claim involving or against any SVAC Party, (ii) any stockholder litigation or dispute against SVAC or any of its officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated by the Business Combination Agreement and the Related Agreements;

•        enter into, renew or amend in any material respect, any transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any SVAC Party, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any SVAC Party or (iii) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act) of any of the foregoing (or any contract, that if existing on the date of the Business Combination Agreement, would have constituted such an agreement) other than as required by law;

•        make, revoke or change any material tax election except in a manner that will not have any adverse and material impact on SVAC, adopt or change any material tax accounting method or period, file any amendment to a material tax return, enter into any agreement with a governmental authority with respect to a material amount of taxes or settle or compromise any examination, audit, claim or other action with a governmental authority of or relating to any material taxes, enter into any material tax sharing or similar arrangement outside the ordinary course of business, surrender any right to claim a material refund or credit of taxes, fail to pay any material tax as such tax becomes due and payable by any SVAC Party, or consent to the extension of the statute of limitations applicable to any material tax claim or assessment; or

•        agree, resolve or commit to do any of the foregoing.

Covenants of the SVAC Parties

Pursuant to the Business Combination Agreement, SVAC has agreed, among other things, to:

•        (i) SVAC will, and will cause its respective affiliates to, use its commercially reasonable efforts to comply with its obligations, and enforce its rights under the PIPE Subscription Agreements, and (ii) SVAC shall give DNEG prompt notice of any breach by any party to the PIPE Subscription Agreements of which SVAC has become aware or any termination (or alleged or purported termination) of the PIPE Subscription Agreements;

•        SVAC will use commercially reasonable efforts to, in compliance with applicable law, (i) establish the record date for, duly call, give notice of, convene and hold an extraordinary general meeting of the SVAC Shareholders in accordance with the Existing Organizational Documents, (ii) cause this proxy statement to be disseminated to the SVAC Shareholders and (iii) solicit proxies from the holders of SVAC Class A Ordinary Shares to vote in favor of each of the Proposals;

•        During the Interim Period, SVAC will, and will use commercially reasonable efforts to cause its representatives to, at SVAC’s sole cost and expense and at DNEG’s reasonable request, use commercially reasonable efforts to cooperate with DNEG in connection with the arrangement of any debt financing and use commercially reasonable efforts to assist DNEG in causing the conditions to the debt commitment letters to be satisfied;

•        Prior to the Closing, SVAC and DNEG will explore the feasibility and commercial reasonableness of obtaining a representations and warranties insurance policy in connection with the representations and warranties made by the Company thereunder; and

•        use its reasonable best efforts to (i) ensure SVAC remains listed as a public company, and for the SVAC Class A Ordinary Shares to be listed on, Nasdaq; (ii) to cause the SVAC Class A Ordinary Shares to be issued in connection with the transactions contemplated by the Business Combination Agreement and the Related Agreements to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date; (iii) to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities laws; and (iv) to take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and to qualify, at the Company Exchange Effective Time, as a “controlled” company under the rules of Nasdaq.

Covenants of DNEG

Pursuant to the Business Combination Agreement, DNEG has agreed, among other things, to:

•        use commercially reasonable efforts to obtain, on or prior to the Closing Date, from the Chief Executive Officer of the DNEG and from each of the other Key Employees, non-competition, non-solicitation and non-disclosure agreements (the “Restrictive Covenant Agreements”) on terms reasonably satisfactory and mutually acceptable to the DNEG and SVAC; provided that with respect to such Key Employees, such Restrictive Covenant Agreements are valid and enforceable under applicable local laws;

•        not, and will cause its affiliates not to, engage in any transactions involving the securities of SVAC without the prior consent of SVAC if DNEG possesses material nonpublic information of SVAC;

•        irrevocably waive any right, title, interest or past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and SVAC to collect from the Trust Account any monies that may be owed to DNEG and its affiliates by SVAC or any of its affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever;

•        in the event that DNEG will have more than $50.0 million in Available Cash Consideration (as defined in the Business Combination Agreement), after giving effect to the Closing, then DNEG may, subject to approval of the board of directors of DNEG following the Closing at its sole discretion, use excess proceeds in an amount not to exceed $50.0 million, for direct secondary purchases of equity or equity awards from any employee of DNEG or any of its subsidiaries;

•        no later than the Closing, cause all amounts due by and between DNEG and the related parties set forth in the DNEG disclosure schedules as of the Closing to be paid in full; and

•        prior to the Closing, use its commercially reasonable efforts to sell, transfer, or otherwise divest its equity interests in Prime Focus International Service Ltd., in a manner reasonably acceptable to SVAC and DNEG; provided that DNEG will not be required to transfer such interests if it results in a material adverse effect on the business, employees, assets, operations or financial condition and prospects of DNEG.

Joint Covenants of the Parties

In addition, each of the parties to the Business Combination Agreement has agreed, among other things, to take certain actions set forth below.

•        use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by the Business Combination Agreement and the Related Agreements;

•        DNEG and SVAC will jointly prepare, and SVAC will file with the SEC in accordance with the Exchange Act, a proxy statement in connection with the solicitation of proxies from SVAC Shareholders to approve the following proposals at the extraordinary general meeting of the SVAC Shareholders: (i) approval of the Business Combination Agreement and the Business Combination; (ii) approval of the amendment and restatement of the Existing Organizational Documents; (iii) appointment of directors, (iv) approval of the issuance of SVAC Class A Ordinary Shares in connection with the transactions contemplated by the Business Combination Agreement and the Related Agreements in accordance with the Business Combination Agreement, in each case to the extent required by the Nasdaq listing rules; (v) the adoption of the 2022 Plan; (vi) approval of the adjournment of the extraordinary general meeting of the SVAC Shareholders and approval of any other proposals reasonably necessary or appropriate to consummate the transactions contemplated by the Business Combination Agreement and the Related Agreements (collectively, the “Proposals”)

•        each of SVAC and DNEG will use commercially reasonable efforts to: (i) cooperate, and cause their respective subsidiaries, as applicable, to reasonably cooperate, with each other and their respective representatives in the preparation of the proxy statement, and to cause the proxy statement to comply with the rules and regulations promulgated by the SEC; and (ii) promptly furnish to the other party all information concerning itself, its subsidiaries, officers, directors, managers, members and stockholders, as applicable, and such other matters, in each case, as may be reasonably necessary in connection with and for inclusion in the proxy statement or any other statement, filing, notice or application made by or on behalf of SVAC or DNEG or their respective subsidiaries, as applicable, to the SEC or Nasdaq in connection with the transactions contemplated by the Business Combination Agreement and the Related Agreements (including any amendment or supplement to the proxy statement);

•        DNEG will use commercially reasonable efforts to promptly furnish to SVAC for its inclusion in the proxy statement certain financial documents of DNEG;

•        SVAC will use commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the Business Combination Agreement and the Related Agreements, and DNEG will promptly furnish all information concerning DNEG and its subsidiaries and any of their respective members or stockholders as may be reasonably requested in connection with any such action;

•        subject to applicable law, each of DNEG and SVAC will afford to the other and its respective representatives reasonable access during normal business hours and with reasonable advance notice during the period from the date of the Business Combination Agreement until the earlier of the Closing and the date, if any, on which the Business Combination Agreement is terminated, to all of its and its subsidiaries’ properties, books, contracts, commitments, personnel and records and, during such period, and shall furnish promptly to the other, consistent with its legal obligations, all information concerning itself and its subsidiaries’

business, properties and personnel as the other or any of its representatives may reasonably request for the purposes of the Business Combination Agreement or post-Closing integration planning, subject to certain limitations set forth in the Business Combination Agreement;

•        none of SVAC, DNEG or any of their respective affiliates will make any public announcement or issue any public communication regarding the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement and the Related Agreements, or any matter related to the foregoing, without first obtaining the prior consent of DNEG or SVAC, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed);

•        SVAC will, prior to the Company Exchange Effective Time, approve and adopt the 2022 Plan and, as soon as practicable following the Closing, and when permitted by the applicable regulations under the Securities Act, SVAC will file an effective registration statement on Form S-8 (or other applicable form) with respect to the SVAC Class A Ordinary Shares issuable under the 2022 Plan, and SVAC will maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any converted SVAC options and any awards granted pursuant to the 2022 Plan remain outstanding

•        prior to the Closing, the board of directors of DNEG or SVAC will adopt in a resolution consistent with the interpretive guidance of the SEC relating to Rule 16b-3 under the Exchange Act, such that the disposition of shares of DNEG Capital Stock and acquisition of SVAC Class A Ordinary Shares, as applicable, pursuant to the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement and the Related Agreements by any individual who is expected to become a “covered person” of SVAC for purposes of Section 16 of the Exchange Act will be exempt acquisitions or dispositions.

•        SVAC will notify DNEG promptly in connection with any filing of, or threat to file of, an action related to the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement and the Related Agreements by any of its shareholders or holders of any rights to acquire SVAC Class A Ordinary Shares that were included in the SVAC units sold as part of the IPO or sold to Sponsor in a private placement in connection with the IPO against any of the SVAC Parties or against any of their respective directors or officers prior to the Closing; and SVAC will keep DNEG reasonably apprised of the defense, settlement, prosecution or other developments with respect to any such shareholder action and will give DNEG the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of any such litigation, to give due consideration to DNEG’s advice with respect to such litigation and to not settle any such litigation without the prior written consent of DNEG, such consent not to be unreasonably withheld, conditioned or delayed; provided that, SVAC will bear all of its costs of investigation and all of its defense and attorneys’ and other professionals’ fees related to such shareholder action; and

•        Each of DNEG and SVAC will promptly notify the other of: (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Business Combination Agreement and the Related Agreements; (ii) any notice or other communication from any governmental authority in connection with the transactions contemplated by the Business Combination Agreement and the Related Agreements; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting any member of the DNEG or its subsidiaries or any SVAC Party, as the case may be, that, if pending on the date of the Business Combination Agreement, would have been required to have been disclosed pursuant to any section of the Business Combination Agreement or that relate to the consummation of the transactions contemplated by the Business Combination Agreement and the Related Agreements; (iv) any inaccuracy of any representation or warranty contained in the Business Combination Agreement that could reasonably be expected to cause certain closing conditions set forth under the Business Combination Agreement not to be satisfied; and (v) any failure of that party to comply with or satisfy any covenant, condition or agreement required to be complied with or satisfied by it under the Business Combination Agreement.

Closing Conditions

The consummation of the Business Combination is conditioned upon the satisfaction or waiver by the applicable parties to the Business Combination Agreement of the conditions set forth below. Therefore, unless these conditions are waived by the applicable parties to the Business Combination Agreement, the Business Combination may not be consummated. There can be no assurance that the parties to the Business Combination Agreement would waive any such provisions of the Business Combination Agreement.

Minimum Cash Condition

The Business Combination Agreement provides that the obligations of DNEG to consummate the Business Combination are conditioned on, among other things, that as of immediately prior to the Closing, the amount of all cash and cash equivalents (including marketable securities, bank deposits, checks received but not cleared, and deposits in transit) of any of the SVAC Parties as of 12:01 a.m. Pacific Time on the Closing Date, including: (i) the funds remaining in the Trust Account following any SVAC Share Redemptions and (ii) the net proceeds actually received by SVAC in the PIPE Investment, calculated net of any outstanding checks written or ACH transactions or wire transfers that have been issued but remain outstanding or uncleared (but inclusive, for the avoidance of doubt, of ACH and wire transfer fees) as of 12:01 a.m. Pacific Time on the Closing Date, must be equal to or greater than the Minimum Cash Condition.

Conditions to the Obligations of Each Party

The obligations of each party to the Business Combination Agreement to consummate, or cause to be consummated, the Business Combination are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

•        the waiting period(s) under any applicable antitrust laws in respect of the transactions contemplated by the Business Combination Agreement or the Related Agreements will have expired or been terminated, and any required approval of any governmental authority will have been obtained;

•        there will not in force any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by the Business Combination Agreement and the Related Agreements;

•        the SVAC Share Redemptions will have been completed in accordance with the terms of the Business Combination Agreement, the Existing Organizational Documents and this proxy statement;

•        at least 75% of the PIPE Investment committed by parties other than affiliates of Sponsor or Novator will have been consummated or will be consummated substantially concurrently with the Closing in accordance with the terms of the applicable PIPE Subscription Agreements;

•        to the extent debt financing is not incurred by DNEG substantially concurrently with the Closing, both immediately prior to and immediately after giving effect to the Closing of the transactions contemplated by the Business Combination Agreement and the Related Agreements, no Event of Default (as defined in the Amendment and Restatement Deed dated as of January 4, 2022 by and among the Company, National Westminster Bank PLC, J.P. Morgan Chase Bank N.A., London Branch, ING Bank N.V., Singapore Branch, BNP Paribas Fortis SA/NV, Santander UK PLC and Deutsche Bank AG New York Branch as lenders, the Royal Bank of Scotland PLC as agent, and National Westminster Bank PLC as security agent and the other parties thereto, the “Existing Company Facilities Agreement”) will exist under the Existing Company Facilities Agreement or would result under the Existing Company Facilities Agreement from the Closing;

•        SVAC will not have redeemed SVAC Class A Ordinary Shares in an amount that would cause SVAC to have less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act);

•        the SVAC Shareholder Approval will have been obtained;

•        the SVAC Class A Ordinary Shares to be issued in connection with the transactions contemplated by the Business Combination Agreement and the Related Agreements will have been approved for listing on Nasdaq, subject only to official notice of issuance thereof;

•        the SVAC Parties and DNEG (or their respective affiliates) will have entered into each of the applicable Related Agreements (including the Stockholder Support Agreements, the PFL Agreement and Restrictive Covenant Agreements), and to the extent applicable, performed the covenants to be performed thereunder prior to the Company Exchange Effective Time in all material respects, and each such agreement shall be in full force and effect;

•        since the date of the Business Combination Agreement, there will not have occurred a DNEG Material Adverse Effect.

Conditions to the Obligations of SVAC

The obligations of SVAC to consummate, or cause to be consummated, the Company Exchange are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by SVAC:

•        certain of the representations and warranties of DNEG related to its corporate organization, subsidiaries, due authorization with respect to the consummation of the transactions contemplated by the Business Combination Agreement and the Related Agreements, conflicts, the capitalization of DNEG and brokers fees contained in the Business Combination Agreement (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) will be true and correct, in each case as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

•        the representation and warranties of DNEG of the absence of changes shall be true and correct in all respect as of the date of the Business Combination and as of the Closing Date.

•        each of the other representations and warranties of DNEG in the Business Combination Agreement shall be true and correct as of the date of the Business Combination Agreement and as of the Closing date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a DNEG Material Adverse Effect.

•        each of the covenants of DNEG to be performed as of or prior to the Closing will have been performed in all material respects.

•        each of the stockholder support agreements, the PFL Agreement and the Restrictive Covenant Agreements shall have been duly executed and delivered by the applicable parties and shall be in full force and effect (subject to the enforceability exceptions) and there shall be no material default then existing thereunder.

•        DNEG shall have delivered to SVAC a certificate signed by an officer of DNEG, certifying that, to the knowledge and belief of such officer, the conditions specified in the Business Combination Agreement have been fulfilled.

Conditions to the Obligations of DNEG

The obligation of DNEG to consummate, or cause to be consummated, the Company Exchange is subject to the satisfaction of the following conditions any one or more of which may be waived in writing by DNEG:

•        certain of the representations and warranties of SVAC related to its corporate organization, due authorization with respect to the consummation of the transactions contemplated by the Business Combination Agreement and the Related Agreements, conflicts, the capitalization of SVAC and brokers fees contained in the Business Combination Agreement (without giving any effect to any limitation as to “materiality” or a “material adverse effect” with respect to SVAC or any similar limitation set forth therein) will be true and correct, in each case as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

•        the representations and warranties of SVAC of the absence of changes shall be true and correct in all respect as of the date of the Business Combination and as of the Closing Date.

•        each of the other representations and warranties of SVAC in the Business Combination Agreement shall be true and correct as of the date of the Business Combination Agreement and as of the Closing date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a material adverse effect with respect to SVAC

•        each of the covenants of SVAC to be performed or complied with as of or prior to the Closing will have been performed in all material respects;

•        the SVAC Parties shall have delivered to DNEG a certificate signed by an officer of SVAC, dated the Closing, certifying that, to the knowledge and belief of such officer, the conditions specified in the Business Combination Agreement have been fulfilled.

•        the transactions contemplated by the Backstop Agreement to occur at or prior to the Closing shall have been consummated, to the extent required by and in accordance with the terms of the Backstop Agreement; and

•        all cash and cash equivalents (including marketable securities, bank deposits, checks received but not cleared, and

•        deposits in transit) of any of the SVAC Parties as of 12:01 a.m. Pacific Time on the Closing Date, including: (i) the funds remaining in the Trust Account following any SVAC Share Redemptions and (ii) the net proceeds actually received by SVAC in the PIPE Investment and shall be calculated net of any outstanding checks written or ACH transactions or wire transfers that have been issued but remain outstanding or uncleared (but inclusive, for the avoidance of doubt, of ACH and wire transfer fees) as of 12:01 a.m. Pacific Time on the Closing Date. will be equal to or greater than $350 million.

Termination; Effectiveness

The Business Combination Agreement may be terminated and the Business Combination abandoned (notwithstanding any approval of the Business Combination Agreement by the stockholders of DNEG or shareholders of SVAC) at any time prior to the Company Exchange Effective Time:

•        by mutual written agreement of DNEG and SVAC;

•        by DNEG or SVAC if: (i) the Closing has not occurred on or before August 31, 2022 (the “End Date”); provided that the right to terminate the Business Combination Agreement will not be available to a party if the failure of such party to fulfill any obligations thereunder has been the primary cause of the failure of the Closing to occur by the End Date; (ii) the consummation of the Business Combination is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or applicable law; or (iii) the SVAC Shareholder Approval is not obtained;

•        by SVAC in the event of breaches of any representation, warranty, covenant or agreement on the part of DNEG set forth in the Business Combination Agreement, subject to the conditions and certain exceptions contained therein; and

•        by DNEG in the event of certain breaches of any representation, warranty, covenant or agreement on the part of SVAC set forth in the Business Combination Agreement, subject to the conditions and certain exceptions contained therein.

In the event of the termination of the Business Combination Agreement, the Business Combination Agreement will become void and have no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors, employees, or stockholders, other than liability of DNEG or the SVAC Parties, as the case may be, for any willful and material breach of the Business Combination Agreement occurring prior to such termination, other than with respect to certain exceptions contemplated by the Business Combination Agreement (including the terms of the Confidentiality Agreement between SVAC and DNEG) that will survive any termination of the Business Combination Agreement.

Waiver; Amendments

No provision of the Business Combination Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by each party to the Business Combination Agreement or, in the case of a waiver, by each party against whom such waiver is effective; provided, however, certain provisions of the Business Combination Agreement may not be amended, waived, or otherwise modified in any manner that adversely affects the DNEG’s debt financing sources without the prior consent of such parties.

Fees and Expenses

Except as provided in the Business Combination Agreement, each party to the Business Combination Agreement will bear its own expenses incurred in connection with the Business Combination Agreement and the transactions contemplated thereby whether or not such transactions shall be consummated, including all fees of such party’s legal counsel, financial advisers and accountants. Notwithstanding the foregoing, the fees and expenses of the SVAC Parties shall not exceed $15 million (the “SVAC Fee Cap”) without the prior written consent of DNEG. Any fees and expenses of the SVAC Parties that exceed the SVAC Fee Cap without DNEG’s prior written consent shall cause the Exchange Ratio to be adjusted such that only the SVAC Shareholders bear the excess portion of such fees and expenses. SVAC will not under any circumstances pay, reimburse or otherwise directly or indirectly economically bear any expenses, fees, costs or other amounts payable or paid by the DNEG Stockholders. SVAC and DNEG will exchange written statements listing all accrued and unpaid transaction expenses not less than three (3) business days prior to the Closing Date.

Certain Engagements in Connection with the Business Combination and Related Transactions

J.P. Morgan Securities LLC (“J.P. Morgan”) is acting as exclusive financial advisor to SVAC in connection with the proposed business combination, and as co-placement agent to SVAC in connection with the PIPE Investment. Deutsche Bank Securities Inc. is acting as co-placement agent to SVAC in connection with the PIPE Investment and as financial advisor to DNEG in connection with the proposed business combination. SVAC and DNEG each signed letters with Deutsche Bank Securities Inc. acknowledging Deutsche Bank Securities Inc.’s role as co-placement agent to SVAC in connection with the PIPE Investment and as financial advisor to DNEG in connection with the proposed Business Combination and waiving any conflicts. In addition, Deutsche Bank Securities Inc. was the sole bookrunner on SVAC’s IPO and will receive a deferred fee upon consummation of the Business Combination as previously agreed in connection with such initial public offering.

In addition, J.P. Morgan and Deutsche Bank Securities Inc. and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investing, hedging, market making, brokerage and other financial and non-financial activities and services. J.P. Morgan, Deutsche Bank Securities Inc. and their respective affiliates may provide investment banking and other commercial dealings to SVAC and its affiliates in the future, for which they would expect to receive customary compensation.

In addition, in the ordinary course of its business activities, J.P. Morgan, Deutsche Bank Securities Inc. and their respective affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of SVAC, or its affiliates. J.P. Morgan, Deutsche Bank Securities Inc. and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. The full text of the Related Agreements, or forms thereof, are filed as annexes to this proxy statement, and the following descriptions are qualified in their entirety by the full text of such annexes and exhibits. Shareholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the extraordinary general meeting.

Amended and Restated Registration Rights Agreement

The Business Combination Agreement contemplates that, at the Closing, SVAC and the holders set forth on Exhibit A thereto will enter into the Amended and Restated Registration Rights Agreement, the form of which is attached hereto as Annex D, pursuant to which SVAC will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain SVAC Class A Ordinary Shares and other equity securities of SVAC that are held by the parties thereto from time to time. Additionally, the Amended and Restated Registration Rights Agreement will (a) modify the up-to-one year lock-up previously set forth in the side letter dated January 5, 2021 between SVAC and Sponsor to provide that 3,004375 SVAC Class A Ordinary shares issuable upon the conversion of the Founder Shares shall be released at the Company Exchange Effective Time (as defined in the Amended and Restated Registration Rights Agreement), (b) provide for a lock-up of the SVAC Class A Ordinary shares issuable to certain principal Company Stockholders (as defined in the Amended and Restated Registration Rights Agreement) in the Company Exchange ending on the earlier of (i) six months from the Closing Date, (ii) the first date that the closing price of the SVAC Class A Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-trading-day period commencing at least 90 days after the Closing Date and (iii) the date on which SVAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction, provided, that half of the shares issued to one principal DNEG Stockholder will be released at the Company Exchange Effective Time and (c) provide for a lock-up of the SVAC Class A Ordinary Shares issuable to certain parties affiliated with DNEG ending on the earlier of (i) with respect to 25% of the SVAC Class A Ordinary Shares held by such parties, six months from the Closing Date, (ii) with respect to the remaining 75% of the SVAC Class A Ordinary Shares held by such parties, two years from the Closing Date and (iii) the date on which SVAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, SVAC, DNEG and Sponsor entered into the Sponsor Support Agreement a copy of which is attached hereto as Annex C, pursuant to which, among other things, Sponsor agreed to (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) retain and not redeem its holdings in SVAC prior to the Closing, (iii) waive its anti-dilution rights, and (iv) execute and deliver the Amended and Restated Registration Rights Agreement in the form agreed upon by the parties in connection with the Closing, but conditioned upon Closing, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

Stockholder Support Agreements

As contemplated by the Business Combination Agreement, SVAC and DNEG entered into three Stockholder Support Agreements, copies of which is attached hereto as Annexes F-1, F-2, and F-3, respectively, with each of Novator, A2R and Prime Focus Limited (together the “DNEG Key Stockholders”), all of which are stockholders of DNEG. Pursuant to the Stockholder Support Agreements, among other things, the DNEG Key Stockholders have agreed (i) not to transfer their holdings in DNEG prior to the Closing, (ii) vote their holdings in favor of the transactions contemplated by the Business Combination Agreement, (iii) execute and deliver the Amended and Restated Registration Rights Agreement in the form agreed upon by the parties in connection with the Closing and (iv) to effectuate the transactions contemplated by the Business Combination Agreement, conditioned upon Closing on the terms and subject to the conditions set forth in its Stockholder Support Agreement.

The Stockholder Support Agreements will terminate in their entirety, and be of no further force or effect, upon the earliest to occur of (i) the Company Exchange Effective Time; (ii) such date as the Business Combination Agreement shall be validly terminated in accordance with Article IX thereof; and (iii) the effective date of a written agreement of the parties thereto terminating such Stockholder Support Agreement; provided, however, that the termination of any Stockholder Support Agreement will not relieve any party thereto from liability arising in respect of any willful material breach of such Stockholder Support Agreement or fraud prior to such termination.

Backstop Agreement

In connection with the execution of the Business Combination Agreement, SVAC, DNEG and Sponsor entered into the Backstop Agreement a copy of which is attached hereto as Annex F, pursuant to which, among other things, Sponsor has committed to utilize Sponsor’s reasonable commercial efforts to consummate the PIPE Investment and committed to purchase SVAC Class A Ordinary Shares in the backstop subscription (as defined in the Business

Combination Agreement) at $10.00 per share solely for purposes of consummating the transactions contemplated hereby in an aggregate equal to $350 million less the amounts paid in from the Trust Account and less the commitments received from PIPE Investors, but conditioned upon Closing on the terms and subject to the conditions set forth in the Backstop Agreement.

PFL Agreement

As contemplated by the Business Combination Agreement, DNEG and Prime Focus Limited entered into the PFL Agreement, pursuant to which, among other things, provides for four-year non-competition and non-solicitation restrictions on Prime Focus Limited and certain affiliates with respect to DNEG following the Closing.

PIPE Subscription Agreements

On January 25, 2022, concurrently with the execution of the Business Combination Agreement, SVAC entered into the PIPE Subscription Agreements with the PIPE Investors, pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed at a purchase price of $10.00 per share and $168 million in the aggregate for 16,800,000 SVAC Class A Ordinary Shares. In addition, SVAC is continuing discussions with certain other potential private investors with whom such discussions were initiated prior to January 25, 2022. The PIPE Investment will be consummated substantially concurrently with the Closing.

The PIPE Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, SVAC is required to file a re-sale registration statement no later than 30 calendar days following the Closing. Additionally, SVAC is required to use its commercially reasonable efforts to have the registration statement declared effective as of the 90th calendar day following the Closing after the filing thereof, but no later than the earlier of (i) the 135th calendar day following the Closing if the SEC notifies SVAC that it will “review” the registration statement and (ii) the 10th business day after the date SVAC is notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. SVAC must use commercially reasonable efforts to keep the registration statement effective until the earliest of: (i) the date that such PIPE Investor ceases to hold any Registrable Securities (as defined in the PIPE Subscription Agreements), (ii) the date all Registrable Securities held by such PIPE Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for SVAC to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) the date that all Registrable Securities held by such PIPE Investor may be sold pursuant to another exemption from registration and (iv) two years from the effective date of the registration statement.

The PIPE Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (ii) the mutual written agreement of the parties to such PIPE Subscription Agreements and DNEG, and (iii) at PIPE Investor’s election, on August 31, 2022, if the Closing has not occurred on or before such date.

Background to the Business Combination

SVAC is a blank check company incorporated on September 24, 2020, as a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The proposed Business Combination was the result of an extensive search for a potential transaction using the network, investing and operating experience of our management team, including our board of directors. The terms of the Business Combination Agreement were the result of extensive negotiations between SVAC and DNEG. The following is a brief description of the background of these negotiations, the proposed Business Combination and related transactions.

On January 8, 2021, SVAC consummated the IPO of 23,000,000 SVAC Class A Ordinary Shares at $10.00 per SVAC Class A Ordinary Share, generating gross proceeds of $230 million. Simultaneously with the closing of the IPO, SVAC consummated the sale of 660,000 SVAC Units, at a price of $10.00 per SVAC Unit. Each placement unit consists of one Class A Ordinary Share, and one-third SVAC Warrant, with each whole warrant entitling the holder to purchase one SVAC Class A Ordinary Share at a price of $11.50 per share, generating gross proceeds of $6.6 million. Following the closing of the IPO on January 8, 2021, $230 million ($10.00 per SVAC Class A Ordinary Share) from the net offering proceeds of the sale of the SVAC Class A Ordinary Shares in the IPO were placed in the Trust Account and invested in U.S. government securities.

In connection with the IPO, Deutsche Bank Securities Inc. (“Deutsche Bank”) acted as sole bookrunner. The officers and directors of SVAC have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with the experience and sector expertise of SVAC’s advisors, enabled them to make the necessary analysis and determinations regarding the Business Combination.

Since the completion of the IPO, beginning in January 2021 and concluding in October 2021 with its selection of DNEG as a partner for its initial business combination, SVAC considered numerous potential target businesses with the objective of consummating its initial business combination. Representatives of SVAC contacted and were contacted by numerous individuals and entities who presented ideas for business combination opportunities, including financial advisors and companies in the sports, media and technology sectors. SVAC considered businesses that it believed had attractive long-term growth potential, were well-positioned within their industry and would benefit from the substantial intellectual capital, operational experience, and network of SVAC’s management team. In the process that led to identifying DNEG as an attractive investment opportunity, SVAC’s management team evaluated over 100 potential business combination targets, made contact with representatives of 90 such potential combination targets to discuss the potential for a business combination transaction, and entered into non-disclosure agreements with 21 such potential business combination targets. SVAC narrowed its potential business combination targets from 100 to the eventual signing of 21 non-disclosure agreements by analyzing whether such potential target fit into the sports and/or entertainment industry (of which SVAC was targeting), were cashflow positive, had content driven businesses and whether SVAC believed that an existing and increased competitive advantage would exist for the business brought about by a business combination transaction with a public company. After SVAC reviewed the information provided by the remaining 21 potential business combination targets, SVAC determined to move forward with approximately 8 potential transactions by assessing these targets existing financial statements, business plans, market positioning, market shares, business growth potential and sector growth potential. SVAC procced by submitting initial offers of intent or letters of intent to these 8 remaining targets. A detailed discussion of the timeline of SVAC’s process with DNEG is outlined below.

Beginning during the week of January 11, 2021, weekly meetings via teleconference were held among members of SVAC’s management team (including Alan Kestenbaum, Chief Executive Officer of SVAC and Chairman of the SVAC board of directors, and Robert Tilliss, Chief Financial Officer and President of SVAC and a member of the SVAC Board of Directors, Daniel Strauss, Chief Operating Officer of SVAC, and Steven Horowitz, a member of Sponsor) certain of SVAC’s advisors, and those of SVAC’s directors who were able to attend such calls on any given occasion, as applicable, in order to discuss matters relating to the targets that SVAC had identified or been in contact with regarding an initial business combination. Initially, such meetings were intended to allow SVAC management and certain of SVAC’s advisors to provide updates regarding the status of the evaluation of, and outreach to, potential business combination targets. During those weekly meetings that were held from January 15, 2021 through October 10, 2021 (when such weekly meetings were discontinued as a result of the entry into exclusive discussions regarding the proposed business combination with DNEG), SVAC’s management and certain of SVAC’s advisors provided updates regarding the status of the potential business combination transaction with DNEG, including with respect to the negotiation of definitive transaction documents, the due diligence review being conducted by certain of SVAC’s advisors, the status of the PIPE Investment, and other related matters.

Beginning in June 2021, DNEG held conversations with Deutsche Bank and Latham & Watkins LLP (“Latham”) about a potential transaction with a special purpose acquisition corporation.

On July 14, 2021, representatives of Deutsche Bank, acting as financial advisor to DNEG, contacted representatives of SVAC to assess the initial interest of SVAC in exploring a potential transaction with DNEG.

On July 15, 2021, SVAC executed a non-disclosure agreement (the “Non-Disclosure Agreement”) with DNEG that did not contain a standstill provision.

On July 19, 2021, Mr. Kestenbaum, Mr. Tilliss, Mr. Strauss, Mr. Horowitz and James Burke representing SVAC and representatives of SVAC and representatives of Deutsche Bank held an introductory video conference call to discuss the opportunity.

On July 22, 2021, SVAC received access to the preliminary virtual data room, and DNEG began providing preliminary confidential information to SVAC regarding DNEG and its subsidiaries and their collective business operations.

On July 23, 2021, Alan Kestenbaum, Robert Tilliss, Daniel Strauss, Steven Horowitz, and James Burke representing SVAC, Namit Malhotra, Vikas Rathee, Chris Pflug and Paul Salvini representing DNEG, and representatives of Deutsche Bank held a meeting via video conference, during which these members of DNEG’s management team made an investor presentation to the SVAC management team regarding DNEG and its business operations, including financial information, historic and preliminary projected revenues and profits, views on competitive positioning and market opportunity, and the rationale for DNEG to become a public company through a SPAC transaction.

On July 30, 2021, Alan Kestenbaum, Robert Tilliss, Daniel Strauss, Steven Horowitz again met with James Burke and representatives of Deutsche Bank, whereby Deutsche Bank provided additional information on the opportunity and DNEG’s business as well as a preliminary valuation framework and potential public company comparables for DNEG.

On August 16, 2021, Mr. Kestenbaum, Mr. Tilliss, Mr. Strauss, Mr. Horowitz and Mr. Burke representing SVAC, met with Mr. Malhotra, Mr. Rathee, and Mr. Pflug representing DNEG, Prabhu Narasimhan of Novator and Deutsche Bank on a video conference call to follow up to the management presentation that was held on July 23, 2021 and to further discuss the opportunity. DNEG’s representatives answered some of SVAC’s initial diligence questions, including the level of demand for DNEG’s services as a result of the pandemic, employee shift to cost efficient geographies, availability of talent to sustain growth within the industry, planned headcount expansion and associated costs, balance sheet, competitive landscape, transaction timeline and use of proceeds.

On August 19, 2021, Mr. Tilliss, Mr. Strauss, Mr. Horowitz and Mr. Burke representing SVAC, Mr. Malhotra, Mr. Rathee, and Mr. Pflug representing DNEG, Mr. Narasimhan representing Novator and representatives of Deutsche Bank met in-person to continue to their discussions. These conversions included, among other topics, a detailed history of DNEG’s relationship with Prime Focus Limited Prime Focus, its ultimate parent company, the events leading up to, rationale behind and structure of Novator’s relationship with Prime Focus Limited, its shareholders and DNEG, and strategic rationale for the contemplated merger with SVAC. Mr. Kestenbaum was unable to physically attend, but was subsequently updated following the meeting by the members of SVAC’s executive team present at the meeting.

On August 25, 2021, Mr. Kestenbaum, Mr. Tilliss, Mr. Strauss, Mr. Horowitz and Mr. Burke representing SVAC, Mr. Malhotra, Mr. Rathee, and Mr. Pflug representing DNEG, and representatives of Deutsche Bank participated in a video call to discuss the financial model due diligence, in which they discussed DNEG’s historical and projected financial performance.

On August 27, 2021, Mr. Kestenbaum, Mr. Tilliss, Mr. Strauss, Mr. Horowitz and Mr. Burke representing SVAC and representatives of Deutsche Bank held a video conference to discuss potential next steps to advance a potential transaction. SVAC reaffirmed their interest in the Company, the management team, the opportunity and moving forward with the transaction. SVAC told Deutsche Bank that they would prepare an indicative view on valuation and deal structure, the details of which were not specified during this video conference.

On September 3, 2021, Mr. Strauss on behalf of SVAC discussed with representatives of ArentFox Schiff LLP f/k/a Arent Fox LLP (“ArentFox”) a draft non-binding letter of intent that contemplated a business combination between SVAC and DNEG. Representatives of ArentFox, provided comments to the draft non-binding letter of intent that contemplated, among other things, the PIPE Investment and Novator’s participation in the PIPE Investment.

On September 5, 2021, representatives of SVAC e-mailed to representatives of DNEG an initial draft non-binding letter of intent which included, subject to further due diligence, a pre-transaction equity value for the DNEG business of $1.072 billion. The initial draft non-binding letter of intent also contemplated a PIPE Investment of at least $270.0 million, in the aggregate, from insider and third-party PIPE Investors as well as a commitment by affiliates of SVAC’s sponsor to backstop up to $50.0 million of the PIPE Investment or redemptions, subject to Novator’s participation in the PIPE in an amount of at least $125.0 million. The $1.0723 billion valuation was based on SVAC management’s evaluation of DNEG’s business provided by DNEG management, DNEG’s historical financial performance, multiple avenues for growth, global scale, quality of management and competitive positioning.

From September 3, 2021, through October 9, 2021, representatives of SVAC, DNEG and Novator held multiple conference calls to discuss the terms of the initial draft non-binding letter of intent, in addition to the parties’ perspectives on, among other things, public markets positioning and, the appropriate valuation framework. Discussions ensued over the next days and weeks regarding the terms of the non-binding letter of intent as discussed below. Due to several intervening holidays and on-going review by the parties, there were no revisions or specific terms of the Letter of Intent exchanged between them until September 25, 2021.

On September 25, 2021 Mr. Pflug on behalf of DNEG e-mailed Mr. Kestenbaum, the CEO of SVAC, a revised draft non-binding letter of intent which provided, among other things, it proposed to SVAC (i) shortening the exclusivity period to four weeks, (ii) increasing the initial valuation to provide that equity consideration to DNEG’s shareholders in the business combination equal approximately $1.193 billion, based on a DNEG enterprise value of $1.525 billion (versus the $1.40 billion proposed by SVAC) due to the public markets positioning and, the appropriate valuation framework, (iii) removing the net working capital adjustment as a part of the transaction mechanics, (iv) that in connection with the PIPE offering that each of Sponsor and Novator would contribute or source at least $50.0 million towards a $170.0 million PIPE, (v) specifying that (based on the enterprise value) that the DNEG Shareholders would receive 119,320,000 shares of common stock of New DNEG valued at $10.00 per share as a result of the Business Combination, (vi) including specific lock-up provisions for shareholders and optionholders of DNEG converting their shares into those of New DNEG (the earlier of six months after the Closing, the date that New DNEG Ordinary Shares consistently traded for greater than $12.00 per share, or the dated of a liquidation or change of control of New DNEG. They also proposed similar lock-up provisions for the Sponsor’s SVAC Class B Ordinary Shares that would convert into shares of New DNEG (the earlier of one year after the Closing and the date that New DNEG Ordinary Shares consistently traded for $12.00 per share, or upon the completion of a liquidation or change in control event of New DNEG), (vii) that DNEG may designate four (4) directors of New DNEG, SVAC may designate only one (1) director of New DNEG and that Novator may designate two (2) additional independent directors, (viii) revisions regarding their respective indemnification provisions, (ix) the basic terms of the 2022 Plan, (xvii) the right of first refusal with respect to parent’s ownership of Prime Focus Technologies, (xviii) the addition of a vesting schedule for the deferral of 10% of Sponsor’s SVAC Class B Ordinary Shares, and (xix) the addition of milestones which would allow the DNEG shareholders to earn additional New DNEG Ordinary Shares if the trading price of such securities reached milestones at which the New DNEG Ordinary Shares were consistently trading about $12.00, $15,00, and $18.00.

On September 30, 2021, Mr. Kestenbaum had a call with Mr. Malhotra during which they agreed to mutual exclusivity and discussed, among other things, various possible adjustments of share amounts, including the potential decrease in the number of shares to be received by the shareholders and optionholders of DNEG, that the lock-up terms for the Sponsor’s SVAC Class B Ordinary Shares and the shares of significant DNEG stockholders be uniform, adjusting the board composition, excluding recourse alternatives with respect to representations and warranties, and providing New DNEG with a right of first refusal with respect to Prime Focus Limited’s ownership of Prime Focus Technologies.

On October 1, 2021 Mr. Strauss on behalf of SVAC emailed to representatives of DNEG a revised draft non-binding letter of intent that was intended to reflect the discussions between Mr. Kestenbaum and Mr. Malhotra, which provided, among other things, (i) the lengthening of the exclusivity period to 60 days, (ii) inclusion of expense shifting language in the event of a breach, (iii) the addition of consent rights for SVAC with respect to DNEG’s activities outside its ordinary course during the exclusivity period,(iv) increasing SVAC’s access rights to DNEG’s records, (v) the removal of Sponsor vesting provisions for deferral of its SVAC Class B Ordinary Shares and an increase in the New DNEG Ordinary Share trading prices that would enable DNEG shareholders to receive additional equity following the completion of the Business Combination, (vi) narrowing of the lock-up terms with respect to certain DNEG shareholders, (viii) Sponsor’s Founder Shares would be subject to certain transfer restrictions, (viii) addition of indemnification provisions concerning certain fundamental terms, and (ix) certain closing conditions related to the conversion of existing DNEG options, warrants and other convertible securities into comparable securities of New DNEG.

From time to time since its formation, SVAC discussed some of its potential business combination transactions with J.P. Morgan. In furtherance of these discussions, SVAC contacted J.P. Morgan in early October 2021 to discuss the possible transaction with DNEG.

On October 2, 2021 Mr. Kestenbaum and Mr. Strauss of SVAC, Mr. Malhotra of DNEG and Mr. Narasimhan of Novator Novator held an in-person meeting to discuss, among other topics, the LOI that SVAC had submitted as well as a potential timeline for a business combination between DNEG and SVAC.

On October 8, 2021, Mr. Kestenbaum met with Mr. Malhotra in London to finalize the outstanding terms of the LOI. Specifically, the executives reviewed and reached basic agreements regarding DNEG’s valuation, the terms of the PIPE investments and their affiliates’ respective obligations, the applicable lock-up terms for the New DNEG shares, the omission of indemnification provisions, and the Business Combination’s timeline, as further described below.

On October 9, 2021, following the transcription of Mr. Kestenbaum’s and Mr. Malhotra’s discussion the day prior of the final terms of a potential business combination transaction involving SVAC and DNEG, Mr. Kestenbaum, and Mr. Malhotra, executed the agreed final version of the letter of intent (the “LOI”) regarding a potential business combination transaction (subject to due diligence and negotiation of definitive agreements) involving SVAC and DNEG. The final draft of the LOI, reflected a pre-transaction equity value for DNEG of $1.321 billion (such increase from the $1.072.3 billion pre-transaction equity value was agreed between the parties to account for the market of comparable companies and the multiples they traded at as well as the support provided highlighting DNEG’s increased valuation). Pursuant to the LOI, the total consideration would consist of a number of shares of newly-issued common shares of SVAC being issued to the existing DNEG Shareholders, each of which would be valued at $10.00 per share, equal to the base purchase price divided by $10.00.

Pursuant to the LOI, the total size of the PIPE Investment was contemplated to be $170 million, with (x) at least $50.0 million to be invested by affiliates of the Sponsor and (y) the remainder to be invested by additional investors (which the parties agreed may include institutional investors, qualified private investors, and existing shareholders of SVAC). Additionally, at closing, the Company was intended to have at least $350 million in available cash for use as available capital, (i) based on the cash in the Trust Account (net of redemptions in connection with completing the Business Combination), plus the aggregate proceeds actually received by SVAC from the PIPE Investment, excluding the aggregate amount of the transaction expenses and (ii) which would be backstopped by Sponsor by committing additional funds to the PIPE to the extent a shortfall would otherwise exist.

Pursuant to the LOI, each of DNEG and SVAC agreed to be subject to an exclusivity period from the date of the LOI until four (4) weeks thereafter, during which time neither party would, and would cause its representatives not to, directly or indirectly, solicit or initiate or enter into discussions, negotiations or transactions with, or encourage, or provide any information to, any individual, corporation, partnership, limited liability company or other entity or group concerning any transaction with respect to the direct or indirect sale, transfer, license or other disposition of the DNEG or its subsidiaries, or their respective equity interests, business or material assets (outside of the ordinary course of business), whether by purchase, merger, consolidation, recapitalization, exclusive license or otherwise, or any similar transaction that would reasonably be expected to prohibit or impair the proposed Business Combination, or enter into any agreement in principle, letter of intent or definitive agreement, or make any filing with the SEC (including the filing of any registration statement) or other governmental authority, with respect thereto.

From October 12, 2021, through the transaction announcement on January 25, 2022, SVAC and DNEG participated in periodic calls with their respective executives, financial advisors, legal advisors, accountants, investors, and other key parties to coordinate the various pre-announcement workstreams including finalizing due diligence, the PIPE investor outreach process and the preparation of transaction agreements.

On October 13, 2021, representatives of ArentFox were provided with access to a virtual data room of DNEG and began conducting legal due diligence review of the materials contained therein. ArentFox and SVAC also engaged counsel in Canada, India, the United Kingdom, and the Netherlands to assist with their legal due diligence review concerning DNEG’s presence and operations in those countries. SVAC engaged representatives of Morgan Franklin Consulting (“Morgan Franklin”) to perform financial due diligence and representatives of KPMG to perform a tax due diligence review, of DNEG and its operations. Each of these groups submitted a number of due diligence requests to DNEG, its financial, tax, and legal advisors to help them better understand DNEG’s various operations.

Beginning on or around October 13, 2021, Mr. Kestenbaum, Mr, Tilliss, and other SVAC representatives began their initial outreach to potential PIPE investors with whom they had existing relationships to request that those parties execute non-disclosure agreements so that formal discussions regarding potential investments in the PIPE Investment could ensue.

On October 14, 2021, Mr. Kestenbaum, Mr. Tilliss, and Mr. Strauss of SVAC, representatives of J.P. Morgan and representatives of Deutsche Bank held a video conference call to discuss matters related to the proposed transaction timeline and SVAC’s plan to complete SVAC’s business, accounting, tax and legal due diligence of DNEG and its business.

On October 18, 2021, representatives of SVAC, DNEG, ArentFox, Latham and Deutsche Bank participated in a video conference call to discuss the workstreams in connection with the proposed business combination between SVAC and DNEG.

On October 18-19, 2021, representatives of SVAC, including Mr. Kestenbaum and Mr. Strauss, visited DNEG’s facilities in Mumbai, India. During the visit, representatives of SVAC met with Mr. Malhotra and other members of DNEG management to discuss DNEG’s Indian operations, their management, and technical teams, in addition to reviewing DNEG’s various business lines, their respective strategies, customers and financial performance.

On October 18, 2021, representatives of ArentFox and representatives of Latham, held a “kick-off” telephone conference call to discuss certain process matters regarding the preparation of definitive transaction documents, legal due diligence, the PIPE Investment and related work streams, including the anticipated timeline.

During the following three weeks, representatives of ArentFox, Latham and DNEG’s in-house legal and operational teams had additional conversations and e-mail exchanges regarding follow-up questions and legal due diligence requests arising from matters discussed on the legal due diligence “kick-off” call, and other matters arising over the course of ArentFox’s review of DNEG’s responses to their initial and supplemental due diligence requests and of the other due diligence materials provided in the virtual data room or via e-mail.

Between October 19 and November 12, 2021, SVAC, ArentFox, and KPMG (through its Dutch office) engaged in a series of discussions regarding KPMG’s potential engagement to provide global tax diligence and structuring advice to SVAC in connection with the Business Combination. KPMG was ultimately engaged to provide those services to SVAC pursuant to the terms of the engagement agreement entered into between them on November 12, 2021.

On October 21, 2021, representatives of SVAC, Deutsche Bank, Latham and Baker & McKenzie LP (“Baker McKenzie”), tax counsel to DNEG, held a conference call regarding the ongoing relationship between Novator, Prime Focus and DNEG.

On October 21, 2021, representatives of DNEG and representatives of J.P. Morgan held a conference call to discuss and review the financial model created by DNEG in connection with the proposed business combination.

On October 22, 2021, Mr. Malhotra and Mr. Rathee of DNEG, Mr. Kestenbaum and Mr. Strauss of SVAC, representatives of J.P. Morgan, and representatives of Deutsche Bank held a video conference call relating to SVAC’s business due diligence including near-term expectations of the business and financial results.

On October 26, 2021, Mr. Burke on behalf of SVAC shared an initial due diligence list from Morgan Franklin with representatives of Deutsche Bank addressing DNEG’s finances, projections, and operations.

On November 6, 2021, representatives of Latham e-mailed to representatives of ArentFox an initial draft of a Business Combination Agreement, which contemplated that SVAC would domesticate as a Delaware corporation in connection with and as of immediately prior to the consummation of a contemplated merger between DNEG and SVAC.

On November 10, 2021, representatives of DNEG e-mailed to representatives of SVAC an initial draft of a proposed tax structure for the transaction prepared by Baker McKenzie.

On November 11, 2021, representatives of Morgan Franklin, SVAC, DNEG, J.P. Morgan and Deutsche Bank held a video conference call for the purposes of reviewing the business due diligence that had been completed to date, ask follow up questions and to identify the business due diligence matters that were outstanding.

On November 12, 2021, representatives of SVAC, DNEG, J.P. Morgan and Deutsche Bank met by videoconference to discuss updates to the latest version of the financial model, discuss investor frequently asked questions and DNEG’s expectations for performance for the remainder of the fiscal year ending March 31, 2022.

On November 12 and November 16, 2021, representatives of Morgan Franklin and SVAC shared follow-up due diligence questions with representatives of Deutsche Bank with questions that required further clarification in reference to the initial diligence responses shared on October 26, 2021.

On November 17, 2021, representatives of Morgan Franklin, SVAC, DNEG and Deutsche Bank held a video conference call to discuss additional business diligence requests and questions.

On November 18, 2021, representatives of Morgan Franklin and SVAC shared a follow-up diligence questions list with Deutsche Bank with questions that required further clarification in reference to the video conference call held November 17, 2021.

Also on November 18, 2021, representatives of Baker McKenzie provided representatives of SVAC, ArentFox and KPMG with a revised tax memo, and on November 19, 2021, representatives of Baker McKenzie, Latham and ArentFox held a telephone conference call to discuss the proposed revised tax structure of the transaction.

Also on November 19, 2021, as part of the preparation for contacting institutional investors for the PIPE Investment, Mr. Rathee and Mr. Pflug on behalf of DNEG, Mr. Strauss on behalf of SVAC as well as representatives of ArentFox, Latham, J.P. Morgan and Deutsche Bank in attendance, held a video conference call regarding legal due diligence questions covering topics from legal and regulatory issues, litigation matters and contracts, business, operational and management matters and OFAC, anti-corruption, anti-bribery and anti-money laundering.

Also on November 19, 2021, representatives of DNEG, SVAC, J.P. Morgan and Deutsche Bank held a video conference drafting call to comment on and provide edits to the investor presentation.

On November 23, 2021, representatives of SVAC and DNEG, with representatives of J.P. Morgan and Deutsche Bank in attendance, held a due diligence video conference call to discuss matters related to DNEG’s ongoing U.S. GAAP audits, timeline for completion and expectations for schedules needed as part of the Business Combination Agreement.

On November 29, 2021, representatives of Morgan Franklin and SVAC shared a follow-up diligence questions list with Deutsche Bank and DNEG.

Also on November 29, 2021, representatives of Latham e-mailed to representatives of ArentFox, a revised initial draft of the Business Combination Agreement which contemplated, that consistent with the revised tax and corporate structuring proposal presented by Baker McKenzie, SVAC would form a new holding company (“Holdco”) and that DNEG Stockholders and SVAC Shareholders would exchange their shares for shares in Holdco. The final documentation, including with respect to transaction structure, mechanics relating to the Business Combination of DNEG’s outstanding shares and options, restrictions on the conduct of DNEG’s and SVAC’s business between signing and closing, obligations of the parties with respect to delivery of required approvals and preparation and submission of required filings, conditions to closing and termination rights of the parties required additional negotiation by the parties.

On November 30, 2021, representatives of DNEG emailed representatives of SVAC an initial draft of disclosure schedules.

On November 29, 2021, representatives of Morgan Franklin and SVAC shared a follow-up diligence questions list with Deutsche Bank with additional questions that required further clarification in reference previously held due diligence calls and responses.

On December 1, 2021, representatives of Morgan Franklin, SVAC, DNEG and Deutsche Bank held a video conference call to discuss additional diligence requests and questions as part of business due diligence.

Also on December 1, 2021, representatives of ArentFox e-mailed to representatives of Latham an initial draft of the forms of PIPE Subscription Agreement pursuant to which the PIPE Investors (including institutional and private accredited investors) would agree to purchase SVAC Ordinary Shares at $10.00 per share, and each such purchase would be consummated substantially concurrently with the closing of the Business Combination, subject to the terms and conditions set forth therein.

Between October 15 and December 15, 2021, principals of SVAC continued to meet and speak with over thirty-five potential PIPE investors, and circulated forms of Non-Disclosure Agreements to approximately thirty of those potential PIPE Investors in order to allow them to fully explore a potential investment in the proposed Business Combination transaction. During this period, each potential investor that executed non-disclosure agreements was provided with a focused version of DNEG’s investor presentation that highlighted DNEG’s business operations, industry analysis, representative projects, financial projections and pro forma protections, demographic, geographic and employment statistics, and other related materials. SVAC also answered potential PIPE investors’ questions and, upon their request, provided initial drafts of the Business Combination Agreement and due diligence findings related to DNEG’s finances and operations, and other materials. None of SVAC, the Sponsor, or its principals have or intend to receive any compensation, fees, or commissions in connection with their outreach to PIPE Investors on behalf of SVAC.

On December 2, 2021, Mr. Kestenbaum had a call with Mr. Malhotra during which they discussed outstanding matters regarding the terms of the PIPE Investment transactions. Following additional discussion between the parties, representatives of Latham e-mailed to representatives of ArentFox a revised draft of the form of PIPE Subscription Agreements, which was subsequently forwarded to representatives of Sidley Austin LLP (“Sidley”), who had been engaged to represent JP Morgan and Deutsche Bank in their capacity as joint placement agents for the PIPE Investment.

Also on December 2, 2021, following additional discussion between the parties, representatives of Latham e-mailed to representatives of ArentFox a revised draft of the form of PIPE Subscription Agreements, which was subsequently forwarded to representatives of Sidley, who had been engaged to represent JP Morgan and Deutsche Bank in their capacity as joint placement agents for the PIPE Investment.

The revisions to the initial draft of the form PIPE Subscription Agreement during this period contemplated, among other things, (i) that the PIPE Investors would agree to purchase SVAC Ordinary Shares at $10.00 per share, without the possibility of a purchase at the market price of such ordinary shares, (ii) that the PIPE Investors would represent that they were institutional “accredited investors,” as such term is defined by the Securities Act, (iii) that any other subscription agreements entered into by SVAC would not materially and adversely affect the economic benefits of the PIPE Investors who were parties to the form of Subscription Agreement, (iv) increases to the period during which SVAC was required to maintain the effectiveness of a registration statement with respect to the ordinary shares purchased by the PIPE Investors and the situations in which SVAC would not be required to maintain the effectiveness of such a registration statement, (v) the removal of certain extensions to the form PIPE Subscription Agreement’s termination date, and (vi) the inclusion of certain rights of DNEG as a third-party beneficiary to the form PIPE Subscription Agreement.

On December 3, 2021, representatives of SVAC, J.P. Morgan, DNEG, Deutsche Bank and ICR Inc. (“ICR”), investor relations consultant to DNEG, held a marketing materials drafting session via video conference to further refine materials ahead of PIPE meetings and public announcement of the transaction.

On December 6, 2021, following additional discussion among the parties, representatives of ArentFox e-mailed to representatives of Latham a revised version of the Business Combination Agreement. This draft included (i) the removal of the provisions excusing certain non-compliance by DNEG on accounts of COVID-19, (ii) the increase of the number of independent directors to be designated on the New DNEG board of directors from 1 to 2 following the Closing, (iii) the insertion of additional representations and warranties including the addition and enhancement of certain representations and warranties of DNEG including privacy, intellectual property, labor and employment and tax practices, (iv) the removal of the certain representations to be made by SVAC based on its limited operations and operating history, including, title to property and employee benefit plans due, (v) broadening the scope of the covenants that DNEG would be required to adhere to in between the signing and closing including with respect to hiring or terminating any key employees, limiting the amount of indebtedness that they can obtain without SVAC’s consent to $5,000,000, and entering into or modifying any material contracts, and (vi) the inclusion of authority for DNEG to create a single class of stock within DNEG prior to the Closing.

On December 7, 2021, representatives of Sidley emailed to representatives of Latham a revised draft of the form PIPE Subscription Agreement that included proposed changes relating to the placement agents. See “— Related Agreements — PIPE Subscription Agreements” for additional information.

Also on December 7, 2021, representatives of SVAC and DNEG held a marketing materials drafting session at the offices of Deutsche Bank, with representatives of J.P. Morgan participating by videoconference, to continue to refine the investor presentation.

Also on December 7, 2021, Mr. Kestenbaum and Mr. Strauss on behalf of SVAC, Mr. Malhotra and Mr. Pflug on behalf of DNEG and representatives of Deutsche Bank ArentFox and Latham discussed the terms of the Backstop Agreement, including negotiations regarding a cap on of the amount to be covered under such agreement which ranged from $100.0 million to $350.0 million, the extent of Sponsor’s obligations to directly invest its own funds into the PIPE transaction, the source of those funds, and what, if any, representations would be made by Sponsor and DNEG and its affiliates in connection with the backstop and the PIPE transaction. The parties also discussed the executive compensation model and employee incentive terms that should be adopted by New DNEG, and determined that the parties would engage an outside compensation consultant to advise DNEG and New DNEG with respect to those matters. The parties also considered and discussed the existing relationship of both DNEG and New DNEG with Prime Focus Technologies, including the appropriate scope of any restrictive covenants that should be incorporated into the Business Combination Agreement (and ultimately, the PFL Agreement) as they related to Prime Focus Technologies and the potential for New DNEG to further integrate Prime Focus Technologies into the business.

Following initial conversations with potential PIPE investors that had commenced over the prior several weeks, on December 10, 2021, following review of the PIPE Subscription documents by ArentFox, Latham and Sidley, SVAC and DNEG circulated the PIPE Subscription documents to potential investors. Between December 14 and December 22, 2021, SVAC received binding commitments from third-party PIPE investors totaling $64 million.

On December 11, 2021, following additional discussion among the parties, representatives of Latham e-mailed to representatives of ArentFox a revised version of the Business Combination Agreement. This draft (i) included changes limiting DNEG’s obligations with respect to the operation of its business in the ordinary course between signing and closing with respect to its incurring additional debt, the hiring or modification of employment terms of existing personnel, and other changes to the representations and warranties and to the conditions of each party’s right to terminate the agreement and obligations to consummate the transaction, (ii) provided that SVAC would be obligated to obtain DNEG’s prior written approval before making changes to any of the PIPE Subscription Agreements between signing and closing, (iii) added new provisions relating to DNEG’s proposed debt refinancing and (iv) reinserted provisions permitting DNEG’s non-compliance with certain of its operation and financial commitments due to the COVID-19 pandemic.

On December 13, 2021, representatives of Latham e-mailed to representatives of ArentFox an initial draft of the Backstop Agreement to be entered into by DNEG, SVAC and affiliates of SVAC pursuant to which, among other things, affiliates of SVAC agreed to subscribe for additional SVAC Class A Ordinary Shares if the total amount of the Available SVAC Cash (as defined in the Business Combination Agreement) on the closing date was less than $350.0 million. Over the course of the following two weeks, the parties continued to negotiate the terms of the Backstop Agreement, exchanging multiple drafts before an agreed final version of the Backstop Agreement was executed by the parties thereto on January 25, 2022. The key negotiation points on the Backstop Agreement included: (i) the amount that Sponsor would backstop which ranged from $100.0 million to $350.0 million throughout the drafts before the parties ultimately agreed to $350.0 million, (ii) the scope of the obligations of DNEG and its affiliates to use its best efforts to raise additional capital through and enforce the PIPE Subscription Agreements, (iii) the representations and warranties to be made by Sponsor under the Backstop Agreement, (iv) the number of shares Sponsor would receive if participating in the PIPE transaction after the per share price of the New DNEG Ordinary Shares had adjusted prior to the Closing, (v) whether Sponsor would be responsible for purchasing additional New DNEG Ordinary Shares or if it could fulfill its obligations under the Backstop Agreement by sourcing additional PIPE investors, and (vi) whether Sponsor should be responsible for the payment of New DNEG and DNEG legal expenses for any action arising out of the Backstop Agreement. See “— Related Agreements — Backstop Agreement” for additional information.

On December 14, 2021, representatives of Latham e-mailed to representatives of ArentFox an initial draft of the 2022 Plan to be adopted by SVAC following the closing of the transaction. ArentFox sent the 2022 Plan to Maples and Calder (Cayman) LLP, SVAC’s Cayman Islands counsel, who revised the draft to ensure compliance with Cayman Islands law. Prior to the signing of the Business Combination Agreement, the parties agreed that the final form of this document would be subject to further review and revisions by the SVAC and DNEG parties, with the advice of Cayman counsel, between the signing and closing. See “— Related Agreements — Stock Incentive Plan” for additional information.

On December 15, 2021, representatives of Latham e-mailed to representatives of ArentFox an initial draft form of the Amended and Restated Registration Rights Agreement based on the terms of the LOI, as updated by subsequent discussions, pursuant to which, among other things, SVAC would agree to register for resale equity securities of DNEG that are held by the parties thereto from time to time, the terms of which the parties continued to negotiate over the course of the following month, exchanging multiple drafts thereof. During this time and in connection with these negotiations, multiple drafts of the Amended and Restated Registration Rights Agreement were exchanged prior to the execution of the Business Combination Agreement on January 25, 2022, to which the agreed form of Amended and Restated Registration Rights Agreement was attached as an exhibit. The points of negotiation with respect to the Amended and Restated Registration Rights Agreement were (i) which securities of SVAC held by Sponsor would be subject to the lock-up provisions imposed by the agreement (such shares the “Sponsor Securities”) and (ii) whether half of the Sponsor’s Securities would remain subject to a lock up after the Company Exchange Effective Time. See “— Related Agreements — Amended and Restated Registration Rights Agreement” for additional information.

On December 15, 2021, representatives of Latham e-mailed representatives of ArentFox an initial draft of the Stockholder Support Agreement to be entered into by the key stockholders of DNEG, pursuant to which, among other things, such key stockholders would agree to vote their shares in support of the Business Combination Agreement. Given the nature of the Stockholder Support Agreements, there were no material negotiations that occurred with respect to the terms. See “— Related Agreements — Stockholder Support Agreements” for additional information.

On December 17, 2021, representatives of ArentFox e-mailed to representatives of Latham a revised version of the Business Combination Agreement. This draft included (i) changes to the ERISA, labor and tax matters representations and warranties to be made by SVAC and (ii) other clarifying changes and comments.

Also on December 17, 2021, representatives of Baker McKenzie provided representatives of ArentFox a proposed revised tax structure that eliminated an unneeded pass-through entity and simplified the specific path for the PIPE investments, which would allow PIPE investors to invest directly into SVAC rather than through an affiliated entity. The revised structure also clarified that New DNEG would elect to be taxed as a resident of the UK. Thereafter, KPMG and Baker McKenzie considered the consequences of terminating DNEG’s Dutch tax domicile and the best means of doing so.

On December 21, 2021, DNEG entered into an engagement letter with Deutsche Bank as financial advisor dated as of December 21, 2021, and a consent letter dated as of December 21, 2021 which confirmed Deutsche Bank’s engagement as a placement agent, in each case, in connection with a potential business combination transaction.

On December 22, 2021, representatives of Latham e-mailed to representatives of ArentFox a revised version of the Business Combination Agreement reflecting the proposed revised tax structure, whereby DNEG Shareholders would exchange their shares in DNEG for shares in SVAC. This draft also included changes to the representations and warranties and to the conditions of each party’s obligations to consummate the transaction.

Also on December 23, 2021, representatives of ArentFox e-mailed to representatives of Latham a revised version of the Amended and Restated Registration Rights Agreement, which contemplated, among other things, (i) narrowing the scope of the defined term “Sponsor Securities” to only include securities issued to Sponsor in connection with its formation, (ii) providing that half of the “Sponsor Securities” would be released from its lock-up obligations at the Company Exchange Effective Time and (iii) the insertion of provision that a demand registration will only be acted upon if all of the registerable securities are actually registered.

On December 27, 2021, representatives of ArentFox emailed representatives of Latham a revised draft of the Business Combination Agreement. This draft included (i) to the expansion of the scope of tax and privacy representations to be made by DNEG, and (ii) decreasing the amount of debt that DNEG would be permitted to undertake between signing and closing without the consent of SVAC from $50.0 million to $20.0 million, and (iii) the addition of a covenant that DNEG will use commercially reasonable efforts to obtain the Stockholder Support Agreements and PFL Agreement.

On January 2, 2022, representatives of Latham e-mailed to representatives of ArentFox a further revised version of the Business Combination Agreement. This draft, among other proposed revisions, (i) increased dollar thresholds for material contracts and indebtedness that could be obtained by DNEG during the interim period, (ii) added a requirement that SVAC will cooperate with DNEG’s debt financing, and (iii) added a representation that SVAC has no subsidiaries nor any interests (debt or equity) in any person.

On January 2, 2022, representatives of ArentFox e-mailed to representatives of Latham a revised version of the Backstop Agreement, which contemplated, among other things, (i) a change in the structure of the agreement from a merger to a business combination, (ii) decreasing the backstop limit of Sponsor to $100.0 million (instead of $350.0 million), (iii) removal of the representation regarding Sponsor’s capitalization and financial wherewithal, (iv) addition of covenants of DNEG that (a) DNEG and its affiliates use their best efforts to obtain PIPE Subscription Agreements equaling or exceeding a to be determined amount, (b) that DNEG and its affiliates would cause the PIPE Subscription Agreements be in full force and effect and that to the extent either (a) or (b) are not true at any time before the backstop closing, that DNEG and its affiliates would use its best efforts to enforce the PIPE Subscription Agreements, and (v) a removal of Sponsor’s requirement to pay legal expenses for New DNEG and DNEG/its affiliates for any potential legal actions resulting from enforcing the Backstop Agreement.

On January 3, 2022, Mr. Kestenbaum had a call with Mr. Malhotra during which they discussed, among other things, the maximum amount of the Sponsor’s obligations the representations to be made by Sponsor terms of the Backstop Agreement.

On January 4, 2022, representatives of Latham e-mailed to representatives of ArentFox a revised version of the Amended and Restated Registration Rights Agreement, which contemplated, among other things, (i) the change in the structure of the transaction from a merger to a business combination, (ii) revisions to the defined term “Sponsor Securities” to include all SVAC Class A Ordinary Shares held by Sponsor and the SVAC warrants issued to Sponsor in connection with the IPO (which would subject such shares to the lock-up provisions of the Amended and Restated Registration Rights Agreement), (iii) removal of the provision that half of the Sponsor Securities would be released from the lock-up obligations at the Company Exchange Effective Time and (iv) removal of provision that would require all registerable securities to be registered pursuant to a registration statement in order to count as a demand registration.

On January 4, 2022, representatives of SVAC, DNEG, ICR, J.P. Morgan and DB held an investor presentation dry run in advance of investor meetings in connection with the PIPE raise.

Beginning on January 5, 2022, representatives of Deutsche Bank and J.P. Morgan, in their capacity as co-placement agents for the PIPE Investment, each began contacting a limited number of potential institutional PIPE Investors, each of whom agreed to maintain the confidentiality of the information received pursuant to customary non-disclosure agreements, to discuss DNEG, the proposed business combination and the PIPE Investment and to determine such investors’ potential interest in participating in the PIPE Investment. During the weeks of January 9, 2022 and January 16, 2022, Mr. Kestenbaum of SVAC, Mr. Malhotra, Mr. Rathee, and Mr. Pflug of DNEG, and representatives of Deutsche Bank, and J.P. Morgan participated in various virtual meetings with prospective participants in the PIPE Investment. Prior to the announcement of the Business Combination, SVAC secured commitments from PIPE investors (including from Sponsor and affiliates of DNEG) for an additional $104.0 million in PIPE subscriptions.

On January 5, 2022, representatives of Latham e-mailed to representatives of ArentFox a revised version of the Backstop Agreement, which contemplated, among other things, (i) increasing the maximum amount of SVAC Class A Ordinary Shares that SVAC’s affiliates would be required to purchase from $100 million to $350 million worth of SVAC Class A Ordinary Shares, (ii) re-insertion of the representation regarding Sponsor’s capitalization and financial wherewithal, (iii) removal of covenants that (a) DNEG and its affiliates use their best efforts to obtain PIPE Subscription Agreements equaling or exceeding a to be determined amount, (b) that DNEG and its affiliates cause the PIPE Subscription Agreements to be in full force and effect and that to the extent either (a) or (b) are not true at any time before the backstop closing, that DNEG and its affiliates use its best efforts to enforce the PIPE Subscription Agreements, and (iv) re-insertion of Sponsor’s requirement to pay legal expenses for New DNEG and DNEG/its affiliates for any potential legal actions resulting from the enforcement of the Backstop Agreement or the PIPE Subscription Agreements.

Also on January 5, 2022, representatives of Latham e-mailed to representatives of ArentFox an initial draft of the PFL Agreement, to be entered into by Prime Focus Limited, pursuant to which, among other things, provides for four-year non-competition and non-solicitation restrictions on Prime Focus Limited and certain other of its and DNEG’s affiliates following the Closing. Over the course of the following two weeks, the parties continued to negotiate the terms of the PFL Agreement, largely focusing on the industries that would comprise the scope of the non-competition obligations, applicable types of transactions or events that might create exemptions from such obligations, and the means of enforcing the agreement against Prime Focus Limited and its affiliates, which operate in various international jurisdictions. In the course of doing so, representatives of SVAC and DNEG exchanged multiple drafts before an agreed final version of the PFL Agreement was executed by the parties thereto on January 25, 2022. See “— Related Agreements — PFL Agreement” for additional information.

On January 7, 2022, representatives of ArentFox e-mailed to representatives of Latham a revised version of the Backstop Agreement, which contemplated, among other things, (i) removal of the representation regarding Sponsor’s capitalization and financial wherewithal, (ii) re-insertion of a covenant that DNEG and its affiliates would use their best efforts to enforce the PIPE Subscription Agreements and (iii) removal of Sponsor’s requirement to pay legal expenses for New DNEG and DNEG/its affiliates for any potential legal actions resulting from the enforcement of the Backstop Agreement or the PIPE Subscription Agreements.

On January 7, 2022, representatives of ArentFox also e-mailed to representatives of Latham a revised version of the Amended and Restated Registration Rights Agreement, which contemplated, among other things, insertion of the provision that 3,004,375 SVAC Class A Ordinary Shares held by Sponsor would be released from the lock-up obligations at the Company Exchange Effective Time.

On January 11, 2022, representatives of ArentFox e-mailed to representatives of Latham a revised version of the Stockholder Support Agreement, which contemplated, among other things, (i) the change in the structure of the transaction from a merger to a stock sale and, (ii) inclusion of necessary waivers in connection with outstanding debt of DNEG.

Also on January 11, 2022, representatives of ArentFox e-mailed to representatives of Latham an initial draft of a Sponsor Support Agreement, to be entered into by DNEG, SVAC, Sponsor and each of SVAC’s directors, pursuant to which, among other things, Sponsor and the members of the SVAC board of directors would agree to vote in favor of the Business Combination Agreement and the transaction contemplated thereby and waive their respective redemption rights in connection with the consummation of the proposed business combination with respect to any ordinary shares held by them. The terms of this agreement were largely modeled on the same terms that are applicable to the DNEG Shareholders under the Stockholder Support Agreement. The parties held only limited discussions regarding the terms of this agreement, as the terms were generally acceptable to the parties. The agreed final version of the Sponsor Support Agreement was executed by the parties thereto on January 25, 2022. The principal terms being negotiated during such time included those related to the waiver of certain rights of Sponsor to be set forth therein. See “— Related Agreements — Sponsor Support Agreement” for additional information.

On January 12, 2022, representatives of Latham e-mailed to representatives of ArentFox a revised version of the Backstop Agreement, which contemplated, among other things, the removal of the covenant that DNEG and its affiliates use their best efforts to enforce the PIPE Subscription Agreements replaced by a representation made by DNEG and its affiliates that the PIPE Subscription Agreements are in full force as of the date of the Backstop Agreement.

Also on January 12, 2022, representatives of ArentFox e-mailed to representatives of Lathan a revised version of the Business Combination Agreement. This draft (i) added a covenant that DNEG will use commercially reasonable efforts to obtain non-competition, non-solicitation and non-disclosure agreements from key individuals, (ii) added as a new condition to the obligations of SVAC the Sponsor Support Agreement, PFL Agreement and non-competition agreements are in full force and effect and (iii) included minor revisions based on ongoing negotiations to existing provisions.

On January 17, 2022, SVAC held a meeting of all of the members of the SVAC board of directors via teleconference. SVAC management (including Mr. Kestenbaum, Mr. Tilliss, Mr. Horowitz and Mr. Strauss) and representatives of ArentFox, were also in attendance. During the meeting, SVAC management provided an update regarding the status of the potential business combination transaction involving SVAC and DNEG, including the negotiation of definitive transaction agreements, SVAC’s ongoing due diligence review of the PIPE Investment process and related matters, before soliciting questions from the directors and answering questions regarding the anticipating timeline to signing and closing and related matters.

On January 18, 2022, representatives of ArentFox, SVAC, Latham and DNEG held a meeting via teleconference to further discuss the open items in the draft Business Combination Agreement, including the means by which the Novator Facility would be terminated upon the closing (whether through payment or conversion of its debt to DNEG’ equity) and various open due diligence items as they pertained to the Business Combination Agreement.

On January 19, 2022, representatives from ICR shared with Deutsche Bank, an initial draft of the Business Combination announcement press release, to be distributed simultaneously with the filing of the transaction documents.

On January 20, 2022, representatives of ArentFox e-mailed to representatives of Latham an initial draft form of the Proposed Organizational Document which included, among other things, changing the name of SVAC and removing provisions related to SVAC’s status as a blank check company that would no longer be applicable upon consummation of the Business Combination. During this time and in connection with these negotiations, multiple drafts of the Proposed Organizational Document were exchanged prior to the execution of the Business Combination Agreement on January 25, 2022, to which the agreed form of Proposed Organizational Document was attached as an exhibit. See “Proposal No. 2 — Organizational Documents Proposal” for additional information.

Also on January 20, 2022, SVAC entered into an engagement letter with J.P. Morgan, effective as of October 15, 2021, pursuant to which J.P. Morgan was engaged to serve as exclusive financial advisor to SVAC in connection with the Business Combination.

On January 21, 2022, DNEG’s board of directors (including Mr. Malhotra and Mr. Narasimhan) held a meeting via teleconference and representatives of Latham joined the meeting. At the meeting, the senior management of DNEG (including Mr. Rathee and Mr. Pflug) provided an overview of the proposed business combination (including the rationale for the combined business) and updated DNEG’s board of directors regarding the final negotiations of the terms of the proposed business combination. DNEG’s board of directors unanimously determined, among other things, that the BCA Proposal is in the best interests of DNEG and its shareholders and approved the Business Combination.

On January 21, 2022, SVAC’s board of directors (including Mr. Kestenbaum) held a meeting via teleconference and representatives of ArentFox and a representative of Sponsor joined the meeting. At the meeting, the senior management of SVAC provided an overview of the proposed business combination and DNEG as the proposed business combination target (including the rationale for the combined business) and updated SVAC’s board of directors regarding the final negotiations of the terms of the proposed business combination. SVAC’s board of directors, with the assistance of ArentFox, discussed and reviewed the proposed business combination, including DNEG as the proposed business combination target, the terms and conditions of the Business Combination Agreement and the key ancillary agreements (copies of all of which were provided to all of the members of the SVAC board of directors in advance of the meeting), the potential benefits of, and risks relating to the proposed business combination and the reasons for entering into the Business Combination Agreement and the proposed timeline for finalizing the definitive transaction agreements and announcing the proposed business combination. See “— SVAC’s Board of Directors Reasons for the Business Combination” for additional information related to the factors considered by SVAC’s board of directors in approving the Business Combination. Following additional discussion on these and related matters, SVAC’s board of directors unanimously determined, among other things, that the BCA Proposal is in the best interests of SVAC and its shareholders and recommended that its shareholders vote “FOR” the proposal.

From January 21, 2022 through January 25, 2022, representatives of ArentFox and Latham continued to negotiate the terms of the Business Combination Agreement, including those regarding, among other things, the treatment of DNEG’s outstanding securities in the transaction, including the specific mechanics by which such securities will either be cancelled in exchange for the right to receive a portion of the consideration (or else remain outstanding), the means for terminating the Novator Facility upon the Closing, DNEG’s obligations with respect to the operation of its business between signing and closing, including its agreement to avoid taking certain corporate actions without the prior written consent of SVAC, and additional related agreements to be entered into among the parties in connection with the transactions contemplated by Business Combination Agreement.

On January 24, 2022, SVAC entered into an engagement letter with J.P. Morgan pursuant to which J.P. Morgan was engaged to serve as co-placement agent in connection with the PIPE Investment

On January 24, 2022, representatives of Mr. Kestenbaum, Mr. Tilliss and Mr. Strauss of SVAC, Mr. Malhotra, Mr. Rathee, Mr. Pflug from DNEG, Mr. Narasimhan from Novator and their respective advisors, held a “go / no go” call in relation to their proposed announcement of the transaction on the January 25, 2022. Each of Mr. Malhotra and Mr. Kestenbaum gave authorization to set in motion the public announcement process and authorization to publicly file the required SEC documents simultaneously.

On January 25, 2022, the parties finalized the transaction documents (or forms thereof) with respect to the proposed business combination based on the terms agreed upon by the parties and approved by their respective boards of directors, including the Proposed Organizational Documents, Amended and Restated Registration Rights Agreement, the Backstop Agreement, the Sponsor Support Agreement, Stockholder Support Agreement, the PFL Agreement the PIPE Subscription Agreements with each of the PIPE Investors, and the Business Combination Agreement and the exhibits thereto.

On January 25, 2022, SVAC and DNEG, executed the Business Combination Agreement. Concurrent with the execution of the Business Combination Agreement, (x) SVAC and Sponsor also entered into the Backstop Agreement, the Sponsor Support Agreement, and the PIPE Subscription Agreements, in each case, with the applicable other parties thereto and (y) DNEG also entered into the Commitment Letter with the Commitment Parties party thereto. See “— Related Agreements” and “DNEG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Senior secured credit facilities” for additional information.

On January 25, 2022, SVAC and DNEG issued a joint press release announcing the execution of the Business Combination Agreement, which it filed with a Current Report on Form 8-K along with an investor presentation prepared by members of SVAC’s and DNEG’s management team and used in connection with meetings with existing SVAC shareholders and other persons regarding DNEG and the Business Combination.

On January 27, 2022 and February 25, 2022, respectively, DNEG entered into the A&R Commitment Letter and the Second A&R Commitment Letter, in each case, with the applicable Commitment Parties party thereto, pursuant to which, among other things, additional Commitment Parties were joined to the Commitment Letter. See “DNEG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Senior secured credit facilities” for additional information.

SVAC Board of Directors’ Reasons for the Business Combination

On January 21, 2022, the SVAC Board (i) approved the transaction agreements and the transactions contemplated thereby, (ii) determined that the Business Combination is in the best interests of SVAC and its shareholders, and (iii) recommended that SVAC’s shareholders approve and adopt the Business Combination. In evaluating the Business Combination and making these determinations and this recommendation, the SVAC Board consulted with SVAC’s management and considered a number of factors.

The SVAC Board and management considered the general criteria and guidelines that SVAC believed would be important in evaluating prospective target businesses as described in the prospectus for the IPO. The SVAC Board also considered that they could enter into a business combination with a target business that does not meet those criteria and guidelines. In the prospectus for the IPO, SVAC stated that it intended to focus primarily on acquiring one or more businesses in the sports, media or entertainment sectors. Within the entertainment sector, SVAC looked for entertainment studios and production services companies, including film studios and venues, agencies and other entertainment related companies with the following criteria and guidelines:

•        Opportunities in content creation, including the development and production of film and television assets;

•        Rising consumer consumption, underpinning a surge in overall content spend fueling the unprecedented production demand;

•        Massive influx in revenue, leading to current and further anticipated revenue growth;

•        A defensible market position;

•        Unrecognized value; and

•        Set to benefit from being a public company with broader access to capital.

In considering the Business Combination, the SVAC Board determined that the Business Combination with DNEG was an attractive business opportunity that met the vast majority of the entertainment industry criteria and guidelines above, although not weighted or in any specific order of significance.

The SVAC Board considered a wide variety of factors in connection with their evaluation of the Business Combination. In view of the complexity of those factors, the SVAC Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching their decision. Individual members of the SVAC Board may have given different weight to different factors. This description of SVAC’s reasons for the SVAC Board’ approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

DNEG and the Business Combination.    The SVAC Board considered the following factors related to DNEG and the Business Combination:

A.     Differentiated DNEG value proposition that drives its strong market position.    DNEG operates an integrated flexible global operations model that allows it to leverage its scale and global workforce to complete projects on time, on budget, and while efficiently maintaining consistently high standards of quality. DNEG’s highly-skilled creative and technical personnel located throughout the world undergo continuous training and gain experience working on some of the largest and most complex VFX projects to ensure they are capable of meeting its customers’ creative and quality expectations. DNEG has established strong relationships with traditional film and TV production studios, including all of the major Hollywood studios, as well as the leading OTT platforms, such as AppleTV+, Amazon, Disney+, HBO Max, Hulu, Netflix, Paramount Plus and Peacock, and producers, directors and technical professionals. DNEG is embracing client desire for new technologies that integrate visual effects work into physical production by building out its virtual production capabilities and working with clients to develop new virtual production tools and technologies. DNEG’s global scale allows it to serve as one of the largest independent providers of VFX services to visual content producers around the world.

B.      DNEG’s services are screen agnostic.    DNEG works with the world’s leading content creators to entertain global audiences across all screen types. The content DNEG helps create is viewed on screens in theaters, televisions, computers, tablets, phones, watches and every screen size in between.

C.     Recurring revenue with strong visibility and diversified across geographies and end-markets.    DNEG believes that its industry-leading position within the content creation services industry, combined with its longstanding relationships with content production companies and key creative talent, provides it with significant revenue visibility. DNEG’s relationships with Disney, Warner Brothers, Sony, Universal, Paramount, Legendary, Netflix and others go back over 20 years in some cases and are underscored by work on marquee projects. DNEG also actively seeks opportunities to expand its addressable market and diversify its revenue. DNEG has also invested resources in developing its animation services alongside IP creators and filmmakers to create high-end content for both feature and episodic animations.

D.     Track record of strong financial performance.    DNEG’s historical financial performance has benefitted from secular tailwinds in content creation with top-line revenue growth on the back of large-scale VFX work and the launch and quick traction of the ReDefine brand. DNEG has also generated strong Adjusted EBITDA and robust margins driven by its global workflow model, which provides top-flight execution by lower-cost regions.

E.      Visionary, creative and entrepreneurial management team with a history of success.    DNEG’s highly experienced management team complements its creative and technical workforce by combining managerial, creative and technical know-how with deep industry experience. DNEG has supplemented its management team with creative and technical talent globally, including experienced professionals who have been recognized for their creative and technical skills and achievements. As a result, DNEG has a top-down commitment to creativity and technological innovation that further enhances its reputation and market-leading position as one of the top VFX services providers in the world.

Good Opportunity.    The SVAC Board determined, after a thorough review of other business combination opportunities reasonably available to SVAC, that the proposed Business Combination represents the best potential business combination for SVAC based upon the process utilized to evaluate and assess other potential acquisition targets, and the SVAC Board’s belief that such processes had not and may not in the near future present a better alternative.

Continued Ownership by Sellers.    The SVAC Board considered that DNEG’s existing equity holders would be receiving a significant amount of SVAC Ordinary Shares as its consideration and that the existing equity holders of DNEG are “rolling over” their existing equity interests into equity interests in SVAC which would represent approximately 72% of the ownership of the combined company after Closing (assuming that no public SVAC shareholders exercise their redemption rights in connection with the Business Combination and excluding the impact of 7.9 million public and private placement warrants struck at $11.50).

Further, most of the proceeds to be delivered to the combined company in connection with the Business Combination (including from the Trust Account and from the PIPE Investment) are expected to remain on the balance sheet of the combined company after Closing.

Investment by Third-Parties.    The SVAC Board considered that third parties, including top-tier institutional investors, are also investing an additional $168 million in the combined company pursuant to their participation in the PIPE Investment. The SVAC Board considered this a strong sign of confidence in DNEG following the Business Combination and the benefits to be realized as a result of the Business Combination.

Existing Business Relationships.    The SVAC Board considered the high-profile and substantial regard that DNEG holds within the VFX and entertainment industries. DNEG’s relationships with Disney, Warner Brothers, Sony, Universal, Paramount, Legendary, Netflix and others go back over 20 years in some cases and are underscored by work on marquee projects such as Dune, The Matrix Resurrections, F9: The Fast Saga, Tenet, Wonder Woman 1984, No Time to Die, Venom: Let There Be Carnage, Ron’s Gone Wrong, Avengers: Endgame and Blade Runner 2049. The percentage of revenue for the applicable year coming from customers from which revenue was generated in the prior year (“recurring customers”) was 96.9%, 95.8% and 93.9% for fiscal years ending March 31, 2021, March 31, 2020 and March 31, 2019, respectively. Further, the PFL Agreement provides that parent and its affiliates would not be able to compete with DNEG or SVAC for four years following the Closing, which would help to ensure the continuation of these beneficial relationships.

Availability of Existing Third-Party Credit.    In connection with the execution of the Business Combination Agreement, pursuant to the New Credit Agreement, DNEG has obtained commitments from reputable financial institutions to refinance and increase its available credit in connection with the Closing. The SVAC Board considered that New DNEG’s enhanced liquidity and access to operating capital would enhance its position with the marketplace and would also serve to address unanticipated costs or liabilities created by the Closing. New DNEG expects to borrow $325.0 million under the New Credit Agreement at Closing to refinance existing indebtedness and will have capacity to borrow up to an additional $125.0 million pursuant to such agreement. This will provide significant levels of capital to fund DNEG’s existing operations and support new and existing growth initiatives.

Results of Due Diligence.    The SVAC Board considered the scope of the due diligence investigation conducted by SVAC’s management and SVAC’s outside advisors and evaluated the results thereof and information available to it related to DNEG, including:

A.     extensive meetings and calls with DNEG’s management team regarding its operations and projections and the proposed transaction; and

B.      review of materials related to DNEG and its business made available by DNEG, including financial statements, key metrics and performance indicators, material contracts, real estate assets, intellectual property matters, information technology, privacy and personal data, employee compensation and benefit plans, litigation information, insurance coverages, and other regulatory and compliance matters and other legal and business diligence.

Terms of the Business Combination Agreement.    The SVAC Board reviewed and considered the terms of the Business Combination Agreement and the related agreements including the parties’ conditions to their respective obligations to complete the transactions contemplated therein and their ability to terminate such agreements under the circumstances described therein. See “— Related Agreements” for detailed discussions of the terms and conditions of these agreements. The SVAC Board ultimately recommended that the parties execute and deliver the Business Combination Agreement and recommend its adoption to the SVAC Shareholders.

The Role of the Independent Directors.    In connection with the Business Combination, SVAC independent directors, Mr. Jeff Bradley, Mr. Kevin Hyman and Mr. Joseph Ragan, evaluated the proposed terms of the Business Combination, including the Business Combination Agreement and the related agreements, and unanimously approved, as members of the SVAC Board, the Business Combination Agreement, the Related Agreements and the transactions contemplated thereby, including the Business Combination.

The SVAC Board also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:

Potential Inability to Complete the Business Combination.    The SVAC Board considered the possibility that the Business Combination may not be completed and the potential adverse consequences to SVAC if the Business Combination is not completed, in particular the expenditure of time and resources in pursuit of the Business Combination and the loss of the opportunity to participate in a different transaction. They considered the uncertainty related to the Closing, including due to closing conditions primarily outside of the control of the parties to the transaction (such as the need for both SVAC’s and DNEG’s shareholder approvals and the potential one or more conditions precedent to the Closing may not occur or be waived). The Business Combination Agreement and the Sponsor Support Agreement each also include exclusivity provisions that prohibit SVAC, Sponsor and certain of their respective affiliates from soliciting other business combination proposals on behalf of SVAC, which restricts SVAC’s ability to consider other potential business combinations until the earlier of the termination of the Business Combination Agreement or the consummation of the Business Combination.

In addition, the SVAC Board considered the risk that the current public SVAC shareholders of SVAC would redeem their public shares for cash in connection with consummation of the Business Combination, thereby reducing the amount of cash available to DNEG following the consummation of the Business Combination and potentially requiring DNEG to waive those conditions under the Business Combination Agreement requiring a minimum level of available cash in order for the Business Combination to be consummated. The consummation of the Business Combination is conditioned upon satisfaction of the Minimum Cash Condition, which is for the sole benefit of DNEG. As of December 31, 2021, without giving effect to any future redemptions that may occur, the Trust Account had approximately $230 million in cash, which is presently invested in U.S. government securities. While cognizant of these matters, the SVAC Board considered the risk that current public SVAC shareholders would exercise their redemption rights is mitigated because DNEG will be acquired at an attractive purchase price and the Business Combination, when consummated would create substantial value for the existing SVAC Shareholders.

DNEG’s Business Risks.    The SVAC Board considered that SVAC Shareholders would be subject to the execution risks associated with DNEG if they retained their public shares following the Closing, which were different from the risks related to holding public shares of SVAC prior to the Closing. In this regard, the SVAC Board considered that there were risks associated with successful implementation of DNEG’s long-term business plan and strategy and DNEG realizing the anticipated benefits of the Business Combination on the timeline expected or at all, including due to factors outside of the parties’ control such as the potential negative impact of the COVID-19 pandemic and related macroeconomic uncertainty. The SVAC Board considered that the failure of any of these activities to be completed successfully may decrease the actual benefits of the Business Combination and that SVAC Shareholders may not fully realize these benefits to the extent that they expected to retain the public shares following the completion of the Business Combination. For additional description of these risks, please see the section entitled “Risk Factors.”

Leverage.    The SVAC Board considered that at Closing, New DNEG expects to borrow $325.0 million under the New Credit Agreement to replace its existing credit facility, and will following the Business Combination will have capacity to borrow up to an additional $125.0 million pursuant to such agreement. In this regard, the SVAC Board considered the likely benefits that such additional credit could provide to New DNEG, and the leverage against New DNEG would constitute only a modest increase as compared with DNEG’s existing financing, under which it has operated for several years.

Post-Business Combination Corporate Governance.    The SVAC Board considered the corporate governance provisions of the Business Combination Agreement and the Proposed Organizational Documents and the effect of those provisions on the governance of the Company following the Closing. In particular, they considered that the Business Combination Agreement includes an agreement in respect of the composition of the board of directors of SVAC after the Closing.

Given that the existing equity holders of DNEG will collectively control shares representing a majority of SVAC’s total outstanding Ordinary Shares upon completion of the Business Combination, the existing equity holders of DNEG may be able to elect future directors and make other decisions (including approving certain transactions involving DNEG and other corporate actions) without the consent or approval of any of SVAC’s current shareholders, directors or management team. See “Organizational Documents Proposal” for detailed discussions of the terms and conditions of the Proposed Organizational Documents.

Limitations of Review.    The SVAC Board considered that they were not obtaining an opinion from any independent investment banking or accounting firm that the value SVAC is providing to the DNEG Stockholders in exchange for their DNEG shares is fair to SVAC or its shareholders from a financial point of view. In addition, the SVAC management reviewed only certain materials in connection with its due diligence review of DNEG related to its underlying market value. Accordingly, the SVAC Board considered that SVAC may be offering consideration for the DNEG shares that is in excess of its actual market value.

No Survival of Remedies for Breach of Representations, Warranties or Covenants of parent or DNEG.    The SVAC Board considered that the terms of the Business Combination Agreement provide that SVAC will not have any surviving remedies against DNEG or its equity holders after the Closing to recover for losses as a result of any inaccuracies or breaches of the DNEG or parent representations, warranties or covenants set forth in the Business Combination Agreement. As a result, SVAC Shareholders could be adversely affected by, among other things, the discovery of any inaccurate or incomplete representations or warranties made by DNEG or parent in the Business Combination Agreement prior to the Closing, whether determined before or after the Closing, without any ability to reduce the number of shares to be issued in the Business Combination or recover for the amount of any damages. The SVAC Board determined that this structure was appropriate and customary in light of the fact that several similar transactions include similar terms and the current equity holders of DNEG will be, collectively, the majority equity holders in SVAC.

Litigation.    The SVAC Board considered the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could enjoin consummation of the Business Combination.

Transaction Costs and Fees and Expenses.    The SVAC Board considered the fees and expenses associated with completing the Business Combination, including both those expended in connection with entering into the Business Combination Agreement and those that would be incurred in preparation for and in connection with the Closing.

In addition to considering the factors described above, The SVAC Board also considered that:

Interests of SVAC’s Directors and Executive Officers in the Business Combination.    SVAC’s directors and officers may have interests in the Business Combination as individuals that are in addition to, and may be different from, the interests of SVAC’s shareholders, as described in the section entitled “— Interests of SVAC’s Directors and Officers in the Business Combination.” However, the SVAC Board, considered any potentially divergent interests of its directors and concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for the IPO and are included in this proxy statement and (ii) these disparate interests would exist with respect to a business combination by SVAC with any other target business or businesses. In addition, SVAC’s independent directors reviewed and considered these interests during their evaluation of the Business Combination and in unanimously approving, as members of the SVAC Board, the Business Combination Agreement and the Related Agreements and the transactions contemplated thereby, including the Business Combination. Additionally, with respect to those specific Related Agreements that directly involved or effected any of the directors, those interested directors fully disclosed to the other directors their interests in such matters and recused themselves from the votes on such matters. In each instance, the SVAC Board’s disinterested directors unanimously approved all measures and resolutions with respect to which another director had a potentially divergent interest.

Based on its review of the foregoing considerations, The SVAC Board concluded that the potentially negative factors associated with the Business Combination were outweighed by the potential benefits that it expects SVAC Shareholders will receive as a result of the Business Combination. The SVAC Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.

The preceding discussion of the information and factors considered by The SVAC Board is not intended to be exhaustive but includes the material factors considered by The SVAC Board. The SVAC Board considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.

This explanation of The SVAC Board’ reasons for its approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Projected Financial Information

On January 25, 2022, DNEG filed an investor presentation that it used in connection with the PIPE investment containing its internally prepared projections for the fiscal year ending March 31, 2022 and each of the years in the following four-year period ending March 31, 2026. These projections were substantially the same as the preliminary projections provided to SVAC in July 2021, with updates based on more recent performance and order book and pipeline, discussions between DNEG and SVAC, the terms of the transaction and debt financing and the pro forma addition of the acquired Prime Focus Limited studio assets. Projections for each of the years in the five-year period ending March 31, 2026 are presented in the table below.

DNEG does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of DNEG prepared the prospective financial information set forth below to present the key elements of the projections provided to SVAC. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but in the view of DNEG’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments and presents to the best of DNEG’s management’s knowledge and belief, the expected course of action and the expected future financial performance of DNEG. However, this information is not fact and SVAC’s management has considered these financial projections with that understanding and the SVAC Shareholders should not rely upon the projections as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

Neither DNEG’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The inclusion of financial projections in this proxy statement should not be regarded as an indication that SVAC, DNEG, or their respective affiliates, advisors or other representatives considered or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination. The financial projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement, including investors or holders, are cautioned not to place undue reliance on this information. You are cautioned not to rely on the projections in making a decision regarding the transaction, as the projections may be materially different than actual results.

The projections were prepared using both specific market factors and broader economic conditions, as well as DNEG’s own estimates for its business. The process for preparing these projections was collaborative across the organization and underwent multiple levels of review from financial planning and strategic professionals and finalized with executive leadership and the DNEG board of directors. This review process led DNEG to use a timeframe leading out to 2026 for the projections, as the persons involved in their preparation felt comfortable with their estimations over this period of time based on the information available to them at the time. These projections are the latest long-term projections prepared by DNEG and continue to reflect DNEG management’s views on future long-term performance. While DNEG’s historic operating trends were relevant in preparation of the projections, the projections differed from historic operating trends due to certain growth assumptions attributable to the additional cash to be received in the transaction with SVAC, which DNEG assumes will facilitate additional investment and capital expenditures in developing creative and technological capabilities and innovation, increased hiring across all existing locations, further international expansion, increased content investment and partnerships and expansion into gaming, metaverse and other adjacencies, providing for higher anticipated revenue growth as a result of such investment and capital expenditures as compared to historical periods for which there was less capital available to fund such activities. DNEG’s historical revenue grew at a compound annual growth rate of 15.7% from 2016 to 2020 (the year prior to COVID-19). In light of the anticipated additional investment and capital expenditures discussed above, the projections assume DNEG’s revenues grow at a compound annual growth rate of 25.0% from 2022 to 2026.

The financial projections do not take into account any circumstances or events occurring after the date they were prepared. Nonetheless, a summary of the financial projections is provided in this proxy statement because they were made available to SVAC and the SVAC Board in connection with their review of the proposed transaction.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF THE FINANCIAL PROJECTIONS FOR DNEG, SVAC AND DNEG UNDERTAKE NO OBLIGATIONS AND EXPRESSLY DISCLAIM ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

The key elements of the projections provided by management of DNEG to SVAC are summarized in the table below:

($ in millions)	FY 2022E	FY 2023E	FY 2024E	FY 2025E	FY 2026E
Total Revenue	$400	$508	$610	$813	$977
Adjusted EBITDA(1)	100	150	201	289	384

Non-GAAP Measures Used in the Financial Projections

The foregoing projections include financial measures that are not prepared in accordance with U.S. GAAP. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as used by DNEG may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a U.S. GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

Adjusted EBITDA is a non-GAAP financial measure used in the financial projections above. Adjusted EBITDA is defined as net income (loss), adjusted to exclude: (i) corporate borrowing-based interest expense (our Adjusted EBITDA measure is not adjusted for warehouse or securitization-based interest expense, nor deposit interest expense), (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based expense (inclusive of equity-based payments to non-employees), (v) impairment expense (inclusive of asset impairments and abandonments), (vi) transaction-related expenses, (vii) warrant fair value adjustments, (viii) fair value changes in servicing rights and residual interests classified as debt due to valuation assumptions and (ix) unusual or non-recurring charges that we do not consider in our evaluation of ongoing operating performance. For a historical reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net income (loss), see the section entitled “DNEG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures — Adjusted EBITDA and Adjusted EBITDA Margin”. DNEG did not prepare or provide any such reconciliation for the projections.

Adjusted EBITDA is a key measure of DNEG’s financial performance and DNEG’s management uses it to assess its results of operations, evaluate factors and trends affecting DNEG’s business and plan and forecast future periods. DNEG also considers Adjusted EBITDA to be important measures because it helps illustrate underlying trends in its business and historical operating performance on a more consistent basis. In addition, DNEG uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation and because its Credit Facilities use measures similar to Adjusted EBITDA to measure its compliance with certain covenants.

Material Estimates and Assumptions Underlying the Financial Projections

The financial projections reflect numerous estimates and assumptions, including estimates and assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond DNEG’s and SVAC’s control. The financial projections are forward-looking statements that are inherently subject to significant risks and uncertainties. The various risks and uncertainties include those set forth in the “Risk Factors,” “DNEG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement. As a result, there can be no assurance that the financial projections will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. We will not refer back to the financial projections in our future periodic reports filed under the Exchange Act.

The material estimates and assumptions underlying the financial projections include:

•        assumptions related to achievement and execution of our existing order book and pipeline;

•        assumptions related to global content creation spending that is expected to grow at a compound annual growth rate of 13% from $84 billion in 2020 to $136 billion in 2024 and increased VFX and animation spending as a percentage of content creation spending based on historical and future trends;

•        assumptions related to increases in the number of subscribers on OTT subscription platforms, including AppleTV+, Amazon, Disney+, HBO Max, Netflix and Paramount Plus, as the number of subscribers on these platforms is expected to grow at a compound annual growth rate of 27% from 2019 through 2024;

•        assumptions related to growth in revenue are based on DNEG’s ability to grow its creative, production and overhead personnel from 7,373 as of December 31, 2021 to approximately 13,100 as of March 31, 2026;

•        assumptions related to opportunities coming from investment in content creation and content services in the gaming, metaverse and other adjacencies, which are estimated to comprise approximately 30% of DNEG’s revenue by the year ended March 31, 2026;

•        general business and market assumptions, which are based on DNEG’s ability to continue to develop and foster strong relationships with its customers, maintain the historical performance of DNEG, benefit from economic and market growth consistent with recent years and continue to develop new customers, technologies and services;

•        assumptions related to DNEG’s growth in market position vis-à-vis its existing competitors and new market entrants, by diversifying into the gaming industry and metaverse, expanding in emerging markets such as China and India and investing in research and development, including investments in the development of new technology and other new offerings;

•        assumptions related to Adjusted Employee Benefits Expense, which are based on management’s current expectations for accelerated hiring plans, and in particular, increased headcount in India, resulting in a decrease of Adjusted Employee Benefits Expense as a percentage of revenue from 62.6% for the fiscal year ended March 31, 2020 to approximately 51.2% in the fiscal year ended March 31, 2026;

•        assumptions related to non-employee operating expenses, which are based on management’s current expectations for long term scale efficiencies in other operating costs, international expansion and estimated general and administrative expenses in support of the anticipated growth, resulting in an overall decrease of non-employee operating expenses as a percentage of revenue from 18.6% for the year ended March 31, 2020 to approximately 9.6% in the year ended March 31, 2026;

•        assumptions related to DNEG’s cash available for investment, including a minimum of $350.0 million provided by the Business Combination that is expected to be available to deploy on specified growth initiatives, including substantially increasing DNEG’s creative, production and overhead personnel headcounts to drive new customer growth and additional sales to existing customers, establishing new global studios and funding new technologies and other new offerings; and

•        the assumption that DNEG will grow organically, not have any material divestitures or make any other material changes in its business or operations.

Expected Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP in all redemption scenarios. Under this method of accounting, SVAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of DNEG issuing stock for the net assets of SVAC, accompanied by a recapitalization. The net assets of SVAC will be stated at historical cost, with no goodwill or other intangible assets recorded. DNEG has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        DNEG’s existing shareholders will have a majority of the voting power in the post-Business Combination company (under all redemption scenarios)

•        DNEG’s existing stockholders will be able to appoint a majority of the directors in the Board of Directors of the post-Business Combination company

•        DNEG’s management team will be the management team of New DNEG

•        DNEG’s prior operations will comprise the ongoing operations of the post-Business Combination company

•        DBEG is the larger entity based on historical revenues and business operations

•        the post-Business Combination company will assume the “DNEG” operating name and DNEG’s headquarters.

As the Business Combination is an in-substance capital transaction, costs that are direct and incremental to consummation of the transaction will be recognized against additional paid-in capital, rather than being expensed.

Interests of SVAC’s Directors and Executive Officers in the Business Combination

Executive officers of SVAC and DNEG negotiated the terms of the Business Combination Agreement, and the respective boards of directors of SVAC and DNEG determined that entering into the Business Combination Agreement was in the best interests of SVAC and DNEG, respectively, and their respective shareholders, declared the Business Combination Agreement advisable and recommended that SVAC Shareholders approve the proposals required to effect the Business Combination. In considering these facts and the other information contained in this proxy statement, you should be aware that SVAC’s and DNEG’s respective executive officers and directors may have financial interests in the Business Combination that may be different from, or in addition to, the interests of public SVAC shareholders. The boards of directors of SVAC and DNEG were aware of and considered these interests, among other matters, in reaching the determination to approve the terms of the Business Combination and, with respect to the SVAC Board, in recommending to SVAC’s shareholders that they vote to approve the Business Combination.

In addition, when considering the SVAC Board’s recommendation that SVAC Shareholders vote in favor of the approval of the BCA Proposal and the other Proposals described in this proxy statement, SVAC’s shareholders should be aware that Sponsor has interests in the Business Combination that may be different from, in addition to, or conflict with the interests of SVAC’s shareholders in general.

Sponsor, of which SVAC Chief Executive Officer and director Alan Kestenbaum and SVAC Chief Financial Officer and director Robert Tilliss are managing members, holds 5,750,000 SVAC Class B Ordinary Shares and has committed to purchase 5,500,000 Class A Ordinary Shares pursuant to a PIPE Subscription Agreement. Sponsor purchased its SVAC Class B Ordinary Shares for an aggregate purchase price of $25,000 (or approximately, $0.004 per share). Upon the completion of a business combination, Sponsor’s 5,750,000 SVAC Class B Ordinary Shares (which would then become 5,750,000 New DNEG Ordinary Shares) would be worth substantially more than the price at which Sponsor purchased such shares. Pursuant to the PIPE Subscription Agreements and Backstop Agreement, shares of New DNEG Ordinary Shares are currently being sold at a price of $10.00 per share, which would put the value of Sponsor’s SVAC Class B Ordinary Shares at $57.5 million, As a result, Sponsor and its affiliates can earn a positive rate of return on their investment even if other SVAC Shareholders experience a negative rate of return in New DNEG. Additionally, while Sponsor may incur out of pocket expenses in connection with SVAC, such out of pocket expenses are repaid periodically by SVAC and are not contingent on the closing of a business combination. Sponsor additionally may provide a working capital loan to SVAC with repayment contingent upon the closing of a business combination.

The personal and financial interests of Sponsor, SVAC’s directors and officers, and DNEG’s directors and officers may have influenced their motivation in selecting DNEG as a business combination target, completing a business combination with DNEG, and operating the business of New DNEG thereafter. In considering the recommendation of the SVAC Board in favor of the Business Combination, SVAC Shareholders should consider these interests including that Sponsor will benefit from the completion of a business combination and may have an incentive to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate SVAC. Sponsor does not hold any ownership interests in DNEG.

An additional potential conflict of interest between the SVAC Shareholders and its officers is that the Existing Constitutional Documents waive the corporate opportunities doctrine which would allow the officers of SVAC to pursue opportunities that may have been suitable for SVAC. While the corporate opportunities doctrine has been waived in the Existing Constitutional Documents, neither the principals of Sponsor nor any SVAC officers has taken an opportunity that could have been pursued by SVAC since the formation of SVAC and the waiver did not have an impact on SVAC’s search for a potential business combination target. For a further discussion of the interests of Sponsor, SVAC’s directors and officers, and DNEG’s directors and officers in the Business Combination, see “Certain Relationships and Related Person Transactions.”

Unlike some other blank check companies in which the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by the public SVAC shareholders in connection with an initial business combination, Sponsor has agreed to vote all its founder shares and any other public shares it may hold in favor of all the proposals being presented at the extraordinary general meeting. As of the date of this proxy statement, Sponsor (including SVAC’s affiliates) owns 19.6% of the issued and outstanding SVAC Ordinary Shares.

At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), Sponsor, the existing DNEG Stockholders and their respective directors, officers, advisors or affiliates may (i) purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (ii) execute agreements to purchase such shares from such investors in the future, or (iii) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of SVAC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Sponsor, the existing DNEG Stockholders or their respective directors, officers, advisors, or affiliates purchase shares in privately negotiated transactions from public SVAC shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (1) satisfaction of the requirement that holders of a majority of the SVAC Ordinary Shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the BCA Proposal, the Director Appointment Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal, (2) satisfaction of the requirement that holders of at least two-thirds of the SVAC Ordinary Shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the and the Organizational Documents Proposal, (3) satisfaction of the Minimum Cash Condition, (4) otherwise limiting the number of public shares electing to redeem and (5) SVAC’s net tangible assets being at least $5,000,001.

Entering into any such arrangements may have a depressive effect on the SVAC Ordinary Shares (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved. SVAC will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the extraordinary general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder.

Vote Required for Approval

The approval of the BCA Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting.

The BCA Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Proposals is not approved, the BCA Proposal will have no effect, even if approved by holders of ordinary shares.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the Company’s entry into the Business Combination Agreement, dated as of January 25, 2022 (the “Business Combination Agreement”), by and among SVAC, DNEG, PF Overseas, Dutch Co-op, and Sponsor, a copy of which is attached to the proxy statement in respect of the meeting as Annex A, pursuant to which, among other things, the combination of SVAC and DNEG, in accordance with the terms and subject to the conditions of the Business Combination Agreement, be approved, ratified and confirmed in all respects”.

Recommendation of the SVAC Board.

THE SVAC BOARD UNANIMOUSLY RECOMMENDS THAT THE SCH SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BCA PROPOSAL.

The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “— Interests of SVAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

PROPOSAL NO. 2 — ORGANIZATIONAL DOCUMENTS PROPOSAL

If the Business Combination is consummated, SVAC will need to amend and restate its Existing Organizational Documents under the Cayman Islands law, with a proposed further amended and restated memorandum and articles of association of New DNEG (the “Proposed Organizational Documents”).

SVAC’s shareholders are asked to consider and vote upon and to approve by special resolution the Organizational Documents Proposal in connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents. The Organizational Documents Proposal is conditioned on the approval of the BCA Proposal. Therefore, if the BCA Proposal is not approved, the Organizational Documents Proposal will have no effect, even if approved by holders of ordinary shares.

The Proposed Organizational Documents differ materially from the Existing Organizational Documents. The following table sets forth a summary of the principal changes proposed between the Existing Organizational Documents and the Proposed Organizational Documents. This summary is qualified by reference to the complete text of the Proposed Organizational Documents, a copy of which is attached to this proxy statement as Annex B. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms. We encourage shareholders to carefully consult the information set forth below.

	The Existing Organizational Documents	The Proposed Organizational Documents
Name Change	The name of the entity in the Existing Organizational Documents is “Sports Ventures Acquisition Corp.”	The name of the entity in the Proposed Organizational Documents is “DNEG, Inc.”
Shareholders’ Right of Redemption

The Existing Organizational Documents detail the scenarios and process by which holders of the SVAC Class A Ordinary Shares purchased in connection with the SVAC’s IPO may later redeem their Class A Ordinary Shares.

See Articles 8 and 49.

The holders of SVAC Class A Ordinary Shares purchased in connection with the SVAC’s IPO will have been given the opportunity to have their shares redeemed in advance of the closing of the Business Combination, after which time the right to redeem those shares will lapse.

The Proposed Organizational Documents do not authorize the issuance of any new redeemable shares following the closing of the Business Combination.

Class B Ordinary Share Conversion

The Existing Organizational Documents detail the scenarios and process by which SVAC Class B Ordinary Shares would convert to SVAC Class A Ordinary Shares, including the automatic conversion upon a business combination.

See Article 17 (removed from Proposed Organizational Documents).

The Proposed Organizational Documents remove any reference to SVAC Class B Ordinary Shares, because all SVAC Class B Ordinary Shares will have been converted immediately upon the Closing of the Business Combination and will cease to exist thereafter.

Demand Right to Convene an Extraordinary General Meeting	The Existing Organizational Documents do not provide members with a right to demand that directors convene an extraordinary general meeting of SVAC.

The Proposed Organizational Documents provide members with a right to demand that directors convene an extraordinary general meeting of New DNEG, provided that the demand must come from members holding not less than 25% in par value of the issued New DNEG Ordinary Shares that carry the right to vote at general meetings of New DNEG as of the date of the demand.

	The Existing Organizational Documents	The Proposed Organizational Documents
Notice of General Meetings	The Existing Organizational Documents require that five clear days’ written notice be given for any general meeting. See Article 21.	The Proposed Organizational Documents require that three clear days’ written notice be given of any general meeting. See Article 20.
Proceedings at General Meetings and Meetings of Directors

The Existing Organizational Documents provide that in the event that there is a deadlock among the voting shareholders or the directors, the chairman of the meeting shall be entitled to cast a second vote.

See Articles 22 and 31.

The Proposed Organizational Documents provide that in the event that there is a deadlock among the voting shareholders or the directors, the chairman of the meeting shall not be entitled to cast a second vote.

See Article 21 and 30.

Term of Directors	The Existing Organizational Documents provide that each elected director’s term shall last two years. See Article 27	The Proposed Organizational Documents provide that each elected director’s term shall last one year. See Article 26
Appointment of Directors	The Existing Organizational Documents provide that the holders of the SVAC Class B Shares appoint any person to be a Director. See Article 29.	The Proposed Organizational Documents provide that the shareholders of New DNEG, voting as a single class, may appoint any person to be a Director. See Article 28.
Removal of Directors

The Existing Organizational Documents provide procedures for removal of directors for absence from meetings, death, bankruptcy, unfitness, or removal by a vote of all of the other directors for cause, but they do not provide a definition or means of identifying ‘cause’ for removal.

See Articles 29 and 30.

The Proposed Organizational Documents provide procedures for removal of for absence from meetings, death, bankruptcy, unfitness, or removal by a vote of all of the other directors for cause, and define cause as a director’s: (i) conviction of a felony; (ii) declaration of unsound mind by order of a court of competent jurisdiction; (iii) gross dereliction of duty; (iv) commission of any action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in either an improper substantial personal benefit or a material injury to New DNEG.

See Articles 28 and 29.

Remuneration of Directors

The Existing Organizational Documents provide that no cash remuneration (other than reimbursement of expenses) shall be payable to any director, other than for extraordinary service beyond his/her routine work as a director.

See Article 37.

The Proposed Organizational Documents provide that the remuneration to be paid to the Directors may be determined by the Directors. See Article 36.

	The Existing Organizational Documents	The Proposed Organizational Documents
Audit Committee

The Existing Organizational Documents provide that the Board of Directors may appoint and establish the role of the audit committee subject to applicable law and the rules of Nasdaq and the SEC, which may require the shareholders to ratify such appointments.

See Article 42.

The Proposed Organizational Documents do not provide for the appointment or establishment of the sole of the audit committee.

The Proposed Organizational Documents do not provide that the Board of Directors may appoint an auditor of the Company who shall hold office on such terms as the Directors determine; provided, however, that if required by the rules and regulations of Nasdaq, the SEC and/or otherwise under applicable law, such appointment may require the shareholders to ratify such appointments.

See Article 41.

Business Combination Requirements	The rules, practices and procedures for consummating the Business Combination are set out in Article 49 of the Existing Organizational Documents. See Article 49.	The rules, practices, and procedures for consummating a Business Combination are removed from the Organizational Documents.

Overview

Organizational Documents Proposal — to authorize all changes in connection with the replacement of the Existing Organizational Documents with the Proposed Organizational Documents in connection with the consummation of the Business Combination (a copy of which is attached to this proxy statement as Annex B), including, among other changes, (i) changing the corporate name from “Sports Ventures Acquisition Corp.” to “New DNEG”, (ii) the changes described in the foregoing table and (iii) removing certain provisions related to SVAC’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which SVAC’s board of directors believes is necessary to adequately address the needs of New DNEG after the Business Combination.

Assuming the BCA Proposal is approved, our shareholders are also being asked to approve the Organizational Documents Proposal.

The Proposed Organizational Documents will not contain provisions related to a blank check company (including those related to operation of the Trust Account, winding up of SVAC’s operations should SVAC not complete a business combination by a specified date, the rights associated with the Class B Ordinary Shares, the right of shareholders to redeem of the public shares in advance of the Business Combination, the procedures for consummating the Business Combination, and other such blank check-specific provisions as are present in the Existing Organizational Documents) because following the consummation of the Business Combination, New DNEG will not be a blank check company and many of these provisions will have been mooted.

Approval of the Organizational Documents Proposal, assuming approval of each of the other Condition Precedent Proposals, will result, in the complete replacement of the Existing Organizational Documents with New DNEG’s Proposed Organizational Documents. While certain material changes between the Existing Organizational Documents and the Proposed Organizational Documents have been otherwise identified in this Organizational Documents Proposal, there are other differences between the Existing Organizational Documents and Proposed Organizational Documents that will be approved (subject to the approval of the aforementioned related proposals and consummation of the Business Combination) if our shareholders approve this Organizational Documents Proposal. Accordingly, we encourage shareholders to carefully review the terms of the Proposed Organizational Documents of New DNEG, attached hereto as Annex B as well as the information provided in the “Comparison of Corporate Governance and Shareholder Rights” section of this proxy statement.

Reasons for the Amendments

Corporate Name

The SVAC Board believes that changing the post-business combination corporate name from “Sports Ventures Acquisition Corp.” to “New DNEG” is desirable to reflect the Business Combination with DNEG and to clearly identify New DNEG as the publicly traded entity.

Provisions Related to Status as Blank Check Company

The elimination of certain provisions related to SVAC’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, certain other provisions in SVAC’s Existing Organizational Documents require that proceeds from the IPO be held in the Trust Account until a business combination or liquidation of SVAC has occurred, address the treatment and rights of the Class B Ordinary Shares, and discuss the terms and effects of any proposed business combination transaction. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Proposed Organizational Documents.

Vote Required for Approval

The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law being the affirmative vote of the holders of a majority of at least two-thirds of the ordinary shares who, being present entitled to vote at the extraordinary general meeting, vote at the extraordinary meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting.

The Organizational Documents Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Proposals is not approved, the Organizational Documents Proposal will have no effect, even if approved by holders of ordinary shares.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as a special resolution that:

(a)     the name of SVAC is changed from “Sports Ventures Acquisition Corp.” to “DNEG, Inc.”; and

(b)    the Amended and Restated Memorandum and Articles of Association of SVAC currently in effect be amended and restated by their deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association, a copy of which is attached to the proxy statement respect of the meeting as Annex B.”

Recommendation of the SVAC Board

THE SVAC BOARD UNANIMOUSLY RECOMMENDS THAT SVAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL.

The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The BCA Proposal — Interests of SVAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

PROPOSAL NO. 3 — THE DIRECTOR APPOINTMENT PROPOSAL

Upon the Closing, the SVAC Board will consist of            directors. Assuming the BCA Proposal and the Organizational Documents Proposal are approved at the extraordinary general meeting, holders of SVAC Class B Ordinary Shares are being asked to appoint            directors to the SVAC Board, effective upon the consummation of the Business Combination. The appointment of these directors is contingent upon the closing of the Business Combination.

Nominees

Our Board has nominated each of Namit Malhotra,            ,            ,            ,            ,            and            to serve as our directors upon the consummation of the Business Combination, with each serving until the 2023 annual meeting of stockholders of New DNEG or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal. For more information on the experience of each of these director nominees, see the section entitled “New DNEG Management After the Business Combination” in this proxy statement.

Vote Required for Approval

If the BCA Proposal and the Organizational Documents Proposal are not approved, the Director Appointment Proposal will not be presented at the extraordinary general meeting. Approval of the appointment of each of the            [            ] directors nominated in the Director Appointment Proposal requires an ordinary resolution of the holders of a majority of the outstanding SVAC Class B Ordinary Shares under Cayman Islands law, being the affirmative vote of the holders of a majority of the Class B Ordinary Shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Holders of SVAC Class A Ordinary Shares have no right to vote on the appointment, removal or replacement of any director. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting

The Business Combination is conditioned upon the approval of the Director Appointment Proposal, subject to the terms of the Equity Purchase Agreement. Notwithstanding the approval of the Director Appointment Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Director Appointment Proposal will not be effected.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution of the holders of SVAC Class B Ordinary Shares, that, upon the consummation of the Business Combination, each of the following persons be appointed as a director of New DNEG, each to hold office in accordance with the Amended and Restated Memorandum and Articles of Association of New DNEG.

Name of Director

Namit Malhotra

”

Recommendation of the SVAC Board

THE SVAC BOARD UNANIMOUSLY RECOMMENDS THAT SVAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR APPOINTMENT PROPOSAL.

PROPOSAL NO. 4 — THE SHARE ISSUANCE PROPOSAL

Overview

The Share Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution, assuming the BCA Proposal, the Organizational Documents Proposal and the Director Appointment Proposal are approved, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of New DNEG Ordinary Shares, as applicable, to (i) the DNEG Stockholders pursuant to the Business Combination Agreement, (ii) the PIPE Investors, including Sponsor Related PIPE Investors, pursuant to the PIPE Subscription Agreements and (iii) Sponsor pursuant to the Backstop Agreement (we refer to this proposal as the “Share Issuance Proposal”).

Assuming the BCA Proposal each of the Organizational Documents Proposal and the Director Appointment Proposal are approved, SVAC’s shareholders are also being asked to approve, by ordinary resolution, the Share Issuance Proposal.

Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635:

First, pursuant to Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (2) any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of the company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Upon the consummation of the Business Combination, SVAC expects to issue up to an estimated 132,100,000 New DNEG Class A Ordinary Shares in connection with the Business Combination, 16,800,000 New DNEG Class A Ordinary Shares in connection with the PIPE Investment and 18,200,000 New DNEG Ordinary Shares pursuant to the Backstop Agreement. For further details, see the section entitled “Proposal No. 1 — The BCA Proposal — The Business Combination Agreement — Payments”.

Accordingly, the aggregate number of New DNEG Ordinary Shares that New DNEG will issue in connection with the Business Combination and the PIPE Investment will exceed 20% of both the voting power and the New DNEG Ordinary Shares outstanding before such issuance and may result in a change of control of the registrant under Nasdaq Listing Rule 5635(a), and for these reasons, SVAC is seeking the approval of SVAC Shareholders for the issuance of New DNEG Ordinary Shares pursuant to the Business Combination Agreement, the PIPE Subscription Agreements and the Backstop Agreement.

Second, pursuant to Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company. The issuance and potential issuance of shares of Class A Ordinary Shares in the Business Combination and PIPE Investment could potentially result in a change of control of SVAC. Accordingly, SVAC is seeking the approval of its stockholders for such issuances.

In the event that this proposal is not approved by SVAC Shareholders, the Business Combination cannot be consummated. In the event that this proposal is approved by SVAC Shareholders, but the Business Combination Agreement is terminated (without the Business Combination being consummated) prior to the issuance of New DNEG Ordinary Shares pursuant to the Business Combination Agreement, the PIPE Investment or the Backstop Agreement, such New DNEG Ordinary Shares will not be issued.

Vote Required for Approval

The approval of the Share Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares who, being present entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting.

The Share Issuance Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Proposals is not approved, the Share Issuance Proposal will have no effect, even if approved by holders of ordinary shares.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of New DNEG Ordinary Shares pursuant to the Business Combination Agreement, the PIPE Subscription Agreements and the Backstop Agreement be approved in all respects”.

Recommendation of The SVAC Board:

THE SVAC BOARD UNANIMOUSLY RECOMMENDS THAT SVAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The BCA Proposal — Interests of SVAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

PROPOSAL NO. 5 — THE INCENTIVE PLAN PROPOSAL

Overview

The Incentive Plan Proposal — to consider and vote upon a proposal, assuming the BCA Proposal, the Organizational Documents Proposal, the Director Appointment Proposal and the Share issuance Proposal are approved, to approve the 2022 Plan and the material terms thereunder. The SVAC Board approved and adopted the 2022 Plan, subject to shareholder approval. The 2022 Plan will become effective as of the date on which it is approved by the SVAC Shareholders.

Assuming the BCA Proposal, the Organizational Documents Proposal, the Director Appointment Proposal and the Share issuance Proposal are approved, SVAC Shareholders are also being asked to approve, by ordinary resolution, the Incentive Plan Proposal.

This summary is qualified by reference to the complete text of the 2022 Plan, a copy of which is attached to this proxy statement as Annex G. All shareholders are encouraged to read the 2022 Plan in its entirety for a more complete description of its terms.

Purpose of the 2022 Plan

The purpose of the 2022 Plan is to enhance New DNEG’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of shareholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in New DNEG and providing a means of recognizing their contributions to the New DNEG’s success. The SVAC Board believes that equity ownership opportunities and/or equity-linked compensatory opportunities are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help New DNEG meet its goals.

Summary of the 2022 Plan

The following summarizes the material terms of the 2022 Plan.

Administration.    The 2022 Plan will be administered by New DNEG’s board of directors, or any committee to whom the board of directors delegates such power or authority. The plan administrator has full authority to take all actions and to make all determinations required or provided for under the 2022 Plan and any award granted thereunder. The plan administrator also has full authority to determine who may receive awards under the 2022 Plan, the type, terms, and conditions of an award, the number of ordinary shares subject to the award or to which an award relates, and to make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the 2022 Plan.

Share Reserve.    The aggregate number of New DNEG Ordinary Shares that may be issued pursuant to awards granted under the 2022 Plan will be the sum of (i) 10% of New DNEG’s fully-diluted ordinary shares as of the effective date of the Business Combination; and (ii) an annual increase on April 1 of each calendar year (commencing with April 1, 2023 and ending on and including April 1, 2032) equal to a number of ordinary shares equal to 2% of the aggregate ordinary shares outstanding as of March 31 of the immediately preceding calendar year (or such lesser number of ordinary shares as is determined by the board of directors), subject to adjustment by the plan administrator in the event of certain changes in New DNEG’ corporate structure, as described below. The maximum number of ordinary shares that may be granted with respect to options intended to qualify as incentive stock options (“ISOs”), under the 2022 Plan will be [•]1 ordinary shares.

If an award, or part of an award, under the 2022 Plan is forfeited, expires, lapses or is terminated, is exchanged for or settled in cash, surrendered, repurchased or cancelled, without having been fully exercised/settled, in any case, at or below the price paid by the participant for such shares, any ordinary shares subject to such award may, to the extent

____________

1        To equal 175% of the initial share reserve.

of such forfeiture, expiration, lapse, termination, cash settlement or exchange, surrender, repurchase or cancellation, become available again for new grants under the 2022 Plan. In addition, New DNEG Ordinary Shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award granted under the 2022 Plan will again become available for grants under the 2022 Plan. The payment of dividend equivalents in cash in conjunction with any awards under the 2022 Plan will not reduce the ordinary shares available for grant under the 2022 Plan. However, the following DNEG Ordinary Shares may not be used again for grant under the 2022 Plan: (i) ordinary shares subject to share appreciation rights (“SARs”), that are not issued in connection with the share settlement of the SAR on exercise, and (ii) ordinary shares purchased on the open market with the cash proceeds from the exercise of options.

Awards granted under the 2022 Plan upon the assumption of, or in substitution for, awards granted by an entity that merges or consolidates with New DNEG or its subsidiaries prior to such merger or consolidation will not reduce the number of New DNEG Ordinary Shares available for grant under the 2022 Plan but will count against the maximum number of New DNEG Ordinary Shares that may be issued upon the exercise of ISOs.

The 2022 Plan provides that the sum of any cash compensation, other compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $750,000.

Eligibility.    New DNEG directors, employees and consultants, and employees and consultants of New DNEG’s subsidiaries, will be eligible to receive awards under the 2022 Plan; however, ISOs may only be granted to employees of New DNEG or parent or subsidiary corporations. Following the Closing, New DNEG is expected to initially have approximately seven directors, 7,500 employees and 500 consultants who will be eligible to receive awards under the 2022 Plan.

Types of Awards.    The 2022 Plan allows for the grant of awards in the form of: (i) ISOs; (ii) non-qualified share options (“NSOs”); (iii) SARs; (iv) restricted share; (v) restricted share units (“RSUs”); (vi) dividend equivalents; and (vii) other share and cash based awards.

•        Share Options and SARs.    The plan administrator may determine the number of New DNEG Ordinary Shares to be covered by each option and/or SAR, the exercise price and such other terms, conditions, and limitations applicable to the vesting, exercise, term and forfeiture of each option and/or SAR as it deems necessary or advisable. Options provide for the purchase of New DNEG Ordinary Shares in the future at an exercise price set on the grant date. Options granted under the 2022 Plan may be either ISOs or NSOs. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from New DNEG an amount equal to the appreciation of the DNEG Ordinary Shares subject to the award between the grant date and the exercise date. The exercise price of an option or SAR is determined by the plan administrator at the time of grant but shall not be less than 100% of the fair market value of the underlying shares, or in the case of an employee who owns more than 10% of New DNEG, 110% of the fair market value on the day of such grant. Options and SARs may have a maximum term of ten years, or, in the case of ISOs granted to an employee who owns more than 10% of New DNEG, five years from the date of grant.

•        Restricted Shares.    Restricted shares are awards of New DNEG Ordinary Shares that are subject to certain vesting conditions and other restrictions and that are nontransferable prior to vesting. The plan administrator may determine the terms and conditions of restricted share awards, including the number of New DNEG Ordinary Shares awarded, the purchase price, if any, to be paid by the recipient, the time, if any, at which such restricted share may be subject to forfeiture, the vesting schedule, if any, and any rights to acceleration thereof.

•        RSUs.    RSUs are contractual promises to deliver cash or ordinary shares in the future, which may also remain forfeitable unless and until specified conditions are met. The terms and conditions applicable to RSUs are determined by the plan administrator, subject to the conditions and limitations contained in the 2022 Plan.

•        Other Share or Cash Based Awards.    Other share or cash based awards are awards of cash, fully vested ordinary shares and other awards valued wholly or partially by referring to, or otherwise based on, New DNEG Ordinary Shares. Other share or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

•        Dividend Equivalents.    Dividend equivalents represent the right to receive the equivalent value of dividends paid on New DNEG Ordinary Shares and may be granted alone or in tandem with awards other than options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Adjustments; Corporate Transactions.    In the event of certain changes in New DNEG’s corporate structure, including any dividend, distribution, combination, merger, recapitalization or other corporate transaction, the plan administrator may make appropriate adjustments to the terms and conditions of outstanding awards under the 2022 Plan to prevent dilution or enlargement of the benefits or intended benefits under the 2022 Plan, to facilitate the transaction or event or to give effect to applicable changes in law or accounting standards. In addition, in the event of certain non-reciprocal transactions with New DNEG’s shareholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2022 Plan and outstanding awards granted thereunder. In the event of a change in control (as defined in the 2022 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards with awards that have substantially the same value and vesting terms that are no less favorable than those applicable to the underlying awards, then all such awards will become fully vested and exercisable in connection with the transaction.

No Repricings.    Except in connection with certain changes in New DNEG’s capital structure, shareholder approval will be required for any amendment that reduces the exercise price of any share option or SAR; cancels any option or SAR with an exercise price that is less than the fair market value of a share of ordinary shares in exchange for cash; or cancels any option or SAR in exchange for options, SARs or other awards with an exercise price per share that is less than the exercise price per share of the options or SARs for which such new options or SARs are exchanged.

Amendment and Termination.    The board of directors may amend, suspend, or terminate the 2022 Plan at any time; provided that no amendment (other than an amendment that increases the number of shares reserved for issuance under the 2022 Plan, is permitted by the applicable award agreement or is made pursuant to applicable law) may materially and adversely affect any outstanding awards under the 2022 Plan without the affected participant’s consent. Shareholder approval will be required for any amendment to the 2022 Plan to increase the aggregate number of ordinary shares that may be issued under the 2022 Plan (other than due to adjustments as a result of certain corporate transactions), to the extent necessary to comply with applicable laws or for any amendment to increase the limit on the compensation and aggregate fair value of awards granted to a non-employee director during any fiscal year. An ISO may not be granted under the 2022 Plan after ten (10) years from the earlier of the date the SVAC Board adopted the 2022 Plan or the date on which the SVAC shareholders approve the 2022 Plan.

Foreign Participants, Claw-Back Provisions and Transferability.    The plan administrator may modify award terms, establish sub-plans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Awards under the 2022 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2022 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Share Options.    If an optionee is granted an NSO under the 2022 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the ordinary shares acquired on the date of exercise, less the exercise price paid for the ordinary shares. The optionee’s basis in New DNEG Ordinary Shares for purposes of determining gain or loss on a subsequent sale or disposition of such ordinary shares generally will be the fair market value of New DNEG Ordinary Shares on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. New DNEG or its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income subject to Code limitations.

Incentive Share Options.    A participant receiving ISOs should not recognize taxable income upon grant or at the time of exercise. However, the excess of the fair market value of the ordinary shares received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and New DNEG will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the ordinary shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. New DNEG and its subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the New DNEG Ordinary Shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the ordinary shares subject to Code limitations.

Other Awards.    The current federal income tax consequences of other awards authorized under the 2022 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted shares subject to a substantial risk of forfeiture result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election); RSUs, dividend equivalents and other share or cash based awards are generally subject to tax at the time of payment. New DNEG and its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the award holder recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the 2022 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2022 Plan and awards granted under the 2022 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2022 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Plan Benefits

The benefits or amounts that may be received or allocated to participants under the 2022 Plan will be determined at the discretion of the plan administrator and are not currently determinable. The closing price of SVAC Class A Ordinary Shares as of             , 2022 was $             per share.

Vote Required for Approval

The Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting.

The Incentive Plan Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if all of the Condition Precedent Proposals are not approved, the Incentive Plan Proposal will have no effect, even if approved by holders of SVAC Ordinary Shares.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the 2022 Plan, including the authorization of the initial share reserve under the 2022 Plan, be approved in all respects.”

Recommendation of the SVAC Board

THE SVAC BOARD UNANIMOUSLY RECOMMENDS THAT SVAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The BCA Proposal — Interests of SVAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows SVAC’s board of directors to submit a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting to approve the Condition Precedent Proposals. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for Sponsor and DNEG and their respective stockholders to make purchases of ordinary shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals to be put to the extraordinary general meeting. See the section entitled “Proposal No. 1 — The BCA Proposal — Interests of SVAC’s Directors and Executive Officers in the Business Combination”.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the extraordinary general meeting and is not approved by the shareholders, SVAC’s board of directors may not be able to adjourn the extraordinary general meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting to approve the Condition Precedent Proposals. In such events, the Business Combination would not be completed.

Vote Required for Approval

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote the holders of a majority of the ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting.

The Adjournment Proposal is not conditioned upon any other proposal.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting be approved”.

Recommendation of The SVAC Board:

THE SVAC BOARD UNANIMOUSLY RECOMMENDS THAT SVAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of SVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SVAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SVAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The BCA Proposal — Interests of SVAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

MATERIAL TAX CONSIDERATIONS

Certain Material U.S. Federal Income Tax Considerations

The following discussion summarizes certain material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of SVAC Class A Ordinary Shares or SVAC Warrants (collectively, the “SPAC securities”) of (i) the Name Change (as defined below under “— The Name Change”), (ii) the subsequent ownership and disposition of New DNEG Ordinary Shares or New DNEG warrants (collectively, the “New DNEG securities”) deemed received by U.S. Holders of SPAC securities in connection with the Name Change and the Business Combination, and (iii) the exercise of redemption rights by U.S. Holders of SVAC Class A Ordinary Shares. This discussion addresses only those holders of SPAC securities (and, following the Name Change, holders of New DNEG securities that were holders of SPAC securities prior to the Name Change) that hold their SPAC securities and New DNEG securities as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder of SPAC securities or New DNEG securities in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or who are subject to special rules, such as:

•        SVAC’s Sponsor, founders, officers or directors;

•        persons that directly, indirectly or constructively own 5% or more (by vote or value) of (a) SVAC’s stock prior to the Business Combination or (b) New DNEG’s stock following the Business Combination;

•        banks, financial institutions or financial services entities;

•        brokers, dealers or traders in securities, commodities or currencies;

•        persons subject to a mark-to-market method of tax accounting with respect to the SPAC securities or New DNEG securities;

•        S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or persons who hold SPAC securities or New DNEG securities through such entities or arrangements;

•        tax-exempt entities;

•        trusts and estates;

•        tax-qualified retirement plans;

•        government agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        U.S. expatriates and certain former or long-term residents of the United States;

•        persons that acquired SPAC securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•        persons that hold SPAC securities or who will hold New DNEG securities as part of a straddle, constructive sale, hedging, redemption, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations;

•        passive foreign investment companies (“PFICs”);

•        corporations that accumulate earnings to avoid U.S. federal income tax; and

•        persons required to accelerate the recognition of any item of gross income with respect to SVAC Class A Ordinary Shares as a result of such income being recognized on an applicable financial statement.

With respect to the consequences of the Name Change and holding New DNEG Ordinary Shares, this discussion is limited to U.S. Holders who held SVAC Class A Ordinary Shares or SVAC Warrants immediately prior to the Business Combination. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of SPAC securities or New DNEG securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the Name Change and the subsequent ownership and disposition of New DNEG securities deemed received in connection with the Name Change or as a result of the exercise of a New DNEG warrant deemed received in connection with the Name Change or the exercise of redemption rights with respect to SVAC Class A Ordinary Shares.

As used herein, the term “U.S. Holder” means a beneficial owner of SPAC securities or New DNEG securities who held SVAC Class A Ordinary Shares or SVAC Warrants immediately prior to the Business Combination that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

This discussion does not address any tax laws other than U.S. federal income tax law, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a U.S. Holder. This discussion is based on the Code, rulings and administrative pronouncements of the IRS, judicial decisions and final, temporary and proposed U.S. Treasury regulations (“Treasury Regulations”) all as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. This discussion does not take into account potential, suggested or proposed changes in such tax laws which may impact the discussion below. Each of the foregoing may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

We have not sought, and will not seek, a ruling from the IRS as to any tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE NAME CHANGE, THE OWNERSHIP AND DISPOSITION OF NEW DNEG SECURITIES AND THE EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO SVAC CLASS A ORDINARY SHARES. EACH HOLDER OF SPAC SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER FROM THE NAME CHANGE, THE OWNERSHIP AND DISPOSITION OF NEW DNEG SECURITIES AND THE EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO SVAC CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS.

The Name Change

This section is subject to the sections below entitled “— Passive Foreign Investment Company Rules” and “— PFIC Elections.” In connection with the Business Combination, SVAC will undergo a name change pursuant to which its name will change from “Sports Ventures Acquisition Corp” to “DNEG, Inc.” (the “Name Change”). For U.S. federal income tax purposes, the Name Change may constitute a transaction treated as a “reorganization” under Section 368(a)(1)(F) of the Code. Accordingly, the Name Change may be treated for U.S. federal income tax purposes as a deemed (i) transfer of assets by SVAC to New DNEG in exchange for New DNEG securities and the assumption by New DNEG of SVAC’s liabilities, (ii) distribution of such New DNEG securities by SVAC to its shareholders and security holders and (iii) exchange by the SVAC shareholders and security holders of their SPAC securities for New DNEG securities.

If the Name Change is so treated, a U.S. Holder who owns SPAC securities and who is deemed to exchange such SPAC securities for New DNEG securities generally should not recognize gain or loss for U.S. federal income tax purposes. The aggregate tax basis for U.S. federal income tax purposes of the New DNEG Ordinary Shares deemed received by such a U.S. Holder in connection with the Name Change will be the same as the aggregate adjusted tax basis of the SVAC Class A Ordinary Shares surrendered in exchange therefor. The aggregate tax basis for U.S. federal income tax purposes of the New DNEG warrants deemed received by such a U.S. Holder in connection with the Name Change will be the same as the aggregate adjusted tax basis of the SVAC Warrants surrendered in exchange therefor. The holding period of the New DNEG Ordinary Shares and/or New DNEG warrants deemed received by such U.S. Holder in connection with the Name Change will include the period during which the SVAC Class A Ordinary Shares and/or SVAC Warrants exchanged therefor were held by such U.S. Holder.

There can be no assurance the IRS will not successfully challenge these positions. If the IRS were to so successfully challenge these positions, the tax consequences of the Name Change may be materially different from those described herein. The remainder of this discussion assumes that the tax treatment described under this heading “––The Name Change” will be respected.

The tax consequences of the treatment of the Name Change as a reorganization under section 368(a)(1)(F) to U.S. Holders of SPAC securities may depend on whether SVAC is treated as a PFIC for U.S. federal income tax purposes (discussed in detail below). Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC recognize gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code, although proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date of April 1, 1992. Under such proposed Treasury Regulations, if the Name Change otherwise qualifies as a Reorganization under section 368(a)(1)(F), the treatment of SVAC as a PFIC should not change the tax consequences of the Name Change to U.S. Holders from those described above. However, it is difficult to predict whether, in what form, and with what effective date final Treasury Regulations under Section 1291(f) of the Code will be adopted. In the absence of any final Treasury Regulations, we believe that the generally applicable tax rules described above should apply to the Name Change, whether or not SVAC is a PFIC.

Application of Section 7874 of the Code to New DNEG

For U.S. federal tax purposes, a corporation is generally considered to be a non-U.S. corporation if it is organized or incorporated outside of the United States. Because New DNEG is incorporated under the laws of the Cayman Islands, it would be classified as a non-U.S. corporation under these rules. Section 7874 of the Code provides an exception to this general rule under which a non-U.S. incorporated entity may, in certain circumstances, be classified as a U.S. corporation for U.S. federal tax purposes or subject to other adverse tax consequences.

Under Section 7874 of the Code, a corporation created or organized outside the U.S. (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal tax purposes if (i) the non-U.S. corporation directly or indirectly acquires substantially all of the properties held directly or indirectly by a U.S. corporation (the “Substantially All Test” and such an acquisition, the “domestic entity acquisition”), (ii) the former shareholders of the U.S. corporation from which the assets are acquired hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. corporation from which the assets are acquired (the “Ownership Test”), and (iii) the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to such expanded affiliated group’s worldwide activities. The Treasury Regulations promulgated under Section 7874 of the Code (the “Section 7874 Regulations”) provide for several special rules relevant to the application of the aforementioned requirements. If the aforementioned requirements are not satisfied but would be satisfied if 60% was substituted for 80% in the Ownership Test, the non-U.S. corporation would be respected as a non-U.S. corporation for U.S. federal tax purposes but Section 7874 of the Code would impose limitations, including on the use of U.S. tax attributes of an “acquired” U.S. corporation and its U.S. affiliates (the “Additional Limitations”). Moreover, the Section 7874 Regulations generally also provide that if (i) a non-U.S. acquiring corporation acquires a non-U.S. corporation exceeding a certain threshold value pursuant to a plan (or series of related transactions) that includes the domestic entity acquisition, (ii) after such acquisition and all related transactions are complete, the non-U.S. acquiring corporation is not a tax resident of the non-U.S. country in which the non-U.S. acquired corporation was a tax resident before such acquisition and all related transactions and (iii) there is a domestic entity acquisition after which the shareholders of the acquired U.S. corporation hold, by vote or value, at least 60% of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation, then the non-U.S. acquiring corporation will be treated as a U.S. corporation for U.S. federal income tax purposes.

It is not expected that Section 7874 of the Code would cause New DNEG or any of its affiliates to be treated as a U.S. corporation for U.S. federal income tax purposes or be subject to the Additional Limitations. However, the law and the Section 7874 Regulations are complex and unclear in many respects, and there is limited guidance regarding the application of Section 7874 of the Code. Finally, the inquiry as to whether the application of Section 7874 of the Code would cause New DNEG or a non-U.S. affiliate thereof to be treated as a U.S. corporation for U.S. federal income tax purposes or subject to the Additional Limitations is highly fact-intensive.

Accordingly, there can be no assurance that the IRS will not challenge the status of New DNEG or the status of any of its non-U.S. affiliates as a non-U.S. corporation under Section 7874 of the Code (or assert that the Additional Limitations should apply), or that such challenge (or assertion) would not be sustained by a court. If the IRS were to successfully challenge such status under Section 7874 of the Code (or assert that the Additional Limitations apply), New DNEG and its affiliates could be subject to substantial additional U.S. federal income tax liability. In addition, New DNEG and certain of its non-U.S. affiliates are expected to be treated as tax residents of countries other than the United States for non-U.S. tax purposes. Consequently, if New DNEG or any such affiliate is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, New DNEG or such affiliate could be liable for both U.S. and non-U.S. taxes.

The remainder of this discussion assumes that New DNEG is respected as a non-U.S. corporation for U.S. federal income tax purposes and that Section 7874 of the Code does not otherwise apply to the Business Combination and other related transactions.

New DNEG Ordinary Shares and New DNEG warrants

Taxation of distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution (including the amount of any tax withheld) paid on New DNEG Ordinary Shares to the extent the distribution is paid out of New DNEG’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by New DNEG will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce (but not below zero) the U.S. Holder’s basis in its New DNEG Ordinary Shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such New DNEG Ordinary Shares (see “— Gain or loss on sale or other taxable disposition of New DNEG securities” below). The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Any foreign currency gain or loss will be treated as ordinary income or ordinary loss.

For non-corporate U.S. Holders, subject to certain exceptions, dividends generally will be taxed at the lower rates applicable to long-term capital gains (see “— Gain or loss on sale or other taxable disposition of New DNEG securities” below) if (i) the New DNEG Ordinary Shares are readily tradable on an established securities market in the United States, (ii) New DNEG is not treated as a PFIC at the time the dividend is paid or in the preceding taxable year and (iii) certain holding period requirements and at-risk limitations are met. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to the New DNEG Ordinary Shares.

For foreign tax credit limitation purposes, dividends will generally be treated as passive category income. The rules governing foreign tax credits are complex and U.S. Holders should therefore consult their tax advisors regarding the effect of the receipt of dividends for foreign tax credit limitation purposes.

Gain or loss on sale or other taxable disposition of New DNEG securities

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of New DNEG securities. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such New DNEG securities exceeds one year at the time of such sale or other taxable disposition.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition with respect to the New DNEG Ordinary Shares or New DNEG warrants and (ii) the U.S. Holder’s adjusted tax basis in such New DNEG Ordinary Shares or New DNEG warrants, respectively. Long-term capital gain recognized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Exercise or lapse of a New DNEG warrant

A U.S. Holder generally will not recognize gain or loss upon the acquisition of a New DNEG Ordinary Share on the exercise of a New DNEG warrant for cash. A U.S. Holder’s tax basis in a New DNEG Ordinary Share received upon exercise of the New DNEG warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the New DNEG warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a New DNEG Ordinary Share received upon exercise of the New DNEG warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the New DNEG warrant and will not include the period during which the U.S. Holder held the New DNEG warrant. If a New DNEG warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the New DNEG warrant.

The tax consequences of a cashless exercise of a New DNEG warrant are not clear under current tax law. A cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the New DNEG Ordinary Shares received would equal the holder’s basis in the New DNEG warrants exercised therefor. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the New DNEG Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the New DNEG warrants. If the cashless exercise were treated as a recapitalization, the holding period of the New DNEG Ordinary Shares would include the holding period of the New DNEG warrants exercised therefor.

It is also possible that a cashless exercise of a New DNEG warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised New DNEG warrants treated as surrendered to pay the exercise price of the New DNEG warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the New DNEG Ordinary Shares that would have been received with respect to the surrendered warrants in a regular exercise of the New DNEG warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the New DNEG Ordinary Shares received would equal the U.S. Holder’s tax basis in the New DNEG warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the New DNEG Ordinary Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the New DNEG warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of New DNEG warrants.

Possible constructive distributions

Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of shares to be issued upon the exercise of a New DNEG warrant or to the New DNEG warrant’s exercise price, a U.S. Holder may be deemed to have received a constructive distribution with respect to the New DNEG warrant, which could result in adverse consequences for the U.S. Holder, including the inclusion of dividend income (with the consequences generally as described above under the heading “––New DNEG Ordinary Shares and New DNEG warrants — Taxation of Distributions”). The rules governing constructive distributions as a result of certain adjustments with respect to a New DNEG warrant are complex, and U.S. Holders are urged to consult their tax advisors on the tax consequences of any such constructive distribution with respect to a New DNEG warrant.

Passive foreign investment company considerations

Special U.S. federal income tax rules apply to U.S. persons owning an interest in a PFIC. A non-U.S. corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of subsidiaries, either:

1.      at least 75% of its gross income is passive income; or

2.      at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes, among other things, dividends, interest, rents, royalties, gains from the disposition of passive assets (other than gains from the disposition of property that is inventory) and gains from commodities and securities transactions. In addition, if the non-U.S. corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it held directly its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation.

The determination as to whether a non-U.S. corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, the composition of the income and assets of the non-U.S. corporation from time to time and the nature of the activities performed by such non-U.S. corporation. Based on the composition of SVAC’s income and assets in taxable years 2020 and 2021 and the nature of SVAC’s business, we believe that SVAC was likely treated as a PFIC for taxable years 2020 and 2021. In addition, based on current estimates of New DNEG’s gross income and assets, the nature of New DNEG’s business, market capitalization and current business plans (all of which are subject to change), and taking into account the Business Combination, we do not expect New DNEG to be treated as a PFIC for taxable year 2022. However, the determination of whether a non-U.S. corporation is a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. As a result, SVAC and New DNEG’s actual PFIC status for any taxable year will not be determinable until after the end of such year. Therefore, there can be no assurance with respect to SVAC or New DNEG’s status as a PFIC for the 2022 taxable year or any future taxable.

Pursuant to the start-up exception, a foreign corporation will not be treated as a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if

1.      no predecessor of the corporation was a PFIC;

2.      the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and

3.      the corporation is not in fact a PFIC for either of those years.

At the time of the SVAC’s formation, it was uncertain whether the start-up exception would except U.S. Holders of SPAC securities from the PFIC rules. We do not believe the start-up exception applies to SVAC’s taxable year 2020. Additionally, even if the start-up exception applied to except SVAC’s taxable year 2020, it would not apply to except U.S. Holders of SPAC securities from the PFIC rules for taxable year 2021 or thereafter.

If SVAC or New DNEG is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of SVAC Ordinary Shares or New DNEG Ordinary Shares, the U.S. Holder may be subject to special tax rules with respect to any “excess distributions” that the U.S. Holder receives and any gain realized from a sale or other disposition of the SVAC Ordinary Shares or New DNEG Ordinary Shares, unless the U.S. Holder makes a “mark-to-market” election or a “qualified electing fund” (“QEF”) election, as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the SVAC Ordinary Shares or New DNEG Ordinary Shares will be treated as excess distributions. Under these special tax rules:

1.      the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the SVAC Ordinary Shares or New DNEG Ordinary Shares;

2.      the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which SVAC or New DNEG became a PFIC, will be treated as ordinary income; and

3.      the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the SVAC Ordinary Shares or New DNEG Ordinary Shares cannot be treated as capital, even if a U.S. Holder holds the SVAC Ordinary Shares or New DNEG Ordinary Shares as capital assets. If SVAC or New DNEG is a PFIC, certain subsidiaries and other entities in which SVAC or New DNEG has a direct or indirect interest may also be PFICs, or Lower-tier PFICs. Under attribution rules, U.S. Holders would be deemed to own their proportionate shares of Lower-tier PFICs and would be subject to U.S. federal income tax according to the rules described above on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though such U.S. Holder had not received the proceeds of those distributions or dispositions.

If SVAC or New DNEG is considered a PFIC, a U.S. Holder may avoid taxation under the rules described above by making a QEF election to include such U.S. Holder’s share of our income on a current basis, provided that SVAC or New DNEG furnish such U.S. Holder annually with certain tax information. If SVAC or New DNEG concludes that they should be treated as a PFIC for any taxable year, SVAC or New DNEG intends to notify each U.S. Holder of such conclusion. However, SVAC or New DNEG currently has no plans to provide the information needed by any U.S. Holder to make a QEF election with respect to the SVAC Ordinary Shares or New DNEG Ordinary Shares. A U.S. Holder may not make a QEF election with respect to SVAC Warrants or New DNEG warrants to acquire SVAC Ordinary Shares or New DNEG Ordinary Shares.

If a U.S. Holder makes a QEF election, such U.S. Holder will generally be taxable currently on its pro rata share of our ordinary earnings and net capital gains (at ordinary income and capital gain rates, respectively) for each taxable year during which SVAC or New DNEG are treated as a PFIC, regardless of whether or not such U.S. Holder receives distributions, so that the U.S. Holder may recognize taxable income without the corresponding receipt of cash from SVAC or New DNEG with which to pay the resulting tax obligation. The basis in the SVAC Ordinary Shares or New DNEG Ordinary Shares held by such U.S. Holder will be increased to reflect taxed but undistributed income. Distributions of income that were previously taxed will result in a corresponding reduction of tax basis in the SVAC Ordinary Shares or New DNEG Ordinary Shares and will not be taxed again as distributions to the U.S. Holder.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock (but not for the shares of any Lower-tier PFIC) to elect out of the tax treatment discussed above. A U.S. Holder electing the mark-to-market regime generally would compute gain or loss at the end of each taxable year as if the SVAC Ordinary Shares or New DNEG Ordinary Shares had been sold at fair market value. Any gain recognized by the U.S. Holder under mark-to-market treatment, or on an actual sale, would be treated as ordinary income, and the U.S. Holder would be allowed an ordinary deduction for any decrease in the value of its

SVAC Ordinary Shares or New DNEG Ordinary Shares as of the end of any taxable year, and for any loss recognized on an actual sale, but only to the extent, in each case, of previously included mark-to-market income not offset by previously deducted decreases in value. Any loss on an actual sale of SVAC Ordinary Shares or New DNEG Ordinary Shares would be a capital loss to the extent in excess of previously included mark-to-market income not offset by previously deducted decreases in value. A U.S. Holder’s tax basis in SVAC Ordinary Shares or New DNEG Ordinary Shares will be adjusted to reflect any such income or loss amounts included in gross income. If a U.S. Holder makes such an election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the reduced rate discussed above under “— Taxation of distributions” would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Nasdaq is a qualified exchange. The SVAC Class A Ordinary Shares, the SVAC Units and the SVAC Warrants are currently listed on the Nasdaq and we expect that they will continue to be listed on the Nasdaq. Additionally, we expect equivalent New DNEG securities to continue to be listed on the Nasdaq. Consequently, if the SVAC Ordinary Shares or New DNEG Ordinary Shares are regularly traded, the mark-to-market election would be available to a U.S. Holder of SVAC Ordinary Shares or New DNEG Ordinary Shares if SVAC or New DNEG were treated as a PFIC. It is unclear whether the SVAC Units, SVAC Warrants or New DNEG warrants would meet the requirements for “marketable stock.”

The application of the PFIC rules to U.S. Holders of SVAC Warrants or New DNEG warrants is unclear. A proposed Treasury Regulation issued under these rules generally treats an “option” (which would include an SVAC Warrants or New DNEG warrants) to acquire the stock of a PFIC as stock of the PFIC, while a final Treasury Regulation issued under these rules provides that the holder of an option is not entitled make a QEF election. As stated above, it is unclear whether an option is “marketable stock” for purposes of the mark-to-market election. Another proposed Treasury Regulation provides that for purposes of the PFIC rules, stock acquired upon the exercise of an option will be deemed to have a holding period that includes the period the U.S. Holder held the SVAC Warrants or New DNEG warrants. As a result, if the proposed Treasury Regulations were to apply, and a U.S. Holder were to sell or otherwise dispose of such SVAC Warrants or New DNEG warrants (other than upon exercise of such SVAC Warrants or New DNEG warrants for cash) and SVAC was a PFIC at any time during the U.S. Holder’s holding period of such SVAC Warrants or New DNEG warrants, any gain recognized generally would be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such SVAC Warrants or New DNEG warrants properly makes and maintains a QEF election with respect to the newly acquired SVAC Class A Ordinary Shares or New DNEG Ordinary Shares (or has previously made a QEF election with respect to other SVAC Ordinary Shares or New DNEG Ordinary Shares held, as applicable), the QEF election will apply to the newly acquired SVAC Class A Ordinary Shares or New DNEG Ordinary Shares. Notwithstanding such QEF election, if the proposed Treasury Regulations were to apply, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, would continue to apply with respect to such newly acquired shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the SVAC Warrants or New DNEG warrants), unless the U.S. Holder makes a purging election under the PFIC rules described in the following paragraph.

If SVAC or New DNEG is treated as a PFIC at any time during a U.S. Holder’s holding period of SVAC Class A Ordinary Shares or New DNEG Ordinary Shares, and a U.S. Holder failed or was unable to timely make a QEF election or does not have a valid mark-to-market election in place, then SVAC or New DNEG will continue to be treated as a PFIC subject to the excess distribution rules described above with respect to such U.S. Holder’s investment, even if SVAC or New DNEG is no longer a PFIC. In such case, a U.S. Holder might seek to make a purging election to rid the SVAC Ordinary Shares or New DNEG Ordinary Shares of the PFIC taint. A purging election might be desirable if, for example, (i) a U.S. Holder was unable to timely file a QEF election for a prior period, or (ii) if SVAC or New DNEG is no longer a PFIC and the U.S. Holder wants its investment to be no longer subject to the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such SVAC Ordinary Shares or New DNEG Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, SVAC or New DNEG will be deemed to have made a distribution to the U.S. Holder of such U.S. Holder’s pro rata share of SVAC’s or New DNEG’s earnings and profits as determined for U.S. federal income tax purposes. In order for the U.S. Holder to make the second election, SVAC or New DNEG must also be determined to be a “controlled foreign corporation” as defined by the Code (which is not currently expected to be the case). As a result of either purging election, the U.S. Holder will have an additional basis (to the extent of any gain recognized in the purging election) and, solely for purposes of the PFIC rules, a new holding period in the SVAC Ordinary Shares or New DNEG Ordinary Shares (including those acquired upon the exercise of the SVAC Warrants or New DNEG warrants).

A U.S. Holder who owns SVAC Ordinary Shares or New DNEG Ordinary Shares during any taxable year that SVAC or New DNEG are treated as a PFIC generally may be required to file IRS Form 8621. Both the QEF and mark-to-market elections are made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621, including information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Similarly, a U.S. Holder generally makes a mark-to-market election by attaching IRS Form 8621 to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF and mark-to-market elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

U.S. Holders are encouraged to consult their own tax advisors regarding the application of the PFIC rules to the SPAC securities and New DNEG securities, the availability and advisability of making a QEF or mark-to-market election to avoid the adverse tax consequences of the PFIC rules should SVAC or New DNEG be considered a PFIC for any taxable year and the application of the reporting requirements on IRS Form 8621 to their particular situation.

Tax Consequences for U.S. Holders Exercising Redemption Rights

The following discussion assumes that any redemption of SVAC Class A Ordinary Shares pursuant to the redemption provisions described in the section entitled “Extraordinary General Meeting of SVAC — Redemption Rights” (a “Redemption”) is treated as a transaction that is separate from the other transactions contemplated by the Business Combination, including the Name Change.

Redemption of SVAC Class A Ordinary Shares

If you are a U.S. Holder and elect to redeem some or all of your SVAC Class A Ordinary Shares in a Redemption, subject to the discussion of the PFIC rules above, the treatment of the transaction for U.S. federal income tax purposes generally will depend on whether the Redemption qualifies as sale of the SVAC Class A Ordinary Shares under Section 302 of the Code that is taxable as described below under the heading “— Taxable Sale or Exchange of SVAC Class A Ordinary Shares,” or rather as a distribution that is taxable as described below under the heading “— Tax Consequences for U.S. Holders Exercising Redemption Rights –– Taxation of Distributions.” Generally, whether the Redemption qualifies for sale or distribution treatment with respect to a U.S. Holder will depend largely on the ratio which our stock treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as a result of owning SVAC Warrants and taking into account any ownership in New DNEG Ordinary Shares and/or New DNEG warrants immediately after the Business Combination) bears to all of our outstanding stock immediately before and after such Redemption. A Redemption generally will be treated as a sale of SVAC Class A Ordinary Shares (rather than as a distribution) if the Redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete redemption” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally takes into account not only stock actually owned by the U.S. Holder, but also SVAC Class A Ordinary Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include SVAC Class A Ordinary Shares which could be acquired pursuant to the exercise of any SVAC Warrants held by it (and, after the completion of the Business Combination, New DNEG Ordinary Shares which could be acquired by exercise of the New DNEG warrants). In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock (including the SVAC Class A Ordinary Shares and New DNEG Ordinary Shares received in exchange therefor) actually and constructively owned by the U.S. Holder immediately following the Redemption must, among other requirements, be less than 80% of such voting stock actually and constructively owned by the U.S. Holder immediately before the Redemption. Prior to the completion of the Business Combination, SVAC Class A Ordinary Shares may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete redemption of a U.S. Holder’s interest if either (i) all of the SVAC

Class A Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the SVAC Class A Ordinary Shares actually owned by the U.S. Holder are redeemed, and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members, the U.S. Holder does not constructively own any other stock and certain other requirements are met. A Redemption will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the Redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the Redemption generally will be treated as a distribution and the tax effects will be as described below under “— Tax Consequences for U.S. Holders Exercising Redemption Rights — Taxation of Distributions.”

U.S. Holders of SVAC Class A Ordinary Shares considering exercising their Redemption rights are urged to consult their tax advisors to determine whether the Redemption would be treated as a sale or as a distribution under the Code.

Taxable sale or exchange of SVAC Class A Ordinary Shares

Subject to the discussion of the PFIC rules above, if a Redemption qualifies as a sale of SVAC Class A Ordinary Shares (rather than a distribution with respect to such SVAC Class A Ordinary Shares), a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the cash received in the Redemption and (ii) the U.S. Holder’s adjusted tax basis in the SVAC Class A Ordinary Shares redeemed. Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such SVAC Class A Ordinary Shares exceeds one year at the time of the Redemption. However, it is unclear whether the redemption rights included in SVAC Class A Ordinary Shares suspends the running of the holding period. A U.S. Holder’s adjusted tax basis in a SVAC Class A Ordinary Share generally will equal the U.S. Holder’s acquisition cost of such share (which, if such share was acquired as part of a unit, is the portion of the purchase price of the unit allocated to such share or, if such share was received upon exercise of a SVAC Warrant, the initial basis of the SVAC Class A Ordinary Shares upon exercise of a SVAC Warrant (generally determined as described above in “— U.S. Holders — New DNEG Ordinary Shares and New DNEG warrants –– Exercise or lapse of a New DNEG warrant”)). Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Taxation of distributions

Subject to the PFIC rules discussed above, if a Redemption of a SVAC Class A Ordinary Share is taxable as a distribution for U.S. federal income tax purposes, such distribution generally will be taxable as a dividend to the extent paid out of SVAC’s (or New DNEG’s after the Name Change) current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of SVAC’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its SVAC Class A Ordinary Shares. Any remaining excess will be treated as gain recognized on the sale or other disposition of the SVAC Class A Ordinary Shares and will be treated as described above under “— Taxable Sale or Exchange of SVAC Class A Ordinary Shares.” Amounts treated as dividends that SVAC pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions, dividends generally will be taxed at the lower applicable long-term capital gains rate (i) if the SVAC Class A Ordinary Shares are readily tradable on an established securities market in the United States, (ii) SVAC is not treated as a PFIC at the time the dividend was paid or in the preceding year and (iii) provided certain holding period requirements and at-risk limitations are met. However, it is unclear whether the redemption rights included in SVAC Class A Ordinary Shares suspends the running of the holding period.

IF YOU ARE A HOLDER OF SVAC CLASS A ORDINARY SHARES CONTEMPLATING EXERCISE OF YOUR REDEMPTION RIGHTS, WE URGE YOU TO CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

Backup Withholding and Tax Reporting

Dividend payments with respect to the New DNEG Ordinary Shares and proceeds from the sale, exchange or redemption of the New DNEG Ordinary Shares or New DNEG warrants may be subject to information reporting to the IRS and possible U.S. backup withholding (currently at a rate of 24%). Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in New DNEG may constitute a specified foreign financial asset for these purposes if such interest is not held through a financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to owning New DNEG securities.

This discussion is intended to provide only a summary of certain U.S. federal income tax consequences of the Name Change and the Business Combination to certain U.S. Holders of SPAC securities and New DNEG securities. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any non-U.S., state or local tax consequences of the Name Change or the Business Combination. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular U.S. federal, state, local or non-U.S. income or other tax consequences to you of the Name Change or the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The combined financial information presents the pro forma effects of the acquisition of Prime Focus World N.V. (“DNEG”) by Sports Ventures Acquisition Corp. (the “Company” or “SVAC”) referred to as the “Business Combination” for purposes of this section and certain other related events as described in Note 1 to the accompanying Notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the audited condensed balance sheet of SVAC as of December 31, 2021 with the unaudited condensed combined balance sheet of DNEG as of December 31, 2021 (combined financial statements include the operations of DNEG, its wholly owned subsidiaries and joint venture for which DNEG is the primary beneficiary and other production services business contributed by the parent), giving effect to the Business Combination and related transactions as if they had been consummated on December 31, 2021.

DNEG’s fiscal year ends on March 31, whereas SVAC has a December 31 fiscal year end. As the combined company will apply a March 31 fiscal year, the unaudited pro forma condensed combined statement of operations has been prepared for the nine months ended December 31, 2021, which combines the unaudited condensed statement of operations of SVAC for the nine months ended December 31, 2021 (by removing results of operations for the three months ended March 31, 2021 from the fiscal year ended December 31, 2021) with the unaudited condensed combined statement of operations of DNEG for the nine months ended December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021 combines the audited statement of operations of SVAC from September 24, 2020 (inception) through December 31, 2020 and unaudited statement of operations of SVAC for the three months ended March 31, 2021 with the audited combined statement of operations of DNEG for the year ended March 31, 2021. The unaudited pro forma condensed combined statement of operations give effect to the Business Combination and related transactions as if they had been consummated on April 1, 2020.

The unaudited pro forma condensed combined financial information reflects the Business Combination and related transactions, including the PIPE Investment, debt refinancing transactions and DNEG investor liquidity transaction for which the combined company exchanged cash for the investor’s DNEG shares rather than the combined company shares otherwise issuable, and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement:

•        The historical unaudited condensed financial statements of SVAC as of and for the three months ended March 31, 2021, the historical audited financial statements of SVAC as of and for the period from September 24, 2020 (inception) through December 31, 2020, and the historical audited financial statements of SVAC as of and for the year ended December 31, 2021; and

•        The historical audited combined financial statements of DNEG as of and for the fiscal year ended March 31, 2021 and the historical unaudited condensed combined financial statements as of and for the nine months ended December 31, 2021.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Business Combination and related transactions, which are discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company’s results of operations or financial position that would actually have occurred had the Business Combination and related transactions been consummated on the dates assumed or to project the results of operations or financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with “SVAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “DNEG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

Business Combination

On January 25, 2022, SVAC entered into a Business Combination Agreement to acquire all of the ordinary and preferred shares of DNEG issued and outstanding from the stockholders of DNEG (“Sellers”) in exchange for SVAC Class A Ordinary Shares. As a result of the Business Combination:

•        the post-Business Combination company will remain a Cayman Island corporation;

•        each then-issued and outstanding SVAC Class B Ordinary Share, par value of $0.0001 per share, will convert automatically, on a one-for-one basis, into a share of SVAC Class A Ordinary Stock;

•        each DNEG ordinary share (including any DNEG preferred shares converted to DNEG ordinary shares on 1:1 basis) will be exchanged for SVAC Class A Ordinary Shares based on the per share stock consideration other than the investor liquidity transaction discussed further below. This will be based on an exchange ratio defined in the Business Combination Agreement as the per share consideration value (based on the $1,321 million consideration value divided by the total number of diluted shares outstanding of DNEG as defined) divided by $10.00 per share. Additional detail of the shareholdings under each redemption scenario is disclosed in the ownership table in Note 1 below;

•        each then-issued and outstanding public warrant of SVAC and private placement warrant of SVAC will continue to represent a right to acquire one share of Class A Ordinary Stock for $11.50.

Concurrently with the execution of the Business Combination Agreement, SVAC entered into the Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and SVAC has agreed to issue and sell to the PIPE Investors, an aggregate of 16,800,000 SVAC Class A Ordinary Shares at a price of $10.00 per share, for aggregate gross proceeds of $168.0 million. The PIPE Investment will be consummated substantially concurrently with the Closing of the Business Combination.

Pursuant to the Backstop Agreement, Sponsor has committed to purchase SVAC Class A Ordinary Shares in the Backstop Subscription at the Closing Stock Price of $10.00 per share solely for purposes of consummating the transactions contemplated thereby in an aggregate amount up to $350.0 million less the commitments received from PIPE Investors, conditioned upon Closing on the terms and subject to the conditions set forth in the Backstop Agreement (the “Backstop”).

Upon Closing, the ownership distribution of the post-combination company is anticipated to be as summarized in the table in Note 1, assuming the consummation of the Business Combination, and excluding the potential dilutive effect of the exercise of warrants, stock options or other equity awards (other than those that convert as part of the Business Combination). The table in Note 1 below also includes the maximum redemption scenario and 10% redemption scenario that assumes the redemption of 23,000,000 and 2,300,000 public shares, respectively, with the number of redemptions in the maximum redemption scenario being determined by assuming that the redemption price is $10.00 per share and that all redeemable SVAC Class A Ordinary Shares are redeemed. Under the maximum scenario, Sponsor fulfills the Backstop for $182.0 million, which collectively with PIPE Investment of $168.0 million satisfies the Minimum Available Cash Condition of $350.0 million. If the actual facts are different than these assumptions, the maximum number of redemptions and the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

Pursuant to the Business Combination Agreement, prior to the Closing, DNEG shall use its commercially reasonable efforts to sell, transfer, or otherwise divest its equity interests in Prime Focus International Service Ltd (“PFISL”). However, the exact mechanics of this divestiture is uncertain at this time and any impact to the unaudited pro forma condensed combined financial information will not be material. As such, the impact of the elimination of PFISL has not been adjusted in the unaudited pro forma condensed combined financial information. Further noted that the divestiture of PFISL is not a closing condition to the Business Combination.

Pursuant to the Business Combination Agreement, DNEG has the option and the right, in consultation with Sponsor, to convert 597,780 outstanding and unexercised DNEG Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations to be paid in cash and/or equity. If all such DNEG Options were settled in cash assuming a fair market value of the New DNEG Ordinary Shares of $10.00 per share, DNEG would make aggregate cash payments of approximately $93.3 million.

On January 4, 2022, DNEG entered into an amended and restated facilities agreement with various banks to establish a $75.0 million bridge loan facility to obtain additional cash in connection with the Business Combination. The amount withdrawn was $59.8 million net of $14.4 million paid to reduce foreign currency revolvers as required under the refinancing and $0.75 million fees. The bridge loan facility is a material completed transaction that occurred after the balance sheet date. However, the intent of the bridge financing is to serve as a stopgap to settle the existing debt prior to closing of the Business Combination and execution of the $325.0 million Term Loan B and provide bridge financing in the event that the Business Combination does not occur. As the bridge financing will be replaced with new financing upon Closing of the Business Combination, the unaudited pro forma condensed combined financial information will only reflect adjustments related to the Term Loan B (the “Refinancing Pro Forma Adjustments”) as the bridge loan is assumed to be settled.

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP in all three redemption scenarios. Under this method of accounting, SVAC has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the DNEG stockholders having a relative majority of the voting power of the post-combination company, DNEG having the authority to appoint a majority of directors on the Board of Directors and senior management of DNEG comprising the majority of the senior management of the post-combination company. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of DNEG with the acquisition being treated as the equivalent of DNEG issuing stock for the net assets of SVAC, accompanied by a recapitalization, with no goodwill or other intangible asset recorded.

Sports Ventures Acquisition Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2021

(in thousands, except share and per share data)

	As of December 31, 2021
	DNEG (Historical)	Sports Ventures Acquisition Corp (Historical)	Transaction Accounting Adjustments (Assuming No Redemption)		Refinancing Pro Forma Adjustments		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming 10% Redemption)		Pro Forma Combined (Assuming 10% Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
ASSETS
Current assets:
Cash and cash equivalents	$4,782	$440	$230,027	A	$315,738	O	$289,798	$(23,000)	L	$266,798	$(230,000)	M	$241,798
			168,000	B	(227,691)	P					182,000	N
			(8,050)	C	(3,562)	R
			(24,009)	D
			(150,000)	K
			(15,760)	S
			(117)	J
Trade and other receivables	165,561	—					165,561			165,561			165,561
Prepaid expenses and other current assets	11,284	376	(3,109)	D			8,551			8,551			8,551
Other short-term assets	—	—			712	R	792			792			792
					80	Q
Total current assets	181,627	816	196,982		85,277		464,702	(23,000)		441,702	(48,000)		416,702
Non-current assets:
Investments held in Trust Account	—	230,027	(230,027)	A			—			—			—
Property and equipment, net	40,131	—					40,131			40,131			40,131
Operating lease right-of-use assets	79,044	—					79,044			79,044			79,044
Content investments and revenue participation rights	5,007	—					5,007			5,007			5,007
Trade and other receivables	12,339	—					12,339			12,339			12,339
Income tax receivables	3,708	—					3,708			3,708			3,708
Intangible assets, net	25,656	—					25,656			25,656			25,656
Goodwill	73,501	—					73,501			73,501			73,501
Deferred tax asset, net	26,420	—					26,420			26,420			26,420
Other long-term assets	5,770	6			2,850	R	8,948			8,948			8,948
					322	Q
Total non-current assets	271,576	230,033	(230,027)		3,172		274,754	—		274,754	—		274,754
TOTAL ASSETS	$453,203	$230,849	$(33,045)		$88,449		$739,456	$(23,000)		$716,456	$(48,000)		$691,456

Sports Ventures Acquisition Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet — (Continued)

As of December 31, 2021

(in thousands, except share and per share data)

	As of December 31, 2021
	DNEG (Historical)	Sports Ventures Acquisition Corp (Historical)	Transaction Accounting Adjustments (Assuming No Redemption)		Refinancing Pro Forma Adjustments		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming 10% Redemption)	Pro Forma Combined (Assuming 10% Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Accounts payable	$32,207	$654	$(2)	D			$32,859		$32,859		$32,859
Accrued liabilities	22,314	—	(1,267)	D	$(1,512)	P	19,535		19,535		19,535
Income taxes payable	5,508	—			220	Q	5,728		5,728		5,728
Due to related parties	—	117	(117)	J			—		—		—
Current portion of operating lease liabilities	14,248	—					14,248		14,248		14,248
Deferred revenue	26,381	—					26,381		26,381		26,381
Current portion of term loan payable, net of debt issuance costs	63,605	—			(25,328)	P	38,709		38,709		38,709
					432	O
Other current liabilities	7,378						7,378		7,378		7,378
Total current liabilities	171,641	771	(1,386)		(26,188)		144,838	$—	144,838	$—	144,838
Non-current liabilities:
Deferred tax liabilities	4,095	—					4,095		4,095		4,095
Warrant Liability	—	4,811					4,811		4,811		4,811
Long-term portion of capital lease obligations	86,719	—					86,719		86,719		86,719
Long-term portion of term loan payable, net of debt issuance costs	205,794	—			315,306	O	321,530		321,530		321,530
					(200,851)	P
					402	Q
					879	Q
Deferred underwriting commissions	—	8,050	(8,050)	C			—		—		—
Other long-term liabilities	3,856						3,856		3,856		3,856
Total non-current liabilities	300,464	12,861	(8,050)		115,736		421,011	—	421,011	—	421,011
TOTAL LIABILITIES	$472,105	$13,632	$(9,436)		$89,548		$565,849	$—	$565,849	$—	$565,849

Sports Ventures Acquisition Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet — (Continued)

As of December 31, 2021

(in thousands, except share and per share data)

	As of December 31, 2021
	DNEG (Historical)	Sports Ventures Acquisition Corp (Historical)	Transaction Accounting Adjustments (Assuming No Redemption)		Refinancing Pro Forma Adjustments		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming 10% Redemption)		Pro Forma Combined (Assuming 10% Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
COMMITMENTS AND CONTINGENCIES
Common stock subject to possible redemption	$—	$230,000	$(230,000)	E			$—			$—			$—

Convertible redeemable preferred shares
Class B convertible redeemable preferred shares	15,334	—	(15,334)	F			—			—			—

Stockholders’ equity (deficit):
Class A Common Stock	—	—	2	B			16	$—	L	16	$(2)	M	16
			2	E						—	2	N
			13	G
			1	I						—			—
			(2)	K
										—
Class B Common Stock	—	1	(1)	I			—			—			—
										—
										—
Net parent company equity (deficit)	5,778		(77)	G			—			—			—
			(5,701)	S
Additional paid-in capital	—	—	167,998	B			214,704	(23,000)	L	191,704	(229,998)	M	166,704
			(22,739)	D						—	181,998	N
			(3,109)	D
			229,998	E						—			—
			15,334	F						—			—
			64	G
			(12,784)	H						—			—
			(149,999)	K
			(10,059)	S						—			—
										—			—
Accumulated other comprehensive income (loss)	(41,127)	—					(41,127)			(41,127)			(41,127)
Retained earnings (deficit)	—	(12,784)	12,784	H	$(1,099)	Q	(1,099)			(1,099)			(1,099)
					—
Non controlling interest	1,113						1,113			1,113			1,113
Total stockholders’ equity (deficit)	(34,236)	(12,783)	221,725		$(1,099)		173,607	(23,000)		150,607	(48,000)		125,607
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$453,203	$230,849	$(33,045)		$88,449		$739,456	$(23,000)		$716,456	$(48,000)		$691,456

See the accompanying notes to the unaudited pro forma condensed combined financial statements

Sports Ventures Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended December 31, 2021

(in thousands, except share and per share data)

	For the Nine months Ended December 31, 2021
	DNEG (Historical)	Sports Ventures Acquisition Corp (Historical) #	Transaction Accounting Adjustments (Assuming No Redemption)		Refinancing Pro Forma Adjustments		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming 10% Redemption)	Pro Forma Combined (Assuming 10% redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Revenue	$276,844	$—	$—				$276,844	$—	$276,844	$—	$276,844
Operating expenses
Employee benefits expense, net	170,469	—					170,469		170,469		170,469
Depreciation and amortization	19,203	—					19,203		19,203		19,203
Other operating expenses, net	47,431	1,360	(90)	BB			48,701		48,701		48,701
Related party other operating expenses, net	1,728	—					1,728		1,728		1,728
Total operating expenses	238,831	1,360	(90)				240,101	—	240,101	—	240,101
Operating profit(loss)	38,013	(1,360)	90		$—		36,743	—	36,743	—	36,743
Other income (expense)
Interest expense, including amortization of debt issuance	(9,266)	—	—	—	6,059	DD	(14,198)		(14,198)	—	(14,198)
					(9,939)	EE			—
					469	FF
					(1,521)	GG
Interest Income	163						163		163		163
Change in fair value of warrant liabilities	—	2,367					2,367		2,367		2,367
Investment income from Trust Account	—	16	(16)	AA			—		—		—
Income/(loss) before income taxes	28,910	1,023	74		(4,932)		25,075	—	25,075	—	25,075
Income tax (expense) / benefit	(8,403)	—	(19)	CC	1,233	CC	(7,189)	—	(7,189)	—	(7,189)
Net income/(loss)	20,507	1,023	55		(3,699)		17,886	—	17,886	—	17,886
Less: Net income attributable to non-controlling interests	(175)	—					(175)		(175)		(175)
Net income/(loss) attributable to parent	$20,332	$1,023	$55		$(3,699)		$17,711	$—	$17,711	$—	$17,711

Sports Ventures Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations — (Continued)

For the Nine Months Ended December 31, 2021

(in thousands, except share and per share data)

	For the Nine months Ended December 31, 2021
	DNEG (Historical)	Sports Ventures Acquisition Corp (Historical) #	Transaction Accounting Adjustments (Assuming No Redemption)	Refinancing Pro Forma Adjustments	Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming 10% Redemption)	Pro Forma Combined (Assuming 10% redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Basic and diluted weighted average shares outstanding of Class A ordinary shares		23,206,247			163,310,000		161,010,000		158,510,000
Diluted weighted average shares outstanding of Class A ordinary shares		23,206,247			181,770,999		179,470,999		176,970,999
Basic net income per share, Class A ordinary shares		$0.04			$0.11		$0.11		$0.11
Diluted net income per share, Class A ordinary shares		$0.04			$0.10		$0.10		$0.10
Basic and diluted weighted average shares outstanding of Class B ordinary shares		5,750,000			—				—
Basic and diluted net income per share, Class B ordinary shares		$0.04			$—				$—

See the accompanying notes to the unaudited pro forma condensed combined financial statements

Sports Ventures Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended March 31, 2021

(in thousands, except share and per share data)

	For the year ended March 31, 2021	For the Period from September 24, 2020 (inception) through March 31, 2021*	For the year ended March 31, 2021
	DNEG (Historical)	Sports Ventures Acquisition Corp (Historical)	Transaction Accounting Adjustments (Assuming No Redemption)		Refinancing Pro Forma Adjustments		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming 10% Redemption)	Pro Forma Combined (Assuming 10% redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Revenue	$306,603	$—			$—		$306,603	$—	$306,603	$—	$306,603

Operating expenses
Employee benefits expense, net	179,303	—					179,303		179,303		179,303
Depreciation and amortization	30,062	—					30,062		30,062		30,062
Other operating expenses, net	57,707	179	$(28)	BB			57,858		57,858		57,858
Related party other operating expenses, net	2,385	—	—				2,385		2,385		2,385
Total operating expenses	269,457	179	$(28)		—		269,608	—	269,608	—	269,608
Operating profit(loss)	37,146	(179)	28		—		36,995	—	36,995	—	36,995
Other income (expense)
Interest expense, including amortization of debt issuance	(13,577)	—	—	—	8,942	DD	(19,336)		(19,336)	—	(19,336)
					(13,300)	EE			—
					585	FF
					(1,986)	GG
Loss on extinguishment of debt					(879)	HH	(879)		(879)		(879)
Interest Income	190	—					190		190		190
Change in fair value of warrant liabilities	—	4,732					4,732		4,732		4,732
Transaction cost		(658)					(658)		(658)		(658)
Investment income from Trust Account	—	10	(10)	AA			—		—		—
Income/(loss) before income taxes	23,759	3,905	18		(6,638)		21,044	—	21,044	—	21,044
Income tax (expense)/benefit	(11,277)	—	(5)	CC	1,659	CC	(9,623)	—	(9,623)	—	(9,623)
Net income/(loss)	12,482	3,905	13		(4,979)		11,421	—	11,421	—	11,421
Add: Net loss attributable to non-controlling interests	612						612		612		612
Net income/(loss) attributable to parent	$13,094	$3,905	$13		$(4,979)		$12,033	$—	$12,033	$—	$12,033

Sports Ventures Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations — (Continued)

For the Year Ended March 31, 2021

(in thousands, except share and per share data)

	For the year ended March 31, 2021	For the Period from September 24, 2020 (inception) through March 31, 2021*	For the year ended March 31, 2021
	DNEG (Historical)	Sports Ventures Acquisition Corp (Historical)	Transaction Accounting Adjustments (Assuming No Redemption)	Refinancing Pro Forma Adjustments	Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming 10% Redemption)	Pro Forma Combined (Assuming 10% redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Basic weighted average shares outstanding of Class A ordinary shares		23,000,000			163,310,000		161,010,000		158,510,000
Diluted weighted average shares outstanding of Class A ordinary shares		23,000,000			181,770,999		179,470,999		176,970,999
Basic net income per share, Class A ordinary shares		$0.13			$0.07		$0.07		$0.08
Diluted net income per share, Class A ordinary shares		$0.13			$0.07		$0.07		$0.07
Basic and diluted weighted average shares outstanding of Class B ordinary shares		6,351,667			—		—		—
Basic and diluted net income per share, Class B ordinary shares		$0.13			$—		$—		$—

See the accompanying notes to the unaudited pro forma condensed combined financial statements

Refer to the table below for the computation of balances for the nine months period ended December 31, 2021.

Statement of operations	For the year ended December 31, 2021	Less: For the three months period ended March 31, 2021	For the nine months ended December 31, 2021
Operating costs	$1,532	$172	$1,360
Loss from operations	(1,532)	(172)	(1,360)
Other income (expense)
Change in fair value of warrant liabilities	7,099	4,732	2,367
Offering costs allocated to warrant liabilities	(658)	(658)	—
Investment income from Trust Account	26	10	16
Total other income, net	6,467	4,084	2,383
Net income (loss)	$4,935	$3,912	$1,023

Refer to the table below for the computation of balances for the period ended March 31, 2021.

Statement of operations	For the Period from September 24, 2020 (inception) to December 31, 2020	Add: For the three months period ended March 31, 2021	For the period from September 24, 2020 (inception) to March 31, 2021
Operating costs	$8	$172	$180
Loss from operations	(8)	(172)	(180)
Other income (expense)
Change in fair value of warrant liabilities	—	4,732	4,732
Offering costs allocated to warrant liabilities	—	(658)	(658)
Investment income from Trust Account	—	10	10
Total other income, net	—	4,084	4,084
Net income (loss)	$(8)	$3,912	$3,904

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination and related transactions had been consummated on December 31, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Business Combination and related transactions had been consummated on April 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP.

The acquisition of DNEG will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with U.S. GAAP. Under this method of accounting, SVAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the evaluation of the following facts and circumstances: i) DNEG’s shareholders will have a majority of the voting power in the post-Business Combination company (under all redemption scenarios), ii) DNEG’s stockholders will be able to appoint a majority of the directors in the Board of Directors of the post-Business Combination company, iii) DNEG’s management team will be the management team of the post-Business Combination company, iv) DNEG’s prior operations will comprise the ongoing operations of the post-Business Combination company, v) DNEG is the larger entity based on historical revenues and business operations, and vi) the post-Business Combination company will assume the “DNEG” operating name and DNEG’s headquarters. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of DNEG issuing shares for the net assets of SVAC, accompanied by a recapitalization. The net assets of SVAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of DNEG.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). SVAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments and Refinancing Pro Forma Adjustments in the unaudited pro forma condensed combined financial statements to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions. DNEG has not had any historical relationship with SVAC prior to the Business Combination. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this proxy statement and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers the basis of presentation to be reasonable under the circumstances. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination or related transactions had taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described in the accompanying notes.

Total one-time direct and incremental transaction costs (“transaction costs”) anticipated to be incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to SVAC’s additional paid-in capital and are assumed to be cash settled.

The unaudited pro forma condensed combined financial statements present three redemption scenarios as follows:

•        Assuming No Redemptions:    This presentation assumes that no SVAC Class A Ordinary Shares available for redemption are redeemed.

•        Assuming 10% Redemptions:    This presentation assumes a 10% redemption rate, or 2,300,000 SVAC Class A Ordinary Shares are redeemed, such that the remaining funds held in the Trust Account after the payment of the redeeming shares’ pro-rata allocation equal $375.0 million of cash, which results in fewer shares outstanding than the no redemption scenario but more shares outstanding than the maximum redemption scenario or any other redemption scenario that would result in the Backstop being exercised to meet the Minimum Available Cash Condition of $350.0 million.

•        Assuming Maximum Redemptions:    This presentation assumes that all redeemable SVAC Class A Ordinary Shares are redeemed. Under this scenario, Sponsor fulfills the Backstop for $182.0 million, which collectively with the PIPE Investment of $168.0 million satisfies the Minimum Available Cash Condition of $350.0 million. Any further redemption scenarios between the 10% and Maximum Redemption scenarios are not expected to materially affect the unaudited pro forma financial condensed combined information due to the Backstop.

The actual redemptions will likely be within the scenarios described above; however, there can be no assurance regarding which scenario will be closest to actual results. Under each of the three scenarios, DNEG is considered the accounting acquirer.

The following summarizes the pro forma shares issued and outstanding immediately after the Business Combination, after giving effect to the Exchange Ratio, presented under the three redemption scenarios:

	No Redemptions		10% Redemption		Maximum Redemptions
	Ownership in shares	% ownership	Ownership in shares	% ownership	Ownership in shares	% ownership
Prime Focus World N.V. Shareholders	117,100,000	71.7%	117,100,000	72.7%	117,100,000	73.9%
Total Prime Focus World N.V. Merger Shares	117,100,000	71.7%	117,100,000	72.7%	117,100,000	73.9%
Sports Ventures Acquisition Corp Public Shares	23,000,000	14.1%	20,700,000	12.9%	—	—
Sports Ventures Acquisition Corp Founder Shares	5,750,000	3.5%	5,750,000	3.6%	5,750,000	3.6%
Sports Ventures Acquisition Corp Private Placement shares	660,000	0.4%	660,000	0.4%	660,000	0.4%
Total Sports Ventures Acquisition Corp Shares	29,410,000	18.0%	27,110,000	16.9%	6,410,000	4.0%
PIPE	16,800,000	10.3%	16,800,000	10.4%	16,800,000	10.6%
Total PIPE	16,800,000	10.3%	16,800,000	10.4%	16,800,000	10.6%
Issuance of Shares to Sponsor and affiliates due to Backstop stop agreement	—	—	—	—	18,200,000	11.5%
Total	163,310,000	100.0%	161,010,000	100.0%	158,510,000	100.0%

The number of shares held by DNEG Stockholders is calculated as (i) the Aggregate Closing Consideration of $1.321 billion divided by (ii) $10.00 per share, less (iii) 15.0 million New DNEG Ordinary Shares, which immediately after completion of the Business Combination, New DNEG has the right to purchase from Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million.

Note 2 — Accounting Policies

Based on the Company’s analysis to date, there are no significant adjustments that are necessary to conform DNEG’s financial statements to the accounting policies used by the Company in the preparation of the unaudited pro forma condensed combined financial statements.

Following the Closing Date, the Company’s management will conduct a final review of DNEG’s accounting policies in order to determine if differences in accounting policies would require adjustment or reclassification of DNEG’s results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of this review, the Company’s management may identify differences that, when adjusted or reclassified, could have a material impact on the unaudited pro forma condensed combined statements of operations included herein.

Note 3 — Adjusted to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 has been prepared to illustrate the effect of the Business Combination and related transactions. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 include Transaction Accounting Adjustments and Refinancing Pro Forma Adjustments that are related to the Business Combination and related transactions, including the PIPE Investment, debt financing and DNEG investor liquidity transaction for which the combined company exchanged cash for the investor’s DNEG shares rather than the combined company shares otherwise issuable.

The pro forma transaction accounting adjustments based on preliminary estimates that could change materially as additional information is obtained, are as follows:

A.     Reflects the reclassification of $230.0 million of cash and marketable securities currently held in the Trust Account. Amounts available to DNEG may be reduced as a result of redemptions by SVAC shareholders.

B.      Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and SVAC agreed to issue and sell to such investors, 16,800,000 SVAC Class A Ordinary Shares with a par value of $0.0001 per share, resulting in gross cash proceeds of $168.0 million.

C.     Reflects the payment of $8.0 million of deferred underwriting fees incurred during SVAC’s IPO and due upon completion of the Business Combination.

D.     Reflects settlements of approximately $27.1 million of acquisition-related transaction costs, including prepaid expenses of $3.1 million and cash paid of $24.0 million. The settlements exclude deferred underwriting fees discussed in Reference C. These acquisition-related transaction costs are deemed to be direct and incremental costs of the Business Combination. As the Business Combination is accounted for as a reverse recapitalization, the acquisition-related transactions costs are accounted for as equity issuance costs with a corresponding decrease of $25.8 million to additional paid-in-capital and $1.3 million to accrued liabilities and accounts payable.

E.      Reflects the reclassification of SVAC Class A Ordinary Shares subject to possible redemption to permanent equity at par value of $0.0001 per share.

F.      Reflects the conversion of DNEG convertible preferred stock into DNEG common stock on 1:1 basis immediately prior to the Business Combination and the exchange of such shares into SVAC Class A Ordinary Shares concurrent with the Closing.

G.     Represents the issuance of 117,100,000 SVAC Class A Ordinary Shares to existing DNEG shareholders as consideration for the reverse recapitalization.

H.     Reflects the reclassification of SVAC’s historical accumulated deficit to additional paid-in capital.

I.       Reflects the conversion of the SVAC Class B Ordinary Shares held by the Founders to SVAC Class A Ordinary Shares.

J.       Reflects the reversal of related party liabilities pertaining to SVAC’s office space, administrative and shared personnel support services pursuant to the Administrative Services Agreement, which will be repaid in cash and terminate upon consummation of the Business Combination.

K.     Reflects that immediately after completion of the Business Combination, New DNEG exercises its right to purchase up to 15.0 million New DNEG Ordinary Shares held by Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million. While DNEG has not determined it will purchase the New DNEG Ordinary Shares which will be held by Novator, a pro forma adjustment has been included given such purchase is considered probable of occurring. This transfer of trust proceeds does not impact the Minimum Cash Condition.

L.      Represents the 10% redemption scenario in which 2,300,000 SVAC Class A Ordinary Shares are redeemed for $23.0 million allocated to common stock and additional paid-in capital, using a par value of $0.0001 per share at a redemption price of approximately $10.00 per share.

M.     Represents the maximum redemptions scenario in which 23,000,000 SVAC Class A Ordinary Shares are redeemed for $230.0 million allocated to common stock and additional paid-in capital, using a par value of $0.0001 per share at a redemption price of approximately $10.00 per share.

N.     Under the maximum redemption scenario, reflects $182.0 million in cash received by SVAC pursuant to the Backstop under which the affiliates of Sponsor purchased 18,200,000 additional SVAC Class A Ordinary Shares.

O.     In connection with the Business Combination, DNEG has negotiated a new Term Loan B in the principal amount of $325.0 million with an assumed effective interest rate of 4.59%. The Term Loan B is expected to be placed entirely with a new lender syndicate and thus all $9.6 million of lender fees and issuance costs allocated to the Term Loan B are deferred as debt discount.

P.       Reflects the repayment of DNEG’s existing term loan and revolving credit facility loan with a remaining principal balance of $226.2 million and accrued interest of $1.5 million. The existing term loan was deemed to be fully extinguished as none of the Term Loan B lenders are expected to be part of the existing term loan lender group.

Q.     Reflects $1.1 million reduction in retained earnings for the write off of $0.3 million of unamortized debt issuance costs related to the full extinguishment of DNEG’s existing term loan and the write off of $0.6 million of unamortized debt issuance costs allocated to the lenders under the existing revolving credit facility. The $0.4 million of unamortized issuance costs allocated to continuing lenders under the Revolving Credit Facility continue to be reflected as another asset to be amortized over the life of the Revolving Credit Facility. The adjustment also reflects a $0.2 million tax payable generated by the extinguishment.

R.     Reflects third-party issuance costs of $3.6 million related to the Revolving Credit Facility that is recorded as other assets, as no amounts are expected to be drawn at Closing.

S.      Reflects the settlement of outstanding balances with DNEG’s parent that will take place concurrently with the Business Combination. The $15.8 million includes outstanding balances arising from historical common control transactions in the ordinary course of business such as rental expenses and consideration in respect of the transfer of the other production services business and other investments. The settlement is reflected as a reduction from the net parent investment and additional paid in capital by $5.7 million and $10.1 million, respectively. The amount is based on amounts outstanding as at December 31, 2021, and the final amount to be settled may differ.

Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021 and nine months ended December 31, 2021 are as follows:

AA.  Reflects elimination of interest income of SVAC’s Trust Account, which is less than $0.1 million for both the nine months ended December 31, 2021 and the year ended March 31, 2021.

BB.   Represents elimination of historical expenses related to SVAC’s office space, administrative and shared personnel support services pursuant to the Administrative Services Agreement, which will terminate upon consummation of the Business Combination.

CC.   Reflects the income tax effects of the pro forma adjustments calculated using a blended statutory tax rate of 25% for the nine months ended December 31, 2021 and 25% for the year ended March 31, 2021. The statutory rate may differ materially from the Company’s effective tax rate following the acquisition and does not consider any historical or future tax events that may impact the combined company.

DD.   Reflects the reversal of the interest expense pertaining to DNEG’s existing term loan and revolving credit facility, which will be extinguished in connection with the debt refinancing. The interest expense was $6.1 million for the nine months ended December 31, 2021 and $8.9 million for the year ended March 31, 2021.

EE.   Reflects the recognition of interest expense pertaining to the Term Loan B entered into in connection with the Business Combination. The interest expense was $9.9 million for the nine months ended December 31,

2021 and $13.3 million for the year ended March 31, 2021. A 0.125% change in the effective interest rate of the Term Loan B will result in an impact of $0.3 million for the nine months ended December 31, 2021 and $0.4 million for the year ended March 31, 2021.

FF.    Reflects the reversal in amortization of the debt issuance costs associated with DNEG’s existing term loan and revolving credit facility, which will be extinguished in connection with the Business Combination. The amount reversed was $0.5 million for the nine months ended December 31, 2021 and $0.6 million for the year ended March 31, 2021.

GG.  Reflects the amortization of the debt issuance costs related to the Term Loan B and Revolving Credit Facility. The amortization expense was $1.5 million for the nine months ended December 31, 2021 and $1.9 million for the year ended March 31, 2021.

HH.  Reflects the recognition of loss on extinguishment for the difference between the net carrying amount of debt and the reacquisition price of $0.9 million.

Note 5 — Net Income per Share

Represents the net income per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and related transactions, assuming such additional shares were outstanding since April 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred on April 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issued in connection with the Business Combination and related transactions have been outstanding for the entire periods presented.

The unaudited pro forma combined financial statements have been prepared assuming three alternative levels of redemption into cash of SVAC shares for the year ended March 31, 2021:

(shares in 000s)	Min. Redemptions	Medium Redemption	Max. Redemptions
Pro forma net income/(loss)	$12,033	$12,033	$12,033
Weighted average common shares outstanding, basic	163,310	161,010	158,510
Weighted average common shares outstanding, diluted	181,771	179,471	176,971
Net income/(loss) per share attributable to common stockholders – basic	$0.07	$0.07	$0.08
Net income/(loss) per share attributable to common stockholders – diluted	$0.07	$0.07	$0.07

Weighted average common shares calculation, basic and diluted
Prime Focus World N.V. Shareholders	117,100	117,100	117,100
Sports Ventures Acquisition Corp Public Shares	23,000	20,700	—
Sports Ventures Acquisition Corp Founder Shares	5,750	5,750	5,750
Sports Ventures Acquisition Corp Private Placement shares	660	660	660
PIPE	16,800	16,800	16,800
Issuance of Shares to Sponsor and affiliates due to Backstop stop agreement	—	—	18,200

Total Weighted average common shares outstanding, basic	163,310	161,010	158,510

ESOP Holders	18,461	18,461	18,461
Total Weighted average common shares outstanding, diluted	181,771	179,471	176,971

The unaudited pro forma condensed combined financial statements have been prepared assuming three alternative levels of redemption into cash of SVAC shares for the nine months ended December 31, 2021:

(shares in 000s)	Min. Redemptions	Medium Redemption	Max. Redemptions
Pro forma net income/(loss)	$17,711	$17,711	$17,711
Weighted average common shares outstanding, basic	163,310	161,010	158,510
Weighted average common shares outstanding, diluted	181,771	179,471	176,971
Net income/(loss) per share attributable to common stockholders – basic	$0.11	$0.11	$0.11
Net income/(loss) per share attributable to common stockholders – diluted	$0.10	$0.10	$0.10
Weighted average common shares calculation, basic and diluted
Prime Focus World N.V. Shareholders	117,100	117,100	117,100
Sports Ventures Acquisition Corp Public Shares	23,000	20,700	—
Sports Ventures Acquisition Corp Founder Shares	5,750	5,750	5,750
Sports Ventures Acquisition Corp Private Placement shares	660	660	660
PIPE	16,800	16,800	16,800
Issuance of Shares to Sponsor and affiliates due to Backstop stop agreement	—	—	18,200

Total	163,310	161,010	158,510

ESOP Holders	18,461	18,461	18,461
Total Weighted average common shares outstanding, diluted	181,771	179,471	176,971

____________

*        The treasury stock method was used to calculate the potential dilutive effect.

The earnings per share amounts exclude the anti-dilutive impact from the following securities:

•        the 7,666,667 Public Warrants sold during the SVAC IPO that were converted in the Business Combination into warrants to purchase a total of 7,666,667 shares of our Class A common stock, which are exercisable at $11.50 per share

•        the 220,000 private placement warrants sold to SVAC Sponsor concurrently with the SVAC IPO that were converted in the Business Combination into warrants to purchase a total of 220,000 shares of our Class A common stock. The private placement warrants are exercisable at $11.50 per share.

INFORMATION ABOUT SVAC

Unless the context otherwise requires, all references in this section to the “Company”, “we”, “us” or “our” refer to SVAC prior to the consummation of the Business Combination.

General

SVAC is a blank check company incorporated on September 24, 2020 as a Cayman Islands exempted company for the purpose of effecting an initial business combination. To date, SVAC’s efforts have been limited to organizational activities, activities related to the IP, activities related to identifying an acquisition target and activities related to the DNEG acquisition.

Although SVAC may pursue acquisitions in any sector or industry, since the IPO, it has focused its search for opportunities to create value in the sectors where SVAC and its management have leading edge expertise, specifically in the sports, media and entertainment sectors, including traditional and emerging sports as well as film and television production and infrastructure.

On January 8, 2021, SVAC consummated the IPO of 23,000,000 SVAC Class A Ordinary Shares at $10.00 per SVAC Class A Ordinary Share, generating gross proceeds of $230 million. Simultaneously with the closing of the IPO, SVAC consummated the sale of 660,000 SVAC Units, at a price of $10.00 per SVAC Unit. Each placement unit consists of one Class A Ordinary Share, and one-third redeemable SVAC Warrant, each whole warrant entitling the holder to purchase one SVAC Class A Ordinary Share at a price of $11.50 per share, generating gross proceeds of $6.6 million.

Following the closing of the IPO on January 8, 2021, $230 million ($10.00 per SVAC Class A Ordinary Share) from the net offering proceeds of the sale of the SVAC Class A Ordinary Shares in the IPO and the sale of the SVAC Units was placed in the Trust Account and invested in U.S. government securities.

It is the job of Sponsor and SVAC’s management team to complete an initial business combination. SVAC must complete its initial business combination by January 8, 2023. If the initial business combination is not consummated by January 8, 2023, then SVAC’s existence will terminate, and it will distribute all amounts in the Trust Account.

Effecting Our Initial Business Combination

Selection of a target business and Structuring of Our initial business combination

The Nasdaq rules require that SVAC’s initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of SVAC’s signing a definitive agreement in connection with an initial business combination. Based on the valuation analysis of SVAC’s management and the SVAC Board, SVAC has determined that the fair market value of DNEG was substantially in excess of 80% of the funds in the Trust Account and that the 80% test was therefore satisfied.

Shareholder Approval of Business Combination

SVAC is seeking stockholder approval of the Business Combination at the extraordinary general meeting. In connection with the Business Combination, the SVAC Organizational Documents provide that the SVAC Shareholders may elect to redeem their shares (regardless of if or how they vote in respect of the BCA Proposal) for their pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to SVAC (net of taxes payable). SVAC will consummate the Business Combination only if the Condition Precedent Proposals are approved and all of the conditions precedent to the Business Combination as set forth in the Business Combination have been satisfied or waived, which include, among other things, a minimum available cash of at least $350 million upon the Closing and that SVAC has net tangible assets of at least $5,000,001 upon such consummation. Notwithstanding the foregoing, a public SVAC shareholder, together with any affiliate of such public SVAC shareholder or any other person with whom such public SVAC shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the

Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public SVAC shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Sponsor and each director and officer of SVAC have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any SVAC Ordinary Shares held by them, in each case, subject to the terms and conditions contemplated by Sponsor Support Agreement. Sponsor owns approximately 19.6% of the currently issued and outstanding SVAC Ordinary Shares.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding SVAC or SVACs Ordinary Shares, Sponsor, DNEG Stockholders, or SVAC or DNEG’s directors, officers, advisors or respective affiliates may purchase public shares, at a price no higher than the redemption price, from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Condition Precedent Proposals. Such a purchase may include a contractual acknowledgement that such SVAC Shareholder, although still the record holder of SVAC Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that any of Sponsor, DNEG Stockholders, or SVAC or DNEG’s directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public SVAC shareholders have already elected to exercise their redemption rights, such selling shareholder would be required to revoke its prior elections to redeem its shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (1) satisfaction of the requirement that holders of a majority of the SVAC Ordinary Shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the BCA Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal, (2) satisfaction of the requirement that holders of at least two-thirds of the SVAC Ordinary Shares, represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the Organizational Documents Proposal, (3) satisfaction of the requirement that the Minimum Available Cash Amount condition is satisfied, (4) otherwise limiting the number of public shares electing to redeem and (5) New DNEG’s net tangible assets (as determined in accordance with Rule 3a5-1(g)(1) of the Exchange Act) being at least $5,000,001. Sponsor, directors, officers, advisors and their affiliates have waived any redemption rights in connection with any such share purchases. Any such shares purchased would not be voted in favor of approving the Business Combination.

Redemption rights for public SVAC shareholders upon completion of SVAC’s initial business combination

Pursuant to SVAC’s memorandum and articles of association, a holder of SVAC’s public shares (a “public SVAC shareholder”) may request that SVAC redeem all or a portion of its public shares for cash in connection with the completion of the Business Combination. Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Continental, SVAC’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. To the extent a holder of SVAC Units elects to separate such SVAC Units into underlying SVAC Class A Ordinary Shares and SVAC Warrants prior to exercising redemption rights with respect to such SVAC Class A Ordinary Shares, such holder’s redemption rights would apply in respect of the underlying SVAC Class A Ordinary Shares. Public SVAC shareholders may elect to redeem their public shares even if they vote “for” the BCA Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public SVAC shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, SVAC will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to SVAC. See “Extraordinary General Meeting of SVAC Shareholders — Redemption Rights” in this proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Redemption of public shares and liquidation if no initial business combination

Sponsor and SVAC’s officers and directors have agreed that it will have only until January 8, 2023, to complete the Business Combination or another initial business combination. If SVAC is unable to complete the Business Combination or another initial business combination by such date, SVAC will: (i) cease all operations (except for the purpose of winding up), (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish the public SVAC shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining SVAC Shareholders and the SVAC Board, liquidate and dissolve, subject in each case to SVAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable laws. There will be no redemption rights or liquidating distributions with respect to SVAC Warrants, which will expire worthless if SVAC fails to complete the Business Combination or another initial business combination by January 8, 2023.

SVAC’s initial holders, Sponsor, officers and directors have entered into a letter agreement with SVAC pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if SVAC fails to complete the Business Combination or another initial business combination by January 8, 2023. However, if SVAC’s initial holders, Sponsor, officers or directors acquire public shares after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if SVAC fails to complete the Business Combination or another initial business combination by January 8, 2023.

SVAC’s initial holders, Sponsor, officers and directors have agreed, pursuant to a written letter agreement with SVAC, that they will not propose any amendment to the Existing Organizational Documents (i) that would modify the substance or timing of SVAC’s obligation to provide holders of SVAC Class A Ordinary Shares the right to the SVAC Share Redemption or to redeem 100% of SVAC’s public shares if SVAC does not complete the Business Combination or another initial business combination by January 8, 2023 or (ii) with respect to the other provisions relating to SVAC Shareholders’ rights or pre-business combination activity, unless SVAC provides its public SVAC shareholders with the opportunity to redeem their SVAC Class A Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. However, SVAC will only redeem those public shares if (after such redemption) its net tangible assets will be at least $5,000,001 either prior to or upon consummation of the Business Combination or another initial business combination, and after payment of the deferred underwriting commission (so that SVAC does not become subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that SVAC cannot satisfy the net tangible asset requirement (described above), it would not proceed with the amendment or the related redemption of SVAC’s public shares.

SVAC expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from amounts held outside the Trust Account ($440.475 as of December 31, 2021), although SVAC cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing SVAC’s plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes, SVAC may request the trustee to release to it an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If SVAC were to expend all of the net proceeds of the IPO and the sale of the SVAC Units, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by SVAC Shareholders upon its dissolution would be approximately $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of SVAC’s creditors, which claims would have higher priority than the claims of its public SVAC shareholders. SVAC cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While SVAC intends to pay such amounts, if any, SVAC cannot assure you that it will have funds sufficient to pay or provide for all creditors’ claims, which would then reduce the per-share redemption amount payable to shareholders.

Although SVAC has sought and will continue to seek to have all third parties (other than its independent registered public accounting firm), prospective target businesses and other entities with which SVAC does business agreements from those third parties waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of public SVAC shareholders, however there is no guarantee that all such parties have or will execute such agreements or even if they have or will execute such agreements, that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against SVAC’s assets, including the funds held in the Trust Account. If any third party has refused or refuses to execute an agreement waiving such claims to the monies held in the Trust Account, SVAC’s management has performed or will perform an analysis of the alternatives available to it and has or will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to SVAC than any alternative. Examples of possible instances where SVAC may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with SVAC and will not seek recourse against the Trust Account for any reason. Upon redemption of SVAC’s public shares, if SVAC is unable to complete the Business Combination or another initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with the Business Combination or another initial business combination, SVAC will be required to provide for payment of claims of creditors that were not waived that may be brought against SVAC within the 10 years following redemption. Sponsor has agreed that it will be liable to SVAC if and to the extent any claims by a third-party (other than SVAC’s independent auditors) for services rendered or products sold, or a prospective target business with which SVAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under SVAC’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then Sponsor will not be responsible to the extent of any liability for such third-party claims. SVAC has not independently verified whether Sponsor has sufficient funds to satisfy its indemnity obligations and believe that Sponsor’s only assets are securities of SVAC. None of SVAC’s other directors, officers or shareholders will indemnify SVAC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, SVAC’s independent directors would determine whether to take legal action against Sponsor to enforce its indemnification obligations. While SVAC currently expects that SVAC’s independent directors would take legal action on its behalf against Sponsor to enforce its indemnification obligations to SVAC, it is possible that SVAC’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, SVAC cannot assure you that due to claims of creditors will not reduce the funds available to pay for shareholder upon a liquidation and that the actual value of the per-share redemption price will not be substantially less than $10.00 per share.

SVAC has sought and will continue to seek to reduce the possibility that Sponsor has to indemnify the Trust Account due to claims of creditors by endeavoring to have all third parties (other than SVAC’s independent registered accounting firm), prospective target businesses or other entities with which SVAC does business execute agreements with SVAC waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Sponsor will also not be liable to SVAC with respect to any claims arising out of SVAC’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. SVAC has limited ability to use the amounts held outside the Trust Account ($440,475 as of December 31, 2021) to pay any such potential claims (including costs and expenses incurred in connection with SVAC’s liquidation, currently estimated to be no more than approximately $100,000). In the event that SVAC liquidates and it is subsequently determined that the reserve for claims and liabilities was insufficient, SVAC Shareholders who received funds, from the Trust Account could be liable for claims made by creditors.

If SVAC files a bankruptcy or insolvency petition or an involuntary bankruptcy insolvency petition is filed against SVAC that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of SVAC Shareholders. To the extent any bankruptcy claims deplete the Trust Account, SVAC cannot assure you SVAC will be able to return $10.00 per share to the public SVAC shareholders. Additionally, if SVAC files a bankruptcy or insolvency petition or an involuntary bankruptcy insolvency petition is filed against SVAC that is not dismissed, any distributions received by SVAC Shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by SVAC Shareholders from them to redistribute to creditors. Furthermore, the SVAC Board may be viewed as having breached its fiduciary duty to SVAC’s creditors and/or may have acted in bad faith, thereby exposing itself and SVAC to claims of punitive damages, by paying public SVAC shareholders from the Trust Account prior to addressing the claims of creditors. SVAC cannot assure you that claims will not be brought against SVAC for these reasons.

Public SVAC shareholders are entitled to receive funds from the Trust Account only upon the earlier of (i) the completion of the Business Combination or another initial business combination, (ii) the redemption of any public shares properly tendered in connection with a SVAC Shareholder vote to amend the Existing Organizational Documents to (A) modify the substance or timing of SVAC’s obligation to provide holders of SVAC Class A Ordinary Shares the right to have their shares redeemed in connection with the Business Combination or another initial business combination or to redeem 100% of SVAC’s public shares if it does not complete the Business Combination or another initial business combination by January 8, 2023, or (B) with respect to any other provision relating to SVAC Shareholders’ rights or pre-business combination activity and (iii) the redemption of all of SVAC’s public shares if SVAC is unable to complete the Business Combination or another initial business combination by January 8, 2023, subject to applicable law. In no other circumstances will a SVAC Shareholder have any right or interest of any kind to or in the Trust Account. Any SVAC Shareholder’s voting in connection with the Business Combination or another initial business combination alone will not result in a SVAC Shareholder Redemption for an applicable pro rata share of the Trust Account.

Facilities

SVAC’s executive offices are located at 9705 Collins Ave 1901N, Bal Harbour, FL 33154, and its telephone number is 786-650-0074. The cost for SVAC’s use of this space is included in the $10,000 per month fee SVAC pays to Sponsor or an affiliate of Sponsor for office space, administrative and shared personnel support services. SVAC considers SVAC’s current office space adequate for its current operations.

Upon consummation of the Business Combination, the principal executive offices of New DNEG s will be located at 160 Great Portland St Fitzrovia, London W1W 5QA.

Employees

SVAC has three officers. Members of SVAC’s management team are not obligated to devote any specific number of hours to SVAC’s matters but they intend to devote as much of their time as they deem necessary to SVAC’s affairs until SVAC has completed its initial business combination. The amount of time that SVAC’s officers or any other members of its management team devote in any time period varies based on the current stage of the business combination process.

Competition

If SVAC succeeds in effecting the Business Combination, there will be, in all likelihood, significant competition from DNEG’s competitors. SVAC cannot assure you that, subsequent to the Business Combination, New DNEG will have the resources or ability to compete effectively. Information regarding New DNEG’s competition is set forth in the sections entitled “Information About DNEG — Competition”.

Directors and Executive Officers

As of the date of this proxy statement, SVAC’s directors and officers are as follows:

Name	Age	Title
Alan Kestenbaum	61	Chairman of the Board and Chief Executive Officer
Robert Tilliss	55	President, Chief Financial Officer and Director
Daniel Strauss	37	Chief Operating Officer
Joseph D. Ragan III	61	Director
Jeff Bradley	61	Director
Kevin Hyman	61	Director

The experience of SVAC’s directors and executive officers is as follows:

Alan Kestenbaum, SVAC’s Chairman of the Board and Chief Executive Officer since inception, has extensive investing and operating experience as well as a track record in turnarounds and restructurings. Mr. Kestenbaum formed and served as chairman and CEO of one of the early and most successful special purpose acquisition companies in 2006, International Metals Inc., which acquired Globe Metallurgical Inc. in 2007. The combined company achieved a peak market capitalization of $1.8 billion in 2014, or $28 per share before the company merged into Ferro Atlantica to create Ferroglobe in 2016. Mr. Kestenbaum became a minority owner and limited partner of the Atlanta Falcons of the NFL, one of the largest sports-related transactions, in April 2019, which was among the highest amounts invested in the NFL history for a limited partnership stake. He has led large investor groups in pursuit of the Carolina Panthers and another high-profile sports asset. Mr. Kestenbaum has experience in other areas of content creation, as he operates at Stelco Inc. a one-of-a-kind location filming destination that has been utilized by major networks, movie studios and streaming services.

Mr. Kestenbaum has been serving as Executive Chairman and Chief Executive Officer of Stelco Inc. (TSX:STLC) since February 2020, and previously served as its Chief Executive Officer from July 2017 to February 2019. Mr. Kestenbaum founded Bedrock Industries in June 2015, in partnership with Lindsay Goldberg, and since then, has been serving as its Chairman and Chief Executive Officer, responsible for setting the vision, strategy, investment objectives and providing direction to achieve the strategic objectives of the company. He was also the Executive Chairman and founder of Globe Specialty Metals from 2004 to 2016 and the former Executive Chairman of Ferroglobe PLC, a silicon and specialty metals company (Nasdaq: GSM) from January to December 2016. Prior to forming Globe Specialty Metals, Mr. Kestenbaum founded Marco International, an international metals trader and investor, in 1985 and led its expansion in North America and around the globe. Prior to founding Marco International, he was employed by Glencore from 1983 to 1984 and then Philipp Brothers in 1984. Mr. Kestenbaum has a B.A. in Economics from Yeshiva University and has been involved in numerous educational and community service boards. He is well-qualified to serve on the SVAC Board due to his extensive industry, operational, finance and investment experience.

Robert Tilliss, SVAC’s President and Chief Financial Officer, founded Inner Circle Sports in 2002 as a sports merchant banking boutique and has been serving as its CEO and Managing Member since 2002. He has over 30 years of history as a leader in the sports advisory and finance community domestically and internationally. Mr. Tilliss has led numerous high-profile assignments including the sale, acquisition and financing of teams across the five U.S. professional sports leagues and the top sports leagues internationally. Select notable deals include minority or control transactions with the Atlanta Falcons, Boston Celtics, New Jersey Nets, Atlanta Hawks, Memphis Grizzlies, Philadelphia 76ers, Milwaukee Bucks, Kansas City Royals, New York Mets, San Francisco Giants, New York Islanders, New Jersey Devils, Florida Panthers, Atlanta FC, Columbus Crew, Liverpool FC and G2 Esports, among many others. Mr. Tilliss is responsible for creating the framework for the league-wide financing facilities for the NBA, NFL, NHL and MLB. He also has extensive stadium/arena financing expertise having structured the financing for Oracle Park, American Airlines Center, Wembley Stadium, and has performed valuation, consulting and other activities for stadiums/arenas globally. Mr. Tilliss has executed capital raises for sports technology companies in the sports business services, software and media businesses and has invested in many of these companies. More specifically, he has evaluated and personally invested in sports ticketing, SaaS, esports teams and other related operating businesses.

Prior to founding Inner Circle Sports, Mr. Tilliss spent 15 years at J.P. Morgan as Managing Director and Group Head of the Sports Advisory & Finance Group from 1988 to 2002. Mr. Tilliss founded J.P. Morgan’s sports investment banking practice in 1990 and leveraged the firm’s products and services to become a leader in the sector. He was twice recognized by the Sports Business Journal as one of the “Industry’s 40 under 40” and was recently recognized by Worth magazine as one of the “60 Most Powerful People in Sports.” Mr. Tilliss is a frequent guest on Bloomberg TV, and has previously been quoted in the New York Times, Wall Street Journal, Sports Business Journal, CNBC, Variety and Crain’s, among numerous other publications. He is a frequent panelist at sports business conferences and teaches classes at New York University, Columbia University and Harvard Business School. Mr. Tilliss contributes his time to the UJA Sports for Youth Committee, Big Brothers/Big Sisters and other non-profit organizations. Mr. Tilliss has a Bachelor of Arts degree from the University of Rochester. He is well-qualified to serve on the SVAC Board due to his extensive industry, operational, finance and investment experience.

Daniel Strauss, SVAC’s Chief Operating Officer, has been serving as the Chief Executive Officer of GlassBridge Enterprises (OTC: GLAE), a publicly traded asset management company, since 2019. Prior to that, he served as GlassBridge’s Chief Operating Officer from March 2017 to December 2019. Mr. Strauss is a member of the board of directors of SportBLX Inc., a sports investment platform, since 2019, ARRIVE, the venture capital arm of RocNation, since 2017, and BrookLAN, the largest, dedicated esports & video game venue in New York since 2020. Mr. Strauss has over 10 years of experience in corporate finance as a portfolio manager and investment analyst in private and public equity through which he has developed a deep understanding of corporate finance and strategic planning activities. Mr. Strauss was a Portfolio Manager at Clinton from August 2010 to December 2019. At Clinton, Mr. Strauss was responsible for evaluating and executing private equity transactions across a range of industries and the ongoing management and oversight of Clinton’s portfolio investments. From 2008 to 2010, he worked for Angelo, Gordon & Co., a diversified investment manager, as a member of the firm’s private equity and special situations area. Mr. Strauss was previously with Houlihan Lokey, an investment bank, where he focused on mergers and acquisitions from 2006 to 2008. Mr. Strauss has served on the boards of directors of Pacific Mercantile Bancorp (Nasdaq: PMBC) from 2011 until 2015 and Community Financial Shares, Inc. (OTC: CFIS) from 2012 until its sale to Wintrust Financial Corporation in 2015. Mr. Strauss received a Bachelor of Science in Finance and International Business from the Stern School of Business at New York University.

Joseph D. Ragan III, one of SVAC’s directors since January 5, 2021, has been serving as the President and Chief Investment Officer for Paper Excellence Group, a leading global paper and pulp producer with operations in the United States, Canada, Brazil and France, since February 2022, and served as its Global Chief Financial Officer from February 2020 to February 2022. Previously, from August 2018 to November 2019, Mr. Ragan served as Chief Financial Officer for Resideo/Honeywell Homes, a publicly traded global manufacturing and distribution firm primarily serving the thermostat and security markets. From May 2013 to August 2018, Mr. Ragan served as Chief Financial Officer for Ferroglobe PLC, a publicly traded manufacturer of metal alloys and other metallic products that was created through a merger of FerroAtlántica and Globe Specialty Metals forming a leading global silicon metals producer. Prior to that, he served as Chief Financial Officer at Boart Longyear, a publicly traded mining and manufacturing company, from September 2008 to May 2013, and UNICOM Government, Inc., previously known as GTSI, a publicly traded government contractor, from April 2006 to September 2008. He started his accounting career with Deloitte & Touche in the Washington, D.C. office in May 1990. Mr. Ragan holds an MS in Accounting from George Mason University and a BS in Accounting from The University of the State of New York. He is a licensed CPA in the Commonwealth of Virginia. Mr. Ragan also served in the US Army as a Military Intelligence Officer from October 1986 to May 1990. He currently serves as an Independent Director on the Board of Directors of USA Judo and also serves as its Audit Committee Chairman. Mr. Ragan is well qualified to serve on the SVAC board of directors because of his management and public company experience.

Jeff Bradley, one of SVAC’s directors since April 5, 2021, has been working as an advisor to a number of private equity firms looking to potentially invest in the concrete drainage pipe industry since June 2019. Prior to that, he served as the CEO of Forterra (Nasdaq:FRTA), one of the largest U.S. manufacturers of water and drainage pipe and products serving the residential, commercial and highway infrastructure markets, from September 2015 until June 2019. Prior to joining Forterra, from June 2008 to August 2015, Mr. Bradley was the CEO of Globe Specialty Metals, a publicly traded producer of silicon metal and silicon-based alloys with operations in the US, Canada, South America, Africa and China. In June 2005, he became Executive Chairman and CEO of Claymont Steel, a U.S. custom steel plate producer. In December 2006, he led the initial public offering of the company’s equity and left the company in February 2008 after the sale of the business to Evraz, a large Russian steel & mining company. Prior to Claymont Steel, Bradley held numerous key roles at Worthington Industries, an NYSE listed company. Mr. Bradley holds a Bachelor of Science degree in Business Administration from Loyola University in Baltimore, MD. Mr. Bradley is well qualified to serve on the SVAC board of directors because of his management and public company experience.

Kevin Hyman, one of SVAC’s directors since January 7, 2022, has served as the Chief Executive Officer of both Pivotal Post and EPS Cineworks, both premier editing equipment rental businesses, since May 2000. Prior to that, he served as the Head of Physical Production of both Focus Features, a division of Universal Pictures, and Miramax, a film production boutique that used to be owned by the Walt Disney Company, from March 1996 to July 2004. From 1989 to 1996, he also served as the Production Executive of Film Finances, a film completion bond company, where he supervised the completion bond process from start to finish, including closing the financing transactions, day to day oversight of production, and following through to delivery. Mr. Hyman received his Bachelor of Science degree with a focus on Accounting from University of Southern California. Mr. Hyan is well qualified to serve on the SVAC board of directors and to advise on the proposed Business Combination because of his extensive experience in the film and entertainment industries.

Number, Terms of Office and Appointment of Officers and Directors

The SVAC Board consists of five members. Holders of Founder Shares have the right to appoint all of SVAC’s directors prior to consummation of the Business Combination and holders of SVAC’s public shares do not have the right to vote on the appointment of directors during such time. Prior to the Closing of the Business Combination or another initial business combination, these provisions of the Existing Organizational Documents may only be amended by a special resolution passed by at least 90% of SVAC Ordinary Shares voting in a general meeting. Each of the SVAC directors currently holds office for a two-year term which is proposed to be reduced to one year following the Business Combination pursuant to the Organizational Document Proposal. Subject to any other special rights applicable to the SVAC Shareholders, any vacancies on the SVAC Board may be filled by the affirmative vote of a majority of the remaining SVAC directors then-present and voting at the meeting of the SVAC Board or by a majority of the holders of Founder Shares.

SVAC’s officers are appointed by the SVAC Board and serve at the discretion of the SVAC Board, rather than for specific terms of office. The SVAC Board is authorized to appoint persons to the offices set forth in the Existing Organizational Documents as it deems appropriate. The Existing Organizational Documents provide that SVAC’s officers may consist of a Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the SVAC Board.

Director Independence

The Nasdaq listing standards require that a majority of the SVAC Board be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The SVAC Board has determined that Mr. Ragan, Mr. Bradley and Mr. Hyman are independent directors under applicable SEC and Nasdaq rules. SVAC’s independent directors have and will have regularly scheduled meetings at which only independent directors are present, including connection with proposals and matters related to the Business Transaction.

Committees of the Board of Directors

The SVAC Board has two standing committees: an audit committee and a compensation committee. Each committee operates under a charter that has been approved by the SVAC Board. SVAC has filed a copy of its audit committee charter and compensation committee charter as exhibits to the registration statement for the IPO. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that complies with Nasdaq rules, has been approved by the SVAC Board and has the composition and responsibilities described below. The charter of each committee is available on SVAC’s website at https://www.sportsventuresacq.com/filings.html.

Director Nominations

SVAC does not have a standing nominating committee though SVAC intends to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The SVAC Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who initially participate in the consideration and recommendation of director nominees are Mr. Ragan, Mr. Bradley and Mr. Hyman. In accordance with Rule 5605 of the Nasdaq rules, each of them is independent. As there is no standing nominating committee, SVAC does not have a nominating committee charter in place.

Prior to the Business Combination or another initial business combination, the SVAC Board will also consider director candidates recommended for nomination by holders of the Founder Shares during such times as they are seeking proposed nominees to stand for appointment at an annual general meeting (or, if applicable, an extraordinary general meeting). Prior to the Business Combination or another initial business combination, holders of SVAC’s public shares do not have the right to recommend director candidates for nomination to the SVAC Board.

SVAC has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director roles, the SVAC Board considers educational background, diversity of professional experience, knowledge of SVAC’s business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of SVAC Shareholders.

Executive Officer and Director Compensation

None of SVAC’s officers or directors has received any cash (or non-cash) compensation from SVAC for services rendered to the company. On January 21, 2022, the SVAC Board approved agreements by SVAC to issue options for 25,000 SVAC Class A Ordinary Shares to each of Joseph D. Ragan III and Jeff Bradley promptly following the closing of the Business Combination.

SVAC pays Sponsor or its affiliate a total of $10,000 per month for office space, administrative and shared personnel support services. Sponsor, officers and directors, or entities with which they are affiliated, are reimbursed for any out-of-pocket expenses incurred in connection with activities on SVAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. SVAC’s audit committee reviews on a quarterly basis all payments that were made to Sponsor, officers, directors or any entity with which they are affiliated.

After the completion of the Business Combination or another initial business combination, directors or members of SVAC’s management team who remain with SVAC may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to SVAC Shareholders, to the extent then known, and are furnished in this proxy statement to the SVAC Shareholders in connection with the Business Combination. However, the amount of such compensation is mostly unknown at this time, because the directors of New DNEG are responsible for determining officer and director compensation. Any compensation to be paid to SVAC officers will be determined by a compensation committee constituted solely by independent directors.

SVAC does not intend to take any action to ensure that members of SVAC’s management team maintain their positions with SVAC after the consummation of the Business Combination or another initial business combination, although it is possible that some or all of SVAC’s officers and directors may negotiate employment or consulting arrangements to remain with SVAC after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with SVAC may influence its management’s motivation in identifying or selecting a target business but SVAC does not believe that the ability of SVAC’s management to remain with the company after the consummation of the Business Combination or another initial business combination is or will be a determining factor in SVAC’s decision to proceed with this Business Combination or another initial business combination. SVAC is not party to any agreements with SVAC’s officers and directors that provide for benefits upon termination of employment.

Periodic Reporting and Audited Financial Statements

SVAC has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, SVAC’s annual reports contain financial statements audited and reported on by SVAC’s independent registered public accounting firm. SVAC has filed with the SEC its Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and December 31, 2021 and its Quarterly Report on Form 10-Q covering the period from September 24, 2020 (inception) through September 30, 2021.

SVAC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References to the “Company,” “us,” “our” or “we” in the discussion and analysis section below refer to Sports Ventures Acquisition Corp. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and related notes included herein. This discussion may contain forward-looking statements based upon SVAC’s current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Recent Developments

On January 25, 2022, we entered into the Business Combination Agreement with DNEG, PF Overseas, Dutch Co-op and Sponsor. The Business Combination Agreement provides that, upon the terms and subject to the conditions thereof, the following transactions will occur as part of the Business Combination: (i) SVAC and the DNEG Stockholders will consummate the Company Exchange, pursuant to which SVAC will acquire from the DNEG Stockholders, and the DNEG Stockholders will transfer, convey and deliver to us, all of the DNEG Capital Stock issued and outstanding as of immediately prior to the Company Exchange, and each DNEG Shareholder shall receive, in consideration for such transfer, conveyance and delivery of each share of DNEG Capital Stock, a number of New DNEG Ordinary Shares equal to such DNEG Shareholder’s portion of the consideration to which such DNEG Shareholder is entitled in accordance with the Business Combination Agreement and (ii) effective as of the time of the Company Exchange, any outstanding DNEG Options shall be exchanged for options to purchase New DNEG Class A Ordinary Shares, as further described in the Business Combination Agreement.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. The only activities of SVAC to date have been its organizational and IPO activities, and following the IPO, SVAC has actively identifying and pursuing business combination activities necessary to identify a target company for and consummating an initial business combination, including the Business Combination. Consistent with its initial business plan, we do not expect to generate any operating revenues until after the completion of our initial business combination. We generated and will continue to generate non-operating income in the form of interest income on marketable securities held in the Trust Account and will recognize unrealized gains or losses from changes in the fair values of SVAC Warrant liability. We incurred and will continue to incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. Additionally, we have incurred expenses (for due diligence, legal, financial advisors, etc.), in connection with our pursuit of the Business Combination and our evaluation of prior potential business combination opportunities.

For the year ended December 31, 2021, we had a net income of $4,935,531 which consisted of an unrealized gain of $7,098,895 from the change in the fair value of its derivative warrant liabilities and interest earned on its investments of $26,577, partially offset by general and administrative expense of $1,531,939 and transaction costs associated with the derivative warrant liabilities of $658,002.

For the period from September 24, 2020 (inception) through December 31, 2020, we had a net loss of $7,260, which consisted of incorporation expenses of $7,260.

Liquidity and Capital Resources

On January 8, 2021, we consummated the IPO of 23,000,000 SVAC Class A Ordinary Shares at $10.00 per SVAC Class A Ordinary Share, generating gross proceeds of $230 million simultaneously with the closing of the IPO, SVAC consummated the sale of 660,000 SVAC Units, at a price of $10.00 per SVAC Unit. Each placement unit consists of one Class A Ordinary Share, and one-third redeemable SVAC Warrant, each whole warrant entitling the holder to purchase one SVAC Class A Ordinary Share at a price of $11.50 per share, generating gross proceeds of $6.6 million.

Following the closing of the IPO on January 8, 2021, $230 million ($10.00 per SVAC Class A Ordinary Share) from the net offering proceeds of the sale of the SVAC Class A Ordinary Shares in the IPO and the sale of the SVAC Units was placed in the Trust Account and invested in U.S. government securities.

As of December 31, 2021, we had investments held in the Trust Account of $230,026,577 consisting of money market funds. Income on the balance in the Trust Account may be used to pay taxes. Through December 31, 2021, SVAC has not withdrawn any interest earned on the Trust Account to pay its taxes.

As of December 31, 2021, SVAC had cash outside the Trust Account in the amount of $440,475 available for its working capital needs. All remaining cash held in the Trust Account is generally unavailable for use prior to and in connection with an initial business combination, to pay tax obligations or to redeem SVAC Ordinary Shares.

We anticipate that the cash outside of the Trust Account as of December 31, 2021 and loans from the initial SVAC Shareholders, our officers and directors, or their respective affiliates, will be sufficient to allow management to operate the company for at least the next 12 months from the issuance of these financial statements, assuming that an initial business combination is not consummated during that time. Until consummation of an initial business combination, we will be using the funds not held in the Trust Account, and any additional working capital loans from the initial shareholders, our officers and directors, or their respective affiliates, for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the initial business combination.

For the year ended December 31, 2021, cash used in operating activities was $1,221,369. Net income of $4,935,531 was impacted by an unrealized non-cash gain on the change in the fair value of our warrant liability of $7,098,895, net increases in operating assets and liabilities of $310,570 and interest earned on our Trust Account of $26,577, partially offset by transaction costs allocated to the warrant liability of $658,002.

For the period September 24, 2020 (our date of inception) through December 31, 2020, cash used in operating activities was $0. Net loss of $7,260 was offset by an increase in operating liabilities.

With funds raised from the IPO, we invested $230 million as our investing activities.

We raised $231,661,844 from financing activities including $229,566,057 proceeds from the sale of our SVAC Ordinary Class A Shares, net of offering costs from the IPO and $6.6 million proceeds from the issuance of SVAC Units, partially offset be $4.6 million in payments for underwriting discounts.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable) to complete our initial business combination. We may withdraw interest from the Trust Account to pay expenses associated with the initial business combination, franchise and income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We have engaged advisors in connection with our initial business combination to assist us in holding meetings with SVAC Shareholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with the potential business combination, assist us in obtaining shareholder approval for the initial business combination and assist us with our press releases and public filings in connection with the initial business combination. We will pay the marketing fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the IPO, including any proceeds from the full or partial exercise of the over-allotment option.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination and consummating the initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of SVAC Ordinary Class A Shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account.

Going Concern

In connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about our ability to continue as a going concern. We have until January 8, 2023 to consummate an initial business combination. It is uncertain that we will be able to consummate the Business Combination, or if the Business Combination is not consummated, a different business combination by this time. If an initial business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after January 8, 2023.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term.

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the IPO, (ii) SVAC Warrants which were issued in a private placement simultaneously with the closing of the IPO and the SVAC Units underlying such SVAC Warrants, and (iii) SVAC Warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of its securities held by them pursuant to the Registration Rights Agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of the initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

On January 8, 2021, we paid a fixed underwriting discount of $0.20 per SVAC Class A Ordinary Share, $4.6 million in the aggregate, in connection with the IPO. Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5%, or approximately $8.1 million, of the gross proceeds of the IPO upon the completion of the Business Combination or another initial business combination.

Risk and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on our financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, our financial position may be materially adversely affected. Additionally, our ability to complete an initial business combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit our ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial business combination in a timely manner. Our ability to consummate an initial business combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting policies.

Derivative Warrant Liabilities

We account for the SVAC Warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the SVAC Warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the SVAC Warrants are indexed to our own SVAC Ordinary Shares and whether the holders of the SVAC Warrants could potentially require “net cash settlement” in a circumstance outside of our control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the SVAC Warrants and as of each subsequent quarterly period end date while the SVAC Warrants are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, such SVAC Warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, liability-classified warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of such warrants are recognized as a non-cash gain or loss on the statements of operations.

SVAC Class A Ordinary Shares subject to possible redemption

We account for SVAC Class A Ordinary Shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” SVAC Class A Ordinary Shares subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable SVAC Class A Ordinary Shares (including SVAC Class A Ordinary Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, SVAC Class A Ordinary Shares are classified as shareholders’ equity. SVAC Class A Ordinary Shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2021 and 2020, respectively, 23,000,000 SVAC Class A Ordinary Shares and zero SVAC Class A Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity (deficit) section of our balance sheets.

Net Income per Ordinary Share

We have two classes of shares, which are referred to as SVAC Class A Ordinary Shares and SVAC Class B Ordinary Shares. Earnings and losses are shared pro rata between the two classes of shares. The 7,886,667 potential SVAC Class A Ordinary Shares for outstanding SVAC Warrants were excluded from diluted earnings per share for the year ended December 31, 2021 because such SVAC Warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income per SVAC Ordinary Share is the same as basic net income per SVAC Ordinary Share for the periods presented.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. We adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact our financial position, results of operations or cash flows.

Our management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

DNEG INDUSTRY AND OPPORTUNITY

The content creation industry has had a long history of secular growth which has accelerated recently by streamers. DNEG believes it is uniquely positioned to exploit the market opportunity.

Growth in original content spend from global content producers across the ecosystem

The rise of streaming and ongoing changes in the entertainment and content landscape have been brought into sharp focus with a fundamental pivot by the industry to direct-to-consumer (“DTC”) platforms. Consumers have more choices than ever and are spending significantly more time consuming content. According to DoubleVerify, global online content consumption doubled in 2020 YoY, with the average daily time spent consuming content increasing from just over three hours in 2019 to nearly seven hours in 2020.

Changes in content distribution models have massively expanded the industry’s capacity to release content. In the past three years major content producers have launched streaming platforms of their own including Disney/Disney+ (2019), Warner Discover/HBO Max (2020) and Paramount/Paramount+ (2021) as they race to capture subscribers. As shown in the chart below, the total subscribers for six of the major OTT platforms is expected to reach over one billion by 2024, growing at a 27% CAGR from 2019.

Subscriber growth for the six largest US-based OTT streaming platforms from 2019 – 2024

To drive continued subscriber growth and retention critical to their business models, streaming platforms must differentiate their offerings from the competition by continuously investing in substantial amounts of new, original, premium, cinema-quality content. According to the Wall Street Journal, while new content tends to drive subscriber additions, many who sign up for the platforms will unsubscribe shortly thereafter unless the platform can offer more and more original content. Some 31% of users who signed up for HBO Max within days of the release of Wonder Woman 1984 had unsubscribed after just one month. According to Disney Chief Executive Bob Chapek, library titles tend to increase engagement and minimize churn, but new titles, whether movies or series, actually add new subscribers. Per Deloitte, 27% of streaming users reported the release of an exclusive new movie or series would keep them from cancelling their streaming subscription. Further, research from S&P Global Kagan estimates that Netflix will grow spending on original content at nearly three times the rate of acquired content through 2025.

Competition in the industry has also driven content owners to pull back film and TV shows previously distributed on competitor platforms as each look to populate their own services. As an example, in 2018 and 2019, Netflix-Marvel series were cancelled ahead of the November 2019 launch of Disney+ and, in February 2021, several Marvel comic book series left the Netflix platform. This dynamic has left holes in streaming platform libraries which producers race to fill with new content. As a result, content distribution companies are demanding more premium content and on more original content than ever before.

The content spend arms race continues to intensify as demonstrated by streaming strategy announcements by the largest players. Netflix released a new movie every week in 2021 and increased its 2022 slate to 86 titles, a 23% increase over the previous year. Warner Discovery estimates it will spend approximately $20 billion per year on content in the near term and has used theatrical content released simultaneously in cinemas and on their streaming services to drive subscriber growth. According to Wall Street research, Disney expects to spend $25 billion on non-sports content in 2022 across their platforms following the success of its recently launched original content which, in 2022, received a total of 23 Oscar nominations.

These dynamics have created a virtuous circle of spending on big-budget, original content which in turn drives incremental subscriber growth and retention, providing larger recurring revenue bases to fuel more content. As such, global content creation spend is expected to grow at a 13% CAGR from $84 billion in 2020 to $136 billion in 2024, according to Wall Street research, as demonstrated in the graph below. While the graph below includes major media and tech companies, global spend figures are estimated to be even higher with the content markets in Asia reaching approximately $28 billion in production spend in 2020 alone according to Streamonomics.

Substantial growth in content creation spending 2019 – 2025

DNEG is well-positioned to benefit from these massive industry shifts as a critical independent provider of content creation services.

Feature animation films capturing greater proportion of overall studio budgets

Success of animation franchises has resulted in a new wave of demand for animated content on TV and OTT platforms. The largest content creators are rapidly ramping up spend on animated content as they compete for market share, with a focus on high-budget feature films. Increase in feature animation spend is demonstrated by a seven-fold increase in budget for Pixar’s Toy Story 4, released in June 2019 compared to the first film in the series, Toy Story, released in November 1995 and six times increase in budget for Disney’s The Lion King, released in June 1994, compared to the 2019 release of the version with the same title. DNEG provided animation services for Locksmith’s fully animated feature debut Ron’s Gone Wrong (distributed by 20th Century Studios in October 2021) as well as working on five other animated projects by major U.S. film studios and OTT providers.

Total spend on animated content is projected to reach $9.4 billion by just three of the leading streaming platforms, Disney, Netflix and Amazon, in 2022. The focus on animated content is highlighted by the increasing proportion of content spend being allocated to animation, with Netflix raising its allocation from 11% in 2018 to an estimated 15% in 2022 and Amazon Prime Video from 10% up to 14% during the same period.

The world is rapidly shifting from physical to digital production

In addition to the explosion of content spend, the industry is rapidly evolving from physical to digital production. With the rise in streaming services and consumers demanding content at a faster pace than ever before, producers are under significant time and cost pressure to deliver. Virtual production processes enable directors and creative staff to “see” an entire scene complete with visual effects and computer-generated enhancements live on set, and to restage, revise digital sets, make lighting changes, adjust camera angles, and more on the spot. According to Technavio, the virtual production market is expected to grow at a 17% CAGR from 2021 to 2026, representing an increase of $1.85 billion. Combining live-action footage with computer graphics in real time was only in early stages for TV and film production before the pandemic. As travel restrictions hampered physical shoots across Hollywood, virtual production technologies enabled critical aspects of production despite shutdowns. Virtual production reduces the need of physically sending hundreds of cast and crew to shooting locations around the world which also reduces production costs. Virtual production capabilities have become a competitive advantage for content creators as cost savings and accelerated time to market of new content can provide an edge in a market where original content is produced and released at an increasing pace. Content producers are now demanding virtual production as content is designed ahead of location-specific shoots. Scenes are created with digitally enhanced sets, with lower exposure to physical shoots and lower crew-counts. The ability to iterate shots interactively via virtual production has transformed the way movies and shows are made, speeding-up collaboration and production and opening new creative options and solutions, all while reducing costs and often even the carbon footprint by cutting travel and physical set construction.

The massive video game and content creation industries continue to converge as market players develop strategies to capitalize on the growing metaverse

Massive demand for new content is driving significant growth in the gaming industry. According to Microsoft, 2.8 billion consumers worldwide play games today, a number that is expected to grow to 4.5 billion by 2030. This rapid growth has been driven by several factors including advancement in gaming technology beyond traditional consoles such as smartphones and AR/VR, as well as new ways to play such as massive multi-player games, subscription-based models, live streaming and esports. As such, the video game market is expected to grow from $180 billion in 2021 to $219 billion in 2024 at a ~7% CAGR.

Global games market 2019 – 2024

Video content and gaming content creation continue to converge as gaming companies look to satisfy demand for increasingly higher quality games and VFX providers utilize game engines for their services. Gaming content creation companies are pushing the limits on the quantity and quality of next generation games and have begun to cross-use VFX and gaming technologies as evidenced by SideFX’s Houdini VFX software being used for film content like Moana and Game of Thrones as well as in some of the largest video game franchises including Far Cry and Uncharted 4: A Thief’s End. On the other hand, game engines such as Unreal and Unity are being leveraged by VFX providers to create high-quality video content. For example, DNEG utilized Unreal Engine for key shots in The Matrix: Resurrections. This convergence is further demonstrated by a number of streamers entering the video game sector like Netflix recently announcing their expansion into gaming hiring a former Facebook and Electronic Arts executive as its new VP of Game Development following other streamer’s gaming strategies such as YouTube Gaming and Amazon’s Prime Gaming.

The convergence of video content and gaming content creation also supports these players’ participation in the growing metaverse — a scaled interoperable ecosystem of real-time rendered 3D virtual worlds. While the infrastructure backbone of the metaverse is expected to be supported by networking, payment services, hardware and computation companies, content companies will be instrumental in populating it. The race to develop the metaverse is already underway as some of the world’s largest companies have announced new strategies centered around the metaverse as they seek pole positions in this nearly $1.3 trillion projected total addressable market per Wall Street research. In October 2021, Facebook announced the formation of a team that would work on developments around the metaverse and subsequently rebranded to Meta, highlighting its intention to move beyond 2D screens toward immersive experiences like augmented and virtual reality. Meta estimates its 2021 spending associated with the metaverse at approximately $10 billion, with such figure to increase in years to come. Google and Microsoft are also seeking to participate in the metaverse through the production, sale and support of physical technologies and devices used to access, host and interact with the metaverse. Tencent is also expected to become a meaningful player through its investments in Epic Games and Roblox, which are building out their own metaverse strategies, and through its recent acquisition of Sumo Group. Further, in April 2021, Epic Games raised $1 billion in funding to expand its popular video game Fortnite into the metaverse with an expansive, digitized, communal space that could reach a billion users, and Soundwave Series, a series of fully interactive in-game musical performances taking place in Fortnite.

In addition, several other players have announced strategic plans to enter the space. In November 2021, Unity Technologies announced its intent to acquire New Zealand-based VFX provider WETA Digital’s tools, pipeline, technology and engineering talent for $1.625 billion as it looks to help shape the future of the metaverse. More recently, in February 2022, Disney announced the appointment of a key executive to oversee its Next Generation Storytelling and Consumer Experiences unit in charge of developing Disney’s coming metaverse.

INFORMATION ABOUT DNEG

Company Overview

DNEG is a leading independent provider of VFX services and other production services. DNEG provides discrete VFX services focused on photoreal image generation, 2D to 3D content conversion and animation services, for visual content used in film, television, OTT, AR/VR and location-based and experiential entertainment and plans to pursue video games, metaverse, adjacent verticals and other emerging content media. DNEG has operations in the United Kingdom, Canada, India, Bulgaria and the United States, and its customers include some of the world’s leading content creators including Disney (20th Century Studios, Marvel Studios, Disney+), Warner Media (HBO, HBO Max), Sony Pictures, Universal (Peacock), Paramount (Paramount+), Legendary, Netflix, Hulu, Amazon Studios and AppleTV+, among others.

For the nine months ended December 31, 2021, DNEG generated revenue of $276.8 million, net income of $20.5 million, resulting in a net income margin of 7.4%, and Adjusted EBITDA of $58.4 million, resulting in an Adjusted EBITDA margin of 21.1%. For the fiscal year ended March 31, 2021, DNEG generated total revenue of $306.6 million, net income of $12.5 million, resulting in a net income margin of 4.1%, and Adjusted EBITDA of $82.2 million, resulting in an Adjusted EBITDA margin of 26.8%. For a reconciliation of profit to Adjusted EBITDA for these periods, see “DNEG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures — Adjusted EBITDA and Adjusted EBITDA Margin.”

Over the years, demand for VFX services has increased as content producers have continued to develop more premium and original content across various platforms, from traditional cinema to OTT, and allocated more of their growing production budgets specifically to VFX services. Each of the top 100 global box office films in the past ten years involved a significant VFX component, and DNEG provided VFX services for approximately half of such films. OTT platforms also require substantial amounts of new, original, premium, cinema-quality content to drive the new subscriber growth critical to their business models. The production budgets of this new OTT content rival those of major theatrical film releases and include significant VFX components. For example, AppleTV+ spent approximately $45 million on Foundation while Amazon is expected to spend approximately $465 million for the first season of the highly anticipated fantasy series The Lord of the Rings. As the content creation market continues to grow, producers are increasingly relying on independent VFX services providers like DNEG who possess the track record, scale, capacity, expertise and reputation for quality to address their growing needs. Moreover, most Hollywood studios and substantially all other content producers do not have their own internal VFX services capabilities and therefore must rely exclusively on third-party providers. Our experience shows that major content production studios typically use multiple VFX service-providers on a given project, allowing these studios to benefit from the skills and expertise of the VFX service providers while avoiding delays or the risk that a provider will fail to perform. DNEG believes that it is well-positioned to capture additional share of VFX spending by its existing and new customers.

DNEG is an industry leader in developing proprietary workflow processes and technologies that enable its highly qualified, creative and technical personnel to provide cutting-edge content creation services to its customers. DNEG has a strong track-record of delivering projects on time and within budget. DNEG believes that it has been a either the sole vendor or significant VFX provider on most of its projects based both on the magnitude of its involvement in the overall VFX portion of the project, whether by creating a significant portion of the VFX shots or by creating the more complicated VFX sequences for a given project, and on information provided to DNEG by its customers in the contract bidding and awarding process.

DNEG has provided VFX services for films that have achieved significant industry recognition. DNEG has provided VFX services for films that received eleven Academy Award nominations for Best Visual Effects and eighteen BAFTA nominations for Best Special Visual Effects and has won six Academy Awards for Best Visual Effects, including five out of the last seven such awards (Tenet (2021), First Man (2019), Blade Runner 2049 (2018), Ex Machina (2016), Interstellar (2015), as well as Inception (2011)), and seven BAFTA awards for Best Special Visual Effects (Dune (2022), Tenet (2021), Blade Runner 2049 (2018), Interstellar (2015), Harry Potter and the Deathly Hallows Part 2 (2012) and Inception (2011)). Furthermore, in addition to critical acclaim for DNEG VFX services for films, DNEG won its first BAFTA TV Craft award for Best Special, Visual and Graphic Effects for its work on Black Mirror in 2018 and has received three Primetime Emmy Awards for its work on Star Trek: Discovery Season 3 (2021), Chernobyl (2019), and Dreamkeeper (2004). In addition, DNEG was also named “Media Company of the Year” at the Evening Standard Business Awards 2019.

Competitive Strengths

DNEG believes it benefits from the following competitive strengths:

Differentiated DNEG value proposition drives strong market position

DNEG operates an integrated global service delivery model that allows it to leverage its scale and global workforce to complete projects on time, on budget, and while efficiently maintaining consistently high standards of quality. As a result, DNEG believes that it is well-positioned to take advantage of the anticipated long-term growth in the content creation services industry.

DNEG’s highly-skilled creative and technical personnel located throughout the world undergo continuous training and gain experience working on some of the largest and most complex VFX projects to ensure they are capable of meeting its customers’ creative and quality expectations. DNEG believes that the DNEG brand is recognized within the content creation industry for leading quality, reliability and a consistent track record of efficiently managing complex projects. The strength of DNEG’s reputation is reflected in its industry accolades (as described in the previous section). DNEG has provided VFX services for films that have won six Oscar awards for Best Special Visual Effects, seven BAFTA awards for Best Special Visual Effects, 18 Visual Effect Society Awards, two Saturn Awards, seven AIS Lumiere Awards and two Emmy Awards for Outstanding Special Visual Effects. DNEG has worked on seven of the top fifteen films in 2021, three of the top fifteen films in 2020 and six of the top fifteen films in 2019, as measured by global box office receipts. Further, DNEG has worked on several marquee OTT projects such as Foundation (Apple TV+), Shadow and Bone (Netflix) and The Wheel of Time (Amazon Prime). DNEG has also worked on several of Warner Bros. Entertainment’s largest 2021 releases (all released simultaneously on HBO Max and in theaters), including Dune, The Matrix Resurrections, and Godzilla vs. Kong. Currently, DNEG is working on many of the largest Netflix originals announced as part of its 2022 slate, including Knives Out 2, The School for Good and Evil, The Adam Project and Slumberland and on Amazon’s highly anticipated The Lord of the Rings series.

DNEG has established strong relationships with traditional film and TV production studios, including all of the major Hollywood studios, as well as the leading OTT platforms, such as AppleTV+, Amazon, Disney+, HBO Max, Hulu, Netflix, Paramount Plus and Peacock, and producers, directors and technical professionals. As a result, DNEG believes it is competitively positioned to win projects from its existing and new customers. Additionally, DNEG believes that its track record of working on film franchises, such as Fast & Furious, Wonder Woman, Venom, Avengers, James Bond, Harry Potter, The Dark Knight Trilogy, Jason Bourne and Mission: Impossible and marquee OTT shows such as Stranger Things, Foundation, Westworld, Star Trek: Discovery and Black Mirror provides it with significant advantages in competing for participation in their sequels and spin-offs. For example, since 2010, DNEG has worked on 13 out of 25 released Marvel films. DNEG believes that its brand and involvement with such well-known projects and franchises throughout the industry also enables it to recruit leading talent. Furthermore, DNEG believes that recent customer focused initiatives to provide an increasing number of services, such as animation, create additional opportunities for DNEG to work on more and more diverse projects. As an independent provider of content creation services, DNEG has the ability to tailor its capacity and resources to meet stringent customer requirements, creating greater flexibility and operational efficiency than its studio-affiliated competitors.

DNEG’s integrated technology and infrastructure allows its global workforce to collaborate across all of its facilities to efficiently implement its customers’ creative vision, utilizing an integrated set of standardized creative tools and commercial and proprietary technologies that are continually enhanced and refined by a dedicated team of engineers. Our global technology backbone is not easily replicated as it has been developed over 20 years and based on unique experience gained from two decades of leading project work.

DNEG is embracing client desire for new technologies that integrate visual effects work into physical production by building out its virtual production capabilities and working with clients to develop new virtual production tools and technologies. DNEG’s strong relationships with leading technology and service providers such as Epic Games, NVidia and Dimension Studio have further helped accelerate this process. DNEG was also an early adopter of the high-end graphical workstation virtualization, which gave it a head start at adapting its global collaboration infrastructure to deal with secure remote working for its artists, which DNEG believes provides it with an additional competitive advantage over these new entrants in the eyes of customers.

DNEG has also invested significant amounts of time and resources into developing its physical and cyber security systems and internal controls in order to maintain the confidentiality of its customers’ unreleased content and to meet the security standards required by major Hollywood studios and TV/OTT and streaming providers. The technical complexity of high-end work and information security requirements entrench DNEG as an industry leader. DNEG believes that potential new entrants lack the experience necessary to develop security systems capable of meeting its customers’ security standards.

DNEG’s global scale allows it to serve as one of the largest independent providers of VFX services to visual content producers around the world. As of December 31, 2021, DNEG has employed a global workforce of 7,373 creative, production and overhead personnel located across the United Kingdom, Canada, India, United States and Bulgaria and has facilities located in London, Vancouver, Montréal, Los Angeles, Mumbai, Chennai, Hyderabad, Chandigarh and Sofia. DNEG has substantially grown its cost effective content creation services headcount in India, which totaled 5,281 employees as of December 31, 2021. Using its advanced global infrastructure, DNEG is able to execute projects across all its locations and support its artists globally irrespective of their location, including working from home during the COVID-19 pandemic. DNEG’s presence in cost-advantaged locations enhances its ability to scale its workforce efficiently. DNEG’s India-based creative personnel help expand the scale of its output capabilities and improve the efficiency of higher-cost, more experienced artists located in the United Kingdom, Canada and the United States.

DNEG’s presence in locations that provide tax incentives for its customers allows it to more effectively compete for its customers’ business. DNEG opened an office in Montreal in 2018 allowing it a new beachhead in a leading tax advantaged jurisdiction. In addition to estimating the cost of production for a certain type of project, DNEG also often includes in its bids an estimated amount of the applicable incentive a customer may be eligible for in connection with using its services based on its allocation of creative services in these locations. The substantial majority of the tax credits earned in connection with DNEG’s VFX services are earned by and paid to its customers, making its ability to generate these tax credits during the production process an important factor winning work from customers.

DNEG’s services are screen agnostic

DNEG works with the world’s leading content creators to entertain global audiences across all screen types. The content DNEG helps create is viewed on screens in theaters, televisions, computers, tablets, phones, watches and every screen size in between. Whether content is displayed on screens big or small, released in theaters or over the internet, DNEG’s clients demand premium VFX sequences in their projects which DNEG is well suited to provide.

As the competition amongst the largest content producers and their streaming platforms has increased, the line between film and TV/OTT content continues to blur. The leading TV/OTT platforms such as Netflix, Amazon, AppleTV+, Disney+ and Hulu are amongst the largest spenders on original content including projects with significant VFX requirements. These platforms regularly compete for today’s highest profile actors, actresses, directors and producers as well as win prestigious industry awards with their content. To compete in this “content arms-race”, today’s premier TV/OTT series have budgets comparable to Hollywood blockbusters. For example, theatrically-released franchise films such as Ghostbusters: Afterlife and Venom had production budgets of $75 million and $101 million, respectively, versus TV/OTT series such as Wheel of Time and The Lord of the Rings that had production budgets of $80 million and over $465 million (for the first season only), respectively. During the COVID-19 pandemic, Greyhound, a Tom Hanks film executed for Sony and slated for theatrical release, was purchased and released exclusively by AppleTV+ through its OTT platform, further underscoring that the method of distribution of content is separate from the budget and funding requirements to create such content. Furthermore, many of the leading studios (and Warner Brothers in particular) have used theatrical content released simultaneously in cinemas and on their streaming services to drive subscriber growth and adoption of their OTT platforms.

Franchise films have become increasingly popular among content producers because they potentially lessen box office risk due to their established brand recognition and provide higher returns on investment due to their ability to drive audiences to cinemas, global consumer appeal and ancillary revenue opportunities to monetize across merchandising and licensing, including apparel, toys, food and other merchandise, and other channels, such as theme parks. Theatrical films released in 2021 generated approximately $21.4 billion in box office revenue, a 78% increase compared to 2020. DNEG has several high-profile film projects currently in production, including The Flash, Aquaman and the Lost Kingdom, Sonic the Hedgehog 2, Knives Out 2, The Haunted Mansion, Shazam! Fury of the Gods, Borderlands, Bullet Train and Meg 2: The Trench, among others.

Overall, DNEG is well suited to provide services and premium content to customers that are increasingly screen and delivery-method agnostic.

Recurring revenue with strong visibility and diversified across geographies and end-markets

DNEG believes that its industry-leading position within the content creation services industry, combined with its longstanding relationships with content production companies and key creative talent, provides it with significant revenue visibility. DNEG’s relationships with Disney, Warner Brothers, Sony, Universal, Paramount, Legendary, Netflix and others go back over 20 years in some cases and are underscored by work on marquee projects such as Dune, The Matrix Resurrections, F9: The Fast Saga, Tenet, Wonder Woman 1984, No Time to Die, Venom: Let There Be Carnage, Ron’s Gone Wrong, Avengers: Endgame and Blade Runner 2049. The percentage of revenue for the applicable year coming from customers from which revenue was generated in the prior year (“recurring customers”) was 96.9%, 95.8% and 93.9% for fiscal years ending March 31, 2021, March 31, 2020 and March 31, 2019, respectively.

DNEG also actively seeks opportunities to expand its addressable market and diversify its revenue. The Chinese and Indian content markets are large and rapidly growing with approximately $28 billion in production spend in 2020 alone according to Streamonomics. DNEG launched its “ReDefine” brand in 2019 to service the increasing demand in these markets for VFX services, which includes locally produced movies and TV/OTT with significant VFX content as well as from major Hollywood studios. DNEG’s close working relationship with filmmakers has already resulted in a significant amount of high-profile international projects, including The Battle at Lake Changjin, Brahmastra, RRR, 83, The White Tiger, Detective Chinatown 3, 100% Wolf, and Mimi.

DNEG has also invested resources in developing its animation services alongside IP creators and filmmakers to create high-end content for both feature and episodic animations. The cinematic and streaming success of animation franchises has resulted in a new wave of demand in the industry for animated content on TV and OTT platforms. DNEG’s first feature animation project, Ron’s Gone Wrong from Locksmith Animation, was distributed by 20th Century Studios in October 2021. DNEG currently has five major animation projects in production including Garfield.

DNEG has diversified revenue across both customers and project types. DNEG’s largest customer for the fiscal year ended March 31, 2021 accounted for 21% of DNEG’s revenue for that fiscal year and DNEG’s largest customer for the fiscal year ended March 31, 2020 accounted for 24% of DNEG’s revenue for that fiscal year. DNEG’s second and third largest customers for the fiscal year ended March 31, 2021 accounted for a total of 28% of DNEG’s revenue for that fiscal year and DNEG’s second and third largest customers for the fiscal year ended March 31, 2020 accounted for a total of 33% of DNEG’s revenue for that fiscal year. For the nine months ended December 31, 2021, DNEG’s largest customer accounted for 17% of DNEG’s revenue for such period and DNEG’s second and third largest customers accounted for a total of 29% of DNEG’s revenue for such period. DNEG also has diversified revenue across project sizes, with revenue from large projects (defined as projects earning revenue of $9 million or more in that period) driven by an increase in the number of film projects plus add-on services. In fiscal year 2021, DNEG had approximately 52.8% of revenue from nine large projects, 34.0% from 16 medium projects (defined as projects earning revenue of more than $3 million and less than $9 million in that period) and 13.3% from 74 small projects (defined as projects earning revenue of $3 million or less in that period).

DNEG believes that its industry-leading position within the VFX services industry, combined with its longstanding relationships with content production companies and key creative talent, provides it with significant revenue visibility. These relationships have also served as the foundation for DNEG’s order book and order pipeline. DNEG’s order book and order pipeline back its financial model and over its last three full fiscal years DNEG has on average converted approximately 90% of the order book and highly visible order pipeline (as measured at the start of its fiscal year) into revenue. The remainder of DNEG’s revenue comes from the significant addressable market opportunities that DNEG identifies throughout the year. As of December 31, 2021, its aggregate order book and order pipeline stood at approximately $865.3 million.

DNEG’s order book does not include revenue that has already been recognized and may vary due to change orders, which may increase or decrease the amount DNEG ultimately bills for a particular project, causing it to realize more or less revenue from a project than was reflected in its order book as of the date of estimation. See “Risk Factors — Risks Related to DNEG — Risks Related to DNEG’s Business — DNEG’s order book and order pipeline are not necessarily indicative of its future revenue or other results of operations and DNEG may not fully realize the revenue value reported in its order book and order pipeline.”

Track record of strong financial performance

DNEG’s historical financial performance has benefitted from secular tailwinds in content creation with top-line revenue growth on the back of large-scale VFX work and the launch and quick traction of the ReDefine brand. Revenue increased 35.7% to $276.8 million for the nine months ended December 31, 2021, as compared to $204.0 million for the nine months ended December 31, 2020, primarily driven by resumption of physical production as the global content landscape normalized post-pandemic. Revenue diversity coupled with order book strength helped DNEG manage pandemic-related headwinds during its fiscal year ended March 31, 2021, generating revenue of $306.6 million. Pre-pandemic, DNEG generated strong revenue growth of 15% to $368.8 million in fiscal year ended March 31, 2020 compared to revenue of $320.1 in the fiscal year ended March 31, 2019. Significant visibility into revenue is provided by DNEG’s current order book and pipeline of $865 million as of December 31, 2021, the largest in DNEG’s history. Order book and order pipeline of $865 million as of December 31, 2021 includes $276.8 of revenue that has already been recognized on projects during the nine months ended December 31, 2021, with a substantial portion expected to be delivered through the end of fiscal year ending March 31, 2023.

For the nine months ended December 31, 2021, DNEG generated revenue of $276.8 million, net income of $20.5 million, resulting in a net income margin of 7.4%. For the fiscal year ended March 31, 2021, DNEG generated total revenue of $306.6 million, net income of $12.5 million, resulting in a net income margin of 4.1%. DNEG has also generated strong Adjusted EBITDA growth and robust margins driven by its global workflow model, which provides top-flight execution by lower-cost regions. Adjusted EBITDA increased 47.7% to $58.4 million for the nine months ended December 31, 2021, as compared to $39.0 million for the nine months ended December 31, 2020 primarily due to decreases in top-line recovery across the industry. Successful implementation of work from home and other cost-saving measures during the fiscal year ended March 31, 2021 demonstrated cost structure flexibility during the pandemic and supported Adjusted EBITDA growth and margin from $79 million and 21% to $82 million and 27% in fiscal years ended March 31, 2020 and 2021, respectively.

For a reconciliation of profit to Adjusted EBITDA for these periods, see “DNEG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures — Adjusted EBITDA and Adjusted EBITDA Margin.”

Visionary, creative and entrepreneurial management team with a history of success

DNEG’s highly experienced management team complements its creative and technical workforce by combining managerial, creative and technical know-how with deep industry experience. DNEG has supplemented its management team with creative and technical talent globally, including experienced professionals who have been recognized for their creative and technical skills and achievements. As a result, DNEG has a top-down commitment to creativity and technological innovation that further enhances its reputation and market-leading position as one of the top VFX services providers in the world. DNEG’s CEO, Namit Malhotra, whose family has a history in the motion picture industry that dates back three generations, founded its ultimate parent company, Prime Focus Limited in 1997. DNEG’s Chief Financial Officer Vikas Rathee has served as its Chief Financial Officer since May 2015 and has over 20 years of international experience in corporate finance, investment banking, capital markets and mergers and acquisitions. Simon Morgan, who has served as DNEG’s Chief Accounting Officer since November 2018, is a chartered accountant with over 20 years of international experience. Paul Salvini, DNEG’s Chief Technology Officer since November 2020, has held CTO roles at a number of entertainment technology companies and has helped launch over 120 technology start-ups throughout his career. Additionally, Chris Pflug serves as its Chief Legal Officer and Global Head of Business Affairs and interfaces with customers around the globe. DNEG’s executive management team is supported by over 60 VFX supervisors who are recognized experts in their respective fields, working out of its offices and client production locations worldwide.

Strategy

DNEG has the following key business growth strategies:

Strategically increase scale and capture additional share of the growing VFX services market

As the demand for visual content continues to grow, DNEG plans to continue to leverage its existing relationships and track record of quality to take on additional projects across the entire content production industry. DNEG intends to enhance its scale through continued investment in headcount, technologies, infrastructure and facilities to meet the growing needs of its existing customers and new customers, who continue to produce more films and TV shows with significant VFX content. For example, DNEG believes that the TV, OTT and animation sectors present highly attractive opportunities to expand its service offerings and capture additional market share, mirroring its customers and potential customers’ expansion across this multitude of sectors. In particular, DNEG believes animation and virtual production will be significant drivers of its business going forward. DNEG provided animation services for Locksmith’s fully animated feature debut Ron’s Gone Wrong (distributed by 20th Century Studios in October 2021) and is currently now in production on five other animation projects by major U.S. film studios and OTT providers. In 2021, DNEG worked on six of the top ten worldwide box office non-animated movies. Further, DNEG continues to be a trusted partner supporting customers’ streaming strategies, having worked on 3 of the top 10 OTT original releases measured by audience engagement, including Foundation (AppleTV+ - $45 million estimated total budget) Shadow and Bone (Netflix — undisclosed budget) and The Wheel of Time (Amazon Prime Video - $10 million estimated per episode budget). The company has also worked on several of Warner Bros. Entertainment’s largest 2021 releases (all released simultaneously in on HBO Max and in theaters) including Dune, The Matrix Resurrections, and Godzilla vs. Kong. Currently, DNEG is working on many of the largest Netflix originals announced as part of its 2022 slate, including Knives Out 2, The School for Good and Evil, The Adam Project and Slumberland as well as on and on Amazon’s highly anticipated The Lord of the Rings series. In addition, with its expansion in India in 2019, DNEG intends to focus on maximizing its execution resources and focus on more complex work being delivered from India through effective training and collaboration across its global teams.

DNEG believes its global workforce and proprietary technology backbone supports its growth strategy by allowing it to scale rapidly while retaining high standards of quality and operating efficiently across its global footprint and workforce. In addition, DNEG’s capacity enhancements also allow it to bid on all types of episodic content, including smaller projects which are growing significantly on the back of broader expansion of and competition between streaming platforms. As it continues to grow its business, DNEG will seek to strengthen its competitive position by consistently delivering high quality services that meet its customers’ needs. In addition, DNEG intends to proactively evaluate opportunities to expand into new geographical locations in response to its customers’ needs.

Selectively pursue strategic partnerships and accretive acquisitions to consolidate the fragmented VFX services market

Content production and distribution companies are actively seeking new content ecosystem production partnerships to bolster their business strategies as they compete to develop more original, premium content. As a leading provider to the world’s largest content creators, distributors and producers, DNEG has a unique perspective in exploring and enabling content creation opportunities. DNEG is routinely presented with opportunities to invest alongside their customers in the form of debt, preferred and equity instruments or in-kind transactions. DNEG currently intends to explore partnerships with customers on projects with established content that it believes is less speculative. Furthermore, the company is focused solely on opportunities where it can receive enhanced and/or exclusive rights to associated VFX work. This arrangement would mitigate investment risk by utilizing its project work to provide DNEG continuing revenue on the production. With this approach, DNEG benefits from greater control over the content production process, increased visibility on future pipeline and stronger ability to manage capacity while providing potential for upside. DNEG has already begun to rollout this strategy. In November 2021, DNEG announced that would be partnering with Alcon Entertainment in producing the Garfield movie and would utilize this revenue strategy for its production services.

DNEG will continue to consider potential acquisitions within the VFX services market that would be complementary to its services, business model and objectives. Historically, the VFX services market has been highly fragmented. DNEG believes, however, that the producers’ and their film projects that have growing complexity and budgets for film and OTT productions have benefitted from larger, independent VFX services providers like DNEG who have the capabilities to meet the broadened customer needs for managing larger projects and providing production support across multiple geographies, including tax- and cost-advantaged locations. Building on its successful acquisition of Double Negative Holdings Limited in 2014 and Gener8, a leader in 2D to 3D conversion technology headquartered in Canada, in 2015, DNEG will continue to consider opportunities to expand its talent base, capabilities and customer relationships while leveraging its existing infrastructure and processes to integrate acquired businesses. DNEG intends to acquire certain post-production assets from Prime Focus Limited, including the rights to certain shoot stages located in Mumbai, India. This acquisition will consolidate the post-production business of Prime Focus Limited into DNEG, which DNEG believes will better position it to serve existing clients in emerging markets like India. The acquisition is expected to close prior to the closing of the Business Combination and is subject to customary closing conditions, including approval by DNEG and Prime Focus Limited’s shareholders and the consent of SVAC pursuant to the terms of the Business Combination Agreement.

Expand VFX services offering to content producers in new, high-growth geographic markets

The Chinese and Indian markets are large and rapidly growing consumer-driven markets. According to Streamonomics, Chinese and Indian content markets represented approximately $28 billion in production spend in 2020 alone. DNEG anticipates increasing demand for VFX services to be driven by locally produced movies with significant VFX content and local OTT content, as well as major Hollywood studios seeking to appeal to non-English speaking audiences. DNEG regularly evaluates opportunities to provide services in these markets, and DNEG believes its “ReDefine” brand and the synergies achieved through it, as well as its global service delivery model, positions it to scale rapidly, while retaining high quality standards and operating efficiencies across its global footprint, and capitalize on ongoing, favorable trends.

Pursue video games and other emerging content media critical to the growing metaverse to expand DNEG’s total addressable market

Expansion into content creation services for gaming presents a substantial growth opportunity for DNEG. Global gaming revenue is expected to reach approximately $219 billion by 2024, according to Newzoo. DNEG believes that its existing technology, capabilities and expertise will allow it to seamlessly expand into content creation services for the video game industry. For example, DNEG has already worked on high-quality movie content based on gaming IP including Uncharted and Assassin’s Creed. DNEG also uses the Unreal Engine (owned by Epic Games) to create content for animation and live-action projects such as The Matrix Resurrections. Current studio relationships also support the expansion into gaming as Netflix announced plans to stream video games within its platform by 2022, hiring a former Electronic Arts and Facebook executive to drive the strategy. Unity Software’s December 2021 acquisition of Weta Digital’s tools, pipeline, technology and engineering talent for $1.625 billion highlights the substantial value of VFX technology as well as the opportunity to leverage DNEG’s platform into gaming and other adjacencies like the coming metaverse.

In addition to video game content creation, management sees a major opportunity to become a leading partner to companies across the metaverse, a massively scaled and interoperable network of real-time 3D virtual worlds, which requires content creation services that DNEG is well-suited to provide. For example, DNEG’s capabilities in animation, digitally mapping real-world environments, rendering, lighting, motion capture and asset creation can be utilized by the world’s largest internet and video game companies to create immersive environments for their users to meet and interact in the metaverse as they design, develop and deploy content. To date, DNEG has participated in several AR/VR projects, technologies critical to the immersive interactive experienced envisioned for the metaverse. For example, DNEG was hired by Warner Bros. to create a custom VR experience based on the film Dunkirk, which was showcased at certain VR theatres in New York and Los Angeles. Additionally, DNEG was also selected as an exclusive partner of STX Surreal to develop high quality VR content to be released on VR platforms such as Google Dream and Oculus VR, with The Limit. DNEG has also collaborated with Universal Creative on the design of the “Harry Potter: Escape From Gringotts” theme park ride at Universal Studios Orlando Resort, which synchronizes a motion-based roller coaster kart to 3D animated and live-action sequence projections through VFX. DNEG expects to expand its total addressable market (“TAM”) by continuing to pursue projects in AR/VR, location-based and experiential entertainment and other metaverse media.

Maintain creative, technical and managerial leadership by leveraging brand and reputation to recruit leading talent

DNEG plans to continue training and developing its skilled workforce to perform increasingly complex projects. DNEG believes that its global brand and track record of quality, as evidenced by its numerous Oscar, BAFTA and Emmy awards and nominations, will continue to help attract leading creative, technical and managerial talent globally. DNEG believes that attracting and retaining top talent is essential and plays a significant role in its ability to secure roles on large, high-profile projects and to effectively run its business.

VFX Services

DNEG has been providing VFX services to content producers for over twenty years. VFX describes the processes by which imagery is created and/or manipulated outside the context of a live action shot. DNEG offers VFX services through a variety of outputs, including photoreal image generation, animation services and 2D to 3D content conversion. These services range from pre-visualization through post-production. The various VFX services require similar creative and technical capabilities and DNEG utilizes its global service delivery model to allocate resources among different projects to meet customer needs.

Photoreal image generation

Photoreal image generation involves the integration of live-action footage and computer-generated imagery to create environments that look realistic but would be too dangerous, costly or impossible to capture solely in a live action shot. DNEG’s VFX services include complex particle work, which is a computer graphics technique to simulate certain phenomena (such as fire, explosions, smoke, moving water, falling leaves, clouds or other abstract visual effects), full computer graphics environments, hard surface modelling (creating a model of objects with hard surfaces, such as cars, planes and other non-living items) and close work digital doubles (creating a close-up full computer graphic duplicate of a human or animal character). DNEG’s VFX supervisors frequently consult with film makers on set to ensure that they shoot in a manner that is most conducive to post-production editing.

Animation services

DNEG also provides full screen animation for scripted content. Animation is the illusion of movement created by showing a series of still images in rapid succession. This process is now mostly accomplished through the use of CGI. Feature animations typically have a two- to four-year production timeline. DNEG has provided animation services for LEGO’s production company for four seasons of Nexo Knights, three seasons of Legends of Chima and for a DVD of LEGO Friends. DNEG has also produced other independent animation productions now available on Amazon, such as Mariah Carey’s All I Want for Christmas Is You (2017) and Here Comes the Grump (2018). In addition, DNEG partnered with Locksmith Animation to provide animation services for Locksmith’s Ron’s Gone Wrong which was distributed by 20th Century Studios in October 2021. DNEG is also working on five other animated projects by major U.S. film studios and OTT providers. DNEG intends to expand its customer base for these animation services to include other content producers and intellectual property owners seeking to produce or create animated content across film, OTT and TV platforms.

2D to 3D content conversion

2D to 3D content conversion is the process of creating two images, one for each eye, that renders an artificial sense of depth for the viewer. DNEG’s process involves rotoscoping, or isolating the elements in a 2D shot to convert to 3D, pushing the image out and then filling in the missing information in the gap created using DNEG’s technological processes, including DNEG’s proprietary technological process, View-D™ and Gener8’s 2D to 3D stereo conversion technology. DNEG believes that this high-end conversion technology offers a number of advantages over a native 3D capture (which uses a dedicated device that projects a pattern onto the subject with visible or invisible light or lasers and uses one or multiple sensors to capture this pattern to calculate depth), including superior quality of converted imagery, significantly shorter production timeframes (typical project length of 12 weeks) and more iterations and control over virtually every pixel in the frame.

For new productions, DNEG’s 2D to 3D content conversion process gives filmmakers a viable cost-effective alternative to shooting with twin cameras, which requires additional time, personnel and equipment. In connection with DNEG’s 2D to 3D content conversion services, DNEG provides the option of a senior stereographer to consult with filmmakers on set to ensure they shoot in a manner that is most conducive to 2D to 3D content conversion.

AR/VR and location-based and experiential entertainment services

Alternative methods of consuming visual entertainment through AR/VR are constantly evolving as DNEG’s customers continue to explore these alternatives. As a result, DNEG has developed AR/VR and location-based and experiential entertainment services to meet their needs. For example, Warner Bros. engaged DNEG to provide VFX services for the film Dunkirk and later approached DNEG to create a custom VR experience based on Dunkirk, which was showcased at certain VR theatres in New York and Los Angeles.

DNEG’s AR/VR processes involve a combination of both photoreal and 2D to 3D conversion services. For AR/VR projects, DNEG submits separate bids for its photoreal services and its 2D to 3D conversion services, which combined, gives DNEG the final AR/VR bid. Similarly, location-based and experiential entertainment, specifically the use of VFX on theme park rides, typically involves synchronizing the movement of the ride or game, for example a roller coaster kart, to 3D animated and live-action sequence projections through VFX. DNEG collaborated with Universal Studios Orlando Resort to create the “Harry Potter: Escape from Gringotts” theme park ride at Universal Studios Orlando Resort using this technology.

Recent VFX projects

DNEG’s most significant projects by revenue for the nine months ended December 31, 2021 and fiscal years ended March 31, 2021, 2020 and 2019 are set forth in the table below (in alphabetical order by project):

Fiscal Year Ended March 31,						Nine Months Ended December 31, 2021
2019		2020		2021
Project	Customer(1)	Project	Customer(1)	Project	Customer(1)	Project	Customer(1)
Avengers End Game	Marvel	Brahmastra	Fox Star Studios	Brahmastra	Fox Star Studios	Bullet Train	Sony Pictures
Fantastic Beasts 2	Warner Bros.	Dune	Legendary Studios	Dune	Legendary Studios	Devotion	Sony Pictures
Godzilla: King of the Monsters	Legendary Studios	Fast & Furious: Hobbs & Shaw	Universal Studios	Fast & Furious 9	Universal Studios	Entergalactic	Netflix
Ron’s Gone Wrong	20th Century Fox (Disney)	Fast & Furious 9	Universal Studios	Ghostbusters: Afterlife	Sony Pictures	The Matrix Resurrections	Warner Bros.
Men in Black 4	Sony Pictures	Men in Black: International	Sony Pictures	Infinite	Paramount Pictures	Nimona	Annapurna
Mission: Impossible Fallout	Paramount Pictures	No Time to Die	Universal Studios	The Matrix Resurrections	Warner Bros.	The Adam Project	Netflix

Fiscal Year Ended March 31,						Nine Months Ended December 31, 2021
2019		2020		2021
Project	Customer(1)	Project	Customer(1)	Project	Customer(1)	Project	Customer(1)
Robo 2	Indian Studio	Ron’s Gone Wrong	20th Century Fox (Disney)	Ron’s Gone Wrong	20th Century Fox (Disney)	The Battle at Lake Changjin	Hong Kong based production company
The Dark Crystal: Age of Resistance	Netflix	Tenet	Warner Bros.	Silk Road	Kintop Pictures	Uncharted	Sony Pictures
The Kid who Would be King	20th Century Fox	Togo	Disney +	Venom: Let There Be Carnage	Sony Pictures	Under The Boardwalk	Paramount Pictures
Venom	Sony Pictures	Wonder Woman 2	Warner Bros.	Zack Snyder’s Justice League	Warner Bros.	Venom: Let There Be Carnage	Sony Pictures
Revenue contribution (Top 5)	30%	Revenue contribution (Top 5)	33%	Revenue contribution (Top 5)	43%	Revenue contribution (Top 5)	31%
Revenue contribution (Top 10)	47%	Revenue contribution (Top 10)	52%	Revenue contribution (Top 10)	60%	Revenue contribution (Top 10)	50%

Other Production Services

Upon acquisition of its other post production services business from Prime Focus Limited, DNEG will become the leading provider of content production linked services in the organized space in India, offering a variety of services, including camera infrastructure services, access to Asia’s largest content shooting floors spread across approximately 200,000 square feet of space, digital intermediate services and digital cinema services.

Sales and Marketing

DNEG markets its VFX services under its “DNEG” and “ReDefine” brand names. DNEG uses its “DNEG” brand to market its VFX services to content producers primarily in the United States, Canada and Europe and uses its “ReDefine” brand to market its VFX services to content producers primarily in India and China as well as selective projects for independent Hollywood OTT customers.

DNEG’s sales and marketing strategy is largely based on the strength of its industry relationships. Additionally, due to the nature of the VFX services industry, whereby a VFX service provider’s final work product is an indication of the VFX service provider’s capabilities and quality of work product, DNEG benefits from the global distribution of its work for current and potential customers to see and evaluate. DNEG’s sales approach provides customers with access to its key executives, including within its leadership, technical, scheduling, sales and corporate affairs areas. DNEG maintains key management personnel in each of its eleven locations globally, providing strong, local customer service.

DNEG’s sales efforts involve developing new relationships with key decision makers and maintaining existing ones. DNEG’s entire team is involved in understanding its customers’ needs and ensuring delivery of the services that customers desire.

Additionally, DNEG engages in marketing activities to generate brand awareness and advertise career opportunities in order to continue to attract talented VFX professionals from around the world.

Customers

DNEG has longstanding relationships with leading content producers, including all of the major Hollywood studios, with most of these relationships originating in the early 2000s. DNEG believes that its reputation and work product has led to repeat business from leading studios, directors and producers who trust DNEG with the most critical

VFX work for their highest-profile projects. For example, DNEG has worked on many of the highest production budget and highest grossing film franchises over the past several years, including Bond, Fast & Furious, Venom, Marvel Cinematic Universe, Mission: Impossible, Harry Potter, the DC Extended Universe, Star Trek and all of Christopher Nolan’s theatrical releases as a director since Batman Begins. In addition, studios typically publish their major theatrical release schedule two years in advance, which provides DNEG with significant visibility into what projects are available. Furthermore, DNEG maintains relationships with content producers outside of the major Hollywood studios, including the major OTT service providers such as AppleTV+, Amazon, Disney+, HBO Max, Hulu, Netflix, Paramount Plus and Peacock. Given DNEG’s track record in VFX and longstanding customer relationships, DNEG expects to retain and grow its revenue as customers continue to increase the output of, and spend on, VFX content.

DNEG has also leveraged its feature film VFX credentials and relationships to expand into other content such as OTT and TV production, animation, video games, AR/VR and location-based and experiential entertainment. For example, DNEG has been chosen to provide VFX services for a number of projects produced by OTT providers and TV broadcasters, including Netflix’s Stranger Things, Shadow and Bone, Altered Carbon and Black Mirror, AppleTV+’s Foundation, the BBC’s Doctor Who, HBO’s The Last of Us, Chernobyl and Westworld and Amazon Studio’s The Wheel of Time, Hanna and The Boys, among others.

The percentage of revenue coming from DNEG’s recurring customers was 96.9%, 95.8% and 93.9% for fiscal years ending March 31, 2021, March 31, 2020 and March 31, 2019, respectively.

Netflix Agreement

Term and Extension.    The Netflix agreement became effective on September 1, 2020 and will continue until expiration on September 1, 2025 (the “Initial Term”), unless extended by Netflix or terminated in accordance with its terms. Netflix must notify DNEG at least 30 days prior to the expiration of the Initial Term if it desires to extend the Initial Term for an additional two years.

Spending Levels and Provision of Services.    Under the Netflix agreement, it is anticipated that DNEG will provide VFX and other creative services work to Netflix and companies working with Netflix to produce content. Subject to the terms and conditions of the agreement, Netflix has agreed to assign projects to DNEG for a minimum of $350.0 million of its services during the Initial Term, which may be increased if certain project award milestones are achieved.

The agreement requires that DNEG provide dedicated resources to Netflix sufficient to perform DNEG’s services under any assigned projects and as necessary in an amount equal to the agreed minimum. If DNEG rejects, or is unable or unwilling to fully and timely perform its services on, any assigned project for any reason (other than due to a material breach by Netflix of the Netflix agreement, material changes in the scope of services required by Netflix or in the event of a force majeure), the amount that otherwise would have been payable to DNEG for the assigned project will be deducted from the agreed minimum.

Termination.    Netflix may terminate the Netflix agreement in its sole discretion upon written notice to DNEG. In the event Netflix terminates the Netflix agreement without cause, it must pay all amounts earned and payable on assigned projects up to the date of such termination, plus a termination fee of 10% of any remaining amount of the agreed minimum. Netflix may also terminate the Netflix agreement for cause upon the occurrence of specified events without incurring a termination fee. The consummation of the Business Combination will not constitute a change of control of DNEG under the agreement.

Delivery Model and Operating Structure

Bidding Process

DNEG is in regular contact with producers, directors and studio executives, among other content producers and creators, regarding upcoming projects. As part of its discussions, DNEG may be invited to bid on a variety of projects. Content producers typically ask multiple VFX service providers to submit bids for a number of shots on a single project.

The bid process is multi-step and typically begins with a review by the VFX service provider candidates of an initial script for a project in order to identify the type and complexity of work required. The script is typically broken into shots and sequences, and a customer may ask DNEG to bid on a select range of sequences or each sequence in the script. If DNEG submits a bid for a range of sequences, the customer may only award a sequence or certain sequences from that particular range of sequences. During script review, DNEG’s team of creative and technical professionals will determine the level of work required to execute the various components of its process for each sequence on which DNEG is asked to bid, including the number of labor days required per shot. DNEG costs labor days by rate cards based on the salary of employees, equipment and overhead costs, as required. DNEG will then submit its detailed bid based on such analysis and the content of the initial script. The quotes provided by DNEG are based on a piece rate for VFX and stereo conversion work and on a time rate for TV animation work. In addition, in certain instances, concept art, testing and previz may be done at low or no cost to the customer, as part of DNEG’s overall bidding and sales process.

After the initial bids are submitted, the project will typically go through several more bidding rounds prior to the customer awarding sequences to VFX service providers. Throughout the production process, changes may be made to the script that affect DNEG’s estimates of the work required for a particular sequence and DNEG will, accordingly, adjust its bid. Script changes are typically due to changes in creative vision of the project, changes in storyline or streamlining of the script to conform to budget. Typically, projects grow approximately 15% to 20% from the original contracted amount due to the change order process.

In addition, bids are often influenced by tax credit eligibility, not only for DNEG’s work on the project but also other key components of project production, including the physical shoot. Changes in the location of execution of a project to utilize tax credits may lead to changes in the project’s overall production price, which may lead to an increase in the total production budget, potentially resulting in an increased budget allocated for VFX services.

During the bidding process, DNEG may enter advanced stages of discussion with a particular customer and if DNEG believes the project will be awarded to it, but the customer has not yet confirmed the commercial terms, the value of the contract and/or the scope of DNEG’s work, the project will be included in DNEG’s order pipeline. Once the terms of these projects are further progressed in line with DNEG’s order book criteria, they are moved from DNEG’s order pipeline into its order book. Executed contracts include DNEG’s detailed final bid. Any deviations from this final bid result in a change order, which may increase or decrease the original contracted value of DNEG’s work. DNEG’s order pipeline also includes any expected change orders for contracts which are already included in its order book, but for which the customer has not yet confirmed the commercial terms, the value of and/or the scope of DNEG’s work relating to such change order. Change orders are moved from the order pipeline to DNEG’s order book once the change order has been confirmed (in writing or verbally) or formally contracted.

For additional information see “Risk Factors — Risks Related to DNEG — Risks Related to DNEG’s Business — The tools that DNEG relies upon to prepare and submit a bid for a project may prove to be inaccurate, and DNEG may not achieve anticipated levels of revenue and profits” and “Risk Factors — Risks Related to DNEG — Risks Related to DNEG’s Business — DNEG’s order book and order pipeline are not necessarily indicative of its future revenue or other results of operations and DNEG may not fully realize the revenue value reported in its order book and order pipeline.”

Production Process

DNEG supports content creators and producers from pre-production through post-production. DNEG offers its VFX services starting with the pre-production stage, where, among other things, DNEG will work with its customer to develop their script and help visualize their creative vision through design concepts and building out characters and scenery through DNEG’s art department. DNEG then moves into the production phase, where, for example, DNEG will work on set to capture data, such as body movements and facial geometry scanning, in addition to capturing the set’s scenery and props, which DNEG then uses across its various facilities to further the visual effects creation process. At this time, initial requirements for research and development may be identified. Overlapping the production phase,

DNEG will start on the post-production phase, during which DNEG finishes up customer research and development, lighting and rendering, compositing, color grading and stereo conversion. Finally, DNEG’s finished shots are delivered to the customer.

Illustrative Content Creation Process Timeline

Research and Development

As of December 31, 2021, DNEG had a combined technology team for tasks including software development, research and development, systems management and tech support, of approximately 360 individuals located across the globe.

DNEG’s integrated technology and infrastructure, which is critical to its success, allows its global workforce to collaborate across all of its facilities to efficiently implement its customers’ creative vision, utilizing an integrated set of standardized creative tools and commercial and proprietary technologies that are continually enhanced and refined by DNEG’s software development and research and development team. DNEG’s technology and infrastructure balances affordability and reliability and has been custom built to serve its specific pipeline requirements. DNEG’s core network and global systems are highly available and on enterprise support contracts while individual computer nodes and workstations may be on lower support tiers. DNEG’s in-house data centers for computer and storage have approximately 100,000 computing cores globally and approximately 25 petabytes of production storage.

Over the years, DNEG has built a repertoire of unique proprietary tools and techniques that enables it to deliver high-quality work that meets the specifications and requirements of its customers in a seamless manner. DNEG’s teams globally leverage on DNEG’s tools and techniques to deliver work seamlessly from across its global locations, ensuring timeliness in delivery and delivering higher efficiencies in work schedules.

DNEG’s tools have also helped create a set of technology assets and pipeline, including cityscapes, complex fur and hair design modules and workflow management solutions that ensure uniformity in production of work at scale across geographies. These tools also enable DNEG to expand to new geographies in a short time frame. For example, during the COVID-19 pandemic, DNEG expanded operations in Bulgaria, Bangalore (India) and Toronto (Canada). DNEG’s technology capabilities have been a key driver in enabling DNEG’s employees to continue to deliver industry-leading work seamlessly in all its global locations while most of the employees have been working from home for the last two years.

DNEG’s research and development team works closely, project-by-project, with its creative professionals to continuously develop the underlying technology that supports cutting-edge visuals. DNEG’s research efforts are focused on increasing the efficiency and capabilities of the creative and technical teams. As techniques become more commercially available, DNEG has focused on the development of new techniques and technologies to further grow and refine the VFX field. For example, as part of DNEG’s Oscar winning work on Interstellar, DNEG’s research and development team and VFX artists worked alongside a world-renowned astrophysicist to create a novel effect that simulated the light-bending properties of black holes in a scientifically-accurate manner. This tool development, called DNGR, or the DNEG Gravity Engine, is a key technology we employ on productions to this date.

Additionally, DNEG’s research and development team has been involved in collaborative research projects funded by both the United Kingdom and European Union. Past projects have covered topics as diverse as cyber security (Creative Industries Security Environment), streamlining the use of complex VFX platforms in real time environments, such as VR and AR (Nreal), machine learning for asset classification and transformation (Sauce), and using physic solvers and artificial intelligence for more realistic digital humans (DIGI-HUMAN).

For example, DNEG had research and development costs of $4.7 million for the nine months ended December 31, 2021 (of which $4.2 million was incurred in relation to research activities and was expensed, representing 89.4% of its total expenses for the period, and $0.6 million was incurred in relation to development activities that were qualified to be capitalized as internal use software) and $6.6 million for the fiscal year ended March 31, 2021 (of which $5.3 million was incurred in relation to research activities and was expensed, representing 80.3% of its total expenses for the period, and $1.3 million was incurred in relation to development activities that were qualified to be capitalized as internal use software).

DNEG invests in research and development in order to enhance and expand its service offerings. DNEG’s development strategy is to continue to promote research and development to increase efficiency so that it may take on larger, more complex projects and continue to provide audiences with cutting-edge visual experiences. DNEG continuously looks to identify new technology and trends to maintain its leading edge and reputation.

Competition

DNEG has competitors with respect to each of the services its offer. Factors affecting DNEG’s competitive success include, but are not limited to, price, quality, delivery time and efficiency, track record, location of facilities and background of executives. The VFX market is highly fragmented, with thousands of very small providers and a much smaller number of providers with global scale. DNEG currently competes with studio-owned VFX providers, such as Disney’s Industrial Light and Magic and Sony Pictures’ Imageworks, other large and mid-sized VFX companies, including Framestore, MPC (an affiliate of Technicolor) and Weta Digital, as well as numerous smaller VFX companies, including Animal Logic, Cinesite, Digital Domain, Fuse FX, Pixomondo and Scanline (acquired by Netflix in November 2021). DNEG believes that its primary competitors for 2D to 3D content conversion are Stereo D, Legend 3D and Southbay Motion Picture. DNEG’s primary competitors for animation services include animation divisions of major studios, such as Disney’s Industrial Light & Magic and Pixar, Sony’s Imageworks and Universal’s Dreamworks and Illumination, in addition to independent animation companies, such as Animal Logic, Reel FX and Mikros (an affiliate of Technicolor). DNEG believes that its global integrated platform, scaled, proprietary technology platform, broad market reach and product offerings and history of award-winning creative work provides it with significant competitive advantages over its peers.

Human Capital Management

Employees

The following table details the breakdown of our employee count, percentage of employee headcount by geography as of December 31, 2021 and 2020, and March 31, 2021, 2020 and 2019.

	As of December 31,		As of March 31,
	2021	2020	2021	2020	2019
Employee headcount(1)	7,373	6,737	6,439	8,791	6,915
Percentage of contracted employees	12.5%	12.1%	10.7%	16.1%	13.4%
Percentage of employee headcount by geography:
United Kingdom, Canada, United States, Rest of Europe	28.4%	25.8%	25.8%	29.3%	30.2%
India	71.6%	74.2%	74.2%	70.7%	69.8%

____________

(1)      Employee headcount includes our full time employees, which includes contracted artists (but does not include freelancing artists and interns). Employee headcount as of December 31, 2021, March 31, 2021 and December 31, 2020 includes nil, 166 and 180 furloughed employees, respectively in the United Kingdom.

The following table details the breakdown of our full-time employees, which includes contracted artists and furloughed employees (but does not include freelancing artists and interns), by function as of December 31, 2021, 2020 and March 31, 2021, 2020 and 2019:

	As of December 31,		As of March 31,
	2021	2020	2021	2020	2019
Creative/production(1)	6,452	5,820	5,556	7,714	6,019
Other(2)	921	917	883	1,077	896
Total	7,373	6,737	6,439	8,791	6,915

____________

(1)      Creative personnel include all of our VFX process artists. Production personnel include our employees who are project managers responsible for the day-to-day coordination with the studio producers and for ensuring that the projects are on track to timeline and budget.

(2)      Other personnel includes general administrative staff, finance and accounting personnel, legal department, human resources personnel and information technology administrators and the corporate management team.

DNEG regularly hires temporary employees for projects on an as-needed basis. DNEG has also created an internship program in India to train and cultivate junior talent and provide DNEG with broader access to the junior artist pool at a lower cost.

Labor laws in the United Kingdom, the United States, Canada and India (applicable to employees but not to independent contractors) provide minimum standards regarding annual paid and unpaid leave, sick leave, maternity leave and other provisions regarding leave from work, severance pay, pension contributions and other terms of employment. DNEG contributes to statutory pension schemes (or similar type schemes) for its employees in the United Kingdom, Canada and India.

None of DNEG’s employees are represented by a labor organization or union or covered by collective bargaining agreements. As of December 31, 2021, DNEG had not experienced a labor-related work stoppage. DNEG considers its relations with its employees to be good.

DNEG believes that one of the key reasons for its success is its people. DNEG trains its human resources team to comply with the latest employment and selection best practices. DNEG recognizes the importance of human capital and values it highly. DNEG’s human resources vision is to create a committed workforce through people, enabling processes and knowledge sharing practices based upon its value system.

DNEG’s future success will depend, in part, on its ability to continue to attract, retain and motivate highly qualified creative, technical and managerial personnel for whom competition is intense. DNEG does not anticipate any material turnover in staff at this time or in the reasonably foreseeable future.

Compensation, Benefits and Employee Wellbeing

To ensure DNEG retains top talent, DNEG provides competitive compensation and benefits, including stock-based compensation and bonus. DNEG supports the continual development of its employees through various training and education programs throughout their tenure at DNEG.

The physical and mental well-being of DNEG’s employees is an important piece of DNEG’s business and overall success. DNEG has implemented numerous wellness initiatives, including providing Mental Health First Aid training, leading global events such as webinars on various mental health and wellness topics and hosting ‘Tea and Talk’ events which encourage people to take a break and chat in a safe setting. DNEG also shares resources on its shared internal social platform and through its various resource groups. DNEG India has also implemented various wellness initiatives, including one-on-one counselling sessions, exercise classes and virtual volunteering opportunities.

Diversity and Inclusion

DNEG is committed to cultivating a diverse culture of inclusion that makes a positive difference in its employees’ lives and has developed targeted training to improve workplace diversity, equity and inclusion. It is DNEG’s policy to recruit talent based on skill, knowledge, attitude and experience, without discrimination on the basis of gender, sexual orientation, age, family status, ethnic origin, nationality, disability or religious belief. In July 2021, DNEG launched its first diversity audit, which included an online assessment and focus groups, to gather insights and data, and formed its Equality Diversity and Inclusion (“EDI”) Task Group with representatives from across the global organization in various roles and levels to review the audit results and create company commitments, an action plan and EDI Dashboard. DNEG has numerous EDI programs, events and employee resource groups that support and strengthen its EDI program.

Intellectual Property

Due to the fast pace of the technological innovation supporting the VFX services industry, DNEG does not typically rely upon the intellectual property protections afforded by registered patents and copyrights. However, the success of DNEG’s business and technology leadership is significantly dependent upon its proprietary know-how, trade secrets and internally developed technology.

DNEG’s research and development department consistently works to protect its systems from cybersecurity threats, while continuously developing the technological infrastructure to strengthen and support its global service delivery model. In addition to maintaining its own servers, DNEG has taken other security measures through company policies and contracts to ensure proprietary know-how, trade secrets and internally developed technology remain protected and confidential.

DNEG licenses third-party intellectual property for integration into its services, primarily software widely available on commercially reasonable terms. It may be necessary in the future to seek or renew licenses relating to various aspects of DNEG’s services. While DNEG has generally been able to obtain such licenses on commercially reasonable terms in the past, it cannot provide assurance that such third parties will maintain such software or continue to make it available. DNEG does not believe any one individual license is material to its business.

Legal Proceedings

In the ordinary course of DNEG’s business, from time to time, it is subject to various litigations, regulatory actions and other proceedings that arise in the ordinary course of business. As of December 31, 2021, DNEG is not a defendant in any litigation, regulatory action or other proceeding that it believes, if determined adversely to DNEG, would have a material adverse effect upon its financial condition, results of operations or cash flows. See “Risk Factors — DNEG may be subject to litigation or other proceedings which, if determined unfavorably to DNEG, could have a material adverse effect on its business, results of operations or financial condition.”

Facilities

DNEG has offices in eight cities across three continents and four time zones. DNEG’s offices are located in leased premises. Individual office leases vary as to their terms, rental provisions and expiration dates. DNEG’s principal office is located at 160 Great Portland Street, London, United Kingdom and DNEG currently provides its services from 12 principal facilities in United Kingdom, Canada, India and the United States. In addition, in connection with DNEG’s recent expansion into Bulgaria, DNEG is currently in the process of obtaining office space in Sofia, Bulgaria.

The following table details the breakdown of the leases for DNEG’s 12 principal facilities as of December 31, 2021:

Facility Location	Lease Expiration Date	Total Square Feet
London (United Kingdom)	May 13, 2032	88,917
Mumbai (India)	March 31, 2022	59,698
Mumbai (India)	March 31, 2022	55,375
Mumbai (India)	September 30, 2028	31,000
Mumbai (India)	December 31, 2026	8,429
Vancouver (Canada)	March 31, 2025	46,786
Montréal (Canada)	April 30, 2036	66,563
Toronto (Canada)	January 24, 2024	11,882
Chennai (India)	June 30, 2025	41,485
Los Angeles (United States)	May 31, 2025	9,289
Chandigarh (India)	August 1, 2024	23,036
Hyderabad (India)	January 11, 2023	11,554

Certain of DNEG’s leases have a term as short as one year while others are over ten years in length. Rent on the majority of DNEG’s offices is paid either monthly or quarterly in advance.

Regulatory Matters

DNEG’s business is subject to a wide array of regulations in the various jurisdictions in which it operates, with employees and customers in many countries. As a result, DNEG is regulated by various authorities, including in India, Canada, the United Kingdom, and the United States, which oversee, among other areas, consumer protection, licensing and corporate governance. DNEG is also subject to the laws and regulations of a number of countries affecting international transactions, including consumer protection, labor laws, laws related to internet commerce, and information technology. DNEG also has employees and customers in many countries, resulting in DNEG handling sensitive personal data in those countries. Therefore, DNEG must comply with local data protection and privacy rules. Further, due to its international operations, DNEG is in receipt of payments in/from a number of jurisdictions. As a result, DNEG must monitor compliance with money laundering regulations in a number of countries.

The regulatory environment related to information security, data collection and privacy is becoming increasingly demanding, with new and changing requirements applicable to DNEG’s business, including restrictions on transfer of personal data of customers or employees outside of the European Union, the United Kingdom or the United States, as applicable, and with significant operational requirements that must be followed and significant penalties for non-compliance. Under the General Data Protection Regulation 2016/679, which came into force in May 2018, the maximum levels of fines for compliance failures in the United Kingdom are 4% of annual worldwide turnover or up to €20 million (whichever is higher). DNEG is also subject to data protection and privacy laws in all of the United States. Additionally, DNEG has significant operations in India, where the government has introduced a draft Personal Data Protection Bill in September 2021, which if and when enacted, would also govern our operations and data practice in India. The draft Personal Data Protection Bill, if enacted in its current form will substantially expand upon current Indian regulatory regime surrounding data protection and, may require DNEG to, among other things, appoint a data protection officer, take steps to maintain transparency regarding general practices relating to processing of personal data and follow principles of record keeping, implement privacy by design principles, implement data localization requirements and restrictions on transfer of data outside India, data audits and even conduct data protection impact assessments.

Further, DNEG is also subject to anti-bribery regulations, including for example, the Bribery Act 2010 in the United Kingdom, the Prevention of Corruption Act 1988 in India and the Foreign Corrupt Practices Act 1977 in the United States. Equivalent or similar anti-bribery and anti-corruption legislation exists in other countries where DNEG conducts business. In addition, DNEG is subject to the United Kingdom’s, United States’ and European Union’s competition law and any relevant antitrust or competition law in any other jurisdiction in which DNEG operates which prohibits the abuse of a dominant position in the market.

DNEG’s Corporate Structure

The following chart summarizes New DNEG’s corporate structure after giving effect to the Business Combination:

____________

(1)      Does not include potential purchase of up to $50.0 million of equity or equity awards from any employee of DNEG or any of its subsidiaries or the conversion of outstanding DNEG Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations to be paid in cash and/or equity as permitted by the Business Combination Agreement.

(2)      Novator has loans outstanding to affiliates of parent in the aggregate amount of approximately $           million. Pursuant to the Business Combination Agreement, immediately after completion of the Business Combination, New DNEG has the right to purchase up to 15.0 million New DNEG Ordinary Shares held by Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million. In addition, the remaining debt to Novator may be settled through the transfer of shares of DNEG held by affiliates of parent. Following such share purchase and transfer, assuming New DNEG purchases 15.0 million New DNEG Ordinary Shares from Novator, Novator could own up to approximately 27,900,000 New DNEG Ordinary Shares, representing approximately 17.3% of the outstanding New DNEG Ordinary Shares (including 4,900,000 SVAC Class A Ordinary Shares Novator subscribed for pursuant to its PIPE Subscription Agreement).

DNEG’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that DNEG believes is relevant to an assessment and understanding of DNEG’s results of operations and financial condition. The discussion should be read together with the historical audited annual combined financial statements as of and for the years ended March 31, 2021, 2020 and 2019 and unaudited interim condensed combined financial statements as of and for the nine months ended December 31, 2021 and 2020, and the related respective notes thereto, included elsewhere in this proxy statement. The discussion and analysis should also be read together with DNEG’s unaudited pro forma financial information for the fiscal year ended March 31, 2021 and the nine months ended December 31, 2021. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon DNEG’s current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, all references in this section to “DNEG,” “we,” “our” or “us” refer to the business of Prime Focus World NV, a company registered in The Netherlands, its subsidiaries and joint venture, together with the other production services business to be transferred prior to the consummation of the Business Combination, which will be the business of New DNEG and its subsidiaries following the consummation of the Business Combination.

Overview

DNEG is a leading independent provider of VFX services and other production services. It specializes in photoreal image generation, 2D to 3D content conversion and animation services, for visual content used in film, television, OTT, AR/VR and location-based and experiential entertainment and plans to pursue video games, metaverse, adjacent verticals and other emerging content media. DNEG has operations in the United Kingdom, Canada, India, Bulgaria and the United States, and its customers include some of the world’s leading content creators including Disney (20th Century Studios, Marvel Studios, Disney+), Warner Media (HBO, HBO Max), Sony Pictures, Universal (Peacock), Paramount (Paramount+), Legendary, Netflix, Hulu, Amazon Studios and AppleTV+, among others.

For the nine months ended December 31, 2021, DNEG generated revenue of $276.8 million, net income of $20.5 million, resulting in a net income margin of 7.4%, and Adjusted EBITDA of $58.4 million, resulting in an Adjusted EBITDA margin of 21.1%. For the fiscal year ended March 31, 2021, DNEG generated total revenue of $306.6 million, net income of $12.5 million, resulting in a net income margin of 4.1%, and Adjusted EBITDA of $82.2 million, resulting in an Adjusted EBITDA margin of 26.8%. For a reconciliation of net income to Adjusted EBITDA for these periods, see “— Non-GAAP Financial Measures — Adjusted EBITDA and Adjusted EBITDA Margin.”

The Business Combination

On January 25, 2022, SVAC entered into the Business Combination Agreement with DNEG. The Business Combination Agreement provides for, among other things, the purchase by SVAC of the outstanding Common Stock of DNEG through the issue of new shares to the current stockholders of DNEG. Along with the capital available through the Business Combination of between $350.0 million and $398.0 million, DNEG has also announced entering into new senior secured Credit Facilities, consisting of Term Loan B of $325.0 million that will be fully drawn at Closing and a committed undrawn Revolving Credit Facility allowing for borrowings of up to $125.0 million (subject to certain conditions).

Upon Closing, DNEG will become a wholly owned subsidiary of SVAC, and SVAC will be renamed “DNEG, Inc.” New DNEG’s Ordinary Shares and Public Warrants will continue to be listed on Nasdaq and will trade under the ticker symbols “DNGG” and “DNGGW,” respectively.

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, SVAC will be treated as the “acquired” company for accounting purposes and the Business Combination will be treated as the equivalent of DNEG issuing stock for the net assets of SVAC, accompanied by a recapitalization. The net assets of SVAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of DNEG. The most significant changes in New DNEG’s future reported financial position and results are expected to be: (i) an estimated net increase in cash (as compared to our condensed combined balance sheet at December 31, 2021) of between approximately $237.0 million, assuming maximum redemptions by SVAC stockholders while satisfying the minimum cash condition of $350.0 million being available for use by New DNEG after the Closing, and $285 million, assuming no redemptions by SVAC stockholders; and (ii) an estimated increase in debt of approximately $88.0 million relating to the draw down of the new Term Loan B, less repayments of existing credit facilities. Each redemption scenario includes approximately $168.0 million in proceeds from the PIPE Investments to be consummated substantially simultaneously with the Closing of the Business Combination and approximately $325.0 million of proceeds from Term Loan B that will be drawn at the time of Closing, offset by transaction costs for the Business Combination and refinancing, settlement of net balances of $15.8 million with parent and its affiliates that will take place concurrently with the Business Combination and the repurchase of shares of DNEG Capital Stock from an affiliate of parent or Novator. The total estimated transaction costs for the Business Combination and refinancing are approximately $45.0 million, inclusive of deferred underwriter fees related to SVAC’s IPO of $8.1 million, which will be paid at the close of the Business Combination. See “Unaudited Pro Forma Combined Financial Information.” New DNEG’s cash on hand after giving effect to these transactions will be used for general corporate purposes, general and administrative matters, and capital expenditures. New DNEG may also use the proceeds for the acquisition of, or investment in, technologies, solutions, or businesses that complement its business.

Factors Affecting Our Business and Trends

In addition to the impact of the COVID-19 pandemic, our results have been affected, and are expected to be affected in the future, by a variety of factors. A discussion of key factors that have had, or may have, an effect on our results is set forth below (for a further discussion of the factors affecting our results of operations, see “Risk Factors.”

Seasonality and revenue recognition

We experience, and expect to continue to experience, seasonal fluctuations in our results of operations due to changes in the ultimate release dates of our projects and the number of projects on which we work. Prior to the COVID-19 pandemic, motion picture studios generally released their major high budget films, which are typically films with significant VFX content, in the months of March to August and again around the holiday period of November and December. Our services are typically completed approximately two to four weeks prior to the release date of these projects. Many of the films that we provide VFX services for are released during these time periods, so we are typically busier in the months leading up to these release dates.

Accordingly, prior to the COVID-19 pandemic, the months of January to June were generally our busiest periods, and we would typically convert more of our order book into revenue during these periods, which would be reflected in our first and fourth fiscal quarter results of operations. However, we may not meet all of our revenue recognition criteria for a given financial period and may not be able to recognize revenue in a given fiscal period even though we have already incurred the related expenses and costs, which may lead us to recognize an unusually large amount of revenue in a later financial period or, conversely, recognize a significant amount of expenses and costs in a period for which the relating revenue has not yet been recognized.

Moreover, a substantial majority of our western employees take vacation during August and the second half of December each year, which generally results in a reduction in the number of labor days of work performed during these months and fiscal quarters. Due to our revenue recognition policy (which is based on the estimated percentage of completion at a point in time and is calculated in part based on the number of labor days of work performed as a percentage of the estimated total number of labor days to complete a project), we generally convert relatively less of our order book into revenue during August and December, which affects our second and third fiscal quarter results of operations.

Unlike major Hollywood studios that typically release high-budget films in March through August in the ordinary course of business, and again in November and December, television, OTT, AR/VR and location-based and experiential entertainment content providers typically do not adhere to the same release schedule, and content release dates can vary significantly from project to project. Our services are typically completed approximately two to four weeks prior to the release date, and, therefore, our seasonal trends may change in the future as we continue to provide VFX services to such content providers that have more varied release calendars as compared to the major Hollywood studios.

During the COVID-19 pandemic, physical production of films, television and OTT programming had been partially suspended. This resulted in delays in deliveries and overall less new visual content production during the pandemic. At the same time, many theater operators temporarily closed their theaters to comply with the governmental restrictions intended to reduce the transmission of COVID-19. While majority of the theater operators have reopened their theaters, reopening plans for many theater operators continue to evolve given the uncertainty with respect to continuing governmental restrictions, including as a result of the spread of new variants, and the lack of new film content from the film production studios. Even when government restrictions are fully lifted, it is unclear if consumers will return to theaters at the same levels they previously did because of concerns related to COVID-19 or because of changes to viewing habits or depressed consumer sentiment. If revenues from theatrical releases do not return to historical levels over the long term, film production studios may alter their total production budgets, potentially resulting in decreases in budgets allocated for VFX services. The temporary closure of many movie theaters has led motion picture studios to delay or alter the theatrical distribution strategy for certain of their films. Delays in theatrical releases has affected and will continue to affect both current and future periods. Animation projects have largely not suffered the same impacts as non-animated projects, as they are not reliant on physical production to the same extent.

In addition to these seasonal trends and the impact of the COVID-19 pandemic, our results of operations may fluctuate period to period based on a number of factors, many of which are beyond our control, such as changes in content provider management and distribution platforms, consolidation among content producers, changes in the availability of creative talent, changes in our production schedule and suspensions or terminations of all or part of our engagements. Moreover, although certain elements of our business have begun to return to pre-COVID-19 pandemic norms, no assurances can be given as to whether the trends in seasonality and impacts of the COVID-19 pandemic described above will continue or change significantly in the short or longer. See “— Impact of the COVID-19 Pandemic.”

Employee headcount and employee benefit expense

Our employee headcount represents the number of our full time equivalent employees, which includes contracted artists and furloughed employees in the past period, but does not include freelancing artists and interns, as of the specified date.

We use our flexible global operations model to optimize our workforce utilization and expect to adjust our employee headcount based on our business needs. In connection with our response to the COVID-19 pandemic, we initiated a significant headcount reduction and optimization strategy focused primarily on contract artists and overhead functions, reducing our employee headcount to 6,439 (including 166 furloughed employees in the United Kingdom) as of March 31, 2021 from 8,791 as of March 31, 2020, before expanding again to 7,373 as of December 31, 2021.

Our employee benefits expense primarily includes wages and salaries of our creative, production and other personnel, stock compensation expense, bonuses, social security costs and other defined contribution retirement costs. Our employee benefits expense is generally correlated with our total number of employees during a particular period but is also impacted by changes in key, competitively compensated creative employees, the split of the number of employees across different geographies, as well as inflation and foreign currency exchange rate fluctuations in the markets in which we conduct our operations.

Because the salaries, wages and other personnel costs of our creative and technical employees, which include all of our VFX artists, represents the most significant portion of our employee benefits expense, period-over-period changes in employee benefits expense have been and are expected to continue to be primarily attributable to increases or decreases in our creative and technical employee count. However, our creative and technical employee headcount and employee benefit expenses may not change at the same rate in any particular period due to various factors. For example, due to general differences in employee benefits expense associated with the recruitment and retention of key, competitively compensated creative and technical employees, such as BAFTA and Oscar award-winning artists, compared to other creative and technical employees, particularly lower-cost creative employees located in more economically attractive locations, changes in the number of key creative and technical employees in a particular period may have a disproportionate impact on our overall employee benefit expense compared to changes in the number of other creative and technical employees in such period.

Competition for qualified managerial, creative and technical personnel is intense and is likely to remain so for the foreseeable future. Many of the geographic areas in which we have operations are also home to prominent multinational technology and entertainment companies that also have high demand for qualified personnel. As a result, those companies compete directly with us for a limited pool of individuals with the expertise that it seeks. If we must pay higher salaries to recruit and retain qualified persons, our employee benefits expense may increase.

In addition, many countries, including the United Kingdom and individual provinces of Canada and states within the United States have incentive programs designed to attract production. DNEG has designed its geographic footprint to facilitate its customers’ abilities to utilize these incentives. If content producers are unable to access any of these incentives or if these incentives are introduced or enhanced in other jurisdictions, content producers may shift their productions among existing jurisdictions or to new jurisdictions, including those in which DNEG currently has no presence, where completion for and access to qualified managerial, creative and technical personnel may be more intense than we have historically experienced. As a result, we may have to expand its services and geographic footprint within existing jurisdictions or to new jurisdictions and may incur additional employee benefits expense, which, as a result, could have a material adverse effect on its business, financial condition, cash flow and results of operations.

The following table details the breakdown of our employee count, percentage of employee headcount by geography as of December 31, 2021 and 2020, and March 31, 2021, 2020 and 2019.

	As of December 31,		As of March 31,
	2021	2020	2021	2020	2019
Employee headcount(1)	7,373	6,737	6,439	8,791	6,915
Percentage of contracted employees	12.5%	12.1%	10.7%	16.1%	13.4%
Percentage of employee headcount by geography:
United Kingdom, Canada, United States, Rest of Europe	28.4%	25.8%	25.8%	29.3%	30.2%
India	71.6%	74.2%	74.2%	70.7%	69.8%

____________

(1)      Employee headcount includes our full time employees, which includes contracted artists (but does not include freelancing artists and interns). Employee headcount as of December 31, 2020, March 31, 2021 and December 31, 2021 includes 180, 166 and nil furloughed employees, respectively in the United Kingdom.

The following table details the breakdown of our full-time employees, which includes contracted artists and furloughed employees (but does not include freelancing artists and interns), by function as of December 31, 2021 and 2020, and March 31, 2021, 2020 and 2019:

	As of December 31,		As of March 31,
	2021	2020	2021	2020	2019
Creative/production(1)	6,452	5,820	5,556	7,714	6,019
Other(2)	921	917	883	1,077	896
Total	7,373	6,737	6,439	8,791	6,915

____________

(1)      Creative personnel include all of our VFX process artists. Production personnel include our employees who are project managers responsible for the day-to-day coordination with the studio producers and for ensuring that the projects are on track to timeline and budget.

(2)      Other personnel includes general administrative staff, finance and accounting personnel, legal department, human resources personnel and information technology administrators and the corporate management team.

In the normal course of business, we regularly hire freelancers and temporary employees for projects either on a full-time or part-time basis as needed. As of December 31, 2021, we had 237 freelancers, as compared to 130 as of March 31, 2021, 26 as of March 31, 2020 and 23 as of March 31, 2019. During the nine months ended December 31, 2021, we incurred $5.3 million technician fees for the freelancers, as compared to $3.9 million during the fiscal year ended March 31, 2021, $2.4 million during the fiscal year ended March 31, 2020 and $2.4 million during the fiscal year ended March 31, 2019. Additionally, we have created an internship program in India to train and cultivate junior talent and provide us with broader access to the junior artist pool at a lower cost.

Fluctuations in foreign currency exchange rates

We operate internationally and, as a result, are exposed to changes in various foreign currency exchange rates. Although our reporting currency is the U.S. dollar, we generated 33.4%, 14.8%, 48.8% and 3.0% of our revenue in U.S. dollars, Pound sterling, Canadian dollars and Indian rupees, respectively, and incurred 4.8%, 40.8%, 31.0% and 23.5% of our costs in the United States, the United Kingdom, Canada and India, respectively, for the fiscal year ended March 31, 2021. Our costs are predominantly denominated in the local currencies of the countries where we operate. For the nine months ended December 31, 2021, we generated 32.0%, 19.5%, 44.7% and 3.8% of our revenue in U.S. dollars, Pound sterling, Canadian dollars and Indian rupees, respectively, and incurred 4.9%, 35.5%, 35.1% and 24.5% of our costs in the United States, the United Kingdom, Canada and India, respectively. In addition, our net assets in non-U.S. operations were approximately $44.1 million and $64.8 million as of December 31, 2021 and March 31, 2021, respectively. As a consequence, we have considerable revenues, expenses, assets and liabilities in foreign currencies, and we translate such revenues and expenses into U.S. dollars at prevailing exchange rates for inclusion in our combined financial statements. Our exposure to changes in exchange rates may be described in terms of translation exposure and transaction exposure.

Translation risk is the risk that exchange rates impact the value of our revenues, expenses, assets and liabilities reported in U.S. dollars on our combined statement of operations and balance sheet. For instance, the weakening of the U.S. dollar against the Pound sterling would result in an increase in our Pound sterling denominated revenues and expenses as reported in U.S. dollars and, conversely, the strengthening of the U.S. dollar against the Pound sterling would result in a decrease in our Pound sterling denominated revenues and expenses as reported in U.S. dollars. As many of our subsidiaries and affiliates operate in markets other than United States, these effects may be significant. We are primarily subject to translation effects with respect to our non-U.S. dollar revenues, expense, assets and liabilities.

With respect to translation risk a 10% strengthening of the U.S. dollar against other currencies at the reporting date would have decreased equity by $4.4 million and increased profit by $4.7 million as of and for nine months ended December 31, 2021, respectively, decreased equity by $6.5 million and increased profit by $5.7 million as of and for the fiscal year ended March 31, 2021, respectively, decreased equity by $2.2 million and decreased profit by $3.0 million as of and for the fiscal year ended March 31, 2020, respectively, decreased equity by $16.0 million and decreased profit by $4.6 million as of and for the fiscal year ended March 31, 2019, respectively.

Transaction risk is the exchange risk resulting from the time lag between entering into a contract and settling it. We are therefore exposed to movements in exchange rates on monetary assets and liabilities, including intercompany balances, that are denominated in currencies other than the functional currency of the entity in which they are recorded.

With respect to transaction risk, a 10% strengthening of the U.S. dollar against other currencies at the reporting date would have increased equity by $4.4 million and increased profit by $13.4 million as of and for the nine months ended December 31, 2021, respectively, increased equity by $6.5 million and increased profit by $15.6 million as of and for the fiscal year ended March 31, 2021, respectively, increased equity by $12.1 million and increased profit by $7.1 million as of and for the fiscal year ended March 31, 2020, respectively, and increased equity by $1.5 million and increased profit by $5.0 million as of and for the fiscal year ended March 31, 2019, respectively. We have entities in various functional currencies, and are therefore exposed to transaction risk for the monetary assets and liabilities at the reporting date for those entities.

Generally, forward foreign currency exchange rates are factored in at the time of contract bidding and pricing. Customers may ask for bids in multiple currencies and ultimately make the choice of currency for the contract. We target matching the currency of revenue and expected costs to the extent possible based on our evaluation of the mix of projected collections and expenses of existing contracts. We have also on occasion hedged and may continue to hedge well-defined transactional exposures with foreign currency forwards. However, we provide no assurance that these hedges will be effective, and we do not intend to enter into hedging arrangements for speculative purposes.

As discussed above, DNEG has designed its geographic footprint to facilitate its customers’ abilities to utilize incentive programs designed to attract production in many countries, including the United Kingdom and individual provinces of Canada and states within the United States. If content producers are unable to access any of these incentives or if these incentives are introduced or enhanced in other jurisdictions, content producers may shift their productions among existing jurisdictions or to new jurisdictions, including those in which DNEG currently has no presence, where prevailing exchange rates are less favorable than we have historically experienced. As a result, DNEG may have to expand its services and geographic footprint within existing jurisdictions or to new jurisdictions that enhance our translation and transaction exposure to changes in exchange rates.

Impact of COVID-19 Pandemic

The COVID-19 pandemic has had an unprecedented impact on the world, our industry and operations. Governmental authorities around the world, including those governing the jurisdictions in which we operate, have implemented numerous and varying orders, policies and initiatives to try to reduce the transmission of COVID-19, such as travel bans and restrictions, quarantines, shelter in place orders and business shutdowns. The difficult macroeconomic environment, which has included increased and prolonged unemployment and a decline in consumer confidence, as a result of the COVID-19 pandemic, and any resulting recession or prolonged declines in economic growth, as well as changes in consumer behavior in response to the COVID-19 pandemic, has had, and may continue to have, a negative impact on our business, financial condition, results of operations, cash flows and liquidity.

As an independent provider of VFX services, our business was partially impacted by the COVID-19 pandemic and governmental restrictions intended to reduce the transmission of COVID-19. We are significantly reliant on the physical production of films, television and OTT programming, which had been disrupted due to the temporary suspension of physical production since the initial outbreak of the COVID-19 pandemic. This resulted in delays in deliveries and overall less new visual content production during the pandemic. At the same time, many theater operators temporarily closed their theaters to comply with the governmental restrictions intended to reduce the transmission of COVID-19. While majority of the theater operators have reopened most of their theaters, there is uncertainty with respect to continuing governmental restrictions, including as a result of the spread of new variants, and the lack of new film content from the film production studios. Even as the government restrictions get fully lifted, it is unclear if consumers will return to theaters at the same levels they previously did because of concerns related to COVID-19 or because of changes to viewing habits or depressed consumer sentiment. In the near and medium term, the temporary closure of many movie theaters has led motion picture studios to delay or alter the theatrical distribution strategy for certain of their films, including a parallel release on multiple output formats including theatres, OTT subscription platforms, PVOD, among others.

During the fiscal year ended March 31, 2021 and the nine months to December 31, 2021, delays in physical production impacted our business in the following ways:

•        A number of projects in our order book and order pipeline extended over longer periods and/or postponed to future periods. This slowed the conversion of certain projects in our order pipeline into confirmed orders as customers delayed the finalization of their production plans and schedules, particularly during the initial outbreak of the COVID-19 pandemic.

•        Our cash collections were slowed, as some content producers requested to delay some or all of the payment schedules for our services due to changes in the release dates of the related content.

•        We continued to incur fixed employee compensation expense associated with project team (producers, production supervisors, artists, etc.) dedicated to extended and/or postponed projects.

To mitigate the broader public health risks to our workforce associated with COVID-19 pandemic, we took, and continue to take, measures in line with recommendations of relevant governments and health authorities, and a vast majority of our global workforce of creative and technical personnel has been working remotely from home. While our integrated technology infrastructure and flexible global operations allow our global workforce to collaborate across all of our facilities, the COVID-19 pandemic adversely impacted our productivity, particularly in India where governmental restrictions significantly affected the ability of our workforce to work from the office and logistical limitations impacted the enabling of remote working.

In response to the global COVID-19 pandemic, governments in the locations where we operate implemented various subsidies and relief programs to provide financial support to companies impacted by the pandemic. DNEG received subsidies and relief under the following government programs:

•        CEWS, which provided subsidies linked to employee costs and revenue declines experienced by the business. DNEG received a total of $26.2 million during the fiscal year ended March 31, 2021 and a further $11.2 million during the nine months ended December 31, 2021, which were recorded as a credit to employee benefit expenses.

•        The UK Coronavirus Job Retention Scheme, which was a furlough scheme to subsidize the cost of unproductive employees that companies retained on their payroll. DNEG received a total of $5.1 million during the fiscal year ended March 31, 2021 and a further $0.2 million during the nine months ended December 31, 2021, which were recorded as a reduction to employee benefits expenses to offset the cost of the unproductive employees.

•        In the United Kingdom, certain VAT, employee and other tax payments were allowed to be deferred under applicable government schemes.

•        The U.S. Payroll Protection Program, which allowed entities to apply for low interest private loans to pay for payroll and certain other costs. The loans may be fully or partially forgiven if the business keeps its employee count and wages stable. DNEG received a loan of $0.7 million under this program during the fiscal year ended March 31, 2021, which was subsequently forgiven and recorded as a reduction to employee benefits expense.

As the world emerges out of the COVID-19 pandemic, DNEG has adapted its business model to benefit from animation shows, which do not require significant physical shoots, and virtual production, which enables remote content production, while continuing to benefit from tailwinds in the traditional theatrical and OTT business, which is dependent on physical shoots.

Key Performance Indicators and Non-GAAP Financial Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe the following measures are useful in evaluating our operating performance:

	For the Nine Months Ended December 31,		For the Year Ended March 31,
($ in millions)	2021	2020	2021	2020	2019
Order book and order pipeline (as of period end) (1) (2) (3)	$398	n/a	$310	$300	$344
Net income (loss)	$20.5	$(7.3)	$12.5	$1.8	$25.5
Net income (loss) margin	7.4%	(3.6)%	4.1%	0.5%	8.0%
Adjusted EBITDA(4)	$58.4	$39.0	$82.2	$78.9	$75.9
Adjusted EBITDA margin(4)	21.1%	19.1%	26.8%	21.4%	23.7%
Employee benefits expense, net	(170.5)	(130.5)	(179.3)	(248.1)	(198.3)
Employee benefits expense as a percentage of revenue	61.6%	64.0%	58.5%	67.3%	62.0%
Adjusted Employee Benefits Expense as a percentage of revenue(4)	61.3%	63.3%	57.9%	62.6%	61.7%

____________

(1)      With respect to the nine months ended December 31, 2021, refers to the revenue DNEG expected to recognize from its order book and order pipeline in the fiscal year ending March 31, 2022 (including revenue recognized during the nine months ended December 31, 2021). With respect to the years ended March 31, 2021, 2020 and 2019, refers to the revenue DNEG expected to recognize from its order book and order pipeline in the fiscal years ended March 31, 2022, 2021 and 2020, respectively.

(2)      Our order book and order pipeline as of March 31, 2021 and all prior dates do not include projects from our other production services segment as we did not actively analyze that business before the business combination. Our order book and order pipeline as of December 31, 2021 includes projects from our other production services segment.

(3)      The total order book and order pipeline as of December 31, 2021 for the current and future fiscal years is approximately $865 million (including revenue recognized during the nine months ended December 31, 2021).

(4)      Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Employee Benefits Expense are non-GAAP financial measures. For a reconciliation of each measure to the most directly comparable U.S. GAAP financial measure, please see “— Non-GAAP Financial Measures.”

Order book and order pipeline

Our order book and pipeline are useful metrics that senior management reviews on a regular basis for capacity and sales efforts planning, project mix and as a gauge of expected operational performance in the near to medium term. This metric provides public investors visibility over potential revenue and associated risks, including the breakdown of contracted and confirmed order book as well as the order pipeline with an indicator on the achievability of revenue. Our order book is comprised of (i) projects for which we have received a written contract, either executed or awaiting execution, and (ii) projects for which we have received written or verbal confirmation that we have been awarded a particular project and for which commercial terms are either agreed or generally known due to our course of dealing with a particular customer. Our order book may also include, as of any date of estimation, change orders for any project that have been confirmed, either in writing or verbally, or formally contracted. Change orders may increase or decrease the amount we ultimately bill for a particular project, causing us to realize more or less revenue from a project than was reflected in our order book as of the date of estimation. However, historically we have recognized more revenue in a given period than was included in our order book for such period on the date of estimation as a result of subsequent change orders that expanded the scope of our work. Additionally, prior to categorizing a project as part of the order book, we maintain a running list of projects that are in an advanced stage of active bidding and discussion, including potential change orders for current projects, but for which the customer has not yet confirmed the commercial terms, the value of the contract and/or the scope of our work. These projects are tracked in an order pipeline that we utilize for project planning and budgeting of the business. Once the terms of these projects are further progressed in line with our order book criteria, they are moved from our order pipeline into our order book. Our order book and order pipeline back our financial model and over our last three full fiscal years we have on average converted approximately 90% of the order book and order pipeline (as measured at the start of our fiscal year) into revenue. The chart below shows the aggregate amount of our order book and order pipeline as of the beginning of each of the fiscal years indicated and the amount of such order book and order pipeline converted into revenue during such fiscal years. Since March 31, 2021, we have grown our order book and pipeline significantly driven by new show confirmations. The chart below also shows the aggregate amount of our order book and order pipeline as of December 31, 2021 and the amount of such order book and order pipeline converted into revenue during the nine months ended December 31, 2021.

____________

(1)      Order book and pipeline conversion defined as fiscal year revenue from order book and pipeline projects as of or around the start of the fiscal year divided by the total order book and pipeline as of or around the start of that fiscal year. In the table above, “X” represents the contracted or confirmed order book and “Y” represents the order pipeline as of or around the start of a fiscal year. “Z” represents fiscal year revenue during that fiscal year from “X” and “Y” together.

(2)       Our order book and order pipeline as of March 31, 2021 and all prior dates and our actual revenue for fiscal year ended March 31, 2021 and all prior periods do not include projects from our other production services segment as we did not actively analyze that business before the business combination. Our order book and order pipeline as of December 31, 2021 and our actual revenue for the nine months ended December 31, 2021 include projects from our other production services segment.

We may not realize all the revenue represented by our order book or order pipeline as of December 31, 2021, or, if realized, such revenue may not result in profits, and the timing of revenue recognition may differ from the order book and order pipeline due to changes in client’s shoot schedules and delivery dates, or changes to DNEG’s headcount plan. For additional information, see “Risk Factors — Risks Related to Our Business — Our order book and order pipeline are not necessarily indicative of our future revenue or other results of operations and we may not fully realize the revenue value reported in our order book and order pipeline” and “Risk Factors — Risks Related to Our Business — The COVID-19 pandemic has disrupted our business and operations and may have a material adverse effect on our business, financial condition, results of operations, cash flows and liquidity and our ability to service our indebtedness, including the notes offered hereby.”

Adjusted EBITDA and Adjusted EBITDA margin

We define Adjusted EBITDA as net income (loss), excluding depreciation and amortization, interest and income tax expense, stock compensation expense and unusual or non-recurring charges that we do not consider in our evaluation of ongoing operating performance. The unusual or non-recurring charges include costs incurred for capital raising, COVID-19 related costs, facility closure and employee termination costs and other unusual items that we believe impact comparability between periods or which are not indicative of our ongoing operating performance. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in our presentation of Adjusted EBITDA. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material.

Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue. We include Adjusted EBITDA and Adjusted EBITDA margin because they are important measures which our management uses to assess our results of operations, to evaluate factors and trends affecting our business, and to plan and forecast future periods. We also consider Adjusted EBITDA and Adjusted EBITDA margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. In addition, we use Adjusted EBITDA in connection with establishing discretionary annual incentive compensation and because our Credit Facilities use measures similar to Adjusted EBITDA to measure our compliance with certain covenants. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Employee Benefits Expense are non-GAAP financial measures. For a reconciliation of each measure to the most directly comparable U.S. GAAP financial measure, please see “— Non-GAAP Financial Measures.”

Adjusted Employee Benefits Expense as a percentage of revenue

We define Adjusted Employee Benefits Expense as employee benefits expense, excluding non-cash stock compensation expense. Adjusted Employee Benefits Expense as a percentage of revenue is defined as our Adjusted Employee Benefits Expense for the period taken as a percentage of our revenue for that period. We include Adjusted Employee Benefits Expense as a percentage of revenue because it is an important measure, apart from the operating leverage from the overhead costs, which are relatively non-linear in nature, that our management uses to assess drivers of margin expansion and contraction. For a reconciliation of this measure to the most directly comparable U.S. GAAP financial measure, please see “— Non-GAAP Financial Measures.”

Components of Our Results of Operations

Revenue

We derive substantially all of our revenue by providing VFX services through photoreal image generation, 2D to 3D content conversion and animation services. These services are generally provided as multi-month fixed price contracts. We recognize revenue over the period of the contract as performance obligations are satisfied over the contract period. We use the percentage of completion method using the input labor days expended weighted for geography and productivity) method to measure progress towards completion in respect of these fixed price contracts. The percentage of completion method accounting relies on estimates of total labor days remaining to complete the contract. This method is followed when reasonably dependable estimates of the effort applicable to various elements of the contract can be made. Key factors that are reviewed in estimating the remaining labor days to complete the contract are future labor days across geographies and productivity efficiencies. Because the financial reporting of these contracts depends on estimates that are assessed continually during the term of these contracts, recognized revenue and profit are subject to revisions as the contract progresses to completion. The satisfaction of performance obligations in advance of customer billing gives rise to contract assets that are recorded as unbilled revenue within other financial assets, and billing in advance of the revenue being recognized is included as deferred income in other current liabilities on the balance sheet.

These multi-month contracts typically have a duration of three to 18 months (with certain larger contracts stretching up to 24 months or more) and range in size from $100,000 to $25 million or more, and substantially all of these contracts are single project contracts. The contracts are generally fixed price with progress payments made at contracted milestones during the project, subject to change orders, which potentially increase or decrease the amount we bill for a particular project. There are often several of these contracts in progress at one time and a limited customer base for these services. Substantially all of our customer contracts for our services are not contingent upon a future event such as the performance of the film at the box office. In limited circumstances, some customer contracts for the provision of services are structured so that the economic benefits that flow to us are contingent on a future event, such as the performance of the film at the box office, or the realization of certain tax incentives based on qualifying labor incurred. In such cases, we estimate the transaction price at contract inception, including any variable consideration, and update the estimate each reporting period for any changes in circumstances. We estimate the amount of variable consideration using the expected value method and determine the portion, if any, of that amount for which it is highly probable that a significant reversal will not subsequently occur. Variable consideration is estimated based on available market information, production house involved, whether a feature film is new or a sequel and customers correspondence. When the determination to recognize revenue is reached, we calculate revenue in the same way as for fixed price contract contracts.

Our most significant projects by revenue for the nine months ended December 31, 2021 and fiscal years ended March 31, 2021, 2020 and 2019 are set forth in the table below (in alphabetical order by project).

Fiscal Year Ended March 31,						Nine Months Ended December 31, 2021
2019		2020		2021
Project	Customer(1)	Project	Customer(1)	Project	Customer(1)	Project	Customer(1)
Avengers End Game	Marvel	Brahmastra	Fox Star Studios	Brahmastra	Fox Star Studios	Bullet Train	Sony Pictures
Fantastic Beasts 2	Warner Bros.	Dune	Legendary Studios	Dune	Legendary Studios	Devotion	Sony Pictures
Godzilla: King of the Monsters	Legendary Studios	Fast & Furious: Hobbs & Shaw	Universal Studios	Fast & Furious 9	Universal Studios	Entergalactic	Netflix
Ron’s Gone Wrong	20th Century Fox (Disney)	Fast & Furious 9	Universal Studios	Ghostbusters: Afterlife	Sony Pictures	The Matrix Resurrections	Warner Bros.
Men in Black 4	Sony Pictures	Men in Black: International	Sony Pictures	Infinite	Paramount Pictures	Nimona	Annapurna
Mission: Impossible Fallout	Paramount Pictures	No Time to Die	Universal Studios	The Matrix Resurrections	Warner Bros.	The Adam Project	Netflix
Robo 2	Indian Studio	Ron’s Gone Wrong	20th Century Fox (Disney)	Ron’s Gone Wrong	20th Century Fox (Disney)	The Battle at Lake Changjin	Hong Kong based production company
The Dark Crystal: Age of Resistance	Netflix	Tenet	Warner Bros.	Silk Road	Kintop Pictures	Uncharted	Sony Pictures
The Kid who Would be King	20th Century Fox	Togo	Disney +	Venom: Let There Be Carnage	Sony Pictures	Under The Boardwalk	Paramount Pictures
Venom	Sony Pictures	Wonder Woman 2	Warner Bros.	Zack Snyder’s Justice League	Warner Bros.	Venom: Let There Be Carnage	Sony Pictures
Revenue contribution (Top 5)	30%	Revenue contribution (Top 5)	33%	Revenue contribution (Top 5)	43%	Revenue contribution (Top 5)	31%
Revenue contribution (Top 10)	47%	Revenue contribution (Top 10)	52%	Revenue contribution (Top 10)	60%	Revenue contribution (Top 10)	50%

____________

(1)      Our contracts for a project are typically entered into with a special purpose vehicle affiliated with one or more content producers or distributors. The customer listed is the entity that we believe was the primary content producer or distributor for each project.

Operating Expenses

Employee benefits expense, net

Employee benefit expenses consists primarily of personnel and related expenses for all employees, including salaries, bonuses, commissions, payroll taxes, benefits and stock compensation expense. This includes the personnel costs for our artist, production and supervisor teams, as well as for support functions such as technology, HR, talent acquisition and finance. Our employee benefit expenses are presented net of any expenses that are capitalized as part of internally generated intangible assets, and any employee related subsidies that are received under various governmental schemes that were created in response to the COVID-19 pandemic. This includes amounts received under the CEWS and U.K. Coronavirus Job Retention Scheme. We expect our employee benefit expenses to increase over time following the consummation of the Business Combination due to the additional legal, accounting, insurance, investor relations and other costs that we will incur as a public company, as well as other costs associated with continuing to expand capacity and grow our business.

Depreciation and amortization expense

Depreciation and amortization expense consists primarily of depreciation and amortization of software and developed technology, leasehold improvements and equipment, fixtures and fittings. We expect depreciation and amortization expense to increase in absolute dollars as we continue to invest in our technology platform, expand our capacity, including the opening of new studios and grow our business.

Other operating expenses, net

Other operating expenses consists primarily of office rental and utility costs, professional fees for legal, tax and audit services, travel costs, cloud-based software applications and hosting costs, technical service costs for additional outsource work incurred based on project specifics and timelines, insurance expenses and gains and losses arising on changes in foreign currency exchange rates.

Subsequent to the Business Combination, New DNEG is expected to continue as an SEC-registered and Nasdaq-listed company. We expect to hire additional staff and implement new processes and procedures to address public company requirements. We also expect to incur substantial additional expenses for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external costs for investor relations, accounting, audit, legal and other functions.

Related party and other operating expenses, net

Related party and other operating expenses consists primarily of rental costs and management fees from Prime Focus Limited.

Interest expense, net

Interest expense primarily consists of interest on our Credit Facilities, including our Indian financing facilities, bank loans and tax credit funding facilities, finance lease arrangements, which include leases for office space and equipment leases, and related party loans, as well as bank financing charges, and finance costs in respect of the preferred shares. We expect our interest expenses to increase following the consummation of the Business Combination and completion of our re-financing, which will result in a higher level of gross borrowings relative to December 31, 2021.

Income tax expense (benefit)

Income tax expense primarily consists of current and deferred income tax from global operations.

Segment Reporting

DNEG defines an operating segment on the same basis that it uses to evaluate performance internally and to allocate resources by the Chief Operating Decision Maker (the “CODM”). DNEG has determined that the Chief Executive Officer is its CODM. Based on internal reporting provided to the CODM, DNEG’s operations predominantly relate to the provision of VFX services and other production services. Our results of operations are driven substantially by the performance of our VFX services, accounting for approximately 97.3%, 95.6% and 94.8% of our revenue and approximately 100.6%, 88.2% and 91.6% of our operating income for the fiscal years ended March 31, 2021, 2020 and 2019, respectively. Our results of operations are driven substantially by the performance of our VFX services, accounting for approximately 96.5% and 97.6% of our revenue and approximately 93.8% and 129.6% of our operating income for the nine months ended December 31, 2021 and 2020, respectively. As a result, the discussion of our results of operations for the periods presented below does not include a separate discussion of our other productions services, except to the extent we believe one is necessary to an understanding of our business and results of operations.

Results of Operations

The following table sets forth our combined statements of operations data for the nine months ended December 31, 2021 and 2020 and the years ended March 31, 2021, 2020 and 2019. The results of operations presented below should be read together with our combined financial statements and related notes included elsewhere in this proxy statement. The period-to-period comparisons of operating results is not necessarily indicative of results that may be expected in the future.

	Nine Months Ended December 31,		Fiscal Year Ended March 31,
($ in thousands)	2021	2020	2021	2020	2019
Revenue	$276,844	$204,033	$306,603	$368,840	$320,143
Operating expenses
Employee benefits expense, net	(170,469)	(130,545)	(179,303)	(248,140)	(198,339)
Depreciation and amortization expense	(19,203)	(21,850)	(30,062)	(30,093)	(32,595)
Other operating expenses, net	(47,431)	(45,975)	(57,707)	(66,691)	(46,640)
Related party other operating expenses, net	(1,728)	(1,537)	(2,385)	(1,972)	(2,348)
Operating income	38,013	4,126	37,146	21,944	40,221
Other income (expense)
Interest income	163	126	190	141	193
Interest expense	(9,266)	(11,129)	(13,577)	(12,998)	(15,877)
Income (loss) before income taxes	28,910	(6,877)	23,759	9,087	24,537
Income tax benefit (expense)	(8,403)	(426)	(11,277)	(7,278)	1,004
Net income (loss)	20,507	(7,303)	12,482	1,809	25,541
Add: Net income (loss) attributable to non-controlling interests	(175)	—	612	—	—
Net income (loss) attributable to parent	$20,332	$(7,303)	$13,094	$1,809	$25,541

Comparison of nine months ended December 31, 2021 and December 31, 2020

Revenue

Revenue increased by $72.8 million, or 35.7%, to $276.8 million for the nine months ended December 31, 2021, as compared to $204.0 million for the nine months ended December 31, 2020. This increase was driven by an increase in volume primarily the result of the recovery of demand for our services, as the world has been steadily recovering from the impact of COVID-19 pandemic. Globally, the lockdowns were generally lifted over this period, which helped studios resume physical shoots, and many of the studios also made use of the virtual production techniques.

Employee benefits expense, net

Employee benefits expense, net increased by $40.0 million, or 30.6%, to $170.5 million during nine months ended December 31, 2021, as compared to $130.5 million during nine months ended December 31, 2020 primarily attributable to the increase in headcount globally from 6,737 as of December 31, 2020 to 7,373 as of December 31, 2021 to meet the increased demand for VFX, a reduction in income from CEWS of $8.8 million and the reversal of global salary reductions, which had benefitted the nine months ended December 31, 2020 by $23.7 million.

Depreciation and amortization expense

Depreciation and amortization expense decreased by $2.7 million, or 12.1%, to $19.2 million for the nine months ended December 31, 2021, as compared to $21.9 million for the nine months ended December 31, 2020. This decrease was primarily due to certain property, plant and equipment and software and developed technology reaching the end of its useful economic life during nine months ended December 31, 2021.

Other operating expenses, net

Other operating expenses, net increased by $1.5 million, or 3.2%, to $47.4 million for the nine months ended December 31, 2021, as compared to $45.9 million for the nine months ended December 31, 2020. This increase was primarily attributable to $5.7 million of technical service costs for additional outsource work incurred based on project specifics and timelines, $1.2 million higher rental and related utility costs due to an expanded facility leased in North America, an increase in staff welfare expenses of $2.4 million due to the increase in headcount, offset in part by a $3.5 million increase in foreign currency exchange gain, as compared to nine months ended December 31, 2020 and capital raising costs of $3.2 million incurred during nine months ended December 31, 2020.

Interest expense, net

Interest expense, net decreased by $1.9 million, or 17.3%, to $9.1 million for the nine months ended December 31, 2021, as compared to $11.0 million for the nine months ended December 31, 2020. This decrease was primarily attributable to a $0.1 million foreign exchange gain (compared to a $0.9 million foreign exchange loss in the prior period) on foreign currency debt and a $0.5 million decrease due to changes in interest rates on loans for the nine months ended December 31, 2021.

Income tax benefit (expense)

We recognized an income tax expense of $8.4 million for the nine months ended December 31, 2021, which represented an effective tax rate of 29.1% on income before taxes of $28.9 million. This compared with a tax expense of $0.4 million for the nine months ended December 31, 2020, which represented an effective tax rate of (6.2)% on a loss before taxes of $6.9 million.

The effective income tax rate for the nine months ended December 31, 2021 was higher than the statutory tax rate in The Netherlands due to mix of pre-tax income generated across the various jurisdictions in which we operate and the rates of corporate tax in those jurisdictions, non-deductible expenses and the net change in valuation allowances on deferred tax assets. The tax expense of $0.4 million for the nine months ended December 31, 2020 arose in jurisdictions that had contributed a profit for the period, whereas the losses that arose in other jurisdictions for the period are not more likely than not recoverable, and so full valuation allowances were created in respect of deferred tax assets arising.

Comparison of fiscal years ended March 31, 2021 and March 31, 2020

Revenue

Revenue decreased by $62.2 million, or 16.9%, to $306.6 million for the fiscal year ended March 31, 2021, as compared to $368.8 million for the fiscal year ended March 31, 2020. This decrease was primarily attributable to the reduction in revenue driven by the COVID-19 pandemic and governmental restrictions intended to reduce the transmission of COVID-19. We are significantly reliant on the physical production of films, television and OTT programming, which were disrupted due to the temporary suspension of physical production since the initial outbreak of the COVID-19 pandemic. This resulted in delays in deliveries and overall less new visual content production during the pandemic. A number of projects in our order book and order pipeline were extended over longer periods and/or postponed to future periods. This slowed the conversion of certain projects in our order pipeline into confirmed orders as customers delayed the finalization of their production plans and schedules, particularly during the initial outbreak of the COVID-19 pandemic.

Employee benefits expense, net

Employee benefits expense, net decreased by $68.8 million, or 27.7%, to $179.3 million for the fiscal year ended March 31, 2021, as compared to $248.1 million for the fiscal year ended March 31, 2020. The decrease was primarily driven by a global salary reduction program in response to the decline in revenue as a result of the COVID-19 pandemic giving rise to savings of $24.5 million, the receipt of CEWS income of $26.2 million, and a reduction in stock compensation expense of $15.6 million. We also experienced a reduction in headcount globally from 8,791 as of March 31, 2020 to 6,439 as of March 31, 2021, with the headcount peaking as of March 31, 2020 and not reflective of the average headcount for the fiscal year.

Depreciation and amortization expense

Depreciation and amortization expense was unchanged at $30.1 million for both the fiscal years ended March 31, 2021 and 2020.

Other operating expenses, net

Other operating expenses, net decreased by $9.0 million, or 13.5%, to $57.7 million for the fiscal year ended March 31, 2021, as compared to $66.7 million for the fiscal year ended March 31, 2020. This decrease was primarily attributable to $7.2 million of cost incurred in connection with the withdrawn U.K. common share listing process in March 31, 2020, as compared to $3.1 million of cost incurred in connection with the withdrawn debt markets capital raising in March 31, 2021. In addition, period over period, we experienced a reduction in technical service costs of $3.9 million on account of reduced revenue due to COVID-19 pandemic, a reduction in travel cost of $3.6 million due to COVID-19 pandemic and a decrease in the provision for expected credit losses on outstanding receivables of $1.7 million due to a write off pertaining to other production services for the fiscal year ended March 31, 2020, all of which were offset in part by a decrease in foreign currency exchange gain of $4.1 million due to a change in applicable foreign currency exchange rates.

Interest expense, net

Interest expense, net increased by $0.5 million, or 4.1%, to $13.4 million for the fiscal year ended March 31, 2021, as compared to $12.9 million for the fiscal year ended March 31, 2020. This increase was primarily attributable to a $0.6 million foreign exchange loss (compared to a $1.9 million foreign exchange gain in the prior period) on foreign currency debt and a $0.4 million increase of interest on finance lease deferrals, which were partially offset by a reduction in interest on loans of $2.4 million due to a reduction in interest rates.

Income tax benefit expense

We recognized an income tax expense of $11.3 million for the fiscal year ended March 31, 2021, which represented an effective tax rate of 47.5% on income before taxes of $23.8 million. This compared with a tax expense of $7.3 million for the fiscal year ended March 31, 2020, which represented an effective tax rate of 80.1% on income before taxes of $9.1 million.

The effective income tax rate the fiscal year ended March 31, 2021 was higher than the statutory tax rate in The Netherlands due to increases in valuation allowances held in respect of deferred tax assets due to losses in The Netherlands and the United States that are not realizable and the increase in deferred tax liabilities on undistributed earnings in Canada, partially offset by the utilization of previously unrecognized losses. The effective income tax rate in the fiscal year ended March 31, 2020 was higher than the statutory tax rate in The Netherlands due to the impact on our deferred tax balances of the decrease in tax rate in India from 35% to 25.2%, coupled with the recognition of deferred tax liabilities in respect of undistributed earnings in Canada.

Comparison of fiscal years ended March 31, 2020 and March 31, 2019

Revenue

Revenue increased by $48.7 million, or 15.2%, to $368.8 million for the fiscal year ended March 31, 2020, as compared to $320.1 million for the fiscal year ended March 31, 2019. This increase was primarily attributable to an increase in demand for our VFX services for film and OTT projects and the expansion of our ReDefine brand, which generated an incremental $24.4 million of revenue.

Employee benefits expense, net

Employee benefits expense increased by $49.8 million, or 25.1%, to $248.1 million for the fiscal year ended March 31, 2020, as compared to $198.3 million for the fiscal year ended March 31, 2019. The increase was primarily attributable to the overall increase in employee headcount by 1,876, or 27.1%, to 8,791 as of March 31, 2020, as compared to 6,915 as of March 31, 2019, driven by an increase in demand for our VFX services for film and OTT projects, the expansion of our ReDefine brand and a $17.3 million increase in stock compensation expense related to equity awards granted during the fiscal year ended March 31, 2020 and the modification of equity awards granted in prior fiscal years ahead of the subsequently withdrawn U.K. common share listing process.

Depreciation and amortization expense

Depreciation and amortization expense decreased by $2.5 million, or 7.7%, to $30.1 million for the fiscal year ended March 31, 2020, as compared to $32.6 million for the fiscal year ended March 31, 2019. This decrease was primarily attributable to certain software and developed technology reaching the end of its useful economic life during the fiscal year ended March 31, 2020.

Other operating expenses, net

Other operating expenses, net increased by $20.1 million, or 43.0%, to $66.7 million for the fiscal year ended March 31, 2020, as compared to $46.6 million for the fiscal year ended March 31, 2019. This increase was primarily attributable to $7.1 million of incremental costs incurred in connection with the withdrawn U.K. common share listing process, an increase of $2.7 million in the cost of rent, property taxes and utilities due to the business tax rebate received in the United Kingdom during the fiscal year ended March 31, 2019 and the expansion of facilities in India, rate revisions and flexible office space taken during the fiscal year ended March 31, 2020, $0.8 million of technical service costs for additional outsource work incurred based on project specifics and timelines, a $1.7 million increase in the provision for expected credit losses on outstanding receivables, an increase of $1.7 million of staff welfare expenses on account of an increase in headcount, offset by a decrease of $3.2 million in foreign currency exchange gains as compared to the prior fiscal year.

Interest expense, net

Interest expense, net decreased by $2.8 million, or 18.0%, to $12.9 million for the fiscal year ended March 31, 2020, as compared to $15.7 million for the fiscal year ended March 31, 2019. This decrease was primarily attributable to extinguishment of debt charges of $2.9 million during the fiscal year ended March 31, 2019 related to the refinancing of loans that were not repeated during the fiscal year ended March 31, 2020 and a $0.1 million foreign exchange loss for the fiscal year ended March 31, 2019 (compared to a $1.9 million foreign exchange gain for the fiscal year ended March 31, 2020) on foreign currency debt, offset by an increase in interest costs of $2.0 million due to an increase in borrowings for the fiscal year ended March 31, 2020.

Income tax benefit (expense)

We recognized an income tax expense of $7.3 million for the fiscal year ended March 31, 2020, which represented an effective tax rate of 80.1% on income before taxes of $9.1 million. This compared with a tax benefit of $1.0 million for the fiscal year ended March 31, 2019, which represented an effective tax rate of (4.1)% on income before taxes of $24.5 million.

The effective income tax rate in the fiscal year ended March 31, 2020 was higher than the statutory tax rate in The Netherlands due to the impact on our deferred tax balances of the decrease in tax rate in India from 35% to 25.2%, coupled with the recognition of deferred tax liabilities in respect of undistributed earnings in Canada. The effective income tax rate in the fiscal year ended March 31, 2019 was lower than the statutory tax rate in The Netherlands due to the impact of non-taxable income from research and development tax credits in the United Kingdom and the reduction in valuation allowances in respect of brought forward losses that were now more likely than not to be recoverable.

Liquidity and Capital Resources

We have historically financed our operations and capital expenditures through a combination of cash flow from operating activities, borrowings under our credit facility and finance lease arrangements. The business has had limited equity contributions in the past though the issuance of preferred shares. These capital contributions were used primarily to support our growth and expanding our operations. We receive periodic payments under our VFX services contracts, which impacts the amount of cash available to us at a given date.

As described below, we expect our primary sources of liquidity after the Business Combination to be the cash available through the Business Combination of between $350.0 million and $398.1 million, our cash from operations and our new senior secured Credit Facilities, consisting of a Term Loan B of $325.0 million that will be fully drawn at Closing and a committed undrawn Revolving Credit Facility allowing for borrowings of up to $125.0 million (subject to certain conditions), which will be governed by the New Credit Agreement. See “— Senior secured credit facilities.”

Capital expenditures

Our capital expenditures have historically related to expanding capacities and capabilities across the United Kingdom, North America and India. As we have scaled operations to significant size and scale globally, our capital expenditures as a percentage of revenues has begun to stabilize. We expect our capital expenditure to increase over time following the consummation of the Business Combination as we continue to expand capacity and grow our business. Our capital expenditures over periods is set out in the table below:

	Nine Months Ended December 31,		Fiscal Year Ended March 31,
($ in thousands)	2021	2020	2021	2020	2019
Property and equipment	$13,840	$5,292	$10,945	$18,515	$13,795
Intangible assets (including those under development)	1,065	1,380	9,951	8,450	6,158
Total capital expenditures(1)	$14,905	$6,672	$20,896	$26,965	$19,953
Capital expenditures as a percentage of revenues	5.4%	3.3%	6.8%	7.3%	6.2%

____________

(1)      Total capital expenditures include assets acquired through finance leases of $6.8 million, $9.2 million and $11.4 million for the fiscal years ended March 31, 2021, 2020 and 2019, respectively, and $6.6 million and $3.3 million for the nine months ended December 31, 2021 and 2020, respectively

Capital expenditures during the nine months to December 31, 2021 increased by $8.2 million to $14.9 million from $6.7 million during the nine months to December 31, 2020 as a result of increased expenditures on property and equipment after expenditures were limited in the prior fiscal year in response to the COVID-19 pandemic.

Capital expenditures during the fiscal year ended March 31, 2021 decreased by $6.1 million to $20.9 million from $27.0 million during the fiscal year ended March 31, 2020. This was driven by a reduction in expenditures on property and equipment of $7.6 million in response to a reduction in revenue as a result of the COVID-19 pandemic. This was offset in part by an increase in expenditures on intangible assets of $1.5 million as a result of software license renewals.

Capital expenditures during the fiscal year ended March 31, 2020 increased by $7.0 million to $27.0 million from $20.0 million during the fiscal year ended March 31, 2019. This was driven by the expansion of the business and increase in capacity as headcount increased from 6,915 as of March 31, 2019 to 8,791 as of March 31, 2020.

Senior secured credit facilities

As noted above, we plan to enter into the New Credit Agreement in connection with the Business Combination that will govern our new senior secured Credit Facilities, consisting of Term Loan B and a committed Revolving Credit Facility. Immediately after giving effect to the Business Combination and the other transactions described under “Unaudited Pro Forma Condensed Combined Financial Information,” we expect we will have $325.0 million outstanding under the Term Loan B and an undrawn Revolving Credit Facility with $125.0 million available for borrowing (subject to certain conditions).

Concurrently with the execution of the Business Combination Agreement, DNEG entered into a commitment letter, dated as of January 25, 2022 (as amended and restated by (x) that certain Amended & Restated Commitment Letter, dated as of January 27, 2022, and (y) that certain Second Amended & Restated Commitment Letter, dated as of February 25, 2022 (collectively, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Commitment Letter”) with, among others, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, National Westminster Bank PLC, NatWest Markets PLC, ING Bank N.V., Singapore Branch and Royal Bank of Canada (collectively, the “Commitment Parties”), to provide (a) a senior secured Term Loan B facility in an aggregate principal amount of up to $325.0 million and (b) a senior secured multicurrency Revolving Credit Facility in an aggregate principal amount up to $125.0 million.

The proceeds of the Credit Facilities (along with available cash upon consummation of the Business Combination) may be used, among other things, to (i) repay in full all outstanding principal and interest amounting to approximately $227.7 million as of December 31, 2021 under our existing credit facilities agreement, (ii) after completion of the Business Combination, repurchase New DNEG Ordinary Shares from Novator, (iii) fund transaction related fees and expenses of approximately $32.1 million, (iv) to pay certain other debt issuance related costs and (v) add cash to balance sheet to fund the growth initiatives described under “Information About DNEG” and for working capital and other general corporate purposes.

In addition, in the event that DNEG will have more than $50.0 million in Available Cash Consideration (as defined in the Business Combination Agreement), after giving effect to the Closing, then DNEG may, subject to approval of the board of directors of DNEG following the Closing at its sole discretion, use excess proceeds in an amount not to exceed $50.0 million, for direct secondary purchases of equity or equity awards from any employee of DNEG or any of its subsidiaries. However, DNEG has made no determination as to whether it will make such secondary purchases if the Available Cash Consideration is sufficient.

The Commitment Letter provides that (a) the Term Loan B will have (i) a seven-year maturity, (ii) an original issue discount and (iii) call protection, and (b) the Revolving Credit Facility will have a five-year maturity. Revolving loans may be prepaid, and revolving loan commitments may be permanently reduced by us, in each case, at any time, in whole or in part, without penalty or premium. Loans under the Term Loan B will amortize in equal quarterly instalments, in aggregate annual amounts equal to 1% of the original principal amount thereof, with the balance payable at maturity. Loans under the Revolving Credit Facility shall not amortize and will be payable at maturity. In addition, the Credit Facilities will be subject to certain other mandatory prepayments.

Loans under the Credit Facilities bear interest through maturity at a variable rate based upon, at our option, either (a) the Adjusted Term SOFR Rate (which is a Term SOFR based rate plus a credit spread adjustment and subject to a floor) or (b) the Alternate Base Rate (which is the highest of (x) the prime commercial lending rate published by the Wall Street Journal as the “prime rate,” (y) the Federal Funds Effective Rate plus 0.50% and (c) the one-month Adjusted Term SOFR Rate plus 1.00%), plus, in each case, an applicable margin. In addition to paying interest on the principal amounts outstanding under the Credit Facilities, we are required to pay a commitment fee on unused amounts under the Revolving Credit Facility, customary letter of credit and agency fees, and certain other fees payable at Closing.

The Credit Facilities will be (a) guaranteed by DNEG, Double Negative Limited and a wholly owned subsidiary of Double Negative Holdings Limited (in each case, except as to their own obligations), Double Negative Holdings Limited and, subject to certain exceptions, each direct or indirect wholly-owned restricted subsidiary of Double Negative Holdings Limited that is organized in certain covered jurisdictions and (b) secured by, subject to certain exceptions, (i) substantially all of the assets of the guarantors and (ii) a pledge of the equity securities of the guarantors (other than Double Negative Holdings Limited) and the direct restricted subsidiaries of the guarantors.

The Credit Facilities will be subject to a number of covenants that, among other things and subject to certain exceptions, will restrict the ability of the borrowers and their restricted subsidiaries to, among other things:

•        create, incur, assume or permit to exist certain indebtedness or liens;

•        merge into or consolidate or amalgamate with any other person;

•        sell, transfer, license or otherwise dispose of assets;

•        pay dividends or make certain other restricted payments;

•        make or hold certain investments;

•        enter into certain burdensome agreements or make certain accounting changes; and

•        engage in certain transactions with affiliates.

In addition, the borrowers and their restricted subsidiaries will be required to maintain a minimum first lien net leverage ratio, measured on a trailing four-quarter basis, as of the last date of each fiscal quarter; provided that such covenant will only apply if, on such date, the aggregate principal amount of outstanding borrowings under the Revolving Credit Facility and letters of credit (excluding undrawn amounts under any letters of credit and letters of credit that have been cash collateralized) exceeds 35% of the then-outstanding revolving commitments.

The Credit Facilities will also be subject to certain customary representations and warranties, affirmative covenants, reporting obligations and events of default, subject to certain thresholds and exceptions.

We believe that our current cash and equivalents, along with cash flows from operations and unused availability under our Revolving Credit Facility will be sufficient to fund our current operating requirements over the next twelve months. Our liquidity and our ability to meet our obligations and fund our capital and other requirements are also dependent on our future financial performance, which is subject to general economic and market conditions and other factors that are beyond our control. Accordingly, we cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings or equity financings will be available to meet our liquidity needs. If we were unable to generate new projects with existing and new customers, if projects in our order book or order pipeline are cancelled or reduced in scope or if such projects are delayed, suspended or disrupted, our cash flow from operations would be materially adversely affected. See “— Key Performance Indicators — Order Book and Order Pipeline.” We anticipate that to the extent we need additional liquidity, it will be funded through the incurrence of additional indebtedness, equity financings or a combination thereof. We cannot assure you that we will be able to obtain this additional liquidity on reasonable terms or at all. Although we have no current plans to do so, if we decide to pursue one or more acquisitions or significant internal growth initiatives, we may incur additional debt or sell equity to finance such acquisitions or initiatives.

The following table presents the major components of our cash flows for the periods presented:

	Nine Months Ended December 31,		Fiscal Year Ended March 31,
($ in thousands)	2021	2020	2021	2020	2019
Net cash flows (used in) from operating activities	2,988	12,136	37,369	55,503	26,006
Net cash used in investing activities	(10,327)	(3,073)	(10,506)	(16,944)	(8,231)
Net cash used in financing activities	(27,543)	(29,130)	(20,433)	(12,976)	(15,292)
Effects of exchange on cash and cash equivalents	(1,456)	(992)	2,872	(2,266)	(4,125)
Net increase (decrease) in cash	(36,338)	(21,059)	9,302	23,317	(1,642)

Comparison of nine months ended December 31, 2021 and December 31, 2020

Net cash flows (used in) from operating activities

Operating cash flow is driven by changes in net income, certain non-cash items included in net income and changes in operating assets and liabilities. Net cash flows from operating activities decreased by $9.1 million to $3.0 million for the nine months ended December 31, 2021 from $12.1 million for the nine months ended December 31, 2020. This was primarily driven by an increase in net income of $27.8 million due to the recovery of our business from the impact of the COVID-19 pandemic, offset by an increase in cash outflows from changes in operating assets and liabilities of $36.7 million, from an outflow of $11.7 million for the nine months ended December 31, 2020, to an outflow of $48.4 million for the nine months ended December 31, 2021.

The net cash outflow arising from changes in operating assets and liabilities for the nine months ended December 31, 2021 of $48.4 million was impacted by gradual recovery of the business through the COVID-19 pandemic. This cash outflow was primarily related to:

•        a cash outflow of $50.8 million due to an increase in trade and other receivables on account of increased revenues during the period and transitory delays in billings and collections primarily on certain projects with linkages to tax credit receipts, project release dates and box office;

•        cash outflows of $3.9 million for content investments and revenue participation rights for new projects;

•        cash outflows of $2.8 million for prepaid expenses and other current assets due to costs related to the contemplated transaction;

•        cash inflows of net $0.5 million for accounts payable and accrued liabilities, other current and non-current liabilities and operating lease liabilities, which included:

•        cash outflows of $21.3 million related to:

•        a $15.4 million payment of statutory dues and employment taxes and $3.9 million for settlement of rental payments during the nine months ended December 31, 2021. These payments were deferred from the previous fiscal year on account of the COVID-19 pandemic; and

•        a $2.0 million payment to settlement of phantom stock options; and

•        cash inflows related to increases in payables of $6.7 million in relation to operating expenses, $1.2 million in relation to transaction costs and $12.9 million relating to statutory dues excluding the deferred payments referred to above.

•        a cash inflow of $8.9 million from an increase in deferred revenue attributable to an increase in customer advances for certain ongoing projects.

The net cash outflow in changes in operating assets and liabilities for the nine months ended December 31, 2020 of $11.7 million was primarily related to:

•        a cash outflow towards short term advances of $13.3 million offset by inflow of net $10.0 million from decrease in trade and unbilled receivables;

•        a cash inflow of $1.8 million mainly from a refund received for indirect taxes;

•        a cash outflow of $8.0 million from a decrease in deferred revenue due to reduction in advance received towards projects; and

•        a cash outflow of net $1.7 million for accounts payable and accrued liabilities, other current and non-current liabilities, and operating lease liabilities, which included net cash inflow of $1.5 million related to:

•        a cash inflow of $3.1 million from increase in trade payables due to transaction cost related to a withdrawn bond offering; and

•        a cash outflow of net $1.6 million from decrease in statutory dues for the payout of liabilities for the fiscal year ended March 31, 2020, offset by increase in accrued salaries and benefits payable mainly for the deferral received for employment taxes.

Net cash flows used in investing activities

Net cash flows used in investing activities, net of financing and other non-cash adjustments, for the nine months ended December 31, 2021 was a cash outflow of $10.3 million, as compared to cash outflow of $3.1 million for the nine months ended December 31, 2020. Net cash flows used in investing activities for the nine months ended December 31, 2021 included the purchase of property and equipment of $8.5 million and intangible assets (including those under development) of $1.1 million. Net cash flows used in investing activities for the nine months ended

December 31, 2020 included the purchase of property, plant and equipment of $1.7 million and the purchase of intangible assets (including those under development) of $1.4 million. The capital expenditures in the prior period were limited in response to the global pandemic.

Net cash flows (used in) from financing activities

Net cash flows from financing activities for the nine months ended December 31, 2021 was a cash outflow of $27.5 million, as compared to a cash outflow of $29.1 million for the nine months ended December 31, 2020. During the nine months ended December 31, 2021, net cash used in financing activities primarily relates to the repayment of finance lease liabilities of $16.1 million, the use of excess cash balances for the net repayment of amounts drawn under our borrowing facilities of $3.0 million and the net settlement of balances with our parent of $8.5 million. During the nine months ended December 31, 2020, net cash used in financing activities primarily relates to the repayment of finance lease liabilities of $8.9 million, the use of excess cash balances for the net repayment of amounts drawn under our borrowing facilities of $17.3 million and the net settlement of balances with our parent of $2.9 million. The increase in repayment of finance lease liabilities was primarily due to the deferrals of $1.0 million during COVID-19 pandemic during the nine months ended December 31, 2020 and balance is on account of new short term leases taken during the nine months ended December 31, 2021.

Comparison of fiscal years ended March 31, 2021 and March 31, 2020

Net cash flows from operating activities

Operating cash flow is driven by changes in net income, certain non-cash items included in net income and changes in operating assets and liabilities. Net cash flows from operating activities decreased by $18.1 million to $37.4 million for the fiscal year ended March 31, 2021, from $55.5 million for the fiscal year ended March 31, 2020. This was primarily driven by:

•        an increase in net income of $10.7 million, inclusive of $4.9 million in higher non-cash charges related to deferred taxes and $15.5 million of lower non-cash charges related to stock compensation; and

•        an increase in cash outflows from changes in operating assets and liabilities of $20.1 million, from an inflow of $0.3 million for the fiscal year ended March 31, 2020, to an outflow of $19.8 million for the fiscal year ended March 31, 2021.

The net cash outflow arising from changes in operating assets and liabilities for the fiscal year ended March 31, 2021 of $19.8 million was primarily related to:

•        a cash outflow of $23.6 million due to a decrease in deferred revenue attributable to a decrease in customer advances for ongoing projects;

•        cash outflow of $1.1 million for content investment and participation right in a project; partially offset by

•        a cash inflow of $9.2 million due to a decrease in trade and unbilled receivables attributable to cash collected in respect of large projects that were delivered during the year to March 31, 2021 offset by an increase in government grant for wage subsidy and tax credit receivable for a project of $5.8 million;

•        cash inflow of $1.6 million in prepaid expenses and other current assets mainly pertaining to refunds received for indirect taxes; and

•        a cash inflow of net $0.6 million from accounts payable and accrued liabilities, other current and non-current liabilities and operating lease liabilities.

The net cash inflow arising from changes in operating assets and liabilities for the fiscal year ended March 31, 2020 of $0.3 million was primarily related to:

•        a cash inflow of $24.4 million due to an increase in deferred revenue related to an increase in customer advances contributed from increase in ongoing projects;

•        a cash inflow of $21.7 million for accounts payable and accrued liabilities, other current and non-current liabilities and operating lease liabilities due to increases in other current and non-current liabilities, which included:

•        a cash inflow from increase in trade payables by $7.2 million due to transaction costs incurred in connection with an initial public offering that was terminated in 2019; and

•        a cash inflow $13.2 million due to an increase in VAT liabilities due to higher revenue billings;

•        a cash outflow of $44.1 million due to an increase in trade and other receivables of $33.6 million primarily attributable to an increase in revenue and the scale up of the Montréal operations followed up with delayed collections towards the beginning of COVID-19 pandemic and increase in short term advances primarily towards revenue participation of $12.8 million offset by decrease in government grants receivable of $2.9 million; and

•        a cash outflow of $1.2 million for prepaid expenses and other current and non-current assets mainly due to increase in refund receivable for indirect taxes for the fiscal year ended March 31, 2020 and payment of deposit for premises taken on lease.

Net cash flows used in investing activities

Net cash flows used in investing activities, net of financing and other non-cash adjustments, for the fiscal year ended March 31, 2021 was a cash outflow of $10.5 million, as compared to a cash outflow of $16.9 million for the fiscal year ended March 31, 2020. Net cash flows used in investing activities for the fiscal year ended March 31, 2021 included the purchase of property, plant and equipment of $3.6 million and the purchase of intangible assets (including those under development) of $6.9 million. Net cash flows used in investing activities for the fiscal year ended March 31, 2020 included the purchase of property, plant and equipment of $8.5 million and the purchase of intangible assets (including those under development) of $8.5 million. The capital expenditures for the fiscal year ended March 31, 2021 were limited in response to the COVID-19 pandemic.

Net cash flows from financing activities

Net cash flows from financing activities for the fiscal year ended March 31, 2021 was a cash outflow of $20.4 million, as compared to a cash outflow of $13.0 million for the fiscal year ended March 31, 2020. During the fiscal year ended March 31, 2021, net cash used in financing activities primarily related to the repayment of finance lease liabilities of $12.5 million, the use of excess cash balances for the net repayment of amounts drawn under our borrowing facilities of $9.0 million and the net inflow from our parent of $1.0 million. During the fiscal year ended March 31, 2020, net cash used in financing activities primarily related to the repayment of finance lease liabilities of $12.3 million, the net drawdown of amounts under our borrowing facilities of $58.6 million and the net settlement of balances with our parent of $59.3 million, which included payments in respect of common control business combinations and payment of other loans and advances.

Comparison of fiscal years ended March 31, 2020 and March 31, 2019

Net cash flows from operating activities

Operating cash flow is driven by changes in net income, certain non-cash items included in net income and changes in operating assets and liabilities. Net cash flows from operating activities increased by $29.5 million to $55.5 million for the fiscal year ended March 31, 2020, from $26.0 million for the fiscal year ended March 31, 2019. This was primarily driven by:

•        a decrease in net income of $23.7 million, inclusive of $4.5 million in lower non-cash charges related to deferred taxes and $16.5 million of higher non-cash charges related to stock compensation; and

•        an increase in cash inflows from changes in operating assets and liabilities of $31.4 million, from an outflow of $31.2 million for the fiscal year ended March 31, 2019, to an inflow of $0.2 million for the fiscal year ended March 31, 2020.

The net cash inflow arising from changes in operating assets and liabilities for the fiscal year ended March 31, 2020 of $0.2 million was primarily related to:

•        a cash inflow of $24.4 million due to an increase in deferred revenue related to an increase in customer advances contributed from increase in ongoing projects;

•        a cash inflow of $21.8 million for accounts payable and accrued liabilities, other current and non-current liabilities and operating lease liabilities due to increases in other current and non-current liabilities, which included:

•        a cash inflow from increase in trade payables by $7.2 million due to transaction costs incurred in connection with an initial public offering that was terminated in 2019; and

•        a cash inflow $13.2 million due to an increase in VAT liabilities due to higher revenue billings;

•        a cash outflow of $44.1 million due to an increase in trade and other receivables of $33.6 million primarily attributable to an increase in revenue and the scale up of the Montréal operations followed up with delayed collections towards the beginning of COVID-19 pandemic and increase in short term advances of $12.8 million offset by decrease in government grants receivable of $2.9 million; and

•        a cash outflow of $1.2 million for prepaid expenses and other current and non-current assets mainly due to increase in refund receivable for indirect taxes for the fiscal year ended March 31, 2020 and payment of deposit for premises taken on lease.

The net cash outflow in changes in operating assets and liabilities for the fiscal year ended March 31, 2019 of $31.2 million was primarily related to:

•        a cash outflow of $16.7 million due to an increase in trade and other receivables of $13.7 million driven by the increase in revenue in the year and short term advances provided of $4.2 million offset by collection against tax credits of $1.5 million;

•        a cash outflow of $9.2 million due to decrease in deferred revenue due to reduction in advances received towards projects;

•        a cash outflow of $8.5 million due to an increase of $5.5 million in refund receivable for indirect taxes and $3.4 million of increase in prepaid expense and other assets driven by expenses paid in connection with capital raising activities and the balance for deposits and advances paid; and

•        a cash inflow of $3.8 million for accounts payable and accrued liabilities, other current and non-current liabilities due to increases in other current and non-current liabilities.

Net cash flows used in investing activities

Net cash flows used in investing activities for the fiscal year ended March 31, 2020 was a cash outflow of $16.9 million, as compared to a cash outflow of $8.2 million for the fiscal year ended March 31, 2019. Net cash flows used in investing activities for the fiscal year ended March 31, 2020 included the purchase of property, plant and equipment of $8.5 million and the purchase of intangible assets (including those under development) of $8.5 million. Net cash flows used in investing activities for the fiscal year ended March 31, 2019 included the purchase of property, plant and equipment of $2.2 million and the purchase of intangible assets (including those under development) of $6.2 million. The increased capital expenditures in fiscal year ended March 31, 2020 were primarily driven by expansion in Montreal and India.

Net cash flows (used in) from financing activities

Net cash flows from financing activities for the fiscal year ended March 31, 2020 was a cash outflow of $13.0 million, as compared to a cash outflow of $15.3 million for the fiscal year ended March 31, 2019. During the fiscal year ended March 31, 2020, net cash used in financing activities primarily related to the repayment of finance lease liabilities of $12.3 million, the net drawdown of amounts under our borrowing facilities of $58.6 million and the net settlement of balances with our parent of $59.3 million, which included payments in respect of common control business combinations and payment of other loans and advances. During the fiscal year ended March 31, 2019, net cash used in financing activities primarily related to the repayment of finance lease liabilities of $12.1 million, the net drawdown of amounts under our borrowing facilities of $57.1 million, the net settlement of balances with our parent of $33.3 million relating to payments in respect of business contributed by parent and payment of other loans and advances, the payment of deferred consideration in connection with the acquisition of Double Negative Ltd in 2014 of $5.5 million and the repurchase of Ordinary II shares of $21.5 million.

Commitments and guarantees

We have various commitments and contingent liabilities, such as long-term leases and purchase commitments. See Notes 18 and 19 to the audited combined financial statements and Notes 12 and 14 to the to the unaudited condensed combined financial statements, in each case, included elsewhere in this proxy statement for further information regarding these commitments.

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance as discussed above under “— Key Performance Indicators.”

Adjusted EBITDA and Adjusted EBITDA margin

Adjusted EBITDA and Adjusted EBITDA margin are “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that that these measures provide an additional way of viewing aspects of our operations that, when viewed with the U.S. GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, non-GAAP financial measures should be considered a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with U.S. GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure.

The following table provides a reconciliation of net income (loss), the most directly comparable U.S. GAAP financial measure, to Adjusted EBITDA:

	Nine Months Ended December 31,		Fiscal Year Ended March 31,
($ in thousands)	2021	2020	2021	2020	2019
Net income (loss)	$20,507	$(7,303)	$12,482	$1,809	$25,541
Interest expense, net	9,103	11,003	13,387	12,857	15,684
Tax (benefit) expense	8,403	426	11,277	7,278	(1,004)
Depreciation and Amortization	19,203	21,850	30,062	30,093	32,595
Stock compensation expense(1)	830	1,392	1,717	17,257	725
Cost incurred in connection with capital raising(2)	143	3,188	3,191	7,186	2,348
COVID-19 related costs(3)	210	2,413	2,413	1,308	—
Facility closure and employee termination costs(4)	—	3,126	4,803	1,157	—
Other unusual charges(5)	—	2,889	2,889	—	—
Adjusted EBITDA	$58,399	$38,984	$82,221	$78,945	$75,889
Adjusted EBITDA margin	21.1%	19.1%	26.8%	21.4%	23.7%

____________

(1)      Represents non-cash charges related to stock compensation expense.

(2)      Represents costs incurred in connection with capital raising related to expenses of an initial public offering that was terminated in 2019 and a withdrawn public bond offering in 2021. Such costs were either not capitalizable under U.S. GAAP or were initially deferred and then expensed in the periods in which the associated transactions were terminated. DNEG does not expect to have further similar adjustments beyond those that maybe incurred in connection with the Business Combination discussed elsewhere in this filing.

(3)      Represents COVID-19-related costs incurred during the fourth quarter of the fiscal year ended March 31, 2020, the fiscal year ended March 31, 2021 and the first quarter of the fiscal year ended March 31, 2022. These costs include certain unrecoverable production costs on projects that were suspended due to COVID-19 governmental restrictions in India for which no government subsidies were available and incremental costs required for the initial establishment of a remote working environment and for additional temporary enhanced workplace safety measures. COVID-19-related costs were incremental in the periods incurred and are not representative of DNEG’s ongoing operating performance. DNEG has not included in COVID-19-related costs in the impacts of COVID-19 on its operations in Canada and the United Kingdom, which were substantial, including significant revenue declines and unrecovered wages of idle employees, among other costs, because these impacts were substantially offset by subsidies received from the Canadian and U.K. governments. Specifically, DNEG received wage subsidies under the Canada Emergency Wage Subsidy (“CEWS”) of $20.0 million during the nine months ended December 31, 2020, $26.2 million during the fiscal year ended March 31, 2021 and $11.2 million during the nine months ended December 31, 2021, which we do not expect to receive in future periods.

(4)      Represents facility exit and employee termination costs incurred in response to the downturn in demand for services stemming from the COVID-19 pandemic and in connection with an overall restructuring of the management team and rationalization of DNEG’s offices occurring during the fiscal years ended March 31, 2020 and 2021. These costs do not reflect normal operating performance of DNEG.

(5)      Represents a charge recognized by DNEG associated with a production in which allegations of wrongdoing by the customer’s financier resulted in the effective termination of the project. DNEG believes such a charge is unusual and not representative of its ongoing operating performance.

Adjusted EBITDA increased by $19.4 million, or 49.8%, to $58.4 million for the nine months ended December 31, 2021, as compared to $39.0 million for the nine months ended December 31, 2020. This increase was attributable to a revenue increase of $72.8 million, or 35.7%, driven by increase in demand for VFX services as the world has been steadily recovering from the impact of the COVID-19 pandemic. In response to this increase in demand, we increased our capacity over the same period with global headcount rising from 6,737 as of December 31, 2020 to 7,373 as of December 31, 2021. In the nine months ended December 31, 2021, our employee benefits expenses increased by $40.0 million relative to the nine months ended December 31, 2020, driven by the expansion in capacity, a reduction in income from CEWS of $8.8 million and the reversal of global salary reductions, which had benefitted the nine months ended December 31, 2020 by $23.7 million.

For the nine months ended December 31, 2021, DNEG generated revenue of $276.8 million, net income of $20.5 million, resulting in a net income margin of 7.4%. Adjusted EBITDA increased by $3.3 million, or 4.1%, to $82.2 million for the fiscal year ended March 31, 2021, as compared to $78.9 million for the fiscal year ended March 31, 2020. The fiscal year ended March 31, 2021 was impacted by COVID-19 pandemic lockdowns where our customers postponed show release dates and extended ongoing shows over longer periods due to challenges in physical shoots and closure of theatres worldwide, which led to a year-over-year revenue decline of $62.2 million, or 16.9%. In response, DNEG reduced its headcount globally from 8,791 as of March 31, 2020 to 6,439 as of March 31, 2021 to adjust to the declining revenue. During the fiscal year ended March 31, 2021, our employee benefits expenses decreased by $68.8 million relative to the fiscal year ended March 31, 2020 driven by the headcount reductions, a global salary reduction program amounting to savings of $24.5 million and the receipt of CEWS income of $26.2 million. See “— Impact of COVID-19 Pandemic.”

Adjusted EBITDA increased by $3.0 million, or 4.0%, to $78.9 million for the fiscal year ended March 31, 2020, as compared to $75.9 million for the fiscal year ended March 31, 2019. This increase was primarily attributable to a year-over-year increase of $48.7 million, or 15.2%, in revenue driven by the expansion of our ReDefine brand and increase in demand for our VFX services for film and OTT projects. This revenue growth was largely offset by an increase in employee benefit expenses of $33.3 million (excluding stock compensation expense) as we expanded headcount from 6,915 as of March 31, 2019 to 8,791 as of March 31, 2020. Other operating expenses, net also increased by $20.1 million to support the expansion in capacity, including expenses of $7.2 million in connection with capital raise initiatives.

Adjusted Employee Benefits Expense as a percentage of revenue

Adjusted Employee Benefits Expense and Adjusted Employee Benefits Expense as a percentage of revenue are “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that that these measures provide an additional way of viewing aspects of our operations that, when viewed with the U.S. GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, non-GAAP financial measures should be considered a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with U.S. GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. We encourage investors and others to review our financial information in its entirety, and not to rely on any single financial measure.

The following table provides a reconciliation of employee benefits expense, the most directly comparable U.S. GAAP financial measure, to Adjusted Employee Benefits Expense and our Adjusted Employee Benefits Expense as a percentage of revenue for the periods indicated:

	Nine Months Ended December 31,		Fiscal Year Ended March 31,
($ in thousands)	2021	2020	2021	2020	2019
Employee benefits expense	$170,469	$130,545	$179,303	$248,140	$198,339
Stock compensation expense(1)	830	1,392	1,717	17,257	725
Adjusted Employee Benefits Expense	$169,639	$129,153	$177,586	$230,883	$197,614
Adjusted Employee Benefits Expense as a percentage of revenue	61.3%	63.3%	57.9%	62.6%	61.7%

____________

(1)      Represents charges related to stock compensation expense. We exclude these charges in part because the equity grants in a particular period typically have a disproportionate impact on our overall employee benefit expense compared to the other primary inputs (particularly creative and technical employee count and associated salaries, wages and other personnel costs in such period) and thereby limit management’s use of the measure to assess drivers of margin expansion and contraction. See “— Factors Affecting Our Business and Trends — Employee headcount and employee benefit expense.”

Adjusted Employee Benefits Expense increased by $40.5 million to $169.6 million during nine months ended December 31, 2021 compared to $129.2 million during nine months ended December 31, 2020. The increase was primarily attributable to the increase in headcount globally from 6,737 as of December 31, 2020 to 7,373 as of December 31, 2021 to meet the increased demand for VFX services, a reduction in income from CEWS of $8.8 million and the reversal of global salary reductions, which had benefitted the nine months ended December 31, 2020 by $23.7 million. Adjusted Employee Benefits Expenses as a percentage of revenue decreased from 63.3% in the nine months ended December 31, 2020 to 61.3% in the nine months ended December 31, 2021 due to the impact of growth in revenue and the operating leverage in the business, offset in part by the reduction in CEWS income and reversal of global salary reductions.

Adjusted Employee Benefits Expense decreased by $53.3 million to $177.6 million during the fiscal year ended March 31, 2021 compared to $230.9 million during the fiscal year ended March 31, 2020. The decrease was primarily driven by a global salary reduction program to respond to the decline in revenue as a result of the COVID-19 pandemic giving rise to savings of $24.5 million, the receipt of CEWS income of $26.2 million and the reduction in headcount globally from 8,791 as of March 31, 2020 to 6,439 as of March 31, 2021. Adjusted Employee Benefits Expenses as a percentage of revenue decreased from 62.6% during the fiscal year ended March 31, 2020 to 57.9% during the fiscal year ended March 31, 2021 due principally to the impacts of salary reductions and receipt of CEWS income discussed above. Employee benefits expenses in the table above also include COVID-19-related costs and employee termination expenses of $5.3 million that we incurred during the fiscal year ended March 31, 2021 as compared to $1.8 million during the fiscal year ended March 31, 2020 described above under “— Adjusted EBITDA and Adjusted EBITDA margin,” which also impacted the Adjusted Employee Benefits Expense.

Adjusted Employee Benefits Expense increased by $33.3 million to $230.9 million during the fiscal year ended March 31, 2020 compared to $197.6 million during the fiscal year ended March 31, 2019. The increase was primarily driven by the overall increase in headcount globally from 6,915 as of March 31, 2019 to 8,791 as of March 31, 2020 driven by the expansion of our ReDefine brand and increase in demand for our VFX services for film and OTT projects. Adjusted Employee Benefits Expenses as a percentage of revenue increased from 61.7% during the fiscal year ended March 31, 2019 to 62.6% during the fiscal year ended March 31, 2020 due to overall increase in employee headcount driven by expansion of our ReDefine brand primarily in latter half of the fiscal year. Employee benefits expenses in the table above also include COVID-19-related costs and employee termination expenses of $1.8 million that we incurred during the fiscal year ended March 31, 2020 described above under “— Adjusted EBITDA and Adjusted EBITDA margin,” which also impacted the Adjusted Employee Benefits Expense.

Off-Balance Sheet Arrangements

As of December 31, 2021, DNEG has given bank guarantees of $12.3 million to landlords of UK and Montreal facility as security for rental payments. In addition we have provided performance guarantee of $0.7 million to customer in India with a back to back lien on bank fixed deposit. Other than as described above, we do not engage in off-balance sheet financing arrangements. In addition, we do not have any interest in entities referred to as variable interest entities, which includes special purpose entities and other structured finance entities. Notwithstanding the above, we enter into guarantees in the ordinary course of business related to the guarantee of our own performance and the performance of our subsidiaries, and we benefit at times from guarantees from our ultimate parent company, Prime Focus Limited, with respect to our finance leases.

JOBS Act and Foreign Private Issuer Status

We expect to qualify as an “emerging growth company” pursuant to the provisions of the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. For as long we are an emerging growth company, we intend to take advantage of the longer phase-in periods for the adoption of new or revised financial accounting standards under the JOBS Act until we are no longer an emerging growth company. Our election to use the phase-in periods permitted by this election may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the longer phase-in periods permitted under the JOBS Act and who will comply with new or revised financial accounting standards. If we were to subsequently elect instead to comply with public company effective dates, such election would be irrevocable pursuant to the JOBS Act.

Further, commencing September 30, 2022, New DNEG is expected to qualify as a “foreign private issuer” under the Exchange Act. Should New DNEG elect to be treated as a “foreign private issuer,” it would therefore be exempt from certain rules under the Exchange Act. For example, New DNEG would not be required to file periodic reports and financial statements with the SEC as frequently or within the same timeframes as U.S. companies with securities registered under the Exchange Act. In addition, although New DNEG currently prepares its financial statements in accordance with U.S. GAAP, it would not be required to do so, or to reconcile to U.S. GAAP, if it instead elects to prepare its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Accordingly, after the Business Combination, New DNEG Stockholders may receive less or different information about New DNEG than they currently receive about SVAC or that they would receive about a U.S. domestic public company. See “Risk Factors — Risks Related to Being a Public Company — As of September 30, 2022, New DNEG is expected to qualify a “foreign private issuer” under the rules and regulations of the SEC. Should New DNEG elect to be treated as a “foreign private issuer,” it would be permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and would follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.”

Critical Accounting Policies and Estimates

We prepare our combined financial statements in accordance with U.S. GAAP and the rules and regulations of the SEC. The combined financial statements include the accounts of DNEG and its wholly owned subsidiaries and joint venture and the other production services business contributed by the parent. All intercompany balances and transactions have been eliminated in the combined financial statements.

The preparation of our condensed combined financial statements in accordance with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported in these combined financial statements and accompanying disclosures. We consider an accounting policy and estimates to be critical if: (1) we must make assumptions that were uncertain when the estimate was made: and (2) changes in the estimate, or selection of a different estimate methodology could have a material effect on our condensed combined results of operations or financial condition.

While we believe that our estimates, assumptions and judgments are reasonable, they are based on information available when the estimate or assumption was made. Actual results may differ significantly. Additionally, changes in assumptions, estimates or assessments due to unforeseen events or otherwise could have a material impact on our financial position or results of operations.

The critical accounting estimates, assumptions and judgments we believe to have the most significant impact on the audited annual condensed combined financial statements are described below. See Note 2 to the audited combined financial statements included elsewhere in this proxy statement for additional information related to critical accounting estimates and significant accounting policies.

Revenue recognition

DNEG applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfils its obligations under each of its arrangements:

•        identify the contract with a customer:

•        identify the performance obligations in the contract;

•        determine the transaction price;

•        allocate the transaction price to performance obligations in the contract; and

•        recognize revenue as the performance obligation is satisfied.

Rendering of visual effects services

DNEG provides visual special effects services to clients in the film, broadcast and commercials sectors. These services are generally provided as fixed price contracts with contract terms generally ranging over a period of three to twelve months.

DNEG recognizes revenue when, or as, we satisfy our performance obligations under a contract. A performance obligation is the unit of account for revenue recognition and refers to a promise in a contract to transfer a distinct service or good to the customer. DNEG contracts have a single performance obligation related to the delivery of visual effects services, that may involve significant integration of various activities that are performed together to deliver a combined service and the promise to transfer the individual services is not separately identifiable from other promises in our contracts and, therefore, is not distinct. DNEG recognizes revenue over the period of the contract as DNEG’s performance does not create an asset with an alternative use to it since the project will be specific to the customer and DNEG has an enforceable right to payment for performance completed to date. DNEG uses an input method based on labor days spent as a proportion of the estimated total for the project to recognize revenue. Labor days are adjusted for productivity efficiencies by geography based on past experiences.

Rendering of other production services

DNEG provides other production services to clients in the film, broadcast and commercials sectors. These services are generally provided as fixed price contracts with contract terms generally ranging over a period of one to six months.

DNEG recognizes revenue when, or as, we satisfy our performance obligations under a contract. DNEG uses an input method based on studio and equipment rental days for rental revenues, labor hours/days spent for digital intermediate as a proportion of the total deliverable to recognize revenue.

Taxes, such as sales or value-added taxes, collected from customers and remitted directly to government authorities are excluded the transaction price and not recorded in revenues and expenses.

Contracts with variable consideration terms

Some customer contracts for the provision of services are structured so that the economic benefits that flow to DNEG are subject to variability based on a future event, such as the performance of the film at the box office. Certain contracts with customers also have variable consideration provisions that are based on achieving certain minimum amounts of government tax credits based on various factors including the value of work performed and qualifying labor spend in specific locations.

DNEG generally determine standalone selling prices based on the prices included in the client contracts, using expected costs plus margin. The price as specified in our client contracts is generally considered the standalone selling price as it is an observable input that depicts the price as if sold to a similar client in similar circumstances. For variable consideration, DNEG estimates the transaction price at contract inception, including any variable consideration, and updates the estimate each reporting period for any changes in circumstances. DNEG estimates the amount of variable consideration using the expected value method and determines the portion, if any, of that amount for which it is probable that a significant reversal will not subsequently occur. When the determination to recognize revenue for variable consideration is reached, DNEG calculates revenue following the input method for contract revenue recognition using the amount of variable consideration determined to not be probable of significant reversal.

Estimate at Completion

DNEG employs an estimate at completion (“EAC”) process in which management reviews the estimates contract revenues and of total labor hours to hours incurred by contract. This EAC process requires management judgment relative to assessing risks, estimating contract revenue, determining reasonably dependable efforts estimates, and making assumptions. Since certain contracts can extend over a longer period of time and involve multiple changes in scope, the impact of revisions in efforts and revenue estimates during the progress of work may adjust the current period earnings through a cumulative catch-up basis. This method recognizes, in the current period, the cumulative effect of the changes on current and prior quarters. Additionally, if the current contract estimate indicates a loss, a provision is made for the total anticipated loss in the period that it becomes evident. Contract cost and revenue estimates for significant contracts are generally reviewed and reassessed bi-monthly. The majority of revenue recognized over time uses an EAC process. The net aggregate effects of the changes in estimates of efforts, scope and transaction price of contracts accounted for under the percentage of completion method during the nine months ended December 31, 2021 and 2020 was approximately $1.8 million of unfavorable operating income and $0.1 million of unfavorable operating income, respectively, related to net unfavorable changes in estimates that impacted revenue. The net aggregate effects of these changes in estimates on contracts accounted for under the percentage of completion method in the fiscal years ended March 31, 2021 and 2020 was approximately $1.2 million and $0.8 million of unfavorable operating income, respectively, related to net unfavorable changes in estimates that impacted revenue.

Due to the significance of judgment in the EAC estimation process, it is possible our revenues and net income could be significantly different if we used different assumptions or if the underlying circumstances were to change. Changes in underlying assumptions/estimates or circumstances may adversely or positively affect financial performance in future periods. For instance, if our estimates to complete as at December 31, 2021 were higher or lower by 5%, it would have decreased or increased pre-tax income for the nine months ended December 31, 2021 by approximately $3 million.

Deferred tax assets

We recognize deferred tax assets to the extent that it believes these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, carryback potential if permitted under the tax law, and results of recent operations. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized based on currently available evidence. If we determine that we would be able to realize our deferred tax assets in the future in excess of the net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

Deferred tax assets arise in respect of unutilized losses and other temporary differences to the extent that it is probable that future taxable profits will be available against which the asset can be utilized or to the extent they can be offset against related deferred tax liabilities. In assessing recoverability, estimation is made of the future forecasts of taxable profit and the impact of tax planning strategies and carry back potential where permitted. If these forecast profits do not materialize, they change, or there are changes in tax rates or to the period over which the losses or temporary differences might be recognized, then the value of deferred tax assets will need to be revised in a future period.

We have losses and other temporary differences in respect of which a valuation allowance has been recognized in in our combined financial statements. This situation can arise in loss-making subsidiaries where the future economic benefit of these temporary differences is estimated to be not probable. It can also arise where the temporary differences are of such a nature that their value is dependent on only certain types of profit being earned, such as capital profits. If trading or other appropriate profits are earned in future in these companies, these losses and other temporary differences may yield a benefit to us in the form of a reduced tax charge.

As of March 31, 2021, and 2020, we established a valuation allowance of $16.7 million and $11.9 million, respectively, due to uncertainties related to the realizability of our deferred tax assets. The valuation allowance increased approximately $4.8 million primarily due to recognizing valuation allowances against deferred tax assets of certain foreign net operating loss carry forwards arising in the fiscal year. The valuation allowance is based on their estimates of taxable income by jurisdiction in which we operate and the period over which our deferred tax assets will be recoverable. In the event that actual results differ from these estimates or we adjust these estimates in future periods, we may need to change the valuation allowance, which could materially impact our financial position and results of operations.

Recent Accounting Pronouncements

See Note 2, Summary of Significant Accounting Policies, of our combined financial statements for information related to recently issued accounting standards.

Quantitative and Qualitative Disclosures About Market Risk

Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of exposure due to potential changes in foreign currency exchange rates and interest rates. See “— Factors Affecting our Business and Trends — Fluctuations in foreign currency exchange rates” for a further discussion of our exposure to foreign currency exchange rates.

Our market risk related to interest rates results from our indebtedness, which bears interest at both fixed and variable rates. As of December 31, 2021, our total combined variable rate indebtedness would have been $241 million. If the Secured Overnight Financing Rate (“SOFR”) were to increase by 100 basis points, interest expense on our variable rate debt, for the nine months ended December 31, 2021, on a pro forma basis, would increase by approximately $1.8 million. We may manage our market risk on variable rate debt through the use of derivative instruments such as interest cap agreements to, in effect, cap the interest rate on all or a portion of the debt for varying periods up to maturity. In the future, we may use interest rate swaps or other derivatives that fix the rate on all or a portion of our variable rate debt for varying periods up to maturity. This in turn, reduces the risks of variability of cash flows created by variable rate debt and mitigates the risk of increases in interest rates. Our objective when undertaking such arrangements will be to reduce our floating rate exposure. However, we provide no assurance that our efforts to manage interest rate volatility will successfully mitigate the risks of such volatility, and we do not intend to enter into hedging arrangements for speculative purposes. We may utilize swap arrangements in the future.

As of December 31, 2021, on a pro forma basis, after giving effect to the Business Combination and the other transactions described under “Unaudited Pro Forma Condensed Combined Financial Information,” our total combined variable rate indebtedness would have been approximately $341.0 million. If the SOFR were to increase by 100 basis points, interest expense on our variable rate debt, for the nine months ended December 31, 2021, on a pro forma basis, would increase by approximately $2.6 million.

Inflation Risk

Based on our analysis of the periods presented, we believe that inflation has not had a material effect on our operating results. There can be no assurance that future inflation will not have an adverse impact on our operating results and financial condition.

NEW DNEG MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of New DNEG will be managed by or under the direction of the board of directors of New DNEG. DNEG is currently evaluating potential director nominees and executive officer appointments, but expects that the directors and executive officers of New DNEG upon consummation of the Business Combination will include the following:

Name	Age	Position
Executive Officers
Namit Malhotra	45	Chief Executive Officer and Chairman of the Board
Vikas Rathee	48	Chief Financial Officer
Simon Morgan	45	Chief Accounting Officer
Paul Salvini	53	Chief Technology Officer
Christopher Pflug	45	Chief Legal Officer and Global Head of Business Affairs

Non-Employee Directors
		Director
		Director
		Director
		Director
		Director
		Director
		Director

____________

(1)      Member of the audit committee, effective upon the consummation of the Business Combination.

(2)      Member of the compensation committee, effective upon the consummation of the Business Combination.

(3)      Member of the nominating and corporate governance committee, effective upon the consummation of the Business Combination.

Controlled Company Exemption

Namit Malhotra will effectively control a majority of the voting power of all outstanding New DNEG Ordinary Shares. As a result, New DNEG will be a “controlled company” within the meaning of the Nasdaq Listing Rules. Under the Nasdaq Listing Rules, a company of which more than fifty percent (50%) of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (i) a majority of its board of directors consist of independent directors, (ii) subject to the exception pursuant to Nasdaq Listing Rule 5605(d)(2)(B), its board of directors have a compensation committee that is composed of at least two (2) members, each of whom is an independent director, with a written charter addressing the committee’s purpose and responsibilities and (iii) director nominees must either be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors with a written charter addressing the committee’s purpose and responsibilities. For at least some period following the Business Combination, New DNEG may utilize these exemptions since the SVAC Board has not yet made a determination with respect to the independence of any directors. Pending such determination, you may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If New DNEG ceases to be a “controlled company” and its shares continue to be listed on Nasdaq, New DNEG will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, New DNEG may be required to add additional directors to its board in order to achieve such compliance within the applicable transition period.

Executive Officers

Namit Malhotra.    Upon the consummation of the Business Combination, Namit Malhotra will serve as Chief Executive Officer and Chairman of the board of directors of New DNEG. Mr. Malhotra has served as Chairman and Chief Executive Officer of Prime Focus World N.V. and as a member of its board of directors since August 2011. Mr. Malhotra is the founder and non-executive director of Prime Focus Limited, DNEG’s parent company, having previously served as Executive Chair and Global Chief Executive Officer and has a family history in the motion picture industry that dates back three generations. In 1995, he established Video Workshop, a predecessor to Prime Focus Limited. In 1997, Mr. Malhotra founded Prime Focus Limited, which listed its shares on BSE Limited and National Stock Exchange of India Limited and has performed award-winning VFX work for over 80 Bollywood movies. Mr. Malhotra received his Bachelor of Commerce degree from Mumbai University. DNEG believes Mr. Malhotra is qualified to serve on its Board of Directors because of his substantial leadership experience and VFX expertise.

Vikas Rathee.    Upon the consummation of the Business Combination, Vikas Rathee will serve as Chief Financial Officer of New DNEG. Mr. Rathee has served as the Chief Financial Officer of Prime Focus World N.V. since May 2015. In the past, Mr. Rathee has also served as the Chief Financial Officer of Prime Focus Limited from August 2014 to February 2018 and Chief Operating Officer of Prime Focus Limited from October 2013 to August 2014. Mr. Rathee also served as Head of Corporate Finance and M&A at Suzlon Energy Limited from July 2009 to September 2013. Mr. Rathee was a senior investment banker for telecom, media and technology (“TMT”) clients at Bank of America Merrill Lynch from May 2006 to April 2009. Prior to Bank of America Merrill Lynch, Mr. Rathee was an Executive Director of TMT investment banking group at ABN AMRO from April 1999 to May 2006. Mr. Rathee received his Bachelor’s degree in Engineering from Delhi Institute of Technology, Delhi University, and an MBA in Finance from the R.H. Smith School of Business from the University of Maryland. Mr. Rathee is a CFA charterholder.

Simon Morgan.    Upon the consummation of the Business Combination, Simon Morgan will serve as Chief Accounting Officer of New DNEG. Mr. Morgan has served as the Chief Accounting Officer of DNEG since November 2018, with over 20 years of international experience in entrepreneurial private-equity backed businesses as well as both large and small listed companies. Prior to joining DNEG, Mr. Morgan served as the Chief Financial Officer for Elecosoft plc, an AIM-listed software company, from October 2017 to October 2018. Before that, Mr. Morgan was the Chief Financial Officer of MeteoGroup, a private equity owned global provider of B2B weather forecasting services, from September 2015 to October 2017. Earlier in his career, Mr. Morgan has held senior financial and managerial roles in various subsidiaries of RELX plc. Mr. Morgan qualified as a Chartered Accountant with PricewaterhouseCoopers LLP and is a Fellow of the Institute of Chartered Accountants. Accountants in England and Wales. Mr. Morgan received his Master’s degree in Natural Sciences from the University of Cambridge.

Paul Salvini.    Upon the consummation of the Business Combination, Paul Salvini will serve as Chief Technology Officer of New DNEG. Dr. Salvini has served as the Chief Technology Officer of DNEG since November 2020. Prior to joining DNEG, Dr. Salvini served as the Chief Executive Officer of The Accelerator Center, a not-for-profit business accelerator that provides guidance, mentorship, and support for technology start-ups, where he helped to launch and support over 120 technology-based businesses, from August 2014 to October 2020. Dr. Salvini also served as the Chief Technology Officer of audiovisual technology leader Christie Digital from May 2011 to August 2014, where he was a key member of the global executive team. From May 1996 to May 2011, Dr. Salvini served as the Chief Technology Officer at SideFX, where he oversaw and guided the development of industry-standard visual effects and animation software tool Houdini from beta onwards. Dr. Salvini received his Bachelor’s degree in Mathematics (Computer Science) from the University of Waterloo, MASc and PhD degrees in engineering (specializing in the simulation of complex systems) from the University of Toronto, and an MBA from the Rotman School of Management at the University of Toronto.

Christopher Pflug.    Upon the consummation of the Business Combination, Christopher Pflug will serve as Chief Legal Officer and Global Head of Business Affairs of New DNEG. Mr. Pflug has served as the General Counsel and Executive Vice President of Business Affairs of DNEG since November 2011. Prior to joining DNEG, he was a senior associate at the global law firm of Latham & Watkins LLP from 2004 through 2011. In his seven years at Latham, Mr. Pflug handled general company representation, mergers and acquisitions, corporate finance and international transactions and advised public companies on compliance relating to SEC rules and regulations. Prior to Latham, Mr. Pflug was an associate at Polsinelli PC, in St. Louis, Missouri. Mr. Pflug received his Bachelor’s degree from Washington University in St. Louis and his J.D. from the University of Illinois College of Law.

Non-Employee Directors

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for DNEG’s executive officers who are named in the “Fiscal 2022 Summary Compensation Table” below. This discussion may contain forward-looking statements that are based on DNEG’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that New DNEG adopts following the completion of the Business Combination may differ materially from the existing and currently planned programs summarized or referred to in this discussion. In fiscal 2022, DNEG’s “named executive officers” and their positions were as follows:

•        Namit Malhotra, Chief Executive Officer;

•        Vikas Rathee, Chief Financial Officer; and

•        Christopher Pflug, Chief Legal Officer and Global Head of Business Affairs.

Fiscal 2022 Summary Compensation Table

The following table sets forth information concerning the compensation of DNEG’s named executive officers for the fiscal year ended March 31, 2022.

Name and Principal Position	Salary ($)		Bonus ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Namit Malhotra	937,000	(3)
Chief Executive Office
Vikas Rathee	475,000
Chief Financial Officer
Christopher Pflug	312,250
Chief Legal Officer and Global Head of Business Affairs

____________

(1)      Bonus and cash incentive plan compensation amounts for fiscal 2022 have not yet been determined by the DNEG board of directors and therefore are not presently known. DNEG will supplement this disclosure in subsequent filings with the SEC made following the annual bonus determinations.

(2)      Total annual amounts for fiscal 2022 are not yet determined as of the date of this filing. DNEG will supplement this disclosure in subsequent filings with the SEC at such time as the amounts are known. Amount to be shown will reflect Mr. Malhotra’s company-paid housing costs of up to £14,000 per month, a car allowance of up to £3,000 per month and reimbursement for airfare to the United States or India for Mr. Malhotra and his family up to three times per year. In addition, the table will include amounts reflecting employer contributions to defined contribution retirement plans and life insurance premiums to the named executive officers.

(3)      Mr. Malhotra’s salary reflects $590,000 for his services in his role as Chief Executive Officer of DNEG, £250,000 for his services in his role as Chairman and Chief Executive Officer of PFISL, each pursuant to an offer letter, dated August 14, 2018, with DNEG, and $10,000 for Mr. Malhotra’s services as Chairman/Managing Director to DNEG pursuant to a Management Agreement entered into between DNEG and Mr. Malhotra, dated December 13, 2021. The amount reported in the summary compensation table is based on a U.S. dollar to Pound sterling exchange ratio of 1.348 to 1 as of December 31, 2021.

Fiscal 2022 Salaries

The named executive officers receive a base salary to compensate them for services rendered to DNEG. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Name	2022 Annual Base Salary ($)
Namit Malhotra	937,000	(1)
Vikas Rathee	475,000
Christopher Pflug	312,250

____________

(1)      Based on a U.S. dollar to Pound sterling exchange ratio of 1.348 to 1 as of December 31, 2021.

Equity Compensation

Historically, certain of DNEG’s employees and named executive officers have received equity compensation in the form of stock options and/or restricted stock units under DNEG’s Prime Focus World N.V. Equity Compensation Plan. DNEG believes that equity compensation attracts and retains DNEG’s employees, as well as aligns their interests with those of DNEG Stockholders. No equity awards were granted to DNEG’s named executive officers in the 2022 fiscal year.

In connection with the Business Combination, New DNEG intends to adopt the 2022 Plan in order to facilitate the grant of cash and equity incentives to directors, employees (including DNEG’s named executive officers) and consultants of New DNEG and certain of its affiliates and to enable New DNEG and certain of its affiliates to obtain and retain services of these individuals, which is essential to its long-term success. DNEG expects that the 2022 Plan will become effective upon approval of such plan by SVAC Shareholders. For additional information about the 2022 Plan, please see the section titled “The Incentive Plan Proposal” above.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of DNEG Ordinary Shares underlying outstanding equity incentive plan awards for each of DNEG’s named executive officer as of March 31, 2022.

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Namit Malhotra
Vikas Rathee
Christopher Pflug

____________

(1)      The number of shares of common stock underlying outstanding equity incentive plan awards as of March 31, 2022 for each named executive officer is not yet known as of the date of this filing. DNEG will supplement this disclosure in subsequent filings with the SEC at such time as the amounts are known.

Executive Compensation Arrangements

During fiscal 2022, DNEG was party to offer of employment letters with each of Messrs. Malhotra and Rathee and an employment agreement with Mr. Pflug, the material terms of which are summarized below.

Offer Letter with Namit Malhotra

DNEG entered into an offer letter with Mr. Malhotra on August 14, 2018 (the “Malhotra Offer Letter”), pursuant to which Mr. Malhotra serves as Chairman and Chief Executive Officer of DNEG. Under the Malhotra Offer Letter, Mr. Malhotra is entitled to an annual base salary (which is currently £250,000) for his services to PFISL, and an annual base salary of $600,000 for his services to DNEG, company-paid housing costs of up £14,000 per month, a car allowance of up to £3,000 per month, and reimbursement for airfare to the United States or India for Mr. Malhotra and his family up to three times per year.

Offer Letter with Vikas Rathee

DNEG entered into an offer letter with Mr. Rathee on August 9, 2021 (the “Rathee Offer Letter”), pursuant to which Mr. Rathee serves as DNEG’s Chief Financial Officer. Under the Rathee Offer Letter, Mr. Rathee is entitled to an annual base salary (which is currently $475,000), and eligibility to participate in DNEG’s employee benefit plans and programs (including vacation programs).

Employment Agreement with Christopher Pflug

DNEG entered into an employment agreement with Mr. Pflug on October 17, 2011 (the “Pflug Employment Agreement”), pursuant to which Mr. Pflug serves as DNEG’s Chief Legal Officer and Global Head of Business Affairs. The term of the Pflug Employment Agreement currently expires on November 13, 2022, subject to automatic, successive one year extensions thereafter, unless either party gives 90-days’ advance notice of such non-extension.

Under the Pflug Employment Agreement, Mr. Pflug is entitled to an annual base salary (which is currently $312,250), an annual performance bonus targeted at 50% of his base salary, payable 50% in cash and 50% in the form of fully-vested equity, and an initial grant of restricted stock units. In addition, the Pflug Employment Agreement provides that Mr. Pflug is eligible to participate in DNEG’s employee benefit plans and programs (including vacation programs).

Upon a termination of Mr. Pflug’s employment by DNEG without cause or due to his resignation for good reason (each as defined in the Pflug Employment Agreement), Mr. Pflug will be entitled to: (1) lump sum amount equal to six months of his base salary, subject to his execution of a general release of claims in favor of DNEG, (2) six months of DNEG-paid health insurance premiums, (3) a prorated portion of his annual bonus for the year of termination, and (4) full vesting of his then-outstanding equity awards.

The Pflug Employment Agreement includes indefinite non-disclosure and confidentiality restrictions, non-compete and customer non-solicit restrictions during the term of Mr. Pflug’s employment with DNEG and employee, consultant and supplier non-solicit restrictions during the term of his employment and for a period of one year thereafter.

Retirement Plan

DNEG maintains a 401(k) defined contribution retirement savings plan for its employees, including DNEG’s named executive officers, who satisfy certain eligibility requirements. DNEG’s named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. DNEG believes that providing a vehicle for tax-deferred retirement savings through its 401(k) plan adds to the overall desirability of DNEG’s executive compensation package and further incentivizes its employees, including its named executive officers, in accordance with DNEG’s compensation policies.

Director Compensation

New DNEG intends to approve and implement a compensation program for its non-employee directors. The terms of such program are currently being developed and, accordingly, are not yet known.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the beneficial ownership of SVAC Ordinary Shares as of             , 2022 and (ii) the expected beneficial ownership of New DNEG Ordinary Shares immediately following consummation of the Business Combination (assuming a “no redemptions” scenario, a “10% redemptions” scenario and assuming a “maximum redemptions” scenario as described below) by:

•        each person who is known to be the beneficial owner of more than 5% of SVAC Ordinary Shares and each person who is expected to be the beneficial owner of more than 5% of New DNEG Ordinary Shares stock post-Business Combination;

•        each of SVAC’s current executive officers and directors;

•        each person who will become an executive officer or director of New DNEG post-Business Combination; and

•        all executive officers and directors of SVAC as a group pre-Business Combination, and all executive officers and directors of New DNEG post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of SVAC Ordinary Shares pre-Business Combination is based on 29,410,000 SVAC Ordinary Shares issued and outstanding as of             , 2022, which includes an aggregate of 5,750,000 SVAC Class B Ordinary Shares outstanding as of such date.

The expected beneficial ownership of New DNEG Ordinary Shares post-Business Combination assumes three scenarios:

(i)     a “no redemptions” scenario where (i) no public SVAC shareholders exercise their redemption rights in connection with the Business Combination or our extension proposal and (ii) New DNEG issues 133,900,000 New DNEG Ordinary Shares (excluding 15,000,000 New DNEG Ordinary Shares, which immediately after completion of the Business Combination, New DNEG has the right to purchase from Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million);

(ii)    a “10% redemptions” scenario where (i) 2,300,000 of SVAC’s outstanding public shares are redeemed in connection with the Business Combination and (ii) New DNEG issues 133,900,000 New DNEG Ordinary Shares (excluding 15,000,000 New DNEG Ordinary Shares, which immediately after completion of the Business Combination, New DNEG has the right to purchase from Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million). This scenario assumes the issuance of 0 New DNEG Ordinary Shares to Sponsor pursuant to the Backstop Agreement, assuming full participation of the PIPE Investors; and

(iii)   a “maximum redemptions” scenario where (i) all 23,000,000 of SVAC’s outstanding public shares are redeemed in connection with the Business Combination and (ii) New DNEG issues 152,100,000 New DNEG Ordinary Shares (excluding 15,000,000 New DNEG Ordinary Shares, which immediately after completion of the Business Combination, New DNEG has the right to purchase from Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million). This scenario assumes the issuance of 18,200,000 New DNEG Ordinary Shares to Sponsor pursuant to the Backstop Agreement, assuming full participation of the PIPE Investors.

Based on the foregoing assumptions, and including the 16,800,000 New DNEG Ordinary Shares issued in connection with the PIPE Investment, we estimate that there would be 163,310,000 New DNEG Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “no redemption” scenario, 161,010,000 New DNEG Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “partial redemption” scenario, and 158,510,000 New DNEG Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “full redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in the combined company and the columns under Post-Business Combination in the table that follows will be different. In addition, the expected beneficial ownership of New DNEG Ordinary Shares post-Business Combination of current DNEG Stockholders assumes certain exchange ratios in the Company Exchange. The final exchange ratios, which may be different from the assumed exchange ratios, will be determined at the Closing pursuant to the formula and terms set forth in the Business Combination Agreement.

The following table does not reflect record of beneficial ownership of any New DNEG Ordinary Shares issuable upon exercise of public warrants or private placement warrants.

Unless otherwise indicated, SVAC believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Pre-Business Combination and PIPE Investment				Post-Business Combination and PIPE Investment
					Assuming No Redemptions			Assuming 10% Redemptions			Assuming 100% Redemptions
Name	Number of SVAC Class A Ordinary Shares	% of SVAC Class A Ordinary Shares	Number of SVAC Class B Ordinary Shares	% of SVAC Class B Ordinary Shares	Number of New DNEG Ordinary Shares		%	Number of New DNEG Ordinary Shares		%	Number of New DNEG Ordinary Shares		%
Current Executive Officers and Directors of SVAC
Alan Kestenbaum(2)	330,000	1.4%	5,750,000	100%	11,690,000	(3)	7.2%	11,690,000	(3)	7.3%	29,890,000	(3)(4)	18.8%
Robert Tilliss(2)(5)	165,000	*	5,750,000	100%	11,470,000	(4)	7.0%	11,470,000	(4)	7.1%	29,670,000	(4)(6)	18.7%
Daniel Strauss(2)	—	—	—		—		—	—		—	—
Joseph D. Ragan III(7)	—	—	—		—		—	—		—	—
Jeff Bradley(7)	—	—	—		—		—	—		—	—
Kevin Hyman(2)	—	—	—		—		—	—		—	—
All Current Executive Officers and Directors of SVAC as a Group (Six Individuals)	495,000	2.1%	5,750,000	100%	11,745,000		7.2%	11,745,000		7.3%	29,945,000		18.9%

Current 5% Holders of SVAC
AKICV LLC(2)	—	—	5,750,000	100%	11,250,000		6.9%	11,250,000		7.0%	29,450,000	(4)	18.6%
Empyrean Capital Overseas Master Fund, Ltd.(8)	1,225,000	5.2%	—	—	1,225,000		*	1,102,500		0.7%	—		—
Steven Horowitz(9)	165,000	*	5,750,000	100%	11,470,000	(10)	7.0%	11,470,000	(10)	7.1%	29,670,000	(4)(10)	18.7%
Glazer Capital, LLC(11)	1,709,639	7.2%	—	—	1,709,639		1.0%	1,538,675		1.0%	—		—
HGC Investment Management, Inc.(12)	1,170,310	4.9%	—	—	1,170,310		*	1,053,279		0.7%	—		—
Citadel Advisors LLC(13)	1,469,942	6.2%	—	—	1,469,942		*	1,322,948		0.8%	—		—

Executive Officers and Directors After the Business Combination
Namit Malhotra(14)	—	—	—	—	94,099,976		57.6%	94,099,976		58.4%	94,099,976		59.4%
Vikas Rathee(15)	—	—	—	—	1,258,853		*	1,258,853		*	1,258,853		*
Simon Morgan	—	—	—	—	—		—	—		—	—		—
Paul Salvini	—	—	—	—	—		—	—		—	—		—
Christopher Pflug(16)	—	—	—	—	1,142,648		*	1,142,648		*	1,142,648		*
All Current Executive Officers and Directors of New DNEG After the Business Combination as a Group ( Individuals)	—	—	—	—

5% Holders of New DNEG After the Business Combination
Prime Focus Limited(17)					79,518,518		48.7%	79,518,518		49.4%	79,518,518		50.2%
Novator Capital Limited(18)					27,900,022		17.1%	27,900,022		17.3%	27,900,022		17.6%

____________

*        less than 1%

(1)      Unless otherwise noted, the business address of our officers and directors is 9705 Collins Ave 1901N Bal Harbour, FL 33154.

(2)      For the purposes of the Pre-Business Combination and PIPE Investment share amounts, does not include 5,500,000 of SVAC Class A Ordinary Shares that Sponsor agreed to subscribe and has right to direct the disposition of such shares subject to the subscription pursuant to a subscription agreement that we entered into with our sponsor on January 25, 2022 (the “Sponsor Subscription Shares”). However, the Sponsor Subscription Shares are reflected in the Post-Business Combination and PIPE Investment share amounts. SVAC Class B Ordinary Shares are held by Sponsor, a limited liability company. Alan Kestenbaum and Robert Tilliss are the managing members of Sponsor and have voting and investment discretion with respect to the securities held of record by Sponsor. In addition, each of our officers is a member of our sponsor and accordingly has pecuniary interest in the SVAC Class B Ordinary Shares reported herein. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(3)      Includes 110,000 SVAC warrants sold in a private placement in connection with the IPO which are to be converted to 110,000 New DNEG warrants upon Closing and are exercisable for shares of New DNEG Class A Ordinary Shares on a one-for-one basis at a price of $11.50 per share.

(4)      Includes 18,200,000 New DNEG Ordinary Shares issued pursuant to the Backstop Agreement.

(5)      Robert Tillis holds 165,000 of SVAC Class A Ordinary Shares through Robert Tilliss GST Exempt 2020 Trust, a trust pursuant to which Robert Tilliss has a power of substitution enabling him to withdraw the these shares from the trust.

(6)      Includes 55,000 SVAC warrants sold in a private placement in connection with the IPO which are to be converted to 55,000 New DNEG warrants upon Closing and are exercisable for shares of New DNEG Class A Ordinary Shares on a one-for-one basis at a price of $11.50 per share.

(7)      Does not include the options to purchase 25,000 of our Class A Ordinary Shares to be issued to each of Joseph D. Ragan III and Jeff Bradley promptly following the Closing.

(8)      According to a Schedule 13G filed with the SEC on January 25, 2021, the listed SVAC Class A Ordinary Shares are owned directly by Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”). Empyrean Capital Partners, LP (“ECP”), a Delaware limited partnership, which serves as investment manager to ECOMF with respect to the SVAC Class A Ordinary Shares directly held by ECOMF, and Mr. Amos Meron, who serves as the managing member of Empyrean Capital, LLC, the general partner of ECP, with respect to the SVAC Class A Ordinary Shares directly held by ECOMF, may be deemed to be beneficial owners of such shares. The address of the business office of each such person is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(9)      Steven Horowitz is a member of Sponsor and by virtue of his agreements and understandings with Messrs. Kestenbaum and Tilliss may be deemed to be a member of a group and therefore may be deemed to have beneficial ownership of securities reported herein.

(10)    Includes 55,000 SVAC warrants sold in a private placement in connection with the IPO which are to be converted to 55,000 New DNEG warrants upon Closing and are exercisable for shares of New DNEG Class A Ordinary Shares on a one-for-one basis at a price of $11.50 per share.

(11)    According to a Schedule 13G filed with the SEC on February 14, 2022, the listed SVAC Class A Ordinary Shares are held by funds managed by Glazer Capital, LLC who, with its managing member Paul J. Glazer, may be deemed beneficial owners thereof. The principal business address of each reporting person is 50 West 55th Street, Suite 30A, New York, New York 10019.

(12)    According to a Schedule 13G filed with the SEC on February 14, 2022, HGC Investment Management Inc. holds such SVAC Class A Ordinary Shares on behalf of The HGC Fund LP as its investment manager. The principal business address of the reporting person is 1073 Yonge Street, 2nd Floor, Toronto, Ontario M4W 2L2, Canada.

(13)    According to a Schedule 13G filed with the SEC on February 14, 2022, Citadel Advisors LLC, Citadel Advisors Holdings LP, Citadel GP LLC, Citadel Securities LLC, Citadel Securities Group LP, Citadel Securities GP LLC and Mr. Kenneth Griffin may be deemed beneficial owners of such SVAC Class A Ordinary Shares. The principal business address for all such persons is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(14)    Represents 79,518,518 New DNEG Ordinary Shares (as described in footnote 17) beneficially held by Prime Focus Limited, over which Mr. Malhotra has voting and dispositive power, and 14,581,458 New DNEG Ordinary Shares held by A2R, over which Mr. Malhotra has sole voting and dispositive power. The principal business address of each reporting person is 160 Great Porland St. Fitzrovia, London W1W 5GA.

(15)    Includes 1,258,853 New DNEG Ordinary Shares issuable under Converted SVAC Options that are currently vested.

(16)    Includes 1,142,648 New DNEG Ordinary Shares issuable under Converted SVAC Options that are currently vested.

(17)    Includes 79,518,518 New DNEG Ordinary Shares held by Dutch Co-op and PF Overseas, which are wholly-owned indirect subsidiaries of Prime Focus Limited. Namit Malhotra has voting and dispositive with respect to the securities held of record by Dutch Co-op and PF Overseas. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The principal business address of Prime Focus Limited is 160 Great Porland St. Fitzrovia, London W1W 5GA.

(18)    Novator has loans outstanding to affiliates of parent in the aggregate amount of approximately $    million. Pursuant to the Business Combination Agreement, New DNEG has the right to purchase for cash up to 15.0 million New DNEG Ordinary Shares held by Novator at a purchase price of $10.00 per share for an aggregate cash purchase price of up to $150.0 million. In addition, the debt by A2R to Novator may be settled through the transfer of approximately 262,227 shares of DNEG held by A2R. The registered holder of the referenced shares is Novator Capital Limited. Novator Capital Limited is wholly owned by Novator Capital D Limited. Novator Capital D Limited is wholly owned by BB Trustees SA, as trustee of the irrevocable discretionary trust known as The Future Holdings Trust for which BB Trustees SA acts as trustee; the directors of such trust are Nicolas Killen, Jan Rottiers and Arnaud Cywies and are not deemed to beneficially own the shares owned by Novator Capital Limited. The principal business address of Novator Capital Limited is PO Box 186 Royal Chambers, St. Julian’s Avenue St. Peter Port Guernsey GY1 4HP and the principal business address of BB Trustees SA is Rue de Jargonnant, 2, 1207 Geneve, Switzerland.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

SVAC

Founder Purchase Agreement between SVAC and Sponsor

In connection with the organization of SVAC, on October 5, 2020, 5,750,000 Founder Shares were purchased by Sponsor for the amount of $25,000, pursuant to a Purchase Agreement (the “Founder Purchase Agreement”). The Founder Purchase Agreement provided that up to 750,000 Founder Shares purchased by Sponsor were subject to forfeiture to the extent that the underwriter of the IPO did not exercise its overallotment option in full. On January 8, 2021, the underwriters exercised their over-allotment option in full, and accordingly, no Founder Shares were forfeited

The description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 10.5 to the Registration Statement on Form S-1 filed by SVAC with the SEC on October 9, 2020.

Unit Subscription Agreement between SVAC and Sponsor

On January 8, 2021, simultaneously with the closing of the IPO, Sponsor purchased 660,000 Placement Units (as defined in the Initial Subscription Agreement) pursuant to a Subscription Agreement (the “Initial Subscription Agreement”). The Placement Units and the securities underlying such Placement Units are subject to a lock up provision in the Initial Subscription Agreement, which provides that such securities shall not be transferable, saleable or assignable until 30 days after the consummation of SVAC’s initial business combination, subject to certain limited exceptions as described in the Insider Letter.

The description of the Initial Subscription Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed by SVAC as Exhibit 10.5 to the Current Report on Form 8-K filed by SVAC with the SEC on January 11, 2021.

Insider Letter

On January 5, 2021, in connection with the IPO, SVAC and Sponsor entered into a letter agreement (the “Insider Letter”). Pursuant to the Insider Letter, Sponsor agreed (A) to vote its Founder Shares, any SVAC Ordinary Shares underlying the Placement Units and any public shares in favor of any proposed business combination, (B) not to propose an amendment to SVAC’s Existing Organizational Documents that would modify the substance or timing of SVAC’s obligation to redeem the public shares if SVAC does not consummate a business combination within 24 months from the completion of the IPO or any other provisions relating to stockholders’ rights or pre-initial business combination activity, unless SVAC provides the holders of public shares with the opportunity to redeem such shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, (C) not to redeem any Founder Shares and any shares underlying the Placement Units into the right to receive cash from the Trust Account in connection with a shareholder vote to approve SVAC’s proposed initial business combination or a vote to amend the provisions of SVAC’s Existing Organizational Documents relating to shareholders’ rights or pre-business combination activity and (D) that the Founder Shares and any SVAC Ordinary Shares underlying the Placement Units shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Sponsor also agreed that in the event of the liquidation of the Trust Account, it will indemnify and hold harmless SVAC against any and all loss, liability, claims, damage and expense whatsoever which SVAC may become subject as a result of any claim by any vendor or other person who is owed money by SVAC for services rendered or products sold to or contracted for SVAC, or by any target business with which SVAC has discussed entering into a transaction agreement, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Account; provided that such indemnity shall not apply if such vendor or prospective target business executes an agreement waiving any claims against the Trust Account.

The description of the Insider Letter is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed by SVAC as Exhibit 10.1 to the Form 8-K filed by SVAC with the SEC on January 11, 2021.

Disposition

On December 17, 2021, Sponsor distributed all of its 660,000 Placement Units to Alan Kestenbaum, Robert Tilliss GST Exempt 2020 Trust, and Steven Horowitz for no payment. Mr. Kestenbaum received 330,000 Placement Units (and the underlying warrants of such Placement Units), Robert Tilliss GST Exempt 2020 Trust received 165,000 Placement Units (and the underlying warrants of such Placement Units) and Mr. Horowitz received 165,000 Placement Units (and the underlying warrants of such Placement Units).

Amended and Restated Registration Rights Agreement

The Business Combination Agreement contemplates that, at the Closing, SVAC and the holders set forth on Exhibit A thereto will enter into the Amended and Restated Registration Rights Agreement, pursuant to which SVAC will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain of SVAC’s Class A Ordinary Shares and other equity securities of SVAC that are held by the parties thereto from time to time. Additionally, the Amended and Restated Registration Rights Agreement will (a) modify the up-to-one year lock-up previously set forth in the side letter dated January 5, 2021 between SVAC and Sponsor to provide that 3,004375 Class A Ordinary Shares of SVAC issuable upon the conversion of the Founder Shares (as defined in the Amended and Restated Registration Rights Agreement) shall be released at the Company Exchange Effective Time (as defined in the Business Combination Agreement) (b) provide for a lock-up of SVAC’s Class A Ordinary shares issuable to certain principal Company Stockholders (as defined in the Amended and Restated Registration Rights Agreement) in the Company Exchange ending on the earlier of (i) six months from the closing date of the business combination, (ii) the first date that the closing price of SVAC’s Class A Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-trading-day period commencing at least 90 days after the closing date of the business combination and (iii) the date on which SVAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction, provided, that half of the shares issued to one principal DNEG Stockholder will be released at the Company Exchange Effective Time and (c) provide for a lock-up of SVAC’s Class A Ordinary Shares issuable to certain parties affiliated with DNEG ending on the earlier of (i) with respect to 25% of SVAC’s Class A Ordinary Shares held by such parties, six months from the closing date of the business combination, (ii) with respect to the remaining 75% of SVAC’s Class A Ordinary Shares held by such parties, two years from the closing date of the business combination and (iii) the date on which SVAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction. The Amended and Restated Registration Rights Agreement will amend, restate and supersede the Registration Rights Agreement dated January 5, 2021 among SVAC and other parties thereto.

The description of the Amended and Restated Registration Rights Agreement is qualified in its entirety by reference to the full text of such form of agreement, a copy of which was filed by SVAC as an exhibit to the Business Combination Agreement which was filed as Exhibit 2.1 to the Form 8-K filed by SVAC with the SEC on January 25, 2022 (and is incorporated by reference herein as Annex D).

Sponsor Support Agreement

On January 25, 2022, SVAC, DNEG and Sponsor entered into the Sponsor Support Agreement, pursuant to which, among other things, Sponsor agreed to (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) retain and not redeem its holdings in SVAC prior to the Closing, (iii) waive its anti-dilution rights, and (iv) deliver the Amended and Restated Registration Rights Agreement in connection with the Closing, but conditioned upon Closing, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

The description of the Sponsor Support Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed by SVAC as Exhibit 10.1 to the Form 8-K filed by SVAC with the SEC on January 25, 2022 (and is incorporated by reference herein as Annex C).

Backstop Agreement

On January 25, 2022, SVAC, DNEG and Sponsor entered into the Backstop Agreement, pursuant to which, among other things, Sponsor has committed to utilize Sponsor’s reasonable commercial efforts to consummate the PIPE Investment and committed to purchase SVAC’s Class A Ordinary Shares in the backstop subscription (as defined in the Business Combination Agreement) at $10.00 per share solely for purposes of consummating the transactions contemplated hereby in an aggregate amount up to $350 million less the commitments received from PIPE Investors, conditioned upon Closing on the terms and subject to the conditions set forth in the Backstop Agreement.

The description of the Backstop Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed by SVAC as Exhibit 10.2 to the Form 8-K filed by SVAC with the SEC on January 25, 2022 (and is incorporated by reference herein as Annex F).

Subscription Agreements

On January 25, 2022, concurrently with the execution of the Business Combination Agreement, SVAC entered into the PIPE Subscription Agreements with the PIPE Investors, pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed at a purchase price of $10.00 per share and $168 million in the aggregate for 16,800,000 SVAC Class A Ordinary Shares. In addition SVAC is continuing discussions with certain other potential private investors. The PIPE Investment will be consummated substantially concurrently with the Closing. Sponsor has entered into a Subscription Agreement with SVAC and has agreed to purchase 5,500,000 Class A Ordinary Shares pursuant thereto (the “Sponsor PIPE Subscription”).

The PIPE Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, SVAC is required to file a re-sale registration statement no later than 30 calendar days following the Closing. Additionally, SVAC is required to use its commercially reasonable efforts to have the registration statement declared effective as of the 90th calendar day following the Closing after the filing thereof, but no later than the earlier of (i) the 135th calendar day following the Closing if the SEC notifies SVAC that it will “review” the registration statement and (ii) the 10th business day after the date SVAC is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. SVAC must use commercially reasonable efforts to keep the registration statement effective until the earliest of: (i) the date that such PIPE Investor ceases to hold any Registrable Securities (as defined in the PIPE Subscription Agreements), (ii) the date all Registrable Securities held by such PIPE Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for SVAC to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) the date that all Registrable Securities held by such PIPE Investor may be sold pursuant to another exemption from registration and (iv) two years from the effective date of the registration statement.

The PIPE Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (ii) the mutual written agreement of the parties to such Subscription Agreement and DNEG, and (iii) at PIPE Investor’s election, on the End Date, if the Closing has not occurred on or before such date.

Sponsor’s PIPE Subscription Agreements includes two unique terms which provides Sponsor with (i) credit against a $50 million purchase amount for purchases from SVAC Class A Ordinary Shareholders otherwise seeking redemption and (ii) the ability to assign its PIPE Subscription Agreement.

Sponsor Operating Agreement

Sponsor is in the process of amending and restating its operating agreement. The parties acknowledge that Alan Kestenbaum is expected to provide $50 million and Robert Tilliss, through the Robert Tilliss GST Exempt 2020 Trust, and Steven Horowitz are each expected to provide $2.5 million to enable Sponsor to complete Sponsor PIPE Subscription, and accordingly, the members of Sponsor who are entitled to the Founder Shares will agree that the value of the Founder Shares would be reallocated to Messrs. Kestenbaum and Horowitz and Robert Tilliss GST Exempt 2020 Trust, respectively, in proportion to their additional capital contributions to Sponsor, to the extent that the closing price for the shares is below $10 per share three days after a resale registration statement for the shares is declared effective by the SEC.

Option Awards

On January 21, 2022, the SVAC Board approved agreements to issue options for 25,000 of SVAC Class A Ordinary Shares to each of Joseph D. Ragan III and Jeff Bradley promptly following the Closing of the Business Combination.

DNEG

Loan Agreements

DNEG has taken loans (the “De-Fi Loan”) from De-Fi Media Limited (“De-Fi”), a wholly-owned subsidiary of Prime Focus Limited. Under the De-Fi Loan, De-Fi agreed to provide DNEG with a temporary on demand loan without interest in the amount of $0.5 million. The De-Fi Loan was repaid in full in April 2021.

DNEG has provided loans (the “PF World Limited Loan”) to PF World Limited, a wholly-owned subsidiary of Prime Focus Limited in Mauritius and indirect parent company of DNEG. Under the PF World Limited Loan, DNEG agreed to provide PF World Limited with a loan in the amount of $43.3 million. The PF World Limited Loan has an interest rate linked to LIBOR plus fixed margin determined on an arm’s length basis. Approximately $45.9 million (including interest) remained outstanding under the PF World Limited Loan as of December 31, 2021. PF World Limited intends to repay all amounts outstanding under the PF World Limited Loan on consummation of the transaction.

Shared Service Support Costs

Prime Focus Limited shares resources for procurement, secretarial and other support services with DNEG India Media Services Limited (DNEG). DNEG made payments towards the shared service support costs in the amount of approximately $363 thousand and $334 thousand during the year ended March 31, 2021 and the nine months ended December 31, 2021, respectively.

Rental Agreements

DNEG India Media Services Limited (“DNEG India”), an Indian entity and wholly-owned subsidiary of DNEG, currently leases office space at Mainframe, Royal Palms, Aarey Colony, Goregoan (East), Mumbai- 400065, pursuant to the terms of a lease agreement dated October 3, 2017, (the “Mainframe Lease”) with Prime Focus Limited. Under the terms of the Mainframe Lease, DNEG India pays Prime Focus Limited base rent of $0.2 million per month. DNEG India made payments under the Mainframe Lease in the amount of $1.8 million and $1.4 million during the year ended March 31, 2021 and the nine months ended December 31, 2021, respectively. The current term of the Mainframe Lease will expire on March 31, 2022. Pursuant to the terms of the Mainframe Lease, DNEG India provided deposits totaling $1.1 million as of December 31, 2021 as well as $6.2 million towards buildout of a new premises to be taken on lease.

Contributed business of Prime Focus Limited (“Contributed Business”) leases office space at Mumbai pursuant to the terms of a Lease Agreement dated October 31, 2018, (the “Blooming Buds Lease”) with Blooming Buds Coaching Pvt Ltd., an Indian company controlled by Namit Malhotra, the Chief Executive Officer of DNEG, and members of his family. Under the terms of the Blooming Buds Lease, Contributed Business pays Blooming Buds Coaching Pvt Ltd. base rent of $0.1 million per month. Contributed Business made payments under the Blooming Buds Lease in the amount of $644,000 and $483,000 during the year ended March 31, 2021 and the nine months ended December 31, 2021, respectively and provided a deposit of $0.7 million.

During the fiscal year ended March 31, 2021 DNEG North America Inc (“DNEG”) shared the facilities with Prime Focus Technologies, Inc., a Delaware company and indirect subsidiary of Prime Focus Limited, pursuant to which DNEG and Prime Focus Technologies, Inc. share the costs of a facility at Los Angeles, CA. DNEG made payments to the amount of $170,000 and zero during the year ended March 31, 2021 and the nine months ended December 31, 2021, respectively.

Deferred Consideration Payable

Pursuant to DNEG’s acquisition of Prime Focus Limited’s VFX business on January 1, 2020, DNEG had outstanding balances owing to Prime Focus Limited of $18.5 million as of December 31, 2021, respectively. DNEG intends to repay all outstanding amounts on consummation of the transaction.

Recharge of Expenses

Prime Focus Limited and its affiliates currently recharges its subsidiaries, including DNEG, for costs incurred for certain expenses such as insurance and Amazon Web Services for Prime Focus Limited and its subsidiaries as a whole. DNEG paid approximately $256,000 and $255,000 to Prime Focus Limited and its affiliates for these recharges during the fiscal year ended March 31, 2021 and the nine-months ended December 31, 2021, respectively.

Business Segment Contribution

On January 22, 2022, DNEG and Prime Focus Limited approved an agreement for Prime Focus Limited to contribute a business segment to DNEG that provides various media production services, including rental of studios, cameras and other equipment for a consideration of $48.9 million (the “Contribution”). The Contribution is subject to lender and other regulatory approvals which are expected to be obtained by March 2022.

Namit Malhotra

On May 18, 2021, Namit Malhotra, the Chief Executive Officer of DNEG, through his wholly-owned entity A2R, acquired 336,291 DNEG Ordinary I shares from existing shareholders of DNEG.

On August 6, 2021, Namit Malhotra, through A2R, acquired 187,500 Class B preferred shares of DNEG from existing shareholders of DNEG.

In connection with the Business Combination and prior to the Closing, SVAC and DNEG have agreed that Namit Malhotra shall have the right to transfer 375,505 DNEG Options to A2R. A2R has the right to exercise such DNEG Options to convert them into a corresponding number of DNEG Ordinary Shares. A2R may transfer approximately 262,227 DNEG Ordinary Shares to Novator in satisfaction of debt it owes to Novator.

DESCRIPTION OF NEW DNEG SECURITIES

As a result of the Business Combination, your rights as a holder of New DNEG securities will be governed by the Proposed Organizational Documents, the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time (the “Companies Act”) and the common law of the Cayman Islands. The following description of the material terms of New DNEG’s securities reflects the anticipated state of affairs upon the Closing.

The following summary of the material terms of New DNEG’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Proposed Organizational Documents is attached as Annex B to this proxy statement. You are encouraged to read the applicable provisions of the Companies Act and the Proposed Organizational Documents in their entirety for a complete description of the rights and preferences of New DNEG’s securities following the Business Combination.

General

Pursuant to the Proposed Organizational Documents, which will be adopted at Closing, New DNEG will be authorized to issue [        ] ordinary shares and [        ] preference shares, $0.0001 par value each.

As of [ • ], 2022, the record date, SVAC had approximately [23,660,000] SVAC Class A Ordinary Shares, [5,750,000] SVAC Class B Ordinary Shares and warrants to purchase [220,000] SVAC Ordinary Shares, issued and outstanding. As of such date, there were [ • ] holders of record of SVAC Class A Ordinary Shares, [ • ] holders of record of SVAC Class B Ordinary Shares, and [ • ] holders of record of SVAC Warrants. After giving effect to the Business Combination and based on the number of SVAC Ordinary Shares outstanding as of the record date, New DNEG will have outstanding approximately [ • ] New DNEG Ordinary Shares (assuming no redemptions) [ • ] warrants to purchase New DNEG Ordinary Shares.

As provided in the Proposed Organizational Documents, subject to the Companies Act, New DNEG will have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. New DNEG’s registered office will be PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Ordinary Shares

Dividends.    The holders of New DNEG Ordinary Shares will be entitled to such dividends as may be declared by New DNEG’s board of directors subject to the Companies Act and the Proposed Organizational Documents.

Voting Rights.    At a general meeting, every shareholder is entitled to one vote for each New DNEG Ordinary Share on all matters upon which the New DNEG Ordinary Shares are entitle to vote. Unless specified in the Companies Act, the Proposed Organizational Documents or applicable stock exchange rules, an ordinary resolution under Cayman Islands law (being the affirmative vote of a majority of the shareholders who attend and vote at a general meeting will be required to approve any such matter voted on by New DNEG’s shareholders). Approval of certain actions, including amending the Proposed Organizational Documents and approving a statutory merger or consolidation with another company, will require a special resolution under Cayman Islands law and pursuant to the Proposed Organizational Documents. A special resolution under Cayman Islands law requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting. Shareholders may also act by unanimous written resolution.

Liquidation or Dissolution.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of New DNEG Ordinary Shares shall be distributed among the holders of the New DNEG Ordinary Shares in accordance with the Companies Act and the Proposed Organizational Documents. If New DNEG’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by New DNEG’s shareholders proportionately.

Variations of Rights of Shares.    All or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not New DNEG is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them, the creation, allotment or issuance of further shares (whether ranking in priority to, pari passu or subsequent to them) pursuant to the board of director’s ability to issue preference shares in the manner described in “Anti-Takeover Provisions” below or the redemption or purchase of any shares of any class by New DNEG. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Other Provisions.    The New DNEG Ordinary Shares do not have any pre-emptive or other subscription rights.

Preference Shares

The Proposed Organizational Documents will authorize [ ] preference shares and provide that preference shares may be issued from time to time in one or more series. New DNEG’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. New DNEG’s board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of New DNEG’s board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. New DNEG will have no preference shares issued and outstanding at Closing. Although New DNEG not currently intend to issue any preference shares, New DNEG cannot assure you that it will not do so in the future.

Redeemable Warrants

Public Shareholders’ Warrants

Upon the closing, each whole warrant will entitle the registered holder to purchase one New DNEG Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. The warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

New DNEG will not be obligated to issue any New DNEG Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the New DNEG Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to New DNEG satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and New DNEG will not be obligated to issue a New DNEG Ordinary Share upon exercise of a warrant unless the New DNEG Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will New DNEG be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the New DNEG Ordinary Share underlying such unit.

New DNEG will be obligated to use its commercially reasonable efforts to file as soon as practicable, but in no event later than 20 business days after the Closing, with the SEC a registration statement for the Registration, under the Securities Act, of the New DNEG Ordinary Shares issuable upon exercise of the warrants, and New DNEG will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the Closing, and to maintain the effectiveness of such registration statement and a current prospectus relating to those New DNEG Ordinary Shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if New DNEG Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, New DNEG may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event New DNEG so elects, New DNEG will not be required to file or maintain in effect a registration statement, but New DNEG will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the New DNEG Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when New DNEG will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but New DNEG will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of New DNEG Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of New DNEG Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the New DNEG Ordinary Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per New DNEG Ordinary Share equals or exceeds $18.00. Once the warrants become exercisable, New DNEG may call the warrants for redemption (except as described herein in certain circumstances with respect to the placement warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the New DNEG Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before New DNEG send the notice of redemption to the warrant holders.

New DNEG will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the New DNEG Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those New DNEG Ordinary Shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by New DNEG, New DNEG may exercise its redemption right even if New DNEG is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

New DNEG has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and New DNEG issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the New DNEG Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per New DNEG Ordinary Share equals or exceeds $10.00.    Once the warrants become exercisable, New DNEG may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of New DNEG Ordinary Shares determined by reference to the table below, based on the redemption date and the “fair market value” of New DNEG Ordinary Shares (as defined below) except as otherwise described below;

•        if, and only if, the closing price of New DNEG Ordinary Shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before New DNEG send the notice of redemption to the warrant holders; and

•        if the closing price of the New DNEG Ordinary Shares for any 20 trading days within a 30-trading day period ending three trading days before New DNEG send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Anti-dilution Adjustments”), the placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of New DNEG Ordinary Shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by New DNEG pursuant to this redemption feature, based on the “fair market value” of New DNEG Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of New DNEG Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. New DNEG will provide its warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares issuable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares issuable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of New DNEG Ordinary Shares
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of New DNEG Ordinary Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of New DNEG Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 New DNEG Ordinary Shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of New DNEG Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 New DNEG Ordinary Shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 New DNEG Ordinary Shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by New DNEG pursuant to this redemption feature, since they will not be exercisable for any New DNEG Ordinary Shares.

This redemption feature differs from the typical warrant redemption features used by many other blank check companies, which typically only provide for a redemption of warrants for cash (other than in certain circumstances with respect to the placement warrants) when the trading price for the New DNEG Ordinary Shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the New DNEG Ordinary Shares are trading at or above $10.00 per public share, which may be at a time when the trading price of New DNEG Ordinary Shares is below the exercise price of the warrants. SVAC established this redemption feature to provide New DNEG with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per New DNEG Ordinary Share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the of January 5, 2021. This redemption right provides New DNEG with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to its capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. New DNEG will be required to pay the applicable redemption price to warrant holders if New DNEG choose to exercise this redemption right and it will allow New DNEG to quickly proceed with a redemption of the warrants if New DNEG determine it is in its best interest to do so. As such, New DNEG would redeem the warrants in this manner when New DNEG believe it is in its best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, New DNEG can redeem the warrants when the New DNEG Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to its capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If New DNEG choose to redeem the warrants when the New DNEG Ordinary Shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer New DNEG Ordinary Shares than they would have received if they had chosen to wait to exercise their warrants for New DNEG Ordinary Shares if and when such New DNEG Ordinary Shares Were trading at a price higher than the exercise price of $11.50.

No fractional New DNEG Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, New DNEG will round down to the nearest whole number of the number of New DNEG Ordinary Shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the New DNEG Ordinary Shares pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the New DNEG Ordinary Shares, New DNEG (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption procedures.

A holder of a warrant may notify New DNEG in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the New DNEG Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.    If the number of outstanding New DNEG Ordinary Shares is increased by a capitalization or share dividend payable in New DNEG Ordinary Shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of New DNEG Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase New DNEG Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of New DNEG Ordinary Shares equal to the product of (i) the number of New DNEG Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New DNEG Ordinary Shares) and (ii) one minus the quotient of (x) the price per New DNEG Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for New DNEG Ordinary Shares, in determining the price payable for New DNEG Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of New DNEG Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the New DNEG Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if New DNEG, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all of the holders of the New DNEG Ordinary Shares on account of such New DNEG Ordinary Shares (or other securities into which the warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the New DNEG Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of New DNEG Ordinary Shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each New DNEG Ordinary Share in respect of such event.

If the number of outstanding New DNEG Ordinary Shares is decreased by a consolidation, combination or reclassification of New DNEG Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of New DNEG Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding New DNEG Ordinary Shares.

Whenever the number of New DNEG Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of New DNEG Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of New DNEG Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding New DNEG Ordinary Shares (other than those described above or that solely affects the par value of such New DNEG Ordinary Shares), or in the case of any merger or consolidation of New DNEG with or into another corporation (other than a consolidation or merger in which New DNEG is the continuing corporation and that does not result in any reclassification or reorganization of its outstanding New DNEG Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of New DNEG as an entirety or substantially as an entirety in connection with which New DNEG are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the New DNEG Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of New DNEG Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding New DNEG Ordinary Shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the New DNEG Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of New DNEG Ordinary Shares in such a transaction is payable in the form of New DNEG Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and SVAC. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the IPO prospectus, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of a majority of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, a copy of which was filed by SVAC as Exhibit 4.1 to the Current Report on Form 8-K filed by SVAC with the SEC on January 11, 2021.

The warrant holders do not have the rights or privileges of holders of New DNEG Ordinary Shares or any voting rights until they exercise their warrants and receive New DNEG Ordinary Shares. After the issuance of New DNEG Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrants may be exercised only for a whole number of New DNEG Ordinary Shares. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, New DNEG will, upon exercise, round down to the nearest whole number the number of New DNEG Ordinary Shares to be issued to the warrant holder.

New DNEG has agreed that, subject to applicable law, any action, proceeding or claim against New DNEG arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and New DNEG irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Risks Related to SVAC and the Business Combination — Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Placement Warrants

Sponsor purchased 220,000 placement warrants in a private placement that occurred on the IPO closing date. Except as described below, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The placement warrants (including the New DNEG Ordinary Shares issuable upon exercise of the placement warrants) are not transferable, assignable or salable until 30 days after the Closing (except pursuant to limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Placement Units,” to New DNEG’s officers and directors and other persons or entities affiliated with the initial purchasers of the placement units) and they are not be redeemable by New DNEG (except as described above under “ Public Shareholders’ Warrants” Redemption of warrants for New DNEG Ordinary Shares when the price per New DNEG Ordinary Share equals or exceeds $10.00”) so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the placement warrants on a cashless basis. If the placement warrants are held by holders other than Sponsor or its permitted transferees, the placement warrants will be redeemable by New DNEG in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Any amendment to the terms of the placement warrants or any provision of the warrant agreement with respect to the placement warrants will require a vote of holders of a majority of the then outstanding placement warrants.

Except as described above under “Public Shareholders’ Warrants — Redemption procedures and cashless exercise,” if holders of the placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of New DNEG Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of New DNEG Ordinary Shares underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the New DNEG Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the holders of warrants. The reason that New DNEG has agreed that these warrants will be exercisable on a cashless basis so long as they are held by Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with New DNEG following a business combination. If they remain affiliated with New DNEG, their ability to sell New DNEG’s securities in the open market will be significantly limited. New DNEG expects to have policies in place that restrict insiders from selling its securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell New DNEG’s securities, an insider cannot trade in New DNEG’s securities if he or she is in possession of material non-public information. Accordingly, unlike public SVAC shareholders who could exercise their warrants and sell the New DNEG Ordinary Shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, New DNEG believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

New DNEG’s Transfer Agent and Warrant Agent

The transfer agent for New DNEG Ordinary Shares and warrant agent for New DNEG’s warrants is Continental Stock Transfer & Trust Company. New DNEG has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Material Cayman Islands Corporate Law Considerations

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments. Set forth below is a summary of the material provisions of the Companies Act applicable to New DNEG.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 ⅔% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        New DNEG is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    Maples and Calder (Cayman) LLP, New DNEG’s Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, New DNEG will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) New DNEG’s officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Directors’ Fiduciary Duties.    As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, the courts of England and Wales and the Commonwealth of Nations (collectively, the “Commonwealth”) have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    The Proposed Organizational Documents provides that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals.    Cayman Islands law does not provide shareholders any right to put proposals before a general meeting or requisition a general meeting. However, these rights may be provided in articles of association.

The Proposed Organizational Documents provides that New DNEG’s board of directors shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition not less than 25% in par value of the issued shares which as at that date carry the right to vote at general meetings.

Shareholders seeking to bring business before an annual general meeting or to nominate candidates for appointment as directors at an annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual general meeting or, if New DNEG did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by New DNEG’s board of directors with such deadline being a reasonable time before New DNEG begins to print and send its related proxy materials.

Other than this right to requisition a general meeting, the Proposed Organizational Documents does not provide New DNEG’s shareholders other rights to put a proposal before a general meeting.

As an exempted Cayman Islands company, New DNEG is not obliged by law to call annual general meetings pursuant to Cayman Islands law; however, for so long as New DNEG’s securities are listed on Nasdaq, New DNEG will be required to call annual general meetings pursuant to Nasdaq listing rules.

Cumulative Voting.    There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the Proposed Organizational Documents do not provide for cumulative voting.

Removal of Directors.    Under the Proposed Organizational Documents, directors may be removed with or without cause, by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting.

Transactions with Significant Shareholders.    Cayman Islands law has no statute prohibiting a company from engaging in certain business combinations with its significant shareholders. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and the Proposed Organizational Documents, New DNEG may be wound up, liquidated or dissolved by a special resolution of New DNEG’s shareholders.

Variation of Rights of Shares.    Under Cayman Islands law and the Proposed Organizational Documents, if New DNEG’s share capital is divided into more than one class of shares, New DNEG may vary the rights attached to any class with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents.    As permitted by Cayman Islands law, the Proposed Organizational Documents may only be amended with a special resolution of New DNEG’s shareholders.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

New DNEG has been advised by Maples and Calder (Cayman) LLP, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against New DNEG judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against New DNEG predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    New DNEG will be an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

•        “Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Amended and Restated Memorandum and Articles of Association.    The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provide otherwise. Accordingly, although New DNEG could amend any of the provisions relating to its structure and business plan which are contained in the Proposed Organizational Documents, New DNEG views all of these provisions as binding obligations to New DNEG’s shareholders and neither New DNEG, nor its officers or directors, will take any action to amend or waive any of these provisions unless New DNEG provides dissenting public SVAC shareholders with the opportunity to redeem their public shares.

Anti-Takeover Provisions

Some provisions of the Proposed Organizational Documents may discourage, delay or prevent a change of control of New DNEG’s company or management that shareholders may consider favorable, including provisions that authorize New DNEG’s board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by New DNEG’s shareholders.

However, under Cayman Islands law, New DNEG’s directors may only exercise the rights and powers granted to them under the Proposed Organizational Documents for a proper purpose and for what they believe in good faith to be in the best interests of New DNEG.

Indemnification of Directors and Executive Officers and Limitation of Liability

As New DNEG will be a Cayman Islands exempted company, the laws of the Cayman Islands will be relevant to the provisions relating to indemnification of New DNEG’s directors and officers. Although the Companies Act does not specifically restrict a Cayman Islands exempted company’s ability to indemnify its directors or officers, it does not expressly provide for such indemnification either. Certain Commonwealth case law (which is likely to be persuasive in the Cayman Islands), however, indicates that the indemnification is generally permissible, unless there had been willful default, willful neglect, breach of fiduciary duty, unconscionable behavior or behavior which falls within the broad stable of conduct identifiable as ‘equitable fraud’ on the part of the director or officer in question.

The Proposed Organizational Documents provides that each of New DNEG’s directors, agents or officers shall be indemnified out of New DNEG’s assets against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default. No indemnified person shall be liable to New DNEG for any loss or damage incurred by New DNEG as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, willful neglect or willful default of such indemnified person. No person shall be found to have committed actual fraud, willful neglect or willful default under the Proposed Organizational Documents unless or until a court of competent jurisdiction shall have made a finding to that effect.

New DNEG will also entered into indemnification agreements with its directors and executive officers under New York law, pursuant to which New DNEG will agree to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was New DNEG’s director or officer. Except with respect to expenses to be reimbursed by New DNEG in the event that the indemnified person has been successful on the merits or otherwise in defines of the action, suit or proceeding, New DNEG’s obligations under the indemnification agreements are subject to certain customary restrictions and exceptions.

In addition, New DNEG will maintain standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to New DNEG with respect to payments which may be made by it to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Data Protection — Cayman Islands

New DNEG will have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts New DNEG’s shareholders on notice that through your investment in New DNEG you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, “New DNEG” refers to New DNEG and its affiliates and/or delegates, except where the context requires otherwise.

Investor Data

New DNEG will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. New DNEG will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct its activities on an ongoing basis or to comply with legal and regulatory obligations to which it is subject. New DNEG will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In New DNEG’s use of this personal data, New DNEG will be characterized as a “data controller” for the purposes of the Data Protection Act, while its affiliates and service providers who may receive this personal data from New DNEG in the conduct of its activities may either act as New DNEG’s “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

New DNEG may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides New DNEG with personal data on individuals connected to you for any reason in relation your investment in New DNEG, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How New DNEG May Use a Shareholder’s Personal Data

New DNEG, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

1.      where this is necessary for the performance of New DNEG’s rights and obligations under any purchase agreements;

2.      where this is necessary for compliance with a legal and regulatory obligation to which New DNEG is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

3.      where this is necessary for the purposes of New DNEG’s legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should New DNEG wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), New DNEG will contact you.

Why New DNEG May Transfer Your Personal Data

In certain circumstances New DNEG may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

New DNEG anticipates disclosing personal data to persons who provide services to New DNEG and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on New DNEG’s behalf.

The Data Protection Measures New DNEG Will Take

Any transfer of personal data by New DNEG or its duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

New DNEG and its duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

New DNEG shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

SECURITIES ACT RESTRICTIONS ON RESALE OF NEW DNEG SECURITIES

Subject to restrictions applicable to shell companies or former shell companies, Rule 144 under the Securities Act (“Rule 144”) provides that a person who has beneficially owned restricted SVAC Ordinary Shares, restricted SVAC Units, or restricted SVAC Warrants for at least six months would be entitled to sell these securities provided that (i) such person is not deemed to have been an affiliate of SVAC at the time of, or at any time during the three months preceding, a sale and (ii) SVAC is subject to periodic reporting requirements under the Exchange Act for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as SVAC was required to file reports) preceding the sale.

Persons who have beneficially owned restricted SVAC Ordinary Shares or SVAC warrants for at least six months but who are affiliates of SVAC at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of SVAC Ordinary Shares then outstanding; or

•        the average weekly reported trading volume of SVAC Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of SVAC under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about SVAC.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

SVAC anticipates that following the consummation of the Business Combination, it will no longer be a shell company,. Accordingly, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of SVAC restricted securities. Sponsor and its affiliates will be able to sell the Ordinary Shares issuable upon the conversion of their Founder Shares and their private placement warrants pursuant to Rule 144 without registration one year after SVAC has completed the Business Combination.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to the Existing Organizational Documents, stockholders of SVAC seeking to bring business before an annual general meeting or to nominate candidates for appointment as directors at the annual general meeting must deliver notice to the principal executive offices of SVAC not less than 120 calendar days before the date of the SVAC’s proxy statement released to its stockholders in connection with the previous year’s annual general meeting or, if SVAC did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the SVAC Board with such deadline being a reasonable time before SVAC begins to print and send its related proxy materials.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the board of directors of SVAC, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Sports Ventures Acquisition Corp., 9705 Collins Ave 1901N, Bal Harbour, FL 33154. Following the Business Combination, such communications should be sent to DNEG, Inc., 160 Great Portland St Fitzrovia, London W1W 5QA. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non- management directors.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, SVAC and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of SVAC’s annual report to shareholders and SVAC’s proxy statement. Upon written or oral request, SVAC will deliver a separate copy of the annual report to shareholders or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that SVAC deliver single copies of such documents in the future. Shareholders receiving multiple copies of such documents may request that SVAC deliver single copies of such documents in the future. Shareholders may notify SVAC of their requests by calling or writing SVAC at its principal executive offices at 9705 Collins Ave 1901N, Bal Harbour, FL 33154 or (786) 650-0074.

ENFORCEABILITY OF CIVIL LIABILITY

SVAC is a Cayman Islands exempted company, and, as such, the rights of SVAC’s shareholders and the civil liability of SVAC’s directors and executive officers will be governed in certain respects by the laws of the Cayman Islands. The ability of SVAC’s shareholders in certain countries other than the Cayman Islands to bring an action against SVAC, its directors and executive officers may be limited under applicable law.

As a result, you may have difficulty serving legal process within the United States upon SVAC or its directors or executive officers who are not citizens of the United States. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against SVAC or its directors or executive officers who are not citizens of the United States, in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. In addition, it is not clear whether a Cayman Islands’ court would impose civil liability on SVAC or any of its directors and executive officers in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Cayman Islands. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

SVAC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on SVAC at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, SVAC’s corporate website under the heading “Filings”, at https://www.sportsventuresacq.com. SVAC’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

All information contained in this proxy statement relating to SVAC has been supplied by SVAC, and all such information relating to DNEG has been supplied by DNEG, respectively. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement or any document incorporated by reference in this proxy statement, or if you have any questions about the Business Combination, you should contact via phone or in writing:

Individuals call toll-free:
Banks and Brokerage Firms, please call
Email:

If you are a stockholder of SVAC and would like to request documents, please do so no later than five business days before the extraordinary general meeting in order to receive them before the extraordinary general meeting. If you request any documents from         ,          will mail them to you by first class mail, or another equally prompt means. Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

SPORTS VENTURES ACQUISITION CORP.

INDEX TO AUDITED 2021 FINANCIAL STATEMENTS OF SPORTS VENTURES ACQUISITION CORP.

PRIME FOCUS WORLD N.V. AND ITS SUBSIDIARIES

INDEX TO COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2019, 2020 AND 2021

INDEX TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE NINE MONTHS ENDED DECEMBER 31, 2020 AND 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of
Sports Ventures Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sports Ventures Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the year ended December 31, 2021 and the period from September 24, 2020 (inception) through December 31, 2020), and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and the period from September 24, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by January 8, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
March 1, 2022

PCAOB Number 100

SPORTS VENTURES ACQUISITION CORP.
BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Cash	$440,475	$—
Deferred offering costs	—	154,103
Prepaid expenses and other current assets	376,485	—
Total current assets	816,960
Other assets	6,189	—
Investments held in Trust Account	230,026,577	—
Total Assets	$230,849,726	$154,103

Liabilities, Commitments and Contingencies, and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable and offering costs	$653,838	$114,697
Due to related parties	117,453	21,666
Total current liabilities	771,291	136,363
Derivative warrant liabilities	4,811,441	—
Deferred underwriting discount	8,050,000	—
Total liabilities	13,632,732	136,363

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value, 23,000,000 and no shares issued and outstanding at redemption value of $10.00 per share at December 31, 2021 and 2020, respectively	230,000,000	—

Shareholders’ (Deficit) Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized, 660,000 and 0 shares issued and outstanding (excluding the 23,000,000 and no shares subject to possible redemption) at December 31, 2021 and 2020, respectively	66	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 shares issued and outstanding at December 31, 2021 and 2020, respectively	575	575
Additional paid-in capital	—	24,425
Accumulated deficit	(12,783,647)	(7,260)
Total Shareholders’ (Deficit) Equity	(12,783,006)	17,740
Total Liabilities, Commitments and Contingencies, and Shareholders’ (Deficit) Equity	$230,849,726	$154,103

The accompanying notes are an integral part of these financial statements.

SPORTS VENTURES ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the year ended December 31, 2021	For the period from September 24, 2020 (inception) through December 31, 2020
Operating costs	$1,531,939	$7,260
Loss from operations	(1,531,939)	(7,260)

Other income (expense):
Interest earned on cash and investments held in Trust Account	26,577	—
Offering costs allocated to derivative warrant liabilities	(658,002)	—
Change in fair value of derivative warrant liabilities	7,098,895	—
Total other income, net	6,467,470	—

Net income (loss)	$4,935,531	$(7,260)

Basic and diluted weighted average shares outstanding of redeemable and non-redeemable Class A ordinary shares subject to possible redemption	23,206,247	—
Basic and diluted net income per share, redeemable and non-redeemable Class A ordinary shares subject to possible redemption	$0.17	$—
Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,750,000	5,750,000
Basic and diluted net income (loss) per share, Class B ordinary shares	$0.17	$(0.00)

The accompanying notes are an integral part of these financial statements.

SPORTS VENTURES ACQUISITION CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE
PERIOD FROM SEPTEMBER 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Retained Earnings/ Accumulated Deficit	Total Shareholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount
Balance – September 24, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(7,260)	(7,260)
Balance as of December 31, 2020	—	$—	5,750,000	$575	24,425	$(7,260)	$17,740
Sale of 660,000 Private Placement Units on January 8, 2021	660,000	66	—	—	6,267,372	—	6,267,438
Accretion of Class A ordinary shares subject to redemption	—	—	—	—	(6,291,797)	(17,711,918)	(24,003,715)
Net income	—	—	—	—	—	4,935,531	4,935,531
Balance – December 31, 2021	660,000	$66	5,750,000	$575	$—	$(12,783,647)	$(12,783,006)

The accompanying notes are an integral part of these financial statements.

SPORTS VENTURES ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2021	For The Period from September 24, 2020 (Inception) Through December 31, 2020
Cash Flows from Operating Activities:
Net income (loss)	$4,935,531	$(7,260)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on cash and investments held in Trust Account	(26,577)	—
Change in fair value of warrant liabilities	(7,098,895)	—
Offering costs allocated to warrant liabilities	658,002	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(376,485)	—
Other assets	(6,189)	—
Accounts payable and accrued expenses	693,244	7,260
Net cash used in operating activities	(1,221,369)	—

Cash Flows from Investing Activities:
Cash invested in Trust Account	(230,000,000)	—
Net cash used in investing activities	(230,000,000)	—

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting commissions	229,566,057	—
Proceeds from issuance of Private Placement Units	6,600,000	—
Borrowings from related party	131,855	—
Payment of borrowings from related party	(14,402)	—
Proceeds from note payable-related party	182,457	—
Payment of note payable-related party	(204,123)	—
Payment of underwriter discount	(4,600,000)	—
Net cash provided by financing activities	231,661,844	—

Net Change in Cash	440,475	—
Cash – Beginning of period	—	—
Cash – End of period	$440,475	$—

Supplemental disclosure of cash flow information:
Deferred offering costs paid by Sponsor under promissory note	$—	$15,585
Deferred offering costs included in accrued expenses	$—	$113,518
Deferred offering costs paid by Sponsor in exchange for issuance of Founder Shares	$—	$25,000
Deferred underwriting commissions payable charged to additional paid-in capital	$8,050,000	$—

The accompanying notes are an integral part of these financial statements.

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Organization and General

Sports Ventures Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on September 24, 2020. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not commenced any operations. All activity for the period from September 24, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“IPO”), which is described below and since the IPO, searching for a target to complete its Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments in the Company’s Trust Account and recognizes changes in the fair value of the derivative warrant liabilities as other income (expense).

On January 25, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Prime Focus World N.V., a public limited liability company incorporated in The Netherlands (“Prime Focus World”), PF Overseas Limited, a limited liability company incorporated in Mauritius, Prime Focus 3D Cooperatief U.A., a Dutch cooperative association and Sponsor (see Note 10).

The Company’s sponsor is AKICV LLC, a Delaware limited liability company (the “Sponsor”).

Financing

The registration statement for the Company’s IPO was declared effective January 5, 2021 (the “Effective Date”). On January 8, 2021, the Company consummated its IPO of 23,000,000 units (“Units”), including 3,000,000 Units issued pursuant to the full exercise of the underwriters’ over-allotment option. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share, and one-third of one redeemable warrant of the Company (each whole warrant, a “Public Warrant”), with each Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $230,000,000.

Simultaneously with the closing of the IPO, pursuant to the Unit Subscription Agreement, the Company completed the private sale of 660,000 Units (the “Private Placement Units”) to Sponsor at a purchase price of $10.00 per Private Placement Units, generating gross proceeds to the Company of $6,600,000. The Private Placement Units include 220,000 warrants to purchase an aggregate of 220,000 Class A ordinary shares of the Company (the “Private Placement Warrants”). The Private Placement Units are identical to the Units sold in the IPO, except as otherwise disclosed in Note 4. No underwriting discounts or commissions were paid with respect to such sale. Each Unit consists of one share of Class A ordinary shares, and one-third redeemable warrant to purchase one share of Class A ordinary shares at a price of $11.50 per whole share, generating gross proceeds of $6,600,000, which is described in Note 3.

As reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on January 25, 2022, on January 25, 2022, the Company, Prime Focus World and Sponsor entered into the Backstop Agreement, pursuant to which, among other things, Sponsor has committed to utilize Sponsor’s reasonable commercial efforts to consummate the Common Equity Financing (as defined in the Business Combination Agreement) and committed to purchase the Company’s Class A Ordinary Shares in the backstop subscription at the Closing Stock Price solely for purposes of consummating the transactions contemplated hereby in an aggregate amount up to $350,000,000 less the commitments received from PIPE Investors (described below) (see note 10).

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

On January 25, 2022, concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) on substantially two forms with certain institutional and private investors (collectively, the “PIPE Investors”). The PIPE Investors have collectively subscribed at a purchase price of $10.00 per share and $168,000,000 in the aggregate for 16,800,000 shares of the Company’s Class A Ordinary Shares (the “PIPE Investment”). The PIPE Investment will be consummated substantially concurrently with the Closing (see Note 10.

Trust Account

Following the closing of the IPO on January 8, 2021, $230,000,000 (approximately $10.00 per Unit) from the net offering proceeds of the sale of the Units in the IPO and the sale of the Private Placement Units was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), the proceeds from this IPO and the Private Placement Units will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated certificate of incorporation and (iii) the redemption of all of its public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of this IPO, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public SVAC shareholders.

Initial Business Combination

The Company will provide its public SVAC shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer, if the Prime Focus Business Combination is not consummated. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will have until January 8, 2023 to consummate a Business Combination (the “Combination Period”). However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate.

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

The Company’s Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed (i) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete its initial Business Combination by January 8, 2023 (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame).

Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third-party (other than the Company’s independent auditors) for services rendered or products sold to us, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether Sponsor has sufficient funds to satisfy their indemnity obligations and believe that Sponsor’s only assets are securities of the Company. We have not asked Sponsor to reserve for such obligations.

Liquidity and Capital Resources

As of December 31, 2021, the Company had cash outside the Trust Account of $440,475 available for working capital needs. All remaining investments held in the Trust Account are generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination, pay tax obligations or to redeem ordinary shares. In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5).

The Company anticipates that the $440,475 outside of the Trust Account as of December 31, 2021, will be sufficient to allow the Company to operate for at least the next 12 months from the issuance of these financial statements, assuming that a Business Combination is not consummated during that time. However, until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and may use Working Capital Loans (as defined in Note 5) from Sponsor, the Company’s officers and directors, or their respective affiliates (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating the Business Combination is less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the Business Combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution, should the Company be unable to complete a business combination, raises substantial doubt about the Company’s ability to continue as a going concern. We have until January 8, 2023 to consummate a Business Combination. It is uncertain that we will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after January 8, 2023.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the derivative warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Investments Held in Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Offering Costs Associated with IPO

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs amounted to $13,083,943 of which $658,022 were allocated to the warrant liabilities and expensed immediately and $12,425,941 were charged to temporary equity upon completion of the IPO and the exercise of the over-allotment option.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2021 and 2020, 23,000,000 and zero shares of Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period.

At December 31, 2021, the Class A ordinary shares reflected in the balance sheet is reconciled in the following table:

Gross proceeds from IPO	$230,000,000
Less:
Proceeds allocated to Public Warrants	(11,577,774)
Class A ordinary share issuance costs	(12,425,941)
Plus:
Accretion of carrying value to redemption value	24,003,715

Contingently redeemable Class A ordinary shares	$230,000,000

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Income Taxes

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Net Income Per Ordinary Share

The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. The 7,886,667 potential ordinary shares for outstanding warrants to purchase the Company’s shares were excluded from diluted earnings per share for the year ended December 31, 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of ordinary shares:

	For the year ended December 31, 2021		For The Period from September 24, 2020 (Inception) Through December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss)	$3,955,456	$980,075	$—	$(7,260)

Denominator:
Weighted-average shares outstanding	23,206,247	5,750,000	—	5,750,000

Basic and diluted net income (loss) per share	$0.17	$0.17	$—	$(0.00)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, (excluding the warrant liability) which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets primarily due to their short-term nature.

Derivative Warrant Liabilities

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. The Company’s derivative instruments are recorded at fair value as of the IPO (January 8, 2021) and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument. As the warrants meet the definition of a derivative, the warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the statement of operations in the period of change. In accordance with ASC 825-10 “Financial Instruments”, the Company has concluded that a portion of the transaction costs which directly related to the IPO and the Private Placement, which were previously charged to shareholders’ equity, should be allocated to the Warrants based on their relative fair value against total proceeds, and recognized as transaction costs in the statements of operations.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt — debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Initial Public Offering

Pursuant to the IPO, the Company sold 23,000,000 Units, including 3,000,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable on the later of 30 days after the completion of the initial Business Combination or January 8, 2022 and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. (See Note 9)

All of the 23,000,000 Class A ordinary shares sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Articles of Association. In accordance with U.S. GAAP, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.

If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.

Note 4 — Private Placement

Simultaneously with the closing of the IPO, Sponsor purchased an aggregate of 660,000 Private Placement Units, at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $6,600,000. A portion of the purchase price of the Private Placement Units were added to the proceeds from the IPO held in the Trust Account.

Each Private Placement Unit was identical to the Units sold in the IPO, except for the Class A shares in these units which are non-redeemable and the Private Placement Warrants (see Note 9). If the Company does not complete its initial Business Combination by January 8, 2023, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of its public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Note 5 — Related Party Transactions

Founder Shares

In October 2020, the Company issued 5,750,000 Class B ordinary shares to Sponsor for $25,000, or approximately $0.004 per share. Up to 750,000 shares were subject to forfeiture by Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised. In connection with the underwriters’ full exercise of their over-allotment option on January 8, 2021, the 750,000 founder shares were no longer subject to forfeiture.

Sponsor has agreed not to transfer, assign or sell any of their founder shares until the earliest of (a) one year after the completion of an initial Business Combination and (b) subsequent to the initial Business Combination, (x) if the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its public SVAC shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

Administrative Service Fee

The Company has agreed, commencing on January 6, 2021, to pay Sponsor or its affiliate a monthly fee of an aggregate of $10,000 for office space, administrative and shared personnel support services. This arrangement will terminate upon completion of a Business Combination or liquidation. During the year ended December 31, 2021 and for the period from September 24, 2020 (inception) through December 31, 2020, the Company recognized $118,387 and no expenses, respectively, in administrative service fee expense in the statements of operations, which is included in due to related party on the balance sheets as of December 31, 2021 and 2020.

Promissory Note — Related Party

On October 5, 2020, the Company issued an unsecured promissory note to Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of this IPO. This loan is non-interest bearing, unsecured and due at the earlier of September 30, 2021 or the closing of this IPO. The promissory note of $204,123 was repaid upon closing of the IPO and borrowings under this promissory note are no longer available.

Due to Related Parties

The Company owes $117,453 to related parties for the administrative service fee after a payment of $934. These amounts are non-interest bearing and are due on demand.

Related Party Loans

In order to finance transactions costs in connection with a Business Combination, post the Company’s IPO, Sponsor or an affiliate of Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes a Business Combination, the Company would repay the working capital loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the working capital loans but no proceeds held in the Trust Account would be used to repay the working capital loans. Up to $1,500,000 of such loans may be convertible into Units at a price of $10.00 per Unit at the option of the lender at the time of the Business Combination. The Units would be identical to the Private Placement Units sold in the private placement. At December 31, 2021 and 2020, there were no amounts of working capital loans outstanding respectively.

Note 6 — Recurring Fair Value Measurements

Investments Held in Trust Account

As of December 31, 2021, the investments in the Company’s Trust Account consisted of $230,026,577 invested in U.S. Money Market funds. The Company considers all investments with original maturities of more than three months but less than one year to be short-term investments.

Fair values of the Company’s investments in the Trust Account are classified as Level 1 utilizing quoted prices (unadjusted) in active markets for identical assets.

Derivative Warrant Liabilities

At December 31, 2021, the Company’s warrant liability was valued at $4,811,441. Under the guidance in ASC 815-40 the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations.

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Recurring Fair Value Measurements (cont.)

Recurring Fair Value Measurements

Since all of the Company’s permitted investments consist of U.S. Money Market funds, fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.

The Company’s Public Warrants liability is based on quoted prices (unadjusted) with less volume and transaction frequency than active markets and is classified as a Level 2 valuation. The Company’s Private Placement Warrants are economically equivalent to the Company’s Public Warrants. For the period ending December 31, 2021 the Public Warrants were reclassified from a Level 3 to a Level 2 classification.

The following table presents fair value information as of December 31, 2021 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. At December 31, 2020 the Company did not have any financial assets or liabilities that were accounted for at fair value on a recurring basis.

Description	Level	December 31, 2021
Assets:
Investments held in Trust – U.S. Money Market	1	$230,026,577
Liabilities:
Public Warrants	2	$4,676,667
Private Placement Warrants	2	$134,774

Measurement

On December 31, 2021 the Company valued the Public Warrants and Private Placement Warrants using traded prices.

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our Warrants classified as Level 3:

	Private Placement	Public	Warrant Liabilities
Fair value at December 31, 2020	$—	$—	$—
Initial value of warrant liability at January 8, 2021	332,562	11,577,774	11,910,336
Change in valuation inputs or other assumptions	(197,788)	(4,601,107)	(4,798,895)
Public warrants transfer to Level 2		(6,976,667)	(6,976,667)
Private placement warrants transfer to Level 2	(134,774)	—	(134,774)
Fair value at December 31, 2021	$—	$—	$—

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The Public Warrants transferred from a Level 3 measurement to a Level 2 fair value measurement at March 31, 2021 and the Private Placement Warrants transferred from a Level 3 measurement to a Level 2 fair value measurement at December 31, 2021.

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Commitments and Contingencies

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of the IPO, (ii) Private Placement Warrants which were issued in a private placement simultaneously with the closing of the IPO and the Class A ordinary shares underlying such Private Placement Warrants and (iii) Private Placement Warrants that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the prospectus to purchase up to an additional 3,000,000 units to cover over-allotments, if any, at $10.00 per Unit. Simultaneously with the closing of the IPO on January 8, 2021, the underwriters fully exercised the over-allotment option to purchase 3,000,000 Units, generating an aggregate of gross proceeds of $30,000,000.

On January 8, 2021, the Company paid a fixed underwriting discount of $0.20 per Unit, $4,600,000 in the aggregate, in connection with the IPO. Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5%, or $8,050,000, of the gross proceeds of the IPO upon the completion of the Company’s initial Business Combination.

Note 8 — Shareholders’ Equity (Deficit)

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021 and 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. At December 31, 2021 and 2020, there were 23,660,000 and zero shares issued and outstanding, including 23,000,000 and zero shares subject to redemption at December 31, 2021 and December 31, 2020, respectively.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. There were 5,750,000 shares of Class B ordinary shares issued and outstanding at December 31, 2021 and 2020.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that holders of the Class B ordinary shares will have the right to appoint all of the Company’s directors prior to the initial Business Combination and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like.

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Warrants

At December 31, 2021 and 2020, there were 7,666,667 and no Public Warrants outstanding and 220,000 and no Private Placement Warrants outstanding, respectively.

Each whole warrant entitles the holder to purchase one share of the Company’s Class A ordinary shares at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of January 8, 2022 or 30 days after the completion of its initial Business Combination, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A ordinary shares underlying the warrants is then effective and a prospectus is current. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A ordinary shares underlying such unit.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company send the notice of redemption to the warrant holders.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the IPO, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be

SPORTS VENTURES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Warrants (cont.)

exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the Company takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 25, 2022, the Company entered into a Business Combination Agreement with Prime Focus World N.V., a public limited liability company incorporated in The Netherlands, PF Overseas Limited, a limited liability company incorporated in Mauritius, Prime Focus 3D Cooperatief U.A., a Dutch cooperative association and Sponsor.

On January 25, 2022, the Company, Prime Focus World and Sponsor entered into the Backstop Agreement, pursuant to which, among other things, Sponsor has committed to utilize Sponsor’s reasonable commercial efforts to consummate the Common Equity Financing (as defined in the Business Combination Agreement) and committed to purchase the Company’s Class A Ordinary Shares in the backstop subscription at the Closing Stock Price solely for purposes of consummating the transactions contemplated hereby in an aggregate amount up to $350,000,000 less the commitments received from PIPE Investors (described below).

On January 25, 2022, concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements on substantially two forms with PIPE Investors. The PIPE Investors have collectively subscribed at a purchase price of $10.00 per share and $168,000,000 in the aggregate for 16,800,000 shares of the Company’s Class A Ordinary Shares. The PIPE Investment will be consummated substantially concurrently with the Closing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’ and Board of Directors of Prime Focus World, NV
Amsterdam, The Netherlands

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Prime Focus World, NV and subsidiaries (the “Company”) as of March 31, 2021 and 2020, the related combined statements of operations, comprehensive income (loss), equity (deficit), and cash flows for each of the three years in the period ended March 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 3 to the financial statements, effective April 1, 2019, the Company adopted new accounting standard Financial Accounting Standard Board Accounting Standard Codification 842, Leases, using the modified retrospective approach.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matters

As discussed in Note 1 to the financial statements, a studio rental business of Prime Focus Limited (“PFL”), the Company’s parent (the “Contributed Business”), was contributed in December 2021 to the Company. The financial position and results of operations of the Contributed Business has been combined with the consolidated financial position and results of operations of the Company for all periods presented. As PFL and the Company are under common control, the assets and liabilities of the Contributed Business have been recorded in the financial statements using PFL’s carrying basis.

As discussed in Notes 1 and 20 to the financial statements, the financial statements include significant transactions and affiliations between the Company and PFL or affiliates of PFL. Accordingly, the financial statements may not be indicative of the financial condition that would have existed or the results of operations that would have been achieved if the Company had operated without such affiliations.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 16, 2022

We have served as the Company’s auditor since 2021.

PRIME FOCUS WORLD N.V.
COMBINED BALANCE SHEETS
(In thousands, except share and per share data)

	As of March 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$41,172	$33,073
Trade and other receivables (net of allowances for doubtful accounts of $4,193 and $3,990 as of March 31, 2021 and 2020, respectively)	120,876	122,454
Prepaid expenses and other current assets	8,546	9,877
Total current assets	170,594	165,404
Property, plant and equipment, net	43,169	51,635
Operating lease right-of-use assets	85,847	65,144
Content investments and revenue participation rights	1,072	—
Trade and other receivables	12,716	4,288
Deferred tax assets, net	27,278	28,243
Income tax receivables	3,242	1,399
Goodwill	73,635	67,754
Intangible assets, net	29,998	24,609
Other non-current assets	3,540	3,334
Total assets	$451,091	$411,810
Liabilities, convertible redeemable preferred shares, and equity (deficit)
Current liabilities
Accounts payable	$31,144	$27,416
Accrued liabilities	34,414	19,680
Current portion of long-term debt and other	49,306	36,745
Operating lease liabilities	11,111	9,133
Income tax payable	2,624	2,342
Deferred revenue	17,819	38,026
Other current liabilities	9,784	17,520
Total current liabilities	156,202	150,862
Debt, net of financing cost	227,792	237,934
Operating lease liabilities	97,230	71,072
Deferred tax liabilities, net	1,786	1,557
Other non-current liabilities	3,160	2,894
Total liabilities	486,170	464,319
Commitments and contingencies (Note 18)
Convertible redeemable preferred shares
Class B convertible redeemable preferred shares (€0.01 par value; 1,000,000 shares authorized; 187,500 and 187,500 shares issued and outstanding at March 31, 2021 and 2020, respectively)	14,777	14,003
Equity (deficit)
Net parent company investment	(9,227)	(23,476)
Accumulated other comprehensive loss	(41,568)	(43,036)
Total parent company deficit	(50,795)	(66,512)
Non-controlling interest	939	—
Total deficit	(49,856)	(66,512)
Total liabilities, convertible redeemable preferred shares, and equity (deficit)	$451,091	$411,810

The accompanying notes are an integral part of these combined financial statements.

PRIME FOCUS WORLD N.V.
COMBINED STATEMENTS OF OPERATIONS
(In thousands)

	Year ended March 31,
	2021	2020	2019
Revenue	$306,603	$368,840	$320,143
Operating expenses
Employee benefits expense, net	(179,303)	(248,140)	(198,339)
Depreciation and amortization expense	(30,062)	(30,093)	(32,595)
Other operating expenses, net	(57,707)	(66,691)	(46,640)
Related party other operating expenses, net	(2,385)	(1,972)	(2,348)
Operating income	37,146	21,944	40,221
Other income (expense)
Interest income	190	141	193
Interest expense	(13,577)	(12,998)	(15,877)
Income before income taxes	23,759	9,087	24,537
Income tax (expense) benefit	(11,277)	(7,278)	1,004
Net income	12,482	1,809	25,541
Add: Net loss attributable to non-controlling interests	612	—	—
Net income attributable to parent	$13,094	$1,809	$25,541

The accompanying notes are an integral part of these combined financial statements.

PRIME FOCUS WORLD N.V.
COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands)

	Year ended March 31,
	2021	2020	2019
Net income	$12,482	$1,809	$25,541
Other comprehensive income (loss), net of income tax:
Exchange differences on translating foreign operations	1,436	(14,892)	(10,645)
Total comprehensive income (loss) for the year	13,918	(13,083)	14,896
Net loss attributable to non-controlling interests	612	—	—
Other comprehensive loss attributable to non-controlling interests	32	—	—
Total comprehensive income (loss) for the year attributable to parent	$14,562	$(13,083)	$14,896

The accompanying notes are an integral part of these combined financial statements.

PRIME FOCUS WORLD N.V.
COMBINED STATEMENTS OF EQUITY (DEFICIT)
(In thousands)

	Net parent company investment	Accumulated other comprehensive loss	Non-controlling Interest	Total equity (deficit)
Balances at March 31, 2018	$32,945	$(17,499)	$—	$15,446
Net income (loss)	25,541	—	—	25,541
Other comprehensive (loss)	—	(10,645)	—	(10,645)
Net transaction with parent and affiliates	(33,353)	—	—	(33,353)
Ordinary II share repurchased	(21,500)	—	—	(21,500)
Stock compensation expense(1)	682	—	—	682
Balances at March 31, 2019	4,315	(28,144)	—	(23,829)
Transition impact of New Lease Standard (ASC 842)	(2,016)	—	—	(2,016)
Net income (loss)	1,809	—	—	1,809
Other comprehensive (loss)	—	(14,892)	—	(14,892)
Net transaction with parent and affiliates	(44,178)	—	—	(44,178)
Stock compensation expense(1)	16,594	—	—	16,594
Balances at March 31, 2020	(23,476)	(43,036)	—	(66,512)
Net income (loss)	13,094	—	(612)	12,482
Other comprehensive income (loss)	—	1,468	(32)	1,436
Net transaction with parent and affiliates	832	—	—	832
Contribution from non-controlling interest holders (NCI)	—	—	1,583	1,583
Stock compensation expense(1)	323	—	—	323
Balances at March 31, 2021	$(9,227)	$(41,568)	$939	$(49,856)

____________

(1)      This amount in equity corresponds to stock compensation charge recorded through income statement for the years ended March 31, 2021, 2020 and 2019, for equity awards. In addition, amount recorded outside equity for stock compensation expense recorded for liability awards totaled $1,394, $663 and $43 for the year ended March 31, 2021, 2020 and 2019, respectively.

The accompanying notes are an integral part of these combined financial statements.

PRIME FOCUS WORLD N.V.

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended March 31,
	2021	2020	2019
Net income	$12,482	$1,809	$25,541
Adjustments to reconcile net income to net cash from operations:
Depreciation and amortization expense	30,062	30,093	32,595
Stock compensation expense	1,717	17,257	725
Deferred tax	4,244	(718)	(5,262)
Write off and amortization of debt financing cost	1,341	456	3,948
Non-cash lease expense	6,716	6,240	—
Provision for doubtful receivables, deposits, and advances	706	2,421	737
Loss on sale of investment	578	—	—
(Gain) on modification of leases	(634)	—	—
Loss on disposal of property, plant and equipment (net)	871	—	49
Net unrealized foreign exchange loss (gain)	(869)	(2,343)	(1,119)
Changes in operating assets and liabilities:
Trade and other receivables	2,596	(44,091)	(16,694)
Prepaid expenses and other current assets	1,638	(1,230)	(8,485)
Content investments and revenue participation rights	(1,072)	—	—
Other non-current assets	(8)	(487)	(623)
Accounts payable and accrued liabilities	9,246	(93)	3,411
Other current liabilities	(8,624)	26,387	2,853
Deferred revenue	(23,643)	24,433	(9,249)
Operating lease liabilities	(2,301)	(7,483)	—
Other non-current liabilities	2,323	2,852	(2,421)
Net cash flow from operating activities	37,369	55,503	26,006
Cash flow from investing activities
Purchases of property, plant and equipment	(3,557)	(8,494)	(2,251)
Purchase of intangible assets (including under development)	(6,949)	(8,450)	(6,158)
Proceeds from disposal of property, plant and equipment	—	—	178
Total cash used in investing activities	(10,506)	(16,944)	(8,231)

Cash flow from financing activities
Repayment of lease liabilities	(12,471)	(12,261)	(12,390)
Proceeds from long-term borrowings	—	—	124,850
Repayments of long-term borrowings	(7,298)	(8,588)	(104,264)
Proceeds from short-term borrowings	54,414	215,150	111,810
Repayment of short-term borrowings	(59,842)	(144,893)	(68,993)
Proceeds from (repayment of) bank overdrafts (net)	4,665	(2,330)	(2,615)
(Distribution to) contribution from parent	1,017	(59,269)	(33,295)
Payment of long-term debt financing cost	(918)	(785)	(3,415)
Deferred/contingent consideration towards acquisitions	—	—	(5,480)
Buyback of Ordinary II shares	—	—	(21,500)
Total cash used in financing activities	(20,433)	(12,976)	(15,292)

Effect of exchange rates on cash and cash equivalents	2,872	(2,266)	(4,125)
Changes in cash, cash equivalents and restricted cash	9,302	23,317	(1,642)
Cash, cash equivalents and restricted cash at the beginning of the year	33,261	9,944	11,586

PRIME FOCUS WORLD N.V.

COMBINED STATEMENTS OF CASH FLOWS

(In thousands) — (Continued)

	Year Ended March 31,
	2021	2020	2019
Cash, cash equivalents and restricted cash at the end of the year	$42,563	$33,261	$9,944

Supplemental disclosure of cash flow information:
Cash paid for interest (net)	$10,596	$15,613	$13,497
Cash paid for income taxes	8,888	9,001	4,555
Non-cash transactions
Purchase of Property, plant and equipment and Intangible assets financed by accounts payable and finance lease	10,390	10,021	11,544
PFW issued 372,223 Ordinary I shares of €0.01 each to PF World Limited, the Group’s intermediate holding company, upon conversion of share subscription amount	—	14,685	—
Operating lease right-of-use assets on new lease transactions	21,601	482	—
Lease incentive receivable on new lease transactions	3,657	—	—

The accompanying notes are an integral part of these combined financial statements.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

1.      General information

Prime Focus World N.V. (“PFW”) is a private limited company incorporated on August 16, 2011 and domiciled in The Netherlands. The registered office is Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands.

PFW, its subsidiaries and joint venture (together “PFW Group” or “Group” or the “Company” or “we”) are a global technology services entity providing computer-generated visual special effects, or VFX, services through a variety of outputs, including photoreal image generation, two dimension to three dimension, or 2D to 3D, content conversion and animation services for visual content used in film, television, over-the-top, or OTT, virtual reality, or VR, and location-based entertainment. PFW is a subsidiary of Prime Focus Limited (“PFL” or “the Parent”), a company incorporated in India and listed on the National Stock Exchange and Bombay Stock Exchange under the symbols PFOCUS and 532748, respectively. PFW is more commonly known by the name “DNEG” within the entertainment industry.

As discussed in Note 20, the combined financial statements for the periods presented include significant transactions and affiliations between the PFW and the Parent or affiliates of the Parent. Accordingly, the accompanying combined financial statements may not be indicative of the financial condition that would have existed or the results of operations that would have been achieved if the PFW had operated without such affiliations. The accompanying combined financial statements present the historical results of operations and assets and liabilities of PFW and the other production services business (described below) as if they were operated on a standalone basis. The net effect of transactions with PFL and affiliates, are reflected in the combined statements of cash flow as a financing activity and in the combined balance sheets as net parent company investment.

All figures, except share and per share data, are in USD thousands ($’000s) unless otherwise specified.

Contribution of Other Production Service Business from Parent

On January 22, 2022, the boards of PFW and PFL approved an agreement for PFL to contribute a business segment of PFL to PFW in exchange for consideration of $48.9 million. The business segment contributed to PFW consists of a business that provides various media production services, including rental of studios, cameras and other equipment and is referred to in these combined financial statements as the “other production services business”. The contribution of the other production services business to PFW is subject to lender and other regulatory approvals which are expected to be obtained by June 30, 2022. The consideration for the other production services business will be transferred to PFL by PFW through the settlement of a portion of existing outstanding affiliate receivables that PFW has from PFL at the time of the closing of the business combination as discussed in Note 22 — Events after the balance sheet date.

Given that the other production services business and PFW are under common control, the accompanying combined financial statements include the balance sheet and results of operations of the other production services business starting from April 1, 2018 as if the other production services business was part of PFW from inception and applied consistent US generally accepted accounting principles. As PFL and the Company are under common control, the assets and liabilities of the Contributed Business have been recorded in the financial statements using PFL’s carrying basis. Any intercompany balances between the other production services business and PFW have been eliminated, including the amount of the consideration agreed to between PFW and PFL for the other production services business, in combining the other production services business with PFW’s operations for all periods presented.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

1.      General information (cont.)

The following summarizes the financial statement amounts of the other production services business included in the accompanying combined financial statements for each of the periods presented:

	As of March 31, 2021	As of March 31, 2020
Cash	$—	$—
Trade receivable	4,240	6,244
Property, plant and equipment	16,552	17,873
Operating lease right-of-use assets	4,731	5,322
Other assets	718	1,045
Total assets	26,241	30,484
Total liabilities	11,194	16,119
Net assets	$15,047	$14,365
	Year ended March 31, 2021	Year ended March 31, 2020	Year ended March 31, 2019
Revenue	$8,283	$16,304	$16,687
Expenses	(8,825)	(14,054)	(13,648)
Income tax benefit (expense)	—	(582)	(912)
Net income (loss)	$(542)	$1,668	$2,127

2.      Summary of significant accounting policies

Basis of presentation and combination

These combined financial statements have been prepared in accordance with United States (“U.S.”) Generally Accepted Accounting Principles (“U.S. GAAP”). The combined financial statements include the operations of PFW, its wholly owned subsidiaries and joint venture for which PFW is the primary beneficiary and the other production services business contributed by the Parent. All intercompany balances and transactions have been eliminated in combination.

Use of estimates and assumptions in preparing combined financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. It also requires management to exercise judgment in applying the Group’s accounting policies. On an ongoing basis, PFW evaluates its estimates, including, among others, those related to revenue, allowance for doubtful accounts, fair value measurements including common stock valuations, useful lives of property, plant and equipment, goodwill and finite-lived intangible assets, accounting for income taxes, stock-based compensation expense, content investments and revenue participation rights, and commitments and contingencies. PFW’s estimates are based on historical experience, its future expectations and the relevant market information that are believed to be reasonable and supportable. The combination of these factors forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from its current estimates and those differences may be material.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

The coronavirus disease (“COVID-19”) pandemic has negatively impacted the macroeconomic environment in the United States and globally, as well as the media and entertainment industry. These impacts have also negatively impacted our business, financial condition and results of operations. Starting in the first quarter of 2020, global media production activity declined significantly, in part from government restrictions on activity occurring at productions sets and movie theatres, and did not begin to recover until later in third and fourth quarters of 2020 and into calendar 2021. This drop in production activity resulted in declines in our revenues in the year ended March 31, 2021. While production activity has continued to recover, due to the evolving and uncertain nature of COVID-19, it is possible that it could materially impact our estimates, particularly those that require consideration of forecasted financial information. These estimates relate to certain accounts including, but not limited to, receivables, deferred income tax assets, finite and indefinite lived intangible assets, including goodwill, and other long-lived assets. The magnitude of the impact will depend on numerous evolving factors that we may not be able to accurately predict or control, including the duration and extent of the pandemic, the impact of federal, state, local and foreign governmental actions, customer behavior in response to the pandemic and such governmental actions, and the economic and operating conditions that we may face in the aftermath of COVID-19.

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and held with banks including demand deposits, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less. The Company’s cash balances exceed those that are federally or governmentally insured. To date, the Company has not recognized any losses caused by uninsured balances.

Restricted Cash — The Group classifies all cash whose use is limited by contractual provisions as restricted cash. Restricted cash arises from the requirement for the Company to maintain cash of $1,391 and $188 as collateral for bank guarantees as of March 31, 2021 and 2020, respectively.

Reconciliation of Cash, cash equivalents and restricted cash:

	As of March 31,
	2021	2020
Cash and cash equivalents	$41,172	$33,073
Restricted cash (included in other non-current assets)	1,391	188
Total cash, cash equivalents, and restricted cash	$42,563	$33,261

Accounts receivable

Receivables are reported at estimated net realizable values. Accordingly, the Group estimates allowances for doubtful accounts. The allowance for doubtful accounts reflects estimates of credit losses based on historical experience, as well as current and expected economic conditions and industry trends. As part of forming these estimates, the Group also reviews delinquency status determined by classifying or aging individual invoices in terms of the length of the period past due, analyzing historical account write-off rates relative to receivable balances, based on economic conditions and based on the credit worthiness of individual customers. Receivables are written off when determined to be uncollectible.

Investment in content production and revenue participation rights

During the fiscal year ended March 31, 2021, PFW recorded investments in content production and participation rights of approximately $1.1 million, and expects to make further such investments in the future. The CODM is not regularly reviewing discrete financial information concerning content investments and revenue participation rights, and has not established separate management processes for the new line of business such that it does not represent a separate reportable segment. Results of operations for the content investment and revenue participation rights business were insignificant for the year ended March 31, 2021.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

The Group recognizes its investments in content production and participation rights as financial assets held at amortized cost. The Group applies the expected credit loss model for recognizing impairment losses on the financial assets. In its assessment the Group considers the entire production cycle of content development from initial concept to ultimate monetization, and the expected cash flows from green lit projects. The Group estimates the cash inflows expected in excess of the investment amount using the expected value method, and records as variable consideration the portion, if any, of that amount for which it is probable that a significant reversal will not subsequently occur. This consideration is recognized as revenue from content investments and participation rights.

Business combinations

Business combinations are accounted for using the acquisition method. The Group measures and recognizes separately from Goodwill the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their acquisition-date fair values.

When the consideration in a business combination includes an asset or liability resulting from a contingent consideration arrangement, the contingent consideration is measured at its acquisition date fair value and included as part of the consideration transferred. Changes in the fair value of the contingent consideration that qualify as measurement period (period not exceeding one year) adjustments are adjusted retrospectively, with corresponding adjustments against goodwill. The subsequent accounting for changes in fair value of contingent consideration that do not qualify as measurement period adjustments depends on how the contingent consideration is classified. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates.

In the case of Business combinations that are under common control, the net assets are recognized by the Group at the historical cost of the parent of the entities under common control. Any difference between the proceeds transferred and the carrying amounts of the net assets is recognized in equity. The effect of common control acquisition is reflected in the combined Balance Sheet and the combined Statements of Operations on a combined basis for all the years presented under which the entities were under common control.

Goodwill

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the assets acquired and liabilities assumed. Goodwill is not amortized but is evaluated for impairment annually, or more frequently if indicators of impairment are present or changes in circumstances suggest that impairment may exist. The Group comprises one operating segment with operating performance information available and reviewed by the Chief Operating Decision Maker (“CODM”) only at the Group. Accordingly, Goodwill is tested for impairment at the Group level. To test goodwill for impairment, the Group first performs a qualitative assessment to determine if it is more likely than not that the carrying amount of a reporting unit exceeds its fair value. If factors indicate that the fair value of the reporting unit is less than its carrying amount, the Group performs a quantitative assessment and the fair value of the reporting unit is determined under the income approach by analyzing the expected present value of future cash flows. If the carrying amount of the reporting unit is greater than its fair value, the reporting unit’s goodwill is impaired. The goodwill impairment is equal to the difference between the carrying amount of the reporting unit and its fair value, not to exceed the carrying amount of the goodwill.

The Group performed a qualitative assessment as of March 31, 2021 and 2020. Based on this assessment, the Group determined that it was not more-likely-than-not that the goodwill was impaired.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and any provision for impairment. Depreciation is calculated to write down the cost of fixed assets to their residual values on a straight-line basis over their estimated useful economic life as follows:

Equipment, fixtures and fittings	Over 3 to 13 years
Motor vehicles	Over 4 to 5 years
Leasehold improvements	Over the period of the lease or useful economic life, whichever is shorter

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in the Combined Statements of Operations.

Intangible assets

Externally acquired finite-lived intangible assets are stated at cost less accumulated amortization and impairment. Intangible assets are amortized on a straight-line basis over their estimated useful economic lives. The estimated useful economic life and amortization method are reviewed at the end of each reporting period, any change in estimate is accounted for on a prospective basis.

At initial recognition, intangible assets acquired in a business combination are recognized at their fair value as of the date of acquisition. Following initial recognition, intangible assets are carried at cost less accumulated amortization and impairment losses, if any, and are amortized on a straight-line basis over the estimated useful life of the asset.

The Group capitalizes certain qualified costs incurred in connection with the development of internal-use software. The Group evaluates the costs incurred during the application development stage of internal use software to determine whether the costs meet the criteria for capitalization. Costs related to preliminary project activities and post implementation activities including maintenance are expensed as incurred. Capitalized software is stated at cost less accumulated amortization.

Finite-lived intangible assets that were acquired in a business combination, such as trade names, customer relationships and developed technology are amortized on a straight-line basis over their estimated useful economic lives. The Group has determined the following estimated useful lives based on the nature of the asset, including any contractual periods of use, and by review of publicly-available estimates used by companies within the general entertainment industry:

Software and developed technology	Up to 8 years
Brand	Indefinite life
Other intangible assets – Trade names	Up to 8 years

The period of amortization starts at the point at which the asset becomes available to produce economic returns, which in the case of acquired intangibles is when the associated asset is purchased.

Intangible assets with indefinite useful economic lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use. Gains or losses arising from de-recognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset are recognized in the Combined Statements of Operations when the asset is derecognized.

Leases and Right of Use Assets

As discussed in Note 3, on April 1, 2019, the Group adopted ASC 842, Leases. Under ASC 842, the Group determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in the Combined Balance Sheets. Finance leases are included in property, plant and equipment, current portion of long-term debt and other, and debt in the Combined Balance Sheets.

Operating lease and finance lease ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease and finance lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, the Group generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that Group will exercise that option. Operating lease expense for lease payments is recognized on a straight-line basis over the lease term under other operating expenses under the heading ‘Operating lease expense’. The Group has lease agreements with lease and non-lease components which are accounted as a single lease component. Finance lease expense is recognized under Interest expense as interest on finance lease liability and under Depreciation and Amortization as depreciation of equipment acquired under finance lease arrangement.

Lease (for periods up to March 31, 2019)

Where substantially all of the risks and rewards incidental to ownership of a leased asset have been transferred to the Group (a “finance lease”), the asset is treated as if it had been purchased outright. The amount initially recognized as an asset is the lower of the fair value of the leased property, plant and equipment, and the present value of the minimum lease payments payable over the term of the lease. The corresponding lease commitment is shown as a liability. The interest element of lease payments is charged to the Combined Statements of Operations over the period of the lease and is calculated so that it represents a constant proportion of the lease liability. The capital element reduces the balance owed to the lessor.

Where substantially all of the risks and rewards incidental to ownership are not transferred to the Group (an “operating lease”), the total rentals payable under the lease are charged to the Combined Statements of Operations on a straight-line basis over the lease term. The aggregate benefit of lease incentives is recognized as a reduction of the rental expense over the lease term on a straight-line basis.

Rental income from assets given on operating leases is recognized on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating costs and arranging the operating lease are added to the carrying amount of the leased asset and recognized on a straight-line basis over the lease term.

Impairment of long-lived assets

The Group periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the property, improvements, and other long-lived assets or render them not recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets may not be recoverable. An

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

impairment loss for the amount by which the carrying amount of the assets exceeds its fair value would be recognized if the sum of the undiscounted future cash flows is less than the carrying amount of an asset. There were no such losses for each of the three years in the period ended March 31, 2021.

Foreign currency translation

Transactions and balances:

Transactions in currencies other than the functional currency of an entity are recorded at the rates of exchange prevailing on the dates of the transactions. At each reporting date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting date. The share capital of the Group is denominated in Euros and is translated at a historical rate.

Exchange differences arising on the settlement of monetary items, and on the translation of monetary items, are included in the Combined Statements of Operations for the period as part of other operating expenses, net, and exchange differences on foreign currency borrowings are considered as part of interest expense.

Translation and transaction risk:

We operate internationally and, as a result, are exposed to changes in various foreign currency exchange rates. Although our reporting currency is the U.S. dollar, the functional currencies used to measure our significant operations include U.S. dollars, Pound sterling, Canadian dollars and Indian rupees. We generated 33.4%, 14.8%, 48.8% and 3.0% of our combined revenue in U.S. dollars, Pound sterling, Canadian dollars and Indian rupees, respectively, and incurred 4.8%, 40.8%, 31.0% and 23.5% of our combined costs in the United States, the United Kingdom, Canada and India, respectively, for the fiscal year ended March 31, 2021. Our costs are predominantly denominated in the local currencies of the countries where we operate. In addition, our net assets in non-U.S. operations were approximately $64.8 million as of March 31, 2021. As a consequence, we have considerable revenues, expenses, assets and liabilities in foreign currencies, and we translate such revenues and expenses into U.S. dollars at prevailing exchange rates for inclusion in our combined financial statements. Our currency exposure, which is both translation exposure and transaction exposure, to changes in exchange rates is significant given a substantial amount of our revenues, expenses, assets and liabilities are denominated in differing currencies.

Translation risk is the risk that exchange rates impact the value of our revenues, expenses, assets and liabilities reported in U.S. dollars on our combined statement of operations and balance sheet. For instance, the weakening of the U.S. dollar against the Pound sterling would result in an increase in our Pound sterling denominated revenues and expenses as reported in U.S. dollars and, conversely, the strengthening of the U.S. dollar against the Pound sterling would result in a decrease in our Pound sterling denominated revenues and expenses as reported in U.S. dollars. As many of our subsidiaries and affiliates operate in markets other than United States, these effects may be significant. We are primarily subject to translation effects with respect to our non-U.S. dollar revenues, expense, assets and liabilities.

Accumulated other comprehensive (loss) and changes in accumulated other comprehensive (loss) in the accompanying combined balance sheets is composed entirely of foreign currency translation adjustments. With respect to translation risk a 10% strengthening of the U.S. dollar against other currencies at the reporting date would have decreased equity by $6.5 million and increased profit by $5.7 million as of and for the fiscal year ended March 31, 2021, respectively, decreased equity by $2.2 million and decreased profit by $3.0 million as of and for the fiscal year ended March 31, 2020, respectively, decreased equity by $16.0 million and decreased profit by $4.6 million as of and for the fiscal year ended March 31, 2019, respectively.

Transaction risk is the exchange risk resulting from the time lag between entering into a contract and settling it. We are therefore exposed to movements in exchange rates on monetary assets and liabilities, including intercompany balances, that are denominated in currencies other than the functional currency of the entity in which they are recorded.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

With respect to transaction risk, a 10% strengthening of the U.S. dollar against other currencies at the reporting date would have increased equity by $6.5 million and increased profit by $15.6 million as of and for the fiscal year ended March 31, 2021, respectively, increased equity by $12.1 million and increased profit by $7.1 million as of and for the fiscal year ended March 31, 2020, respectively, and increased equity by $1.5 million and increased profit by $5.0 million as of and for the fiscal year ended March 31, 2019, respectively. We have entities in various functional currencies, and are therefore exposed to transaction risk for the monetary assets and liabilities at the reporting date for those entities.

Subsidiaries and joint venture (‘Components’):

The results and financial position of all the Group entities that have a functional currency different from the reporting currency are translated into the presentation currency as follows:

Assets and liabilities for each of entities combined are translated at the closing rate at the date of the Combined Balance Sheet.

Income and expenses for each of entities combined are translated at average exchange rates for the fiscal year.

All resulting exchange differences, together with exchange differences on translation of net investments in foreign operations, are recognized within accumulated other comprehensive income (loss), as a separate component of equity on combination.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. On disposal of a foreign operation, the cumulative exchange differences recognized in accumulated other comprehensive income relating to that operation up to the date of disposal are transferred to the Combined Statements of Operations as part of the income or loss on disposal.

Retirement benefits

Defined contribution plan:

Payments to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions. Payments made to state-managed retirement benefit plans are recognized as payments to defined contribution plans where the Group’s obligations under the plans are equivalent to those arising in a defined contribution retirement benefit plan.

Defined benefit plan:

For defined benefit retirement plans, the projected benefit obligation is determined using actuarial valuation at the end of each reporting period. Remeasurement comprising actuarial gains and losses are recognized immediately in the Combined Statements of Operations. Past service cost is recognized in other comprehensive income / (loss) when the plan amendment or curtailment occurs, or when the Group recognizes related restructuring costs or termination benefits, if earlier. These costs are subsequently amortized in the Combined Statements of Operations over the plan participants’ remaining service periods. Gains or losses on settlement of a defined benefit plan are recognized when the settlement occurs. Defined benefit plan balances are insignificant for all periods presented.

The Group presents service costs within Employee benefits expense in the Combined Statements of Operations. A liability for a termination benefit is recognized at the earlier of when the Group can no longer withdraw the offer of the termination benefit and when the Group recognizes any related restructuring costs.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

Income taxes

The Group accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets (DTA) and deferred tax liabilities (DTL) for the expected future tax consequences of events that have been included in the financial statements. Under this method, Group determines DTA and DTL on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTA and DTL is recognized in income in the period that includes the enactment date.

The Group recognizes DTA without a valuation allowance to the extent that it believes these assets are more likely than not to be realized. In making such a determination, The Group considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, carryback potential if permitted under the tax law, and results of recent operations. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized based on currently available evidence. If the Group determines that it would be able to realize our DTA in the future in excess of the net recorded amount, it would make an adjustment to the DTA valuation allowance, which would reduce the provision for income taxes.

The Group would record uncertain tax positions on the basis of a two-step process in which (1) it determined whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Group recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. If any, the Group recognizes interest and penalties related to unrecognized tax benefits in income tax expense.

The Group believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position.

Significant judgment:

Deferred tax assets arise in respect of unutilized losses and other temporary differences to the extent that it is probable that future taxable profits will be available against which the asset can be utilized or to the extent they can be offset against related deferred tax liabilities. In assessing recoverability, estimation is made of the future forecasts of taxable profit and the impact of tax planning strategies and carry back potential where permitted. If these forecast profits do not materialize, they change, or there are changes in tax rates or to the period over which the losses or temporary differences might be recognized, then the value of deferred tax assets will need to be revised in a future period.

The Group has losses and other temporary differences in respect of which a valuation allowance has been recognized in the combined financial statement. This situation can arise in loss-making subsidiaries where the future economic benefit of these temporary differences is estimated to be not probable. It can also arise where the temporary differences are of such a nature that their value is dependent on only certain types of profit being earned, such as capital profits. If trading or other appropriate profits are earned in future in these companies, these losses and other temporary differences may yield benefit to the Group in the form of a reduced tax charge (also refer Note 6).

The Group is subject to tax in numerous jurisdictions, giving rise to complex tax issues that require management to exercise judgement in making tax determinations. In particular, although we report cross-border transactions undertaken between Group subsidiaries on an arm’s-length basis in tax returns in accordance with Organization for Economic Co-operation and Development (“OECD”) guidelines, transfer pricing relies on the exercise of judgement and it is frequently possible for there to be a range of legitimate and reasonable views. In assessing our transfer pricing policy, management uses in-house tax experts, professional firms with expertise in transfer pricing and previous experience to inform the evaluation of risk.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

Revenue Recognition

On April 1, 2017, the Group adopted ASC 606, Revenue from Contracts with Customers.

The Group applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfils its obligations under each of its arrangements:

•        identify the contract with a customer,

•        identify the performance obligations in the contract,

•        determine the transaction price,

•        allocate the transaction price to performance obligations in the contract, and

•        recognize revenue as the performance obligation is satisfied.

Rendering of visual effects services:

The Group provides visual special effects services to clients in the film, broadcast and commercials sectors. These services are generally provided as fixed price contracts with contract terms generally ranging over a period of three to twelve months.

The Group recognizes revenue when, or as, we satisfy our performance obligations under a contract. A performance obligation is the unit of account for revenue recognition and refers to a promise in a contract to transfer a distinct service or good to the customer. The Group contracts have a single performance obligation related to the delivery of visual effects services, that may involve significant integration of various activities that are performed together to deliver a combined service and the promise to transfer the individual services is not separately identifiable from other promises in our contracts and, therefore, is not distinct. The Group recognizes revenue over the period of the contract as the Group’s performance does not create an asset with an alternative use to it since the project will be specific to the customer and the Group has an enforceable right to payment for performance completed to date. The Group uses an input method based on labor days spent as a proportion of the estimated total for the project to recognize revenue. Labor days are adjusted for productivity efficiencies by geography based on past experiences.

Rendering of other production services:

The Group provides other production services to clients in the film, broadcast and commercials sectors. These services are generally provided as fixed price contracts with contract terms generally ranging over a period of one to six months.

The Group recognizes revenue when, or as, we satisfy our performance obligations under a contract. The Group uses an input method based on studio and equipment rental days for rental revenues, labor hours/ days spent for digital intermediate as a proportion of the total deliverable to recognize revenue.

Taxes, such as sales or value-added taxes, collected from customers and remitted directly to government authorities are excluded from the transaction price and not recorded in revenues and expenses.

Contracts with variable consideration terms:

Some customer contracts for the provision of services are structured so that the economic benefits that flow to the Group are subject to variability based on a future event, such as the performance of the film at the box office. Certain contracts with customers also have variable consideration provisions that are based on achieving certain minimum amounts of government tax credits based on various factors including the value of work performed and qualifying labor spend in specific locations.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

The Group generally determines standalone selling prices based on the prices included in the client contracts, using expected costs plus margin. The price as specified in our client contracts is generally considered the standalone selling price as it is an observable input that depicts the price as if sold to a similar client in similar circumstances. For variable consideration, the Group estimates the transaction price at contract inception, including any variable consideration, and updates the estimate each reporting period for any changes in circumstances. The Group estimates the amount of variable consideration using the expected value method and determines the portion, if any, of that amount for which it is probable that a significant reversal will not subsequently occur. When the determination to recognize revenue for variable consideration is reached, the Group calculates revenue following the input method for contract revenue recognition using the amount of variable consideration determined to not be probable of significant reversal.

Contract Assets (Unbilled Revenue) and Contract Liabilities (Deferred Revenue):

The Group’s contracts with customers generally contain a combination of payments upon commencement of work, linked to the achievement of production milestones or passage of time, and upon or after the delivery of work. These give rise to contract assets or liabilities depending on the stage of completion of the project. A contract asset results when performance obligations are satisfied on a contract in advance of invoicing. The Group records contract liabilities when the Group receives customer payments in advance of the performance obligations being satisfied on the Group’s contracts. The contract liability balance as of April 1, 2019 was $15,295. The Group recognized $15,295 of revenue during the fiscal year ended March 31, 2020, from the beginning contract liability balance as of April 1, 2019. The contract liability balance as of April 1, 2020 was $38,026. The Group recognized $38,026 of revenue during the fiscal year ended March 31, 2021, from the beginning contract liability balance as of April 1, 2020. The contract liability as of March 31, 2021 and 2020 was $17,819 and $38,026, respectively and contract assets as of March 31, 2021 and 2020 was $90,235 and $43,257. Revenue allocated to remaining performance obligations, which includes deferred income and amounts that will be invoiced and recognized as revenue in future periods, is $188,716 as of March 31, 2021. We expect to recognize revenue of $184,386 in fiscal 2022 and $4,330 in fiscal 2023.

Estimate at Completion:

The Group employs an Estimate at Completion (“EAC”) process in which management reviews the estimates contract revenues and of total labor hours to hours incurred by contract. This EAC process requires management judgment relative to assessing risks, estimating contract revenue, determining reasonably dependable efforts estimates, and making assumptions. Since certain contracts can extend over a longer period of time and involve multiple changes in scope, the impact of revisions in efforts and revenue estimates during the progress of work may adjust the current period earnings through a cumulative catch-up basis. This method recognizes, in the current period, the cumulative effect of the changes on current and prior quarters. Additionally, if the current contract estimate indicates a loss, a provision is made for the total anticipated loss in the period that it becomes evident. Contract cost and revenue estimates for significant contracts are generally reviewed and reassessed bi-monthly. The majority of revenue recognized over time uses an EAC process. The net aggregate effects of these changes in estimates on contracts accounted for under the percentage of completion method in the year ended March 31, 2021 was approximately $1,163 of unfavorable operating income, related to net changes in estimates that unfavorably impacted revenue. The net aggregate effects of these changes in estimates on contracts accounted for under the percentage of completion method in the year ended March 31, 2020 was approximately $788 of unfavorable operating income, related to net unfavorable changes in estimates that impacted revenue. The net aggregate effects of these changes in estimates on contracts accounted for under the percentage of completion method in the year ended March 31, 2019 was approximately $854 of favorable operating income, related to net favorable changes in estimates that impacted revenue. None of the effects of changes in estimates on any individual contract were material to the Combined Statements of Operations for any period presented.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

Tax credits and other incentives

The Group’s operations based in British Colombia (“BC”), Canada are eligible to earn tax credits on labor and related costs for the work performed. The Group’s operations based in Montreal, Canada are eligible to earn tax credits on all local spend and profits. The Group’s operations based in India are eligible to earn custom duty credits on realization of export proceeds. The Group’s research and development operations based in the United Kingdom are eligible to receive Research and Development Credits (“RDEC”) for qualifying activities. These credits are not recognized until there is reasonable assurance that the Group will comply with the local compliance regulations attaching to them and that the credits will be received.

Tax credits are recognized as a reduction of the associated costs to which the credits and incentives relate in the Combined Statements of Operations on a systematic basis over the periods in which the Group recognizes as expenses the related costs which the credits are intended to compensate. Generally, these incentives are to compensate for employee benefits expense and are recognized as an offset of those associated costs in the accompanying Combined Statements of Operations.

Grants from the government are recognized at their expected value where there is an established grant program and there is reasonable assurance that the grant will be received, and the Group has complied with all requirements for receiving the grant.

Grants from government such as wage subsidy programs, consequent to the impact of COVID-19 are recognized as a deduction to Employee benefits expense in the period in which the entity qualifies to receive it. In the year ended March 31, 2021, the Group received subsidies of $26,215 under the Canada Emergency Wage Subsidy (“CEWS”), $5,098 under the UK Coronavirus Job Retention Scheme, and $720 under the US Payroll Protection Program. These amounts are included as a reduction of Employee benefits expense in the accompanying Combined Statements of Operations.

Other operating expenses, net

Other operating expenses, net, includes research and development expenses and advertising expenses.

The Group has expensed research and development cost of $5,328, $5,518 and $5,516 for the years ended March 31, 2021, 2020 and 2019, respectively.

The Group has incurred advertising cost of $33, $79 and $124 for the years ended March 31, 2021, 2020 and 2019, respectively.

Credit risk management

Credit risk is the risk of financial loss to the Group if a client or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Group’s receivables from clients and cash. Management has a credit policy in place and the exposure to credit risk is monitored on an on-going basis.

The Group seeks to minimize its credit risk where possible by obtaining credit checks, payments in advance and other payment guarantees. The Group is also exposed to credit risk in respect of its cash and seeks to minimize this risk by holding funds on deposit with major financial institutions.

The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the accompanying Combined Balance Sheet. The highest single third-party credit risk exposure to other receivables is March 31, 2021: $7,049 and March 31, 2020: $12,194 and a single third-party trade receivable (including unbilled revenue) is March 31, 2021: $21,855 and March 31, 2020: $11,909.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

Cash is held with various financial institutions having a high credit-rating assigned by credit-rating agencies at March 31, 2021 and 2020. The total amount of cash and cash equivalents as of March 31, 2021 is $41,172 and March 31, 2020 is $33,073.

Fair value of assets and liabilities

Fair value accounting is applied for all assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Group follows the established framework for measuring fair value and disclosing fair value measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The framework also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	—	Quoted prices in active markets for identical assets or liabilities.
Level 2	—

Observable inputs other than Level 1 prices such as quoted prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	—	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Share-based payment arrangements

Equity-settled share-based payments to employees, consultants and to certain members of Board of Directors of PFW and its subsidiaries are measured at the fair value of the equity instruments at the grant date. Details regarding the determination of the fair value of equity-based transactions are set out in Note 17.

The fair value determined at the grant date of the equity-based payments is expensed using the graded attribution method over the vesting period, based on the Group’s estimate of the amount of such equity instruments that will eventually vest, with a corresponding increase to shareholders’ equity. At the end of each reporting period, the Group revises the number of equity instruments expected to vest based on actual forfeitures. The impact of the revision of the original vesting is recognized in the Combined Statements of Operations such that the cumulative expense reflects the revised vesting, with a corresponding adjustment to the Additional Paid-in Capital Account.

For cash-settled share-based payments, a liability is recognized for the goods or services acquired, measured initially at the fair value of the liability. At the end of each reporting period until the liability is settled, and at the date of settlement, the fair value of the liability is remeasured, with any changes in fair value recognized in the Combined Statements of Operations for the year.

Earnings per share

Earnings per share is not presented because these financial statements are presented on combined basis and thus, the results are not applicable.

3.      Recently issued accounting pronouncements

Accounting Pronouncements Adopted in the year ended March 31, 2021

Fair Value Measurement:    In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). This ASU modifies the disclosure requirements on fair value measurements by removing, modifying, or adding certain disclosures.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

3.      Recently issued accounting pronouncements (cont.)

ASU 2018-13 is effective for all entities beginning on January 1, 2020. Certain disclosures in ASU 2018-13 are required to be applied on a retrospective basis and others on a prospective basis. The Group has adopted this guidance from April 1, 2020 and concluded that adoption of this guidance did not have a material impact on the combined financial statements.

Internal-use Software.    In August 2018, the FASB issued ASU No. 2018-15, Intangible — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU 2018-15 is effective for public entities for fiscal years beginning after December 15, 2020, including interim periods within that fiscal year, and can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. Early adoption is permitted. The Group adopted this guidance prospectively from April 1, 2020, which did not have an impact on the combined financial statements.

Revenue Recognition:    Effective April 1, 2017, the Group adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which is the comprehensive revenue recognition standard that supersedes all existing revenue recognition requirements under Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”), as well as under all subsequently issued amendments to the new revenue recognition standard (“ASC 606”). The Group elected to adopt the new revenue recognition standard using the full retrospective method as of April 1, 2017.

Measurement of Credit Losses on Financial Instruments:    In June 2016, the FASB issued new accounting guidance under ASC 326, Financial Instruments: Credit Losses, which modifies existing guidance related to the measurement of credit losses on financial instruments, including trade and loan receivables. The new guidance requires the allowance for credit losses to be measured based on expected losses over the life of the asset rather than incurred losses. The guidance is effective at the beginning of the Group’s 2021 fiscal year. Credit losses for trade receivables is determined based on historical information, current information, and reasonable and supportable forecasts. The Group has early adopted this guidance from April 1, 2019 and concluded that adoption of this new guidance did not have material impact on the combined financial statements.

Facilitation of the Effects of Reference Rate Reform:    In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. In response to concerns about structural risks related to interbank exchange rates, the FASB took the initiative to identify alternative reference rates, such as the Secured Overnight Financing Rate (SOFR), that are more observable or transaction based and that are less susceptible to manipulation. The amendments in this Update apply to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. This guidance is effective for all entities as of March 12, 2020 through December 31, 2022. The Group adopted this guidance as of March 12, 2020, which did not have a material impact on the Group’s combined financial statements.

Leases:    At the beginning of the year ended March 31, 2020, the Group adopted new lease accounting guidance issued by the FASB — ASC Topic 842, Leases (“ASC 842”). The most significant change requires lessees to record the present value of operating lease payments as right-of-use assets and lease liabilities on the balance sheet. The new guidance continues to require lessees to classify leases between operating and finance leases (formerly “capital leases”). Group adopted the new guidance using the modified retrospective method at the beginning of the year ended March 31, 2020. Reporting periods beginning after March 31, 2019 are presented under the new guidance, while prior periods continue to be reported in accordance with our historical accounting.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

3.      Recently issued accounting pronouncements (cont.)

The Group adopted the new guidance by applying practical expedients that permit us not to reassess our prior conclusions concerning whether:

•        Any of our existing arrangements contain a lease;

•        Our existing lease arrangements are operating or finance leases; and

•        To capitalize indirect costs

The adoption of the new guidance resulted in the recognition of $84,443 of lease liabilities with corresponding $68,705 of right-of-use assets net of existing deferred rent of $16,005, prepaid rent of $2,283 and resulted net debit to accumulated equity (deficit) of $2,016, which were measured by the present value of the remaining minimum lease payments. In accordance with the guidance, the Group elected to adopt the practical expedient that allows the exclusion of short-term leases from the measurement of the right-of-use asset and lease liability of leases with a remaining term of one year.

The present value of the lease payments was calculated using the Group’s incremental borrowing rate applicable to the lease which is determined by estimating what it would cost the Group to borrow a collateralized amount equal to the total lease payments over the lease term based on the contractual terms of the lease and the location of the leased asset.

Improvements to Nonemployee Share-Based Payment Accounting:    In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting. The amendments in this ASU 2018-07, simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. ASU 2018-07 is effective for public entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Group has adopted this guidance from April 1, 2019 and concluded that adoption of this guidance did not have a material impact on the combined financial statements.

Guidance for Variable Interest Entities:    In October 2018 FASB issued update ASU 2018-17 Consolidation — Targeted Improvements to Related Party Guidance for Variable Interest Entities. Current U.S. GAAP provides a private company with an accounting alternative not to apply VIE guidance to leasing arrangements with entities under common control if certain criteria are met. The amendments in this update expand the accounting alternative to include all private company common control arrangements if the common control parent and the legal entity being evaluated for consolidation are not public business entities. Further, the amendments in this Update for determining whether a decision-making fee is a variable interest require reporting entities to consider indirect interests held through related parties under common control on a proportional basis rather than as the equivalent of a direct interest in its entirety (as previously required in U.S. GAAP). Therefore, these amendments likely will result in more decision makers not having a variable interest through their decision-making arrangements. These amendments also will create alignment between determining whether a decision-making fee is a variable interest and determining whether a reporting entity within a related party group is the primary beneficiary of a VIE. The Group has adopted this guidance from April 1, 2020 and concluded that adoption of this guidance did not have a material impact on the combined financial statements.

Government assistance:    On November 17, 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832), which require businesses to disclose information in the notes to the financial statements about certain government assistance they receive Previously, U.S. GAAP contained no specific, authoritative guidance for business entities on accounting for or disclosing government assistance they receive. The types of assistance the new standard requires to be disclosed include cash grants and grants of other assets. The standard requires transactions with a government to be accounted for by applying a grant or contribution model by analogy to other accounting guidance such as a grant model within FASB ASC Topic 958, Not-for-Profit Entities, or International Accounting Standard 20, Accounting for Government Grants and Disclosure of Government Assistance.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

3.      Recently issued accounting pronouncements (cont.)

The following annual disclosures are required:

•        Information about the nature of the transactions and the related accounting policy used to account for the transactions;

•        The line items on the balance sheet and income statement that are affected by the transactions, and the amounts applicable to each financial statement line item.

•        Significant terms and conditions of the transactions, including commitments and contingencies

The Group has early adopted this guidance from April 1, 2020 and have made required disclosures in the combined financial statements.

Accounting Pronouncements Not Yet Adopted

Income Taxes:    In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in this ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The update is effective for all entities for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted and is effective for the Group beginning on April 1, 2021. The Group is evaluating the impact of ASU 2019-12 on its combined financial statements.

Disclosures related to Defined Benefit plans:    On August 2018, the FASB issued ASU 2018-14, which amends ASC 715 to add, remove, and clarify disclosure requirements related to defined benefit pension and other postretirement plans. ASU 2018-07 is effective for public entities for fiscal years beginning after December 15, 2020. Early adoption is permitted and is effective for the Group beginning on April 1, 2021. The Group is evaluating the impact of ASU 2019-12 on its combined financial statements.

4.      Revenue and segment information

Seasonality of revenue:

We experience, and expect to continue to experience, seasonal fluctuations in our results of operations due to changes in the ultimate release dates of our projects and the number of projects on which we work. Prior to the COVID-19 pandemic, motion picture studios generally released their major high budget films, which are typically films with significant VFX content, in the months of March to August and again around the holiday period of November and December. Unlike major Hollywood studios that typically release high-budget films in March through August in the ordinary course of business, and again in November and December, television, OTT, AR/VR and location-based and experiential entertainment content providers typically do not adhere to the same release schedule, and content release dates can vary significantly from project to project. Our services are typically completed approximately two to four weeks prior to the release date of these projects. Many of the films that we provide VFX services for are released during these time periods, so we are typically busier in the months leading up to these release dates. Accordingly, prior to the COVID-19 pandemic, the months of January to June were generally our busiest periods, and we would typically convert more of our order book into revenue during these periods, which would be reflected in our first and fourth fiscal quarter results of operations. In addition to these seasonal trends and the impact of the COVID-19 pandemic, our results of operations may fluctuate period to period based on a number of factors, many of which are beyond our control, such as changes in content provider management and distribution platforms, consolidation among content producers, changes in the availability of creative talent, changes in our production schedule and suspensions or terminations of all or part of our engagements. Moreover, although certain elements of our business have begun to return to pre-COVID-19 pandemic norms, no assurances can be given as to whether the trends in seasonality and impacts of the COVID-19 pandemic described above will continue or change significantly in the short or longer term.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

4.      Revenue and segment information (cont.)

Revenue information:

The Group disaggregates VFX services revenues from contracts with customers into two categories: DNEG and ReDefine. These two categories align to how the Group markets its VFX services to the entertainment industry, wherein the DNEG line is focused on offering creative services to Unites States and Canada among other markets, and ReDefine is focused on offering creative services to China and India among other markets. The Group determines that disaggregating revenue into these categories achieves the disclosure objective to depict how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors. Other production services include studio, equipment rental and other production services provided to customers in India.

The table below presents disaggregated revenues for the fiscal years ended March 31, 2021, 2020 and 2019:

	Year ended March 31,
	2021	2020	2019
Revenue
VFX Services
DNEG	$260,660	$316,120	$291,375
ReDefine	37,660	36,416	12,081
Other production services	8,283	16,304	16,687
	$306,603	$368,840	$320,143

Segment information:

The Group defines an operating segment on the same basis that it uses to evaluate performance internally and to allocate resources by the Chief Operating Decision Maker (the “CODM”). The Group has determined that the Chief Executive Officer is its CODM. Based on internal reporting provided to the CODM, the Group’s operations predominantly relate to the provision of visual special effects (VFX) services and Other production services. Discrete financial information is not available or reviewed at a level below this level and, accordingly, there are only two reportable segments — VFX services and Other production services.

Revenue

	Year ended March 31,
	2021	2020	2019
VFX services	$298,320	$352,536	$303,456
Other production services	8,283	16,304	16,687
Total combined revenue	$306,603	$368,840	$320,143

Income/(loss) before tax

	Year ended March 31,
	2021	2020	2019
VFX services profit	$24,301	$6,837	$21,498
Other production services profit (loss)	(542)	2,250	3,039
Total combined income (loss) before tax	$23,759	$9,087	$24,537

Assets

	As of March 31,
	2021	2020
VFX services assets	$424,850	$381,326
Other production services assets	26,241	30,484
Combined total assets	$451,091	$411,810

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

4.      Revenue and segment information (cont.)

Other significant items

	Year ended March 31,
	2021	2020	2019
VFX Services operating income (loss)	$37,365	$19,359	$36,833
Other production services operating income (loss)	(219)	2,585	3,388
Total combined	$37,146	$21,944	$40,221
Purchases of property, plant and equipment for VFX	$19,635	$23,717	$18,853
Purchases of property, plant and equipment for Other production services	1,261	3,248	1,100
Total combined	$20,896	$26,965	$19,953
VFX Services depreciation and amortization	$26,889	$26,510	$29,140
Other production services depreciation and amortization	3,173	3,583	3,455
Total combined	$30,062	$30,093	$32,595
VFX Services interest expense	$13,253	$12,663	$15,528
Other production services interest expense	324	335	349
Total combined	$13,577	$12,998	$15,877

Purchases of property, plant and equipment above include non-cash additions for each of the periods presented.

Geographical information

The PFW Group operates in five principal geographical areas — The Netherlands (Country of Domicile), United Kingdom, United States of America, India, and Canada. The Group’s revenue from external customers by location of customers and information about its non-current assets by location of assets are detailed below:

	Year ended March 31,
	2021	2020	2019
Revenue
The Netherlands	$—	$—	$—
United Kingdom	42,385	156,006	138,251
United States of America	11,663	13,116	28,856
India	9,619	22,518	22,416
Canada	242,291	175,565	126,517
Rest of the world	645	1,635	4,103
	$306,603	$368,840	$320,143
	As of March 31,
	2021	2020
Long-lived assets
The Netherlands	$—	$—
United Kingdom	60,830	60,979
United States of America	2,006	395
India	39,110	44,921
Canada	27,070	10,484
Rest of the world	—	—
	$129,016	$116,779

Long-lived assets represent Property, plant and equipment, net and operating lease right-of-use assets.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

4.      Revenue and segment information (cont.)

In the year ended March 31, 2021, revenue from one individual customer production contract represents 11.3% of the Group’s combined revenue. In years ended March 31, 2020 and 2019 there is no individual customer production contract contributing more than 10% of the Group’s combined revenue. The Group contracts separately with various affiliates of a limited number of global entertainment studio companies for its production services. For the fiscal years ended March 31, 2021, 2020 and 2019, 48.4%, 56.7%, and 57.3%, respectively, of revenue was contributed by the affiliates of the top three such global studio companies, and 20.7%, 23.6% and 28.0%, respectively, of revenue was contributed by the affiliates of the top such global studio company.

5.      Other operating expenses

The following table presents the principal components of other operating expenses for the years ended March 31, 2021, 2020 and 2019.

	2021	2020	2019
Leases, facilities and related costs	$24,693	$26,928	$23,873
Legal and professional fees	7,904	11,124	7,647
Technical service costs	9,819	13,694	12,826
Foreign exchange gains, net	(583)	(4,680)	(7,919)
Other general administrative expenses	15,874	19,625	10,213
	$57,707	$66,691	$46,640

Legal and professional fees includes costs incurred towards a withdrawn UK Initial Public Offering and US bond offering and totaled $3,191, $7,186 and $2,370 for the years ended March 31, 2021, 2020 and 2019, respectively and foreign currency transaction gains of $583, $4,680 and $7,919 for the years ended March 31, 2021, 2020 and 2019, respectively.

6.      Income taxes

PFW is incorporated in The Netherlands and its operations are conducted throughout various subsidiaries in a number of countries throughout the world. Consequently, income taxes have been provided based on the laws and rates in effect in the countries which operations are conducted or in which PFW’s subsidiaries are considered resident for corporate income tax purposes.

Following are the domestic and foreign components of net income before income tax for the years ended March 31, 2021, 2020 and 2019

	2021	2020	2019
Income (loss) before income taxes
The Netherlands (domestic)	$(17,380)	$(2,363)	$(16,082)
Other than The Netherlands (foreign)	41,139	11,450	40,619
	$23,759	$9,087	$24,537

Income tax (expense) benefit recognized in the accompanying combined Statements of Operations

	2021	2020	2019
Current tax
The Netherlands	$—	$—	$—
Other than The Netherlands	(7,033)	(7,996)	(4,258)
Deferred tax
The Netherlands	—	—	—
Other than The Netherlands	(4,244)	718	5,262
Tax (expense) benefit	$(11,277)	$(7,278)	$1,004

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

6.      Income taxes (cont.)

The difference between the tax provision and the amount calculated by applying the standard corporate tax rate in The Netherlands (25%) to the income (loss) before tax is shown below for the years ended March 31, 2021, 2020 and 2019:

	2021		2020		2019
Income before tax	$23,759		$9,087		$24,537
Income tax expense calculated at 25%	(5,940)	25.0%	(2,272)	25.0%	(6,134)	25.0%
Effects of:
Non-deductible expenses	(593)	2.5	—	—	(630)	2.6
Non-taxable income	456	(1.9)	—	—	2,065	(8.4)
Tax effects of exchange differences	—	—	—	—	—	—
Change in tax rates in various jurisdiction	775	(3.3)	(3,508)	38.6	(136)	0.6
Utilization of previously unrecognized losses and other temporary difference items	1,333	(5.6)	—	—	—	—
Recognition of previously unrecognized asset/liability on other temporary difference items	543	(2.3)	—	—	—	—
Deferred tax on undistributed reserves	(1,245)	5.2	(950)	10.5	(130)	0.5
Change in valuation allowance	(4,834)	20.3	(956)	10.5	5,714	(23.3)
Foreign rate differential	(1,228)	5.2	114	(1.3)	351	(1.4)
Others	(544)	2.4	294	(3.2)	(96)	0.3
Tax (expense) benefit	$(11,277)	47.5%	$(7,278)	80.1%	$1,004	(4.1)%

Uncertain tax positions

Gross unrecognized tax benefits related to uncertain tax positions as of March 31, 2021, 2020, and 2019, were $2,400, Nil, and Nil, respectively. The Group estimates that these liabilities as of March 31, 2021 would be reduced by $1,700 by offsetting tax benefits associated with correlative effects of potential transfer pricing adjustments. If recognized, the resulting tax benefit would affect our effective tax rates for fiscal years 2021, 2020, and 2019 by $700, Nil and Nil, respectively.

As of March 31, 2021, 2020, and 2019, we had no accrued interest expense related to uncertain tax positions.

The aggregate changes in the gross unrecognized tax benefits related to uncertain tax positions for the years ended March 31, 2021, 2020 and 2019 were as follows:

	2021	2020	2019
Beginning unrecognized tax benefits	$—	$—	$—
Increases for tax positions related to the current year	2,400	—	—
Increases for tax positions related to prior years	—	—	—
Decreases for tax positions related to prior years	—	—	—
	$2,400	$—	$—

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

6.      Income taxes (cont.)

We do not anticipate any other significant increase or decrease to our tax contingencies for unresolved issues within the next 12 months.

Deferred tax

Deferred tax is calculated under the asset and liability method using tax rates enacted at the balance sheet date which will apply when temporary differences are expected to reverse. Significant components of deferred tax assets (liabilities) as of March 31, 2021 and 2020 are as follows:

	2021	2020
Deferred tax assets
Net operating losses	$19,312	$14,147
Property, plant and equipment	11,779	11,550
Interest limitation	4,638	1,386
Stock option compensation	4,841	4,012
Participation rights	—	2,618
Unrealized profit within group	941	1,157
Retirement benefit obligation	897	723
Provision for doubtful debts and advances	1,721	1,557
Provision for expenses	984	1,313
Others	1,541	3,141
Subtotal	46,654	41,604
Valuation allowance	(16,720)	(11,886)
Total deferred tax assets	$29,934	$29,718

Deferred tax liabilities
Property, plant and equipment	(29)	(66)
Intangible assets	(1,722)	(1,548)
Undistributed reserves	(2,661)	(1,416)
Others	(30)	(2)
Total deferred tax liabilities	(4,442)	(3,032)
Net deferred tax assets	$25,492	$26,686

For purposes of presentation of deferred tax assets and liabilities on the accompanying combined Balance Sheets, the Group nets deferred tax assets and deferred tax liabilities together based on the respective jurisdictions to which the deferred tax assets or liabilities relate with the resulting amounts presented as follows as of March 31, 2021 and 2020:

	2021	2020
Deferred tax assets	$27,278	$28,243
Deferred tax liabilities	(1,786)	(1,557)
Net deferred tax assets	$25,492	$26,686

The Group has established a valuation allowance against a portion of its remaining deferred tax assets because it is more likely than not that certain deferred tax assets will not be realized. In determining whether deferred tax assets are realizable, the Group considered numerous factors including historical profitability, the amount of future taxable income and the existence of taxable temporary differences that can be used to realize deferred tax assets. In this evaluation, the Group analyzes all positive and negative evidence available at the balance sheet date to determine whether all or some portion of their deferred tax assets will not be realized. Under this guidance, a valuation allowance must be established for deferred tax assets when it is more likely than not (a probability level of more than 50%) that the Group may not realize the benefit of its deferred tax assets. In assessing the realization of its deferred tax assets, the Group considers all available evidence, both positive and negative.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

6.      Income taxes (cont.)

As of March 31, 2021, and 2020, the Group established a valuation allowance of $16,720 and $11,886, respectively due to uncertainties related to the realizability of their deferred tax assets. The valuation allowance increased approximately $4,834 in 2021 from 2020 and $956 in 2020 from 2019 primarily due to recognizing valuation allowances against deferred tax assets of certain foreign net operating loss carry forwards arising in the year. The valuation allowance is based on their estimates of taxable income by jurisdiction in which they operate and the period over which their deferred tax assets will be recoverable. In the event that actual results differ from these estimates or they adjust these estimates in future periods, they may need to change the valuation allowance, which could materially impact their financial position and results of operations.

The Group is subject to income taxes in the U.S. federal jurisdiction, various state jurisdictions as well as the United Kingdom, Canada, India, and Netherlands. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Group’s tax years remain open for examination by all tax authorities subject to period of limitation of respective jurisdiction and generally are open for the tax years 2019 through 2021. These audits could include examining the timing and amount of deductions, the allocation of income among various tax jurisdictions and compliance with federal. State, local, and foreign tax laws.

7.      Goodwill

The Group has one reporting unit with Goodwill (VFX services), which is also the reportable segment. The changes in the carrying amount of goodwill as of March 31, 2021 and 2020 are as follows:

	2021	2020
Opening	$67,754	$71,350
Impact of exchange rates	5,881	(3,596)
Closing	$73,635	$67,754

8.      Intangible assets, net

The gross carrying amount and accumulated amortization of intangible assets, net, as of March 31, 2021 were as follows:

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Estimated Useful Life (Years)
Brand	$9,062	$—	$9,062	Indefinite
Software and developed technology	95,139	(75,609)	19,530	1 – 8
Other intangible assets	1,102	(828)	274	1 – 8
Software and technology under development	1,132	—	1,132
Total intangible assets	$106,435	$(76,437)	$29,998

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

8.      Intangible assets, net (cont.)

The gross carrying amount and accumulated amortization of intangible assets, net, as of March 31, 2020 were as follows:

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Estimated Useful Life (Years)
Brand	$8,146	$—	$8,146	Indefinite
Software and developed technology	67,811	(53,549)	14,262	1 – 8
Other intangible assets	978	(742)	236	1 – 8
Software and technology under development	1,965	—	1,965
Total intangible assets	$78,900	$(54,291)	$24,609

The Group has considered the Brand acquired pursuant to the acquisition of Double Negative Holdings Limited as having an indefinite life on the basis of the recognition enjoyed by the Brand and the decision of the Group to continue with usage of the Brand for the purpose of its operations. The Brand is an international brand (tier 1 visual effects service provider) with global recognition. Management believes there is no foreseeable limit over which the Group will continue to generate revenues from its continued use. Supporting this assumption is the fact that the brand held is established, well known, and can reasonably be expected to generate revenues beyond the Group’s strategic planning horizon. The brand is tested for impairment annually. There are not believed to be any legal, regulatory, or contractual provisions that limit the useful life of the brand.

During the years ended March 31, 2021, 2020, and 2019, the amortization expense was $11,862, $10,171 and $11,829, respectively.

The estimated amortization expense remaining relating to intangible assets for each of the years ending March 31, are as follows:

2022	$9,527
2023	4,278
2024	3,909
2025	1,189
2026	901
$19,804

Also, refer to note 12 for assets pledged.

9.      Property, plant and equipment, net

Property, plant and equipment, net consist of the following as of March 31, 2021 and 2020:

	2021	2020
Leasehold improvements	$23,357	$21,316
Motor vehicles	115	55
Equipment, fixtures, and fittings	148,934	133,394
Gross property, plant and equipment	172,406	154,765
Less: accumulated depreciation	(129,237)	(103,130)
Property, plant and equipment, net	$43,169	$51,635

During the years ended March 31, 2021, 2020, and 2019, the depreciation expense was $18,200, $19,922 and $20,766, respectively.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

9.      Property, plant and equipment, net (cont.)

The gross book value of property, plant and equipment includes assets held under finance lease agreements amounting to $59,050 and $54,117 as of March 31, 2021 and 2020, respectively and accumulated depreciation includes $40,770 and $31,583 as of March 31, 2021 and 2020, respectively.

Also, refer to Note 12 for assets pledged.

10.    Trade and other receivables, net of allowance

Trade and other receivables, net of allowance consist of the following as of March 31, 2021 and 2020:

	2021	2020
Current
Trade receivables	$22,697	$68,275
Unbilled revenue	77,738	39,188
Advances for revenue participation rights	13,093	16,142
Tax-credit and grants receivables	7,734	1,428
Other advances recoverable	3,807	1,411
Allowance for doubtful accounts	(4,193)	(3,990)
	120,876	122,454
Non-Current
Trade receivables	219	219
Unbilled revenue	12,497	4,069
	$12,716	$4,288

Advances for revenue participation rights represent amounts paid to customers upon entering into a production contract. Such amounts are amortized as a reduction of revenue as production services are delivered in the contract.

Trade receivables

Trade receivables and unbilled revenue which are linked to ultimate collection of tax credits by the customers, that management believes will take more than 12 months to be realized, have been classified as Non-current. The average credit period for trade receivables at March 31, 2021: 50 days, March 31, 2020: 51 days and March 31, 2019: 37 days. No interest is charged on trade receivables. The allowance for doubtful accounts for trade receivables and unbilled revenue has been provided based on the expected credit loss allowance and is computed based on a provision matrix which considers historical credit loss experience and adjusted for forward-looking information.

The following table presents the change in the allowance for doubtful accounts

	2021	2020	2019
Allowance for doubtful accounts, beginning balance	$3,990	$4,255	$3,518
Provision for doubtful accounts	706	2,421	737
Amounts written off	(565)	(2,552)	—
Impact of exchange rate	62	(134)	—
Allowance for doubtful accounts, ending balance	$4,193	$3,990	$4,255

11.    Prepaid expenses and other current assets

Prepaid expenses and other current assets includes prepaid expenses of $3,625 and $2,740 as of March 31, 2021 and 2020, respectively and other current assets of $4,921 and $7,137 as of March 31, 2021 and 2020, respectively.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

12.    Debt

Debt consists of the following as of March 31, 2021 and 2020:

	2021	2020
Current
Term loan	$15,440	$12,619
Revolving and other credit facilities	21,702	12,661
Finance lease liabilities	12,393	11,737
Unamortized debt issuance cost	(229)	(272)
	49,306	36,745

Non-current
Term loan	64,239	75,498
Revolving and other credit facilities	149,853	143,509
Finance lease liabilities	15,199	20,427
Unamortized debt issuance cost	(1,499)	(1,500)
	227,792	237,934
Total debt	$277,098	$274,679

The following table presents maturities of borrowings for fiscal years after March 31, 2021:

	Term loan and Revolving and other credit facilities	Finance lease liabilities	Total
2022	$37,142	$12,393	$49,535
2023	21,174	9,448	30,622
2024	192,918	4,017	196,935
2025	—	1,538	1,538
2026	—	196	196
Thereafter	—	—	—
	$251,234	$27,592	$278,826

Notes:

1.      During the year, the Group has complied with all applicable bank covenants including the financial covenants specified in the debt agreements of interest coverage ratio and leverage ratio required to be measured at each quarter-end. As of March 31, 2021 the interest coverage is required to be above 4X of trailing twelve months earnings before interest, tax, depreciation and amortization and further adjusted for items as defined in the respective debt agreements including stock-based compensation and extraordinary or unusual items (‘TTM EBITDA’) and leverage ratio, defined in the respective debt agreements as total debt less cash divided by TTM EBITDA, is to be below 3.75X of TTM EBITDA.

As amended (see Note 22), the leverage ratio covenant remains at a maximum of 3.75X of TTM EBITDA until December 31, 2021, at which time it is reduced to 3.25X TTM EBITDA. After March 31, 2022, the leverage ratio covenant is reduced to a maximum of 2.50X of TTM EBITDA through the remainder of the term of the respective debt agreements. The leverage ratio is 2.94x of TTM EBITDA as of March 31, 2021 calculated in accordance with the definitions in the respective debt agreements.

2.      As of March 31, 2021 and 2020, the estimated fair value of debt, including the current portion, was $279,262 and 276,290, respectively. The estimated fair values are based on Level 2 inputs.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

12.    Debt (cont.)

The term loan and revolving and other credit facilities are comprised of the following as of March 31, 2021 and 2020:

Nature of Loan	2021	2020	Security, Interest and Maturity details
Bank line of credit	$2,654	$11,310

As of March 31, 2021 bank line of credit of $2.7 million was drawn in GBP. And as of March 31, 2020 bank line of credit of $7.0 million was drawn in US Dollars and $4.3 million in INR. Bank line of credit is collateralized by assets of a subsidiary of the Group and on the basis of corporate guarantee issued by the Group and the Parent and personal guarantee of the Parent’s shareholder. The rate of interest applicable on the facility is approximately LIBOR plus 4% to 7.25%.

Term Loan	79,969	87,446

As of March 31, 2021 term loan of $39.3 million was drawn in US Dollars and $40.7 million in GBP. And as of March 31, 2020 term loan of $44.6 million was drawn in US Dollars and $42.8 million in GBP. Term loan is secured by the property, plant and equipment and current assets of the Group, investments of Prime Focus World NV in Double Negative Holdings Limited and Prime Focus International Services UK Limited, which are consolidated subsidiaries of the Group. The rate of interest of the loan is approximately LIBOR plus 2.25% to 3.75% per annum, which is subject to leverage levels. The loan is repayable over a period of four years starting from financial year 2019-20 maturing on September 30, 2023.

Term Loan – Others	—	1,351

Short-term facility from a financial institution of $1,351 denominated in GBP. This facility is secured by certain assets of the Group. The rate of interest of the loan varies between 3.49% to 3.84% and is repayable in 12 months from the date on which it is borrowed and fully repaid at March 31, 2021.

Revolving Facility Loan	152,073	142,408

As of March 31, 2021 revolving facility loan of $62.1 million was drawn in US Dollars and $90.0 million in GBP. And as of March 31, 2020 loan of $51.3 million was drawn in US Dollars and $91.1 million in GBP. Secured by property, plant and equipment and current assets of the Group and investment of Prime Focus World NV in Double Negative Holdings Limited and Prime Focus International Services UK Limited. The rate of interest of the loan is approximately LIBOR plus 2.25% plus 3.75% per annum subject to leverage levels. The loan is repayable on September 30, 2023.

CLBILS facility	14,810	—

In August 2020, Prime Focus World NV further enhanced its existing facilities with a group of banks by approximately $42 million under the Revolving Facility Loan. As part of the incremental facilities availed, the banks provided CLBILS facility (Coronavirus Large Business Interruption Loan Scheme) made available by United Kingdom government to support businesses during the COVID-19 pandemic. These incremental facilities are denominated in GBP and EURO. The applicable interest on these loans is LIBOR + 0.88% per annum. The incremental loan facility has been repaid in January, 2022. Of the above $14.8 million, was drawn as of March 31, 2021, $6.7 million in GBP and $8.1 million in EURO.

	249,506	242,515
Less: Current	(36,913)	(25,008)
Non-current	$212,593	$217,507

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

12.    Debt (cont.)

The Group has given a bank guarantee of $12,300 as of March 31, 2021 and $9,500 as of March 31, 2020 to a landlord as security for future lease rentals. The associated right of use operating lease assets and operating lease liabilities are recorded for these leases in the accompanying Combined Balance Sheets. In addition, the Group has given performance guarantee of $702 as of March 31, 2021 and Nil as of March 31, 2020 to customer in India with a lien on bank fixed deposit.

There is $29,374 of unused committed amounts under the existing credit facility as of March 31, 2021 which are available to be drawn down fully by the Company. The Group periodically has bank overdrafts with certain of the banks used in its business operations. Bank overdrafts totaled $4,665 and Nil at March 31, 2021 and 2020, respectively. Bank overdrafts and are included in current portion of long-term debt and other in the accompanying combined balance sheets with changes in the balance included as a financing activity in the accompanying combined statement of cash flows.

Interest expense

The following table presents interest expense for the years ended March 31, 2021, 2020 and 2019

	2021	2020	2019
Interest on lease liabilities	$2,681	$2,250	$1,983
Interest on loans and bank overdraft	9,175	9,412	10,067
Bank charges	945	1,269	3,725
Other interest expense	776	67	102
	$13,577	$12,998	$15,877

Interest expense includes exchange gain/loss of $619, $(1,919) and $105 for year ended March 31, 2021, March 31, 2020 and March 31, 2019 respectively on foreign currency borrowings. Further, interest expense includes Nil for the year ended March 31, 2021 and March 31, 2020, and $1,962 for March 31, 2019 as additional charge on extinguishment of debt.

13.    Other current liabilities

Other current liabilities consist of the following as of March 31, 2021 and 2020:

	2021	2020
Current
Advance from customers	$142	$110
Retirement benefit obligation	223	198
VAT/GST taxes	9,258	16,986
Employment taxes	161	226
	$9,784	$17,520

14.    Fair value measurements

This note provides information about how the Group determines fair values of various financial assets and financial liabilities.

Fair value of the Group’s financial assets and financial liabilities that are measured at fair value on a recurring basis:

Some of the Group’s financial assets and financial liabilities are measured at fair value at the end of each reporting period. The following table gives information about how the fair values of these financial assets and financial liabilities are determined (in particular, the valuation techniques and inputs used).

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

14.    Fair value measurements (cont.)

Financial assets/ (financial liabilities)	March 31, 2021	March 31, 2020	Fair Value hierarchy	Valuation techniques and key inputs	Significant unobservable inputs	Relationship of unobservable inputs to fair value
Investment in animation company	$—	$547	Level 3	Discounted cash flows	Probable cash flows	Non achieving of probable cash flow will lower the fair value.
Total financial assets	$—	$547
Cash settled option (transferred to Level 1)	—	(558)	Level 3	Third party valuation using Probability Expected Return Methodology (“PWERM”)	Probability of expected return	The higher the expected returns, the higher the fair value. The higher the discount rate, the lower the fair value.
Cash settled option (transferred from Level 3)	$(2,032)	$—	Level 1	Settlement amount	Not applicable	Not applicable
Total financial liabilities	$(2,032)	$(558)

All the other financial assets and liabilities of the Group which have been described in Notes 6, 8, 9, 10, 12 and 17 are not measured at fair value on a recurring basis. Cash settled option were transferred from level 3 to level 1 based on the amount for which the obligation was settled, which was considered to be fair value.

Carrying amounts of cash and cash equivalents, trade receivables, other financial assets, trade payables and other financial liabilities, carried at amortized cost as of March 31, 2021 and March 31, 2020 approximate the fair value.

Reconciliation of level 3 fair value measurements – Financial assets
Opening balance at April 1, 2019 (Financial asset)	$576
Exchange fluctuation	(29)
Closing balance at March 31, 2020 (Financial asset)	547
Sale of investment	(547)
Exchange fluctuation	—
Closing balance at March 31, 2021 (Financial asset)	$—
Reconciliation of level 3 fair value measurements – Financial liability
Opening balance at April 1, 2019 (Financial liability)	$(317)
Fair value change towards cash settled option	(241)
Closing balance at March 31, 2020 (Financial liability)	(558)
Transfer out from Level 3 to Level 1	558
Closing balance at March 31, 2021 (Financial liability)	$—

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

15.    Common stock

PFW had the following authorized and allotted shares as of the years ended March 31, 2021 and 2020:

	2021		2020
	Numbers (in full figures)	Par value $‘000	Numbers (in full figures)	Par value $ ’000
Authorized
Ordinary I shares of €0.01 each	16,500,000	$237	16,500,000	$237
Ordinary II shares of €0.01 each	5,000,000	72	5,000,000	72

Allotted, issued and fully paid
Ordinary I shares of €0.01 each	5,208,517	74	5,208,517	74
Ordinary II shares of €0.01 each	257,942	3	257,942	3

PFW has Ordinary I and Ordinary II class of shares which carry equal voting rights, equal rights to income and distributions of assets on liquidation or otherwise, and no right to fixed income. During March 2019, Ordinary II shares were repurchased by the Company and held as treasury shares.

The Company had reserved shares of common stock for issuance in connection with the following:

	2021	2020
	Numbers (in full figures)	Numbers (in full figures)
Conversion of Class B Preferred Shares	187,500	187,500
Stock option outstanding	874,064	905,294
Total shares reserved	1,061,564	1,092,794

Share subscription amount:

PFW had a share subscription amount of $14,685 which was received from PF World Limited, an intermediate to Prime Focus Limited in fiscal 2014. On October 20, 2018, the Board of Directors authorized the Company to issue 372,223 shares to settle the share subscription amount and were allotted on November 7, 2019.

16.    Class B Convertible Redeemable Preferred Shares

PFW had the following authorized and allotted convertible redeemable preferred shares as of the years ended March 31, 2019, 2020 and 2021:

	2021		2020		2019
	Numbers (in full figures)	Par value $‘000	Numbers (in full figures)	Par value $‘000	Numbers (in full figures)	Par value $’000
Authorized
Convertible redeemable preferred shares of €0.01 each	1,000,000	$14	1,000,000	$14	1,000,000	$14

Allotted, issued and fully paid
Convertible redeemable preferred shares of €0.01 each	187,500	3	187,500	3	187,500	3

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

16.    Class B Convertible Redeemable Preferred Shares (cont.)

On March 19, 2013, PFW issued 187,500 Class B Convertible Redeemable Preferred Shares (“Class B Preferred”), which carry a par value of € 0.01 per share, for $ 10.0 million. There is no activity during the years ended March 31, 2021, 2020 and 2019.

The Class B Preferred Shares form a separate class and carry equal rights. The Preferred Shares are senior to the ordinary shares of PFW with respect to distribution of assets and rights upon liquidation of PFW or a Sale Transaction, with the ability to redeem the shares at an amount equal to the original issue price plus any dividends declared but unpaid thereon. The holder of the Class B Preferred is entitled to the same dividend or distribution that the Board may declare to the holders of the Ordinary shares.

The Class B Preferred shareholders are entitled to vote together with Ordinary shareholders and the number of entitled votes is calculated based on an as converted basis according to the then applicable conversion rate of the Class B Preferred Shares to ordinary shares.

All outstanding Class B Preferred Shares automatically convert into ordinary shares in the event of a qualifying initial public offering (QIPO). A QIPO for the purposes of a required conversion is the listing of shares on an internationally recognized stock exchange with a minimum market capitalization of at least $370 million immediately after such listing. If PFW has not consummated an IPO within 66 months of the issuance of the Class B Preferred Shares, the holder has the right to require PFW to redeem all of the Class B Preferred Shares for cash at the price of the amount of initial consideration plus a return that yields an internal rate of return of 5%. Further, based on mutual agreement via letter dated September 17, 2018, the maturity date has been extended to December 2023.

Class B Preferred shares of $10.0 million does not have a stated maturity date or any mandatory redemption provisions or an unconditional obligation that must or may be settled in a variable number of shares, therefore are classified outside of permanent equity and disclosed as Redeemable preferred shares in the accompanying Combined Balance Sheet along with contractual return of $4.8 million recognized at the 5% internal rate of return as of March 31, 2021.

17.    Share-based payments

During fiscal year 2014, the Board of Directors and Shareholders’ of PFW approved a share option plan for the Group and reserved 973,285 common shares for issuance thereunder. All share-based payments are issued in PFW’s functional currency of U.S. dollars.

Pursuant to such plan, equity-settled options totaling 905,294 ordinary shares were granted to certain executives/consultants and to certain members of the Board of Directors and 57,429 cash-settled options (Phantom stock options) were issued to certain key employees in earlier year(s).

i.       Equity-settled options:

Each equity-settled share option converts into one ordinary share of PFW on exercise. No amounts are paid or payable by the recipient on receipt of the option. The options carry neither rights to dividends nor voting rights. Options may be exercised at any time from the date its eligible to exercise to the date of the expiry. Out of 905,294 options granted, 769,573 options generally vest over 3 to 4 years, 116,083 options fully vest on grant date and 19,638 options vests on achieving sales and margin targets. Of above 269,638 options are exercisable only upon listing of the PFW’s shares on certain stock exchanges subject to some conditions.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

17.    Share-based payments (cont.)

No options were awarded in the year ended March 31, 2021. The fair value of each option award in the years to March 31, 2020 and 2019 was estimated on the date of grant using a Black Scholes option valuation model that uses the assumptions noted in the following table:

	2020	2019
Weighted average grant date fair value	$69.17	$66.10
Share price	$84.2 – $93.37	$101.85
Exercise price	$0.01–$92.4	$101.85
Expected term	5 to 8 years	10 years
Expected volatility	49.5% – 55.5%	20.7%
Expected dividend	0%	0%
Risk free rate	0.29%–0.47%	0.23% – 0.50%

•        Expected Volatility — the Group estimated volatility for option grants by evaluating the average of the annualized price volatility of comparable companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.

•        Expected Term — The expected term of the Group’s options represents the period that the stock-based awards are expected to be outstanding.

•        Dividend Yield — the Group has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

•        Risk-Free Interest Rate — The risk-free interest rate is based on the government bonds with a term that is equal to the options’ expected term at the grant date.

The exercise prices of 263,335 options were modified to $50 per share during the year ended March 31, 2020. The fair value of these grants was re-measured on the date of modification. The incremental charge of $2,369 due to difference in modification date fair value based on revised terms and original terms is recognized to the extent options are already vested immediately in the Combined Statements of Operations during the year ended March 31, 2020. Incremental charge of $ 496 is recorded during the year ended March 31, 2021 and residual charge of $130 for unvested options is recognized over the remaining vesting period of 1.25 years.

Movement in equity-settled shares options during the current year:

	2021		2020		2019
	Numbers of options	Weighted average exercise price	Numbers of options	Weighted average exercise price	Numbers of options	Weighted average exercise price
Balance at the beginning of the year	905,294	$31.16	678,224	$43.48	658,586	$41.74
Granted during the year	—	—	227,070	$40.47	19,638	$101.85
Forfeited during the year	(31,230)	$50.00	—	—	—	—
Exercised during the year	—	—	—	—	—	—
Expired during the year	—	—	—	—	—	—
Balance at the end of the year	874,064	$30.48	905,294	$31.16	678,224	$43.48
Fully vested and Exercisable at the end of the year	571,009	$13.45	559,276	$12.69	408,586	$13.13

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

17.    Share-based payments (cont.)

The aggregate intrinsic value of fully vested and exercisable options as of March 31, 2021 is $14,781. No options were exercised during the years ended on March 31, 2021 and 2020.

Total fair value of shares vested in the years ended on March 31, 2021 is $637, March 31, 2020 is $12,759 and March 31, 2019 is Nil.

The weighted average remaining contractual life in respect of share-based options outstanding is 1,816 days as of March 31, 2021 and 2,217 days as of March 31, 2020. The weighted average remaining contractual life in respect of share-based options exercisable is 1,478 days as of March 31, 2021 and 1,810 days as of March 31, 2020.

Share based compensation cost included in Employee benefit expense is $1,717 for March 31, 2021, $17,256 for March 31, 2020 and $725 for March 31, 2019. The tax benefit recognized is $541 for March 31, 2021 and $1,322 for March 31, 2020. Stock compensation expense for the fiscal year ended March 31, 2020 includes an equity grant to employees in connection with the attempted common share listing process in UK.

As of March 31, 2021, the total compensation cost related to non-vested awards not yet recognized is $ 737 and the weighted-average period over which it is expected to be recognized is 245 days.

ii.      Cash settled stock options:

The Board of Directors approved a grant of 57,429 cash settled options on June 27, 2017, which vest over a period of 48 months to 60 months from October 1, 2014 and expire within ten years from the aforesaid date.

The following are the cash-settled share-based payment arrangements:

	Number	Expiry date	Exercise Price per share	Fair value as at reporting date
Grants	57,429	30-Sep-2024	$0.01	$37.51

Movement in cash settled shares options during the current year:

	2021		2020		2019
	Numbers of options	Weighted average exercise price	Numbers of options	Weighted average exercise price	Numbers of options	Weighted average exercise price
Balance at the beginning of the year	54,178	$0.01	54,178	$0.01	54,178	$0.01
Granted during the year	—	—	—	—	—	—
Forfeited during the year	—	—	—	—	—	—
Exercised during the year	—	—	—	—	—	—
Expired during the year	—	—	—	—	—	—
Balance at the end of the year	54,178	$0.01	54,178	$0.01	54,178	$0.01
Fully vested and Exercisable at the end of the year	—	—	—	—	—	—

The weighted average remaining contractual life in respect of share-based options is 1,279 days as of March 31, 2021 and 1,644 days as of March 31, 2020.

In case of phantom stock options, the participants are entitled to a cash payment amounting to the difference between the exercise price of the options and the exit proceeds allocated to each share underlying the options in case of an employee continuing employment and change of control or listing of PFW on certain stock exchanges subject to some conditions.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

17.    Share-based payments (cont.)

Subsequent to year ended on March 31, 2021 all of phantom stock options were exercised at equity share price of $37.51 per option. Given the proximity to March 31, 2021, this has been considered as reference fair value for the cash settled options at March 31, 2021 and accordingly stock based compensation expense of $1,474, representing the incremental amount paid of $37.51 per share over the previously estimated fair value, has been recorded during the year ended March 31, 2021.

18.    Contingent liabilities and commitments

Legal proceedings:

The Group is involved from time to time in various claims, proceedings, and litigation. The Group establishes reserves for specific legal proceedings when it determines that the likelihood of an unfavorable outcome is probable, and the amount of loss can be reasonably estimated. Management has not identified any legal matters where it believes an unfavorable outcome is reasonably possible and/or for which an estimate of possible losses can be made. Management does not believe that the resolution of these matters would have a material impact on the financial statements.

Also refer to Note 12 for information on bank guarantees.

Other commitments consist of the following as of March 31, 2021 and 2020:

	2021	2020
Estimated amount of contracts remaining to be executed on account of capital expenditure	$68	$97

19.    Leases

Lessee Arrangements

The Group’s operating leases primarily consist of property for production facilities and office space for general and administrative purposes. The Group also has finance leases, primarily for equipment.

The Group determines whether a new contract is a lease at contract inception or for a modified contract at the modification date. Our leases may require us to make fixed rental payments and fixed non-lease costs relating to the leased asset. Fixed non-lease costs, for example common-area maintenance costs, are included in the measurement of the right-of-use asset and lease liability as the Group does not separate lease and non-lease components.

Some of our leases include renewal and/or termination options. If it is reasonably certain that a renewal or termination option will be exercised, the exercise of the option is considered in calculating the term of the lease.

As of March 31, 2021 and 2020 the Group has recorded right of use assets of $4,451 and $4,945, respectively, and lease liabilities of $4,739 and $5,108, respectively, for studios and other facilities for which the Parent provides the Group the right to use, as the arrangement consists of lease under ASC 842. Operating lease rental expenses related to studios and other facilities provided by Parent for the years ended March 31, 2021, 2020 and 2019 were $1,033, $1,132 and $1,071 respectively.

The Group’s operating and finance right-of-use assets and lease liabilities and the associated financial statement line items as of March 31, 2021 and 2020 are as follows:

Lease Assets and Liabilities	Financial Statement Line Items	2021	2020
Operating lease assets	Operating lease assets	$85,847	$65,144
Finance lease assets	Property, plant and equipment, net	18,281	22,533
Total lease assets, net		$104,128	$87,677

Operating lease liabilities – current	Operating lease liabilities – current liabilities	$11,111	$9,133
Finance lease liabilities – current	Current portion of long-term debt and other	12,393	11,737
Operating lease liabilities – non-current	Operating lease liabilities	97,230	71,072
Finance lease liabilities – non-current	Debt	15,199	20,427
Total lease liabilities		$135,933	$112,369

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

19.    Leases (cont.)

The components of lease expense for the years ended March 31, 2021 and 2020 are as follows:

	Year ended March 31,
	2021	2020
Finance lease cost
Depreciation of right-of-use assets	$9,263	$8,864
Interest on lease liabilities	2,394	2,250
Operating lease cost	10,797	9,962
Short-term lease cost	1,576	1,482
Total lease cost	$24,030	$22,558

The rental expense for operating leases for year ended March 31, 2019 was $ 9,671.

Weighted average remaining lease term
Operating lease	11.14 Years	10.92 Years
Finance lease	2.15 Years	2.72 Years

Weighted average discount rate
Operating lease	5.12%	4.78%
Finance lease	6.66%	7.16%

Maturities of lease liabilities as of March 31, 2021, are as follows

	Operating leases	Finance leases
Year ending March 31, 2022	$15,992	$13,772
Year ending March 31, 2023	14,484	9,657
Year ending March 31, 2024	13,866	4,353
Year ending March 31, 2025	13,279	1,644
Year ending March 31, 2026	11,083	198
Thereafter	71,431	—
Total undiscounted future lease payments	140,135	29,624
Less: Imputed interest	31,794	2,032
Total reported lease liability	$108,341	$27,592

Future minimum lease payments under non-cancellable operating leases and non-cancellable capital leases at March 31, 2019 presented based on our historical accounting prior to the adoption of the new lease guidance, are as follows:

	Operating leases	Capital leases
Year ending March 31, 2020	$11,336	$12,744
Year ending March 31, 2021	10,516	10,636
Year ending March 31, 2022	9,800	6,960
Year ending March 31, 2023	9,928	3,975
Year ending March 31, 2024	9,159	894
Thereafter	56,882	—
Total minimum obligations	$107,621	$35,209

Less: amount representing interest		(3,365)
Present value of net minimum obligations		31,844

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

20.    Related party disclosures

The financial information in these combined financial statements may not necessarily reflect the combined financial position, results of operations and cash flows of the Group in the future or what they would have been had the Group not been affiliated with the Parent or parent affiliates. For the majority of services provided, costs were determined based on specific identification by the associated vendors delivering such services. For those costs were shared with the Parent or parent affiliates, management believes that the methods used to allocate expenses to the Group are reasonable.

Further information on transactions with the Parent and parent affiliates including and the Group for the years ended March 31, 2021, 2020 and 2019 are as follows:

	Year ended March 31, 2021	Year ended March 31, 2020	Year ended March 31, 2019
Net business combination under common control*	$2,098	$(11,973)	$(16,366)
Other operating expenses, net	3,029	2,602	2,887
Operating expenses paid on behalf of Parent	—	(469)	(2,062)
Expenses paid on behalf of the PFW Group	256	541	463
Working capital advances to Parent and affiliates	—	(30,751)	(14,435)
Distribution to Parent and affiliates	(4,551)	(4,128)	(3,840)
Net transaction with parent and affiliates**	$832	$(44,178)	$(33,353)

____________

*        The Net business combination under common control includes represents the cash flow generated or used by the business contributed from the Parent. Given the Parent has retained all the cash and cash equivalents for this business for all the periods presented, the cashflow generated or used during each period is reflected as a cash contribution or distribution.

**      Of the net transactions with parent and affiliates, $1,017 resulted in cash contribution from Parent and affiliates during the year ended March 31, 2021, and $59,269 and $33,295 resulted in cash distributed to Parent and affiliates during the years ended March 31, 2020 and 2019, respectively. Net transaction with parent and affiliates in the table above includes the impact of foreign currency gains/losses resulting in differences between the amounts presented above and the cash amounts distributed to Parent and affiliates. Further during the year ended March 31, 2020, amounts associated with the net business combination under common control contained non-cash assets transferred which along with the foreign currency changes resulted in cash distributed to Parent and affiliates being higher by $15,091 than the amounts shown above.

Outstanding balances for related parties (included as a component of Net Parent company investment in Prime Focus World N.V.) as of March 31, 2021 and 2020 are as follows:

	2021	2020
Balance due from (to)
Parent and affiliated holding companies	$51,296	$19,575
Other common controlled entities of the Parent	(379)	30,076
	$50,917	$49,651

Deferred consideration payable
Parent and holding companies (included as a component of Net Parent company investment in Prime Focus World N.V.)	$18,826	$18,549

Deferred consideration represents the balance of amounts payable to Parent towards the purchase consideration of the VFX business of Parent located in India which was acquired on January 1, 2020 and expected to settle in next twelve months.

The net balance due from related parties including loans (which are unsecured, bearing an interest rate of 4% – 15%) are as follows: As of March 31, 2021: $34,806; as of March 31, 2020: $34,839; and as of March 31, 2019: $8,600.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

20.    Related party disclosures (cont.)

Balances due from Parent and affiliated holding companies include an amount of $10,750 as of March 31, 2021, $10,750 as of March 31, 2020 and $4,900 as of March 31, 2019 provided as a deposit to the Parent and its holding companies for the buildout of a facility located in Mumbai, India.

The Parent has given guarantees on behalf of the Group amounting to $18,224 as of March 31, 2021, $17,956 as of March 31, 2020 and $19,296 as of March 31, 2019.

On January 22, 2022, the boards of PFW and PFL approved an agreement for PFL to contribute a business segment of PFL to PFW in exchange for consideration of $48.9 million. The business segment contributed to PFW consists of a business that provides various media production services, including rental of studios, cameras and other equipment and is referred to in these combined financial statements as the “other production services business”. The contribution of the other production services business to PFW is subject to lender and other regulatory approvals which are expected to be obtained by June 30, 2022. The consideration for the other production services business will be transferred to PFL by PFW through the settlement of a portion of existing outstanding affiliate receivables that PFW has from PFL at the time of the closing of the business combination as discussed in Note 22 — Events after the balance sheet date.

Subsequent to year end, Namit Malhotra through A2R Holdings, an entity owned by him, acquired on May 18, 2021, 336,294 Ordinary I shares and on August 6, 2021, 187,500 Class B Preferred Shares from existing shareholders of Prime Focus World NV.

21.    Incamera joint venture and non-controlling interest

Incamera Limited, a 50:50 joint venture was established on February 1, 2021 between the Company and General Systems Vehicle Limited (GSV). Incamera Limited is in the business of providing virtual production services.

The Group has committed to provide consideration to the joint venture of $1,583 of which 50% is payable upfront and balance is payable in two equal instalments on completion of first and second year respectively subject to continuation of GSV as JV partner. GSV has contributed an equivalent amount by way of know-how and intellectual property. Incamera Limited has insufficient equity to finance its activities without additional subordinated financial support and hence is considered to be a variable interest entity, of which the primary beneficiary is determined to be the Group given its power and economic benefits in the venture.

The assets and liabilities recognized on the date of formation of joint venture:

Intangible assets	$3,166
Non-controlling interest	(1,583)
Net assets recognized	$1,583

Consideration provided by the Group in formation	$1,583

Activity in the non-controlling interest for the year ended March 31, 2021 is as follows:

2021
Balance, beginning of the period	$—
Investment by non-controlling interest	1,583
Net loss attributable to non-controlling interest	(612)
Other comprehensive loss attributable to non-controlling interest	(32)
Balance, end of the period	$939

As of March 31, 2021, the assets of $968 of Incamera Limited can be used only to settle obligations related to Incamera Limited of $641. These monetary liabilities of Incamera Limited do not have recourse to the general creditors of the Group.

Prime Focus World N.V.

Combined financial statements for three years ended March 31, 2021

(Figures in $‘000 unless otherwise specified)

22.    Events after the balance sheet date

The Group has evaluated subsequent events through March 16, 2022, which is the date the combined financial statements were available to be issued.

Term facility B

The Company entered into amended and restated facilities agreement on January 4, 2022 with a consortium of banks to borrow an additional $75 million “Term Facility B”. The Term Facility B was made for the purpose for refinancing certain financial indebtedness of the Company and its subsidiaries and the payment of any fees. After deducting an amount of $14.4 million to reduce foreign currency revolvers as required under the refinancing and $0.75 million towards fees, the balance was deposited into the Company’s bank account amounting to $59.8 million. The due date of Term Facility B is July 4, 2023.

Merger and Public Offering

On January 25, 2022, Sports Ventures Acquisition Corp. (“SVAC”) entered into a Business Combination Agreement with Prime Focus World NV to acquire all of the ordinary and preferred shares of PFW issued and outstanding from the stockholders of PFW in exchange for SVAC Class A Ordinary Shares (“Business Combination”). Upon closing, Prime Focus World NV will become a wholly owned subsidiary of SVAC.

Concurrently with the execution of the Business Combination Agreement, SVAC entered into subscription agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and SVAC has agreed to issue and sell to the PIPE Investors, an aggregate of 16,800,000 SVAC Class A Ordinary Shares at a price of $10.00 per share, for aggregate gross proceeds of $168.0 million (the “PIPE Investment”). The PIPE Investment will be consummated substantially concurrently with the Closing of the Business Combination.

Pursuant to a Backstop Agreement, AKICV LLC (the “Sponsor”) has committed to purchase SVAC Class A Ordinary Shares at a price of $10.00 per share solely for purposes of consummating the transactions contemplated in an aggregate amount up to $350,000,000 less the commitments received from PIPE Investors, conditioned upon Closing on the terms and subject to the conditions set forth in the Backstop Agreement (the “Backstop”).

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, SVAC will be treated as the “acquired” company for accounting purposes and the Business Combination will be treated as the equivalent of Prime Focus World NV issuing stock for the net assets of SVAC, accompanied by a recapitalization.

The combined company will continue to operate under the PFW management team, led by Chief Executive Officer, Namit Malhotra. The boards of directors of both SPAC and PFW have approved the proposed transaction. The Business Combination is contingent on a vote by SVAC shareholders.

New secured term loan facility

Concurrently with the execution of the Business Combination Agreement, Prime Focus World NV entered into a commitment letter, dated as of January 25, 2022, with a consortium of banks to provide (a) a senior secured term loan facility in an aggregate principal amount of up to $325.0 million (the “Term Loan B”) and (b) a senior secured multicurrency revolving credit facility in an aggregate principal amount up to $125.0 million (the “Revolving Credit Facility” and, together with the Term Loan B, the “Credit Facilities”), that are contingent on the Closing of the Business Combination. The Term Loan B is expected to be fully drawn at the time of the closing of the merger with SVAC and will be used to repay existing outstanding borrowings.

PRIME FOCUS WORLD N.V.
UNAUDITED CONDENSED COMBINED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31, 2021	As of March 31, 2021
Assets
Current assets
Cash and cash equivalents	$4,782	$41,172
Trade and other receivables (net of allowances for doubtful accounts of $4,550 and $4,193 as of December 31, 2021 and March 31, 2021, respectively)	165,561	120,876
Prepaid expenses and other current assets	11,284	8,546
Total current assets	181,627	170,594
Property and equipment, net	40,131	43,169
Operating lease right-of-use assets	79,044	85,847
Content investments and revenue participation rights	5,007	1,072
Trade and other receivables	12,339	12,716
Deferred tax assets, net	26,420	27,278
Income tax receivables	3,708	3,242
Goodwill	73,501	73,635
Intangible assets, net	25,656	29,998
Other non-current assets	5,770	3,540
Total assets	$453,203	$451,091

Liabilities, convertible redeemable preferred shares, and equity (deficit)
Current liabilities
Accounts payable	$32,207	$31,144
Accrued liabilities	22,314	34,414
Current portion of long-term debt and other	63,605	49,306
Operating lease liabilities	14,248	11,111
Income tax payable	5,508	2,624
Deferred revenue	26,381	17,819
Other current liabilities	7,378	9,784
Total current liabilities	171,641	156,202
Debt, net of financing cost	205,794	227,792
Operating lease liabilities	86,719	97,230
Deferred tax liabilities, net	4,095	1,786
Other non-current liabilities	3,856	3,160
Total liabilities	472,105	486,170

Commitments and contingencies (Note 13)

Convertible redeemable preferred shares
Class B convertible redeemable preferred shares (€0.01 par value; 1,000,000 shares authorized; 187,500 and 187,500 shares issued and outstanding at December 31, 2021 and March 31, 2021, respectively)	15,334	14,777

Equity (deficit)
Net parent company investment	5,778	(9,227)
Accumulated other comprehensive loss	(41,127)	(41,568)
Total parent company deficit	(35,349)	(50,795)
Non-controlling interest	1,113	939
Total deficit	(34,236)	(49,856)
Total liabilities, convertible redeemable preferred shares, and equity (deficit)	$453,203	$451,091

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

PRIME FOCUS WORLD N.V.
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
(In thousands)

	Nine months ended December 31,
	2021	2020
Revenue	$276,844	$204,033
Operating expenses
Employee benefits expense, net	(170,469)	(130,545)
Depreciation and amortization expense	(19,203)	(21,850)
Other operating expenses, net	(47,431)	(45,975)
Related party other operating expenses, net	(1,728)	(1,537)
Operating income	38,013	4,126
Other income (expense)
Interest income	163	126
Interest expense	(9,266)	(11,129)
Income (loss) before income taxes	28,910	(6,877)
Income tax expense	(8,403)	(426)
Net income (loss)	20,507	(7,303)
Less: Net income attributable to non-controlling interests	(175)	—
Net income (loss) attributable to parent	$20,332	$(7,303)

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

PRIME FOCUS WORLD N.V.
UNAUDITED CONDENSED COMBINED STATEMENTS OF Comprehensive Income
(In thousands)

	Nine months ended December 31,
	2021	2020
Net income (loss)	$20,507	$(7,303)

Other comprehensive income (loss), net of income tax:
Exchange differences on translating foreign operations	440	3,435
Total comprehensive income (loss) for the period	20,947	(3,868)
Net income attributable to non-controlling interests	(175)	—
Other comprehensive (income) loss attributable to non-controlling interests	1	—
Total comprehensive income (loss) for the period attributable to parent	$20,773	$(3,868)

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

PRIME FOCUS WORLD N.V.
UNAUDITED CONDENSED COMBINED STATEMENTS OF EQUITY (DEFICIT)
(In thousands)

	Net parent company investment	Accumulated other comprehensive loss	Non-controlling interest	Total equity (deficit)
Balances at April 1, 2020	$(23,476)	$(43,036)	$—	$(66,512)
Net (loss) income	(7,303)	—	—	(7,303)
Other comprehensive income	—	3,435	—	3,435
Net transaction with parent and affiliates	(3,308)	—	—	(3,308)
Stock compensation expense(1)	1,208	—	—	1,208
Balances at December 31, 2020	$(32,879)	$(39,601)	$—	$(72,480)

Balances at April 1, 2021	$(9,227)	$(41,568)	$939	$(49,856)
Net income (loss)	20,332	—	175	20,507
Other comprehensive income (loss)	—	441	(1)	440
Net transaction with parent and affiliates	(5,802)	—	—	(5,802)
Stock compensation expense(1)	475	—	—	475
Balances at December 31, 2021	$5,778	$(41,127)	$1,113	$(34,236)

____________

(1)      This amount in equity corresponds to stock compensation charge recorded through income statement for the nine months ended December 31, 2021 and 2020, for equity awards. In addition, amount recorded outside equity for stock compensation expense recorded for liability awards totaled $355 and $184 for the nine months ended December 31, 2021 and 2020, respectively.

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

PRIME FOCUS WORLD N.V.
UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine months ended December 31,
	2021	2020
Net income (loss)	$20,507	$(7,303)

Adjustments to reconcile net income to net cash from operations:
Depreciation and amortization expense	19,203	21,850
Stock compensation expense	830	1,392
Deferred tax	3,649	159
Write-off and amortization of debt financing cost	635	1,144
Non-cash lease expense	5,255	4,989
Provision for doubtful receivables, deposits, and advances	572	748
Net unrealized foreign exchange loss	741	855
Changes in operating assets and liabilities:
Trade and other receivables	(50,846)	(3,731)
Prepaid expenses and other current assets	(2,839)	1,775
Content investments and revenue participation rights	(3,935)	—
Other non-current assets	(191)	(86)
Accounts payable and accrued liabilities	(1,257)	9,724
Other current liabilities	7,919	(9,487)
Deferred revenue	8,942	(7,965)
Operating lease liabilities	(7,807)	(2,750)
Other non-current liabilities	1,610	822
Net cash from operating activities	2,988	12,136

Cash flow from investing activities
Purchases of property and equipment	(8,472)	(1,693)
Purchase of intangible assets (including under development)	(1,065)	(1,380)
Contribution in joint venture	(790)	—
Total cash used in investing activities	(10,327)	(3,073)

Cash flow from financing activities
Repayment of lease liabilities	(16,065)	(8,946)
Proceeds from long-term borrowings	5,931	—
Repayments of long-term borrowings	(16,761)	(8,743)
Proceeds from short-term borrowings	21,450	37,568
Repayment of short-term borrowings	(14,117)	(45,263)
Proceeds from bank overdrafts (net)	935	—
(Distribution to) contribution from parent	(8,471)	(2,861)
Payment of debt financing cost	(445)	(885)
Total cash used in financing activities	(27,543)	(29,130)
Effect of exchange rates on cash and cash equivalents	(1,456)	(992)
Changes in cash, cash equivalents and restricted cash	(36,338)	(21,059)
Cash, cash equivalents and restricted cash at the beginning of the period	42,563	33,261
Cash, cash equivalents and restricted cash at the end of the period	$6,225	$12,202

Supplemental disclosure of cash flow information:
Cash paid for interest (net)	$9,085	$10,072
Cash paid for income taxes (net)	1,811	6,250
Non-cash transactions
Purchase of Property and Equipment and Intangible assets financed by accounts payable and finance lease	5,368	3,599
Operating lease right-of-use assets on new lease transactions	—	2,057

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

1.      General information

Prime Focus World N.V. (“PFW”) is a private limited company incorporated on August 16, 2011 and domiciled in The Netherlands. The registered office is Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands.

PFW, its subsidiaries and joint venture (together “we” or “PFW Group” or “Group” or the “Company”) are a global technology services entity providing computer-generated visual special effects, or VFX, services through a variety of outputs, including photoreal image generation, two dimension to three dimension, or 2D to 3D, content conversion and animation services for visual content used in film, television, over-the-top, or OTT, virtual reality, or VR, and location-based entertainment. PFW is a subsidiary of Prime Focus Limited (“PFL” or “the Parent”), a company incorporated in India and listed on the National Stock Exchange and Bombay Stock Exchange under the symbols PFOCUS and 532748, respectively. PFW is more commonly known by the name “DNEG” within the entertainment industry.

As discussed in Note 14, the unaudited condensed combined financial statements for the periods presented include significant transactions and affiliations between the PFW and the Parent or affiliates of the Parent. Accordingly, the accompanying unaudited condensed combined financial statements may not be indicative of the financial condition that would have existed or the results of operations that would have been achieved if the PFW had operated without such affiliations. The accompanying combined financial statements present the historical results of operations and assets and liabilities of PFW and the other production services business (described below) as if they were operated on a standalone basis. The net effect of transactions with PFL and affiliates, are reflected in the combined statements of cash flow as a financing activity and in the combined balance sheets as net parent company investment.

All figures, except share and per share data, are in USD thousands ($’000s) unless otherwise specified.

Contribution of Other Production Service Business from Parent

On January 22, 2022 the boards of PFW and PFL approved an agreement for PFL to contribute a business segment of PFL to PFW in exchange for consideration of $48.9 million. The business segment contributed to PFW consists of a business that provides various media production services, including rental of studios, cameras and other equipment and is referred to in these combined financial statements as the “other production services business”. The contribution of the other production services business to PFW is subject to lender and other regulatory approvals which are expected to be obtained by June 30, 2022. The consideration for the other production services business will be transferred to PFL by PFW through the settlement of a portion of existing outstanding affiliate receivables that PFW has from PFL at the time of the closing of the business combination as discussed in Note 17 — Events after the balance sheet date.

Given that the other production services business and PFW are under common control, the unaudited condensed combined financial statements include the balance sheet and results of operations of the other production services business as if the other production services business was part of PFW from inception and applied consistent US generally accepted accounting principles and PFW Group accounting policies. Any intercompany balances between the other production services business and PFW have been eliminated, including the amount of the consideration agreed to between PFW and PFL for the other production services business, in combining the other production services business with PFW’s operations for all periods presented.

2.      Summary of significant accounting policies

Basis of presentation and combination

Our unaudited condensed combined financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and the instructions to quarterly report on Form 10-Q under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X. In the opinion of management, the unaudited condensed combined financial statements reflect all adjustments of a normal recurring nature that are necessary for a fair presentation

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

2.      Summary of significant accounting policies (cont.)

of the results for the interim periods presented. Interim results are not necessarily indicative of results that may be expected for a full year. The balance sheet at March 31, 2021 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The information included in these unaudited condensed combined financial statements should be read in conjunction with information included in the annual financial statements for the year ended on March 31, 2021. The unaudited condensed combined financial statements include the operations of PFW, its wholly owned subsidiaries and joint venture for which PFW is the primary beneficiary and the other production services business contributed by Parent. All intercompany balances and transactions have been eliminated in combination.

Use of estimates and assumptions in preparing combined financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, including the potential impacts arising from the COVID-19 global pandemic, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. It also requires management to exercise judgment in applying the Group’s accounting policies. On an ongoing basis, PFW evaluates its estimates, including, among others, those related to revenue, allowance for doubtful accounts, fair value measurements including common stock valuations, useful lives of property and equipment, goodwill and finite-lived intangible assets, accounting for income taxes, stock-based compensation expense, content investments and revenue participation rights, and commitments and contingencies. PFW’s estimates are based on historical experience, its future expectations and the relevant market information that are believed to be reasonable and supportable. The combination of these factors forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from its current estimates and those differences may be material.

Earnings per share

Earnings per share is not presented because these financial statements are presented on combined basis and thus, the results are not applicable.

3.      Recently issued accounting pronouncements

Accounting Pronouncements Not Yet Adopted

Income Taxes:    In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in this ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The update is effective for all entities for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted and is effective for Group beginning on April 1, 2022. The Group is evaluating the impact of ASU 2019-12 on its combined financial statements.

4.      Revenue and geographic information

Seasonality of revenue:

We experience, and expect to continue to experience, seasonal fluctuations in our results of operations due to changes in the ultimate release dates of our projects and the number of projects on which we work. Prior to the COVID-19 pandemic, motion picture studios generally released their major high budget films, which are typically films with significant VFX content, in the months of March to August and again around the holiday period of November and December. Unlike major Hollywood studios that typically release high-budget films in March through August in

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

4.      Revenue and geographic information (cont.)

the ordinary course of business, and again in November and December, television, OTT, AR/VR and location-based and experiential entertainment content providers typically do not adhere to the same release schedule, and content release dates can vary significantly from project to project. Our services are typically completed approximately two to four weeks prior to the release date of these projects. Many of the films that we provide VFX services for are released during these time periods, so we are typically busier in the months leading up to these release dates. Accordingly, prior to the COVID-19 pandemic, the months of January to June were generally our busiest periods, and we would typically convert more of our order book into revenue during these periods, which would be reflected in our first and fourth fiscal quarter results of operations. In addition to these seasonal trends and the impact of the COVID-19 pandemic, our results of operations may fluctuate period to period based on a number of factors, many of which are beyond our control, such as changes in content provider management and distribution platforms, consolidation among content producers, changes in the availability of creative talent, changes in our production schedule and suspensions or terminations of all or part of our engagements. Moreover, although certain elements of our business have begun to return to pre-COVID-19 pandemic norms, no assurances can be given as to whether the trends in seasonality and impacts of the COVID-19 pandemic described above will continue or change significantly in the short or longer term.

Revenue information:

The Group disaggregates VFX Services revenues from contracts with customers into two categories: DNEG and ReDefine. These two categories align to how the Group markets its VFX services to the entertainment industry, wherein the DNEG line is focused on offering creative services principally to the United States, Canada and other western markets, and ReDefine is focused on offering creative services principally to China and India. The Group determines that disaggregating revenue into these categories achieves the disclosure objective to depict how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors. Other production services include Studio, equipment rental and other production services provided to customers in India.

The table below presents disaggregated revenues for the period ended December 31, 2021 and 2020:

	Nine months ended December 31,
	2021	2020
Revenue
VFX Services
DNEG	$232,924	$182,548
ReDefine	34,104	16,585
Other production services	9,816	4,900
	$276,844	$204,033

Segment information:

The Group defines an operating segment on the same basis that it uses to evaluate performance internally and to allocate resources by the Chief Operating Decision Maker (the “CODM”). The Group has determined that the Chief Executive Officer is its CODM. Based on internal reporting provided to the CODM, the Group’s operations predominantly relate to the provision of visual special effects (VFX) services and Other production services. Discrete financial information is not available or reviewed at a level below this level and, accordingly, there are only two reportable segments — VFX Services and Other production services.

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

4.      Revenue and geographic information (cont.)

Revenue

	Nine months ended December 31,
	2021	2020
VFX services	$267,028	$199,133
Other production services	9,816	4,900
Total combined revenue	$276,844	$204,033

Income (loss) before tax

	Nine months ended December 31,
	2021	2020
VFX services profit (loss)	$26,719	$(5,401)
Other production services profit (loss)	2,191	(1,476)
Total combined income (loss) before tax	$28,910	$(6,877)

Assets

	December 31, 2021	March 31, 2021
VFX services assets	$427,852	$424,850
Other production services assets	25,351	26,241
Combined total assets	$453,203	$451,091

Other significant items

	Nine months ended December 31,
	2021	2020
VFX Services operating income	$35,646	$5,349
Other production services operating income (loss)	2,367	(1,223)
Total combined	$38,013	$4,126

Purchases of property, plant and equipment for VFX	$14,059	$6,394
Purchases of property, plant and equipment for Other production services	846	278
Total combined	$14,905	$6,672

VFX Services depreciation and amortization	$16,732	$19,453
Other production services depreciation and amortization	2,471	2,397
Total combined	$19,203	$21,850

VFX Services interest expense	$9,090	$10,876
Other production services interest expense	176	253
Total combined	$9,266	$11,129

Purchases of property, plant and equipment above include non-cash additions for each of the periods presented.

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

4.      Revenue and geographic information (cont.)

Geographical information

The Group operates in five principal geographical areas — The Netherlands (Country of Domicile), United Kingdom, United States of America, India, and Canada. The Group’s revenue from external customers by location of customers are detailed below:

	Nine months ended December 31,
	2021	2020
Revenue
The Netherlands	$—	$—
United Kingdom	52,023	37,790
United States of America	11,400	8,549
India	13,145	5,837
Canada	200,134	151,000
Rest of the world	142	857
	$276,844	$204,033

Contract Assets (Unbilled Revenue) and Contract Liabilities (Deferred Revenue):

The Group’s contracts with customers generally contain a combination of payments upon commencement of work, linked to the achievement of production milestones or passage of time, and upon or after the delivery of work. These give rise to contract assets or liabilities depending on the stage of completion of the project. A contract asset results when performance obligations are satisfied on a contract in advance of invoicing. The Group records contract liabilities when the Group receives customer payments in advance of the performance obligations being satisfied on the Group’s contracts. The contract liability balance as of April 1, 2021 was $17,819. The Group recognized $16,129 of revenue during the nine months ended December 31, 2021, from the beginning contract liability balance as of April 1, 2021. The contract liability balance as of April 1, 2020 was $38,026. The Group recognized $37,211 of revenue during the nine months ended December 31, 2020, from the beginning contract liability balance as of April 1, 2020. The contract liability as of December 31, 2021 and March 31, 2021 was $26,381 and $17,819, respectively and contract assets as of December 31, 2021 and March 31, 2021 was $116,966 and $90,235, respectively.

Estimate at Completion:

The Group employs an Estimate at Completion (“EAC”) process in which management reviews the estimates contract revenues and of total labor hours to hours incurred by contract. This EAC process requires management judgment relative to assessing risks, estimating contract revenue, determining reasonably dependable effort estimates, and making assumptions. Since certain contracts can extend over a longer period of time and involve multiple changes in scope, the impact of revisions in efforts and revenue estimates during the progress of work may adjust the current period earnings through a cumulative catch-up basis. This method recognizes, in the current period, the cumulative effect of the changes on current and prior quarters. Additionally, if the current contract estimate indicates a loss, a provision is made for the total anticipated loss in the period that it becomes evident. Contract cost and revenue estimates for significant contracts are generally reviewed and reassessed bi-monthly. The majority of revenue recognized over time uses an EAC process. The net aggregate effects of the changes in estimates of efforts, scope and transaction price of contracts accounted for under the percentage of completion method in the nine months ended December 31, 2021 was approximately $1,800 of unfavorable operating income, related to net changes in estimates that unfavorably impacted revenue. The net aggregate effects of the changes in estimates of efforts, scope and transaction price of contracts accounted for under the percentage of completion method in the nine months ended December 31, 2020 was approximately $135 of unfavorable operating income, related to net unfavorable changes in estimates that impacted revenue.

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

4.      Revenue and geographic information (cont.)

Revenue allocated to remaining performance obligations, which includes deferred income and amounts that will be invoiced and recognized as revenue in future periods, is $351,833 as of December 31, 2021. We expect to recognize revenue of $127,876 in fiscal 2022 and $223,956 in fiscal 2023.

5.      Other operating expenses

The following table presents the principal components of other operating expenses for the nine months ended December 31, 2021, and 2020.

	Nine months ended December 31,
	2021	2020
Leases, facilities and other related costs	$19,788	$21,014
Legal and professional	2,764	6,811
Technical service cost	13,088	7,358
Foreign exchange loss (gain), net	(2,629)	899
Other general administrative expenses	14,420	9,893
	$47,431	$45,975

6.      Government assistance

Grants from government such as wage subsidy programs consequent to the impact of COVID-19 are recognized as a deduction to Employee benefits expense in the period in which the entity qualifies to receive it. The Group received subsidies under the Canada Emergency Wage Subsidy (“CEWS”) of $11,233 and $20,041 in the nine months ended December 31, 2021 and 2020, respectively. These are included as a reduction of Employee benefits expense in the unaudited Combined Statements of Operations.

7.      Income taxes

The income tax provision for the nine months ended December 31, 2021 and 2020 is calculated by estimating PFW Group’s annual effective tax rate (estimated annual tax provision divided by estimated annual income before income taxes), and then applying the effective tax rate to income (loss) before income taxes for the period, plus or minus the tax effects of items that relate discretely to the period, if any.

PFW Group’s income tax provision differs from the statutory rate in The Netherlands multiplied by pre-tax income (loss) primarily due to the mix of PFW Group’s pre-tax income (loss) generated across the various jurisdictions in which the PFW Group operates, changes in the valuation allowance against the PFW Group’s deferred tax assets and the creation of deferred tax liabilities on undistributed reserves.

PFW Group’s income tax provision can be affected by many factors, including the overall level of pre-tax income, the mix of pre-tax income generated across the various jurisdictions in which PFW Group operates, changes in tax laws and regulations in those jurisdictions, changes in uncertain tax positions, changes in valuation allowances on its deferred tax assets, tax planning strategies available to PFW Group, and other discrete items.

Uncertain tax positions

Gross unrecognized tax benefits related to uncertain tax positions as of December 31, 2021 and March 31, 2021, were $2,400. The Group estimates that these liabilities would be reduced by $1,700, from offsetting tax benefits associated with the correlative effects of potential transfer pricing adjustments. The net amounts of $700, if not required, would favorably affect the Company’s effective tax rate.

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

7.      Income taxes (cont.)

As of December 31, 2021 and March 31, 2021, we had accrued interest expense related to uncertain tax position of $70 and Nil respectively. The provision for income taxes for nine months ending December 31, 2021 and December 31, 2020 included interest expense related to uncertain tax positions of $70 and Nil respectively.

The aggregate changes in the gross unrecognized tax benefits related to uncertain tax positions for the nine months ended December 31, 2021 and 2020 were as follows:

	2021	2020
Beginning unrecognized tax benefits	$2,400	$—
Increases for tax positions related to the current year	—	—
Increases for tax positions related to prior years	—	—
Decreases for tax positions related to prior years	—	—
	$2,400	$—

In the normal course of business, taxing authorities are in different stages of examining various years of the Company’s tax filings. During these audits the Company may receive proposed audit adjustments that could be material. Therefore, there is a possibility that an adverse outcome in these audits could have a material effect on the Company’s results of operations and financial condition. The Company strives to resolve open matters with each tax authority at the examination level and could reach agreement with a tax authority at any time. While the Company has accrued for matters it believes are more likely than not to require settlement, the eventual outcome with a tax authority may result in a tax liability that is more or less than that reflected in the combined condensed financial statements. The uncertain tax positions are reviewed quarterly and adjusted as events occur that affect potential liabilities for additional taxes, such as lapsing of applicable statutes of limitations, proposed assessments by tax authorities, negotiations between tax authorities, identification of new issues, and issuance of new legislation, regulations, or case law. We do not anticipate any other significant increase or decrease to our tax contingencies for unresolved issues within the next 12 months.

8.      Cash and cash equivalents

Cash and cash equivalents represent cash on hand and held with banks including demand deposits, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less. The Group’s cash balances exceed those that are federally or governmentally insured. To date, the Group has not recognized any losses caused by uninsured balances.

Restricted Cash — The Group classifies all cash whose use is limited by contractual provisions as restricted cash. Restricted cash arises from the requirement for the Company to maintain cash of $1,443 and $1,391 as collateral for bank guarantees, as of December 31, 2021 and March 31, 2021, respectively.

Reconciliation of cash, cash equivalents and restricted cash as of December 31, 2021 and March 31, 2021:

	December 31, 2021	March 31, 2021
Cash and cash equivalents	$4,782	$41,172
Restricted cash (included in other non-current assets)	1,443	1,391
Total cash, cash equivalents, and restricted cash	$6,225	$42,563

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

9.      Debt

Debt consists of the following as of December 31, 2021 and March 31, 2021:

	December 31, 2021	March 31, 2021
Current
Term loan	$25,328	$15,440
Revolving and other credit facilities	24,652	21,702
Finance lease liabilities	13,646	12,393
Unamortized debt issuance cost	(21)	(229)
	63,605	49,306

Non-current
Term loan	45,391	64,239
Revolving and other credit facilities	150,656	149,853
Finance lease liabilities	11,028	15,199
Unamortized debt issuance cost	(1,281)	(1,499)
	205,794	227,792
Total debt	$269,399	$277,098

As of December 31, 2021 and March 31, 2021, the estimated fair value of debt, including the current portion, was $269,216 and $279,262, respectively. The estimated fair values are based on Level 2 inputs.

During the period, the Group has complied with all applicable bank covenants including the financial covenants specified in the debt agreements of interest coverage ratio and leverage ratio required to be measured at each quarter-end. As of December 31, 2021 the interest coverage is required to be above 4x of trailing twelve months earnings before interest, tax, depreciation and amortization and further adjusted for items as defined in the respective debt agreements including stock-based compensation and extraordinary or unusual items (‘TTM EBITDA’) and leverage ratio, defined in the respective debt agreements as total debt less cash divided by TTM EBITDA, is to be below 3.75x of TTM EBITDA. The leverage ratio is 2.62x of TTM EBITDA as of December 31, 2021 calculated in accordance with the definitions in the respective debt agreements. The leverage ratio covenant remains at a maximum of 3.75x of TTM EBITDA until December 31, 2021, at which time it is reduced to 3.25x TTM EBITDA. After March 31, 2022, the leverage ratio covenant is reduced to a maximum of 2.50x of TTM EBITDA through the remainder of the term of the respective debt agreements.

The term loan and revolving and other credit facilities are comprised of the following as of December 31, 2021 and March 31, 2021:

Nature of Loan	December 31, 2021	March 31, 2021	Security, Interest and Maturity details
Bank line of credit	$7,922	$2,654

As of December 31, 2021, bank line of credit of $6.4 million was drawn in US Dollars and $1.5 million in GBP. As of March 31, 2021 bank line of credit of $ 2.7 million was drawn in GBP. Bank line of credit is collateralized by assets of a subsidiary of the Group and on the basis of corporate guarantee issued by the Group and the Parent and personal guarantee of Namit Malhotra and Naresh Malhotra (“the Parent’s shareholder”). The rate of interest applicable on the facility is approximately LIBOR plus 4% to 7.25%.

Cash credit facility in India	2,278	—

Cash credits facility drawn in INR from bank is secured against first pari passu charge on the India business current assets both present and future, personal guarantees and pledge of shares of the Parent held by Parent’s shareholder. The cash credit is repayable on demand and carries interest at the rate of 11.00% to 11.25% per annum. As of March 31, 2021 this facility was undrawn.

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

9.      Debt (cont.)

Nature of Loan	December 31, 2021	March 31, 2021	Security, Interest and Maturity details
Term Loan	64,832	79,969

As of December 31, 2021 term loan of $32.9 million was drawn in US Dollars and $31.9 million in GBP. As of March 31, 2021 term loan of $39.3 million was drawn in US Dollars and $40.7 million in GBP. Term loan is secured by the property and equipment and current assets of the Group, investments of Prime Focus World NV in Double Negative Holdings Limited and Prime Focus International Services UK Limited, which are consolidated subsidiaries of the Group. The rate of interest of the loan is approximately LIBOR plus 2.25% to 3.75% per annum, which is subject to leverage levels. The loan is repayable over a period of four years starting from financial year 2019-20 maturing on September 30, 2023.

Term loan facility in India	5,887	—

Working Capital Term Loan facility obtained in India is 100% Credit Guaranteed by National Credit Guarantee Trust Company Limited under Emergency Credit Line Guarantee Scheme. It carries second charge over present and future current assets, movable fixed assets and properties of Parent’s India business (excluding specific assets charged against finance lease), second charge by way of pledge over 30% shares of Prime Focus Technologies and pledge of shares of the Parent held by Parent’s promoters. Tenor of the loan is 6 years from September 2021, repayable in 48 equal instalments after moratorium of 2 years. Interest rate applicable is 1% over 1 year MCLR subject to cap of 9.25%.

Revolving Facility Loan	149,398	152,073

As of December 31, 2021 revolving facility loan of $60.1 was drawn in US Dollars and $89.3 million in GBP. As of March 31, 2021 revolving facility loan of $62.1 million was drawn in US Dollars and $90.0 million in GBP. Revolving facility loan is secured by property and equipment and current assets of the Group and investment of Prime Focus World NV in Double Negative Holdings Limited and Prime Focus International Services UK Limited, which are consolidated subsidiaries of the Group. The rate of interest of the loan is approximately LIBOR plus 2.25% plus 3.75% per annum subject to leverage levels. The loan is repayable on September 30, 2023.

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

9.      Debt (cont.)

Nature of Loan	December 31, 2021	March 31, 2021	Security, Interest and Maturity details
CLBILS facility	14,408	14,810

In August 2020, Prime Focus World NV further enhanced its existing facilities with a group of banks by approximately $42 million under the Revolving Facility Loan. As part of the incremental facilities availed, the banks provided CLBILS facility (Coronavirus Large Business Interruption Loan Scheme) made available by United Kingdom government to support businesses during the COVID-19 pandemic. These incremental facilities are denominated in GBP and EURO. The applicable interest on these loans is LIBOR + 0.88% per annum. The incremental loan facility has been repaid in January 2022. Of the above $14 million was drawn as of December 31, 2021, $6.7 million in GBP and $7.7 million in Euro. As of March 31, 2021, $14.8 million was drawn, $6.7 million in GBP and $8.1 million in Euro.

	244,725	249,506
Less: Current portion	(49,959)	(36,913)
Non-current portion	$194,766	$212,593

There is $31,045 of unused committed amounts under existing credit facilities as of December 31, 2021 which are available to be drawn down fully by the Company. The Group periodically has bank overdrafts with certain of the banks used in its business operations. Bank overdrafts totaled $5,609 and $4,665 at December 31, 2021 and March 31, 2021, respectively. Bank overdrafts and are included in current portion of long-term debt and other in the accompanying combined balance sheets with changes in the balance included as a financing activity in the accompanying combined statement of cash flows.

10.    Fair value measurements

Some of the Group’s financial liabilities are measured at fair value at the end of each reporting period. The following table gives information about how the fair values of these financial liabilities are determined (in particular, the valuation techniques and inputs used).

Financial liabilities	December 31, 2021	March 31, 2021	Fair Value hierarchy	Valuation techniques and key inputs	Significant unobservable inputs	Relationship of unobservable inputs to fair value
Cash settled option	$—	$(2,032)	Level 1	Settlement amount	Not applicable	Not applicable
Total Financial Liabilities	$—	$(2,032)

All the other financial assets and liabilities of the Group are not measured at fair value on a recurring basis.

The carrying amounts of cash and cash equivalents, trade receivables, other financial assets, trade payables and other financial liabilities, carried at amortized cost as of December 31, 2021 and March 31, 2021 approximate to the fair value.

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

11.    Common stock

PFW had the following authorized and allotted shares as of December 31, 2021 and the year ended March 31, 2021:

	December 31, 2021		March 31, 2021
	Numbers (in full figures)	Par value $ ‘000	Numbers (in full figures)	Par value $ ‘000
Authorized
Ordinary I shares of €0.01 each	16,500,000	$237	16,500,000	$237
Ordinary II shares of €0.01 each	5,000,000	72	5,000,000	72

Allotted, issued, and fully paid
Ordinary I shares of €0.01 each	5,208,517	74	5,208,517	74
Ordinary II shares of €0.01 each	257,942	3	257,942	3

PFW has Ordinary I and Ordinary II class of shares which carry equal voting rights, equal rights to income and distributions of assets on liquidation or otherwise, and no right to fixed income. During March 2019, Ordinary II shares were repurchased by the Company and held as treasury shares.

The Company had reserved shares of common stock for issuance in connection with the following:

	December 31, 2021	March 31, 2021
	Numbers (in full figures)	Numbers (in full figures)
Conversion of Class B Preferred Shares	187,500	187,500
Stock option outstanding	874,064	874,064
Total shares reserved	1,061,564	1,061,564

12.    Share-based payments

All share-based payments are issued in PFWs functional currency of U.S. dollars. During May 2021 all 54,178 outstanding phantom stock options were exercised at an equity share price of $37.51 per option. Given the proximity to March 31, 2021, this was considered to be the fair value of the cash settled options at March 31, 2021 and accordingly a stock-based compensation expense of $1,474, representing the incremental amount paid of $37.51 per share over the previously estimated fair value, was recorded during the year ended March 31, 2021.

13.    Contingent liabilities and commitments

Legal proceedings:

The Group is involved from time to time in various claims, proceedings, and litigation. The Group establishes reserves for specific legal proceedings when it determines that the likelihood of an unfavorable outcome is probable, and the amount of loss can be reasonably estimated. Management has not identified any legal matters where it believes an unfavorable outcome is reasonably possible and/or for which an estimate of possible losses can be made. Management does not believe that the resolution of these matters would have a material impact on the financial statements. The Group has given a bank guarantee of $12,256 as of December 31, 2021 and $12,300 as of March 31, 2021 to a landlord as security for future lease rentals. The associated right of use operating lease assets and operating lease liabilities are recorded for these leases in the accompanying Combined Balance Sheets. In addition, the Group has given performance guarantee of $714 as of December 31, 2021 and $702 as of March 31, 2021 to customer in India with a lien on bank fixed deposit.

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

14.    Related party disclosure

The financial information in these combined financial statements may not necessarily reflect the combined financial position, results of operations and cash flows of the Group in the future or what they would have been had the Group not been affiliated with the parent or parent affiliates. For the majority of services provided, costs were determined based on specific identification by the associated vendors delivering such services. For those costs were shared with the parent or parent affiliates, management believes that the methods used to allocate expenses to the Group are reasonable.

Further information on transactions with the parent and parent affiliates including and the Group for the nine-months ended December 31, 2021 and 2020 are as follows:

	Nine months ended December 31,
	2021	2020
Net business combination under common control*	$(3,939)	$(1,044)
Other operating expenses, net	2,211	2,020
Operating expenses paid on behalf of parent	—	(56)
Expenses paid on behalf of the PFW Group	255	307
Working capital advances to parent and affiliates	(3,181)	(3,206)
Distribution to parent and affiliates	(1,148)	(1,329)
Net transaction with parent and affiliates**	$(5,802)	$(3,308)

____________

*        The Net business combination under common control includes the cash flow generated or used by the business contributed from the Parent. Given the Parent has retained all the cash and cash equivalents for this business for all the periods presented, the cashflow generated or used during each period is reflected as a cash contribution or distribution.

**      Of the net transactions with parent and affiliates, $8,471 and $2,861 resulted in cash distributed to parent and affiliates during the nine months ended December 31, 2021 and 2020, respectively. Net transaction with parent and affiliates in the table above includes the impact of foreign currency gains/losses resulting in differences between the amounts presented above and the cash amounts distributed to parent and affiliates.

Outstanding balances for related parties (included as a component of Net Parent company investment in Prime Focus World N.V.) as of December 31, 2021 and March 31, 2021 are as follows:

	December 31, 2021	March 31, 2021
Balance due from (to)
Parent and affiliated holding companies	$52,367	$51,296
Other common controlled entities of the Parent	413	(379)
	$52,780	$50,917

Deferred consideration payable
Parent and holding companies (included as a component of Net Parent company investment in Prime Focus World N.V.)	$18,549	$18,826

Deferred consideration represents the balance of amounts payable to Parent towards the purchase consideration of the VFX business of Parent located in India, which was acquired on January 1, 2020, and expected to be settled in next twelve months.

On January 22, 2022, the boards of PFW and PFL approved an agreement for PFL to contribute a business segment of PFL to PFW in exchange for consideration of $48.9 million. The business segment contributed to PFW consists of a business that provides various media production services, including rental of studios, cameras and other

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

14.    Related party disclosure (cont.)

equipment and is referred to in these combined financial statements as the “other production services business”. The contribution of the other production services business to PFW is subject to lender and other regulatory approvals which are expected to be obtained by June 30, 2022. The consideration for the other production services business will be transferred to PFL by PFW through the settlement of a portion of existing outstanding affiliate receivables that PFW has from PFL at the time of the closing of the business combination.

Namit Malhotra through A2R Holdings, an entity owned by him, acquired on May 18, 2021, 336,294 Ordinary I shares and on August 6, 2021, 187,500 Class B Preferred Shares from existing shareholders of Prime Focus World NV.

15.    Leases

Lessee Arrangements

The Group’s operating leases primarily consist of property for production facilities and office space for general and administrative purposes. The Group also has finance leases, primarily for equipment.

The Group determines whether a new contract is a lease at contract inception or for a modified contract at the modification date. Our leases may require us to make fixed rental payments and fixed non-lease costs relating to the leased asset. Fixed non-lease costs, for example common-area maintenance costs, are included in the measurement of the right-of-use asset and lease liability as the Group does not separate lease and non-lease components.

Some of our leases include renewal and/or termination options. If it is reasonably certain that a renewal or termination option will be exercised, the exercise of the option is considered in calculating the term of the lease.

As of December 31, 2021 and March 31, 2021 the group has recorded right of use assets of $3,930 and $4,451, respectively, and lease liabilities of $4,275 and $4,739, respectively, for studios and other facilities that are contributed by parent, as the arrangement consists of lease under ASC 842. Operating lease rental expenses related to studios and other facilities contributed by Parent for the nine months ended December 31, 2021 and 2020 is $925 and $807, respectively.

The Group’s operating and finance right-of-use assets and lease liabilities and the associated financial statement line items as of December 31, 2021 and March 31, 2021 are as follows:

Lease Assets and Liabilities	Financial Statement Line Items	December 31, 2021	March 31, 2021
Operating lease assets	Operating lease assets	$79,044	$85,847
Finance lease assets	Property and equipment, net	15,266	18,281
Total lease assets, net		$94,310	$104,128
Operating lease liabilities – current	Operating lease liabilities – current liabilities	$14,248	$11,111
Finance lease liabilities – current	Current portion of long-term debt and other	13,646	12,393
Operating lease liabilities – non-current	Operating lease liabilities	86,719	97,230
Finance lease liabilities – non-current	Debt	11,028	15,199
Total lease liabilities		$125,641	$135,933

Weighted average remaining lease term
Operating lease		10.62 Years	11.14 Years
Finance lease		2.28 Years	2.15 Years

Weighted average discount rate
Operating lease		5.09%	5.12%
Finance lease		6.02%	6.66%

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

15.    Leases (cont.)

The components of lease expense for the period ended December 31, 2021 and 2020 are as follows:

	Nine months ended December 31,
	2021	2020
Finance lease cost
Depreciation of right-of-use assets	$5,648	$5,475
Interest on lease liabilities	1,636	1,563

Operating lease cost	9,070	7,849
Short-term lease cost	962	1,829
Total lease cost	$17,316	$16,716

Maturities of lease liabilities as of December 31, 2021, are as follows:

	Operating leases	Finance leases
Year ending March 31, 2022 (excluding nine months ended December 31, 2021)	$10,591	$4,748
Year ending March 31, 2023	14,390	11,671
Year ending March 31, 2024	13,753	6,351
Year ending March 31, 2025	13,171	3,018
Year ending March 31, 2026	10,443	602
Thereafter	71,839	198
Total undiscounted future lease payments	134,187	26,588
Less: Imputed interest	33,220	1,914
Total reported lease liability	$100,967	$24,674

16.    Non-controlling interest

Activity in the non-controlling interest for the nine months ended December 31, 2021 and 2020 are as follows:

	Nine months ended December 31,
	2021	2020
Balance, beginning of the period	$939	$—
Net income attributable to non-controlling interest	175	—
Other comprehensive income attributable to non-controlling interest	(1)	—
Balance, end of the period	$1,113	$—

As of December 31, 2021, the assets of $7,148 of Joint venture can be used only to settle obligations related to Joint venture of $4,521. These monetary liabilities of Joint venture do not have recourse to the general creditors of the Group.

17.    Events after the balance sheet date

The Group has evaluated subsequent events through March 16, 2022, which is the date the combined financial statements were available to be issued.

Prime Focus World N.V.
Notes to Unaudited Condensed Combined financial statements for the nine-months ended
December 31, 2021 and 2020
(Amounts in thousands unless otherwise specified)

17.    Events after the balance sheet date (cont.)

Term facility B

The Company entered into amended and restated facilities agreement on January 4, 2022 with a consortium of banks to borrow an additional $75 million “Term Facility B”. The Term Facility B was made for the purpose for refinancing certain financial indebtedness of the Company and its subsidiaries and the payment of any fees. After deducting an amount of $14.4 million to reduce foreign currency revolvers as required under the refinancing and $0.75 million towards fees, the balance was deposited into the Company’s bank account amounting to $59.8 million. The due date of Term Facility B is July 4, 2023.

Merger and Public Offering

On January 25, 2022, Sports Ventures Acquisition Corp. (“SVAC”) entered into a Business Combination Agreement with Prime Focus World NV to acquire all of the ordinary and preferred shares of PFW issued and outstanding from the stockholders of PFW in exchange for SVAC Class A Ordinary Shares (“Business Combination”). Upon closing, Prime Focus World NV will become a wholly owned subsidiary of SVAC.

Concurrently with the execution of the Business Combination Agreement, SVAC entered into subscription agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and SVAC has agreed to issue and sell to the PIPE Investors, an aggregate of 16,800,000 SVAC Class A Ordinary Shares at a price of $10.00 per share, for aggregate gross proceeds of $168.0 million (the “PIPE Investment”). The PIPE Investment will be consummated substantially concurrently with the closing of the Business Combination.

Pursuant to a Backstop Agreement, AKICV LLC (the “Sponsor”) has committed to purchase SVAC Class A Ordinary Shares at a price of $10.00 per share solely for purposes of consummating the transactions contemplated in an aggregate amount up to $350,000,000 less the commitments received from PIPE Investors, conditioned upon Closing on the terms and subject to the conditions set forth in the Backstop Agreement (the “Backstop”).

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, SVAC will be treated as the “acquired” company for accounting purposes and the Business Combination will be treated as the equivalent of Prime Focus World NV issuing stock for the net assets of SVAC, accompanied by a recapitalization.

The combined company will continue to operate under the PFW management team, led by Chief Executive Officer, Namit Malhotra. The boards of directors of both SPAC and PFW have approved the proposed transaction. The Business Combination is contingent on a vote by SVAC shareholders.

New secured term loan facility

Concurrently with the execution of the Business Combination Agreement, Prime Focus World NV entered into a commitment letter, dated as of January 25, 2022 with a consortium of banks to provide (a) a senior secured term loan facility in an aggregate principal amount of up to $325.0 million (the “Term Loan B”) and (b) a senior secured multicurrency revolving credit facility in an aggregate principal amount up to $125.0 million (the “Revolving Credit Facility” and, together with the Term Loan B, the “Credit Facilities”), that is contingent on the Closing of the Business Combination. The Term Loan B is expected to be fully drawn at the time of the closing of the merger with SVAC and will be used to repay existing outstanding borrowings.

Annex A

BUSINESS COMBINATION AGREEMENT

dated as of January 25, 2022

by and among

Prime focus world n.v.,

SPORTS VENTURES Acquisition Corp.,

AKICV LLC,

PF Overseas Limited,

and

pRIME FOCUS 3D COOPERATIEF U.A.

Annex A-i

Annex A-ii

EXHIBITS

Exhibit A —	Form of A&R Memorandum and Articles of Association
Exhibit B —	Form of A&R Registration Rights Agreement
Exhibit C —	Form of Sponsor Backstop Agreement
Exhibit D —	Form of Sponsor Support Agreement
Exhibit E —	Form of Stockholder Support Agreement
Exhibit F —	Form of PFL Agreement

Annex A-iii

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of January 25, 2022, is entered into by and among Prime Focus World N.V., a public limited liability company incorporated in the Netherlands (the “Company”), PF Overseas Limited, a limited liability company incorporated in Mauritius (“PF Overseas”), Prime Focus 3D Cooperatief U.A., a Dutch cooperative association (“Dutch Co-op”), AKICV LLC, a Delaware limited liability company (“Sponsor”), and Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“Svac”). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Section 1.01 of this Agreement.

RECITALS

WHEREAS, Svac is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a Business Combination;

WHEREAS, the Svac Board has approved and deemed it advisable and in the best interests of the Svac shareholders, to approve and adopt this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby as a Business Combination;

WHEREAS, the Company Board has approved and deemed it advisable and in the best interests of its stockholders to approve and adopt this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby (including the Company Exchange);

WHEREAS, at the Closing, in accordance with this Agreement, the Company Stockholders and Svac shall effect the Company Exchange;

WHEREAS, in connection with the Transactions, Svac shall enter into the Amended and Restated Memorandum and Articles of Association substantially in the form set forth in Exhibit A (the “Svac Articles of Association”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Svac and Sponsor are entering into that certain Sponsor Support Agreement (the “Sponsor Support Agreement”), whereby, among other things, the Sponsor has agreed: (i) to vote its Svac Class B Ordinary Shares in favor of the Transactions; and (ii) to waive the Svac Anti-Dilution Provisions;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Svac and Sponsor are entering into that certain Sponsor Backstop Agreement (the “Sponsor Backstop Agreement”), providing that, among other things, the Sponsor will agree to subscribe for certain equity or equity-linked securities of Svac in connection with the Closing (the “Sponsor Backstop Subscription”);

WHEREAS, concurrently with the consummation of the Transactions, Svac will cause the Registration Rights Agreement to be amended and restated, substantially in the form set forth in Exhibit B (the “A&R Registration Rights Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Common Equity Investors and Svac have entered into subscription agreements (the “Subscription Agreements”) pursuant to which the Common Equity Investors have agreed to purchase an aggregate of $168,000,000 of Svac Class A Ordinary Shares (the “Common Equity Financing” and the aggregate purchase price of such shares, the “Common Equity Financing Amount”) such purchases to be consummated substantially concurrently with the Closing;

WHEREAS, at the Closing, pursuant to the Svac Organizational Document, the Sponsor’s Class B Ordinary Shares shall automatically convert into Class A Ordinary Shares on a one-for-one basis; and

WHEREAS, pursuant to the Svac Organizational Document, Svac shall provide an opportunity to the Svac Shareholders to have their Svac Class A Ordinary Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement, the Svac Organizational Document, the Trust Agreement, and the Proxy Statement in conjunction with obtaining approval from the Svac Shareholders of this Agreement and the Transactions (the “Offer”).

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NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, Svac, Sponsor, PF Overseas, Dutch Co-op and the Company agree as follows:

Article 1
Certain Definitions

Section 1.01 Definitions.

(a) As used herein, the following terms shall have the following meanings:

“Acquisition Proposal” means, other than the Transactions, any offer or proposal relating to, in a single transaction or a series of related transactions: (i) with respect to the Company Group, (A) any acquisition or purchase, direct or indirect, of (x) a portion of the business of the Company Group that comprises 20% or more of its combined net revenues or net income, taken as a whole, (y) 20% or more of the consolidated assets of the Company Group, taken as a whole, or (z) 20% or more of the Company Ordinary Shares and the Company Preferred Shares (on an as converted basis) or 20% or more of the capital stock of a Subsidiary or Subsidiaries of the Company whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company Group, taken as a whole or (B) a merger, consolidation, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving any member or members of the Company Group whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company Group, taken as a whole; or (ii) with respect to Svac, a merger, consolidation, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction that would constitute a Business Combination with or involving Svac (or any Affiliate or Subsidiary of Svac) and any party other than the Company.

“Action” means any claim, action, suit, investigation, assessment, arbitration, charge, indictment, information or proceeding, in each case that is by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. For the avoidance of doubt, the Sponsor shall be deemed an Affiliate of Svac, prior to the Company Exchange Effective Time, for all purposes hereunder.

“Aggregate Closing Consideration” means $1,321,000,000.00.

“Ancillary Agreements” means the Sponsor Support Agreement, the Stockholder Support Agreement, the Sponsor Backstop Agreement, the Subscription Agreements, the A&R Registration Rights Agreement and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Anti-Bribery Laws” means the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010, and any rules or regulations promulgated thereunder or other Laws of other countries implementing the OECD Convention on Combating Bribery of Foreign Officials).

“Antitrust Laws” means any federal, state, provincial, territorial and foreign statutes, rules, regulations, Governmental Orders, administrative and judicial doctrines and other applicable Laws that are designed or intended to prohibit, restrict or regulate business combinations, foreign investment or actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including, if applicable, the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, and any similar Laws in other jurisdictions.

“Available Cash Consideration” means as of immediately prior to Closing, an amount of cash equal to (i) the Available Svac Cash minus (ii) the Closing Payments minus (iii) the Novator Debt Payment plus (iv) the gross proceeds under the Sponsor Backstop Agreement plus (v) the proceeds from the Debt Financing actually received by the Company prior to or substantially concurrently with the Closing.

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“Available Svac Cash” means all cash and cash equivalents (including marketable securities, bank deposits, checks received but not cleared, and deposits in transit) of any of the Svac Parties as of 12:01 a.m. Pacific Time on the Closing Date, including: (i) the funds remaining in the Trust Account following any Svac Share Redemptions in connection with the Offer and (ii) the net proceeds actually received by Svac in the Common Equity Financing and shall be calculated net of any outstanding checks written or ACH transactions or wire transfers that have been issued but remain outstanding or uncleared (but inclusive, for the avoidance of doubt, of ACH and wire transfer fees) as of 12:01 a.m. Pacific Time on the Closing Date.

“Business Combination” has the meaning given to such term in the Svac Organizational Document.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“CICL” means the Companies Law (2021 Revision) of the Cayman Islands.

“Closing Payments” means, without duplication, (i) the Outstanding Company Expenses and (ii) the Outstanding Svac Expenses.

“Closing Stock Price” means $10.00 per share.

“Common Equity Investor” means any Person that is a party to a Subscription Agreement.

“Company Articles of Association” means the articles of association of the Company dated as of December 18, 2020, as they may be amended, restated or otherwise modified from time to time.

“Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each employment agreement, individual consulting agreement, compensatory equity or equity-based, retirement, profit sharing, bonus, incentive, severance, separation, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, pension, fringe benefits or other compensatory or benefit plan, program, arrangement, policy, trust, annuity, funding arrangement or Contract, in each case, that is maintained, sponsored or contributed to by any member of the Company Group or pursuant to which any member of the Company Group has any material obligations or material liabilities, whether fixed or contingent or direct or indirect, excluding any statutory plan maintained or required to be maintained pursuant to applicable Law (other than the laws of the United States and the United Kingdom).

“Company Board” means the board of directors of the Company.

“Company Capital Stock” means, collectively, the Company Ordinary Shares and Company Preferred Shares.

“Company Disclosure Schedule” means that certain disclosure letter delivered by the Company to Svac in connection with this Agreement.

“Company Employee” means any employee of any member of the Company Group.

“Company Group” means the Company and its Subsidiaries.

“Company Intellectual Property” means any and all Intellectual Property owned or purported to be owned by any member of the Company Group.

“Company Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, assets or results of operations of the Company Group, taken as a whole, excluding any effect resulting from: (i) the taking by any member of the Company Group of any COVID-19 Actions; (ii) any change following the date hereof in applicable Laws, or regulatory policies or interpretations thereof or in accounting or reporting standards or principles or interpretations thereof; (iii) any change in interest rates or economic, financial, market or political conditions generally; (iv) any change generally affecting any of the industries or markets in which the Company Group operates; (v) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of God, any epidemic or pandemic (including the COVID-19 pandemic) and any other force majeure event; (vi) the announcement of the execution of this Agreement, the pendency or consummation of the Company Exchange or the performance of this Agreement (or the obligations hereunder), other than with respect to Section 3.04; (vii) the

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compliance with the express terms of this Agreement, other than pursuant to Section 6.01(a); or (viii) in and of itself, the failure of the Company Group, taken as a whole, to meet any projections, forecasts or budgets or estimates of revenues, earnings or other financial metrics for any period beginning on or after the date of this Agreement; except, in the case of each of clauses (i), (ii), (iii), (iv) or (v), to the extent that any such effect has a disproportionate adverse effect on the Company Group, taken as a whole, relative to the adverse effect on other companies operating in the digital effects industry; provided further that clause (viii) shall not preclude Svac from asserting that any facts or occurrences giving rise to or contributing to such effects that are not otherwise excluded from the definition of Company Material Adverse Effect should be taken into account in determining whether a Company Material Adverse Effect has occurred or would have reasonably been expected to occur, or (b) the ability of the Company Group to consummate the Transactions.

“Company Option” means each option to purchase Company Ordinary Shares granted under the Company Stock Plan or otherwise.

“Company Optionholder” means each holder of a Company Option.

“Company Ordinary Shares” means the Ordinary Shares I and the Ordinary Shares II.

“Company Personal Information” means Personal Information Processed directly or indirectly by, for or on behalf of any member of the Company Group.

“Company Stock Plan” means the Prime Focus World N.V. Equity Compensation Plan dated May 21, 2013, as amended.

“Company Stockholder” means a holder of Company Capital Stock, immediately prior to the Company Exchange Effective Time.

“Company TSM Shares” means, without duplication, as of immediately before the Company Exchange Effective Time, the sum of: (i) the number of issued and outstanding Company Ordinary Shares (including, without duplication, the number of Company Preferred Shares on an as-converted basis, but excluding any treasury shares); and (ii) the number of Company Ordinary Shares issued or issuable upon the exercise of all vested Company Options (including after giving effect to any acceleration of any unvested Company Options in connection with the consummation of the Transactions); in the case of clause (ii), determined on a net exercise basis. For purposes of determining the number of Company Ordinary Shares on a net exercise basis under clause (ii), the per-share value of the Company Ordinary Shares shall be equal to the (A) the sum of (1) the Aggregate Closing Consideration plus (2) the aggregate exercise price of all vested Company Options divided by (B) the Company TSM Shares determined as if the words “net exercise basis” were replaced with the words “cash exercise basis”.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders (other than any Company Benefit Plans).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Action” means any action taken or omitted to be taken after the date of this Agreement that is (i) consistent with the past practice of the Company in response to COVID-19 prior to the date of this Agreement and not prohibited by applicable Law, or (ii) reasonably determined to be necessary or prudent to be taken in response to COVID-19 or any of the measures described in the definition of “COVID-19 Measures,” including the establishment of any policy, procedure or protocol.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security (CARES) Act.

“Debt Commitment Letter” means the executed commitment letter (including all exhibits and schedules thereto) delivered to the Company on the date hereof, as may be amended, supplemented, modified or replaced in compliance with this Agreement and in accordance with the terms thereof, in each case, pursuant to which the Debt Financing Sources party thereto have agreed (on the terms and subject to the conditions thereof), to lend the amounts set forth therein.

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“Debt Financing” means the debt financing incurred or intended to be incurred by the Company pursuant to the Debt Commitment Letter.

“Debt Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing or any other financing (other than the Common Equity Financing and the Sponsor Backstop Commitment) in connection with the transactions contemplated hereby, including the parties to any joinder agreements, commitment letters, note purchase agreements, indentures, credit agreements or other agreements entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, controlling persons, agents and representatives and, in each case, their respective successors and assigns.

“Derivative Securities” means, with respect to a Person, (i) securities of such Person convertible into or exchangeable for shares of capital stock or other voting securities of, or ownership interests in, such Person; (ii) subscriptions, warrants, calls, options, stock appreciation rights or other rights to acquire from such Person, or other obligation of such Person to issue, any capital stock or other voting securities of, or ownership interests in, such Person, or securities convertible into or exchangeable for capital stock or other voting securities of, or ownership interests in, such Person; or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or other equity or equity-linked incentives or awards or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, such Person.

“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the environment (including natural resources) and human health and safety, or the use, storage, emission, disposal or release of or exposure to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to each member of the Company Group, any Person, trade or business (whether or not incorporated) that, together with such member of the Company Group, is required to be treated as a “single employer” under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(i) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the quotient obtained by dividing (a) the Per Share Consideration Value by (b) the Closing Stock Price.

“Existing Company Facilities Agreement” means the Amendment and Restatement Deed dated as of January 4, 2022 by and among the Company, National Westminster Bank PLC, J.P. Morgan Chase Bank N.A., London Branch, ING Bank N.V., Singapore Branch, BNP Paribas Fortis SA/NV, Santander UK PLC and Deutsche Bank AG New York Branch as lenders, the Royal Bank of Scotland PLC as agent, and National Westminster Bank PLC as security agent and the other parties thereto.

“Fraud” means actual and intentional common law fraud committed by a party hereto with respect to the making of the representations and warranties set forth in Article 3 or Article 4, as applicable. Under no circumstances shall “fraud” include any equitable fraud, constructive fraud, negligent misrepresentation, unfair dealings, or any other fraud or torts based on recklessness or negligence, in the absence of express intention that another party hereto rely on such representation or warranty to its detriment.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement, articles of association, and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association.
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“Governmental Authority” means any federal, state, provincial, municipal, local or non-U.S. government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, mold, per- and polyfluoroalkyl substances or pesticides.

“Incidental License” means any: (i) permitted use in a nondisclosure agreement, confidentiality or secrecy agreement; (ii) licenses with current and former employees or contractors of the Company or any of its Subsidiaries; (iii) non-exclusive licenses granted by the Company or any of its Subsidiaries in the ordinary course of business; (iv) licenses granted by the Company or any of its Subsidiaries to end users that arise as a matter of law by implication as a result of use of the Company’s and its Subsidiaries’ product and services offerings in the ordinary course of business, (v) licenses or software as a service agreements for the use by the Company of generally available Software (or Software as a service product) that are available on standard terms; (vi) licenses for Open Source Materials owned by a third party; or (vii) any non-exclusive license that is merely incidental to the transaction contemplated in such license, the commercial purpose of which is primarily for something other than such license, such as a sales or marketing Contract that includes an incidental license to use the trademarks of the Company or any Subsidiary of the Company for the purposes of advertising and selling the products or services of the Company or any Subsidiary of the Company during the term of and in accordance with such Contract, or a Contract to purchase or lease equipment, such as a photocopier, computer, or mobile phone that also contains a license of Intellectual Property.

“Indebtedness” means, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or services, including “earnout” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case, to the extent drawn), (e) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) obligations under capitalized leases, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) guarantees with respect to any amounts of a type described in clauses (a) through (g) above; and (i) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations; provided, however, that Indebtedness shall not include accounts payable to trade creditors and accrued expenses arising in the ordinary course of business.

“Intellectual Property” means (a) trademarks, service marks, trade names, trade dress, domain names, social media identifiers, brand names, logos and other source identifiers and all goodwill related thereto, (b) mask works, database rights and copyrights, (c) trade secrets, know-how, processes, procedures, source code and other confidential business information (collectively, “Trade Secrets”), (d) inventions (whether or not patentable, patents, patent applications and other patent rights including any divisionals, continuations, continuations-in-part, reissues and reexaminations thereof), (e) Software, (f) any registrations or applications for registration of any of the foregoing and (g) any other type of proprietary intellectual property rights.

“International Trade Laws” means all Laws relating to the import, export, re-export, deemed export, deemed re-export, or transfer of information, data, goods, and technology, including but not limited to the Export Administration Regulations administered by the United States Department of Commerce, the International Traffic in Arms Regulations administered by the United States Department of State, customs and import Laws administered by United States

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Customs and Border Protection, any other export or import controls administered by an agency of the United States government, the anti-boycott regulations administered by the United States Department of Commerce and the United States Department of the Treasury, and other Laws adopted by Governmental Authorities of other countries relating to the same subject matter as the United States Laws described above.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied by the Company or any of its Subsidiaries.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest, title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except for any restrictions arising under any applicable Securities Laws. Without limiting the generality of the foregoing, for purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Minimum Cash” means $350,000,000.

“Nasdaq” means The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market.

“Novator Capital” means Novator Capital Limited, a company incorporated under the laws of Guernsey with registered number 67622, whose registered office is at Royal Chambers.

“Novator Debt” means the outstanding debt pursuant to the Amendment and Restatement Deed dated July 19, 2021 by and between PF World Limited (“PF World”) as borrower, PF World Limited, PF Overseas, Dutch Co-op, PF Investments Limited, and Prime Focus Luxembourg S.A.R.L. as guarantors and Novator Capital as lender (the “Novator Debt Documents”), plus accrued interest as of the Closing Date, provided that the determination of such debt shall not incorporate the “Permitted IPO Amount” thereunder for the purposes of this Agreement, but shall separately be determined among the parties to the Novator Debt Documents.

“Novator Debt Payment” has the meaning set forth in Section 2.05(a).

“Parties” means (i) with respect to this Agreement, the Company, Svac, PF Overseas, Dutch Co-op, Sponsor (and their permitted successors and assigns), and (ii) with respect to any Ancillary Agreement, the parties named in the preamble thereto (and their permitted successors and assigns), and references herein to a “Party” or the “Parties” means any of them.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Consideration Value” means (a) the Aggregate Closing Consideration divided by (b) the Company TSM Shares.

“Per Share Stock Consideration” means with respect to any Company Ordinary Share (including on an as-converted basis with respect to any Company Preferred Shares) issued and outstanding immediately prior to the Company Exchange Effective Time, a number of validly issued, fully paid and nonassessable Svac Class A Ordinary Shares equal to the Exchange Ratio.

“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations and other similar consents issued by or obtained from a Governmental Authority.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens (A) that arise in the ordinary course of business, (B) that relate to amounts not yet delinquent or (C) that are being contested in good faith through appropriate Actions, and either are not material or appropriate reserves for the amount being contested have been established in accordance with GAAP, (ii) purchase money Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions to the extent appropriate reserves have

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been established in accordance with GAAP or the non-US equivalent thereof, (iv) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (v) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (vi) in the case of real property, whether or not leased, matters that would be disclosed by an accurate survey or inspection of any such real property which do not materially interfere with the current use or occupancy of such real property, (vii) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities, which do not materially interfere with the current use or occupancy, (viii) statutory Liens of landlords for amounts that (A) are not due and payable, (B) are being contested in good faith by appropriate proceedings and either are not material or appropriate reserves for the amount being contested have been established in accordance with GAAP or (C) may thereafter be paid without penalty and (ix) Liens described on Section 1.01(A) of the Company Disclosure Schedule or incurred in connection with activities permitted under Section 5.01 hereof (including, for the avoidance of doubt, the Debt Financing and any refinancings of existing indebtedness of the Company Group).

“Person” means any individual, firm, corporation, partnership (limited or general), limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” means any information, in any form, that is considered “personally identifiable information,” “personal information,” or “personal data,” under the Privacy Laws or in any other applicable Laws.

“PFL Agreement” means the agreement set forth as Exhibit F.

“Privacy Laws” means all applicable Laws governing the privacy, security, protection or Processing of Personal Information, including to the extent directly applicable to the Company, the Controlling the Assault of Non-Solicited Pornography and Marketing Act, (Indian) Information Technology Act, 2000 and rules promulgated thereunder; the Personal Information and Electronic Documents Act, the Personal Information Protection Act, S.B.C., An act respecting the protection of personal information in the private sector, An Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-television and Telecommunications Commissions Act, the Competition Act and the Telecommunications Act (Canada) (collectively, “Canadian Privacy Laws”); and the General Data Protection Regulation 2016/679 (GDPR) and any applicable national laws which implement the GDPR, the United Kingdom GDPR and GDPR (as defined by the UK DPA as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc) (EU Exit) Regulations 2019) UK Data Protection Act 2018, the e-Privacy Directive (Directive 2002/58/EC) and any applicable national laws which implement the e-Privacy Directive including in the United Kingdom (collectively, “EEA-UK Privacy Laws”), and including in particular all requirements arising under EEA-UK Privacy Laws and/or Canadian Privacy Laws related to the sharing and cross-border transfer of Personal Information.

“Privacy Policies” means the Company’s privacy policy available at https://www.dneg.com/privacy-policy/, and any other written policy or notice of the Company relating to Personal Information required by Privacy Laws.

“Process” or “Processing” means any operation or set of operations which is performed on Personal Information, such as the use, access, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination or combination of such Personal Information.

“Redeeming Shareholder” means an Svac Shareholder who demands that Svac redeem its Svac Class A Ordinary Shares for cash in connection with the Offer and in accordance with the Svac Organizational Document.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 5, 2021 (as it may be amended or modified from time to time), by and among the Svac, the Sponsor and the other parties thereto.

“Representatives” means, collectively, with respect to any Person, such Person’s Affiliates and the officers, directors, employees, agents or advisors, including any investment banker, broker, attorney, legal counsel, accountant, consultant or other authorized representative of such Person and its Affiliates.

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“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions Laws (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means (i) any Person identified in any sanctions-related list of designated Persons maintained by (a) the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State; (b) Her Majesty’s Treasury of the United Kingdom; (c) any committee of the United Nations Security Council; or (d) the European Union; (ii) any Person located, organized, or resident in, organized in, or a Governmental Authority or government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i) or (ii), either individually or in the aggregate.

“Sanctions Laws” means those trade, economic and financial sanctions Laws administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, or (iv) Her Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Service Provider” means any employee (including any Company Employee), officer, director, manager, individual independent contractor or individual consultant of the Company Group.

“Software” means all computer software, applications, and programs, including software compilations, development tools, compilers, files, scripts, architecture, application programming interfaces, mobile applications, algorithms, user interfaces, menus, buttons, icons, and documentation related thereto or associated therewith as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form.

“Sponsor Backstop Agreement” means a backstop agreement, substantially in the form of Exhibit C, providing for the Sponsor to, among other things, subscribe for common equity of Svac to support the consummation of the Transactions.

“Sponsor Support Agreement” means a support agreement, substantially in the form of Exhibit D, providing for the Sponsor to, among other things, vote in favor of the adoption of this Agreement and support the consummation of the Transactions.

“Stockholder Support Agreement” means a support agreement, substantially in the form of Exhibit E, providing for each of the stockholders of the Company to, among other things, vote in favor of the adoption of this Agreement and support the consummation of the Transactions, including by agreeing to participate in the Company Exchange.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a general or limited partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Svac Anti-Dilution Provisions” means the anti-dilution provisions contained in Section 17.3 of the Svac Organizational Document.

“Svac Board” means the board of directors of Svac.

“Svac Class A Ordinary Shares” means the Class A ordinary shares of Svac, par value $0.0001 per share.

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“Svac Class B Ordinary Shares” means the Class B ordinary shares of Svac, par value $0.0001 per share.

“Svac Disclosure Schedule” means that certain disclosure letter delivered by Svac to the Company in connection with this Agreement.

“Svac Material Adverse Effect” means a material adverse effect on the ability of the Svac Parties to consummate the Transactions.

“Svac Ordinary Shares” means Svac Class A Ordinary Shares and Svac Class B Ordinary Shares.

“Svac Organizational Document” means the Amended and Restated Memorandum and Articles of Association of Svac, adopted on September 24, 2020.

“Svac Parties” means Sponsor and Svac.

“Svac Related Party” means the Svac Parties and each of their respective Affiliates and their and their respective Affiliates’ stockholders, partners, members, officers, directors, employees, controlling persons, agents and Representatives.

“Svac Share Redemptions” means any redemptions of Svac Class A Ordinary Shares in connection with the Offer.

“Svac Shareholder” means a holder of Svac Ordinary Shares.

“Svac Units” means the units of Svac issued in connection with its initial public offering, which such units are comprised of one share of Svac Class A Ordinary Shares and one-third of one Svac Warrant.

“Svac Warrants” means rights to acquire Svac Class A Ordinary Shares that were included in the Svac Units sold as part of Svac’s initial public offering or sold to the Sponsor in a private placement in connection with such initial public offering.

“Svac Warrant Agreement” means the Warrant Agreement, dated as of January 5, 2021, between Svac and Continental Stock Transfer & Trust Company, as warrant agent.

“Tax” means any federal, state, provincial, territorial, local, non-U.S. and other income, estimated unemployment, social security, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment, social security, national insurance, withholding, payroll, ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, sales, use, or other tax or levy or other like governmental fee or assessment, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, estimate or other document filed or required to be filed with a Governmental Authority respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Transaction Documents” means this Agreement and the Ancillary Agreements.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements, including the Company Exchange.

“Treasury Regulations” means the regulations promulgated under the Code.

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

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(b) Each of the following terms is defined in the Section set forth opposite such term:

Term		Section
A&R Registration Rights Agreement		Preamble
Agreement		Preamble
Allocation Statement		2.04(b)
Alternative Conversion		2.03(d)
Chosen Courts		10.11
Closing	87	2.01(a)
Closing Date		2.01(a)
Code		Preamble
Common Equity Financing		Preamble
Common Equity Financing Amount		Preamble
Company		Preamble
Company Affiliate Agreement		3.12
Company Audited Financial Statements		3.07
Company Converted Options		2.03(d)
Company Cure Period		9.01(c)(ii)
Company D&O Insurance		7.06(b)
Company Designees		2.02(a)(i)
Company Exchange	86	2.01(b)(i)
Company Exchange Effective Time		2.01(b)(i)
Company Financial Statements		3.07(a)
Company Personal Information		3.16(a)
Company Preferred Shares		3.06(a)
Company Processing System		3.16(e)
Company Stockholder Consideration		2.01(b)(i)
Company Subsidiary Securities		3.02(d)
Company Unaudited Financial Statements		3.07(a)
Confidentiality Agreement		10.08
Converted Svac Option		2.03(a)
Copyleft Terms		3.15(g)
Data Partners		3.16(a)
DNEG Group		10.14(b)
Effective Time		3.01(b)
End Date		9.01(b)
Enforceability Exceptions		3.03(c)
Exchange Agent		2.06(a)
Exchange Agent Agreement		2.06(a)
Export Approvals		3.22(a)
Funding Amount		2.06(a)
Interim Period		5.01(a)
Internal Controls		4.06(d)
ITA		3.19(r)
JOBS Act		6.06(d)
Key Employee		5.01(a)(xi)
Letter of Transmittal		2.06(c)
Material Contracts		3.12(a)
Minimum Cash Condition	96	8.03(e)
Non-US Benefit Plan		3.17(h)
Novator Debt Payment		2.05(a)
Offer		Preamble

Annex A-11

Term		Section
Open Source Materials		3.15(g)
Ordinary Shares I		3.06(a)
Ordinary Shares II		3.06(a)
Outstanding Svac Expenses		2.04(a)(iii)
Outstanding Company Expenses		2.04(a)
PFISL		5.07
PF Overseas/Novator Shares		2.05(a)
Primary Capital Wire Amount		2.04(b)(ii)
Privacy Commitments		3.16(a)
Proposals		7.02(a)
Protected Intellectual Property		3.15(d)
Proxy Statement		7.02(a)
R&W Policy		Section 6.05
Registered Intellectual Property		3.15(a)
Registration Rights Agreement		Preamble
Security Incident		3.16(b)
Shareholder Action		7.10
Sponsor		Preamble
Sponsor Backstop Commitment		4.22
Sponsor Backstop Subscription		Preamble
Sponsor Support Agreement	241	Preamble
Subscription Agreement		Preamble
Surviving Provisions		9.02
Svac	1	Preamble
Svac Affiliate Agreement		4.22
Svac Articles of Association		Preamble
Svac Board Recommendation		4.02(b)
Svac Cure Period		9.01(d)(i)
Svac EGM		6.03(a)
Svac Equity Incentive Plan		7.08(a)
Svac Fee Cap		10.05
Svac Financial Statements		4.07(a)
Svac Fully Diluted Shares		7.08(a)
Svac Group		10.14(a)
Svac Warrant		2.02(c)
Terminating Company Breach		9.01(c)
Terminating Svac Breach		9.01(d)
Transfer		5.07
Trust Agreement		4.14(a)
Trustee		4.14(a)

Section 1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section” “Schedule,” “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s or Svac’s business, as applicable.

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(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. Whenever this Agreement refers to a time, such time shall refer to Pacific Time.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(h) The phrases “delivered,” “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been (i) provided no later than one (1) Business Day prior to the date of this Agreement to the party to which such information or material is to be provided or furnished (a) in the virtual “data room” maintained on Intralinks.com under the title “Project Infinity” or (b) by delivery to such party or its legal counsel via electronic mail or hard copy form, or (ii) with respect to Svac, publicly filed with the SEC by Svac on or no later than one (1) Business Day prior to the date hereof.

Section 1.03 Knowledge.

As used herein, the phrase “to the knowledge of” shall mean the actual knowledge, or the knowledge that would have been acquired following reasonable inquiry of his or her direct reports, of:

(a) in the case of the Company, those individuals named in Section 1.03 of the Company Disclosure Schedule; and

(b) in the case of Svac or the Svac Parties, as applicable, those individuals named in Section 1.03 of the Svac Disclosure Schedule.

Article 2
Closing Transactions

Section 2.01 Closing

On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur as set forth in this Article 2:

(a) Closing Date.

(i) The closing of the Company Exchange (the “Closing”) shall take place as soon as possible, but in any event no later than three (3) Business Days, after the date the conditions set forth in Article 8 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the Party or Parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Svac and the Company may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

(ii) Svac shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement in connection with the Closing to be so delivered and shall cause the Trustee, at the Closing, to (i) pay as and when due all amounts payable for the Svac Share Redemptions and (ii) pay all amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement, including the transfer of funds which shall comprise a portion of the Primary Capital Wire Amount to Svac from the Trust Account. Thereafter, the Trust Account shall terminate.

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(b) Company Exchange.

(i) On the Closing Date, Svac and the Company Stockholders shall consummate the Company Exchange, pursuant to which Svac shall acquire from the Company Stockholders, and the Company Stockholders shall transfer, convey and deliver to Svac by means of the execution of a notarial deed of contribution and transfer in favor of Svac of all of the capital stock of the Company as of immediately prior to the Company Exchange Effective Time, free and clear of all Liens (other than restrictions on transfer under generally applicable securities Laws or any general restrictions under the Company Articles of Association), and each Company Stockholder shall receive, in consideration for such transfer, conveyance and delivery of each Company Ordinary Share and each Company Preferred Share, a number of Svac Class A Ordinary Shares equal to such Company Stockholder’s portion of the Company Stockholder Consideration to which such Company Stockholder is entitled in accordance with this Agreement and as set forth in the Allocation Statement. The time at which the Company Exchange is actually consummated in accordance with this Agreement is referred to herein as the “Company Exchange Effective Time” and the transactions contemplated by this Section 2.01(b), collectively, the “Company Exchange”. The aggregate amount of consideration allocated to each Company Stockholder pursuant to this Section 2.01(b) is referred to herein as the “Company Stockholder Consideration”. Immediately after the Company Exchange Effective Time, the share register of Svac shall be written up in respect of the Svac Class A Ordinary Shares issued to Company Stockholders in exchange for the transfer, conveyance and delivery of the Company Ordinary Shares and the Company Preferred Shares, as applicable.

(ii) At the Company Exchange Effective Time, by virtue of the Company Exchange and without any action on the part of any holder thereof, each share of Company Capital Stock held in the treasury of the Company immediately prior to the Company Exchange Effective Time shall be cancelled and no payment or distribution shall be made with respect thereto.

(c) Organizational Documents of Svac. At or prior to the Company Exchange Effective Time, the memorandum and articles of association of Svac, as in effect immediately prior to the Company Exchange Effective Time, shall be amended in accordance with its terms and the CICL, and Svac shall adopt the Svac Articles of Association, until thereafter supplemented or amended in accordance with its terms and the CICL.

Section 2.02 Directors and Officers; Certain Closing Actions.

(a) Conditioned upon the occurrence of the Closing, subject to any limitation with respect to any specific individual imposed under applicable Laws and the listing requirements of Nasdaq, the Company and the Svac Parties shall take all necessary action to cause the Svac Board as of immediately following the Closing to consist of up to seven (7) directors, of whom:

(i) one (1) individual shall be designated by the Sponsor, which individual shall (x) qualify as “independent” under applicable SEC and Nasdaq rules and regulations, and (y) be reasonably acceptable to the Company, no later than five (5) Business Days prior to the mailing of the Proxy Statement;

(ii) four (4) individuals shall be designated by the Company, including at least one (1) individual who qualify as “independent” under applicable SEC and Nasdaq rules and regulations, no later than five (5) Business Days prior to the mailing of the Proxy Statement (the “Company Designees”); and

(iii) two (2) individuals shall be designated by Novator Capital, which individuals shall (x) qualify as “independent” under applicable SEC and Nasdaq rules and regulations, no later than five (5) Business Days prior to the mailing of the Proxy Statement.

(b) Upon each individual becoming a director of the Svac Board, Svac will enter into customary indemnification agreements reasonably satisfactory to the Company and each such director.

(c) Conditioned upon the occurrence of the Closing, the Company and Svac shall take all actions necessary or appropriate (including securing resignations or removals, effective as of the Company Exchange Effective Time and making such appointments as are necessary) to cause the Persons determined by the Company and communicated in writing to Svac prior to the Closing Date to be the officers of Svac until the earlier of their resignation or removal or until their respective successors are duly appointed.

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(d) Concurrently with the Closing, Svac shall cause the Registration Rights Agreement to be amended and restated to be substantially in the form of the A&R Registration Rights Agreement. Svac shall have provided all Persons listed in Section 2.02(d) of the Company Disclosure Schedule a reasonable opportunity to become parties to the A&R Registration Rights Agreement before the Closing and will include them as parties if so requested by them.

Section 2.03 Treatment of Company Options.

(a) Effective as of the Company Exchange Effective Time, each Company Option that is outstanding and not exercised as of immediately prior to the Company Exchange Effective Time, whether or not vested or exercisable, shall automatically be converted into an option to acquire Svac Class A Ordinary Shares (a “Converted Svac Option”). Each such Converted Svac Option shall (i) cover a number of Svac Class A Ordinary Shares determined by multiplying (A) the number of Company Ordinary Shares subject to the underlying Company Option immediately prior to the Company Exchange Effective Time by (B) the Exchange Ratio, which product shall be rounded down to the nearest whole number of shares, and (ii) have an exercise price per share in U.S. Dollars determined by dividing the exercise price per share of the underlying Company Option immediately prior to the Company Exchange Effective Time by the Exchange Ratio, which quotient shall be rounded up to the nearest whole cent. As of the Company Exchange Effective Time, all Company Options shall cease to be outstanding and each Company Optionholder shall cease to have any rights with respect to such Company Options, except with respect to the resulting Converted Svac Options, as set forth in this Section 2.03(a).

(b) Notwithstanding the foregoing, the conversions described in Section 2.03(a) will be determined in a manner consistent with the requirements of Section 409A of the Code and Section 424(a) of the Code, in each case, to the extent applicable. Following the Company Exchange Effective Time, each Converted Svac Option shall be subject to the same terms and conditions, including, without limitation, any vesting conditions, as had applied to the corresponding Company Option as of immediately prior to the Company Exchange Effective Time, except for such terms rendered inoperative by reason of the Transactions, subject to such adjustments as reasonably determined by the Svac Board to be necessary or appropriate to give effect to the conversion or the Transactions.

(c) No later than immediately prior to the Company Exchange Effective Time, the Company shall obtain appropriate resolutions of the Company Board, take all necessary actions and provide all notices, in each case, that are required to: (i) effectuate the transactions contemplated by this Section 2.03; and (ii) provide for the termination of the Company Stock Plan (other than with respect to Converted Svac Options), effective as of the Company Exchange. Svac shall take all actions that are necessary for the assumption of the Company Options pursuant to this Section 2.03, including the reservation, issuance and listing of the Svac Class A Ordinary Shares subject to the Converted Svac Options (including as provided in Section 7.08(c)).

(d) Notwithstanding anything to the contrary contained herein, the Company shall have the option and the right to convert the Company Options into phantom equity, cash-settled stock appreciation rights, cash-settled restricted stock units and/or debt obligations of the Company to be paid in cash and/or equity (the “Alternative Conversion”, and such converted options, the “Company Converted Options”). If the Company effects the Alternative Conversion, such Company Converted Options shall be converted on a net shares basis taking into account the applicable exercise price, shall not be deemed to be outstanding under the Company Stock Plan, and shall not be taken into account for purposes of determining the Company TSM Shares pursuant to this Agreement. The Company shall be permitted to take all necessary actions to effect the treatment of the Company Options pursuant to this Section 2.03(d) (taking into account applicable Law in the respective jurisdictions where the Company Options have been granted), including amending the terms of the Company Stock Plan and/or seeking consent of each such holder of Company Options, to the extent necessary. The Company shall consult with the Sponsor on the implementation of the Alternative Conversion and keep the Sponsor apprised of the Company’s efforts in connection with the achievement of the Alternative Conversion pursuant to this Section 2.03(d).

Section 2.04 Consideration Calculation; Allocation Statement.

(a) No later than 12 p.m. Pacific Time on the third (3rd) Business Day immediately preceding the Closing Date:

(i) Svac shall provide to the Company its good faith calculation of Available Svac Cash;

(ii) the Company shall provide to Svac a written report setting forth a list of the fees, expenses and disbursements incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement, the other Transaction Documents and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such

Annex A-15

fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date, including: (i) the fees and disbursements of the financial advisors to the Company, including Deutsche Bank; (ii) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions, including Latham & Watkins LLP; and (iii) the fees and expenses of any other agents, advisors, accountants, auditors, tax advisors, consultants and experts employed by the Company in connection with the Transactions (collectively, the “Outstanding Company Expenses”);

(iii) Svac shall provide to the Company a written report setting forth a list of (A) the fees, expenses and disbursements incurred by or on behalf of the Svac Parties in connection with Svac’s initial public offering (including any deferred underwriter fees), the preparation, negotiation and execution of this Agreement, the other Transaction Documents and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately prior to the Closing Date, including: (i) the fees and disbursements of the financial advisors to the Svac Parties, including J.P. Morgan (ii) the fees and disbursements of outside counsel to the Svac Parties incurred in connection with the Transactions, including Arent Fox LLP; and (iii) the fees and expenses of any other agents, advisors, accountants, auditors, tax advisors, consultants, and experts employed by the Svac Parties in connection with the Transactions, and (B) the amounts of any Indebtedness of Svac that will remain unpaid as of the close of business on the Business Day immediately prior to the Closing Date (collectively, the “Outstanding Svac Expenses”); and

(b) No later than 12 p.m. Pacific Time on the second (2nd) Business Day immediately preceding the Closing Date the Company shall deliver to Svac an allocation statement (the “Allocation Statement”) setting forth:

(i) the Company’s good faith calculation of Available Cash Consideration and the Company Stockholder Consideration;

(ii) the Company’s determination of the amount of Available Svac Cash to transfer by wire transfer of immediately available funds to the Company as primary capital (the “Primary Capital Wire Amount”) (such amount not to exceed Available Svac Cash minus the Closing Payments) and applicable wire transfer instructions; and

(iii) with respect to each Company Stockholder, (A) the name and mailing address and, if available, e-mail address, of each such Person as set forth in the Company’s records and (B) the amount of Company Stockholder Consideration payable or issuable to such Person.

Svac and the Company will each provide the other Party, such Party’s accountants and other Representatives with a reasonable opportunity to review all amounts and information provided under this Section 2.04(b) and shall consider in good faith the reasonable comments thereto (or to any component thereof). Notwithstanding anything to the contrary in this Agreement, the Parties shall be entitled to rely on, without any obligation to investigate or verify the accuracy or correctness thereof, the Allocation Statement (including all determinations therein), and no Company Stockholder shall be entitled to any amount in excess of the amounts to be paid to such holder in accordance with this Agreement and the Allocation Statement.

Section 2.05 Treatment of Novator Debt; Share Repurchases.

(a) The Company shall purchase a number of shares of Company Capital Stock held by PF Overseas or Novator Capital (the “PF Overseas/Novator Shares”), at a per share price equal to the Per Share Consideration Value, for an aggregate cash purchase price equal to the amount of the Novator Debt (the “Novator Debt Payment”).

(b) The Company, PF Overseas and Novator Capital shall perform any further acts and execute any additional agreements that may be reasonably necessary to carry out the Novator Debt Payment.

Section 2.06 Payments; Exchange Agent; Letters of Transmittal.

(a) On the Closing Date:

(i) Svac shall deposit, or cause to be deposited, with an exchange agent (the “Exchange Agent”) as mutually agreed by Svac and the Company pursuant to an exchange agreement mutually agreed by Svac, the Company and the Exchange Agent (the “Exchange Agent Agreement”) evidence of Svac Class A Ordinary Shares sufficient to deliver the Company Stockholder Consideration (the “Funding Amount”);

Annex A-16

(ii) Svac shall deposit, or cause to be deposited, with the Company, the Primary Capital Wire Amount;

(iii) Svac shall make, or cause the Exchange Agent to make, all Closing Payments; and

(iv) The Company shall effect, or cause to be effected, the Novator Debt Payment pursuant to Section 2.05.

(b) Reasonably promptly following the Company Exchange Effective Time, Svac shall or shall cause the Exchange Agent to distribute a letter of transmittal (the “Letter of Transmittal”) to each Company Stockholder at the address of such Company Stockholder provided by the Company, which shall have customary representations and warranties as to title, authorization, execution and delivery and be in customary form and have such other provisions as the Company and Svac may mutually agree. Svac or the Exchange Agent, as applicable, will share any delivered Letters of Transmittal with the Company and Svac as promptly as reasonably practicable.

(c) No Company Stockholder shall be entitled to receive any portion of the Company Stockholder Consideration unless such holder has delivered a duly executed and validly completed Letter of Transmittal. With respect to any Company Stockholder that delivers a Letter of Transmittal to Svac at or prior to the Company Exchange Effective Time, Svac shall instruct the Exchange Agent to pay such Company Stockholder the portion of the Company Stockholder Consideration to which such Company Stockholder is entitled at or promptly after the Closing. From and after the Company Exchange Effective Time, all Company Stockholders shall cease to have any rights with respect to the Company Ordinary Shares and the Company Preferred Shares other than the right to receive the portion of the Company Stockholder Consideration to which such Company Stockholder is entitled upon the delivery of a Letter of Transmittal, without interest.

(d) From and after the Company Exchange Effective Time, there shall be no further registration of transfers of Company Capital Stock on the shareholders’ register of the Company. If, after the Company Exchange Effective Time, duly executed and validly completed Letters of Transmittal with respect to Company Capital Stock are presented to Svac or the Exchange Agent, they shall be exchanged for the Per Share Stock Consideration, provided for and in accordance with the procedures set forth in this Article 2. Promptly following the earlier of (i) the date on which the entire Funding Amount has been disbursed and (ii) the date which is six (6) months after the Company Exchange Effective Time, Svac shall instruct the Exchange Agent to deliver to Svac any remaining portion of the Funding Amount, any Letters of Transmittal, and the other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, each Company Stockholder may look only to Svac (subject to applicable abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for the Company Stockholder Consideration that such Company Stockholder may have the right to receive pursuant to this Article 2. Svac shall not be liable to any Company Stockholder for any amounts paid to any Governmental Authority pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by Company Stockholders two years after the Company Exchange Effective Time (or such earlier date, immediately before such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable Law, the property of Svac free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.07 Withholding; Wage Payments.

Each of the Company, the Svac Parties, and each of their respective Affiliates and the Exchange Agent (a “Payor”) shall be entitled to deduct and withhold from any amounts otherwise deliverable or payable under this Agreement such amounts that any such Payor is required to deduct and withhold with respect to any of the deliveries and payments contemplated by this Agreement under the Code or any other applicable Law; provided that before making any deduction or withholding pursuant to this Section 2.07 other than with respect to compensatory payments made pursuant to this Agreement or withholding arising from a failure to provide Tax forms or documentation requested in the Letter of Transmittal, the Payor intending to make such deduction or withholding shall provide commercially reasonable notice (together with any legal basis therefor) to the Person to whom such amounts would otherwise be payable (a “Payee”). The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms, or other documents to reduce or eliminate any such deduction or withholding) to the extent permitted by applicable Law. To the extent that any Payor withholds such amounts with respect to any Payee and properly remits such withheld amounts to the applicable Governmental Authority when due, such withheld amounts shall be treated as having been paid to or on behalf of such Payee for all purposes. In the case of any payment hereunder that constitutes “wages” payable to any current or former Company Employee in connection with the Company Exchange, the Parties shall cooperate to pay such amounts through Svac’s payroll to facilitate applicable

Annex A-17

Tax withholding and reporting requirements, and such amount shall be deposited in the payroll account of the applicable employing entity in a timely manner such that the funds will be available as of the time the amounts are required to be paid and paid to the employee (net of applicable Tax withholding and deductions).

Section 2.08 No Fractional Shares.

Notwithstanding anything in this Agreement to the contrary, no fractional Svac Class A Ordinary Shares shall be issued in the Transactions. All fractional Svac Class A Ordinary Shares that a Person would otherwise be entitled to receive under this Agreement shall be aggregated and, if a fractional share results from such aggregation, such Person shall be entitled to receive, in lieu thereof, an amount in cash, without interest, determined by multiplying the fraction of the applicable Svac Class A Ordinary Share to which such Person would otherwise have been entitled by the Closing Stock Price, to be paid by the Exchange Agent at the Closing Date.

Article 3
Representations And Warranties of the Company

Subject to Section 10.16, except as set forth in the Company Disclosure Schedule, the Company represents and warrants to the Svac Parties as of the date of this Agreement and as of the Closing Date (except, with respect to such representations and warranties that by their terms speak specifically as of the date of this Agreement or another date, which shall be given as of such date), as follows:

Section 3.01 Corporate Organization.

(a) The Company has been duly incorporated, is validly existing and in good standing under the Laws of the Netherlands, and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being and contemplated to be conducted, and has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted.

(b) The Company is licensed or duly qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company Articles of Association previously made available by the Company to Svac is a true, correct and complete copy and is in effect as of the date of this Agreement. The Company is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in such organizational documents.

Section 3.02 Subsidiaries.

(a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted.

(b) Each Subsidiary of the Company is licensed or duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) A complete list of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, as applicable, and names of its equityholders and details of equity ownership, are set forth on Section 3.02 of the Company Disclosure Schedule. True, correct and complete copies of the Governing Documents of the Company’s Subsidiaries, in each case, as amended to the date of this Agreement, have been previously made available to Svac by or on behalf of the Company.

(d) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company (i) have been duly authorized and validly issued, are, to the extent applicable, fully paid and non-assessable, (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of each such Subsidiary, and (2) any other applicable Contracts governing the issuance of such securities, and (iii) are owned by the Company, directly or indirectly, free and

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clear of any Lien, and there are no issued, reserved for issuance or outstanding Derivative Securities of a Subsidiary of the Company (collectively, “Company Subsidiary Securities”). There are no outstanding obligations of any member of the Company Group to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

Section 3.03 Due Authorization.

(a) The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party and the consummation by the Company of the Transactions are within the Company’s corporate powers and, except for the approvals described in Section 3.05, have been duly authorized by all necessary corporate action on the part of the Company.

(b) At a meeting duly called and held, the Company Board (i) determined that this Agreement, the other Transaction Documents to which the Company is a party and the Transactions are advisable, fair to and in the best interests of the Company and the Company’s stockholders; and (ii) approved, adopted and declared advisable this Agreement, the other Transaction Documents to which the Company is a party and the Transactions. Under the terms of the Company’s Governing Documents and applicable Laws, no vote or other action by the holders of the outstanding shares of Company Capital Stock are necessary to approve, ratify or adopt this Agreement or to consummate the Transactions.

(c) This Agreement and the other Transaction Documents to which the Company is a party have been duly authorized, and have been or will be, duly and validly executed and delivered by the Company, as applicable, and, assuming due authorization and execution by each other party hereto and thereto, constitute, or will constitute, as applicable, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (such exceptions, the “Enforceability Exceptions”).

Section 3.04 No Conflict.

The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of, the Company Articles of Association, (b) conflict with or result in any violation of any provision of any Law, Permit or Governmental Order applicable to the Company Group, or any of their respective properties or assets, (c) assuming compliance with the matters referred to in Section 3.03 and Section 3.05, require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which any member of the Company Group is entitled under any provision of any agreement or other instrument binding upon it or (d) result in the creation of any Lien upon any of the properties, equity interests or assets of the Company Group, except, in the case of clauses (b), (c) or (d) above, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.05 Governmental Authorization.

Assuming the accuracy of the representations and warranties of the Svac Parties contained in this Agreement, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than for (a) compliance with any applicable requirements of any applicable Antitrust Law, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable Securities Laws, including the filing of the Proxy Statement, and (c) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform or comply with on a timely basis any material obligation under this Agreement or the Transaction Documents or to consummate the Transactions.

Section 3.06 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists of: (i) 16,500,000 ordinary shares I (the “Ordinary Shares I”) and 5,000,000 ordinary shares II (the “Ordinary Shares II”, together with the Ordinary Shares I, the “Company Ordinary Shares”); (ii) and 1,000,000 Class B convertible redeemable preferred shares (the “Company Preferred Shares”). As of the date hereof, 5,208,517 of the Ordinary Shares I, 257,942 of the Ordinary Shares II and 187,500 of the Company Preferred Shares are issued and outstanding.

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(b) All of the issued and outstanding Company Ordinary Shares and Company Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable; (x) have been offered, sold and issued in compliance with applicable Law, including the Laws of the Netherlands and U.S. federal and state securities laws, and all requirements set forth in (1) the Governing Documents of the Company and (2) any other applicable Contracts governing the issuance of such securities; and (y) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or otherwise bound.

(c) As of the date hereof, the Company has reserved 6,485,566 Company Ordinary Shares for issuance pursuant to the Company Stock Plan, of which 871,934 shares are subject to outstanding and unexercised Company Options and 5,613,632 shares remain available for future grant. Section 3.06(c) of the Company Disclosure Schedule sets forth a schedule of each outstanding Company Option as of the date hereof, including (i) the name of the holder of such Company Option, (ii) the number of shares of Company Ordinary Shares subject to such Company Option at grant, (iii) the exercise price of such Company Option, (iv) the date of grant of such Company Option, and (v) the expiration date of such Company Option. Each grant of a Company Option has been made in compliance in all material respects with applicable Law and the terms of the Company Stock Plan.

(d) As of the date hereof there are no issued, reserved for issuance, outstanding or promised Derivative Securities of the Company, and the Company has not granted any commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of the Company or the value of which is determined by reference to shares or other equity interests of the Company, and there are not agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any shares of capital stock of the Company, in each case, except for (x) the Company Options and (y) the Company Preferred Shares. There are no shareholders agreements, voting trusts, registration rights agreements or other similar Contracts to which any member of the Company Group is a party other than the Stockholder Support Agreements.

Section 3.07 Financial Statements.

(a) Attached as Section 3.07(a) of the Company Disclosure Schedule are the (i) audited consolidated balance sheets and statements of operations, comprehensive loss, stockholders’ equity and cash flows of the Company Group as of and for the years ended March 31, 2019, 2020 and 2021, together with the auditor’s reports thereon (the “Company Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of the Company as of September 30, 2021 and the unaudited consolidated statements of operations and comprehensive income of the Company for the six (6) months ended September 30, 2021 (the “Company Unaudited Financial Statements” and, together with the Company Audited Financial Statements, the “Company Financial Statements”). The Company Financial Statements (i) fairly present, in all material respects, the consolidated financial position, results of operations, comprehensive income, changes in stockholders’ equity (with respect to the Company Audited Financial Statements only) and cash flows of the Company Group as of the dates and for the periods indicated in such Company Financial Statements in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of the Company Unaudited Financial Statements, subject to normal year-end audit adjustments and the absence of footnotes), (ii) were prepared from, and are in accordance in all material respects with, the books and records of the Company Group and (iii) when delivered by the Company for inclusion in the Proxy Statement for filing with the SEC following the date of this Agreement in accordance with Section 7.02, will comply in all material respects with the applicable accounting requirements with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(b) Neither the Company (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.

Section 3.08 Absence of Changes.

(a) Since April 1, 2020, there has not been any change, development, condition, occurrence, event or effect relating to the Company that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect.

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(b) Except in connection with the Transactions, from April 1, 2020 through and including the date of this Agreement, the Company has in all material respects, conducted its business and operated its properties in the ordinary course of business (including, for the avoidance of doubt, any COVID-19 Actions).

Section 3.09 No Undisclosed Material Liabilities.

There is no liability, debt or obligation of, or claim or judgment against, the Company Group (whether director or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due) that would be required to be set forth or reserved for on a consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities or obligations:

(a) reflected or reserved for on the Company Financial Statements or disclosed in the notes thereto,

(b) that have arisen since the date of the most recent balance sheet included in the Company Financial Statements in the ordinary course of business consistent with past practice of the Company Group,

(c) arising under or related to this Agreement and/or the performance by the Company of its obligations hereunder (including, for the avoidance of doubt, any Outstanding Company Expenses), or

(d) that would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company Group, taken as a whole.

Section 3.10 Litigation and Proceedings.

As of the date hereof, (a) there are no pending or, to the knowledge of the Company, threatened, Actions, investigations or other proceedings at law or in equity against any member of the Company Group or their respective properties or assets; and (b) there are no outstanding Governmental Orders imposed upon the Company Group; nor are any properties or assets of the Company Group’s respective business bound or subject to any Governmental Order, except, in each case, that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.11 Compliance with Laws.

Since April 1, 2019, (a) except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each member of the Company Group has been in compliance with all applicable Laws; and (b) no member of the Company Group has received any written notice from, or been charged by, any Governmental Authority of a violation of any applicable Law by any member of the Company Group.

Section 3.12 Contracts; No Defaults.

(a) Section 3.12(a) of the Company Disclosure Schedule contains a listing of all Contracts (other than purchase orders) described in clauses (i) through (xiii) below to which, as of the date of this Agreement, any member of the Company Group is a party or by which any of their assets are bound (together with all material amendments, waivers or other changes thereto) (all such Contracts required to be listed on Section 3.12(a) of the Company Disclosure Schedule collectively, the “Material Contracts”):

(i) involving receipts to the Company Group or obligations of the Company Group in excess of $10,000,000 (contingent or otherwise) in any calendar year;

(ii) Contracts (other than employment agreements, employee confidentiality and invention assignment agreements, non-disclosure agreements, equity or incentive equity documents and Governing Documents) between any member of the Company Group, on the one hand, and any Affiliate of any member of the Company Group (other than the Company or any of the Company’s Subsidiaries), the officers and managers (or equivalents) of any member of the Company Group, any employee of the Company Group or a member of the immediate family of the foregoing Persons, on the other hand (each, a “Company Affiliate Agreement”);

(iii) involving any loans or advances by any member of the Company Group to any officer or director which are outstanding other than ordinary advances for travel expenses;

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(iv) each note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed by the Company or any of its Subsidiaries, in each case, with a principal amount in excess of $5,000,000;

(v) each Contract for the acquisition of any Person or any business unit thereof or for the disposition of any material assets of the Company or any of its Subsidiaries since April 1, 2019, in each case, involving payments in excess of $5,000,000 other than Contracts (A) in which the applicable acquisition or disposition has been consummated and there are not material obligations ongoing, (B) entered into in the ordinary course of business or (C) between the Company and its Subsidiaries;

(vi) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property that involves aggregate payments in excess of $5,000,000 in any calendar year;

(vii) each Contract requiring capital expenditures by the Company Group after the date of this Agreement in an amount in excess of $5,000,000 in any calendar year;

(viii) each Contract granting to any Person (other than the Company or its Subsidiaries) a right of first refusal, first offer or similar preferential right to purchase or acquire equity interest in the Company or any of the Company’s Subsidiaries;

(ix) each Contract granting any Person a material Lien on any of the properties or assets of the Company or any of the Company’s Subsidiaries;

(x) that materially restrict or affect the development, manufacture or distribution of the Company’s products or services;

(xi) any Contract pursuant to which the Company or any of its Subsidiaries (A) licenses or is granted rights from a third party under Intellectual Property that is material to the businesses of the Company Group (excluding Incidental Licenses), or (B) licenses or grants to a third party to any rights in or to use any material Company Intellectual Property (excluding Incidental Licenses);

(xii) any joint venture Contract, partnership agreement or similar Contract that is material to the business of the Company; or

(xiii) any outstanding written commitment to enter into any Contract of the type described in subsection (i) through (xii) of this Section 3.12(a).

(b) True, correct and complete copies of the Material Contracts have been delivered to or made available to Svac or its Representatives. Except for any Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date and except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, (i) such Material Contracts are in full force and effect and represent the legal, valid and binding obligations of the Company and, to the knowledge of the Company, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of the Company, are enforceable by the Company to the extent a party thereto in accordance with their terms, subject to the Enforceability Exceptions, (ii) none of the Company or, to the knowledge of the Company, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any Material Contract, (iii) during the last twelve (12) months neither the Company nor any of its Subsidiaries has received any written notice of termination or material breach of or material default under any such Material Contract and (iv) no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Material Contract by the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).

(c) Section 3.12(c) of the Company Disclosure Schedule lists each of the Company Group’s ten largest customers and ten largest vendors during the twelve-month period ending December 31, 2021, along with the dollar (or other) amount of purchases by such customers and from such vendors, respectively.

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Section 3.13 Real Property; Assets.

(a) Neither the Company nor its Subsidiaries owns or has owned since April 1, 2019 years any real property in fee simple.

(b) Except for (i) Permitted Liens, and (ii) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group has good title to, or valid leasehold interests in, all property and assets reflected on the most recent unaudited consolidated balance sheet of the Company included in the Company Financial Statements, or acquired after such date, except as have been disposed of since such date in the ordinary course of business.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each lease, lease guarantee, sublease, license or agreement for the leasing, use or occupancy of or otherwise granting a right in and to the Leased Real Property (each, a “Lease”) is valid and in full force and effect, free and clear of all Liens (other than Permitted Liens) and (ii) no member of the Company Group, nor to the Company’s knowledge any other party to a Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease, and no member of the Company Group has received notice that it has breached, violated or defaulted under any Lease. Section 3.13(c) of the Company Disclosure Schedule sets forth a true, correct and complete list as of the date of this Agreement of all Leases, and each amendment or modification thereto.

(d) All Leases in relation to leased real property in India have been duly stamped and registered as required by applicable law, and all material registrations for the use of such properties, including any material fire and pollution certificates, have been obtained, except in each case, as would not be reasonably expected to, individually or in the aggregate, be materially adverse to the business of the Company Group taken as a whole.

Section 3.14 Environmental Matters.

Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the business of the Company Group, taken as a whole, each member of the Company Group:

(a) is and, since April 1, 2019 has been in compliance with all Environmental Laws and not subject to, and has not received, any Governmental Order relating to any non-compliance with Environmental Laws by the Company or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials; and

(b) has all environmental permits necessary for its operations to comply with all Environmental Laws and is in compliance with the terms of such permits.

Section 3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and correct list of all registrations and applications for registration included in the Company Intellectual Property (the “Registered Intellectual Property”). To the knowledge of the Company, all Registered Intellectual Property (excluding any pending applications included in the Registered Intellectual Property) is subsisting, valid and enforceable.

(b) Except as disclosed in Section 3.15(b) of the Company Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, (i) the Company Group owns all right, title and interest in and to the Company Intellectual Property free and clear of all Liens (except Permitted Liens), and (ii) each member of the Company Group owns or has a valid right to use all material Intellectual Property necessary for the conduct of its respective businesses as currently conducted (it being understood that the foregoing is not a representation or warranty with respect to the non-infringement of third-party Intellectual Property).

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) no Actions are pending or, to the knowledge of the Company, threatened against any member of the Company Group by any third party claiming infringement of Intellectual Property owned by such third party by any member of the Company Group or by the conduct of any member of the Company Group’s respective business, (ii) to the knowledge of the Company, no third party is currently infringing any Company Intellectual Property, and (iii) to the knowledge of the Company, since April 1, 2019, the Company Group has not infringed, misappropriated or otherwise violated the Intellectual Property of any third party.

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(d) The Company has undertaken commercially reasonable efforts to protect the confidentiality of all material Trade Secrets included in the Company Intellectual Property (“Protected Intellectual Property”) and utilized by the Company. The Company has not disclosed any such Protected Intellectual Property to any other Person other than pursuant to written confidentiality obligations under which such other Person agrees to maintain the confidentiality thereof. Except as set forth on Section 3.15(d) of the Company Disclosure Schedule, no Person other than the Company and its Subsidiaries is in possession of, or has rights to possess, any source code for any material Software constituting Company Intellectual Property other than Service Providers engaged to develop or maintain such Software who are bound by written agreements that obligate such employee or contractor to protect the confidentiality of such source code.

(e) No government funding and no facilities or other resources of any university, college, other educational institution or research center were used in the development of any material Company Intellectual Property.

(f) Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company, to the knowledge of the Company, the Company is in compliance with the terms and conditions of all licenses for “free software,” “open source software” or Software licensed under a similar licensing or distribution term (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Affero General Public License (AGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) and the Apache License) (“Open Source Materials”) used by the Company. To the knowledge of the Company, the Company has not used Open Source Materials in any manner that would subject material Software constituting Company Intellectual Property to be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works or (iii) redistributable at no charge (collectively, “Copyleft Terms”).

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, with respect to employees or contractors of the Company or its Subsidiaries who have created or developed any material Intellectual Property in the course of their employment or provision of services for the Company or the applicable Subsidiary, the Company or such Subsidiary has obtained a written non-disclosure agreement and assignment of such Persons’ right, title and interest in and to such Intellectual Property.

Section 3.16 Data Privacy and Security.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company Group complies and has since April 1, 2019 complied with all Privacy Laws and Privacy Policies.

(b) Except as would not be materially adverse to the Company Group, taken as a whole, since April 1, 2019, the Company Group has maintained commercially reasonable security measures, plans, procedures, policies, controls, and programs designed to (i) protect and maintain the privacy and security of Company Personal Information; (ii) protect Company Personal Information against any unlawful or unauthorized access, use, disclosure, loss, alteration, destruction, or compromise, of Company Personal Information (a “Security Incident”).

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, the Company Group has not, since April 1, 2019, experienced any Security Incidents and has not received any written notice from a Governmental Authority or other Person relating to any actual or alleged Security Incident or violation of Privacy Laws.

Section 3.17 Company Benefit Plans.

(a) With respect to each Company Benefit Plan, the Company has made available to Svac true and complete copies of: (i) each Company Benefit Plan or an accurate summary of the material terms thereof; (ii) the most recent IRS determination or opinion letter, if applicable; (iii) the most recent summary plan description, if applicable; and (iv) any non-routine correspondence with any Governmental Authority dated within the past three years relating to such Company Benefit Plan.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan has been administered in compliance with its terms and all applicable Laws, including ERISA and the Code; (ii) no member of the Company Group has incurred any penalty or Tax (whether

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or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and, to the Company’s knowledge, no circumstances or events have occurred that would reasonably be expected to result in the imposition of any such penalties or Taxes; and (iii) all employer and employee contributions, premiums or other payments that are due under or with respect to any Company Benefit Plan have been paid on a timely basis or if applicable accrued in accordance with normal accounting practices.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and each Company Benefit Plan required to be registered with a Governmental Authority has been registered and has been maintained in good standing in all material respects with applicable regulatory authorities and, to the knowledge of the Company, no event has occurred that would reasonably be expected to result in the loss of the tax-qualified or registered status of any such plans.

(d) No Company Benefit Plan is, and neither the members of the Company Group nor any of their respective ERISA Affiliates has sponsored, maintained, contributed to or was required to contribute to, at any point during the six (6) year period prior to the date hereof, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA or 4001(a)(3) of ERISA), (ii) a plan maintained by more than one employer (within the meaning of Section 413(c) of the Code), (iii) a single employer plan or other pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or (v) any other defined benefit plan or plan which has unfunded or underfunded liabilities. Other than as required under Section 4980B of the Code or other applicable Law, no Company Benefit Plan provides post-employment welfare benefits to any individual following his or her termination of employment with the Company Group, and no member of the Company Group has any liability to provide post-employment welfare benefits to any individual following his or her termination of employment with the Company Group.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, with respect to the Company Benefits Plans, (i) there has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA with respect to any Company Benefit Plan that is subject to ERISA; and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other Governmental Authority is pending or, to the knowledge of the Company, threatened.

(f) Except as set forth in Section 3.17(f) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Transactions, alone or together with any other event, shall (i) result in a payment or benefit becoming due or payable to any current or former Service Provider, (ii) increase the amount or value of any benefit or compensation payable to any current or former Service Provider, or (iii) result in the acceleration of the time of payment, vesting or funding of any benefit or compensation payable to any current or former Service Provider.

(g) No amount or benefit paid or payable to any current or former Service Provider who is or may become a “disqualified individual” within the meaning of Section 280G of the Code shall result in an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the execution and delivery of this Agreement or the approval or consummation of the Transactions, either alone or together with any other event. No member of the Company Group has any obligation or commitment to pay, gross up or otherwise indemnify any Service Provider for any tax imposed under or by operation of Section 4999 of the Code or Section 409A of the Code.

(h) Without limiting the generality of the foregoing, with respect to each Company Benefit Plan that is subject to the Laws of a jurisdiction other than the United States (whether or not United States Law also applies) (a “Non-US Benefit Plan”): (i) each Non-US Benefit Plan required to be registered has been registered and has been maintained in good standing in all material respects with applicable Governmental Authorities; and (ii) no Non-US Benefit Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA) or has any unfunded or underfunded liabilities, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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Section 3.18 Labor Matters.

(a) No member of the Company Group is a party to or bound by any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization or works council and no such agreements or arrangements are currently being negotiated by any member of the Company Group, (i) no labor union or organization, works council or group of Company Employees has made a pending or, to the knowledge of the Company, threatened written demand for recognition or certification, and (ii) there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other applicable labor relations authority with respect to Company Employees. Since April 1, 2019, there have been no actual or, to the knowledge of the Company, threatened unfair labor practice charges, labor grievances, labor arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting the Company Group.

(b) The Company has complied in all material respects with the Worker Adjustment and Retraining Notification Act of 1988 and any applicable state “mini-WARN” statute or other similar, foreign, state or local Law (collectively, the “WARN Act”).

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company Group is, and since April 1, 2019, has been in compliance with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, employee privacy, immigration (including the completion of Forms I-9 for all U.S. employees), employment harassment, sexual harassment, employment discrimination or retaliation, whistleblowing, disability rights or benefits, reasonable accommodation, equal employment opportunity, fair labor practices, plant closures and layoffs (including the WARN Act), employee training and notices, workers’ compensation, labor relations, affirmative action, unemployment insurance and employee leave. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all Company Employees classified as exempt under the Fair Labor Standards Act and applicable state and local wage and hour Laws are properly classified.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no Actions against the Company Group pending, or, to the knowledge of the Company, threatened to be brought or filed, by or with any Governmental Authority in connection with the employment of any current or former employee of the Company Group, or in connection with the relationship between any individual independent contractor of the Company Group and the Company Group.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company Group has no liability for (i) delinquent wages, salaries, wage premiums, commissions, bonuses, fees, or other compensation to their current or former directors, officers, employees, individual consultants and individual independent contractors under applicable Law, Contract or Company policy; nor (ii) Taxes, fines, charges or other penalties owing for any failure or delinquency in paying such amounts.

(f) As of the date hereof, no Company Employee who will qualify as an “executive officer” of Svac (as defined in Rule 3b-7 of the Exchange Act) has given written or, to the knowledge of the Company, oral notice to the Company of his or her intent to terminate his or her employment with the Company Group prior to the one year anniversary of the Closing.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since April 1, 2019, the Company Group has not (A) materially reduced the compensation or benefits of any Company Employee or materially reduced the working schedule of any Company Employee, in each case, for any reason relating to the COVID-19 pandemic, or (B) elected to defer any Taxes payable by the Company Group pursuant to Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act or any similar Law.

Section 3.19 Taxes

(a) All material Tax Returns required by Law to be filed by or on behalf of any member of the Company Group have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns are true, complete and accurate in all material respects.

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(b) All material amounts of Taxes due and owing by any member of the Company Group (whether or not shown on any Tax Return) have been timely paid. The unpaid Taxes of the Company Group did not, as of the date of the Company Unaudited Financial Statements, exceed the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Unaudited Financial Statements. Since the date of the Company Unaudited Financial Statements, no member of the Company Group has incurred any material liability for Taxes outside the ordinary course of business (other than in connection with the transactions contemplated by this Agreement).

(c) Each member of the Company Group has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, shareholder or any other party, (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority in a timely manner, and (iii) the Company Group has complied with all information reporting requirements with respect thereto as required by Law. Each Person providing services to the Company Group has been properly classified as an employee or independent contractor, as the case may be, for all Tax purposes.

(d) No member of the Company Group is currently engaged in any audit, administrative or judicial proceeding with a taxing authority with respect to material Taxes. No member of the Company Group has received any written notice from a taxing authority of a claim, assessment or proposed deficiency of a material amount of Taxes, other than any such deficiencies that have since been resolved and any amounts due in respect thereof have been paid. No written claim has been made by any Governmental Authority in a jurisdiction where any member of the Company Group does not file a Tax Return that such entity is or may be subject to material Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved and any amounts due in respect thereof have been paid. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes of any member of the Company Group, and no written request for any such waiver or extension is currently pending.

(e) No member of the Company Group, nor any predecessor thereof, has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the prior two years.

(f) There are no Liens with respect to Taxes on any of the assets of any member of the Company Group, other than Permitted Liens described in clause (iii) of the definition of such term.

(g) No member of the Company Group has any material liability for the Taxes of any other Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor.

(h) No U.S. member of the Company Group is nor has been a United States real property holding, corporation within the meaning of Section 897(c)(2) of the Code for the period specified in Section 897(c)(1)(A)(ii). No member of the Company Group is or has been considered a “land rich entity” (or similar entity subject to special non-U.S. Tax rules as a result of primarily owning real estate assets) under any applicable non-U.S. Law. No member of the Company Group is a party to or bound by, nor does it have any material obligation to, any Governmental Authority or other Person under any material Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are between members of the Company Group or commercial contracts the primary purpose of which does not relate to Taxes).

(i) Since its incorporation and through the date of the Company Exchange, the Company has been a Dutch Tax resident by having its place of effective management in the Netherlands only, and has not been a Tax resident in any other jurisdiction.

(j) The Company Group will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) prepaid amounts, advance payments or deferred revenue received prior to the Closing, (ii) installment sale or open transaction made prior to the Closing, (iii) change in method of accounting made prior to the Closing for a taxable period ending on or prior to the Closing Date, (iv) use of the cash method of accounting or an improper method of accounting prior to the Closing or (v) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other law) entered into prior to the Closing.

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(k) In accordance with applicable Law, the Company Group has properly collected and remitted all material sales, use, value added and similar Taxes with respect to sales, leases licenses made and services provided to its customers.

(l) No member of the Company Group has (i) participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or (ii) been required to make any material notification or disclosure pursuant to any non-U.S. Tax regime relating to the avoidance of Tax, whether by being party to any notifiable arrangements or otherwise.

(m) All documentation required by all relevant transfer pricing laws with respect to the Company Group has been timely and accurately prepared.

(n) No member of the Company Group has entered into, been a party to or promoted any scheme or arrangement which has no commercial purpose or of which the primary purpose, or one of the main purposes, was the avoidance of, reduction in or the deferral of a material non-U.S. Tax liability under applicable non-U.S. Law.

(o) All material Canadian Tax credits and refunds, including material refundable and non-refundable investment Canadian Tax credits in respect of scientific research and experimental development, claimed by any member of the Company Group were accurately claimed and calculated in accordance with applicable Canadian Law.

(p) Each application filed by or on behalf of any member of the Company Group with the Minister of National Revenue (Canada) under section 125.7 of the Income Tax Act (Canada) (the “ITA”) is correct and complete in all material respects. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company Group has not entered into a transaction, participated in an event (or a series of transactions or events) or taken an action (or failed to take an action) described in (A) both of paragraphs 125.7(6)(a) and (b) of the ITA, or (B) subsection 125.7(6.1) of the ITA. No member of the Company Group has been deemed to have received an excessive refund pursuant to subsection 125.7(14) of the ITA. No material amount is payable by any member of the Company Group pursuant to subsection 160.1(1) of the ITA.

(q) To the knowledge of the Company Group, immediately following the Closing, Svac will not be either (i) a “domestic corporation” (as such term is defined in Section 7701 of the Code) as a result of the application of Section 7874(b) of the Code or (ii) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.

Section 3.20 Brokers’ Fees.

Except as described on Section 3.20 of the Company Disclosure Schedule (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by the Company, any of the Company’s Subsidiaries or any of their Affiliates for which Svac, the Company or any of the Company’s Subsidiaries has any obligation.

Section 3.21 Anti-Corruption Compliance.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) Since April 1, 2019, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee or agent acting on behalf of the Company or any of the Company’s Subsidiaries, has offered or given anything of value to: (i) any official or employee of a Governmental Authority, any political party or official thereof, or any candidate for political office or (ii) any other Person, in any such case while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office, in each case in violation of the Anti-Bribery Laws.

(b) As of the date hereof, there are no current or pending material internal investigations, nor, to the knowledge of the Company, any third party investigations (including by any Governmental Authority), or material internal or external audits that address any allegations or information concerning possible violations of the Anti-Bribery Laws related to the Company or any of the Company’s Subsidiaries.

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Section 3.22 Sanctions and International Trade Compliance.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) Since April 1, 2019, the Company and its Subsidiaries (i) are and have been in compliance with all International Trade Laws and Sanctions Laws, and (ii) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any material filings with, any applicable Governmental Authority for the import, export, re-export, deemed export, deemed re-export, or transfer required under the International Trade Laws and Sanctions Laws (the “Export Approvals”). There are no pending or, to the knowledge of the Company, threatened, claims, complaints, charges, investigations, voluntary disclosures, Actions or proceedings against the Company or any of the Company’s Subsidiaries related to any International Trade Laws or Sanctions Laws or any Export Approval.

(b) Neither the Company nor any of its Subsidiaries nor any of their respective directors or officers, or to the knowledge of the Company, employees or any of the Company’s or its Subsidiaries’ respective agents, representatives or other Persons acting on behalf of the Company or any of the Company’s Subsidiaries, (i) is, or has since April 1, 2019, been a Sanctioned Person or (ii) has transacted business directly or knowingly indirectly with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions Laws.

Section 3.23 Insurance.

(a) Section 3.23 of the Company Disclosure Schedule contains a list of, as of the date hereof, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Company or any of the Company’s Subsidiaries as of the date of this Agreement. True, correct and complete copies of such insurance policies as in effect as of the date hereof have previously been made available to Svac or its Representatives.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company Group, taken as a whole:

(i) all such insurance policies are in force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received by the Company or any of the Company’s Subsidiaries with respect to any such policy; and

(ii) no insurer has denied or disputed coverage of any material claim under an insurance policy since April 1, 2019.

Section 3.24 Permits.

Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company Group, taken as a whole:

(a) The Company and its Subsidiaries have obtained all of the Permits reasonably required to permit the Company and its Subsidiaries to acquire, originate, own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the business of the Company and its Subsidiaries as currently and as contemplated to be conducted.

(b) Each Permit held by the Company or any of the Company’s Subsidiaries is valid, binding and in full force and effect.

(c) Neither the Company nor any of its Subsidiaries (i) is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party, (ii) is or has been the subject of any pending or threatened Action by a Governmental Authority seeking the revocation, suspension, termination, modification, or impairment of any Permit; or (iii) has received any notice that any Governmental Authority that has issued any Permit intends to cancel, terminate, or not renew any such Permit, except to the extent such Permit may be amended, replaced, or reissued as a result of and as necessary to reflect the Transactions, or as otherwise disclosed in Section 3.04 of the Company Disclosure Schedule.

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Section 3.25 Proxy Statement.

None of the information relating to the Company Group supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion in the Proxy Statement will, as of the time the Proxy Statement (or any amendment or supplement thereto) is first furnished to Svac Shareholders or at the time of the Svac EGM, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 3.25, no representation or warranty is made by the Company with respect to information or statements made in the Proxy Statement that were not supplied by or on behalf of the Company for use therein. The Proxy Statement, insofar as it relates to information supplied by or on behalf of the Company related to the Company Group for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

Section 3.26 Independent Investigation; No Additional Representations and Warranties.

The Company acknowledges and agrees:

(a) the Company and its Affiliates and their respective Representatives have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Svac Parties, and acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Svac Parties for such purpose;

(b) the Company is relying only on that independent investigation and the express representations and warranties set forth in Article 4 (including the related portions of the Svac Disclosure Schedule), and not on any other representation or statement made by the Svac Parties nor any of their Affiliates or any of their respective directors, officers, employees, stockholders, partners, members, agents or Representatives, and that none of such Persons is making or has made any representation or warranty whatsoever, express or implied, other than those expressly given by the Svac Parties in Article 4, including without limitation any other implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Svac Parties; and

(c) except as expressly set forth in Article 4, the Svac Parties make no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Svac Parties or the future business, operations or affairs of the Svac Parties heretofore or hereafter delivered to or made available to the Company or its respective Representatives or Affiliates.

Article 4
Representations And Warranties of the SVAC Parties

Subject to Section 10.16, except as set forth (x) in the Svac Disclosure Schedule or (y) any publicly available Svac SEC Document made available to the Company, the Svac Parties represent and warrant to the Company as of the date of this Agreement and as of the Closing Date (except, with respect to such representations and warranties that by their terms speak specifically as of the date of this Agreement or another date, which shall be given as of such date), as follows:

Section 4.01 Corporate Organization.

(a) Svac has been duly organized and is validly existing as an exempted company in good standing under the Laws of the Cayman Islands and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The Svac Organizational Document previously made available by Svac to the Company is a true, correct and complete copy and is in effect as of the date of this Agreement. Svac is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in the Svac Organizational Document.

(b) Svac is licensed or duly qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except as would not reasonably be expected to have, individually or in the aggregate, a Svac Material Adverse Effect.

(c) Svac has no Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity or debt interests in, any Person.

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Section 4.02 Due Authorization.

(a) The execution, delivery and performance by the Svac Parties of the Transaction Documents to which they are parties and the consummation by the Svac Parties of the Transactions are within the Svac Parties’ corporate powers and, except for the Svac Shareholder Approval and the approvals described in Section 4.04, have been duly authorized by all necessary corporate action on the part of the Svac Parties. The affirmative vote of the holders of at least a majority of the votes cast at a general meeting of Svac (or such lesser standard as may be applicable to a specific Proposal), in person or represented by proxy and entitled to vote thereon, is the only vote of the holders of Svac’s capital stock necessary to adopt and approve this Agreement and to consummate the Transactions (the “Svac Shareholder Approval”). The Sponsor holds sufficient Svac Class B Ordinary Shares and has the necessary authority to waive application of the Svac Anti-Dilution Provisions in the manner and on the terms contemplated by the Sponsor Support Agreement (and without the need for the consent or waiver of any other Person to be solicited or obtained).

(b) At a meeting duly called and held, the Svac Board (i) determined that this Agreement, the other Transaction Documents to which the Svac Parties are parties and the Transactions are fair to and in the best interests of Svac’s shareholders; (ii) approved, adopted and declared advisable this Agreement, the other Transaction Documents to which the Svac Parties are parties and the Transactions; (iii) resolved to recommend approval and adoption of this Agreement by its shareholders (such recommendation, the “Svac Board Recommendation”); (iv) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned); and (v) approved the Transactions as a Business Combination.

(c) This Agreement and the other Transaction Documents to which the Svac Parties are parties have been duly authorized, and have been or will be, duly and validly executed and delivered by the Svac Parties, as applicable, and, assuming due authorization and execution by each other party hereto and thereto, constitute, or will constitute, as applicable, a legal, valid and binding obligation of the Svac Parties, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.03 No Conflict.

The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Svac Parties are parties by each of the Svac Parties and the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of, the Svac Organizational Document, (b) conflict with or result in any violation of any provision of any Law, Permit or Governmental Order applicable to the Svac Parties or any of their respective properties or assets, (c) assuming compliance with the matters referred to in Section 4.02 and Section 4.04 require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which any of the Svac Parties is entitled under any provision of any agreement or other instrument binding upon it or (d) result in the creation of any Lien upon any of the properties, equity interests or assets of the Svac Parties, except, in the case of clauses (b), (c) or (d) above, except as would not, individually or in the aggregate, reasonably be expected to have a Svac Material Adverse Effect.

Section 4.04 Governmental Authorization.

Assuming the accuracy of the representations and warranties of the Company contained in this Agreement, the execution, delivery and performance by the Svac Parties of this Agreement and the other Transaction Documents to which the Svac Parties are parties and the consummation by the Svac Parties of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than for (a) compliance with any applicable requirements of any applicable Antitrust Law, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable Securities Laws, including the filing of the Proxy Statement, and (c) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Svac Material Adverse Effect.

Section 4.05 Capitalization.

(a) As of the date hereof, the authorized capital stock of Svac consists of (i) 500,000,000 shares of authorized Svac Class A Ordinary Shares, par value of $0.0001 per share and (ii) 50,000,000 shares of authorized Svac Class B Ordinary Shares, par value of $0.0001 per share and (iii) 5,000,000 undesignated preferred shares, par value of $0.0001 per share. Each Svac Warrant entitles the holder thereof to purchase one Svac Class A Ordinary Share at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable Svac Warrant Agreements.

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(b) As of the date hereof, there are: (i) no preferred shares of Svac issued or outstanding; (ii) 23,660,000 Svac Class A Ordinary Shares issued and outstanding; and (iii) 5,750,000 Svac Class B Ordinary Shares issued and outstanding. All of the issued and outstanding Svac Ordinary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

(c) As of the date hereof there are no issued, reserved for issuance or outstanding Derivative Securities of Svac, except for the Svac Warrants and the Subscription Agreements. Svac has issued Svac Warrants to purchase 7,666,667 Svac Class A Ordinary Shares, of which Svac Warrants to purchase 220,000 Svac Class A Ordinary Shares are held by the Sponsor.

(d) Each Svac SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) There are no shareholders agreements, voting trusts, registration rights agreements or other similar Contracts to which the Svac Parties are parties other than the Sponsor Support Agreement and the Registration Rights Agreement.

(f) The shares constituting the Company Stockholder Consideration being delivered by Svac hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities Laws and the Svac Organizational Document. The Svac Class A Ordinary Shares constituting the Company Stockholder Consideration being delivered by Svac hereunder will be issued in compliance with all applicable securities Laws and other applicable Laws and will not be subject to or give rise to any preemptive rights or rights of first refusal.

Section 4.06 SEC Filings and the Sarbanes-Oxley Act.

(a) Svac has filed with or furnished to the SEC, and made available to the Company if not publicly available through EDGAR, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by Svac since October 8, 2020 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Svac SEC Documents”).

(b) Each Svac SEC Document, as they have been amended since the time of their filing, complied and, as of the Closing Date, each Svac SEC Document will have complied, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such filing), each Svac SEC Document filed pursuant to the Exchange Act did not contain, and as of the Closing Date each such Svac SEC Document will not have contained, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d) Svac is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by Svac to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Svac. Svac has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. Except as not required in reliance on exemptions from various reporting requirements by virtue of Svac’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, Svac has established and maintains systems of internal accounting controls that are designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for assets of Svac. Svac maintains books and records in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Svac in all material respects. Svac’s principal executive and principal financial officers have, in material compliance with Rule 13a-15 under the Exchange Act, (i) designed or caused to be designed disclosure controls and procedures to ensure that material information relating to Svac, is made known to such officers by others within Svac, and (ii) disclosed, based on their most recent evaluation prior to the date hereof, to Svac’s auditors and the audit committee of the Svac Board (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which are reasonably likely to adversely affect Svac’s ability to record, process, summarize and report

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financial data and have identified for Svac’s auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Svac’s Internal Controls.

(e) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Svac SEC Documents. None of the Svac SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(f) Since January 8, 2021, Svac has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

Section 4.07 Svac Financial Statements.

(a) The audited condensed financial statements and unaudited condensed interim financial statements of Svac included or incorporated by reference in the Svac SEC Documents (collectively, the “Svac Financial Statements”) fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto or as disclosed in the Svac SEC Documents), the financial position of Svac as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes in the case of any unaudited interim financial statements).

(b) Neither Svac (including any employee thereof) nor Svac’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Svac, (ii) any fraud, whether or not material, that involves Svac’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Svac or (iii) any claim or allegation regarding any of the foregoing.

Section 4.08 Absence of Changes.

(a) Since its inception, there has not been any change, development, condition, occurrence, event or effect relating to the Svac Parties that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Svac Material Adverse Effect.

(b) Except in connection with the Transactions, from Svac’s inception through and including the date of this Agreement, each of the Svac Parties has in all material respects, conducted its business and operated its properties in the ordinary course of business.

Section 4.09 No Undisclosed Material Liabilities.

There is no liability, debt or obligation against Svac that would be required to be set forth or reserved for on a balance sheet of Svac prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities or obligations (a) reflected or reserved for on the Svac Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Svac Financial Statements in the ordinary course of business, (c) disclosed in the Svac Disclosure Schedule, (d) arising under or related to this Agreement and/or the performance by Svac of its obligations hereunder (including, for the avoidance of doubt, any Outstanding Svac Expenses), or (e) that would not, individually or in the aggregate, reasonably be expected to have an Svac Material Adverse Effect.

Section 4.10 Litigation and Proceedings.

As of the date hereof, there are no pending or, to the knowledge of the Svac Parties, threatened, Actions or investigations against the Svac Parties that would, individually or in the aggregate, reasonably be expected to have a Svac Material Adverse Effect.

Section 4.11 Compliance with Laws.

Except as would not, individually or in the aggregate, reasonably be expected to have a Svac Material Adverse Effect: (a) the Svac Parties are, and since their inception have been, in compliance with all applicable Laws; and (b) the Svac Parties have not received any written notice from any Governmental Authority of a violation of any applicable Law by any of the Svac Parties at any time since their respective inceptions.

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Section 4.12 Contracts; No Defaults.

Section 4.12 of the Svac Disclosure Schedule contains a listing of all Contracts including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than this Agreement and the other Transaction Documents, and documents and transactions (including with respect to expenses and fees) contemplated hereby and thereby) to which, as of the date of this Agreement, any of the Svac Parties is a party or by which any of their respective assets are bound that would require payments by any of the Svac Parties in excess of $40,000 monthly, or $400,000 in the aggregate annually with respect to any individual Contract or series of related Contracts (other than this Agreement and the agreements expressly contemplated hereby). None of the Svac Parties or, to the knowledge of the Svac Parties, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract.

True, correct and complete copies of the Contracts listed on Section 4.12 of the Svac Disclosure Schedule have been delivered to or made available to the Company or its Representatives. Except for any such Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date and except as would not reasonably be expected to, individually or in the aggregate, have a Svac Material Adverse Effect, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of the Svac Parties and, to the knowledge of the Svac Parties, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of the Svac Parties, are enforceable by the Svac Parties to the extent a party thereto in accordance with their terms, subject to the Enforceability Exceptions, and (ii) none of the Svac Parties or, to the knowledge of the Svac Parties, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract.

Section 4.13 Title to Property.

None of the Svac Parties (a) owns or leases any real property or (b) is a party to any agreement or option to purchase or lease any real property, or other material interest therein.

Section 4.14 Business Activities.

(a) Since inception, none of the Svac Parties has conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Svac Organizational Document or as otherwise contemplated by this Agreement or the Transaction Documents and the Transactions, there is no agreement, commitment or Governmental Order binding upon Svac or to which Svac is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Svac Parties or any acquisition of property by the Svac Parties or the conduct of business by the Svac Parties as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Svac Material Adverse Effect.

(b) None of the Svac Parties owns or has a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for the Transaction Documents, Svac has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

Section 4.15 Employee Benefit Plans.

Except with regard to the Svac Equity Incentive Plan, Svac has no paid officers, directors or employees nor maintains, contributes to or has any obligation or liability, or could reasonably be expected to have any obligation or liability, under, any “employee benefit plan” as defined in Section 3(3) of ERISA or any other plan, policy, program, arrangement or agreement providing compensation or benefits to any current or former director, officer or employee of Svac, including, without limitation, any incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

Section 4.16 Taxes.

(a) All material Tax Returns required by Law to be filed by or on behalf of each of the Svac Parties have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns are true, complete and accurate in all material respects.

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(b) All material amounts of Taxes due and owing by each of the Svac Parties (whether or not shown on any Tax Return) have been timely paid. The unpaid Taxes of the Svac Parties did not, as of the date of the Svac Financial Statements, exceed the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Svac Financial Statements. Since the date of the most recent Svac Financial Statements, each of the Svac Parties has not incurred any material liability for Taxes outside the ordinary course of business (other than in connection with the transactions contemplated by this Agreement).

(c) Each of the Svac Parties has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, shareholder or any other party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority in a timely manner, and (iii) has complied with all information reporting requirements with respect thereto as required by Law. Each Person providing service to any of the Svac Parties has been properly classified as an employee or independent contractor, as the case may be, for all Tax purposes.

(d) Each of the Svac Parties is not currently engaged in any audit, administrative or judicial proceeding with a taxing authority with respect to material Taxes. None of the Svac Parties has received any written notice from a taxing authority of a claim, assessment or proposed deficiency of a material amount of Taxes, other than any such deficiencies that have since been resolved and any amounts due in respect thereof have been paid. No written claim has been made by any Governmental Authority in a jurisdiction where any Svac Party does not file a Tax Return that such Svac Party is or may be subject to material Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved and any amounts due in respect thereof have been paid. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes of any Svac Party, and no written request for any such waiver or extension is currently pending.

(e) No Svac Party, nor any predecessor thereof, has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the prior two years.

(f) There are no Liens with respect to Taxes on any of the assets of any Svac Party, other than Permitted Liens described in clause (iii) of the definition of such term.

(g) Each Svac Party has no material liability for the Taxes of any other Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or (ii) as a transferee or successor.

(h) No U.S. Svac Party is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code for the period specified in Section 897(c)(1)(A)(ii). No Svac Party is or has been considered a “land rich entity” (or similar entity subject to special non-U.S. Tax rules as a result of primarily owning real estate assets) under any applicable non-U.S. Law. Each Svac Party is not a party to or bound by, nor does it have any material obligation to, any Governmental Authority or other Person under any material Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are between Svac Parties or commercial contracts the primary purpose of which does not relate to Taxes).

(i) Since its incorporation and through the date of the Company Exchange, Svac has been a Cayman Tax resident by having its place of effective management in the Cayman Islands only, and has not been a Tax resident in any other jurisdiction.

(j) No Svac Party will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) prepaid amounts, advance payments or deferred revenue received prior to the Closing, (ii) installment sale or open transaction made prior to the Closing, (iii) change in method of accounting made prior to the Closing for a taxable period ending on or prior to the Closing Date, (iv) use of the cash method of accounting or an improper method of accounting prior to the Closing or (v) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other law) entered into prior to the Closing.

(k) In accordance with applicable Law, the Svac Parties have properly collected and remitted all material sales, use, value added and similar Taxes with respect to sales, leases licenses made and services provided to their customers.

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(l) No Svac Party has (i) participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or (ii) been required to make any material notification or disclosure pursuant to any non-U.S. Tax regime relating to the avoidance of Tax, whether by being party to any notifiable arrangements or otherwise.

(m) All documentation required by all relevant transfer pricing laws with respect to the Svac Parties has been timely and accurately prepared

(n) No Svac Party has entered into, been a party to or promoted any scheme or arrangement which has no commercial purpose or of which the primary purpose, or one of the main purposes, was the avoidance of, reduction in or the deferral of a material non-U.S. Tax liability under applicable non-U.S. Law.

(o) All material Canadian Tax credits and refunds, including material refundable and non-refundable investment material Canadian Tax credits in respect of scientific research and experimental development, claimed by any member of the Svac Parties were accurately claimed and calculated in accordance with applicable Canadian Law.

(p) Each application filed by or on behalf of any Svac Party with the Minister of National Revenue (Canada) under section 125.7 of the ITA is correct and complete in all material respects. The Svac Parties have not entered into a transaction, participated in an event (or a series of transactions or events) or taken an action (or failed to take an action) described in (A) both of paragraphs 125.7(6)(a) and (b) of the ITA, or (B) subsection 125.7(6.1) of the ITA. No Svac Party has been deemed to have received a materially excessive refund pursuant to subsection 125.7(14) of the ITA. No material amount is payable by any Svac Party pursuant to subsection 160.1(1) of the ITA.

(q) To the knowledge of the Svac Parties, immediately following the Closing, Svac will not be either (i) a “domestic corporation” (as such term is defined in Section 7701 of the Code) as a result of the application of Section 7874(b) of the Code or (ii) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.

Section 4.17 Financial Ability; Trust Account.

(a) Set forth on Section 4.17 of the Svac Disclosure Schedule is a true and accurate record, as of the date identified therein, of the balance invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated January 5, 2021, by and between Svac and the Trustee (the “Trust Agreement”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Svac and, to the knowledge of Svac, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Svac, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no agreements, Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Svac SEC Documents to be inaccurate or (ii) entitle any Person (other than any Svac Shareholder who is a Redeeming Shareholder, or the Trustee, with respect to its fees and expenses) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except to pay Taxes, payments with respect to Svac Share Redemptions or in accordance with the Trust Agreement, Svac Organizational Document and Svac’s final prospectus dated January 5, 2021.

(b) Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Svac has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending or, to the knowledge of Svac, threatened with respect to the Trust Account. Svac has not released any money from the Trust Account (other than for Taxes and interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Company Exchange Effective Time, the obligations of Svac to dissolve or liquidate pursuant to the Svac Organizational Document shall terminate, and, as of the Company Exchange Effective Time, Svac shall have no obligation whatsoever pursuant to the Svac Organizational Document to dissolve and liquidate the assets of Svac by reason of the consummation of the Transactions. Following the Company Exchange Effective Time, no Svac Shareholder shall be entitled to receive any amount from the Trust Account except to the extent such Svac Shareholder is a Redeeming Shareholder.

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(c) As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Svac has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Svac on the Closing Date.

(d) As of the date hereof, Svac does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

Section 4.18 Brokers’ Fees.

Except as described on Section 4.18 of the Svac Disclosure Schedule (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission (including any deferred underwriting commission) in connection with the Transactions (including the Common Equity Financing) or as a result of the Closing, in each case, including based upon arrangements made by the Svac Parties or any of their respective Affiliates, including the Sponsor.

Section 4.19 Proxy Statement.

As of the time the Proxy Statement is mailed, the Proxy Statement (together with any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Svac Parties make no representations or warranties as to the information contained in or omitted from the Proxy Statement in reliance upon and in conformity with information furnished in writing to the Svac Parties by or on behalf of any member of the Company Group specifically for inclusion in the Proxy Statement.

Section 4.20 Nasdaq Stock Market Quotation.

The Svac Units, the Svac Warrants and the issued and outstanding Svac Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbols “AKICU” (with respect to the Svac Units), “AKIC” (with respect to the Svac Class A Ordinary Shares) and “AKICW” (with respect to the Svac Warrants). Svac is in compliance in all material respects with the rules of Nasdaq and there is no action or proceeding pending or, to the knowledge of Svac, threatened against Svac by Nasdaq, the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to deregister the Svac Units, the Svac Class A Ordinary Shares or the Svac Warrants or terminate the listing of such on Nasdaq. None of Svac or its Affiliates has taken any action in an attempt to terminate the registration of the Svac Units, the Svac Class A Ordinary Shares or the Svac Warrants under the Exchange Act except as contemplated by this Agreement.

Section 4.21 Investment Company Act.

None of the Svac Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.22 Affiliate Agreements.

Except as disclosed in the Svac SEC Documents, none of the Svac Parties is a party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of any Svac Party, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any Svac Party or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act) of any of the foregoing (each of the foregoing, an “Svac Affiliate Agreement”).

Section 4.23 Sponsor Support Agreement.

Svac has delivered to the Company a true, correct and complete copy of the Sponsor Support Agreement. The Sponsor Support Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Svac. The Sponsor Support Agreement is a legal, valid and binding obligation of Svac and, to the knowledge of Svac, each other party thereto and neither the execution or delivery by any party thereto of, nor the performance of any party’s obligations under, the Sponsor Support Agreement violates any provision of, or results in the breach of or

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default under, or requires any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Svac under any term or condition of the Sponsor Support Agreement.

Section 4.24 Common Equity Financing.

(a) The Svac Parties have delivered to the Company true, correct and complete copies of each of the Common Equity Subscription Agreements entered into by the Svac Parties with the applicable Common Equity Investors named therein, pursuant to which the Common Equity Investors have committed to provide the Common Equity Financing. To the knowledge of the Svac Parties, with respect to each Common Equity Investor, the Common Equity Subscription Agreement with such Common Equity Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by the Svac Parties.

(b) Each Subscription Agreement is a legal, valid and binding obligation of the Svac Parties and, to the knowledge of the Svac Parties, each Common Equity Investor (subject to the Enforceability Exceptions), and none of the execution, delivery or performance of obligations under such Subscription Agreement by the Svac Parties or, to the knowledge of the Svac Parties, each Common Equity Investor, violates any Laws. There are no other agreements, side letters, or arrangements between the Svac Parties and any Common Equity Investor relating to any Subscription Agreement that could affect the obligation of such Common Equity Investors to contribute to Svac the applicable portion of the Common Equity Financing Amount set forth in the Common Equity Subscription Agreement of such Common Equity Investors, and, as of the date hereof, none of the Svac Parties knows of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the Common Equity Financing Amount not being available to the Svac Parties, on the Closing Date.

(c) No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Svac Parties under any material term or condition of any Subscription Agreement, and, as of the date hereof, the Svac Parties have no reason to believe that they will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other agreements related to the transactions contemplated herein) to the obligations of the Common Equity Investors to contribute to the Svac Parties the applicable portion of the Common Equity Financing Amount set forth in the Subscription Agreements on the terms therein.

(d) No fees, consideration or other discounts are payable or have been agreed by the Svac Parties to any Common Equity Investor in respect of its portion of the Common Equity Financing Amount, except as set forth in the Subscription Agreements.

Section 4.25 Sponsor Backstop Agreement.

The Svac Parties have delivered to the Company a true, correct and complete copy of the Sponsor Backstop Agreement, pursuant to which Svac and the Company have committed to utilize reasonable commercial efforts to consummate the Common Equity Financing and Sponsor has committed to purchase Svac Class A Ordinary Shares in the Sponsor Backstop Subscription at the Closing Stock Price solely for purposes of consummating the transactions contemplated hereby in an aggregate amount equal to a maximum of $350,000,000 less the sum of all commitments (as defined therein) from prospective Common Equity Investors as of the date thereof (the “Sponsor Backstop Commitment”). As of the date hereof, the Sponsor Backstop Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by the Svac Parties. The Sponsor Backstop Agreement is a legal, valid and binding obligation of the Svac Parties, enforceable against the Svac Parties in accordance with its terms subject to the Enforceability Exceptions. There are no other agreements, side letters, or arrangements between the Svac Parties relating to the Sponsor Backstop Agreement or the Sponsor Backstop Subscription that could affect the obligation of Sponsor to purchase Svac Class A Ordinary Shares pursuant to the Sponsor Backstop Subscription equal to the Sponsor Backstop Commitment. As of the date hereof, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Svac Parties under any material term or condition of the Sponsor Backstop Agreement and, as of the date hereof, the Svac Parties have no reason to believe that they will be unable to satisfy in all material respects on a timely basis any term or condition of closing

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to be satisfied by it contained in the Sponsor Backstop Agreement. The Sponsor Backstop Agreement contains all of the conditions precedent to the obligations of Sponsor to purchase Svac Class A Ordinary Shares pursuant to the Sponsor Backstop Subscription.

Section 4.26 Independent Investigation; No Additional Representations and Warranties.

Each of the Svac Parties acknowledges and agrees:

(a) The Svac Parties and their Affiliates and their respective Representatives have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company Group, and acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company Group for such purpose;

(b) the Svac Parties are relying only on that independent investigation and the express representations and warranties set forth in Article 3 (including the related portions of the Company Disclosure Schedule), and not on any other representation or statement made by the Company nor any of its Affiliates or any of their respective directors, officers, employees, stockholders, partners, members, agents or Representatives, and that none of such Persons is making or has made any representation or warranty whatsoever, express or implied, other than those expressly given by the Company in Article 3, including without limitation any other implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company Group; and

(c) except as expressly set forth in Article 3, the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of any member of the Company Group or the future business, operations or affairs of any member of the Company Group heretofore or hereafter delivered to or made available to the Svac Parties or their respective Representatives or Affiliates.

Article 5
Covenants of the Company

Section 5.01 Conduct of the Company during the Interim Period.

(a) From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), except as set forth on Section 5.01 of the Company Disclosure Schedule, as required by applicable Law or any Governmental Authority, as expressly contemplated by this Agreement or with the prior written consent of Svac (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each other member of the Company Group to, use commercially reasonable efforts to conduct its business in the ordinary course and use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees; provided that the members of the Company may take any reasonable COVID-19 Action either in light of COVID-19 Measures adopted after the date of this Agreement or otherwise reasonably necessary to protect the health and safety of their employees. Without limiting the generality of the foregoing, except as set forth on Section 5.01 of the Company Disclosure Schedule, as required by applicable Law (including any COVID-19 Measures) or any Governmental Authority, as expressly contemplated by this Agreement or with the prior written consent of Svac (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, nor shall it permit any other member of the Company Group to:

(i) change or amend the Company Articles of Association or the articles of association or other Governing Documents of a Subsidiary of the Company;

(ii) fail to maintain its existence, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(iii) split, combine, reclassify or otherwise amend any terms of any shares of its or any of its Subsidiaries’ capital stock or equity interests (other than transactions (1) solely among the Company and one or more of its wholly owned Subsidiaries or (2) solely among the Company’s wholly owned Subsidiaries);

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(iv) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its or any of its Subsidiary’s capital stock or equity interests or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or equity interest of the Company or its Subsidiaries, other than dividends or distributions by any of its wholly owned Subsidiaries to the Company or another wholly owned Subsidiary;

(v) (A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any capital stock or other voting securities or ownership interests of any member of the Company Group or any Derivative Securities of any member of the Company Group, other than the issuance of (x) any shares of Company Capital Stock upon the exercise of Company Options; (y) any Company Subsidiary Securities to any member of the Company Group and (z) the Company Options reflected on Section 5.01(a)(v) of the Company Disclosure Schedule or (B) amend any term of any Company Option or any Company Subsidiary Security;

(vi) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses or enter into any strategic joint ventures, partnerships or alliances with any other Person, other than (x) pursuant to existing contracts or commitments as of the date of this Agreement, as set forth on Section 5.01(a)(vi) of the Company Disclosure Schedule; or (y) content and program investments in the ordinary course of business;

(vii) sell, assign, license, abandon, cancel, let lapse, dispose, convey, lease or otherwise transfer its or its Subsidiaries’ material assets (including any material Company Intellectual Property), properties, interests or businesses, other than in the ordinary course of business;

(viii) disclose any material Trade Secrets constituting Company Intellectual Property to any Person (other than pursuant to a written agreement sufficient to protect the confidentiality thereof) or subject any material Software constituting Company Intellectual Property to Copyleft Terms;

(ix) other than in connection with actions permitted by Section 5.01(a)(v) make any material loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business;

(x) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness of over $10,000,000 in the aggregate, other than (w) Indebtedness of up to $30,000,000 in the aggregate in connection with and related to the Company’s proposed expansion in Australia, (x) any Indebtedness incurred in the ordinary course of business, (y) incurred between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or (z) the Debt Financing and the refinancing of any Indebtedness of the Company Group in connection therewith;

(xi) except as required by the terms of any existing Contract, Company Benefit Plan or collective bargaining agreement or similar labor union or employee representative organization contract as in effect on the date hereof, (A) hire any Service Provider whose target annual cash compensation exceeds $500,000 individually, provided that the Company shall be permitted to hire up to five (5) Service Providers whose target annual cash and equity compensation exceeds $1,000,000 individually, so long as the annual cash and equity compensation of all Service Providers whose target annual cash compensation exceeds $500,000 individually does not exceed $5,000,000 million in the aggregate (each individual whose compensation exceeds $500,000 individually, whether hired prior to or following the date hereof a “Key Employee”); (B) hire or terminate (other than for cause) any Key Employee, (C) grant or increase (or promise to grant or increase) any bonuses, option or other incentive equity, change in control payments, retention, severance or termination pay, except for (w) closing bonuses not to exceed $10,000,000 in the aggregate in connection with the consummation of the Transactions; (x) employee bonuses in connection with COVID-19 pay reduction relief; (y) annual bonuses in the ordinary course of business and (z) Company Options as reflected on Section 5.01(a)(xi) of the Company Disclosure Schedule, (D) enter into any employment, consulting, deferred compensation or other similar agreement (or materially amend any such existing agreement) with a Key Employee, other than (i) in connection with actions permitted by this Section 5.01(a)(xi) or reflected on Section 5.01(a)(xi) of the Company Disclosure Schedule; (E) increase the amount of compensation or benefits (other than general defined contribution retirement, health or welfare benefits) payable or to become payable to any Key Employee, (F) amend or waive any restrictive covenant applicable to any Key Employee or any former Company Employee, except in compliance with Section 5.02; (G) materially amend or waive any performance

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or vesting criteria, or take any action to accelerate the timing of any material payments or benefits, or the funding of any material payments or benefits payable or to become payable to any current or former Service Provider; (H) establish, adopt, enter into, or materially amend any Company Benefit Plan (or any plan or arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement), except the amendments to Company Options and the Company Stock Plan contemplated under Section 2.03(d); and (I) pledge any shares of Company Capital Stock or any securities convertible into or exercisable (directly or indirectly) for Company Ordinary Shares in connection with an entry into a credit facility or any other bona fide borrowing or similar lending arrangement, which shall include margin loans, except for the Chief Executive Officer of the Company;

(xii) (A) except as required by the terms of any existing Contract, Company Benefit Plan or collective bargaining agreement or similar labor union or employee representative organization contract as in effect on the date hereof, negotiate, modify, extend, or enter into any collective bargaining agreement or similar labor union or employee representative organization contract or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any Company Employee;

(xiii) change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act or in connection with the Transactions, as agreed to by its independent public accountants;

(xiv) enter into, renew or amend in any material respect, any Company Affiliate Agreement (or any Contract, that if existing on the date hereof, would have constituted a Company Affiliate Agreement) other than (i) as required by Law, (ii) as set forth in Section 5.01(a)(xiv) of the Company Disclosure Schedule, or (iii) Company Affiliate Agreements on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction entered into with an unaffiliated third party on an arm’s-length basis;

(xv) make, revoke or change any material Tax election except in a manner consistent with the past practices of the Company Group that will not have any adverse and material impact on the Company Group, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority (including a “closing agreement” as defined in Section 7121 of the Code or any corresponding provision of Law) with respect to a material amount of Taxes or settle or compromise any examination, audit, claim or other Action with a Governmental Authority of or relating to any material Taxes, enter into any material Tax sharing or similar arrangement outside the ordinary course of business, surrender any right to claim a material refund or credit of Taxes, fail to pay any material Tax as such Tax becomes due and payable by the Company Group, or consent to the extension of the statute of limitations applicable to any material Tax claim or assessment;

(xvi) waive, release, settle, compromise or otherwise resolve any investigation, claim, Action, litigation or other legal proceedings, except in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $5,000,000 in the aggregate;

(xvii) make or commit to make capital expenditures other than in an amount not in excess of the amount set forth on Section 5.01(a)(xvii) of the Company Disclosure Schedule, in the aggregate;

(xviii) (A) limit the right of the Company or any of the Company’s Subsidiaries to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (B) grant any exclusive or similar rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Company and its Subsidiaries, taken as a whole;

(xix) terminate without replacement or amend in a manner materially detrimental to the Company and its Subsidiaries, taken as a whole, any material insurance policy insuring the business of the Company or any of the Company’s Subsidiaries;

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(xx) enter into, modify in any material respect or terminate (other than expiration in accordance with its terms) any Material Contract, in each case, other than in the ordinary course of business or as required by Law; or

(xxi) agree, resolve or commit to do any of the foregoing.

(b) Notwithstanding the foregoing, nothing in this Section 5.01 shall be interpreted to prohibit (i) the Company Group or their Representatives from taking any action reasonably necessary to consummate the Debt Financing (including the refinancing of any existing Indebtedness of the Company Group in connection therewith); or (ii) any member of the Company Group from complying with their respective Governing Documents as of the date of this Agreement.

Section 5.02 Stockholder Support and PFL Agreements; Other Restrictive Covenant Agreements.

The Company shall use commercially reasonable efforts to obtain (i) from each of the Company Stockholders duly executed and delivered Stockholder Support Agreements, and (ii) from Prime Focus Limited, the PFL Agreement, in each case duly executed and delivered, within five (5) Business Days after the date of this Agreement. The Company shall use commercially reasonable efforts to obtain, on or prior to the Closing Date, from the Chief Executive Officer of the Company and from each of the other Key Employees, non-competition, non-solicitation and non-disclosure agreements (the “Restrictive Covenant Agreements”) on terms reasonably satisfactory and mutually acceptable to the Company and Svac; provided that with respect to such Key Employees, such Restrictive Covenant Agreements are valid and enforceable under applicable local Laws.

Section 5.03 No Svac Ordinary Shares Transactions.

From and after the date of this Agreement until the Company Exchange Effective Time, except as otherwise contemplated by this Agreement, the Company shall not, and shall cause its Affiliates not to, engage in any transactions involving the securities of Svac without the prior consent of Svac if the Company possesses material nonpublic information of Svac.

Section 5.04 No Claim Against the Trust Account.

The Company acknowledges that Svac is a special purpose acquisition company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and the Company and Representatives of the Company have read Svac’s final prospectus, dated January 5, 2021 and other Svac SEC Documents, the Svac Organizational Document, and the Trust Agreement and the Company and such Representatives understand that Svac has established the Trust Account described therein for the benefit of Svac’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges and agrees that Svac’s sole assets consist of the cash proceeds of Svac’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. The Company further acknowledges that, if the Transactions are not consummated by January 5, 2023, or such later date as approved by the shareholders of Svac to complete a Business Combination, Svac will be obligated to return to its shareholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates) hereby irrevocably waives any right, title, interest or past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and Svac to collect from the Trust Account any monies that may be owed to them by Svac or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever; provided, however, that nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Svac or any of its Affiliates or for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this Agreement) or for specific performance, injunctive or other equitable relief in connection with the consummation of the Transactions so long as such claim would not affect Svac’s ability to fulfill its obligation to effectuate the Svac Share Redemptions. This Section 5.04 shall survive the termination of this Agreement for any reason.

Section 5.05 Employee Secondary Sale.

In the event that the Company shall have more than $50,000,000 in Available Cash Consideration, after giving effect to the Closing, then the Company may, subject to approval of the Company Board following the Closing at its sole discretion, use excess proceeds in an amount not to exceed $50,000,000, for direct secondary purchases of equity or equity awards from Company Employees.

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Section 5.06 Related Party Balances.

No later than the Closing, the Company shall cause all amounts due by and between the Company and the related parties set forth on Section 5.06 of the Company Disclosure Schedule as of the Closing to be paid in full.

Section 5.07 PFISL.

Prior to the Closing, the Company shall use its commercially reasonable efforts to sell, transfer, or otherwise divest its equity interests (collectively, “Transfer”) in Prime Focus International Service Ltd. (“PFISL”), in a manner reasonably acceptable to Svac and the Company; provided that the Company shall not be required to Transfer such interests if it results in a material adverse effect on the business, employees, assets, operations or financial condition and prospects of the Company, including with respect to the (i) Chief Executive Officer of the Company and (ii) the Transactions contemplated by this Agreement, that cannot be mitigated through commercially reasonable efforts.

Article 6
Covenants of the SVAC Parties

Section 6.01 Conduct of the Svac Parties During the Interim Period.

(a) During the Interim Period, each of the Svac Parties shall use commercially reasonable efforts to conduct its business in the ordinary course and use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, except as set forth on Section 6.01 of the Svac Disclosure Schedule, as required by applicable Law or any Governmental Authority, as expressly contemplated by this Agreement or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), none of the Svac Parties shall:

(i) change or amend the Trust Agreement, or the Svac Organizational Document, except as contemplated by the Proposals;

(ii) fail to maintain its existence, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except as contemplated by the Transactions;

(iii) split, combine or reclassify any shares of its capital stock;

(iv) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock of Svac, other than the redemption of any Svac Class A Ordinary Shares required by the Offer;

(v) (A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any capital stock or other voting securities or ownership interests of any of the Svac Parties or any Derivative Securities of any of the Svac Parties, other than (x) the issuance of any Svac Class A Ordinary Shares upon the exercise of any Svac Warrants, (y) the issuance of the Company Stockholder Consideration or (z) pursuant to the Subscription Agreements or the Sponsor Backstop Agreement; or (B) amend any term of any Svac Warrants, other than pursuant to the Sponsor Support Agreement;

(vi) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses or enter into any strategic joint ventures, partnerships or alliances with any other Person other than pursuant to existing contracts or commitments, as set forth on Section 6.01 of the Svac Disclosure Schedule;

(vii) sell, lease or otherwise transfer a material amount of its assets, properties, interests or businesses, other than (x) pursuant to existing contracts or commitments or (y) in the ordinary course of business;

(viii) other than in connection with actions permitted by Section 6.01(a)(vi), make any material loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business, or agree to, enter into or amend any insurance policies, other than in the ordinary course of business (which shall be deemed to include renewals) or in connection with an R&W Policy procured and premiums paid by the Svac Parties prior to the Closing;

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(ix) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness, other than (x) fees and expenses for professional services incurred in support of the Transactions or (y) any Indebtedness incurred in the ordinary course of business;

(x) (A) other than actions taken in furtherance of the adoption and/or implementation of the Svac Equity Incentive Plan, enter into any compensatory arrangement, collective bargaining agreement or retirement, deferred compensation, benefit, or equity plan or arrangement or (B) hire any employees or engage any independent contractors (other than for professional services incurred in support of the Transactions);

(xi) change Svac’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act or in connection with the Transactions, as agreed to by its independent public accountants;

(xii) settle, or offer or propose to settle, (A) any material litigation, investigation, arbitration, proceeding or other claim involving or against any Svac Party, (B) any stockholder litigation or dispute against Svac or any of its officers or directors or (C) any litigation, arbitration, proceeding or dispute that relates to the Transactions;

(xiii) enter into, renew or amend in any material respect, any Svac Affiliate Agreement (or any Contract, that if existing on the date hereof, would have constituted an Svac Affiliate Agreement) other than as required by law;

(xiv) make, revoke or change any material Tax election except in a manner that will not have any adverse and material impact on Svac, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes or settle or compromise any examination, audit, claim or other Action with a Governmental Authority of or relating to any material Taxes, enter into any material Tax sharing or similar arrangement outside the ordinary course of business, surrender any right to claim a material refund or credit of Taxes, fail to pay any material Tax as such Tax becomes due and payable by any Svac Party, or consent to the extension of the statute of limitations applicable to any material Tax claim or assessment; or

(xv) agree, resolve or commit to do any of the foregoing.

(b) Notwithstanding the foregoing, nothing in this Section 6.01 shall be interpreted to prohibit: (i) the Svac Parties or their Representatives from taking any action reasonably necessary to consummate the Common Equity Financing; or (ii) any Svac Party from complying with its respective governing documents and with all other agreements or Contracts to which an Svac Party may be a party as of the date of this Agreement.

Section 6.02 Common Equity Financing.

(a) Subject to the terms hereof, Svac shall, and shall cause its respective Affiliates to, use its commercially reasonable efforts to comply with its obligations, and enforce its rights, under the Subscription Agreements. Svac shall give the Company prompt notice of any breach by any party to the Subscription Agreements of which Svac has become aware or any termination (or alleged or purported termination) of the Subscription Agreements. Svac shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain the proceeds of the Common Equity Financing and, unless otherwise approved in writing by the Company (which approval shall not be unreasonably withheld, conditioned or delayed), shall not permit any termination, amendment or modification to, or any waiver of any material provision or remedy under, the Subscription Agreements entered into at or prior to the date hereof.

Section 6.03 Svac Shareholder Approval.

(a) Svac shall use commercially reasonable efforts to, in compliance with applicable Law, (i) establish the record date for, duly call, give notice of, convene and hold an extraordinary general meeting of the Svac Shareholders (the “Svac EGM”) in accordance with the CICL, (ii) cause the Proxy Statement to be disseminated to Svac’s shareholders and (iii) solicit proxies from the holders of Svac Class A Ordinary Shares to vote in favor of each of the Proposals. Svac shall include the unqualified Svac Board Recommendation in the Proxy Statement. The Svac Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Svac Board Recommendation.

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(b) Notwithstanding anything to the contrary contained in this Agreement, once the Svac EGM has been called and noticed, Svac will not postpone or adjourn the Svac EGM without the consent of the Company, other than:

(i) to solicit additional proxies for the purpose of obtaining the Svac Shareholder Approval, in which event Svac may postpone or adjourn the meeting for up to ten (10) Business Days;

(ii) for the absence of a quorum, in which event Svac may postpone or adjourn the meeting up to two (2) times for up to ten (10) Business Days each time; or

(iii) one (1) time, to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure that Svac has determined in good faith, after consultation with its outside legal advisors, is necessary under applicable Law, and for such supplemental or amended disclosure to be disseminated to and reviewed by the holders of Svac Shareholders prior to the Svac EGM.

Section 6.04 Svac Cooperation with Financing.

(a) During the Interim Period, Svac shall, and shall use commercially reasonable efforts to cause its Representatives to, at Svac’s sole cost and expense and at the Company’s reasonable request, use commercially reasonable efforts to cooperate with the Company in connection with the arrangement of the Debt Financing and use commercially reasonable efforts to assist the Company in causing the conditions to the Debt Commitment Letters to be satisfied, including by (i) causing Svac’s senior officers with appropriate expertise, at reasonable times and upon reasonable notice, to participate in (including by preparing for) a reasonable number of road shows, bank meetings, drafting sessions, due diligence sessions and similar presentations to and with prospective lenders, financing sources and rating agencies, (ii) assisting with the preparation of customary materials for rating agency presentations, bank information memoranda, offering memorandum and other customary marketing and syndication materials required in connection with the Debt Financing (including customary authorization letters to the prospective lenders and financing sources authorizing the distribution of information to prospective lenders or investors and containing a customary representation that such information does not contain a material misstatement or omission and containing a statement that the lenders may treat the public side versions of such documents, if any, as not including material nonpublic information about Svac or its securities), (iii) assisting with the preparation of definitive financing documentation and the schedules and exhibits thereto, in each case, customarily required to be delivered under such definitive financing documentation for financings of the type contemplated by the Debt Commitment Letters, (iv) to the extent requested at least ten (10) Business Days prior to the Closing Date, providing to the Company and its financing sources at least three (3) Business Days prior to the Closing Date, all documentations and other information that such financing sources reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, (v) preparing and furnishing the Company and its prospective lenders and financing sources as promptly as practicable the financial statements and other financial data required to satisfy the conditions set forth in clauses 6 and 7 of Exhibit C to the Debt Commitment Letters, (vi) using commercially reasonable efforts to cause Svac’s external auditors to provide assistance and cooperation to the Company, including participating in accounting due diligence sessions and providing any necessary and customary “comfort letters”, (vii) taking all corporate and other actions, subject to the occurrence of the Closing, to permit the consummation of the Debt Financing at the Closing; (viii) (A) assisting in the preparation of, and at (but subject to) Closing executing, any pledge and security documents, credit agreements, indentures, guarantees, ancillary documents and instruments, closing certificates and other documents related to the Debt Financing (including delivery of a certificate of the chief financial officer (or other officer with reasonably equivalent responsibilities) of Svac with respect to solvency matters in the form set forth as an annex to the Debt Commitment Letters), in each case, subject to the occurrence of the Closing, (B) providing information required by, and otherwise assist in the preparation of, schedules thereto as may be reasonably requested by the Company and (C) otherwise to facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing, and (ix) taking customary ministerial company actions, subject to and only effective upon the occurrence of the Closing, reasonably requested by the Company to permit the consummation of the Debt Financing. Svac consents to the customary and reasonable use of Svac’s logos solely in connection with any Debt Financing; provided, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage Svac or any of its affiliates or the reputation or goodwill of Svac or any of its affiliates. The condition in Section 8.03(b) as it applies to the Company’s obligations under this Section 6.04 will be deemed satisfied unless Svac has willfully and materially breached its obligations under this Section 6.04, which breach has not been cured within ten (10) Business Days from receipt of written notice from the Company specifying in reasonable detail such breach, and such breach has been a material cause of the Debt Financing not being obtained on the Closing Date.

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(b) All information provided pursuant to this Section 6.04 shall constitute Confidential Information under the Confidentiality Agreement and shall be kept confidential in accordance with the terms of the Confidentiality Agreement, except that the Company shall be permitted to disclose such information to the Debt Financing Sources and other lenders or potential lenders in accordance with the terms of the Debt Commitment Letters, subject to customary confidentiality undertakings by the Debt Financing Sources and such other lenders or potential lenders which are, in all material respects, the same as those in the Confidentiality Agreement; provided, that the Company shall be responsible for any acts or omissions of the Debt Financing Sources or other lenders or potential lenders with respect to such information.

(c) Notwithstanding anything in this Agreement to the contrary, (i) none of Svac, any of its affiliates, or any of their respective directors, officers, employees or agents shall be required to execute or enter into any certificate, instrument, agreement or other document in connection with the Debt Financing which will be effective prior to the Closing, (ii) nothing herein shall require cooperation or other actions or efforts on the part of Svac, any of its affiliates, or any of their respective directors, officers, employees or agents in connection with the Debt Financing to the extent it would interfere unreasonably or materially with the business or operations of Svac or any of its affiliates, (iii) none of Svac or its affiliates, or any of their respective directors, officers, employees or agents will be required to pay any commitment or other similar fee, to incur any other liability or obligation that is not subject to the occurrence of the Closing or, with the exception of the authorization letters referred to in clause (a)(ii) above, to enter into any agreement effective in connection with the Debt Financing prior to the Closing and (iv) nothing herein shall require the board of directors or similar governing body of Svac, prior to the Closing, to adopt resolutions approving or to otherwise approve the agreements, documents or instruments pursuant to which the Debt Financing is made. Nothing in this Section 6.04 shall require the cooperation contemplated in Section 6.04(a) to the extent that it would (x) cause or be reasonably likely to cause any condition to Closing set forth in Article IX to fail to be satisfied or otherwise cause any breach of this Agreement or (y) require Svac to take any action that will conflict with or violate Svac’s organizational documents or any applicable Laws, or result in the material contravention of, or would reasonably be expected to result in a material violation of, or material default under, any contract to which Svac is a party as of the date hereof.

Section 6.05 R&W Insurance.

Prior to the Closing, Svac and the Company will explore the feasibility and commercial reasonableness of obtaining a representations and warranties insurance policy in connection with the representations and warranties made by the Company hereunder (the “R&W Policy”). Notwithstanding the foregoing, if an R&W Policy is not obtained, there shall be no effect on the limitations to the Company’s liability and obligations, or the limitations on Svac’s right to recourse, as set forth in Article X.

Section 6.06 Other Interim Period Obligations of the Svac Parties.

During the Interim Period, Svac shall use reasonable best efforts:

(a) to ensure Svac remains listed as a public company on, and for the Svac Class A Ordinary Shares to be listed on, Nasdaq;

(b) to cause the Svac Class A Ordinary Shares to be issued in connection with the Transactions to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date;

(c) to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws; and

(d) to take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and to qualify, at the Company Exchange Effective Time, as a “controlled” company under the rules of Nasdaq.

Article 7
Joint Covenants

Section 7.01 Commercially Reasonable Efforts.

(a) Subject to the terms and conditions herein provided, each Party shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate and make effective as promptly as practicable the transactions

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contemplated hereby (including (x) the satisfaction, but not waiver, of the closing conditions set forth in Article 8, (y) obtaining consents of all Governmental Authorities and the expiration or termination of all applicable waiting periods under applicable Antitrust Laws necessary to consummate the transactions contemplated hereby and (z) obtaining approval for listing the Svac Class A Ordinary Shares issued pursuant to this Agreement on Nasdaq). All the costs incurred in connection with obtaining such consents of all Governmental Authorities, such expiration or termination of all applicable waiting periods under applicable Antitrust Laws, and any filing fees in connection with applicable Antitrust Laws, shall be deemed Closing Payments and shall be paid 50% by the Company and 50% by Svac. The Parties shall use commercially reasonable efforts to supply as promptly as practicable to the appropriate Governmental Authorities additional information and documentary material that may be requested pursuant to any applicable Antitrust Law.

(b) Each Party shall cooperate in connection with (i) any investigation of the transactions contemplated hereby or litigation by, or negotiations with, any Governmental Authority or other Person relating to the transactions contemplated hereby or regulatory filings under applicable Law and (ii) obtaining approval for listing the Svac Class A Ordinary Shares issued pursuant to this Agreement on Nasdaq.

(c) Each Party shall, in connection with this Agreement and the transactions contemplated hereby, to the extent permitted by applicable Law: (i) promptly notify the other Parties of, and if in writing, furnish the other Parties with copies of (or, in the case of oral communications, advise the other Parties of) any material substantive communications from or with any Governmental Authority or Nasdaq concerning the Transactions, (ii) cooperate in connection with any proposed substantive written or oral communication with any Governmental Authority or Nasdaq and permit the other Parties to review and discuss in advance, and consider in good faith the view of the other Parties in connection with, any proposed substantive written or oral communication with any Governmental Authority or Nasdaq concerning the Transactions, (iii) not participate in any substantive meeting or have any substantive communication with any Governmental Authority or Nasdaq concerning the Transactions unless it has given the other Parties a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority or Nasdaq, gives the other Parties or their outside counsel the opportunity to attend and participate therein, (iv) furnish such other Parties’ outside legal counsel with copies of all filings and communications between it and any such Governmental Authority or Nasdaq concerning the Transactions and (v) furnish such other Parties’ outside legal counsel with such necessary information and reasonable assistance as such other Parties’ outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Authority or Nasdaq concerning the Transactions; provided, that materials required to be provided pursuant to this Section 7.01 may be restricted to outside legal counsel and may be redacted (A) as necessary to comply with contractual arrangements, and (B) to remove references to privileged information.

Section 7.02 Preparation of Proxy Statement.

(a) As promptly as practicable following the date hereof, the Company and Svac shall jointly prepare, and Svac shall file with the SEC in accordance with the Exchange Act, a proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies from Svac Shareholders to approve the proposals set forth below at the Svac EGM of the holders of Svac Class A Ordinary Shares:

(i) approval of the Transactions;

(ii) approval of the Svac Articles of Association;

(iii) approval of the issuance of Svac Class A Ordinary Shares in connection with the Transactions (including pursuant to the consummation of the Subscription Agreements) in accordance with this Agreement, in each case to the extent required by the Nasdaq listing rules;

(iv) the adoption of the Svac Equity Incentive Plan; and

(v) approval of any other proposals reasonably necessary or appropriate to consummate the Transactions (collectively, the “Proposals” and the proxy statement containing the Proposals, the “Proxy Statement”).

Without the prior written consent of the Company, the Proposals shall be the only matters (other than procedural matters) which Svac shall propose to be acted on by Svac’s shareholders at the Svac EGM.

(b) Each of Svac and the Company shall use commercially reasonable efforts to cooperate, and cause their respective Subsidiaries, as applicable, to reasonably cooperate, with each other and their respective representatives in the preparation of the Proxy Statement, and to cause the Proxy Statement to comply with the rules and regulations

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promulgated by the SEC. Svac shall provide the Company with copies of any written comments and shall inform the Company of any oral comments that Svac receives from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments and shall give the Company a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff. Each of Svac and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably conditioned, withheld or delayed), any response to such comments with respect to the Proxy Statement and any amendment to the Proxy Statement filed in response thereto. Each of Svac and the Company shall use commercially reasonable efforts to ensure that none of the information related to it or any of its Affiliates, supplied by or on its behalf for inclusion in the Proxy Statement will, at the date it is first mailed to the Svac Shareholders and at the time of the Svac EGM, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If Svac or the Company becomes aware that any information contained in the Proxy Statement shall have become false or misleading in any material respect or that the Proxy Statement is required to be amended in order to comply with applicable Law, then (i) such party shall promptly inform the other party and (ii) Svac, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed) an amendment or supplement to the Proxy Statement. Svac and the Company shall use commercially reasonable efforts to cause the Proxy Statement, as so amended or supplemented, or additional soliciting materials, if appropriate, to be filed with the SEC and, to the extent required by Law, to be disseminated to the Svac Shareholders.

(c) Each of Svac and the Company shall use commercially reasonable efforts to promptly furnish to the other Party all information concerning itself, its Subsidiaries, officers, directors, managers, members and stockholders, as applicable, and such other matters, in each case, as may be reasonably necessary in connection with and for inclusion in the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Svac or the Company or their respective Subsidiaries, as applicable, to the SEC or Nasdaq in connection with the Transactions (including any amendment or supplement to the Proxy Statement). To the extent not prohibited by Law, Svac will advise the Company, reasonably promptly after Svac receives notice thereof, of the time when any supplement or amendment to the Proxy Statement has been filed, of the issuance of any suspension of the qualification of the Svac Class A Ordinary Shares for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement or other document filed with the SEC in connection with the Transactions or request by the SEC for additional information.

(d) Without limiting the generality of Section 7.02(c), the Company shall use commercially reasonable efforts to promptly furnish to Svac for inclusion in the Proxy Statement: (i) audited consolidated financial statements of the Company and its Subsidiaries as of and for the years ended March 31, 2019, 2020 and 2021, prepared in accordance with, and complying with in all material respects, GAAP, Regulation S-X and other applicable accounting requirements and with the rules and regulation of the SEC, the Exchange Act and the Securities Act applicable to a registrant and audited by the Company’s independent auditor in accordance with PCAOB auditing standards; (ii) unaudited condensed consolidated financial statements of the Company and its Subsidiaries as of and for the six months ended September 30, 2021 and September 30, 2020 prepared in accordance with, and complying with in all material respects, GAAP, Regulation S-X and other applicable accounting requirements and with the rules and regulation of the SEC, the Exchange Act and the Securities Act applicable to a registrant and reviewed by the Company’s independent auditor in accordance with PCAOB Auditing Standard 4105; (iii) other financial statements, reports and information with respect to the Company and its Subsidiaries that may be required to be included in the Proxy Statement under the rules and regulations of the SEC, the Exchange Act and the Securities Act; and (iv) auditor’s reports and consents to use such financial statements and reports in the Proxy Statement.

(e) Svac shall use commercially reasonable efforts to obtain all necessary state Securities Law or “blue sky” permits and approvals required to carry out the Transactions, and the Company shall promptly furnish all information concerning the Company Group and any of their respective members or stockholders as may be reasonably requested in connection with any such action.

Section 7.03 Inspection.

Subject to applicable Law, each of the Company and Svac shall afford to the other and its respective Representatives reasonable access during normal business hours and with reasonable advance notice during the period from the date of this Agreement until the earlier of the Closing and the date, if any, on which this

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Agreement is terminated to all of its and its Subsidiaries’ properties, books, Contracts, commitments, personnel and records and, during such period, and shall furnish promptly to the other, consistent with its legal obligations, all information concerning itself and its Subsidiaries’ business, properties and personnel as the other or any of its Representatives may reasonably request for the purposes of this Agreement or post-Closing integration planning; provided that any such access may be restricted or modified in connection with any COVID-19 Actions or COVID-19 Measures; provided, further, that such person may restrict the foregoing access to the extent that any applicable Law or any Contract to which it is a party requires it to restrict access to any properties or information or in order to maintain the attorney-client privilege; provided, further, that in any such case, the applicable Parties shall cooperate in good faith to seek to provide for access in a manner that does not violate any such Law or Contract or attorney-client privilege. Each of the Parties shall hold, and shall cause its Representatives to hold, all information received from the other party, directly or indirectly, pursuant to this Section 7.03 in confidence in accordance with and otherwise subject to the Confidentiality Agreement. No investigation pursuant to this Section 7.03 or information provided, made available or delivered pursuant to this Agreement will affect or be deemed to modify any of the representations or warranties of the Parties contained in this Agreement or the conditions hereunder to the obligations of the Parties.

Section 7.04 Confidentiality; Publicity.

(a) Svac acknowledges that the information being provided to it in connection with this Agreement, including Section 7.03, and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.

(b) None of Svac, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Svac, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Law or the rules of any national securities exchange), in which case Svac or the Company, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance and allow the other party a reasonable opportunity to comment thereon (which shall be considered by Svac or the Company, as applicable, in good faith); provided, however, that, subject to this Section 7.04, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third-party consent; provided, further, that no party shall be required to obtain consent pursuant to this Section 7.04(b) to the extent any proposed release or statement is substantially equivalent to the information that has been made public without breach of the obligation under this Section 7.04(b).

(c) Without limiting the generality of Section 7.04(b):

(i) Svac and the Company shall mutually agree upon and issue a joint press release announcing the effectiveness of this Agreement as of the date of this Agreement or no later than the following Business Day.

(ii) Svac and the Company shall cooperate in good faith with respect to the prompt preparation of, and Svac shall file with the SEC, as promptly as practicable after the effective date of this Agreement (but in any event within four (4) Business Days thereafter), a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement.

(iii) Prior to the Closing, Svac and the Company shall mutually agree upon and prepare a joint press release announcing the consummation of the Transactions. Concurrently with or promptly after the Closing, Svac and the Company shall issue such press release.

(iv) Svac and the Company shall cooperate in good faith with respect to the preparation of a Form 8-K announcing the Closing, together with, or incorporating by reference, the required pro forma financial statements and the historical financial statements prepared by the Company and its accountants and the other information required to be included therein. Concurrently with the Closing, or as soon as practicable (but in any event within four (4) Business Days) thereafter, Svac shall file the Closing 8-K with the SEC.

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Section 7.05 Support of Transaction.

Without limiting any covenant contained in Article 5 or Article 6, Svac and the Company shall each, and each shall cause its Subsidiaries to:

(a) use reasonable best efforts to obtain any material consents and approvals of third parties that any of Svac, the Company or their respective Affiliates are required to obtain in order to consummate the Transactions, and

(b) take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article 8 or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding anything to the contrary contained herein, no action taken by the Company under this Section 7.05 will constitute a breach of Section 5.01.

Section 7.06 Indemnification and Insurance.

(a) From and after the Company Exchange Effective Time, Svac shall indemnify and hold harmless each present and former director or officer of the Company Group and of Svac (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the Company being acquired under this Agreement or of Svac, as applicable), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any actual or threatened Action or other action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Company Exchange Effective Time or relating to the enforcement by any such Person of his or her rights under this Section 7.06, whether asserted or claimed prior to, at or after the Company Exchange Effective Time, to the fullest extent that any such Person would have been permitted under applicable Law and its certificate of incorporation, bylaws, articles of association or other organizational documents in effect on the date of this Agreement to indemnify such Person, and shall advance expenses (including reasonable attorneys’ fees and expenses) of any such Person as incurred to the fullest extent permitted under applicable Law (including, without limitation, in connection with any action, suit or proceeding brought by any such Person to enforce his or her rights under this Section 7.06). Without limiting the foregoing, Svac shall, and shall cause its Subsidiaries to, (i) maintain for a period of not less than six (6) years from the Company Exchange Effective Time provisions in the Svac Articles of Association concerning the indemnification and exoneration (including provisions relating to expense advancement) of Svac’s and its Subsidiaries’ officers and directors that are no less favorable to those Persons than the provisions in effect as of the date hereof and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Svac shall assume, and be liable for, and shall cause its Subsidiaries to honor, each of the covenants in this Section 7.06.

(b) Prior to the Company Exchange Effective Time, the Company shall or, if the Company is unable to, Svac shall as of the Company Exchange Effective Time, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “Company D&O Insurance”), in each case for a claims reporting or discovery period of at least six (6) years from and after the Company Exchange Effective Time with respect to any claim related to any period of time at or prior to the Company Exchange Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to Company D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies. If the Company for any reason fail to obtain such “tail” insurance policies as of the Company Exchange Effective Time, Svac shall continue to maintain in effect, for a period of at least six years from and after the Company Exchange Effective Time, the Company D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to Company D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or Svac shall purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to Company D&O Insurance comparable D&O insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof; provided that in no event shall Svac be required to expend for such policies pursuant to this Section 7.06(b) an annual premium amount in excess of 300% of the amount per annum the Company paid its last full fiscal year; provided

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further that if the aggregate premiums of such insurance coverage exceed such amount, Svac shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Company Exchange Effective Time, for a cost not exceeding such amount.

(c) Prior to the Closing, Svac and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for Svac that shall be effective as of Closing and will cover those Persons who will be the directors and officers of Svac and its Subsidiaries at and after the Closing on terms not less favorable than the better of (a) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (b) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as Svac and its Subsidiaries.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 7.06 shall survive the consummation of the Company Exchange indefinitely and shall be binding, jointly and severally, on Svac and all its successors and assigns. In the event that Svac or any of its respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person or effects any division transaction, then, and in each such case, Svac shall ensure that proper provision shall be made so that the successors and assigns of Svac shall succeed to the obligations set forth in this Section 7.06. The obligations of Svac under this Section 7.06 shall not be terminated or modified in such a manner as to materially and adversely affect any present and former director or officer of any member of the Company Group or Svac, or other person that may be a director or officer of any member of the Company Group or Svac prior to the Company Exchange Effective Time, to whom this Section 7.06 applies without the consent of the affected Person. The rights of each Person entitled to indemnification or advancement hereunder shall be in addition to, and not in limitation of, any other rights such Person may have under the Company Articles of Association, any other indemnification arrangement, any applicable law, rule or regulation or otherwise. The provisions of this Section 7.06 are expressly intended to benefit, and are enforceable by, each Person entitled to indemnification or advancement hereunder and their respective successors, heirs and representatives, each of whom is an intended third-party beneficiary of this Section 7.06.

Section 7.07 Tax Matters.

(a) Tax Treatment. Upon the Company’s reasonable request, the Parties shall take or cause to be taken or omit to take or cause the omission of any action in order to cause the Company Exchange (and, if reasonably determined by the Company, together with the Common Equity Financing and/or any other Transaction) to qualify as a transaction described in Section 351 of the Code or as a reorganization within the meaning of Section 368(a) of the Code. If the Company determines, in its sole and absolute discretion, that the Company Exchange (and, if determined by the Company in its sole and absolute discretion, together with the Common Equity Financing and/or any other Transaction) qualifies as a reorganization within the meaning of Section 368(a) of the Code, then this Agreement is adopted as a “plan of reorganization” within the meaning of Section 368(a) of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3.

(b) Tax Cooperation. Each of the Parties shall, and shall cause their respective Affiliates to, cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns and any audit or Tax proceeding or to determine the Tax treatment of any aspect of the Transactions.

(c) Tax Opinion. If, in connection with the Transactions, the SEC requests or requires that Tax opinions be prepared and submitted with respect to the Tax treatment of the Transactions, and if such a Tax opinion is being provided by Tax counsel, each of the Company and the Svac Parties, agree to deliver to such Tax counsel customary Tax representation letters, dated and executed as of such date(s) as determined reasonably necessary by such counsel in connection with the preparation of such Tax opinions, provided that notwithstanding anything herein to the contrary, (i) if and to the extent a Tax opinion with respect to the treatment of the Company Exchange to the Company or to the Company Stockholders is being requested or required by the SEC, Baker McKenzie shall (upon receipt of customary Tax representation letters reasonably satisfactory to such counsel) provide a Tax opinion on the U.S. federal income tax treatment of the Company Exchange to the Company Stockholders and (ii) if and to the extent a Tax opinion with respect to the tax consequences of the Transactions to Svac or Svac Shareholders is being requested or required by the SEC, Tax counsel to Svac shall (upon receipt of customary Tax representation letters reasonably satisfactory to such counsel) provide a Tax opinion on the U.S. federal income tax consequences of the Transactions to Svac or Svac Shareholders.

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Section 7.08 Employee Matters.

(a) Svac shall, prior to the Company Exchange Effective Time, approve and adopt an incentive award plan in accordance with this Section 7.08 and otherwise in a form reasonably acceptable to Svac (the “Svac Equity Incentive Plan”).

(b) The Svac Equity Incentive Plan will include an initial available pool of a number of Svac Class A Ordinary Shares issuable pursuant to awards thereunder, which may include a range of equity award types, of not less than 10% of the sum of (i) the aggregate number of outstanding Svac Class A Ordinary Shares and any other shares of capital stock of Svac plus (ii) the maximum number of shares underlying any Converted Svac Options, the Svac Warrants and any other Derivative Securities of Svac (assuming in each case that cash is paid for the exercise thereof) (the “Svac Fully Diluted Shares”), in each case of these clauses (i) and (ii) as of immediately following Closing. The Svac Equity Incentive Plan will also provide for an annual, automatic increase to the foregoing share limit on the first day of each Svac fiscal year equal to 2% of the Svac Fully Diluted Shares on the last day of the immediately preceding the Svac fiscal year.

(c) As soon as practicable following the Closing, and when permitted by the applicable regulations under the Securities Act, Svac shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Svac Class A Ordinary Shares issuable under the Svac Equity Incentive Plan, and Svac shall maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any Converted Svac Options and any awards granted pursuant to the Svac Equity Incentive Plan remain outstanding.

Section 7.09 Section 16 Matters.

Prior to the Closing, the Company Board or the Svac Board, or an appropriate committee thereof, as applicable, shall adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule 16b-3(d) under the Exchange Act, such that the disposition of shares of the Company Capital Stock or acquisition of the Svac Class A Ordinary Shares, as applicable, pursuant to this Agreement and the Transactions by any individual who is expected to become a “covered person” of Svac for purposes of Section 16 of the Exchange Act shall be exempt acquisitions or dispositions.

Section 7.10 Shareholder Litigation.

Svac shall notify the Company promptly in connection with any filing of, or threat to file of, an Action related to this Agreement or the Transactions by any of its shareholders or holders of any Svac Warrants against any of the Svac Parties or against any of their respective directors or officers prior to the Closing (any such action, a “Shareholder Action”). Svac shall keep the Company reasonably apprised of the defense, settlement, prosecution or other developments with respect to any such Shareholder Action. Svac shall give the Company the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of any such litigation, to give due consideration to the Company’s advice with respect to such litigation and to not settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed; provided that, for the avoidance of doubt, each of Svac shall bear all of its costs of investigation and all of its defense and attorneys’ and other professionals’ fees related to such Shareholder Action.

Section 7.11 Notices of Certain Events.

During the Interim Period, each of the Company, Svac shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b) any notice or other communication from any Governmental Authority in connection with the Transactions;

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting any member of the Company Group or any Svac Party, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions.

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(d) any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 8.02(a) or Section 8.03(a) not to be satisfied; and

(e) any failure of that party to comply with or satisfy any covenant, condition or agreement required to be complied with or satisfied by it hereunder.

provided that the delivery of any notice pursuant to this Section 7.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 7.12 Exclusivity.

(a) During the Interim Period, none of the Svac Parties, on the one hand, or the Company and its Subsidiaries, on the other hand, will, nor will they authorize or permit their respective Representatives to, directly or indirectly:

(i) take any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, provide information to or commence due diligence with respect to, any Person concerning, relating to or which is intended or would reasonably be expected to lead to, an Acquisition Proposal;

(ii) in the case of Svac, fail to include the Svac Board Recommendation in (or remove from) the Proxy Statement; or

(iii) in the case of Svac, except as otherwise permitted by this Agreement, withhold, withdraw, qualify, amend or modify (or publicly propose or announce any intention or desire to withhold, withdraw, qualify, amend or modify), in a manner adverse to the Company, the Svac Board Recommendation.

(b) Each of the Company and the Svac Parties, shall promptly, and in any event within one (1) Business Day of the date of this Agreement:

(i) terminate access of any third Person (other than the Company or the Svac Parties and/or any of their respective Affiliates or Representatives) to any data room (virtual or actual) containing any confidential information with respect to the Company or Svac;

(ii) immediately cease and cause to be terminated, and shall cause their and their respective Subsidiaries’ Representatives to immediately cease and cause to be terminated, all existing activities, discussions, negotiations and communications, if any, with any Persons with respect to, or which is reasonably likely to give rise to or result in, any Acquisition Proposal; and

(iii) request the return or destruction of any confidential information provided to any Person in connection with a prospective Acquisition Proposal (subject in each case to the terms of any applicable confidentiality agreement) and, in connection therewith, shall, if the applicable confidentiality or non-disclosure agreement so allows, request that all such Persons provide prompt written certification of the return or destruction of all such information.

(c) Promptly upon receipt of an unsolicited Acquisition Proposal, each of the Svac Parties and the Company shall notify the other Party thereof, which notice shall include a written summary of the material terms of such unsolicited proposal. Notwithstanding the foregoing, the Parties may respond to any unsolicited Acquisition Proposal only by indicating that such Party has entered into a binding definitive agreement with respect to a business combination and is unable to provide any information related to such Party or any of its Subsidiaries or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Proposal.

Section 7.13Changes in Capitalization or Structure.

If, during the Interim Period, the Parties mutually agree to changes to the structure of the transactions contemplated by this Agreement to address Tax, legal, regulatory or other concerns (including, without limitation, any conversion of the shares of Company Capital Stock into one or more other classes), the Parties will negotiate in good faith to make such modifications to the Transaction Documents as may be reasonably necessary to effect such changes. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, no Party shall be required to procure a Tax opinion of counsel with respect to this Section 7.13 and, in the event of a conflict between this Section 7.13 and Section 7.07, Section 7.07 shall control.

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Section 7.14 Further Assurances.

Each party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions.

Article 8
Conditions to the Company Exchange

Section 8.01 Conditions to Obligations of All Parties.

The obligations of the Company and Svac to consummate, or cause to be consummated, the Company Exchange are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted), in whole or in part, in writing by the Company and Svac:

(a) Regulatory Approvals. The applicable waiting period(s) under any applicable Antitrust Laws in respect of the Transactions shall have expired or been terminated, and any required approval of any Governmental Authority shall have been obtained.

(b) No Prohibition. There shall not have been enacted or promulgated any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions.

(c) Offer Completion. The Offer shall have been completed in accordance with the terms hereof, the Svac Organizational Document and the Proxy Statement.

(d) Common Equity Investment. At least 75% of the Common Equity Financing committed by parties other than affiliates of the Sponsor or Novator shall have been consummated or will be consummated substantially concurrently with the Closing in accordance with the terms of the applicable Subscription Agreements.

(e) Debt Financing. To the extent the Debt Financing is not consummated substantially concurrently with the Closing, both immediately prior to and immediately after giving effect to the Closing of the Transactions, no Event of Default (as defined in the Existing Company Facilities Agreement) shall exist under the Existing Company Facilities Agreement or would result under the Existing Company Facilities Agreement from the Closing of the Transactions.

(f) Net Tangible Assets. Svac shall not have redeemed Svac Class A Ordinary Shares in the Offer in an amount that would cause Svac to have less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

(g) Svac Shareholder Approval. The Svac Shareholder Approval shall have been obtained.

(h) Listing. The Svac Class A Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof.

(i) Transaction Documents. The Svac Parties and the Company (or their respective Affiliates) shall have entered into each of the applicable Transaction Documents, and to the extent applicable, performed the covenants to be performed thereunder prior to the Company Exchange Effective Time in all material respects, and each such agreement shall be in full force and effect.

(j) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

Section 8.02 Additional Conditions to Obligations of Svac.

The obligations of Svac to consummate, or cause to be consummated, the Company Exchange are subject to the satisfaction of the following additional conditions, any one or more of which may be waived, in whole or in part, in writing by Svac:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company contained in Sections 3.01(a), 3.02(a), 3.02(d), 3.03, 3.04, 3.06 and 3.20 in each case shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in

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all material respects as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) The representations and warranties of the Company contained in Section 3.08(a) shall be true and correct in all respects as of the date hereof and as of the Closing Date.

(iii) Each of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company described in Section 8.02(a)(i) and (ii)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect.

(b) Agreements and Covenants. Each of the covenants of the Company to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c) Stockholder Support, PFL and Restrictive Covenant Agreements. Each of the agreements specified in Section 5.02 shall have been duly executed and delivered by each of the parties thereto (as applicable), shall be in full force and effect (subject to the Enforceability Exceptions), and there shall be no material default then existing thereunder.

(d) Officer’s Certificate. The Company shall have delivered to Svac a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(c) have been fulfilled.

Section 8.03 Additional Conditions to the Obligations of the Company.

The obligation of the Company to consummate the Company Exchange is subject to the satisfaction of the following additional conditions, any one or more of which may be waived, in whole or in part, in writing by the Company:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Svac Parties contained in the first sentence of Section 4.01(a) and 4.01(b) and Sections 4.02(b), 4.03, 4.05 and 4.18, in each case shall be true and correct (without giving any effect to any limitation as to “materiality” or “Svac Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) The representations and warranties of the Svac Parties contained in Section 4.08(a) shall be true and correct in all respects as of the date hereof and as of the Closing Date.

(iii) Each of the representations and warranties of the Svac Parties contained in this Agreement (other than the representations and warranties of the Svac Parties described in Section 8.03(a)(i) and (ii)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Svac Material Adverse Effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Svac Material Adverse Effect.

(b) Agreements and Covenants. Each of the covenants of Svac to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c) Officer’s Certificate. The Svac Parties shall have delivered to the Company a certificate signed by an officer of Svac, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 8.03(a) and Section 8.03(b) have been fulfilled.

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(d) Sponsor Backstop Agreement. The transactions contemplated by the Sponsor Backstop Agreement to occur at or prior to the Closing shall have been consummated, to the extent required by and in accordance with the terms of the Sponsor Backstop Agreement.

(e) Minimum Cash. The Available Svac Cash shall be equal to or greater than $350,000,000 (the “Minimum Cash Condition”).

Article 9
Termination/Effectiveness

Section 9.01 Termination.

This Agreement may be terminated and the Transactions abandoned (notwithstanding any approval of this Agreement by the stockholders of the Company or shareholders of Svac) at any time prior to the Company Exchange Effective Time:

(a) by mutual written agreement of the Company and Svac;

(b) by either the Company or Svac if:

(i) the Closing has not occurred on or before August 31, 2022 (such applicable date, the “End Date”); provided that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to a party if the failure of such party to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before the End Date;

(ii) the consummation of the Transactions is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or applicable Law;

(iii) the Svac Shareholder Approval is not obtained at the Svac EGM (subject to any adjournment or recess of the meeting);

(c) by Svac, if:

(i) the Stockholder Support Agreements or the PFL Agreement as contemplated in Section 5.02 are not delivered to Svac within five (5) Business Days after the date of this Agreement; or

(ii) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 8.02(a) or Section 8.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Svac provides written notice of such violation or breach and the End Date) after receipt by the Company of notice from Svac of such breach, but only as long as the Company continues to use its commercially reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period; provided that at the time of delivering a termination notice under this Section 9.01(c)(ii), Svac shall not be in material breach of any of its obligations under this Agreement;

(d) by the Company, if:

(i) there is any breach of any representation, warranty, covenant or agreement on the part of the Svac Parties set forth in this Agreement, such that the conditions specified in Section 8.03(a) or Section 8.03(b) would not be satisfied at the Closing or the Sponsor breaches the Sponsor Support Agreement or the Sponsor Backstop Agreement (each, a “Terminating Svac Breach”), except that, if any such Terminating Svac Breach is curable by the Svac Parties or the Sponsor, as applicable, through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the End Date) after receipt by Svac of notice from the Company of such breach, but only as long as the Svac Parties or the Sponsor, as applicable, continue to exercise such commercially reasonable efforts to cure such Terminating Svac Breach (the “Svac Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Svac Breach is not cured within the Svac Cure Period; provided that at the time of delivering a termination notice under this Section 9.01(d)(i), the Company shall not be in material breach of any of its obligations under this Agreement.

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The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give notice of such termination to the other party.

Section 9.02 Effect of Termination.

Except as otherwise set forth in this Section 9.02, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any party hereto for any Willful Breach of this Agreement by such party occurring prior to such termination that resulted in the termination of this Agreement subject to Section 10.13. The provisions of Sections 5.04, 7.04, this Section 9.02 and Article 10 (collectively, the “Surviving Provisions”), any other Section or Article of this Agreement referenced in the Surviving Provisions, which are required to survive in order to give appropriate effect to the Surviving Provisions, and the Confidentiality Agreement shall in each case survive any termination of this Agreement.

Article 10
Miscellaneous

Section 10.01 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Company Exchange Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

(c) Notwithstanding anything to the contrary contained herein, Sections 10.04(c) (Rights of Third Parties), 10.06 (Governing Law), 10.10 (Debt Financing Sources), 10.11 (Jurisdiction; WAIVER OF TRIAL BY JURY), and this Section 10.01(c) (Amendments and Waivers) (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such Sections) may not be amended, supplemented, waived or otherwise modified in any manner that adversely impacts or is otherwise adverse in any material respect to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

Section 10.02 Notices.

All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours for the recipient (and otherwise as of the immediately following Business Day), addressed as follows:

(a) If to Svac or Sponsor, to:

Svac Acquisition Corp.
9705 Collins Ave 1901
Bal Harbour, FL 33154
Attention: Alan Kestenbaum, CEO
Email: AK@bi15.com

with a copy (which shall not constitute notice) to:

Arent Fox LLP
800 Boylston Street, 32nd Floor,
Boston, MA 02199
Attention: Tal M. Unrad; Michael Andresino
Email: tal.unrad@arentfox.com; michael.andresino@arentfox.com

Annex A-57

(b) If to the Company, PF Overseas, or Dutch Co-op to:

Prime Focus World N.V
160 Great Portland St. Fitzrovia
London. W1W 5QA
Attention: General Counsel
Email: cpfl@dneg.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
Attention: Steven B. Stokdyk; Lewis Kneib
Email: steven.stokdyk@lw.com; lewis.kneib@lw.com

or to such other address or addresses as the Parties may from time to time designate in writing.

Section 10.03 Assignment.

No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 10.03 shall be null and void, ab initio.

Section 10.04 Rights of Third Parties.

Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing:

(a) in the event the Closing occurs, the present and former officers and directors of the Company and Svac (and their successors, heirs and Representatives) are intended third-party beneficiaries of, and may enforce, Section 7.06;

(b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and Representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and Representatives), are intended third-party beneficiaries of, and may enforce, Section 10.13; and

(c) the Debt Financing Sources shall be express third-party beneficiaries of Sections 10.01(c) (Amendments and Waivers), 10.06 (Governing Law), 10.10 (Debt Financing Sources), 10.11 (Jurisdiction; WAIVER OF TRIAL BY JURY), and this Section 10.04(c) (Rights of Third Parties), each of such Sections shall expressly inure to the benefit of the Debt Financing Sources and the Debt Financing Sources, shall be entitled to rely on and enforce the provisions of such Sections.

Section 10.05 Expenses.

Except as otherwise provided herein (including Sections 2.06, 7.01, 7.06 and 7.07(a)) each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants. Notwithstanding the foregoing, the fees and expenses of the Svac Parties shall not exceed $15,000,000 (the “Svac Fee Cap”) without the prior written consent of the Company. The Svac Parties and the Company agree that any fees and expenses of the Svac Parties that exceed the Svac Fee Cap without the Company’s prior written consent shall cause the Exchange Ratio to be adjusted such that only the Svac Shareholders bear the excess portion of such fees and expenses. For the avoidance of doubt, notwithstanding anything to the contrary in this Section 10.05 or elsewhere in this Agreement, Svac shall not under any circumstances pay, reimburse or otherwise directly or indirectly economically bear any expenses, fees, costs or other amounts payable or paid by the Company Stockholders.

Section 10.06 Governing Law.

This Agreement, the Transactions and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions (including against any Debt Financing Source), shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

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Section 10.07 Captions; Counterparts.

The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 10.08 Entire Agreement.

This Agreement (together with the Schedules, Annexes and Exhibits to this Agreement), the Ancillary Agreements and that certain Confidentiality Agreement, dated July 14, 2021, between Svac and the Company (the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the Parties except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement.

Section 10.09 Severability.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 10.10 Debt Financing Sources.

Notwithstanding anything to the contrary contained herein, none of the Svac Related Parties shall have any rights or claims against any Debt Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, and no Debt Financing Source shall have any rights or claims against any Svac Related Party in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided that, following consummation of the Company Exchange, the foregoing will not limit the rights of the parties to the Debt Financing under any commitment letter related thereto (including the Debt Commitment Letter). Notwithstanding anything to the contrary contained herein, no Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.

Section 10.11 Jurisdiction; WAIVER OF TRIAL BY JURY.

Any Action based upon, arising out of or related to this Agreement, the other Transaction Documents, the Transactions, the Debt Financing or any transactions contemplated thereby (including any Action against any Debt Financing Source), shall be brought in the United States District Court for the Southern District of New York or a New York State Court sitting in New York City (the “Chosen Courts”), so long as one of such courts shall have subject matter jurisdiction over such Action. Any cause of action arising out of this Agreement, the Transactions, the Debt Financing or any transactions contemplated thereby (including any Action against any Debt Financing Source) shall be deemed to have arisen from a transaction of business in the State of New York. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement, the Transactions, the Debt Financing or any transactions contemplated thereby (including any Action against any Debt Financing Source) in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 10.11. EACH OF THE PARTIES

Annex A-59

HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS, THE DEBT FINANCING OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING ANY ACTION AGAINST ANY DEBT FINANCING SOURCE).

Section 10.12 Enforcement.

The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 9.01, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.12 shall not be required to provide any bond or other security in connection with any such injunction.

Section 10.13 Non-Recourse.

This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Parties, and then only with respect to the specific obligations set forth herein or in the other Transaction Documents with respect to such Party. Except to the extent a Party to this Agreement or the other Transaction Documents and then only to the extent of the specific obligations undertaken by such Party in this Agreement or in the applicable Ancillary Agreement, (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any Party to this Agreement or any other Transaction Documents, and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company or Svac under this Agreement or any other Transaction Document of or for any claim based on, arising out of, or related to this Agreement or the Transactions.

Section 10.14 Conflicts and Privilege.

(a) Svac and the Company, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement, the Transactions or the Debt Financing arises after the Closing between or among (x) the Sponsor, the shareholders or holders of other equity interests of Svac or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (collectively, the “Svac Group”), on the one hand, and (y) Company and/or any member of the DNEG Group (as defined below), on the other hand, any legal counsel, including Arent Fox LLP (“Arent Fox”), that represented Svac and/or the Sponsor prior to the Closing may represent the Sponsor and/or any other member of the Svac Group in such dispute even though the interests of such Persons may be directly adverse to Svac, and even though such counsel may have represented Svac in a matter substantially related to such dispute, or may be engaged in ongoing matters for the Sponsor. Svac and the Company, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements, the Transactions or the Debt Financing) between or among Svac, the Sponsor and/or any other member of Svac Group, on the one hand, and Arent Fox, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Company Exchange and belong to the Svac Group after the Closing, and shall not pass to or be claimed or controlled by Svac. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with Svac or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Company and shall not be used by the Svac Group against the DNEG Group, as subsequently defined, in connection with any dispute among the parties.

Annex A-60

(b) Svac and the Company, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement, the Transactions or the Debt Financing arises after the Closing between or among (x) the shareholders or holders of other equity interests of the Company and/or any of its directors, members, partners, officers, employees or Affiliates (collectively, the “DNEG Group”), on the one hand, and (y) any member of the Svac Group, on the other hand, any legal counsel, including Latham & Watkins LLP (“Latham”) that represented the Company prior to the Closing may represent any member of the DNEG Group in such dispute even though the interests of such Persons may be directly adverse to the Svac Group, and even though such counsel may have represented Svac and/or the Company in a matter substantially related to such dispute, or may be engaged in ongoing matters for Svac, and further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements, the Transactions or the Debt Financing) between or among the Company and/or any member of the DNEG Group, on the one hand, and Latham, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Company Exchange and belong to the DNEG Group after the Closing, and shall not pass to or be claimed or controlled by Svac. Notwithstanding the foregoing, any privileged communications or information shared by any member of the Svac Group prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Svac Group and shall not be used by the DNEG Group against the Svac Group in connection with any dispute among the parties.

Section 10.15 Nonsurvival of Representations, Warranties and Covenants.

None of the representations, warranties, covenants and agreements in this Agreement or in any instrument, document or certificate delivered pursuant to this Agreement shall survive the Closing, except for (a) those covenants and agreements contained herein and therein which by their terms expressly apply in whole or in part after the Company Exchange Effective Time and then only to such extent until such covenants and agreements have been fully performed and (b) any claim based upon Fraud.

Section 10.16 Disclosure Schedule References and SEC Report References.

(a) The Schedules, Annexes and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules, Annexes and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Certain information set forth in the Schedules is included solely for informational purposes.

(b) The Parties agree that each section or subsection of the Company Disclosure Schedule or the Svac Disclosure Schedule, as applicable, shall be deemed to be an exception to and to qualify (or, as applicable, a disclosure for purposes of), the corresponding section or subsection of this Agreement, irrespective of whether or not any particular section or subsection of this Agreement specifically refers to the Company Disclosure Schedule or the Svac Disclosure Schedule, as applicable. The Parties further agree that disclosure of any item, matter or event in any particular section or subsection of either the Company Disclosure Schedule or the Svac Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of the Company Disclosure Schedule or the Svac Disclosure Schedule, as applicable, to which the relevance of such disclosure would be reasonably apparent on its face to a reasonable person without any independent knowledge regarding the matter(s) so disclosed, notwithstanding the omission of a cross-reference to such other section or subsections.

(c) The Parties agree that in no event shall any disclosure (other than statements of historical fact) contained in any part of any Svac SEC Document entitled “Risk Factors,” “Forward-Looking Statements,” “Cautionary Note Regarding Forward-Looking Statements,” “Special Note Regarding Forward Looking Statements” or containing a description or explanation of “Forward-Looking Statements” or any other disclosures in any Svac SEC Document that are cautionary, predictive or forward-looking in nature be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of any party contained in this Agreement.

[Signature Pages Follow]

Annex A-61

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

SPORTS VENTURES ACQUISITION CORP.
By:	/s/ Alan Kestenbaum
	Name:	Alan Kestenbaum
	Title:	Chief Executive Officer and Chairman of the Board

Annex A-62

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

PRIME FOCUS WORLD N.V
By:	/s/ Namit Malhotra
	Name:	Namit Malhotra
	Title:	Chief Executive Officer

Annex A-63

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

AKICV LLC
By:	/s/ Alan Kestenbaum
	Name:	Alan Kestenbaum
	Title:	Managing Member

Annex A-64

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

PF Overseas Limited
By:	/s/ Nishant Fadia
	Name:	Nishant Fadia
	Title:	CFO

Annex A-65

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

pRIME FOCUS 3D COOPERATIEF U.A
By:	/s/ Nishant Fadia
	Name:	Nishant Fadia
	Title:	Director
pRIME FOCUS 3D COOPERATIEF U.A
By:	/s/ Gunther Warris
	Name:	Gunther Warris
	Title:	Proxy Holder

Annex A-66

EXHIBIT A

Form of A&R Memorandum and Articles of Association
See Annex B.

Annex A-67

EXHIBIT B

Form of A&R Registration Rights Agreement
See Annex D.

Annex A-68

EXHIBIT C

Form of Sponsor Backstop Agreement
See Annex F.

Annex A-69

EXHIBIT D

Form of Sponsor Support Agreement
See Annex C.

Annex A-70

EXHIBIT E

Form of Stockholder Support Agreement
See Annex E.

Annex A-71

EXHIBIT F

Form of PFL Agreement

Annex A-72

EXHIBIT F

PFL AGREEMENT

This PFL AGREEMENT (this “Agreement”) is entered into as of [•], 2022 (“Effective Date”), by and between Prime Focus World N.V., a public limited liability company incorporated in the Netherlands (the “Company”) and Prime Focus Limited, a company incorporated in India (“PFL”).

WHEREAS, the Company, PF Overseas Limited, a limited liability company incorporated in Mauritius (“PF Overseas”) and Prime Focus 3D Cooperatief U.A, a Dutch cooperative association (“Dutch Co-op”) are each party to that certain Business Combination Agreement by and between the Company, Dutch Co-op, PF Overseas and other parties thereto, dated as of [•], 2022 (the “Business Combination Agreement”);

WHEREAS, as of the Effective Date, PFL indirectly holds an 85% ownership interest in the Company through PF Overseas and Dutch Co-op, and is a Controlling Shareholder of the Company;

WHEREAS, in connection with the consummation of the Business Combination Agreement, PFL will receive substantial value and material benefit, given its ownership interest in the Company (the “Benefit”); and

WHEREAS, in consideration of the Benefit, PFL has agreed to not engage in a Competing Business (as defined below) with the Company under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and representations, Dutch Co-op and PF Overseas hereby agree as follows:

Section 1. Certain Defined Terms.

(a) “Affiliate” means, with respect to any Person (i) a director, officer, member, manager or stockholder of that Person, (ii) a spouse, parent, sibling or descendant of that Person (or spouse, parent, sibling or descendant of any director or officer of that Person), and (iii) any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, that Person. For the avoidance of doubt, Novator Capital Limited and/or its Affiliates shall not be considered an “Affiliate” of PFL.

(b) “Competing Business” shall mean whether directly or indirectly, a company, an undertaking, a business, a business operation or other enterprise or entity which from time to time itself or through one or more of its subsidiary undertakings, provides visual special effects services comprising photoreal image generation, two dimension to three dimension content conversion and animation services for visual content used in film, television, gaming and over-the-top services as conducted by the DNEG Group during this Agreement. Notwithstanding the foregoing, the parties acknowledge that PFL is in the business of the development, production, commercialization, marketing, sale, licensing, consumption, provision or creation of content and may continue in such business.

(c) “Control” or “Controlling” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d) “Controlled Affiliate” means, any Person that is, directly or indirectly, through one or more intermediaries, controlled by such Person.

(e) “DNEG Group” means the Company and its Subsidiaries.

(f) “Governmental Entity” means any federal, state, local or foreign political subdivision, court, administrative agency, commission or department or other governmental authority or instrumentality.

(g) “Law” means any law, statute, treaty, rule, directive or regulation or Order of any Governmental Entity.

(h) “Order” means a judgment, writ, decree, compliance Agreement, injunction or order of any Governmental Entity or arbitrator.

Annex A-129

(i) “Ordinary Shares” means the Company’s Ordinary Shares I and the Ordinary Shares II.

(j) “Person” shall be construed broadly and includes an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity including a Governmental Entity.

(k) “Proceedings” means actions, suits, claims, investigations or legal, administrative or arbitration proceedings.

(l) “Restricted Period” means the period commencing on the Effective Date through the fourth anniversary of such date.

(m) “Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a general or limited partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

Section 2. Non-Competition.

(a) Subject to Section 2(c) and Section 4 of this Agreement, PFL undertakes to the Company that neither it nor any of its Controlled Affiliates shall operate, establish, own an equity interest in, serve as a director, officer, or advisor to, or acquire a Competing Business outside of the DNEG Group (including soliciting any of the DNEG Group’s customers for a Competing Business) anywhere in the world during the Restricted Period.

(b) The restrictions contained in Sections 2(a) above shall not prohibit, after the effective date of the Business Combination Agreement, (i) PFL or (ii) any of PFL’s Controlled Affiliates from being entitled to acquire up to (but not more than) five percent (5%) in aggregate of the shares of any class of any company engaged in business that would constitute a Competing Business, provided the shares of such company are listed on a recognized stock exchange. For avoidance of doubt, it is clarified that for the purposes of this Section 2(b), the term “Controlled Affiliate” shall not include the entities forming part of the DNEG Group.

(c) Each of PFL and the Company acknowledges that the duration, extent and application of the restrictions in Section 2(a) and Section 2(b) are no greater than is reasonable and necessary for the protection of the interests of the Company but that, if any such restriction shall be adjudged by any court or authority of competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof were to be deleted and/or the period thereof were to be reduced and/or the area dealt with thereby were to be reduced, such restriction shall apply within the jurisdiction of that court or competent authority with such modifications as are necessary to make it valid and effective.

(d) PFL undertakes to promptly inform the Company in writing after the date of this Agreement if it or any of its Controlled Affiliates acquires any interest whatsoever in any Competing Business or other ventures or interests which could give rise to a conflict of interest between PFL and the DNEG Group.

Section 3. Non-Solicitation.

(a) During the Restricted Period, save (i) with the prior written consent of the Company and (ii) in respect of Namit Malhotra who is a director on the board of the Company and PFL, PFL undertakes to the Company that, it shall not solicit for service or employment anywhere in the world, any of the executive directors of the Company or any other member of the executive management team of the DNEG Group in each case at the relevant time, provided that the foregoing provisions shall not prohibit the solicitation or employment of any such person (i) resulting from general advertisements for employment conducted by PFL (including any recruitment efforts conducted by any recruitment agency, provided that none of PFL or its Controlled Affiliates, nor any agent thereof has not directed such recruitment efforts at such person), (ii) if such person approaches PFL on an unsolicited basis, or (iii) if such person has ceased to be employed by the DNEG Group for at least six (6) months prior to his/her solicitation or employment by PFL.

(b) During the Restricted Period, save (i) with the prior written consent of PFL and (ii) in respect of Namit Malhotra who is a director on the board of the Company and PFL, the Company undertakes to PFL that the Company shall not solicit for service or employment anywhere in the world any of the executive directors of PFL or any other member of the executive management team of PFL in each case at the relevant time, provided that the foregoing

Annex A-130

provisions shall not prohibit the solicitation or employment of any such person (i) resulting from general advertisements for employment conducted by the Company (including any recruitment efforts conducted by any recruitment agency, provided that the Company has not directed such recruitment efforts at such person), (ii) if such person approaches the Company on an unsolicited basis or (iii) has ceased to be employed by PFL for at least six (6) months prior to his/her solicitation or employment by the Company.

Section 4. Condition, Duration and Termination.

(a) This Agreement is conditional upon, and shall take effect on, the Business Combination Agreement becoming effective and shall continue in respect of PFL during the Restricted Period for so long as PFL, together with its Controlled Affiliates, is entitled to exercise or to control, directly or indirectly five percent (5%) or more of the rights to vote at any meeting of shareholders of the Company. This Agreement shall terminate immediately if PFL together with its Controlled Affiliates, ceases to be entitled to exercise or to control, directly or indirectly five percent (5%) or more of the rights to vote at any meeting of shareholders of the Company.

(b) If PFL distributes some or all of its Ordinary Shares to its Controlled Affiliate(s) and following such distribution any Controlled Affiliate(s) of PFL is or becomes a holder of five percent (5%) or more of the Company’s securities, then the Company agrees, and PFL agrees to procure, as a condition to such transfer, a counterpart signature page hereto of such Controlled Affiliate, and such Controlled Affiliate shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to PFL.

(c) Notwithstanding anything to the contrary contained herein, in the event PFL completes a transaction or series of transactions that result in a change of control of PFL (including by merger, consolidation, reorganization or a sale of all or substantially all of the assets of PFL), this Agreement shall only apply to the successor entity to PFL and its Controlled Affiliates in connection with such transaction or series of transactions. For the avoidance of doubt, this Agreement shall not bind any other Affiliates of such successor entity.

Section 5. Confidentiality, Disclosure of Information.

(a) Each party understands and acknowledges that it has had and will or may continue to have access to and will or may learn information confidential and proprietary to the business and operations of the other party and its Affiliates (collectively, the “Confidential Information”). Each party shall, and shall direct its employees, attorneys, accountants, consultants and other agents and representatives who have a need to know in connection with such party’s respective business and operations to exercise at least the same degree of care to safeguard any Confidential Information of the other party as such party takes to protect its own confidential information and to take reasonable steps to prevent any unauthorized disclosure of the Confidential Information, provided that each party shall ensure that the Confidential Information shall not be disclosed for reasons other than as reasonably required in connection with such party’s respective business and operations.

(b) Notwithstanding the provisions of this Agreement to the contrary, neither party shall have any liability to the other party for the disclosure or use of Confidential Information if such Confidential Information:

(i) is rightfully known to the Person receiving Confidential Information without restriction at the time of disclosure of such Confidential Information by the receiving party to such Person other than as the result of a breach of this Section 5 by the receiving party or any of its Affiliates;

(ii) has been or becomes publicly known, or has been or is publicly disclosed by the disclosing party or any of its Affiliates, other than as the result of a breach of this Section 5 by the receiving party or any of its Affiliates;

(iii) is rightfully received by the receiving party after the date of this Agreement without restriction from a third Person as shown by the receiving party’s contemporaneous, documented records (unless such third Person is under an obligation of confidentiality to the disclosing party or any of its Affiliates); or

(iv) is disclosed with the written approval of the disclosing party.

(c) No party shall make nor, in the case of the Company, permit any other member of the DNEG Group to make and, in the case of PFL (insofar as is within their power and control), permit any of its Affiliates to make any announcement concerning the subject matter of this Agreement save as required by Law or by the rules of any governmental or other regulatory body to which such party is subject or submits, in which case such party shall (to the extent permitted) use its reasonable best efforts to consult with the other party prior to making any such announcement.

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(d) These restrictions will not prevent either party or any of its Affiliates from making any disclosure required by Law or regulations, provided that such disclosure shall be limited to the extent so required and, to the extent reasonably practicable, if the receiving party or any of its Affiliates are required to disclose Confidential Information of the disclosing party, the receiving party shall, to the extent possible and permissible under applicable Law, provide prompt notice of the intent of the receiving party to so disclose such Confidential Information and shall reasonably cooperate with the disclosing party, at the disclosing party’s expense, in seeking suitable confidentiality protections.

Section 6. Representations and Warranties. Each party hereby represents and warrants to the other party that (i) the execution, delivery and performance of this Agreement by such party does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which it is a party or any Order to which it is subject, (ii) it is not party to or bound by any consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other Person that is inconsistent with the provisions of this Agreement and (iii) upon the execution and delivery of this Agreement by the parties, this Agreement will be a valid and binding obligation of such party.

Section 7. Conduct of Transactions and Relationships. Nothing in this Agreement shall prevent:

(a) PFL and any of its Controlled Affiliates from taking any actions required by applicable Laws or regulations;

(b) without prejudice to the generality of the foregoing, PFL and any of its Controlled Affiliates from exercising the rights attaching to their Ordinary Shares as they see fit in their absolute discretion (save as expressly prohibited hereunder or under any other contractual restrictions);

(c) without prejudice to the generality of the foregoing, PFL and any of its Controlled Affiliates from acquiring or otherwise dealing with any interests in the shares of the Company and of any member of the DNEG Group (subject always to applicable legal, regulatory or contractual restrictions which apply to such interests from time to time); and

(d) without prejudice to the generality of the foregoing, PFL and any of its Controlled Affiliates from becoming a party to a merger, amalgamation or consolidation with a Competing Business, or effecting any asset acquisition or stock acquisition of PFL by a Competing Business; provided however, that PFL and its Controlled Affiliates or the operations thereof, whether existing as a stand-alone subsidiary or part of a consolidated entity shall remain subject to the terms of this Agreement. For the purposes of clarity, no merger, amalgamation or consolidation by any of PFL and any of its Controlled Affiliates with and into a Competing Business shall serve to eliminate or negate any restrictions imposed on such parties or their businesses under this Agreement.

Section 8. General Provisions.

(a) Severability. The parties want the provisions of this Agreement to be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, that provision, as to that jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of that provision in any other jurisdiction. Notwithstanding the foregoing, if that provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in that jurisdiction, it shall, as to that jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

(b) Complete Agreement. This Agreement contains the entire Agreement between the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, Agreements or representations by or between the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party and its respective successors and permitted assigns. Notwithstanding anything in this Agreement to the contrary, neither party shall assign this Agreement without the other party’s prior written consent, and any purported assignment in violation of this Section 8(c) shall be void and of no effect.

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(d) Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic Laws of the State of New York, without giving effect to any choice or conflicts of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the Laws of the jurisdiction other than the State of New York.

(e) Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX BUSINESS TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WANT APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES WANT THEIR DISPUTES TO BE RESOLVED BY A JUDGE APPLYING THOSE APPLICABLE LAWS. ACCORDINGLY, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES TO THIS AGREEMENT RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(f) Consent to Jurisdiction; Service of Process. THE COURTS OF ENGLAND AND WALES (the “Chosen Courts”) SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES TO THIS AGREEMENT RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF ANY SUCH CHOSEN COURT IN ANY SUCH ACTION OR PROCEEDING OR FOR RECOGNITION OF ANY JUDGMENT AND (ii) WAIVES (A) ANY OBJECTION TO THE LAYING OF VENUE OF, AND (B) ANY DEFENSE BASED ON AN INCONVENIENT FORUM IN, ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. SERVICE OF ANY PROCESS OR OTHER DOCUMENT BY NATIONALLY RECOGNIZED OVERNIGHT COURIER TO THE ADDRESS FOR THE PARTY RECEIVING THAT SERVICE SET OUT ABOVE, OR SUCH OTHER ADDRESS AS THAT PARTY MAY SPECIFY IN WRITING TO THE PARTY SERVING THAT PROCESS FROM TIME TO TIME, SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUCH ACTION OR PROCEEDING IN ANY SUCH CHOSEN COURT.

(g) Injunctive Relief and Enforcement. The parties acknowledge that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate interests of the Company and constitute a material inducement to the Company and its investors to enter into the Business Combination Agreement, and consummate the transactions contemplated thereby. PFL acknowledges that a breach or threatened breach of this Agreement could give rise to irreparable harm to the Company, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by PFL or its Controlled Affiliates of any such obligations, the Company shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from the Chosen Court (without any requirement to post bond), and that after such relief is obtained from the Chosen Court, the Company shall be authorized to present such order for immediate enforcement by any court of applicable jurisdiction. PFL shall not oppose the enforcement of such order for relief in any foreign court on the basis of any applicable law other than the law referenced in this Agreement, nor on the basis of public policy, lack of jurisdiction in the Chosen Court, lack of comity, inability to properly defend or contest such suit or order, undue hardship, economic considerations, or for any other reason. PFL expressly consents to the enforcement of any such order issued by the Chosen Courts by the federal and state courts located in New York County, New York, U.S.A. and courts in India in accordance with the applicable provision of the Code of Civil Procedure, 1908 or any other applicable laws, and PFL expressly acknowledges that the enforcement of any order of the Chosen Court, or the provisions of this Agreement, shall not amount to an unfair restraint of trade.

Annex A-133

(h) Amendment and Waiver. This Agreement shall not be altered or otherwise amended or terminated except pursuant to an instrument in writing signed by or on behalf of each of the parties. No waiver by any party of any default, misrepresentation or breach under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights or obligations under or pursuant to this Agreement which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Agreement shall remain in full force and effect except and only to the extent that they are varied or amended.

(i) Survival. Upon such termination, all obligations of any party to this Agreement shall terminate save for any party’s accrued rights and obligations and the provisions of Section 1 (Certain Defined Terms), Section 5 (Confidentiality, Disclosure of Information), and Section 8 (General Provisions) which shall survive termination of this Agreement.

(j) Further Actions. Each party shall do (including exercising all voting rights and powers (direct and indirect) available to it in relation to any person and/or the Company) and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power to implement this Agreement.

(k) No Partnership. No provision of this Agreement creates a partnership between the parties or makes a party the agent of any other party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for any other party in any way or for any purpose.

(l) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(m) Counterparts; Electronic Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Counterpart signatures to this Agreement delivered via electronic transmission shall be acceptable and binding.

(n) Construction.

(i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa.

(ii) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(o) Notices. All notices, amendments, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, sent electronically, sent by nationally-recognized overnight or second day delivery courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company or PFL to:

Prime Focus World N.V
160 Great Portland St. Fitzrovia
London. W1W 5QA
Attention: General Counsel
Email: cpfl@dneg.com

Annex A-134

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
Attention: Steven B. Stokdyk; Lewis Kneib
Email: steven.stokdyk@lw.com; lewis.kneib@lw.com

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery electronically, on the date of that delivery if delivered during business hours on a business day or, if not delivered during business hours on a business day, the first business day thereafter, (ii) in the case of delivery by nationally-recognized overnight or second day delivery courier, on the business day delivered, (iii) in the case of mailing, on the third business day following mailing and (iv) in the case of electronic mail transmission, upon confirmation of receipt. A copy of any notice or other communication sent electronically shall also be sent on the same day, or, if sent after business hours or on a day that is not a business day, no later than the next business day by registered or certified mail (return receipt requested) or by nationally recognized overnight or second day delivery courier. Any party may change the address to which notices, requests, demands, claims, and other communications required or permitted hereunder are to be delivered by giving the other party notice in the manner herein set forth.

[Signature Page Follows]

Annex A-135

IN WITNESS WHEREOF, each of the parties to this Agreement has duly executed this Agreement as of the date first written above.

PRIME FOCUS WORLD N.V

By:
Name:
Title:

PRIME FOCUS LIMITED

By:
Name:
Title:

Annex A-136

Annex B

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

[DNEG, Inc.]

(adopted by Special Resolution dated [Date] and effective on [date])

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

[DNEG, INC.]

(adopted by Special Resolution dated [Date] and effective on [date])

1            The name of the Company is [DNEG, Inc.]

2            The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3            The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4            The liability of each Member is limited to the amount unpaid on such Member’s shares.

5            The share capital of the Company is US$[ ] divided into [ ] ordinary shares of a par value of US$0.0001 each and [ ] preference shares of a par value of US$0.0001 each.

6            The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7            Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the respective meanings given to them in the Amended and Restated Articles of Association of the Company.

Annex B-2

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

[DNEG, INC.]

(adopted by Special Resolution dated [Date] and effective on [date])

1            Interpretation

1.1         In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Applicable Law”

means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these amended and restated articles of association of the Company.
“Audit Committee”	Means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).
“Clearing House”

means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	means the above named company.
“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).
“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including the Nasdaq Capital Market.
“Directors”	means the directors for the time being of the Company.
“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.
“Electronic Communication”

means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.
“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.
Annex B-3

“Exchange Act”

means the United States Securities Exchange Act of 1934, as amended or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.
“IPO”	means the Company’s initial public offering of securities.
“Member”	has the same meaning as in the Statute.
“Memorandum”	means the amended and restated memorandum of association of the Company.
“Officer”	means a person appointed to hold an office in the Company.
“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Share”	means an ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.
“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.
“Share”	means an Ordinary Share or a Preference Share and includes a fraction of a share in the Company.
“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.
“Statute”	means the Companies Act (As Revised) of the Cayman Islands.
“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2         In the Articles:

(a)         words importing the singular number include the plural number and vice versa;

(b)         words importing the masculine gender include the feminine gender;

(c)         words importing persons include corporations as well as any other legal or natural person;

(d)         “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

Annex B-4

(e)         “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)          references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)         any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)         the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)          headings are inserted for reference only and shall be ignored in construing the Articles;

(j)          any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)         any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)          sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)        the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)         the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2            Commencement of Business

2.1         The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2         The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3            Issue of Shares

3.1         Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2         The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3         The Company may issue securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4         The Company shall not issue Shares to bearer.

Annex B-5

4            Register of Members

4.1         The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2         The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5            Closing Register of Members or Fixing Record Date

5.1         For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by any means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2         In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3         If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6            Certificates for Shares

6.1         A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2         The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3         If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

Annex B-6

6.4         Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5         Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7            Transfer of Shares

7.1         Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such right, option or warrant.

7.2         The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8            Redemption, Repurchase and Surrender of Shares

8.1         Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company.

8.2         Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3         The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4         The Directors may accept the surrender for no consideration of any fully paid Share.

9            Treasury Shares

9.1         The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2         The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

Annex B-7

10          Variation of Rights of Shares

10.1       Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two-thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2       For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3       The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights.

11          Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12          Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13          Lien on Shares

13.1       The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2       The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

Annex B-8

13.3       To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4       The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14          Call on Shares

14.1       Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2       A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3       The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4       If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5       An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6       The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7       The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8       No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15          Forfeiture of Shares

15.1       If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2       If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

Annex B-9

15.3       A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4       A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5       A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6       The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16          Transmission of Shares

16.1       If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2       Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3       A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

Annex B-10

17          Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1       The Company may by Ordinary Resolution:

(a)         increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)         consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)         convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)         by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)         cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2       All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3       Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)         change its name;

(b)         alter or add to the Articles;

(c)         alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)         reduce its share capital or any capital redemption reserve fund.

18          Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19          General Meetings

19.1       All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2       The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

19.3       The Directors, the chief executive officer or the chairman of the board of Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

19.4       A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than twenty-five per cent in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

Annex B-11

19.5       The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6       If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

19.7       A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

19.8       Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 150th day before the anniversary date of the immediately preceding annual meeting or, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of Directors with such deadline being a reasonable time before the Company begins to print and send its related proxy materials.

20          Notice of General Meetings

20.1       At least three clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)         in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)         in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety per cent in par value of the Shares giving that right.

20.2       The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21          Proceedings at General Meetings

21.1       No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

21.2       A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3       A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

Annex B-12

21.4       If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.5       The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.6       If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

21.7       The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.8       When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

21.9       If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

21.10     When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

21.11     A resolution put to the vote of the meeting shall be decided on a poll.

21.12     A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.13     A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.14     In the case of an equality of votes the chairman shall not be entitled to a second or casting vote.

22          Votes of Members

22.1       Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which he is the holder.

22.2       In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

Annex B-13

22.3       A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.4       No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

22.5       No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

22.6       Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7       A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

23          Proxies

23.1       The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2       The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

23.3       The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

23.4       The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5       Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

Annex B-14

24          Corporate Members

24.1       Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

24.2       If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

25          Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26          Directors

26.1       There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

26.2       Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed for a term of office to expire at the next succeeding annual general meeting after their appointment. Except as the Statute or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been appointed and qualified.

27          Powers of Directors

27.1       Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

27.2       All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3       The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Annex B-15

27.4       The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

28          Appointment and Removal of Directors

28.1       The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

28.2       The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

29          Vacation of Office of Director

The office of a Director shall be vacated if:

(a)         the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)         the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)         the Director is found to be or becomes of unsound mind by order of a court of competent jurisdiction; or

(d)         all of the other Directors (being not less than two in number) determine that he should be removed as a Director for cause, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors. For the purposes of the Articles, “cause” being, with respect to any particular Director: (i) conviction of a felony; (ii) declaration of unsound mind by order of a court of competent jurisdiction; (iii) gross dereliction of duty; (iv) commission of any action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in either an improper substantial personal benefit or a material injury to the Company.

30          Proceedings of Directors

30.1       The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office.

30.2       Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote.

30.3       A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

30.4       A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5       A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

Annex B-16

30.6       The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

30.7       The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

30.8       All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.9       A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

31          Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

32          Directors’ Interests

32.1       A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2       A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

32.3       A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

32.4       No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

32.5       A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

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33          Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

34          Delegation of Directors’ Powers

34.1       The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2       The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.3       The Directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

34.4       The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

34.5       The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

34.6       The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

35          No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

36          Remuneration of Directors

36.1       The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or

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general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

36.2       The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

37          Seal

37.1       The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

37.2       The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

37.3       A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

38          Dividends, Distributions and Reserve

38.1       Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

38.2       Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

38.3       The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

38.4       The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

38.5       Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

38.6       The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

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38.7       Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

38.8       No Dividend or other distribution shall bear interest against the Company.

38.9       Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

39          Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

40          Books of Account

40.1       The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

40.2       The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

40.3       The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

41          Audit

41.1       The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine; provided, however, that if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange,

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the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, such appointment of an Auditor shall be subject to ratification of such appointment by the Members.

41.2       If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

41.3       Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

41.4       Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

41.5       if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

42          Notices

42.1       Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

42.2       Where a notice is sent by:

(a)         courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)         post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)         cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)         e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(e)         placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

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42.3       A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

42.4       Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

43          Winding Up

43.1       If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)         if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)         if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

43.2       If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

44          Indemnity and Insurance

44.1       Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

44.2       The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the

Annex B-22

Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

44.3       The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

45          Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st March in each year and, following the year of incorporation, shall begin on 1st April in each year.

46          Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

47          Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

48          Business Opportunities

48.1       To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

48.2       Except as provided elsewhere in this Article, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and Management, about which a Director and/or Officer who is also a member of Management acquires knowledge.

48.3       To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

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Annex C

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is made and entered into as of January 25, 2022, by and among Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Prime Focus World N.V., a public limited liability company incorporated in the Netherlands (the “Company”) and AKICV LLC, a Delaware limited liability company (the “Sponsor”), the principal shareholder of SPAC. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on January 25, 2022, the Company, PF Overseas Limited, a limited liability company incorporated in Mauritius, Prime Focus 3D Cooperatief U.A., a Dutch cooperative association, each shareholders of the Company, the Sponsor, and SPAC entered into that certain Business Combination Agreement (the “Business Combination Agreement” or “BCA”);

WHEREAS, at the Closing of the Business Combination Agreement, the Company Stockholders and SPAC shall effect the Company Exchange (as defined in the BCA);

WHEREAS, the Sponsor agrees to enter into this Agreement with respect to all SPAC Securities (as defined below) that the Sponsor now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record as of the Closing;

WHEREAS, the Sponsor is the beneficial and/or record owner of, and has the sole right to vote or direct the voting of, such number of shares of SPAC Securities as are set forth on Schedule A attached hereto opposite the name of the Sponsor;

WHEREAS, each of SPAC, the Company and the Sponsor has determined that it is in its respective best interests to enter into this Agreement;

WHEREAS, the Sponsor understands and acknowledges that the Company is entering into the BCA in reliance upon the Sponsor’s execution and delivery of this Agreement; and

WHEREAS, following the date hereof, SPAC intends to file with the SEC a proxy statement in connection with the matters set forth in Section 7.02(a) of the BCA (the “Proxy Statement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate(s)” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that neither the Company nor any Company Subsidiary will be deemed an Affiliate of the Sponsor).

“Expiration Time” shall mean the earlier to occur of (a) the Company Exchange Effective Time, (b) such date as the BCA shall be validly terminated in accordance with Article IX thereof and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

Annex C-1

“SPAC Securities” means, collectively, the Class A Ordinary Shares of SPAC, the Class B Ordinary Shares of SPAC, any securities convertible into or exchangeable for any of the foregoing and any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by the Sponsor hereto.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the BCA and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the SPAC Securities.

2.1 No Transfer of SPAC Securities. Until the Expiration Time, the Sponsor agrees not to, other than as expressly required by the Business Combination Agreement (including pursuant to the Company Exchange) (a) Transfer any SPAC Securities, (b) deposit any SPAC Securities into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to SPAC Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement), (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any SPAC Securities held by the Sponsor, or (d) publicly announce any intention to effect any transaction specified in clauses (a), (b) or (c); provided, that the Sponsor may Transfer any such SPAC Securities to any Affiliate of the Sponsor, if, and only if, the transferee of such SPAC Securities evidences in a writing reasonably satisfactory to each of SPAC and the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the Sponsor.

2.2 Additional SPAC Securities. Until the Expiration Time, the Sponsor agrees that any SPAC Securities that (a) are issued to the Sponsor after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of SPAC Securities or otherwise, (b) the Sponsor purchases or otherwise hereinafter acquires or (c) with respect to which the Sponsor otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by the Sponsor as of the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any SPAC Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Agreement to Consent and Approve; Anti-Dilution.

3.1 Hereafter until the Expiration Time, the Sponsor agrees that, except as otherwise agreed in writing with each of SPAC and the Company:

(a) as soon as reasonably practicable after the definitive Proxy Statement has been filed with the SEC and delivered or otherwise made available to the stockholders of SPAC, the Sponsor shall execute and deliver a written consent (the “Written Consent”), which consent shall approve the Business Combination Agreement and the other transactions that are to occur in connection with the Company Exchange (the “Transactions”). Following such execution and delivery, the Sponsor hereby agrees that it will not revoke, withdraw or repudiate the Written Consent. The Written Consent shall be coupled with an interest and, prior to the Expiration Time, shall be irrevocable; and

(b) at the Closing of the Company Exchange, the Sponsor shall execute and deliver the Amended and Restated Registration Rights Agreement, substantially in the form attached as Exhibit B to the Business Combination Agreement.

Hereafter until the Expiration Time, and subject to Section 2 hereof, the Sponsor shall not enter into any tender or voting agreement, or any similar agreement, arrangement or understanding, or grant a proxy or power of attorney, with respect to the SPAC Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the SPAC Securities that would prevent, materially restrict, materially limit or materially interfere with the performance of the Sponsor’s obligations hereunder or the consummation of the transactions contemplated hereby.

3.2 Hereafter until the Expiration Time, at any meeting of the stockholders of SPAC, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of SPAC Securities to adopt the Business Combination Agreement, or approve the Company Exchange and the other Transactions, or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, the Company Exchange or the other Transactions is sought or upon which a consent or other approval

Annex C-2

is required under the Company’s Articles of Association, the Sponsor shall (a) when such meeting is held, appear at such meeting or otherwise cause the Sponsor’s shares of SPAC Securities entitled to vote or consent on matters put to a vote or consent as applicable, of the stockholders of SPAC (such shares of Capital Stock, the Sponsor’s “Voting Covered Shares”) to be counted as present thereat for the purpose of establishing a quorum and (b) vote (or cause to be voted) all the Sponsor’s Voting Covered Shares currently or hereinafter owned by the Sponsor in favor of the foregoing. Additionally, hereafter until the Company Exchange Time, at any meeting of the stockholders of SPAC, or at any postponement or adjournment thereof, the Sponsor shall vote (or cause to be voted) all shares of such Sponsor’s Voting Covered Shares against any action, agreement or transaction (other than the Business Combination Agreement or the Transactions) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SPAC under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Transactions from being consummated.

3.3 Hereafter until the Expiration Time, at any meeting of the stockholders of SPAC or at any postponement or adjournment thereof or in any other circumstances upon which the Sponsor’s vote, consent or other approval (including by written consent) is sought, the Sponsor shall vote (or cause to be voted) all the Sponsor’s Voting Covered Shares, currently or hereinafter owned by the Sponsor against and withhold consent with respect to any Acquisition Proposal. The Sponsor shall not commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

3.4 The Sponsor hereby irrevocably and unconditionally (but subject to the consummation of the Transactions) waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the Svac Organizational Document, those certain Anti-Dilution Provisions of Article 17.3 of the Svac Organizational Document. The waiver specified in this Section 3.4 shall be applicable only in connection with the Transactions contemplated by the Business Combination Agreement and this Agreement (and any Class A Ordinary Shares or equity-linked securities issued in connection with the transactions contemplated by the Business Combination Agreement and this Agreement) and shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason.

3.5 The Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of January 5, 2021, by and among the Sponsor and SPAC (the “Letter Agreement”), including the obligations of the Sponsor pursuant to Section 1 therein to not redeem any Svac Ordinary Shares owned by such Sponsor in connection with the transactions contemplated by the Business Combination Agreement.

3.6 Hereafter until the Expiration Time, the Sponsor shall not modify or amend any Contract between or among the Sponsor, anyone related by blood, marriage or adoption to the Sponsor or any Affiliate of the Sponsor (other than SPAC), on the one hand, and SPAC, on the other hand, including, for the avoidance of doubt, the Letter Agreement; provided, however, that the Sponsor and the SPAC may amend Section 7(a) of the Letter Agreement to provide for the release from the lock-up set forth in that of 3,004,375 Founder Shares (and the Ordinary Shares issuable upon the conversion thereof) upon the closing of the initial Business Combination.

4. Additional Agreements.

4.1 Litigation. The Sponsor agrees not to commence, join in support of, facilitate, or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, the Company, or any other party to the Business Combination Agreement or any of their successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Business Combination Agreement.

4.2 Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the definitive Proxy Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of the Sponsor’s identity and beneficial ownership of SPAC Securities and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. The Sponsor will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

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4.3 Confidentiality. Until the Expiration Time, the Sponsor will and will cause its Affiliates to keep confidential and not disclose any non-public information relating to SPAC or the Company or any of their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by the Sponsor in breach of this Section 4.3, (ii) is, was or becomes available to the Sponsor on a non-confidential basis from a source other than SPAC or the Company; provided that, to the knowledge of the Sponsor, such information is not subject to a legal, fiduciary or contractual obligation of confidentiality or secrecy to SPAC or the Company or (iii) is or was independently developed by the Sponsor after the date hereof without use of, or reference to any non-public information of SPAC or the Company. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that the Sponsor gives SPAC or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that SPAC or the Company may seek, at its expense, an appropriate protective order or similar relief (and the Sponsor shall reasonably cooperate with such efforts).

5. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants, severally and not jointly, to SPAC and the Company as follows:

5.1 Due Authority. The Sponsor has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Sponsor and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as limited by applicable Enforceability Exceptions.

5.2 Ownership of the SPAC Securities. As of the date hereof, the Sponsor is the owner of the SPAC Securities set forth opposite the Sponsor’s name on Schedule A, free and clear of any and all Liens, options, rights of first refusal and limitations on the Sponsor’s voting rights, other than transfer restrictions under applicable securities laws or the Company Articles of Association or any equivalent organizational documents of the Company, as applicable. The Sponsor has sole voting power (including the right to control such vote as contemplated herein), power of disposition and power to issue instructions with respect to all SPAC Securities currently owned by the Sponsor, and the power to agree to all of the matters applicable to the Sponsor set forth in this Agreement. As of the date hereof, the Sponsor does not own any SPAC Securities other than the SPAC Securities set forth opposite the Sponsor’s name on Schedule A. As of the date hereof, the Sponsor does not own any rights to purchase or acquire any SPAC Securities.

5.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of the obligations under this Agreement and the compliance by the Sponsor with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to the Sponsor, (ii) conflict with or violate the Company Articles of Association or any equivalent organizational documents of the Sponsor, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the SPAC Securities owned by the Sponsor pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Sponsor is a party or by which the Sponsor is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of the Sponsor to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Sponsor does not, and the performance of this Agreement by the Sponsor will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to the Sponsor, other than those set forth as conditions to closing in the Business Combination Agreement.

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5.4 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of the Sponsor after reasonable inquiry, threatened against the Sponsor that would reasonably be expected to materially impair the ability of the Sponsor to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.5 Absence of Other Voting Agreement. The Sponsor has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any SPAC Securities owned by the Sponsor (other than as contemplated by this Agreement and the Company Voting Agreement), (ii) granted any proxy, consent or power of attorney with respect to any SPAC Securities owned by the Sponsor (other than as contemplated by this Agreement and the Company Voting Agreement) or (iii) entered into any agreement, arrangement or understanding that would prohibit or prevent it from satisfying or would materially interfere with, or is otherwise materially inconsistent with, its obligations pursuant to this Agreement.

5.6 Broker. Except as described in Section 3.20 of the Business Combination Agreement, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by the Sponsor, for which the Company or any of its Affiliates may become liable.

5.7 Adequate Information. The Sponsor is a sophisticated stockholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or the Company and based on such information as the Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Sponsor acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Sponsor acknowledges that the agreements contained herein with respect to the SPAC Securities held by the Sponsor are irrevocable.

6. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of the Sponsor from serving on the board of directors of SPAC or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director of SPAC. The Sponsor is entering into this Agreement solely in its capacity as the owner of the Sponsor’s SPAC Securities.

7. Termination. This Agreement shall terminate and be of no further force or effect at the Expiration Time. Notwithstanding the foregoing sentence, this Section 7 and Section 10 shall survive any termination of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party hereto of liability for any willful material breach of this Agreement or fraud prior to its termination.

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to the Sponsor’s SPAC Securities. All rights, ownership and economic benefits of and relating to the Sponsor’s SPAC Securities shall remain fully vested in and belong to the Sponsor, and neither SPAC nor the Company shall have any authority to direct the Sponsor in the voting or disposition of any of SPAC Securities, except as otherwise provided herein.

9. Exclusivity.

(a) The Sponsor agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing non-public information) the submission of, or participate in any discussions or negotiations regarding, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (b) participate in any discussions or negotiations regarding, or furnish to any Person, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal in violation of Section 7.12 of the Business Combination Agreement. The Sponsor shall, and shall direct its respective representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal (other than the transactions contemplated by the Business Combination Agreement) to the extent required by the applicable provisions

Annex C-5

of the Business Combination Agreement. The Sponsor may respond to any unsolicited proposal regarding an Acquisition Proposal by indicating that the Company is subject to an exclusivity agreement and that the Sponsor is unable to provide any non-public information related to the Company or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Proposal for as long as the Business Combination Agreement remains in effect.

10. Miscellaneous.

10.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

10.2 Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time. Notwithstanding the foregoing, this Section 10.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Company Exchange Effective Time or the termination of this Agreement.

10.3 Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.1. Subject to the first sentence of this Section 10.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 10.3 shall be void.

10.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

10.5 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District of New York or a New York State Court sitting in New York City (the “Chosen Courts”) without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (1) any defense in any action for specific performance that a remedy at Law would be adequate and (2) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

10.6 Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the parties hereto at the following addresses, and such communications, to be valid, must be addressed as follows:

(i) if to SPAC or the Sponsor, to:

Sports Venture Acquisition Corp.
9705 Collins Ave 1901
Bal Harbour, FL 33154
Attention: Alan Kestenbaum, CEO
Email: AK@bi15.com

with a copy (which shall not constitute notice) to:

Arent Fox LLP
800 Boylston Street, 32nd Floor,
Boston, MA 02199
Attention: Tal M. Unrad; Michael Andresino
Email: tal.unrad@arentfox.com; michael.andresino@arentfox.com

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(ii) if to the Company, to:

Prime Focus World N.V
160 Great Portland St. Fitzrovia
London. W1W 5QA
Attention: General Counsel
Email: cpfl@dneg.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
Attention: Steven B. Stokdyk; Lewis Kneib
Email: steven.stokdyk@lw.com; lewis.kneib@lw.com

Unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

10.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. Any Action based upon, arising out of or related to this Agreement shall be brought in the Chosen Courts, so long as one of such courts shall have subject matter jurisdiction over such Action. Any cause of action arising out of this Agreement or any transactions contemplated hereby shall be deemed to have arisen from a transaction of business in the State of New York. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement or any transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 10.7.

10.8 WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions CONTEMPLATED HEREBY. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the otherS hereto have been induced to enter into this Agreement and the Transactions CONTEMPLATED HEREBY, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.8.

10.9 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

10.10 Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

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10.11 Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.12 Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. The Sponsor acknowledges that Latham & Watkins LLP is acting as counsel to the Company in connection with the Business Combination Agreement and the Transactions, and that such firm is not acting as counsel to the Sponsor.

10.13 Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

10.14 Further Assurances. At the request of SPAC or the Company, in the case of the Sponsor, or at the reasonable request of the Sponsor, in the case of SPAC or the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

10.15 Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.16 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

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In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

SPORTS VENTURES ACQUISITION CORP.
By:	/s/ Alan Kestenbaum
Name:	Alan Kestenbaum
Title:	Chief Executive Officer and Chairman of the Board
PRIME FOCUS WORLD N.V.
By:	/s/ Namit Malhotra
Name:	Namit Malhotra
Title:	Chief Executive Officer
AKICV LLC
By:	/s/ Alan Kestenbaum
Name:	Alan Kestenbaum
Title:	Managing Member

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Schedule A

Sponsor	Shares of Company Class B Ordinary Shares
AKICV LLC	5,750,000

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Annex D

Amended and Restated Registration Rights Agreement

This Amended and Restated Registration Rights Agreement is entered into as of [•], by and among (i) [DNEG], a Cayman Islands exempted company (formerly known as Sports Ventures Acquisition Corp.) (the “Company”), and (ii) the parties listed on Schedule A hereto (each such party, together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 7.01 or Section 7.11 of this Agreement, a “Holder” and collectively, the “Holders”). Certain capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Business Combination Agreement (as defined below).

WHEREAS, (i) the Company, (ii) Prime Focus World N.V., a public limited liability company incorporated in the Netherlands (“Prime Focus”), (iii) PF Overseas Limited, a limited liability company incorporated in Mauritius (“PF Overseas”), (iv) Prime Focus 3D Cooperatief U.A., a Dutch cooperative association (“Dutch Co-op”), and (v) AKICV LLC, a Delaware limited liability company (“Sponsor”), have entered into that certain Business Combination Agreement dated as of [•] (the “Business Combination Agreement”), pursuant to which, among other things, on the Closing Date immediately prior to the time at which the Company Exchange (as defined below) is consummated (the “Company Exchange Effective Time”), the Company and each holder of capital stock of Prime Focus (“Prime Focus Stockholders”) shall consummate the Company Exchange, pursuant to which the Company shall acquire from the Prime Focus Stockholders, and the Prime Focus Stockholders shall transfer to the Company, all of the shares of Prime Focus (the “Prime Focus Capital Stock”) issued and outstanding as of immediately prior to the Company Exchange Effective Time, and each Prime Focus Stockholder shall receive, in consideration for such transfer of each share of Prime Focus Capital Stock, a number of Class A ordinary shares of the Company (“Class A Ordinary Shares”) equal to such Prime Focus Stockholder’s portion of the Company Stockholder Consideration to which such Prime Focus Stockholder is entitled in accordance with the Business Combination Agreement (the “Company Exchange”);

WHEREAS, the Company and Sponsor entered into that certain Registration Rights Agreement, dated as of January 5, 2021 (the “Prior Agreement”);

WHEREAS, the Company, Sponsor and the other parties to the Prior Agreement wish to amend and restate the Prior Agreement in order to provide for the terms and conditions included herein; and

WHEREAS, the parties hereto are entering into this Agreement concurrently with, and contingent upon, the Closing.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I.
DEFINITIONS

The following capitalized terms used herein have the following meanings:

“Acquired Shares” means Class A Ordinary Shares which the Sponsor has purchased from public holders of the Class A Ordinary Shares prior to the Company Exchange.

“Additional Holders” is defined in Section 7.11.

“Additional Shares” is defined in Section 7.11.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such Person, and, in the case of an individual, also includes any member of such individual’s Immediate Family; provided that the Company and its subsidiaries will not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control,” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control”) shall mean possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

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“Agreement” means this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Alternative Coordinated Offering” means an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal.

“Backstop Shares” means any Class A Ordinary Shares issued to Sponsor pursuant to the Backstop Agreement, dated as of [•], among the Company, Sponsor and Prime Focus.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a coordinated or underwritten basis (whether firm commitment or otherwise) not involving a roadshow or other substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Business Combination Agreement” is defined in the recitals to this Agreement.

“Class A Ordinary Shares” is defined in the recitals of this Agreement.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company outstanding immediately prior to Closing.

“Commission” means the U.S. Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“Company Exchange” is defined in the preamble to this Agreement.

“Company Exchange Effective Time” is defined in the preamble to this Agreement.

“Company Shareholder Lock-up Period” means, with respect to the Transaction Shares held by Company Shareholders (other than Namit Malhotra, A2R Holdings Limited, PF Overseas and Dutch Co-op) or their Permitted Transferees, the period ending on the earlier of (a) six months after the date hereof and (b) the first date that the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading-day period commencing at least ninety (90) days after the date hereof, and (c) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property; provided, however, that one half of the Class A Ordinary Shares held by Novator shall be released from the lock-up concurrent with the Company Exchange Effective Time.

“Company Shareholders” means, collectively, Holders who received Transaction Shares in connection with the Company Exchange.

“Demand Registration” is defined in Section 2.01(a).

“Demanding Holders” is defined in Section 2.01(a).

“Dutch Co-op” is defined in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form F-1” means a registration statement on Form F-1 or any similar long-form registration statement that may be available to the Company at such time.

“Form F-l Shelf” is defined in Section 2.03.

“Form F-3 Shelf” is defined in Section 2.03.

“Founder Shares” means the Class A Ordinary Shares held Sponsor as a result of the conversion of the Class B Ordinary Shares to Class A Ordinary Shares in connection with the Closing.

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“Holder” or “Holders” is defined in the preamble to this Agreement.

“Holder Indemnified Party” is defined in Section 4.01.

“Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and shall include adoptive relationships.

“Indemnified Party” is defined in Section 4.03.

“Indemnifying Party” is defined in Section 4.03.

“Joinder” is defined in Section 7.11.

“Maximum Number of Securities” is defined in Section 2.01(d).

“Minimum Takedown Threshold” is defined in Section 2.03(a).

“Misstatement” is defined in Section 3.01(m).

“Novator” means Novator Capital Limited

“Original Holders” means, collectively, PF Overseas, Dutch Co-op, Sponsor, Novator and any persons or entities to which such entities transfer any Registrable Securities.

“Permitted Transferees” means with respect to Sponsor or any Company Shareholder, (i) in the case of an individual (1) by gift to a member of the individual’s Immediate Family, to a trust, the beneficiary of which is a member of the individual’s Immediate Family or an Affiliate of such Person, or to a charitable organization, (2) by virtue of laws of descent and distribution upon death of the individual and (3) pursuant to a qualified domestic relations order or (ii) in the case of an entity, (1) by distribution to such entity’s members, partners, stockholders or equityholders, (2) to any of such entity’s Affiliates or to any fund or other entity controlled or managed by such entity or any of its Affiliates, or to investment manager or investment advisor of such entity or an Affiliate of any such investment manager or investment advisor and (3) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clause this definition; provided that such transferee to which a transfer is being made pursuant to this definition, if not a Holder, enters into a written agreement with the Company agreeing to be bound by the restrictions, including restrictions specific to certain holders, herein.

“Person” shall mean any individual, corporation, partnership, unincorporated association or other entity.

“PFL Lock-up Period” means, with respect to the Transaction Shares held by Namit Malhotra, A2R Holdings Limited, PF Overseas and Dutch Co-Op or their Permitted Transferees, the period ending on the earlier of (a) with respect to twenty-five percent (25%) of such Transaction Shares, six (6) months after the date hereof, (b) with respect to the remaining seventy-five percent (75%) of such Transaction Shares, two (2) years after the date hereof and (c) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

“PF Overseas” is defined in the recitals to this Agreement.

“Piggy-Back Registration” is defined in Section 2.02(a).

“Prime Focus” is defined in the recitals to this Agreement.

“Prime Focus Capital Stock” is defined in the recitals to this Agreement.

“Prime Focus Stockholders” is defined in the recitals to this Agreement.

“Prior Agreement” is defined in the recitals to this Agreement.

“Private Warrants” means each one (1) warrant of the Company entitling the holder thereof to purchase one (1) Ordinary Share in accordance with terms described in the SPAC IPO Prospectus with respect to the former private warrants of the Company.

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“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means: (i) any outstanding Class A Ordinary Shares held by a Holder immediately following the Closing (including Class A Ordinary Shares outstanding as a result of the conversion of the Class B Ordinary Shares to Class A Ordinary Shares in connection with the Closing); (ii) the Private Warrants held by a Holder immediately following the Closing (and Class A Ordinary Shares issuable upon the exercise of any such Private Warrants); (iii) any Backstop Shares, (iv) any Acquired Shares and (v) any Additional Shares. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Class A Ordinary Shares or Private Warrants (and underlying Class A Ordinary Shares). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of: (a) a Registration Statement (as defined below) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with and pursuant to such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a Securities Act legend restricting further transfer shall have been delivered by the Company and, at the time of such delivery, subsequent public distribution of such securities shall not require Registration under the Securities Act; (c) such securities shall have ceased to be outstanding; and (d) the Registrable Securities are freely saleable under Rule 144 without volume or manner of sale limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale or resale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form F-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requesting Holder” is defined in Section 2.01(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shelf” is defined in Section 2.03.

“Shelf Registration” is defined in Section 2.03.

“Shelf Underwriting Request” is defined in Section 2.03.

“SPAC IPO Prospectus” means the final prospectus of the Company, dated as of January 5, 2021, and filed with the SEC on January 7, 2021 (File No. 333-249392).

“Sponsor” is defined in the recitals to this Agreement.

“Sponsor Securities” means, collectively, the Class A Ordinary Shares and Private Warrants held by Sponsor. Sponsor Securities do not include Class A Ordinary Shares issued pursuant to the Common Equity Financing, Backstop Shares or Acquired Shares.

“Sponsor Securities Lock-up Period” means, (i) with respect to the Founder Shares held by Sponsor or its Permitted Transferees, the period ending on the earlier of (a) one year after the date hereof and (b) the first date that the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading-day period commencing at least ninety (90) days after the date hereof, and (c) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property, provided, however, that 3,004,375 of the Founder Shares shall be released from the lock-up concurrent with the Company Exchange Effective Time and (ii) with respect to the Sponsor Securities that are not Founder Shares held by Sponsor or its Permitted Transferees, the period ending on the thirtieth (30th) day after the Closing Date.

“Suspension Event” is defined in Section 3.05.

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“Transaction Shares” means any Class A Ordinary Shares issued to Prime Focus Stockholders in connection with the Company Exchange.

“Transfer” means the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Withdrawal Notice” is defined in Section 2.01(e).

Article II.
REGISTRATION RIGHTS

Section 2.01      Demand Registration.

(a)         Request for Registration.    Subject to the provisions of Section 2.01(d) and Section 2.03 hereof, at any time and from time to time on or after the date hereof, Original Holders holding at least a majority in interest of the then issued and outstanding number of Registrable Securities held by all Original Holders (such Original Holders, the “Demanding Holders”) may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”), to the extent such Registrable Securities are not subject to restrictions on sale or transfer pursuant to the Company’s Amended & Restated Memorandum and Articles of Association or any other agreement with the Company restricting the sale or transfer of such Registrable Securities. Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be included in such Registration and the intended method(s) of distribution thereof. The Company will promptly (and, in any event, within ten (10) days) following the receipt of a Demand Registration notify all Holders of Registrable Securities of the demand, and each Holder who wishes to include all or a portion of such Holder’s Registrable Securities in a Registration Statement pursuant to the Demand Registration (each such Holder including shares of Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notice, the Requesting Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.01(d) and the provisos set forth in Section 3.01(a). The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations initiated by Original Holders, provided, however, that a Registration shall not be counted for such purposes unless a Form F-1 has become effective in accordance with this Agreement.

(b)         Effective Registration.    Notwithstanding the provisions of Section 2.01(a) above or any other part of this Agreement, a Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Demanding Holders thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated to file another Registration Statement until the Registration Statement that has been previously filed pursuant to a Demand Registration becomes effective or is subsequently terminated.

(c)         Underwritten Offering.    If the Demanding Holders so elect and such Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, the right of any Holder to

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include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such Underwritten Offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters. The Company shall have the right to select the Underwriters to administer such Underwritten Offering.

(d)         Reduction of Underwritten Offering.    If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to a Demand Registration or Shelf Underwriting Request, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of shares of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Class A Ordinary Shares or other securities which the Company desires to sell and the Class A Ordinary Shares or other securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering: (i) first, the Registrable Securities of the Holders participating in such Underwritten Offering (pro rata based on the respective number of shares that each such Holder has requested be included in such Registration, regardless of the number of Registrable Securities held by each such Holder) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Class A Ordinary Shares or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Class A Ordinary Shares or other securities for the account of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

(e)         Demand Registration Withdrawal.    Prior to the effectiveness of the Registration Statement filed with the Commission with respect to any Demand Registration or an Underwritten Offering, the Demanding Holders initiating such Underwritten Offering shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the managing Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Offering; provided that any Holder(s) may elect to have the Company continue such Underwritten Offering if the requirements to make a Demand Registration under Section 2.01(a) with respect to such Holder(s) would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering by the remaining Holder(s). If the Demanding Holders withdraw from a proposed Underwritten Offering relating to a Demand Registration or an Underwritten Offering pursuant to a Shelf Underwriting Request, then such Registration shall not count as a Demand Registration provided for in this Section 2.01. If any Holders elect to continue an Underwritten Offering pursuant to the proviso in the first sentence of this Section 2.01(e), such Underwritten Offering shall instead count as an Underwritten Offering demanded by such Demanding Holders for purposes of this Section 2.01. Following the receipt of any Withdrawal Notice, the Company shall promptly inform any other Holders that had elected to participate in such Underwritten Offering that a Holder has withdrawn. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders in connection with such Demand Registration as provided in Section 3.02.

Section 2.02      Piggy-Back Registration.

(a)         Piggy-Back Rights.    If at any time on or after the date hereof the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for the account of persons other than the Holders of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) on Form F-4 (or any similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) on Form S-8 (or any successor rule thereto), (iv) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (v) for an offering of debt that is convertible into equity securities of the Company, (vi) for a dividend reinvestment plan, (vii) a Block Trade, (viii) an Alternative Coordinated Offering or (ix) filed pursuant to Section 2.03,

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then the Company shall (x) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such Registrable Securities as such Holders may request in writing within five (5) days following receipt of such notice (such Registration, a “Piggy-Back Registration”), to the extent such Registrable Securities are not subject to restrictions on sale or transfer pursuant to the Company’s Amended & Restated Memorandum and Articles of Association or any other agreement with the Company restricting the sale or transfer of such Registrable Securities. The Company shall cause such Registrable Securities to be included in such Piggy-Back Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.02(a) to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders proposing to distribute their Registrable Securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

(b)         Reduction of Offering.    If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of Class A Ordinary Shares or other securities that the Company desires to sell, taken together with Class A Ordinary Shares or other securities, if any, as to which Registration has been demanded pursuant to written contractual arrangements with persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which Registration has been requested under this Section 2.02, and the Class A Ordinary Shares or other securities, if any, as to which Registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in any such Registration:

(i)         If the Registration is undertaken for the Company’s account: (A) first, the Class A Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection (a) hereof, pro rata, based on the respective number of Registrable Securities that each Holder has so requested be included in such Piggy-Back Registration (regardless of the number of Registrable Securities held by each such Holder), that can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Class A Ordinary Shares or other securities for the account of other persons or entities that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Securities.

(ii)        If the Registration is a “demand” registration undertaken at the demand of persons other than the Holders, (A) first, the Class A Ordinary Shares or other securities for the account of the demanding persons or entities that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection (a) hereof, pro rata, based on the respective number of Registrable Securities that each Holder has so requested be included in such Piggy-Back Registration (regardless of the number of Registrable Securities held by each such Holder), that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Class A Ordinary Shares or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Class A Ordinary Shares or other securities for the account of other persons or entities that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Securities.

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(c)         Withdrawal. Any Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Piggy-Back Registration. The Company (whether on its own determination or as the result of a request for withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggy-Back Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders in connection with such Piggy-Back Registration as provided in Section 3.02.

(d)         Unlimited Piggy-Back Registration Rights.    For purposes of clarity, any Registration effected pursuant to Section 2.02 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.01 hereof or an Underwritten Offering pursuant to a Shelf Underwriting Request effected under Section 2.03.

(e)         Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Alternative Coordinated Offering), if requested by the managing Underwriters, each Holder that is (a) an executive officer, (b) a director or (c) Holder in excess of five percent (5%) of the outstanding Class A Ordinary Shares (if such Holder is not a passive investor and it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any Ordinary or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

Section 2.03      Shelf Registration

(a)         The Company shall file a shelf registration statement under Rule 415 of the Securities Act on Form F-1 (the “Form F-1 Shelf”) within thirty (30) days of the Closing Date covering the resale of all Registrable Securities on a delayed or continuous basis (a “Shelf Registration”), and use its best efforts to cause such Registration Statement to be declared effective as soon as practicable thereafter and no later than the earlier of (x) the 90th calendar day (or 135th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the filing date and (y) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. If, at any time the Company shall have qualified for the use of a Registration Statement on Form F-3 (the “Form F-3 Shelf” and, together with the Form F-1 Shelf, each a “Shelf”) or any other form which permits incorporation of substantial information by reference to other documents filed by the Company with the Commission and at such time the Company has an outstanding Form F-l Shelf, then the Company shall use its commercially reasonable efforts to, as soon as reasonably practical, convert such outstanding Form F-l Shelf into a Form F-3 Shelf. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall use its best efforts to maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective and available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities, subject in each case to the provisions of this Agreement that permit the Company to suspend the use of the Registration Statement in the circumstances, and subject to the terms and conditions, set forth in those provisions. No filing of a Form F-1 Shelf or a Form F-3 Shelf, as applicable, pursuant to this Section 2.03 shall be counted as a Demand Registration effected pursuant to Section 2.01. Notwithstanding anything to the contrary herein, to the extent there is an effective Shelf under this Section 2.03, covering a Holder’s or Holders’ Registrable Securities, such Holder or Holders shall not have rights to make a Demand Registration with respect to Section 2.01. Notwithstanding anything to the contrary herein, to the extent there is an effective Shelf under this Section 2.03, covering a Holder’s or Holders’ Registrable Securities, and such Holder or Holders qualify for and wish to request an Underwritten Offering from such Shelf (a “Shelf Underwriting Request”), such Underwritten Offering shall follow the procedures and limitations of Section 2.01 (including Section 2.01(c), Section 2.01(d) and Section 2.01(f)) but such Underwritten Offering shall be made from the Shelf and shall count against the number of Demand Registrations that may be made by the applicable Holder(s) pursuant to Section 2.01(a); provided that, in the event that the Underwritten Offering is being made from a Form F-3 Shelf, (i) the period of time for the Company to notify all other Holders of Registrable Securities of the Company’s

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receipt of the applicable Demand Registration shall be reduced from ten (10) days (as set forth in Section 2.01(a)) to two (2) Business Days and (ii) the period of time that the Holders have to respond to such notice shall be reduced from five (5) days (as set forth in Section 2.01(a)) to three (3) Business Days. Notwithstanding anything to the contrary in Section 2.01(a) or this Section 2.03(a), PF Overseas, Dutch Co-op, Sponsor and Novator may each make two (2) Shelf Underwriting Requests pursuant to this Section 2.03(a) in any twelve (12) month period, for an aggregate of not more than six (6) Shelf Underwriting Requests pursuant to Section 2.03(a) in any twelve (12) month period; provided that, the Company shall only be obligated to effect an Underwritten Offering pursuant to such Shelf Underwriting Request if such Underwritten Offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, (x) with a total offering price reasonably expected to exceed, in the aggregate, $60 million or (y) that constitute all of the remaining Registrable Securities held by the Demanding Holder ((x) or (y), as applicable, the “Minimum Takedown Threshold”). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering.

(b)         The Company shall have the right to remove any persons no longer holding Registrable Securities from the Shelf or any other shelf registration statement by means of a post-effective amendment.

(c)         The Company shall have the right to register any other Class A Ordinary Shares or securities of the Company on any Registration Statement, including the Shelf.

Section 2.04      Rule 415.    The Company shall not name any Holder as an “underwriter” in a Registration Statement without the prior written consent of such Holder.

Article III.
REGISTRATION PROCEDURES.

Section 3.01      Filings; Information.    Whenever the Company is required to effect a Registration of any Registrable Securities pursuant to Article II, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a)         Filing Registration Statement.    The Company shall use its commercially reasonable efforts to, in accordance with Section 2.01 or Section 2.03, as applicable, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required under this Agreement; provided, however, that the Company shall have the right to (i) defer any Demand Registration or any Shelf Registration, as applicable, for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, and (ii) require Holders whose Registrable Securities are registered under any Registration Statement to suspend use of the prospectus included in such Registration Statement in accordance with Section 3.05.

(b)         Copies.    The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Holders included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Holders included in such Registration or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

(c)         Amendments and Supplements.    The Company use commercially reasonable efforts to shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn; provided, that, before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including

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documents incorporated by reference, (but excluding the Company’s filings under the Exchange Act and any amendment or supplement to a Registration Statement or prospectus that is substantially similar to the Company’s filings under the Exchange Act), the Company shall furnish to the Holders whose Registrable Securities are included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, (but excluding the Company’s filings under the Exchange Act and any amendment or supplement to a Registration Statement or prospectus that is substantially similar to the Company’s filings under the Exchange Act) to which such Holders or their legal counsel shall reasonably object.

(d)         Notification.    After the filing of a Registration Statement, the Company shall promptly, and in no event more than three (3) business days after such filing, notify the Holders whose Registrable Securities are included in such Registration Statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within five (5) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) when the Company receives notice or obtains knowledge of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); (iv) when the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities included in such Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (v) the occurrence of a Misstatement; provided that no notification shall be required pursuant to this Section 3.01(d) to the extent that such information is available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(e)         [Reserved].

(f)         Agreements for Disposition.    Subject to the limits in Article II, in an Underwritten Offering, the Company shall use commercially reasonable efforts to enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

(g)         Cooperation.    The officers and members of the management of the Company shall cooperate reasonably in any offering of Registrable Securities in an Underwritten Offering hereunder, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

(h)         Records.    Subject to appropriate confidentiality arrangements, the Company shall make available for inspection by any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

(i)          Opinions and Comfort Letters.    In an Underwritten Offering, the Company shall use its reasonable best efforts (i) on the date the Registrable Securities are delivered for sale pursuant to a Registration, to obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriters, covering such legal matters with respect to the Registration in respect of which such opinion is being given as such Underwriter or Underwriters may reasonably request and as are customarily included in such opinions and negative assurance letters, and (ii) to obtain a “comfort” letter from the Company’s independent registered public accountants (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration), in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter or managing Underwriters may reasonably request.

(j)          Earnings Statement.    The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and, if applicable, make available to its shareholders, as soon as reasonably practicable, an earnings statement covering period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

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(k)         Listing.    The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Holders of a majority of the Registrable Securities included in such Registration.

(l)          Transfer Agent.    The Company shall use its commercially reasonable efforts to provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of the Registration Statement.

(m)        Misstatements.    The Company shall notify the Holders at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or prospectus, or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (a “Misstatement”), and then to correct such Misstatement.

(n)         Road Show.    If the Registration involves the registration of Registrable Securities involving gross proceeds in excess of $60,000,000, the Company shall use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering.

(o)         FINRA.    The Company shall cooperate with each Underwriter participating in the disposition of such Registrable Securities and their legal counsel in connection with any filings required to be made with The Financial Industry Regulatory Authority, Inc., including using commercially reasonable efforts to obtain pre-clearance and pre-approval of the Registration Statement and applicable prospectus upon filing with the Commission.

(p)         Certificated Securities.    The Company shall, in the case of certificated Registrable Securities, cooperate with the Holders and the managing Underwriters (if any) to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Holders participating in such offering that the Registrable Securities represented by the certificates so delivered by such Holders will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as such Holders or managing Underwriters may reasonably request at least two business days prior to any sale of such Registrable Securities.

(q)         Legend Removal.    Upon request of a Holder, the Company shall, subject to receipt of customary representations and other documentation as may be requested by the Company, (i) authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Class A Ordinary Shares restricting further transfer (or any similar restriction in book entry positions of such Holder) if such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been sold on a Registration Statement and are no longer held by an affiliate of the Company, (ii) request the Company’s transfer agent to issue in lieu thereof Class A Ordinary Shares without such restrictions to the Holder upon, as applicable, surrender of any stock certificates evidencing such Class A Ordinary Shares, or to update the applicable book entry position of such Holder so that it no longer is subject to such a restriction, and (iii) use commercially reasonable efforts to cooperate with such Holder to have such Holder’s Class A Ordinary Shares transferred into a book-entry position at The Depository Trust Company, in each case, subject to delivery of customary documentation, including any documentation required by such restrictive legend or book-entry notation.

(r)         Further Assurances.    The Company shall otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.02      Registration Expenses.    The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.01, any Piggy-Back Registration pursuant to Section 2.02, any Shelf Registration pursuant to Section 2.03, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without

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limitation: (a) all Registration and filing fees and fees of any securities exchange on which Registrable Securities are then listed; (b) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel for the Underwriters (if any) in connection with blue sky qualifications of the Registrable Securities); (c) printing, messenger, telephone and delivery expenses; (d) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (e) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.01(k); (f) Financial Industry Regulatory Authority, Inc. fees; (g) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.01(i)); (h) the reasonable fees and expenses of any special experts retained by the Company in connection with such Registration and (i) in the case of an Underwritten Offering, the reasonable and customary fees and expenses of outside legal counsel (including one or more local counsel) selected by the Holders of the Registrable Securities included in such Registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts or selling commissions shall be borne by such Holders. Additionally, in an Underwritten Offering, all selling Holders and the Company shall bear the expenses of the Underwriters (if any) relating to the sale of such Holders’ Registrable Securities pro rata in proportion to the respective amount of shares each is selling in such offering.

Section 3.03      Information.    The Holders shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Article II and in connection with the Company’s obligation to comply with federal and applicable state securities laws. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide such information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the Registration and such Holder continues thereafter to withhold such information. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.03 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 3.04      Requirements for Participation in Underwritten Offerings.    No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, stock powers, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.05      Suspension of Sales.    Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the submission, filing or effectiveness of a Registration Statement, and from time to time to require Holders not to sell Registrable Securities under the Registration Statement or to suspend the effectiveness thereof, if the Company determines that in order for such Registration Statement not to contain a Misstatement, (x) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (y) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event that the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in such Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in such Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause, such Registration Statement to fail to comply with applicable disclosure requirements, or (z) in the good faith judgment of the Company’s board of directors, such submission, filing or effectiveness or use of such Registration Statement, would be detrimental to the Company, and the Company’s board of directors concludes that such submission, filing or effectiveness should be delayed or postponed (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend a Registration Statement on more than three occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that a Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains a Misstatement, each Holder agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under such Registration

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Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Holder receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the Misstatement referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company except (A) for disclosure to such Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law. If so directed by the Company, each Holder will deliver to the Company or, in such Holder’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in such Holder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent such Holder is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.05.

Section 3.06      Lock-Up Periods.    Notwithstanding anything to the contrary contained in this Agreement, except with respect to Transfers to a Permitted Transferee, (i) Sponsor agrees not to Transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Sponsor Securities subject to the Sponsor Securities Lock-Up Period during such period applicable to such Sponsor Securities, (ii) each Company Shareholder agrees not to Transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Transaction Shares during the Company Shareholder Lock-Up Period and (iii) each of Namit Malhotra, A2R Holdings Limited, PF Overseas and Dutch Co-op agrees not to Transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Transaction Shares during the PFL Lock-up Period; provided, however, that the Company’s board of directors may grant individual waivers of the restrictions set forth in this Section 3.06, subject to the approval of any director designee of Sponsor then serving as a director of the Company at the time in question.

Article IV.
INDEMNIFICATION AND CONTRIBUTION.

Section 4.01      Indemnification by the Company.    The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder, and each of their respective officers, employees, affiliates, directors, partners, members and agents, and each person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against any expenses (including reasonable outside attorneys’ fees and expenses), losses, judgments, claims, damages or liabilities (collectively, “Losses”), whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary prospectus, final prospectus, summary prospectus, or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading; but only to the extent that any such Losses arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling Holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.01.

Section 4.02      Indemnification by Holders of Registrable Securities.    Each selling Holder will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless the Company, each of its directors, officers, members, shareholders, employees, managers, partners, agents and affiliates, and each Underwriter (if any) and each other selling Holder and each other person, if any, who controls another selling Holder or such Underwriter within the meaning of the Securities Act, against any Losses arising out of or are based upon any untrue statement or allegedly untrue statement

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of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein (in the case of a preliminary prospectus, final prospectus, summary prospectus, or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Losses. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder.

Section 4.03      Conduct of Indemnification Proceedings.    Promptly after receipt by any person of any notice of any Losses or any action in respect of which indemnity may be sought pursuant to Section 4.01 or Section 4.02, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the Losses or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

Section 4.04      Contribution.

(a)         If the indemnification provided for in the foregoing Sections 4.01, 4.02 or 4.03 is unavailable to any Indemnified Party in respect of any Losses or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or not supplied by in the case of an omission) such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and other equitable considerations appropriate under the circumstances.

(b)         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.04(a).

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(c)         The amount paid or payable by an Indemnified Party as a result of any Losses or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.04, no Holder shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 4.05      Survival.    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

Article V.
RULE 144.

Section 5.01      Rule 144.    The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act to the extent required from time to time to enable such Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, provided that such Holder owns Registrable Securities, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article VI.
TERMINATION.

Section 6.01      Termination.    This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Article IV shall survive any termination.

Article VII.
MISCELLANEOUS.

Section 7.01      Assignment; No Third Party Beneficiaries.    This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders hereunder may not be freely assigned or delegated by such Holder except in conjunction with and to the extent of any transfer of Registrable Securities by any such Holder, provided, that such transferee shall only be admitted as a party hereunder and assume such Holder’s rights and obligations under this Agreement upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to the Company agreeing to be bound by the terms and conditions of this Agreement as if such person were a Holder party hereto; whereupon such Person will be treated for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as such Holder with respect to the transferred Registrable Securities. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Holders or of any assignee of the Holders. This Agreement is not intended to confer any rights or benefits on any persons or entities that are not party hereto other than as expressly set forth in Article IV and this Section 7.01. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 7.01 shall be null and void.

Section 7.02      Notices.    All notices, demands, requests, consents, approvals or waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof), (iii) by reputable, nationally recognized overnight courier service or (iv) by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be

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effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

To the Company:

[DNEG]
c/o Prime Focus World N.V
160 Great Portland St. Fitzrovia
London. W1W 5QA
Attention: General Counsel
Email: cpfl@dneg.com

With a copy to:

Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
Attention: Steven B. Stokdyk; Lewis W. Kneib
Email: steven.stokdyk@lw.com; lewis.kneib@lw.com

To a Holder, to the address set forth on the Company’s records with respect to such Holder or to such other address or addresses as such Holder may from time to time designate in writing.

Section 7.03      Severability.    In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 7.04      Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 7.05      Entire Agreement.    This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. Without limiting the generality of the foregoing, the Company and Sponsor hereby agree that the Prior Agreement is hereby terminated and of no further force or effect and that Section 7 of the Letter Agreement dated January 5, 2021 between the Company and the Sponsor is hereby modified to the extent inconsistent with Section 3.06 hereof.

Section 7.06      Modifications and Amendments.    Upon the written consent of the Company and the Holders of a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver

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hereof that adversely affects one Holder, solely in its capacity as a Holder, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Without limiting the generality of the foregoing, any amendment to any of Sections 2.01(a), 2.01(c), 2.01(d), 2.02(a), 2.02(b), 2.03(a), 2.04, 3.01(a), 3.01(q), 3.02, 3.06, 4.01, 4.04, 4.05, 5.01, 6.01, 7.06 or 7.11, or any definitions related to the foregoing Sections, that would materially adversely affect an Original Holder shall require the written consent of such Original Holder until such Original Holder no longer holds any Registrable Securities. No course of dealing between any Holders or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 7.07      Titles and Headings.    Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

Section 7.08      Waivers and Extensions.    Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, however, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 7.09      Remedies Cumulative.    In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

Section 7.10      Governing Law; Jurisdiction.    This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York. Each Party (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 7.10 or in such other manner as may be permitted by applicable Law, that such process may be served in the manner of giving notices in Section 7.10 and that nothing in this Section 7.10 shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of any New York State court or federal court of the United States of America, in each case, sitting in New York County, and any appellate court thereof in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby or thereby, or for recognition and enforcement of any Order in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in such New York State court or, to the extent permitted by Law, in such federal court, (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any action or proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the aforesaid courts. Each Party agrees that a final Order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the Order or in any other manner provided by applicable Law.

Section 7.11     Joinder.    In addition to persons or entities who may become Holders pursuant to Section 7.01 hereof, subject to the prior written consent of each Original Holder (in each case, so long as such Holder and its affiliates hold, in the aggregate, at least 3.5 percent (3.5%) of the outstanding Class A Ordinary Shares of the

Annex D-17

Company), the Company may make any person or entity who acquires Class A Ordinary Shares or rights to acquire Class A Ordinary Shares after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Class A Ordinary Shares then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Shares”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Shares.

Section 7.12      Waiver of Trial by Jury.    THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature Pages Follow]

Annex D-18

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:
[DNEG]
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex D-19

ORIGINAL HOLDERS:
AKICV LLC
By:
Name:
Title:
PF OVERSEAS LIMITED
By:
Name:
Title:
PRIME FOCUS 3D COOPERATIEF U.A.
By:
Name:
Title:
NOVATOR CAPITAL LIMITED
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex D-20

NON-ORIGINAL HOLDERS:
A2R Holdings Limited
By:
Name:
Title:
Namit Malhotra
Namit Malhotra

Vikas Rathee
Vikas Rathee

Paul Salvini
Paul Salvini

Christopher Pflug
Christopher Pflug

Massoud Entekhabi
Massoud Entekhabi

Thomas McGrath
Thomas McGrath

Thomas Strickler
Thomas Strickler

[Signature Page to Registration Rights Agreement]

Annex D-21

SCHEDULE A

HOLDERS

Akicv LLC

Novator Capital Limited

PF Overseas Limited

Prime Focus 3D Cooperatief U.A.

A2R Holdings Limited

Namit Malhotra

Vikas Rathee

Paul Salvini

Christopher Pflug

Massoud Entekhabi

Thomas McGrath

Thomas Strickler

Annex D-22

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [•], 2022 (as the same may hereafter be amended, the “Registration Rights Agreement”), among [DNEG], a Cayman Islands exempted company (formerly known as Sports Ventures Acquisition Corp.) (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Class A Ordinary Shares shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 20__.

Signature of Shareholder

Print Name of Shareholder Its:
Address:

Agreed and Accepted as of
____________, 20__

[DNEG]
By:
Name:
Its:

Annex D-23

Annex E-1

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is made and entered into as of January 25, 2022, by and among Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Prime Focus World N.V., a public limited liability company incorporated in the Netherlands (the “Company”) and the undersigned stockholders (each, a “Key Stockholder”, and collectively, the “Key Stockholders”) of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, on January 25, 2022, the Company, PF Overseas Limited, a limited liability company incorporated in Mauritius, Prime Focus 3D Coöperatief U.A., a Dutch cooperative association, each shareholders of the Company, AKICV, LLC, a Delaware limited liability company and SPAC entered into that certain Business Combination Agreement (the “Business Combination Agreement” or “BCA”);

WHEREAS, at the Closing of the Business Combination Agreement, the Company Stockholders and SPAC shall effect the “Company Exchange” (as defined in the BCA);

WHEREAS, each Key Stockholder agrees to enter into this Agreement with respect to all Company Securities (as defined below) that such Key Stockholder now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record;

WHEREAS, each Key Stockholder is the beneficial and/or record owner of, and has the sole right to vote or direct the voting of, such number of shares of Company Capital Stock as are set forth on Schedule A attached hereto opposite the name of such Key Stockholder;

WHEREAS, each of SPAC, the Company and each Key Stockholder has determined that it is in its respective best interests to enter into this Agreement;

WHEREAS, each Key Stockholder understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Key Stockholder’s execution and delivery of this Agreement; and

WHEREAS, following the date hereof, SPAC intends to file with the SEC a proxy statement in connection with the matters set forth in Section 7.02(a) of the BCA (the “Proxy Statement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.      Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement

“Affiliate(s)” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that neither the Company nor any Company Subsidiary will be deemed an Affiliate of any Key Stockholder).

“Company Securities” means, collectively, any Company Ordinary Shares (as defined in BCA), Company Preferred Shares (as defined in BCA), Company Options (as defined in BCA) and any securities convertible into or exchangeable for any of the foregoing, and any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any Key Stockholder hereto.

“Expiration Time” shall mean the earlier to occur of (a) the Company Exchange Effective Time, (b) such date as the BCA shall be validly terminated in accordance with Article IX thereof and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

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“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the BCA and the consummation of the transactions contemplated hereby and thereby.

2.      Agreement to Retain the Company Securities.

2.1    No Transfer of Company Securities. Until the Expiration Time, each Key Stockholder agrees not to, other than as expressly required by the Business Combination Agreement (including pursuant to the Company Exchange) (a) Transfer any Company Securities, (b) deposit any Company Securities into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to Company Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement), (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Securities held by such Key Stockholder or (d) publicly announce any intention to effect any transaction specified in clauses (a), (b) or (c); provided, that any Key Stockholder may Transfer any such Company Securities to any Affiliate of such Key Stockholder, if, and only if, the transferee of such Company Securities evidences in a writing reasonably satisfactory to each of SPAC and the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such Key Stockholder.

2.2    Additional Company Securities. Until the Expiration Time, each Key Stockholder agrees that any Company Securities that (a) are issued to such Key Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company Securities or otherwise, (b) such Key Stockholder purchases or otherwise hereinafter acquires or (c) with respect to which such Key Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Key Stockholder as of the date hereof.

2.3    Unpermitted Transfers. Any Transfer or attempted Transfer of any Company Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3.      Agreement to Consent and Approve.

3.1    Hereafter until the Expiration Time, each Key Stockholder agrees that, except as otherwise agreed in writing with each of SPAC and the Company:

(a)    at the Closing of the Company Exchange, each Key Stockholder shall execute and deliver the Amended and Restated Registration Rights Agreement, substantially in the form attached as Exhibit B to the Business Combination Agreement.

(b)   subject to Section 2 hereof, no Key Stockholder shall enter into any tender or voting agreement, or any similar agreement, arrangement or understanding, or grant a proxy or power of attorney, with respect to the Company Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Company Securities that would prevent, materially restrict, materially limit or materially interfere with the performance of such Key Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby.

3.2    Hereafter until the Expiration Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Company Capital Stock to adopt the Business Combination Agreement, or approve the Company Exchange and the other Transactions, or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, the Company Exchange or the other Transactions is sought or upon which a consent or other approval is required under the Company’s Articles of Association, each Key Stockholder shall (a) when such meeting is held, appear at such meeting or otherwise cause such Key Stockholder’s shares of Company Capital Stock entitled to vote or consent on matters put to a vote or consent as applicable, of the stockholders of the Company (such shares of Capital Stock, each Key Stockholder’s “Voting Covered Shares”) to be counted as present thereat for the

Annex E-1-2

purpose of establishing a quorum and (b) vote (or cause to be voted) all such Key Stockholder’s Voting Covered Shares currently or hereinafter owned by such Key Stockholder in favor of the foregoing. Additionally, hereafter until the Company Exchange Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, each Key Stockholder shall vote (or cause to be voted) all shares of such Key Stockholder’s Voting Covered Shares against any action, agreement or transaction (other than the BCA or the Transactions) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Transactions from being consummated.

3.3    Hereafter until the Expiration Time, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a Key Stockholder’s vote, consent or other approval (including by written consent) is sought, such Key Stockholder shall vote (or cause to be voted) all such Key Stockholder’s Voting Covered Shares, currently or hereinafter owned by such Key Stockholder against and withhold consent with respect to any Acquisition Proposal (as defined in the BCA). No Key Stockholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4.      Additional Agreements.

4.1    Litigation. Each Key Stockholder agrees not to commence, join in support of, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, the Company or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the BCA or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement, the BCA, the Company Exchange, or the Transactions.

4.2    Consent to Disclosure. Each Key Stockholder hereby consents to the publication and disclosure in the definitive Proxy Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of such Key Stockholder’s identity and beneficial ownership of Company Securities and the nature of such Key Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Key Stockholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.3    Confidentiality. Until the Expiration Time, each Key Stockholder will and will cause its Affiliates to keep confidential and not disclose any non-public information relating to SPAC or the Company or any of their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by such Key Stockholder in breach of this Section 4.3, (ii) is, was or becomes available to such Key Stockholder on a non-confidential basis from a source other than SPAC or the Company; provided that, to the knowledge of such Key Stockholder, such information is not subject to a legal, fiduciary or contractual obligation of confidentiality or secrecy to SPAC or the Company or (iii) is or was independently developed by such Key Stockholder after the date hereof without use of, or reference to any non-public information of SPAC or the Company. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Key Stockholder gives SPAC or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that SPAC or the Company may seek, at its expense, an appropriate protective order or similar relief (and such Key Stockholder shall reasonably cooperate with such efforts).

4.4    Company Repurchase Right.

(a)    The undersigned Key Stockholder hereby acknowledges and agrees that pursuant to the BCA the Company shall have the right to repurchase a portion or all the shares of Capital Stock owned by PF Overseas Limited, a subsidiary of the undersigned Key Stockholder in connection with the Novator Debt Payment.

Annex E-1-3

(b)   During the Interim Period, SPAC and the Company agree that PF Overseas Limited shall have the right to transfer certain shares of Company Capital Stock to Novator Capital and shall execute all necessary documents as requested by the Company to effectuate such transfers and deliver the same to the Company.  Upon the effectiveness of the foregoing transfers, the Company’s records shall reflect that such shares are no longer owned by PF Overseas Limited and PF Overseas Limited shall have no rights, interests or privileges with respect to such shares.

5.      Representations and Warranties of the Key Stockholders. Each Key Stockholder hereby represents and warrants, severally and not jointly, to SPAC and the Company as follows:

5.1    Due Authority. Such Key Stockholder has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such Key Stockholder is an individual, the signature to this agreement is genuine and such Key Stockholder has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Key Stockholder and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Key Stockholder, enforceable against such Key Stockholder in accordance with its terms, except as limited by applicable Enforceability Exceptions.

5.2    Ownership of the Company Securities. As of the date hereof, such Key Stockholder is the owner of the Company Securities set forth opposite such Key Stockholder’s name on Schedule A, free and clear of any and all Liens, options, rights of first refusal and limitations on such Key Stockholder’s voting rights, other than transfer restrictions under applicable securities laws or the Company Articles of Association or any equivalent organizational documents of the Company, as applicable. Such Key Stockholder has sole voting power (including the right to control such vote as contemplated herein), power of disposition and power to issue instructions with respect to all Company Securities currently owned by such Key Stockholder, and the power to agree to all of the matters applicable to such Key Stockholder set forth in this Agreement. As of the date hereof, such Key Stockholder does not own any Company Securities other than the Company Securities set forth opposite such Key Stockholder’s name on Schedule A. As of the date hereof, such Key Stockholder does not own any rights to purchase or acquire any Company Securities.

5.3    No Conflict; Consents.

(a)    The execution and delivery of this Agreement by such Key Stockholder does not, and the performance by such Key Stockholder of the obligations under this Agreement and the compliance by such Key Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Key Stockholder, (ii) if such Key Stockholder is an entity, conflict with or violate the Company Articles of Association or any equivalent organizational documents of the Company or such Key Stockholder, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Securities owned by such Key Stockholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Key Stockholder is a party or by which such Key Stockholder is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Key Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)    The execution and delivery of this Agreement by such Key Stockholder does not, and the performance of this Agreement by such Key Stockholder will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such Key Stockholder, other than those set forth as conditions to closing in the BCA.

5.4    Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Key Stockholder after reasonable inquiry, threatened against such Key Stockholder that would reasonably be expected to materially impair the ability of such Key Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.5    Absence of Other Voting Agreement. Such Key Stockholder has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Company Securities owned by such Key Stockholder (other than as contemplated by this Agreement and the Company Voting Agreement), (ii) granted any proxy, consent or power of attorney with respect to any Company Securities owned by such Key Stockholder (other than as contemplated by this Agreement and the Company Voting Agreement) or (iii) entered into any agreement, arrangement or understanding that would prohibit or prevent it from satisfying or would materially interfere with, or is otherwise materially inconsistent with, its obligations pursuant to this Agreement.

Annex E-1-4

5.6    Broker. Except as described in Section 3.20 of the BCA, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by such Key Stockholder, for which the Company or any of its Affiliates may become liable.

5.7    Adequate Information. Such Key Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or the Company and based on such information as such Key Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Key Stockholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Key Stockholder acknowledges that the agreements contained herein with respect to the Company Securities held by such Key Stockholder are irrevocable.

6.      Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any Key Stockholder from serving on the board of directors of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director of the Company. Each Key Stockholder is entering into this Agreement solely in its capacity as the owner of such Key Stockholder’s Company Securities.

7.      Termination. This Agreement shall terminate and be of no further force or effect at the Expiration Time. Notwithstanding the foregoing sentence, this Section 7 and Section 11 shall survive any termination of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party hereto of liability for any willful material breach of this Agreement or fraud prior to its termination.

8.      No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Key Stockholder’s Company Securities. All rights, ownership and economic benefits of and relating to each Key Stockholder’s Company Securities shall remain fully vested in and belong to such Key Stockholder’s, and SPAC shall have no authority to direct any Key Stockholder in the voting or disposition of any of Company Securities except as otherwise provided herein.

9.      Exclusivity.

(a)    Each Key Stockholder, severally and not jointly, agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing non-public information) the submission of, or participate in any discussions or negotiations regarding, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (b) participate in any discussions or negotiations regarding, or furnish to any Person any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal in violation of Section 7.12 of the Business Combination Agreement. Each Key Stockholder shall, and shall direct its respective representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal (other than the transactions contemplated by the Business Combination Agreement) to the extent required by the applicable provisions of the Business Combination Agreement. Each Key Stockholder may respond to any unsolicited proposal regarding an Acquisition Proposal by indicating that the Company is subject to an exclusivity agreement and that such Key Stockholder is unable to provide any non-public information related to the Company or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Proposal for as long as the Business Combination Agreement remains in effect.

(b)   Notwithstanding anything in this Agreement to the contrary, (i) no Key Stockholder shall be responsible, in its capacity as a stockholder of the Company, for the actions of the Company or the Company Board (or any committee thereof) or any officers, directors, employees and professional advisors (each in their capacity as such) of the Company, including any such persons that are also officers, directors, employees, representatives, or agents of such Key Stockholder (the “Company Related Parties”), with respect to any of the matters contemplated by this Section 9, (ii) no Key Stockholder makes any representations or warranties with respect to the actions of any of the Company Related Parties with respect to any of the matters contemplated by this Section 9, (iii) any breach by the Company of its obligations under Section 7.12 of the Business Combination Agreement shall not be considered a

Annex E-1-5

breach of this Section 9 (it being understood that each Key Stockholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of this Section 9) and (iv) to the extent the Company complies with its obligations under Section 7.12 of the Business Combination Agreement and participates in discussions or negotiations with a Person regarding an Acquisition Proposal, each Key Stockholder and/or any of its Representatives may engage in discussions or negotiations with such Person to the extent that the Company is permitted to do so under Section 7.12 of the Business Combination Agreement.

10.    SPAC Shares. If any Key Stockholder has, or during the term of this Agreement acquires, record or beneficial ownership of any Svac Class A Ordinary Shares or Svac Class B Ordinary Shares of SPAC (all such Class A Ordinary Shares and Class B Ordinary Shares of SPAC, the “SPAC Ordinary Shares”), Sections 2 and 3 of this Agreement will also apply mutatis mutandis to such Key Stockholder’s ownership of such SPAC Ordinary Shares, any meeting of holders of SPAC Ordinary Shares (the “SPAC Shareholders”) relating to the Business Combination Agreement and any related approval by SPAC Shareholders. In addition, to the extent any Key Stockholder has or acquires SPAC Shares prior to the termination of this Agreement, such Key Stockholder agrees not to exercise any SPAC Shareholder redemption rights in connection with any transaction contemplated by the Business Combination Agreement.

11.    Miscellaneous.

11.1  Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

11.2  Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time. Notwithstanding the foregoing, this Section 11.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Company Exchange Effective Time (as defined in the BCA) or the termination of this Agreement.

11.3  Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.1. Subject to the first sentence of this Section 11.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 11.3 shall be void.

11.4  Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

11.5  Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District of New York or a New York State Court sitting in New York City (the “Chosen Courts”) without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (1) any defense in any action for specific performance that a remedy at Law would be adequate and (2) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

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11.6  Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the parties hereto at the following addresses, and such communications, to be valid, must be addressed as follows:

(i)     if to SPAC, to:

Sports Ventures Acquisition Corp.

9705 Collins Ave 1901

Bal Harbour, FL 33154

Attention: Alan Kestenbaum, CEO

Email: AK@bi15.com

with a copy (which shall not constitute notice) to:

Arent Fox LLP

800 Boylston Street, 32nd Floor,

Boston, MA 02199

Attention: Tal M. Unrad; Michael Andresino

Email: tal.unrad@arentfox.com; michael.andresino@arentfox.com

(ii)    if to the Company or Holdings, to:

Prime Focus World N.V

160 Great Portland St. Fitzrovia

London. W1W 5QA

Attention: General Counsel

Email: cpfl@dneg.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention: Steven B. Stokdyk; Lewis Kneib

Email: steven.stokdyk@lw.com; lewis.kneib@lw.com

(iii)   if to a Key Stockholder, to the address for notice set forth opposite such Key Stockholder’s name on Schedule A hereto,

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention: Steven B. Stokdyk; Lewis Kneib

Email: steven.stokdyk@lw.com; lewis.kneib@lw.com

Unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

11.7  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All Action based upon, arising out of or related to this Agreement shall be brought in the Chosen Courts, so long as one of such courts shall have subject matter jurisdiction over such Action. Any cause of action arising out of this Agreement or any transactions contemplated hereby shall be deemed to have arisen from a transaction of business in the state of New York. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such Action, waives

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any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement or any transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgements obtained in any Action brought pursuant to this Agreement.

11.8       WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions CONTEMPLATED HEREBY. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the otherS hereto have been induced to enter into this Agreement and the Transactions CONTEMPLATED HEREBY, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.8.

11.9       Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

11.10     Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

11.11     Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.12     Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Key Stockholder acknowledges that Latham & Watkins LLP is acting as counsel to the Company in connection with the Business Combination Agreement and the Transactions, and that such firm is not acting as counsel to any Key Stockholder.

11.13     Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

11.14     Further Assurances. At the request of SPAC or the Company, in the case of any Key Stockholder, or at the reasonable request of the Key Stockholder, in the case of SPAC or the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

11.15     Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of

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such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

11.16     Several Liability. The liability of any Key Stockholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Key Stockholder be liable for any other Key Stockholder’s breach of such other Key Stockholder’s representations, warranties, covenants, or agreements contained in this Agreement.

11.17     No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

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In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

SPORTS VENTURES ACQUISITION CORP.
By:	/s/ Alan Kestenbaum
Name:	Alan Kestenbaum
Title:	Chief Executive Officer and Chairman of the Board
PRIME FOCUS WORLD N.V.
By:	/s/ Namit Malhotra
Name:	Namit Malhotra
Title:	Chief Executive Officer

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In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

PriME FOCUS LIMITED
By:
By:	/s/ Nishant Fadia
Name: Nishant Fadia
Title: CFO

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Annex E-2

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is made and entered into as of January 25, 2022, by and among Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Prime Focus World N.V., a public limited liability company incorporated in the Netherlands (the “Company”) and the undersigned stockholders (each, a “Key Stockholder”, and collectively, the “Key Stockholders”) of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, on January 25, 2022, the Company, PF Overseas Limited, a limited liability company incorporated in Mauritius, Prime Focus 3D Coöperatief U.A., a Dutch cooperative association, each shareholders of the Company, AKICV, LLC, a Delaware limited liability company and SPAC entered into that certain Business Combination Agreement (the “Business Combination Agreement” or “BCA”);

WHEREAS, at the Closing of the Business Combination Agreement, the Company Stockholders and SPAC shall effect the “Company Exchange” (as defined in the BCA);

WHEREAS, each Key Stockholder agrees to enter into this Agreement with respect to all Company Securities (as defined below) that such Key Stockholder now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record;

WHEREAS, each Key Stockholder is the beneficial and/or record owner of, and has the sole right to vote or direct the voting of, such number of shares of Company Capital Stock as are set forth on Schedule A attached hereto opposite the name of such Key Stockholder;

WHEREAS, each of SPAC, the Company and each Key Stockholder has determined that it is in its respective best interests to enter into this Agreement;

WHEREAS, each Key Stockholder understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Key Stockholder’s execution and delivery of this Agreement; and

WHEREAS, following the date hereof, SPAC intends to file with the SEC a proxy statement in connection with the matters set forth in Section 7.02(a) of the BCA (the “Proxy Statement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.      Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement

“Affiliate(s)” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that neither the Company nor any Company Subsidiary will be deemed an Affiliate of any Key Stockholder).

“Company Securities” means, collectively, any Company Ordinary Shares (as defined in BCA), Company Preferred Shares (as defined in BCA), Company Options (as defined in BCA) and any securities convertible into or exchangeable for any of the foregoing, and any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any Key Stockholder hereto.

“Expiration Time” shall mean the earlier to occur of (a) the Company Exchange Effective Time, (b) such date as the BCA shall be validly terminated in accordance with Article IX thereof and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

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“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the BCA and the consummation of the transactions contemplated hereby and thereby.

2.      Agreement to Retain the Company Securities.

2.1    No Transfer of Company Securities. Until the Expiration Time, each Key Stockholder agrees not to, other than as expressly required by the Business Combination Agreement (including pursuant to the Company Exchange) (a) Transfer any Company Securities, (b) deposit any Company Securities into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to Company Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement), (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Securities held by such Key Stockholder or (d) publicly announce any intention to effect any transaction specified in clauses (a), (b) or (c); provided, that any Key Stockholder may Transfer any such Company Securities to any Affiliate of such Key Stockholder, if, and only if, the transferee of such Company Securities evidences in a writing reasonably satisfactory to each of SPAC and the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such Key Stockholder.

2.2    Additional Company Securities. Until the Expiration Time, each Key Stockholder agrees that any Company Securities that (a) are issued to such Key Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company Securities or otherwise, (b) such Key Stockholder purchases or otherwise hereinafter acquires or (c) with respect to which such Key Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Key Stockholder as of the date hereof.

2.3    Unpermitted Transfers. Any Transfer or attempted Transfer of any Company Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3.      Agreement to Consent and Approve.

3.1    Hereafter until the Expiration Time, each Key Stockholder agrees that, except as otherwise agreed in writing with each of SPAC and the Company:

(a)    at the Closing of the Company Exchange, each Key Stockholder shall execute and deliver the Amended and Restated Registration Rights Agreement, substantially in the form attached as Exhibit B to the Business Combination Agreement.

(b)   subject to Section 2 hereof, no Key Stockholder shall enter into any tender or voting agreement, or any similar agreement, arrangement or understanding, or grant a proxy or power of attorney, with respect to the Company Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Company Securities that would prevent, materially restrict, materially limit or materially interfere with the performance of such Key Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby.

3.2    Hereafter until the Expiration Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Company Capital Stock to adopt the Business Combination Agreement, or approve the Company Exchange and the other Transactions, or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, the Company Exchange or the other Transactions is sought or upon which a consent or other approval is required under the Company’s Articles of Association, each Key Stockholder shall (a) when such meeting is held, appear at such meeting or otherwise cause such Key Stockholder’s shares of Company Capital Stock entitled to vote or consent on matters put to a vote or consent as applicable, of the stockholders of the Company (such shares of Capital Stock, each Key Stockholder’s “Voting Covered Shares”) to be counted as present thereat for the purpose of establishing a quorum and (b) vote (or cause to be voted) all such Key Stockholder’s Voting Covered Shares currently or hereinafter owned by such Key Stockholder in favor of the foregoing. Additionally, hereafter until the Company Exchange Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, each Key Stockholder shall vote (or cause to be voted) all shares of such Key Stockholder’s

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Voting Covered Shares against any action, agreement or transaction (other than the BCA or the Transactions) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Transactions from being consummated.

3.3    Hereafter until the Expiration Time, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a Key Stockholder’s vote, consent or other approval (including by written consent) is sought, such Key Stockholder shall vote (or cause to be voted) all such Key Stockholder’s Voting Covered Shares, currently or hereinafter owned by such Key Stockholder against and withhold consent with respect to any Acquisition Proposal (as defined in the BCA). No Key Stockholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4.      Additional Agreements.

4.1    Litigation. Each Key Stockholder agrees not to commence, join in support of, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, the Company or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the BCA or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement, the BCA, the Company Exchange, or the Transactions.

4.2    Consent to Disclosure. Each Key Stockholder hereby consents to the publication and disclosure in the definitive Proxy Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of such Key Stockholder’s identity and beneficial ownership of Company Securities and the nature of such Key Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Key Stockholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.3    Confidentiality. Until the Expiration Time, each Key Stockholder will and will cause its Affiliates to keep confidential and not disclose any non-public information relating to SPAC or the Company or any of their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by such Key Stockholder in breach of this Section 4.3, (ii) is, was or becomes available to such Key Stockholder on a non-confidential basis from a source other than SPAC or the Company; provided that, to the knowledge of such Key Stockholder, such information is not subject to a legal, fiduciary or contractual obligation of confidentiality or secrecy to SPAC or the Company or (iii) is or was independently developed by such Key Stockholder after the date hereof without use of, or reference to any non-public information of SPAC or the Company. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Key Stockholder gives SPAC or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that SPAC or the Company may seek, at its expense, an appropriate protective order or similar relief (and such Key Stockholder shall reasonably cooperate with such efforts).

4.4    Stockholder Transfer and Conversion.

(a)    In connection with the Business Combination and during the Interim Period, SPAC and the Company agree that Namit Malhotra, the Chief Executive Officer of the Company and a Key Stockholder, shall have the right to transfer Company Options owned by him representing 375,505 Company Ordinary Shares (the “Founder Options”) to the undersigned Key Stockholder, A2R Holdings Limited (“A2R”). A2R shall have the right to: (i) exercise the Founder Options to convert them into a corresponding number of Company Ordinary Shares and (ii) convert 187,500 Class B convertible redeemable Preferred Shares of the Company and 336,924 Ordinary Shares I into a total of 524,424 Company Ordinary Shares.

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(b)   During the Interim Period, SPAC and the Company agree that A2R shall have the right to transfer certain shares of Company Capital Stock to Novator Capital and shall execute all necessary documents as requested by the Company to effectuate such transfers and deliver the same to the Company. Upon the effectiveness of the foregoing transfers, the Company’s records shall reflect that such shares are no longer owned by A2R Holdings and A2R Holdings shall have no rights, interests or privileges with respect to such shares.

5.      Representations and Warranties of the Key Stockholders. Each Key Stockholder hereby represents and warrants, severally and not jointly, to SPAC and the Company as follows:

5.1    Due Authority. Such Key Stockholder has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such Key Stockholder is an individual, the signature to this agreement is genuine and such Key Stockholder has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Key Stockholder and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Key Stockholder, enforceable against such Key Stockholder in accordance with its terms, except as limited by applicable Enforceability Exceptions.

5.2    Ownership of the Company Securities. As of the date hereof, such Key Stockholder is the owner of the Company Securities set forth opposite such Key Stockholder’s name on Schedule A, free and clear of any and all Liens, options, rights of first refusal and limitations on such Key Stockholder’s voting rights, other than transfer restrictions under applicable securities laws or the Company Articles of Association or any equivalent organizational documents of the Company, as applicable. Such Key Stockholder has sole voting power (including the right to control such vote as contemplated herein), power of disposition and power to issue instructions with respect to all Company Securities currently owned by such Key Stockholder, and the power to agree to all of the matters applicable to such Key Stockholder set forth in this Agreement. As of the date hereof, such Key Stockholder does not own any Company Securities other than the Company Securities set forth opposite such Key Stockholder’s name on Schedule A. As of the date hereof, such Key Stockholder does not own any rights to purchase or acquire any Company Securities.

5.3    No Conflict; Consents.

(a)    The execution and delivery of this Agreement by such Key Stockholder does not, and the performance by such Key Stockholder of the obligations under this Agreement and the compliance by such Key Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Key Stockholder, (ii) if such Key Stockholder is an entity, conflict with or violate the Company Articles of Association or any equivalent organizational documents of the Company or such Key Stockholder, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Securities owned by such Key Stockholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Key Stockholder is a party or by which such Key Stockholder is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Key Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)    The execution and delivery of this Agreement by such Key Stockholder does not, and the performance of this Agreement by such Key Stockholder will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such Key Stockholder, other than those set forth as conditions to closing in the BCA.

5.4    Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Key Stockholder after reasonable inquiry, threatened against such Key Stockholder that would reasonably be expected to materially impair the ability of such Key Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.5    Absence of Other Voting Agreement. Such Key Stockholder has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Company Securities owned by such Key Stockholder (other than as contemplated by this Agreement and the Company Voting Agreement), (ii) granted any proxy, consent or power of attorney with respect to any Company Securities owned by such Key Stockholder (other than as contemplated by this Agreement and the Company Voting Agreement) or (iii) entered into any agreement, arrangement or understanding that would prohibit or prevent it from satisfying or would materially interfere with, or is otherwise materially inconsistent with, its obligations pursuant to this Agreement.

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5.6    Broker. Except as described in Section 3.20 of the BCA, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by such Key Stockholder, for which the Company or any of its Affiliates may become liable.

5.7    Adequate Information. Such Key Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or the Company and based on such information as such Key Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Key Stockholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Key Stockholder acknowledges that the agreements contained herein with respect to the Company Securities held by such Key Stockholder are irrevocable.

6.      Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any Key Stockholder from serving on the board of directors of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director of the Company. Each Key Stockholder is entering into this Agreement solely in its capacity as the owner of such Key Stockholder’s Company Securities.

7.      Termination. This Agreement shall terminate and be of no further force or effect at the Expiration Time. Notwithstanding the foregoing sentence, this Section 7 and Section 11 shall survive any termination of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party hereto of liability for any willful material breach of this Agreement or fraud prior to its termination.

8.      No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Key Stockholder’s Company Securities. All rights, ownership and economic benefits of and relating to each Key Stockholder’s Company Securities shall remain fully vested in and belong to such Key Stockholder’s, and SPAC shall have no authority to direct any Key Stockholder in the voting or disposition of any of Company Securities except as otherwise provided herein.

9.      Exclusivity.

(a)    Each Key Stockholder, severally and not jointly, agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing non-public information) the submission of, or participate in any discussions or negotiations regarding, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (b) participate in any discussions or negotiations regarding, or furnish to any Person any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal in violation of Section 7.12 of the Business Combination Agreement. Each Key Stockholder shall, and shall direct its respective representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal (other than the transactions contemplated by the Business Combination Agreement) to the extent required by the applicable provisions of the Business Combination Agreement. Each Key Stockholder may respond to any unsolicited proposal regarding an Acquisition Proposal by indicating that the Company is subject to an exclusivity agreement and that such Key Stockholder is unable to provide any non-public information related to the Company or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Proposal for as long as the Business Combination Agreement remains in effect.

(b)   Notwithstanding anything in this Agreement to the contrary, (i) no Key Stockholder shall be responsible, in its capacity as a stockholder of the Company, for the actions of the Company or the Company Board (or any committee thereof) or any officers, directors, employees and professional advisors (each in their capacity as such) of the Company, including any such persons that are also officers, directors, employees, representatives, or agents of such Key Stockholder (the “Company Related Parties”), with respect to any of the matters contemplated by this Section 9, (ii) no Key Stockholder makes any representations or warranties with respect to the actions of any of the Company Related Parties with respect to any of the matters contemplated by this Section 9, (iii) any breach by the

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Company of its obligations under Section 7.12 of the Business Combination Agreement shall not be considered a breach of this Section 9 (it being understood that each Key Stockholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of this Section 9) and (iv) to the extent the Company complies with its obligations under Section 7.12 of the Business Combination Agreement and participates in discussions or negotiations with a Person regarding an Acquisition Proposal, each Key Stockholder and/or any of its Representatives may engage in discussions or negotiations with such Person to the extent that the Company is permitted to do so under Section 7.12 of the Business Combination Agreement.

10.    SPAC Shares. If any Key Stockholder has, or during the term of this Agreement acquires, record or beneficial ownership of any Svac Class A Ordinary Shares or Svac Class B Ordinary Shares of SPAC (all such Class A Ordinary Shares and Class B Ordinary Shares of SPAC, the “SPAC Ordinary Shares”), Sections 2 and 3 of this Agreement will also apply mutatis mutandis to such Key Stockholder’s ownership of such SPAC Ordinary Shares, any meeting of holders of SPAC Ordinary Shares (the “SPAC Shareholders”) relating to the Business Combination Agreement and any related approval by SPAC Shareholders. In addition, to the extent any Key Stockholder has or acquires SPAC Shares prior to the termination of this Agreement, such Key Stockholder agrees not to exercise any SPAC Shareholder redemption rights in connection with any transaction contemplated by the Business Combination Agreement.

11.    Miscellaneous.

11.1  Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

11.2  Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time. Notwithstanding the foregoing, this Section 11.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Company Exchange Effective Time (as defined in the BCA) or the termination of this Agreement.

11.3  Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.1. Subject to the first sentence of this Section 11.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 11.3 shall be void.

11.4  Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

11.5  Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District of New York or a New York State Court sitting in New York City (the “Chosen Courts”) without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (1) any defense in any action for specific performance that a remedy at Law would be adequate and (2) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

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11.6  Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the parties hereto at the following addresses, and such communications, to be valid, must be addressed as follows:

(i)     if to SPAC, to:

Sports Ventures Acquisition Corp.

9705 Collins Ave 1901

Bal Harbour, FL 33154

Attention: Alan Kestenbaum, CEO

Email: AK@bi15.com

with a copy (which shall not constitute notice) to:

Arent Fox LLP

800 Boylston Street, 32nd Floor,

Boston, MA 02199

Attention: Tal M. Unrad; Michael Andresino

Email: tal.unrad@arentfox.com; michael.andresino@arentfox.com

(ii)    if to the Company or Holdings, to:

Prime Focus World N.V

160 Great Portland St. Fitzrovia

London. W1W 5QA

Attention: General Counsel

Email: cpfl@dneg.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention: Steven B. Stokdyk; Lewis Kneib

Email: steven.stokdyk@lw.com; lewis.kneib@lw.com

(iii)   if to a Key Stockholder, to the address for notice set forth opposite such Key Stockholder’s name on Schedule A hereto,

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention: Steven B. Stokdyk; Lewis Kneib

Email: steven.stokdyk@lw.com; lewis.kneib@lw.com

Unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

11.7  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All Action based upon, arising out of or related to this Agreement shall be brought in the Chosen Courts, so long as one of such courts shall have subject matter jurisdiction over such Action. Any cause of action arising out of this Agreement or any transactions contemplated hereby shall be deemed to have arisen from a transaction of business in the state of New York. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such Action, waives

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any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement or any transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgements obtained in any Action brought pursuant to this Agreement.

11.8       WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions CONTEMPLATED HEREBY. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the otherS hereto have been induced to enter into this Agreement and the Transactions CONTEMPLATED HEREBY, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.8.

11.9       Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

11.10     Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

11.11     Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.12     Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Key Stockholder acknowledges that Latham & Watkins LLP is acting as counsel to the Company in connection with the Business Combination Agreement and the Transactions, and that such firm is not acting as counsel to any Key Stockholder.

11.13     Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

11.14     Further Assurances. At the request of SPAC or the Company, in the case of any Key Stockholder, or at the reasonable request of the Key Stockholder, in the case of SPAC or the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

11.15     Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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11.16     Several Liability. The liability of any Key Stockholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Key Stockholder be liable for any other Key Stockholder’s breach of such other Key Stockholder’s representations, warranties, covenants, or agreements contained in this Agreement.

11.17     No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

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In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

SPORTS VENTURES ACQUISITION CORP.
By:	/s/ Alan Kestenbaum
Name:	Alan Kestenbaum
Title:	Chief Executive Officer and Chairman of the Board
PRIME FOCUS WORLD N.V.
By:	/s/ Vikas Rathee
Name:	Vikas Rathee
Title:	CFO

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In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

A2R HOLDINGS limited
By:	/s/ Namit Malhotra
Name:	Namit Malhotra
Title:	Chief Executive Officer

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Annex E-3

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is made and entered into as of January 25, 2022, by and among Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Prime Focus World N.V., a public limited liability company incorporated in the Netherlands (the “Company”) and the undersigned stockholders (each, a “Key Stockholder”, and collectively, the “Key Stockholders”) of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, on January 25, 2022, the Company, PF Overseas Limited, a limited liability company incorporated in Mauritius, Prime Focus 3D Coöperatief U.A., a Dutch cooperative association, each shareholders of the Company, AKICV, LLC, a Delaware limited liability company and SPAC entered into that certain Business Combination Agreement (the “Business Combination Agreement” or “BCA”);

WHEREAS, at the Closing of the Business Combination Agreement, the Company Stockholders and SPAC shall effect the “Company Exchange” (as defined in the BCA);

WHEREAS, each Key Stockholder agrees to enter into this Agreement with respect to all Company Securities (as defined below) that such Key Stockholder now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record;

WHEREAS, each Key Stockholder is the beneficial and/or record owner of, and has the sole right to vote or direct the voting of, such number of shares of Company Capital Stock as are set forth on Schedule A attached hereto opposite the name of such Key Stockholder;

WHEREAS, each of SPAC, the Company and each Key Stockholder has determined that it is in its respective best interests to enter into this Agreement;

WHEREAS, each Key Stockholder understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Key Stockholder’s execution and delivery of this Agreement; and

WHEREAS, following the date hereof, SPAC intends to file with the SEC a proxy statement in connection with the matters set forth in Section 7.02(a) of the BCA (the “Proxy Statement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.      Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement

“Affiliate(s)” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that neither the Company nor any Company Subsidiary will be deemed an Affiliate of any Key Stockholder).

“Company Securities” means, collectively, any Company Ordinary Shares (as defined in BCA), Company Preferred Shares (as defined in BCA), Company Options (as defined in BCA) and any securities convertible into or exchangeable for any of the foregoing, and any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any Key Stockholder hereto.

“Expiration Time” shall mean the earlier to occur of (a) the Company Exchange Effective Time, (b) such date as the BCA shall be validly terminated in accordance with Article IX thereof and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Novator Capital” means Novator Capital Limited, a company incorporated under the laws of Guernsey with registered number 67622, whose registered office is at Royal Chambers.

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“Novator Debt Documents” means the Amendment and Restatement Deed dated July 19, 2021 by and between PF World Limited as borrower, PF World Limited, PF Overseas, Dutch Co-op, PF Investments Limited, and Prime Focus Luxembourg S.A.R.L. as guarantors and Novator Capital as lender.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the BCA and the consummation of the transactions contemplated hereby and thereby.

2.      Agreement to Retain the Company Securities.

2.1    No Transfer of Company Securities. Until the Expiration Time, each Key Stockholder agrees not to, other than as expressly required by the Business Combination Agreement (including pursuant to the Company Exchange) (a) Transfer any Company Securities, (b) deposit any Company Securities into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to Company Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement), (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Securities held by such Key Stockholder or (d) publicly announce any intention to effect any transaction specified in clauses (a), (b) or (c); provided, that any Key Stockholder may Transfer any such Company Securities to any Affiliate of such Key Stockholder, if, and only if, the transferee of such Company Securities evidences in a writing reasonably satisfactory to each of SPAC and the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such Key Stockholder.

2.2    Additional Company Securities. Until the Expiration Time, each Key Stockholder agrees that any Company Securities that (a) are issued to such Key Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company Securities or otherwise, (b) such Key Stockholder purchases or otherwise hereinafter acquires or (c) with respect to which such Key Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Key Stockholder as of the date hereof.

2.3    Unpermitted Transfers. Any Transfer or attempted Transfer of any Company Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3.      Agreement to Consent and Approve.

3.1    Hereafter until the Expiration Time, each Key Stockholder agrees that, except as otherwise agreed in writing with each of SPAC and the Company:

(a)    at the Closing of the Company Exchange, each Key Stockholder shall execute and deliver the Amended and Restated Registration Rights Agreement, substantially in the form attached as Exhibit B to the Business Combination Agreement.

(b)   subject to Section 2 hereof, no Key Stockholder shall enter into any tender or voting agreement, or any similar agreement, arrangement or understanding, or grant a proxy or power of attorney, with respect to the Company Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Company Securities that would prevent, materially restrict, materially limit or materially interfere with the performance of such Key Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby.

3.2    Hereafter until the Expiration Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Company Capital Stock to adopt the Business Combination Agreement, or approve the Company Exchange and the other Transactions, or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, the Company Exchange or the other Transactions is sought or upon which a consent

Annex E-3-2

or other approval is required under the Company’s Articles of Association, each Key Stockholder shall (a) when such meeting is held, appear at such meeting or otherwise cause such Key Stockholder’s shares of Company Capital Stock entitled to vote or consent on matters put to a vote or consent as applicable, of the stockholders of the Company (such shares of Capital Stock, each Key Stockholder’s “Voting Covered Shares”) to be counted as present thereat for the purpose of establishing a quorum and (b) vote (or cause to be voted) all such Key Stockholder’s Voting Covered Shares currently or hereinafter owned by such Key Stockholder in favor of the foregoing. Additionally, hereafter until the Company Exchange Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, each Key Stockholder shall vote (or cause to be voted) all shares of such Key Stockholder’s Voting Covered Shares against any action, agreement or transaction (other than the BCA or the Transactions) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Transactions from being consummated.

3.3    Hereafter until the Expiration Time, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a Key Stockholder’s vote, consent or other approval (including by written consent) is sought, such Key Stockholder shall vote (or cause to be voted) all such Key Stockholder’s Voting Covered Shares, currently or hereinafter owned by such Key Stockholder against and withhold consent with respect to any Acquisition Proposal (as defined in the BCA). No Key Stockholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4.      Additional Agreements.

4.1    Litigation. Each Key Stockholder agrees not to commence, join in support of, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, the Company or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the BCA or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement, the BCA, the Company Exchange, or the Transactions.

4.2    Consent to Disclosure. Each Key Stockholder hereby consents to the publication and disclosure in the definitive Proxy Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of such Key Stockholder’s identity and beneficial ownership of Company Securities and the nature of such Key Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Key Stockholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.3    Confidentiality. Until the Expiration Time, each Key Stockholder will and will cause its Affiliates to keep confidential and not disclose any non-public information relating to SPAC or the Company or any of their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by such Key Stockholder in breach of this Section 4.3, (ii) is, was or becomes available to such Key Stockholder on a non-confidential basis from a source other than SPAC or the Company; provided that, to the knowledge of such Key Stockholder, such information is not subject to a legal, fiduciary or contractual obligation of confidentiality or secrecy to SPAC or the Company or (iii) is or was independently developed by such Key Stockholder after the date hereof without use of, or reference to any non-public information of SPAC or the Company. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Key Stockholder gives SPAC or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that SPAC or the Company may seek, at its expense, an appropriate protective order or similar relief (and such Key Stockholder shall reasonably cooperate with such efforts).

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4.4    Novator Capital Debt.

(a)    Novator Capital agrees to take, or cause to be taken, all action, and to do or cause to be done, all things necessary and proper under the Novator Debt Documents to make effective the purpose of this Agreement and the transactions contemplated by the BCA, including without limitation, delivering all required notices, obtaining any and all required consents and approvals, effectuating any conversion and/or executing or causing to be executed any and all instruments thereunder, including granting any necessary waivers, in order to document the full payment and satisfaction of the Novator Debt Payment. Upon the effectiveness of the Novator Debt Payment, the Company’s records shall reflect that theCompany Capital Stock repurchased thereby is no longer owned by Novator Capital and Novator Capital shall have no rights, interests and privileges with respect to such Company Capital Stock.

4.5    A2R Transfer. Novator Capital acknowledges that in the Interim Period, A2R Holdings and/or PF Overseas Limited, each an existing stockholder of the Company, may transfer certain shares of Company Capital Stock to Novator Capital (such shares, the “A2R Shares” and such transfer, the “A2R Transfer”). Novator Capital acknowledges and agrees that in connection with the A2R Transfer, Novator Capital shall execute all necessary documents as requested by the Company to effectuate the A2R Transfer and deliver the same to the Company and all such A2R Shares shall be subject to the terms of this Agreement. Upon the effectiveness of the A2R Transfer, the Company’s records shall reflect that the A2R Shares are no longer owned by A2R Holdings and/or PF Overseas Limited and A2R Holdings and/or PF Overseas Limited shall have no rights, interests or privileges with respect to such shares.

5.      Representations and Warranties of the Key Stockholders. Each Key Stockholder hereby represents and warrants, severally and not jointly, to SPAC and the Company as follows:

5.1    Due Authority. Such Key Stockholder has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such Key Stockholder is an individual, the signature to this agreement is genuine and such Key Stockholder has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Key Stockholder and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Key Stockholder, enforceable against such Key Stockholder in accordance with its terms, except as limited by applicable Enforceability Exceptions.

5.2    Ownership of the Company Securities. As of the date hereof, such Key Stockholder is the owner of the Company Securities set forth opposite such Key Stockholder’s name on Schedule A, free and clear of any and all Liens, options, rights of first refusal and limitations on such Key Stockholder’s voting rights, other than transfer restrictions under applicable securities laws or the Company Articles of Association or any equivalent organizational documents of the Company, as applicable. Such Key Stockholder has sole voting power (including the right to control such vote as contemplated herein), power of disposition and power to issue instructions with respect to all Company Securities currently owned by such Key Stockholder, and the power to agree to all of the matters applicable to such Key Stockholder set forth in this Agreement. As of the date hereof, such Key Stockholder does not own any Company Securities other than the Company Securities set forth opposite such Key Stockholder’s name on Schedule A. As of the date hereof, such Key Stockholder does not own any rights to purchase or acquire any Company Securities.

5.3    No Conflict; Consents.

(a)    The execution and delivery of this Agreement by such Key Stockholder does not, and the performance by such Key Stockholder of the obligations under this Agreement and the compliance by such Key Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Key Stockholder, (ii) if such Key Stockholder is an entity, conflict with or violate the Company Articles of Association or any equivalent organizational documents of the Company or such Key Stockholder, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Securities owned by such Key Stockholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Key Stockholder is a party or by which such Key Stockholder is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Key Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

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(b)    The execution and delivery of this Agreement by such Key Stockholder does not, and the performance of this Agreement by such Key Stockholder will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such Key Stockholder, other than those set forth as conditions to closing in the BCA.

5.4    Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Key Stockholder after reasonable inquiry, threatened against such Key Stockholder that would reasonably be expected to materially impair the ability of such Key Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.5    Absence of Other Voting Agreement. Such Key Stockholder has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Company Securities owned by such Key Stockholder (other than as contemplated by this Agreement and the Company Voting Agreement), (ii) granted any proxy, consent or power of attorney with respect to any Company Securities owned by such Key Stockholder (other than as contemplated by this Agreement and the Company Voting Agreement) or (iii) entered into any agreement, arrangement or understanding that would prohibit or prevent it from satisfying or would materially interfere with, or is otherwise materially inconsistent with, its obligations pursuant to this Agreement.

5.6    Broker. Except as described in Section 3.20 of the BCA, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by such Key Stockholder, for which the Company or any of its Affiliates may become liable.

5.7    Adequate Information. Such Key Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or the Company and based on such information as such Key Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Key Stockholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Key Stockholder acknowledges that the agreements contained herein with respect to the Company Securities held by such Key Stockholder are irrevocable.

6.      Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any Key Stockholder from serving on the board of directors of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director of the Company. Each Key Stockholder is entering into this Agreement solely in its capacity as the owner of such Key Stockholder’s Company Securities.

7.      Termination. This Agreement shall terminate and be of no further force or effect at the Expiration Time. Notwithstanding the foregoing sentence, this Section 7 and Section 11 shall survive any termination of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party hereto of liability for any willful material breach of this Agreement or fraud prior to its termination.

8.      No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Key Stockholder’s Company Securities. All rights, ownership and economic benefits of and relating to each Key Stockholder’s Company Securities shall remain fully vested in and belong to such Key Stockholder’s, and SPAC shall have no authority to direct any Key Stockholder in the voting or disposition of any of Company Securities except as otherwise provided herein.

9.      Exclusivity.

(a)    Each Key Stockholder, severally and not jointly, agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing non-public information) the submission of, or participate in any discussions or negotiations regarding, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (b) participate in any discussions or negotiations regarding, or furnish to any Person any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal in violation
Annex E-3-5

of Section 7.12 of the Business Combination Agreement. Each Key Stockholder shall, and shall direct its respective representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal (other than the transactions contemplated by the Business Combination Agreement) to the extent required by the applicable provisions of the Business Combination Agreement. Each Key Stockholder may respond to any unsolicited proposal regarding an Acquisition Proposal by indicating that the Company is subject to an exclusivity agreement and that such Key Stockholder is unable to provide any non-public information related to the Company or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Proposal for as long as the Business Combination Agreement remains in effect.

(b)   Notwithstanding anything in this Agreement to the contrary, (i) no Key Stockholder shall be responsible, in its capacity as a stockholder of the Company, for the actions of the Company or the Company Board (or any committee thereof) or any officers, directors, employees and professional advisors (each in their capacity as such) of the Company, including any such persons that are also officers, directors, employees, representatives, or agents of such Key Stockholder (the “Company Related Parties”), with respect to any of the matters contemplated by this Section 9, (ii) no Key Stockholder makes any representations or warranties with respect to the actions of any of the Company Related Parties with respect to any of the matters contemplated by this Section 9, (iii) any breach by the Company of its obligations under Section 7.12 of the Business Combination Agreement shall not be considered a breach of this Section 9 (it being understood that each Key Stockholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of this Section 9) and (iv) to the extent the Company complies with its obligations under Section 7.12 of the Business Combination Agreement and participates in discussions or negotiations with a Person regarding an Acquisition Proposal, each Key Stockholder and/or any of its Representatives may engage in discussions or negotiations with such Person to the extent that the Company is permitted to do so under Section 7.12 of the Business Combination Agreement.

10.    SPAC Shares. If any Key Stockholder has, or during the term of this Agreement acquires, record or beneficial ownership of any Svac Class A Ordinary Shares or Svac Class B Ordinary Shares of SPAC (all such Class A Ordinary Shares and Class B Ordinary Shares of SPAC, the “SPAC Ordinary Shares”), Sections 2 and 3 of this Agreement will also apply mutatis mutandis to such Key Stockholder’s ownership of such SPAC Ordinary Shares, any meeting of holders of SPAC Ordinary Shares (the “SPAC Shareholders”) relating to the Business Combination Agreement and any related approval by SPAC Shareholders. In addition, to the extent any Key Stockholder has or acquires SPAC Shares prior to the termination of this Agreement, such Key Stockholder agrees not to exercise any SPAC Shareholder redemption rights in connection with any transaction contemplated by the Business Combination Agreement.

11.    Miscellaneous.

11.1  Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

11.2  Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time. Notwithstanding the foregoing, this Section 11.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Company Exchange Effective Time (as defined in the BCA) or the termination of this Agreement.

11.3  Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.1. Subject to the first sentence of this Section 11.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 11.3 shall be void.

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11.4  Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

11.5  Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District of New York or a New York State Court sitting in New York City (the “Chosen Courts”) without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (1) any defense in any action for specific performance that a remedy at Law would be adequate and (2) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

11.6  Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the parties hereto at the following addresses, and such communications, to be valid, must be addressed as follows:

(i)     if to SPAC, to:

Sports Ventures Acquisition Corp.

9705 Collins Ave 1901

Bal Harbour, FL 33154

Attention: Alan Kestenbaum, CEO

Email: AK@bi15.com

with a copy (which shall not constitute notice) to:

Arent Fox LLP

800 Boylston Street, 32nd Floor,

Boston, MA 02199

Attention: Tal M. Unrad; Michael Andresino

Email: tal.unrad@arentfox.com; michael.andresino@arentfox.com

(ii)    if to the Company or Holdings, to:

Prime Focus World N.V

160 Great Portland St. Fitzrovia

London. W1W 5QA

Attention: General Counsel

Email: cpfl@dneg.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention: Steven B. Stokdyk; Lewis Kneib

Email: steven.stokdyk@lw.com; lewis.kneib@lw.com

(iii)   if to a Key Stockholder, to the address for notice set forth opposite such Key Stockholder’s name on Schedule A hereto,

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention: Steven B. Stokdyk; Lewis Kneib

Email: steven.stokdyk@lw.com; lewis.kneib@lw.com

Annex E-3-7

Unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

11.7       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All Action based upon, arising out of or related to this Agreement shall be brought in the Chosen Courts, so long as one of such courts shall have subject matter jurisdiction over such Action. Any cause of action arising out of this Agreement or any transactions contemplated hereby shall be deemed to have arisen from a transaction of business in the state of New York. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement or any transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgements obtained in any Action brought pursuant to this Agreement.

11.8       WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions CONTEMPLATED HEREBY. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the otherS hereto have been induced to enter into this Agreement and the Transactions CONTEMPLATED HEREBY, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.8.

11.9       Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

11.10     Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

11.11     Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.12     Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Key Stockholder acknowledges that Latham & Watkins LLP is acting as counsel to the Company in connection with the Business Combination Agreement and the Transactions, and that such firm is not acting as counsel to any Key Stockholder.

11.13     Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

Annex E-3-8

11.14     Further Assurances. At the request of SPAC or the Company, in the case of any Key Stockholder, or at the reasonable request of the Key Stockholder, in the case of SPAC or the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

11.15     Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

11.16     Several Liability. The liability of any Key Stockholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Key Stockholder be liable for any other Key Stockholder’s breach of such other Key Stockholder’s representations, warranties, covenants, or agreements contained in this Agreement.

11.17     No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

Annex E-3-9

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

SPORTS VENTURES ACQUISITION CORP.
By:	/s/ Alan Kestenbaum
Name:	Alan Kestenbaum
Title:	Chief Executive Officer and Chairman of the Board
PRIME FOCUS WORLD N.V.
By:	/s/ Namit Malhotra
Name:	Namit Malhotra
Title:	Chief Executive Officer

Annex E-3-10

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

NOVATOR CAPITAL LIMITED
By:	/s/ Lily Oliveria
Name:	Lily Oliverira
Title:	Director
By:	/s/ Helen Hamperl
Name:	Helen Hamperl
Title:	Director

Annex E-3-11

Annex F

BACKSTOP AGREEMENT

This Backstop Agreement (this “Agreement”) is entered into as of January 25, 2022, by and among, Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“Svac”), AKICV LLC, a Delaware limited liability company (the “Purchaser”) and Prime Focus World N.V., a Dutch corporation (“PFW”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in that certain Business Combination Agreement, dated as of the date hereof, by and among PF Overseas Limited, a limited company incorporated in Mauritius (“PF Overseas”), Prime Focus 3D Cooperatief U.A., a Dutch cooperative association (“Dutch Co-op” and, together with PFW and PF Overseas, the “PF Parties”), Svac, Purchaser and the other parties named therein (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “BCA”).

WHEREAS, in connection with the entry into the BCA, the Purchaser, a sister entity formed by the existing members of AKICV LLC has agreed to subscribe for shares of Svac Class A Ordinary Shares, par value $0.0001 per share, (the “Svac Shares”) as set forth in detail herein below if the total amount of the Available Svac Cash (as defined in the BCA) at 12:01 a.m. Pacific Time on the Closing Date (the “Calculation Time”) is less than $350,000,000 (the “Minimum Cash Shortfall”); and

WHEREAS, the Purchaser is now entering into this Agreement with Svac whereby at the Closing under the BCA, the Purchaser will acquire, and Svac will issue and sell to the Purchaser, solely to the extent necessary to cause the Minimum Cash Condition pursuant to Section 8.03(e) of the BCA to be satisfied, Svac Shares in an amount determined pursuant to Section 2(a) hereof and subject to the limitations set forth herein (the “Backstop Purchase Shares”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Backstop Limit; Backstop Notice.

(a) Backstop Limit. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall never be required to purchase the Backstop Purchase Shares for an aggregate amount greater than an amount equal to (x) Three Hundred Fifty Million dollars ($350,000,000) minus (y) the total amount committed as set forth on Schedule I hereto, as such schedule may be amended to reflect any commitments received from additional investments subsequent to the date hereof (such amount, the “Backstop Limit”).

(b) Backstop Notice. On the Closing Date, as soon as practicable following the Calculation Time, Svac shall deliver a written notice (the “Backstop Notice”) to the Purchaser, with copies to PFW and its counsel at the instructions set forth in Section 9(a), setting forth:

(i) the amount of the Available Svac Cash and, if any, of the Minimum Cash Shortfall, including the following information:

(A) the balance remaining in the Svac Trust Account as of the Calculation Time, giving effect to the redemptions of Svac Shares (and which redemptions were not subsequently withdrawn) by the Svac shareholders at the Svac EGM;

(B) the total amount of financing committed as set forth on Schedule I; and

(C) the amount of all other Available Svac Cash pursuant to the BCA at the Calculation Time.

(ii) the Backstop Subscription Share Amount as calculated in accordance with Section 2(a) (subject to the Backstop Limit), being the total number of shares of Svac Shares (or successor security thereto) that the Purchaser is required to subscribe for pursuant to this Agreement.

Annex F-1

2. Sale, Purchase and Issuance.

(a) Backstop Purchase Shares.

(i) The price per share of the Backstop Purchase Shares shall be $10.00 (the “BPS Per Share Price”).

(ii) The “Backstop Subscription Share Amount” shall be equal to the quotient of (x) the Minimum Cash Shortfall divided by (y) the BPS Per Share Price.

(iii) Subject to the terms and conditions hereof, following delivery of the Backstop Notice by Svac to the Purchaser hereunder, Svac shall issue and sell to the Purchaser, and the Purchaser shall purchase from Svac a number of Backstop Purchase Shares equal to the Backstop Subscription Share Amount, subject to the Backstop Limit. The numbers of shares, per share amounts and purchase price of the Backstop Purchase Shares and the BPS Purchase Price, as applicable, shall be appropriately adjusted (A) to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof, but prior to the BPS Closing, or (B) to the then-current market price per share if it is less than $10.00 per share.

(iv) The delivery of the Backstop Notice hereunder shall serve as notice to the Purchaser that the Purchaser will be required to pay the BPS Purchase Price, and acquire the Backstop Purchase Shares, at the BPS Closing.

(v) The closing of the sale of the Backstop Purchase Shares (the “BPS Closing”) shall be held on the Closing Date. At the BPS Closing, Svac will issue to the Purchaser the Backstop Purchase Shares, registered in the name of the Purchaser, against (and concurrently with) the payment of the BPS Purchase Price to Svac by wire transfer of immediately available funds to the account designated by Svac in the Backstop Notice.

(b) Delivery of Backstop Purchase Shares.

(i) Svac shall register the Purchaser as the owner of the Backstop Purchase Shares received by the Purchaser hereunder (individually or collectively, the “Securities”) in the register of shareholders of Svac and with Svac’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the BPS Closing.

(ii) In addition to any notation or legend required under any applicable agreement of Svac, each register and book entry for the Backstop Purchase Shares received by the Purchaser hereunder shall contain a notation, and each certificate (if any) evidencing the Backstop Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c) Legend Removal. If the Backstop Purchase Shares are eligible to be sold without restriction under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, Svac will, at its sole expense, cause Svac’s transfer agent to remove the legend set forth in Section 2(b)(ii) hereof. In connection therewith, if required by Svac’s transfer agent, Svac will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Backstop Purchase Shares without any such legend; provided, however, that Svac will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Backstop Purchase Shares in violation of applicable law; provided, further, that nothing in this Section 2.2(c) will require Svac to take any action with respect to the removal of any notation or legend required under any of Svac’s A&R Registration Rights Agreement or other applicable agreement of Svac.

(d) Registration Rights. The Purchaser shall have registration rights with respect to the Backstop Purchase Shares as referenced in the A&R Registration Rights Agreement that will be entered into by and among Svac, the Purchaser and certain other parties thereto in connection with the consummation of the Transactions (the “Registration Rights”).

Annex F-2

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to Svac and PFW as follows, as of the date hereof and as of the BPS Closing:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to Svac, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. If the Purchaser was formed for the specific purpose of acquiring the Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss Svac’s existing and planned or expected business, management, financial affairs and the terms and conditions of the sale of the Securities with Svac’s management.

(g) Restricted Securities. The Purchaser understands that the sale of the Securities to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that Svac has no obligation to register or qualify the Securities for resale, except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to Svac which are outside of the Purchaser’s control, and which Svac is under no obligation and may not be able to satisfy. The Purchaser understands that Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such sale of the Securities.

Annex F-3

(h) High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i) Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the sale of the Securities.

(k) Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth in Section 8(a) below.

(l) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to Svac.

(m) No Conflicting Obligations. The Purchaser has no obligations, contingent or otherwise, which would reasonably be likely to impair its ability to meet its obligations hereunder.

(n) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the sale and purchase of the Securities, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Svac in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by Svac, any person on behalf of Svac or any of Svac’s respective affiliates (collectively, the “Svac Parties”). Notwithstanding anything to the contrary in this Agreement, nothing in this Section 3(n) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

4. Representations and Warranties of Svac. Svac represents and warrants to the Purchaser and PFW as follows:

(a) Incorporation and Corporate Power. Svac is an exempted company with limited liability duly incorporated under the Laws of the Cayman Islands, with all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b) Capitalization. The authorized share capital of Svac consists, as of the date hereof, of 500,000,000 Svac Shares, 23,660,000 of which are issued and outstanding and 50,000,000 Svac Class B Ordinary Shares, 5,750,000 of which are issued and outstanding, 5,000,000 Svac Ordinary Preferred Shares, none of which are outstanding. All of the outstanding shares of Svac have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws. In addition, Svac has accepted Common Equity Subscription Agreements executed by the Common Equity Investors, which have committed to purchase an additional 16,800,000 Svac Shares upon the Closing, which shares, once issued will be fully paid and non-assessable.

(c) Authorization. All corporate action required to be taken by Svac’s Board of Directors and shareholders, as applicable, in order to authorize Svac to enter into this Agreement and for Svac to issue the Backstop Purchase Shares at the BPS Closing has been taken or will be taken prior to the BPS Closing, as applicable. All actions on the part of the shareholders, directors and officers of Svac, as applicable, necessary for the execution and delivery of this Agreement, the performance of all obligations of Svac, as applicable, under this Agreement to be performed as of the BPS Closing, and the issuance and delivery of the Backstop Purchase Shares and the securities issuable upon conversion or exercise of the Backstop Purchase Shares have been taken or will be taken prior to the BPS Closing, as applicable. This Agreement, when executed and delivered by Svac, shall constitute the valid and legally binding obligation of Svac, as applicable, enforceable against Svac in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable national, U.S. federal or state securities laws.

Annex F-4

(d) Valid Issuance of Backstop Purchase Shares.

(i) The Backstop Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of Svac, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(e) below, the Backstop Purchase Shares will be issued in compliance with all applicable federal and state securities laws.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Svac or, to Svac’s knowledge, any Svac Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Svac Covered Person” means, with respect to Svac as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Svac in connection with the consummation of the transactions contemplated by this Agreement, except for any filings required pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by Svac will not result in any violation or default (i) with respect to Svac, of any provisions of Svac’s Memorandum and Articles or its other governing documents (ii) of any instrument, judgment, order, writ or decree to which Svac is a party or by which Svac is bound, (iii) under any note, indenture or mortgage to which Svac is a party or by which Svac is bound, (iv) under any lease, agreement, contract or purchase order to which Svac is a party or by which Svac is bound or (v) of any provision of national, U.S. federal or state statute, rule or regulation applicable to Svac, in each case (other than clause (i)) which would have a material adverse effect on Svac or their respective abilities to consummate the transactions contemplated by this Agreement.

(g) Limited Operations and Operating History. As of the date hereof, Svac has not conducted any operations other than organizational activities.

(h) Absence of Litigation. As of the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Svac, threatened against or affecting Svac or any of its respective officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(i) No General Solicitation. Neither Svac nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the sale of the Svac Shares or the Backstop Purchase Shares.

(j) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, Svac has not made, makes nor shall be deemed to make any other express or implied representation or warranty with respect to Svac, as applicable, the sale and purchase of the Backstop Purchase Shares, the Transactions, and Svac disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, Svac specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Purchaser. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4(j) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

Annex F-5

5. Representations and Warranties of PFW. PFW represents and warrants to Purchaser and Svac as follows, as of the date hereof and as of the BPS Closing.

(a) Organization and Power. PFW is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. PFW has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the PFW, will constitute the valid and legally binding obligation of the PFW, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable national, U.S. federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any national, U.S. federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by PFW of this Agreement and the consummation by PFW of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of national, U.S., federal or state statute, rule or regulation applicable to PFW, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Common Equity Subscription Agreements. As of the date of this Agreement, the Company has entered into the Common Equity Subscription Agreements set forth on Schedule 1 hereto. To the knowledge of PFW, with respect to each Common Equity Investor party to such Common Equity Subscription Agreement with such Common Equity Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by PFW.

6. Additional Agreements, Acknowledgements and Waivers.

(a) Trust Account. Notwithstanding anything to the contrary set forth herein, the Purchaser acknowledges that Svac has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). The Purchaser agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Agreement; provided, however, that nothing in this Section 6(a) shall be deemed to limit Purchaser’s right, title, interest or claim to the Trust Account by virtue of such Purchaser’s record or beneficial ownership of securities of Svac, including, but not limited to, any redemption right with respect to any such securities of Svac. In the event the Purchaser has any Claim against Svac, the Purchaser shall pursue such Claim solely against Svac and its assets outside the Trust Account and not against the property or any monies in the Trust Account. The Purchaser agrees and acknowledges that such waiver is material to this Agreement and has been specifically relied upon by Svac to induce Svac to enter into this Agreement and the Purchaser further intends and understands such waiver to be valid, binding and enforceable under applicable law. In the event the Purchaser, in connection with this Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of Svac’s shareholders, whether in the form of monetary damages or injunctive relief, Purchaser shall be obligated to pay to Svac all of its legal fees and costs in connection with any such action in the event that Svac prevails in such action or proceeding.

Annex F-6

(b) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of Svac prior to the Closing. For purposes of this Section 6(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(c) Enforcement of Common Equity Subscription Agreements. From the date hereof, until the earlier of the BPS Closing or the termination of this Agreement in accordance with its terms, the PF Parties shall use their reasonable best efforts to enforce the terms of the Common Equity Subscription Agreement and to maintain them in full force and effect.

(d) Transaction Closing Wavier. Notwithstanding any prior breach or non-performance of this Agreement by the Purchaser under this Agreement, upon the Closing of the Transaction pursuant to the terms of the BCA, all obligation of the Purchaser and any breaches hereof by Purchaser will be deemed to have been waived and there will be no further obligations or liabilities of either party.

7. BPS Closing Conditions.

(a) The obligation of the Purchaser to purchase the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) The Transactions shall be consummated substantially concurrently with, and immediately following, the purchase of the Backstop Purchase Shares;

(ii) The BPS Purchase Price shall not exceed the Backstop Limit; and

(iii) There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Governmental Order in effect preventing the consummation of the transactions contemplated hereby.

(b) The obligation of Svac to sell the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by Svac:

(i) The Transactions shall be consummated substantially concurrently with, and immediately following, the purchase of the Backstop Purchase Shares;

(ii) The representations and warranties of the Purchaser set forth in Section 3 and of PFW in Section 5 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the BPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or PFW or either of their ability to consummate the transactions or to carry out the parties’ intent contemplated by this Agreement in furtherance of the Transactions;

(iii) The Purchaser and PFW shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser or PFW, as applicable at or prior to the BPS Closing; and

(iv) There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Governmental Order in effect preventing the consummation of the transactions contemplated hereby.

Annex F-7

8. Termination. This Agreement may be terminated at any time prior to the BPS Closing:

(a) by written consent of each of Svac, Purchaser and the PF Parties; or

(b) automatically:

(i) upon the consummation of the Company Exchange (whether or not a Backstop Notice has been delivered and Backstop Purchase Shares have been delivered hereunder); provided, however, that, except as otherwise provided in clause (c), in no event shall such termination resulting from the consummation of the Company Exchanging result in either (1) any opportunity for a party to this Agreement to rescind the termination hereof even upon any recission of a Subscription Agreement by any Common Equity Investor(s) or of the Company Exchange itself, or (2) the rescission of any transactions for the purchase of the Backstop Purchase Shares consummated hereunder; or

(ii) upon the termination of the BCA, as provided under the terms therein.

(c) In the event of any termination of this Agreement pursuant to this Section 8, the BPS Purchase Price, if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to Svac, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser, PFW, or Svac and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 6(a), this Section 8, and Section 9 shall survive termination of this Agreement.

9. General Provisions.

(a) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) If to the Purchaser, to:

AKICV LLC

9705 Collins Ave 1901

Bal Harbour, FL 33154

Attention: Alan Kestenbaum, CEO

Email: AK@bi15.com

with a copy (which shall not constitute notice) to:

Arent Fox LLP

800 Boylston Street, 32nd Floor,

Boston, MA 02199

Attention: Tal M. Unrad; Michael Andresino

Email: tal.unrad@arentfox.com; michael.andresino@arentfox.com

(ii) If to the Svac, to:

Sports Ventures Acquisition Corp.

9705 Collins Ave 1901

Bal Harbour, FL 33154

Attention: Alan Kestenbaum, CEO

Email: AK@bi15.com

Annex F-8

with copies (which shall not constitute notice) to:

Arent Fox LLP

800 Boylston Street, 32nd Floor,

Boston, MA 02199

Attention: Tal M. Unrad; Michael Andresino

Email: tal.unrad@arentfox.com; michael.andresino@arentfox.com

Prime Focus World N.V

160 Great Portland St. Fitzrovia

London. W1W 5QA

Attention: General Counsel

Email: cpfl@dneg.com

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attn: Steven B. Stokdyk; Lewis W. Kneib

E-mail: steven.stokdyk@lw.com;

lewis.kneib@lw.com

(iii) If to the PFW, to:

Prime Focus World N.V

160 Great Portland St. Fitzrovia

London. W1W 5QA

Attention: General Counsel

Email: cpfl@dneg.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attn: Steven B. Stokdyk; Lewis W. Kneib

E-mail: steven.stokdyk@lw.com;

lewis.kneib@lw.com

(b) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

(c) No Third Party Beneficiaries; Exception. Except to the extent expressly set forth in Sections 2(a)(i), 8(a), 9(e), 9(j) and 9(q), this Agreement shall be binding on, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, and nothing set forth in this Agreement shall be construed to confer upon or give any Person, other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Purchaser or Svac to enforce, this Agreement.

(d) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto and the PF Parties. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and obligations to purchase and receive the Backstop Purchase Shares to one or more other persons upon the consent of Svac and the PF Parties provided, however, that no consent of Svac or the PF Parties shall be required

Annex F-9

with respect to any partial assignment of the Purchaser’s obligations to Purchase Backstop Purchase Shares to a third party purchaser that has entered into such commitment in a writing that names Svac and the PF Parties as third-party beneficiaries thereto, and provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder (including its obligation to purchase the Backstop Purchase Shares) and Svac shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof. Any purported assignment or assumption of this Agreement or any right or obligation hereunder in contravention of this Section 9(e) shall be void ab initio.

(f) Counterparts; Electronic Signature. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g) Headings and Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(h) Governing Law. This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(i) Consent to Jurisdiction; Waiver of Jury Trial. Any Action based upon, arising out of or related to this Agreement, the other Transaction Documents or the Transactions, shall be brought in the United States District Court for the Southern District of New York or a New York State Court sitting in New York City (the “Chosen Courts”), so long as one of such courts shall have subject matter jurisdiction over such Action. Any cause of action arising out of this Agreement or the Transactions shall be deemed to have arisen from a transaction of business in the State of New York. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 9(i). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS.

(j) Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by Purchaser, Svac and the PF Parties.

(k) Waiver of Damages. Notwithstanding anything to the contrary contained herein, in no event shall any party be liable for punitive damages in connection with this Agreement; provided, however, that in no event shall Purchaser be liable for any form of damages, whether such damages are consequential, special or exemplary, in connection with this Agreement in excess of the sum of the Backstop Limit and any reasonable fees and expenses associated with the collection of such damages.

(l) Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) Expenses. Svac will be responsible for all costs and expenses incurred by it in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, transfer agents and stamp taxes associated with the issuance of the Securities.

Annex F-10

(n) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(o) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(p) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, or upon the request of a governmental authority, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by Svac, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(q) Specific Performance; Enforcement. Each party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser or Svac in accordance with the terms hereof and that the other parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without a requirement to post bond or any other security. Subject to the proviso in Section 9(c) and as provided in this Section 9(q), this Agreement may be enforced only by Svac and the Purchaser, and none of Svac’s or Purchaser’s direct or indirect creditors nor any other person that is not a party to this Agreement shall have any right to enforce this Agreement or to cause Svac to enforce this Agreement; provided, however, that notwithstanding anything to the contrary PFW shall be entitled to enforce, through an action of specific performance, Svac’s right to cause the Purchaser to fund the BPS Purchase Price and purchase the Backstop Purchase Shares, subject to the terms and conditions hereof, and shall not be required to provide any bond or other security in connection with any such equitable remedy; provided in no event will PFW have any claim for monetary damages against the Purchaser hereunder.

[Signature Page Follows]

Annex F-11

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SPORTS VENTURES ACQUISITION CORP.
By:	/s/ Alan Kestenbaum
Name:	Alan Kestenbaum
Title:	Chief Executive Officer and Chairman of the Board
AKICV LLC
By:	/s/ Alan Kestenbaum
Name:	Alan Kestenbaum
Title:	Managing Member
PRIME FOCUS WORLD N.V.
By:	/s/ Namit Malhotra
Name:	Namit Malhotra
Title:	Chief Executive Officer

[Signature Page to Backstop Agreement]

Annex F-12

Schedule I

Commitments

Total: $168,000,000.00

Annex F-13

SPORTS VENTURES ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON

        , 2022

P

The undersigned hereby appoints         ,                ,        ,         or the [Chairperson of the extraordinary general meeting], which we refer together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the Class A Ordinary Shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the extraordinary general meeting of Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“SVAC”), to be held on         , 2022 at         , Eastern Time, at                 , or virtually via live webcast at         , and at any adjournments thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side hereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said extraordinary general meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, THIS WILL BE TREATED AS AN ABSTENTION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on         , 2022: The notice of extraordinary general meeting and the accompanying proxy statement are available at         .

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SEE REVERSE SIDE

THE BOARD OF DIRECTORS OF SPORTS VENTURES ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 4, 5 AND 6.	Please mark vote as indicated in this example		☒

Proposal No. 1 – The BCA Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Business Combination Agreement, dated as of January 25, 2022, (as it may be amended from time to time, the “Business Combination Agreement”), by and among SVAC, DNEG, PF Overseas, Dutch Co-op and Sponsor, a copy of which is attached to this proxy statement as Annex A. The Business Combination Agreement provides for, among other things, the business combination of SVAC and DNEG (the “Business Combination”), in accordance with the terms and subject to the conditions of the Business Combination Agreement as more fully described elsewhere in this proxy statement (the “BCA Proposal”);

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 – The Organizational Documents Proposal — to consider and vote upon the following proposals (the “Organizational Documents Proposal”) to approve by special resolution, the following material differences in SVAC’s amendment and restatement of its Memorandum and Articles of Association (the “Existing Organizational Documents”), in connection with the adoption of an amendment and restatement of the Existing Organizational Document, a copy of which is attached to this proxy statement as Annex [D] (as amended in connection with the Business Combination, the “Proposed Organizational Documents”), which will be renamed “DNEG, Inc.” in connection with the Business Combination (SVAC after the Business Combination, is referred to herein as “New DNEG”): to authorize all other changes in connection with the amendment and restatement of the Memorandum and Articles of Association (a copy of which are attached to this proxy statement as Annex [B]), including (1) changing the corporate name from “Sports Ventures Acquisition Corp.” to “New DNEG” (2) making certain changes related to the governance of SVAC, and (3) removing certain provisions related to SVAC’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which SVAC’s board of directors believes is necessary to adequately address the needs of New DNEG after the Business Combination;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 – The Share Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of New DNEG Ordinary Shares to (a) the DNEG Stockholders pursuant to the Business Combination Agreement, (b) the PIPE Investors, including Sponsor Related PIPE Investors, pursuant to the PIPE Subscription Agreements, and (c) Sponsor pursuant to the Backstop Agreement (the “Share Issuance Proposal”);

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 – The Incentive Plan Proposal — to consider and vote upon a proposal (the “Incentive Plan Proposal”) to approve by ordinary resolution, the 2022 Stock Option and Incentive Plan (the “2022 Plan”); and

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 – The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐
Date:
Signature:
Signature:
If Held Jointly
THE BOARD OF DIRECTORS OF SPORTS VENTURES ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 4, 5 AND 6.	Please mark vote as indicated in this example	☒

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, THIS WILL BE TREATED AS AN ABSTENTION.

SPORTS VENTURES ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON

        , 2022

P

The undersigned hereby appoints         ,                ,        ,                 or the [Chairperson of the extraordinary general meeting], which we refer together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the Class B Ordinary Shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the extraordinary general meeting of Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“SVAC”), to be held on         , 2022 at         , Eastern Time, at                 , or virtually via live webcast at         , and at any adjournments thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side hereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said extraordinary general meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, THIS WILL BE TREATED AS AN ABSTENTION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on         , 2022: The notice of extraordinary general meeting and the accompanying proxy statement are available at         .

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THE BOARD OF DIRECTORS OF SPORTS VENTURES ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5 AND 6.	Please mark vote as indicated in this example		☒

Proposal No. 1 – The BCA Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Business Combination Agreement, dated as of January 25, 2022, (as it may be amended from time to time, the “Business Combination Agreement”), by and among SVAC, DNEG, PF Overseas, Dutch Co-op and Sponsor, a copy of which is attached to this proxy statement as Annex A. The Business Combination Agreement provides for, among other things, the business combination of SVAC and DNEG (the “Business Combination”), in accordance with the terms and subject to the conditions of the Business Combination Agreement as more fully described elsewhere in this proxy statement (the “BCA Proposal”);

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 – The Organizational Documents Proposal — to consider and vote upon the following proposals (the “Organizational Documents Proposal”) to approve by special resolution, the following material differences in SVAC’s amendment and restatement of its Memorandum and Articles of Association (the “Existing Organizational Documents”), in connection with the adoption of an amendment and restatement of the Existing Organizational Document, a copy of which is attached to this proxy statement as Annex [D] (as amended in connection with the Business Combination, the “Proposed Organizational Documents”), which will be renamed “DNEG, Inc.” in connection with the Business Combination (SVAC after the Business Combination, is referred to herein as “New DNEG”): to authorize all other changes in connection with the amendment and restatement of the Memorandum and Articles of Association (a copy of which are attached to this proxy statement as Annex [B]), including (1) changing the corporate name from “Sports Ventures Acquisition Corp.” to “New DNEG” (2) making certain changes related to the governance of SVAC, and (3) removing certain provisions related to SVAC’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which SVAC’s board of directors believes is necessary to adequately address the needs of New DNEG after the Business Combination;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 – The Director Appointment Proposal — to consider and vote upon a proposal, to appoint          directors who, upon consummation of the Business Combination, will be the directors of New DNEG (the “Director Appointment Proposal”), provided that approval of the Director Appointment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the outstanding SVAC Class B Ordinary Shares cast by holders of SVAC’s Class B Ordinary Shares represented in person or by proxy and entitled to vote thereon, provided, further, that holders of SVAC Class A Ordinary Share have no right to vote on the election, removal or replacement of any director;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 – The Share Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of New DNEG Ordinary Shares to (a) the DNEG Stockholders pursuant to the Business Combination Agreement, (b) the PIPE Investors, including Sponsor Related PIPE Investors, pursuant to the PIPE Subscription Agreements, and (c) Sponsor pursuant to the Backstop Agreement (the “Share Issuance Proposal”);

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 – The Incentive Plan Proposal — to consider and vote upon a proposal (the “Incentive Plan Proposal”) to approve by ordinary resolution, the 2022 Stock Option and Incentive Plan (the “2022 Plan”); and

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 – The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐
Date:
Signature:
Signature:
If Held Jointly
THE BOARD OF DIRECTORS OF SPORTS VENTURES ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5 AND 6.	Please mark vote as indicated in this example	☒

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, THIS WILL BE TREATED AS AN ABSTENTION.